                                                Filed Pursuant to Rule 424(b)(5)
                                                  Registration No. 333-130789-07

PROSPECTUS SUPPLEMENT                         (TO PROSPECTUS DATED MAY 29, 2007)

                              ------------------

                          $2,782,180,000 (APPROXIMATE)
          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2007-PWR17
                               as Issuing Entity
        SERIES 2007-PWR17 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                  as Depositor
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                      PRINCIPAL COMMERCIAL FUNDING II, LLC
                    PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC
                       NATIONWIDE LIFE INSURANCE COMPANY
                     as Sponsors and Mortgage Loan Sellers

                              ------------------

     We, Bear Stearns Commercial Mortgage Securities Inc., are establishing a trust fund. The offered certificates are mortgage-backed securities issued by the trust fund. Only the classes of mortgage pass-through certificates listed in the table below are being offered by this prospectus supplement and the accompanying prospectus. The trust fund will consist primarily of a pool of 264 commercial and multifamily first lien mortgage loans, with an initial mortgage pool balance of approximately $3,260,260,823. The offered Series 2007-PWR17 certificates are obligations of the issuing entity only and are not obligations of the depositor, the sponsors, the mortgage loan sellers or any of their respective affiliates, and neither the Series 2007-PWR17 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity. The trust fund will issue 29 classes of commercial mortgage pass-through certificates, 8 of which are being offered by this prospectus supplement. The offered certificates will accrue interest from
September 1, 2007. Each class of certificates will be entitled to receive monthly distributions of interest or principal and interest generally on the fourth business day after the 7th day (or, if such 7th day is not a business day, the next succeeding business day) of each month, commencing in October
2007. No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW
CAREFULLY THE FACTORS SET FORTH UNDER "RISK FACTORS" COMMENCING ON PAGE S-39 OF
THIS PROSPECTUS SUPPLEMENT AND PAGE 2 IN THE ACCOMPANYING PROSPECTUS.

                              ------------------

          Characteristics of the certificates offered to you include:

                          APPROXIMATE INITIAL      APPROXIMATE INITIAL     PASS-THROUGH RATE        RATINGS
        CLASS           CERTIFICATE BALANCE(1)      PASS-THROUGH RATE        DESCRIPTION(2)      (S&P / FITCH)
--------------------   ------------------------   ---------------------   -------------------   --------------

Class A-1 ..........        $  101,750,000                5.282%                 Fixed            AAA / AAA
Class A-2 ..........        $  194,050,000                5.574%                 Fixed            AAA / AAA
Class A-3 ..........        $  311,800,000                5.736%                 Fixed            AAA / AAA
Class A-AB .........        $  132,000,000                5.703%                 Fixed            AAA / AAA
Class A-4 ..........        $1,178,257,000                5.694%                WAC Cap           AAA / AAA
Class A-1A .........        $  364,325,000                5.650%                WAC Cap           AAA / AAA
Class A-M ..........        $  231,026,000                5.915%                WAC Cap           AAA / AAA
Class A-J ..........        $  268,972,000                5.941%                  WAC             AAA / AAA

----------
(1)   The certificate balances are approximate and on the closing date may vary by up to 5%.

(2)   See page S-7 of this prospectus supplement for more information on the calculation of the pass-through rates.

     This prospectus supplement may be used to offer and sell the offered certificates only if it is accompanied by our prospectus dated May 29, 2007.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              ------------------

     Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated are the
underwriters of this offering. Bear, Stearns & Co. Inc. and Morgan Stanley &
Co. Incorporated will act as co-lead and co-bookrunning managers. We will sell the offered certificates to the underwriters, who will sell their respective allotments of those certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about September 27, 2007. We expect to receive from this offering approximately
$2,793,269,465 in sale proceeds, plus accrued interest on the offered certificates from and including September 1, 2007, before deducting expenses payable by us.

                              ------------------

BEAR, STEARNS & CO. INC.                                          MORGAN STANLEY

          The date of this prospectus supplement is September 12, 2007.

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

Series 2007-PWR17 Commercial Mortgage Pass-Through Certificates
Geographic Overview of Mortgage Pool

Utah
7 properties
$49,280,552
1.5% of total
Montana
1 property
$850,000
< 0.1% of total
Missouri
2 properties
$21,955,294
0.7% of total
North Dakota
1 property
$7,593,584
0.2% of total
Iowa
1 property
$2,800,000
0.1% of total
Minnesota
6 properties
$61,831,409
1.9% of total
Wisconsin
7 properties
$39,681,043
1.2% of total
Indiana
9 properties
$60,047,270
1.8% of total
Pennsylvania
18 properties
$105,518,881
3.2% of total
New Jersey
9 properties
$91,830,207
2.8% of total
Connecticut
5 properties
$51,571,851
1.6% of total
Washington
8 properties
$154,501,331
4.7% of total
New Hampshire
3 properties
$9,627,308
0.3% of total
Illinois
12 properties
$64,235,137
2.0% of total
Michigan
18 properties
$100,205,224
3.1% of total
New York
31 properties
$316,159,343
9.7% of total
Oregon
6 properties
$60,810,738
1.8% of total
Massachusetts
11 properties
$54,131,258
1.7% of total
District of Columbia
2 properties
$133,000,000
4.1% of total
Ohio
16 properties
$63,497,524
1.9% of total
Nevada
4 properties
$40,647,122
1.2% of total
Delaware
2 properties
$16,644,142
0.5% of total
Maryland
20 properties
$75,403,780
2.3% of total
Northern California
29 properties
$212,296,239
6.5% of total
West Virginia
2 properties
$2,815,915
0.1% of total
Virginia
13 properties
$87,260,886
2.7% of total
Southern California
35 properties
$208,255,713
6.4% of total
North Carolina
6 properties
$31,144,560
1.0% of total
Arizona
14 properties
$118,282,228
3.6% of total
South Carolina
4 properties
$52,804,833
1.6% of total
Colorado
3 properties
$50,700,000
1.6% of total
New Mexico
1 property
$5,744,954
0.2% of total
Georgia
7 properties
$73,207,346
2.2% of total
Louisiana
3 properties
$6,808,152
0.2% of total
Alabama
10 properties
$81,398,524
2.5% of total
Kansas
4 properties
$27,068,604
0.8% of total
Oklahoma
3 properties
$39,600,000
1.2% of total
Florida
21 properties
$207,432,383
6.4% of total
Texas
23 properties
$389,041,603
11.9% of total
Arkansas
2 properties
$27,325,000
0.8% of total
Tennessee
2 properties
$5,507,588
0.2% of total
Kentucky
18 properties
$52,449,295
1.6% of total
< 1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
> 10.0% of Cut-Off Date Balance

DRA / Colonial Office Portfolio

Various

DRA / Colonial Office Portfolio

Various

1101 New York Avenue

Washington, DC

Bank of America Center

Houston, TX

Westin Building

Lenora

Seattle, WA

346 Madison Avenue

New York, NY

DRA Retail Portfolio

ingles

Various

AMLI Midtown

Houston, TX

RRI Hotel Portfolio

Various

Logan Hotel Portfolio

DOUBLETREE HOTEL

Various

32 Sixth Avenue

New York, NY

                                TABLE OF CONTENTS

                                                                            PAGE

                              PROSPECTUS SUPPLEMENT

Servicing of the Mortgage Loans Under the Series 2007-PWR17

Appendix B:   Certain Characteristics of the Mortgage Loans and
              Mortgaged Properties ..........................................B-1

Appendix C:   Certain Characteristics of the Multifamily and
              Manufactured Housing Community Loans ..........................C-1

Appendix D:   Summaries of the Ten Largest Mortgage Loans....................D-1

Appendix E:   Global Clearance, Settlement and Tax Documentation
              Procedures ....................................................E-1

                               __________________

                                       S-3

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      Information about the offered certificates is provided in two separate documents that progressively provide more detail:

      o     the accompanying prospectus, which provides general information, some of which may not apply to a particular class of offered certificates, including your class; and

      o     this prospectus supplement, which describes the specific terms of your class of offered certificates.

      You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                         ------------------------------

      This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

      Cross-references are included in this prospectus supplement and in the accompanying prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the table of contents in this prospectus supplement on page S-3 and the table of contents in the accompanying prospectus on page ii. You can find the definitions of capitalized terms that are used in this prospectus supplement under the caption
"Glossary" beginning on page S-217 in this prospectus supplement and the definitions of capitalized terms that are used in the accompanying prospectus under the caption "Glossary" beginning on page 108 in the accompanying prospectus.

      In this prospectus supplement, the terms "depositor", "we" and "us" refer to Bear Stearns Commercial Mortgage Securities Inc.

                              --------------------

                             EUROPEAN ECONOMIC AREA

      IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS
IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A "RELEVANT MEMBER STATE"), EACH
UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE
DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER
STATE (THE "RELEVANT IMPLEMENTATION DATE") IT HAS NOT MADE AND WILL NOT MAKE AN
OFFER OF CERTIFICATES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE
PUBLICATION OF A PROSPECTUS IN RELATION TO THE CERTIFICATES WHICH HAS BEEN
APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE
APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE
COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE
PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE
RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF CERTIFICATES TO THE PUBLIC IN
THAT RELEVANT MEMBER STATE AT ANY TIME:

                                       S-4

      (A)   TO LEGAL ENTITIES WHICH ARE AUTHORISED OR REGULATED TO OPERATE IN
THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE
PURPOSE IS SOLELY TO INVEST IN SECURITIES;

      (B)   TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT
LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF
MORE THAN (EURO)43,000,000 AND (3) AN ANNUAL NET TURNOVER OF MORE THAN
(EURO)50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR

      (C)   IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY
THE ISSUER OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

      FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION AN "OFFER OF
CERTIFICATES TO THE PUBLIC" IN RELATION TO ANY CERTIFICATES IN ANY RELEVANT
MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT
INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS
TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE THE CERTIFICATES, AS
THE SAME MAY BE VARIED IN THAT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE
PROSPECTUS DIRECTIVE IN THAT MEMBER STATE AND THE EXPRESSION "PROSPECTUS
DIRECTIVE" MEANS DIRECTIVE 2003/71/EC AND INCLUDES ANY RELEVANT IMPLEMENTING
MEASURE IN EACH RELEVANT MEMBER STATE.

                                 UNITED KINGDOM

      EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

      (A)   IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY
COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN
INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES
AND MARKETS ACT 2000 (THE "FSMA")) RECEIVED BY IT IN CONNECTION WITH THE ISSUE
OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA
DOES NOT APPLY TO THE ISSUER; AND

      (B)   IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF
THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN,
FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

                       NOTICE TO UNITED KINGDOM INVESTORS

      THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT IF MADE BY A PERSON WHO IS
NOT AN AUTHORISED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY
AT, PERSONS WHO (1) ARE OUTSIDE THE UNITED KINGDOM, OR (2) HAVE PROFESSIONAL
EXPERIENCE IN MATTERS RELATING TO INVESTMENTS, OR (3) ARE PERSONS FALLING WITHIN
ARTICLES 49(2)(A) THROUGH (D) ("HIGH NET WORTH COMPANIES, UNINCORPORATED
ASSOCIATIONS, ETC.") OR 19 (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES
AND MARKET ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (ALL SUCH PERSONS TOGETHER
BEING REFERRED TO AS THE "RELEVANT PERSONS"). THIS PROSPECTUS SUPPLEMENT MUST
NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY
INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES,
INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND
WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

                                       S-5

      POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST,
OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT
APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL
NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION
SCHEME.

                              --------------------

                      DEALER PROSPECTUS DELIVERY OBLIGATION

      UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS
EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING
IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE
ACCOMPANYING PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS ACTING
AS UNDERWRITERS TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
PROSPECTUS WITH RESPECT TO THEIR UNSOLD ALLOTMENTS AND SUBSCRIPTIONS.

                                       S-6

                                     SUMMARY

      The following summary is a short description of the main terms of the offered certificates and the pooled mortgage loans. This summary does not contain all of the information that may be important to you. To fully understand the terms of the offered certificates and the pooled mortgage loans, you will need to read both this prospectus supplement and the accompanying prospectus.

                 OVERVIEW OF THE SERIES 2007-PWR17 CERTIFICATES

      The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 2007-PWR17 Commercial
Mortgage Pass-Through Certificates. The series 2007-PWR17 certificates will consist of 29 classes. The immediately following table identifies and specifies various characteristics for those classes of series 2007-PWR17 certificates that bear interest.

                              SERIES 2007-PWR17 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                            APPROX.
                             APPROX. %   INITIAL TOTAL     APPROX. %                    APPROX.
                              INITIAL      PRINCIPAL      OF INITIAL                    INITIAL      WEIGHTED
                               TOTAL        BALANCE        MORTGAGE    PASS-THROUGH      PASS-       AVERAGE    PRINCIPAL /
                  RATINGS     CREDIT      OR NOTIONAL        POOL          RATE         THROUGH        LIFE      NOTIONAL
 CLASS           S&P/FITCH    SUPPORT        AMOUNT        BALANCE     DESCRIPTION        RATE       (YEARS)      WINDOW
-------          ---------  ----------   --------------   -----------  ------------     --------    ----------  -----------

Offered Certificates
A-1                AAA/AAA    30.000%    $  101,750,000     3.121%        Fixed          5.282%        3.39     10/07 - 7/12
A-2                AAA/AAA    30.000%    $  194,050,000     5.952%        Fixed          5.574%        4.85     7/12 - 9/12
A-3                AAA/AAA    30.000%    $  311,800,000     9.564%        Fixed          5.736%        6.79     6/14 - 8/14
A-AB               AAA/AAA    30.000%    $  132,000,000     4.049%        Fixed          5.703%        7.15     9/12 - 10/16
A-4                AAA/AAA    30.000%    $1,178,257,000    36.140%       WAC Cap         5.694%        9.76     10/16 - 8/17
A-1A               AAA/AAA    30.000%    $  364,325,000    11.175%       WAC Cap         5.650%        8.62     10/07 - 8/17
A-M                AAA/AAA    20.000%    $  231,026,000     7.086%       WAC Cap         5.915%        9.87     8/17 - 8/17
A-J                AAA/AAA    11.750%    $  268,972,000     8.250%         WAC           5.941%        9.95     8/17 - 9/17

Certificates Not Offered
X-1                AAA/AAA      N/A      $3,260,260,823      N/A       Variable IO       0.046%        8.80     10/07 - 7/19
X-2               AAA /AAA      N/A      $3,185,229,000      N/A       Variable IO       0.186%        6.09     9/08 - 9/15
A-MFL(1)           AAA/AAA    20.000%    $   95,000,000     2.914%       Floating     LIBOR+0.690%     9.87     8/17 - 8/17
B                  AA+/AA+    10.875%    $   28,527,000     0.875%         WAC           5.941%        9.96     9/17 - 9/17
C                   AA/AA     9.500%     $   44,829,000     1.375%         WAC           5.941%        9.96     9/17 - 9/17
D                 AA-/AA-     8.750%     $   24,452,000     0.750%         WAC           5.941%        9.96     9/17 - 9/17
E                  A+/A+      8.125%     $   20,376,000     0.625%         WAC           5.941%        9.96     9/17 - 9/17
F                   A/A       7.250%     $   28,527,000     0.875%         WAC           5.941%        9.96     9/17 - 9/17
G                  A-/A-      6.250%     $   32,603,000     1.000%         WAC           5.941%        9.96     9/17 - 9/17
H                BBB+/BBB+    5.125%     $   36,678,000     1.125%         WAC           5.941%        9.96     9/17 - 9/17
J                 BBB/BBB     4.125%     $   32,603,000     1.000%         WAC           5.941%        9.96     9/17 - 9/17
K                BBB-/BBB-    3.125%     $   32,602,000     1.000%         WAC           5.941%        9.96     9/17 - 9/17
L                 BB+/BB+     2.750%     $   12,226,000     0.375%       WAC Cap         4.903%        9.96     9/17 - 9/17
M                  BB/BB      2.375%     $   12,226,000     0.375%       WAC Cap         4.903%        9.96     9/17 - 9/17
N                 BB-/BB-     2.000%     $   12,226,000     0.375%       WAC Cap         4.903%        9.96     9/17 - 9/17
O                  B+/B+      1.750%     $    8,151,000     0.250%       WAC Cap         4.903%        9.96     9/17 - 9/17
P                   B/B       1.625%     $    4,075,000     0.125%       WAC Cap         4.903%        9.96     9/17 - 9/17
Q                  B-/B-      1.375%     $    8,151,000     0.250%       WAC Cap         4.903%        9.96     9/17 - 9/17
S                  NR/NR      0.000%     $   44,828,823     1.375%       WAC Cap         4.903%       10.08     9/17 - 7/19

(1)   The class A-MFL certificates will have a corresponding uncertificated
      "regular interest" in a REMIC (the "Class A-MFL Regular Interest") that will have a principal balance equal to the principal balance of the class
      A-MFL certificates, and will accrue interest at a variable pass-through rate equal to the lesser of 5.915% per annum and the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time (calculated on a 30/360 basis), a related fixed rate account, a related interest rate swap contract and a related floating rate account.
      None of the holders of the offered certificates will have any beneficial interest in that "regular interest", fixed rate account, swap contract or floating rate account.

                                       S-7

            In reviewing the foregoing table, prospective investors should note that--

      o     Any information provided in this prospectus supplement regarding the characteristics of the certificates not offered by this prospectus supplement is provided only to enhance your understanding of the certificates that are offered by this prospectus supplement.

      o     The class X-1 and X-2 certificates will constitute separate classes of certificates but we present those classes in this prospectus supplement as if they were a single class of certificates designated the class X certificates. The class X-1 and X-2 certificates will collectively entitle their holders to the same total rights and payments as described in this prospectus supplement with respect to the class X certificates.

      o     The class X certificates will have an initial notional amount that is equal to the aggregate initial principal balance of the class
            A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K,
            L, M, N, O, P, Q and S certificates and the Class A-MFL Regular
            Interest.

      o     The actual total principal balance or notional amount, as
            applicable, of any class of series 2007-PWR17 certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

      o     The ratings shown in the table are those of Standard & Poor's
            Ratings Services, a division of The McGraw-Hill Companies, Inc. and
            Fitch, Inc., respectively. The rated final distribution date for the certificates is the distribution date in June 2050.

      o     The percentages indicated under the column "Approx. % Initial Total
            Credit Support" with respect to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates represent the initial approximate credit support for those classes in the aggregate as if they were a single class of certificates. The percentages indicated under the column
            "Approx. % Initial Total Credit Support" with respect to the class
            A-M and A-MFL certificates represent the initial approximate credit support for those classes in the aggregate as if they were a single class of certificates. No class of certificates will provide any credit support to any of the class A-MFL certificates for a failure by the swap counterparty to make any payment under the related swap contract.

      o     For purposes of allocating distributions on the class A-1, A-2, A-3,
            A-AB, A-4 and A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 218 pooled mortgage loans, representing 88.8% of the initial mortgage pool balance. Loan group
            2 will consist of 46 pooled mortgage loans, representing 11.2% of the initial mortgage pool balance. Loan group 2 will consist of
            97.6% of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily or manufactured housing community properties. Additionally, loan group 2 includes two (2)
            mortgage loans secured by mixed use properties. These two (2)
            mortgage loans represent 1.0% of the initial mortgage pool balance and 9.2% of the initial loan group 2 balance.

      o     The pass-through rates for the class A-1, A-2, A-3 and A-AB certificates will remain fixed at the initial pass-through rate for the respective class (described in the table above as "Fixed"). The pass-through rates for the class A-4, A-1A, A-M, L, M, N, O, P, Q and S certificates will equal the lesser of the initial pass-through rate for the respective class and the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time (described in the table above as "WAC Cap"). The pass-through rate for the Class A-MFL Regular Interest will equal the lesser of 5.915% per annum and the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time. The pass-through rates for the class A-J, B, C,
            D, E, F, G, H, J and K certificates will equal the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time (described in the table above as "WAC"). The pass-through rate for the class A-MFL certificates will equal one-month LIBOR plus 0.690% (described in the table above as
            "Floating"), except that (i) LIBOR for the initial interest

                                       S-8

            accrual period will be determined by interpolation to reflect the shorter initial interest accrual period, (ii) in the case of a default by the swap counterparty under, or a termination of, the related swap contract (or any replacement swap contract), then the pass-through rate for that class will convert to a rate per annum equal to the pass-through rate for the Class A-MFL Regular Interest unless and until the particular default is cured or the swap contract is replaced, and (iii) under certain other circumstances, interest distributions on the class A-MFL certificates may be reduced. None of the holders of the offered certificates will bear the effect of any such conversion or reduction arising with respect to the class A-MFL certificates. The pass-through rate for the class
            X certificates in the aggregate will equal the excess of the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time over the weighted average of the pass-through rates from time to time on the class A-1, A-2, A-3,
            A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P,
            Q and S certificates and the Class A-MFL Regular Interest (but interest accrued at that pass-through rate will be subject to allocation between the Class X-1 and Class X-2 certificates)
            (described in the table above as "Variable IO"). In the case of the
            Class X-1 and X-2 certificates and each other class of certificates for which the pass-through rate is based upon or equal to the weighted average of the adjusted net mortgage rate of the pooled mortgage loans, the initial pass-through rate listed in the table is approximate. The manner of the calculation of the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time is described under the heading "Description of the Offered Certificates--Distributions--Calculation of
            Pass-Through Rates" in this prospectus supplement.

      o     Initial LIBOR for the class A-MFL certificates will be determined two (2) LIBOR business days before the date of initial issuance of the series 2007-PWR17 certificates. A "LIBOR business day" is any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency) in London,
            England.

      o     The weighted average lives and principal/notional windows presented in the table above have been calculated based on, among others, the assumptions that (i) each pooled mortgage loan with an anticipated repayment date is paid in full on that date, (ii) no pooled mortgage loan is otherwise prepaid prior to maturity (0% CPR), (iii) no defaults or losses occur with respect to the pooled mortgage loans and (iv) no extensions of maturity dates of mortgage loans occur.
            See "Yield and Maturity Considerations--Weighted Average Life" in
            this prospectus supplement.

      o     For federal income tax purposes, each class of certificates presented in the table, other than the class A-MFL certificates, evidences a class of "regular interests" in a "real estate mortgage investment conduit", or REMIC. For federal income tax purposes, the class A-MFL certificates evidences an undivided beneficial interest in a grantor trust, which grantor trust is comprised of the applicable swap contract, a related floating rate account, the Class
            A-MFL Regular Interest and a related fixed rate account. None of the holders of the offered certificates will have any beneficial interest in such grantor trust. See "Material Federal Income Tax
            Consequences" in this prospectus supplement.

      o     The series 2007-PWR17 certificates will also include the class R and
            V certificates, which do not have principal balances or notional amounts and do not accrue interest. The class R and V certificates are not presented in the table above and are not offered by this prospectus supplement.

                                RELEVANT PARTIES

ISSUING ENTITY .........................  Bear Stearns Commercial Mortgage Securities Trust 2007-PWR17, a New
                                          York common law trust, will issue the certificates. The trust will be formed pursuant to the pooling and servicing agreement among the depositor, the master servicers, the special servicer, the certificate administrator, the tax administrator and the trustee.
                                          See "Transaction Parties--The Issuing Entity" in this prospectus supplement.

DEPOSITOR ..............................  Bear Stearns Commercial Mortgage Securities Inc. is the depositor.
                                          As depositor, Bear Stearns Commercial Mortgage Securities Inc. will acquire the mortgage loans from the mortgage loan sellers and deposit them into the trust fund. See "Transaction Parties--The
                                          Depositor" in this prospectus supplement.

                                       S-9

MASTER SERVICERS .......................  Wells Fargo Bank, National Association will act as a master servicer with respect to those pooled mortgage loans sold by Wells
                                          Fargo Bank, National Association, Bear Stearns Commercial Mortgage,
                                          Inc., Principal Commercial Funding II, LLC and Nationwide Life
                                          Insurance Company to the depositor for deposit into the trust fund
                                          (and any related non-pooled mortgage loans that are secured by the same mortgaged property as those pooled mortgage loans), except as discussed under "Description of the Mortgage Pool -- Certain
                                          Characteristics of the Mortgage Pool -- Subordinated and/or other
                                          Financing -- Split Loan Structures -- The WFB Loan Groups" in this prospectus supplement.

                                          Prudential Asset Resources, Inc. will act as a master servicer with respect to those pooled mortgage loans sold by Prudential Mortgage
                                          Capital Funding, LLC to the depositor for deposit into the trust fund (and any related non-pooled mortgage loans that are secured by the same mortgaged property as those pooled mortgage loans), except as discussed under "Description of the Mortgage Pool -- Certain
                                          Characteristics of the Mortgage Pool -- Subordinated and/or other
                                          Financing -Split Loan Structures -- The 32 Sixth Avenue Loan Group"
                                          in this prospectus supplement.

                                          The following table sets forth the approximate percentage of the pooled mortgage loans in the mortgage pool, loan group 1 and loan group 2 that are serviced by each master servicer.

                                                                                % OF      % OF
                                                                  NUMBER OF   INITIAL    INITIAL      % OF
                                                                   POOLED     MORTGAGE    LOAN      INITIAL
                                                                  MORTGAGE      POOL     GROUP 1   LOAN GROUP
                                          MASTER SERVICER           LOANS     BALANCE    BALANCE   2 BALANCE
                                          ---------------         ---------   --------   -------   ----------

                                          Wells Fargo Bank,
                                             National
                                             Association.......      218       85.0%      85.5%      80.8%
                                          Prudential Asset
                                             Resources, Inc....       46       15.0%      14.5%      19.2%

                                          See "Transaction Parties--The Master Servicers" in this prospectus supplement.

                                          Each master servicer will be primarily responsible for servicing and administering, directly or through sub-servicers, mortgage loans for which it is the respective master servicer (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out. In addition, each master servicer will be primarily responsible for making principal and interest advances and servicing advances, for the mortgage loans it is the respective master servicer for, under the pooling and servicing agreement.

                                          The master servicing fee (which includes any primary servicing fee)
                                          in any month is an amount equal to the product of the portion of the per annum master servicing fee rate applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for that month, and the stated
                                          principal balance of each mortgage loan. The master servicing fee rate for Wells Fargo Bank, National Association and Prudential Asset
                                          Resources, Inc. will range, on a loan-by-loan basis, from 0.02% per annum to 0.16% per annum. In addition, the master servicers

                                      S-10

                                          will be entitled to retain certain borrower-paid fees and certain income from investment of certain accounts maintained as part of the trust fund as additional servicing compensation. With respect to each pooled mortgage loan for which a primary servicer acts as a primary servicer, a portion of the master servicing fee is payable to that primary servicer.

                                          Wells Fargo Bank, National Association will also act as servicer report administrator and in that capacity will be responsible for the assembly and combination of various reports prepared by the special servicer and the other master servicer.

                                          When we refer in this prospectus supplement to a master servicer in relation to one or more of the mortgage loans, we mean the applicable master servicer for those mortgage loans as identified above.

PRIMARY SERVICERS ......................  Principal Global Investors, LLC will act as primary servicer with respect to all of the pooled mortgage loans sold by Principal
                                          Commercial Funding II, LLC to the depositor for deposit into the trust fund.

                                          Nationwide Life Insurance Company will act as primary servicer with respect to all of the pooled mortgage loans sold by Nationwide Life
                                          Insurance Company to the depositor for deposit into the trust fund.

                                          See "Servicing of the Mortgage Loans Under the Series 2007-PWR17
                                          Pooling and Servicing Agreement" and "Transaction Parties--Primary
                                          Servicers" in this prospectus supplement.

                                          Each of Principal Global Investors, LLC and Nationwide Life
                                          Insurance Company will be entitled to receive a primary servicing fee on each mortgage loan for which it is the primary servicer in an amount equal to the product of the applicable primary servicing fee rate and the stated principal balance of the applicable mortgage loan immediately before the related due date (prorated for the number of days during the calendar month for that mortgage loan for which interest actually accrues on that mortgage loan). The primary servicing fee is payable only from collections on the related mortgage loan and is included in the applicable master servicing fee rate for each of the related pooled mortgage loans. The primary servicing fee rate for Principal Global Investors, LLC is 0.01% per annum. The primary servicing fee rate for Nationwide Life Insurance
                                          Company will range, on a loan-by-loan basis, from 0.05% per annum to
                                          0.14% per annum.

SPECIAL SERVICER .......................  Centerline Servicing Inc., a Delaware corporation, will initially be appointed as special servicer with respect to all of the pooled mortgage loans in the trust fund (and any related non-pooled mortgage loans that are secured by the same mortgaged property), except as discussed under "Description of the Mortgage Pool --
                                          Certain Characteristics of the Mortgage Pool -- Subordinated and/or
                                          other Financing -Split Loan Structures -- The WFB Loan Groups" and
                                          "-- The 32 Sixth Avenue Loan Group" in this prospectus supplement.

                                          Generally, the special servicer will service a mortgage loan upon the occurrence of certain events that cause that mortgage loan to become a "specially serviced mortgage loan." The special servicer's principal compensation for its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.
                                          See "Servicing of the Mortgage Loans Under the Series 2007-PWR17
                                          Pooling and

                                      S-11

                                          Servicing Agreement" and "Transaction Parties--The Special Servicer"
                                          in this prospectus supplement.

                                          The special servicing fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.25% per annum applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each specially serviced mortgage loan for that month, and the stated principal balance of each specially serviced mortgage loan.

                                          The liquidation fee means, generally, 1.0% of the liquidation proceeds received in connection with a final disposition of a specially serviced mortgage loan or REO property or portion thereof and any condemnation proceeds and insurance proceeds received by the trust fund other than in connection with the purchase or repurchase of any pooled mortgage loan from the trust fund by any person (net of any default interest, late payment charges and/or post-ARD additional interest).

                                          The workout fee is a fee payable with respect to any worked-out mortgage loan (which means a specially serviced mortgage loan for which three consecutive full and timely monthly payments have been made, there is no other event causing it to constitute a specially serviced mortgage loan, and certain other conditions have been met), equal to 1.0% of the amount of each collection of interest (other than default interest and/or post-ARD additional interest) and principal received (including any insurance proceeds or condemnation proceeds received and applied as a payment of interest and principal) on that mortgage loan for so long as it remains a worked-out mortgage loan.

                                          In addition, the special servicer will be entitled to retain certain borrower paid fees and certain income from investment of certain accounts maintained as part of the trust fund as additional servicing compensation.

CERTIFICATE ADMINISTRATOR, TAX
ADMINISTRATOR AND CERTIFICATE
REGISTRAR ..............................  Wells Fargo Bank, National Association, will act as certificate administrator, tax administrator and certificate registrar.

                                          The certificate administrator is required to make distributions of the available distribution amount on each distribution date to the certificateholders and to prepare reports detailing the
                                          distributions to certificateholders on each distribution date and the performance of the pooled mortgage loans and mortgaged properties. The certificate administrator fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.00015%
                                          applicable to that month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for that month, and the stated principal balance of each mortgage loan.

TRUSTEE AND CUSTODIAN ..................  LaSalle Bank National Association, a national banking association, will act as trustee of the trust fund on behalf of the Series
                                          2007-PWR17 certificateholders and as custodian. See "Transaction
                                          Parties--The Trustee" in this prospectus supplement. In addition, the trustee will be primarily responsible for back-up advancing if a master servicer fails to perform its advancing obligations.
                                          Following the transfer of the underlying mortgage loans into the trust fund, the trustee, on behalf of the trust fund, will become the holder of each mortgage loan transferred to the trust fund.

                                          The trustee fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.00058% per annum applicable to that month, determined in the same manner

                                      S-12

                                          as the applicable mortgage rate is determined for each mortgage loan for that month, and the stated principal balance of each mortgage loan.

SPONSORS ...............................  Wells Fargo Bank, National Association, a national banking association, Bear Stearns Commercial Mortgage, Inc., a New York
                                          corporation, Principal Commercial Funding II, LLC, a Delaware
                                          limited liability company, Prudential Mortgage Capital Funding, LLC, a Delaware limited liability company, and Nationwide Life Insurance
                                          Company, an Ohio corporation, are sponsors of this transaction. As sponsors, those entities have organized and initiated the
                                          transactions in which the certificates will be issued and will sell mortgage loans to the depositor. The depositor will transfer the mortgage loans to the trust fund, and the trust fund will then issue the certificates. See "Transaction Parties--The Sponsors, Mortgage
                                          Loan Sellers and Originators" in this prospectus supplement.

MORTGAGE LOAN SELLERS ..................  Wells Fargo Bank, National Association, Bear Stearns Commercial
                                          Mortgage, Inc., Principal Commercial Funding II, LLC, Prudential
                                          Mortgage Capital Funding, LLC and Nationwide Life Insurance Company
                                          are the mortgage loan sellers.

                                          The following table sets forth the number and the approximate percentage of the pooled mortgage loans in the mortgage pool, loan group 1 and group 2 that have been sold by the related mortgage loan seller to the depositor.

                                                           NUMBER OF  NUMBER OF
                                                  NUMBER    POOLED     POOLED      % OF     % OF
                                                    OF     MORTGAGE   MORTGAGE   INITIAL   INITIAL     % OF
                                                  POOLED   LOANS IN   LOANS IN   MORTGAGE   LOAN     INITIAL
                                                 MORTGAGE    LOAN       LOAN       POOL    GROUP 1  LOAN GROUP
          MORTGAGE LOAN SELLER                    LOANS     GROUP 1    GROUP 2   BALANCE   BALANCE  2 BALANCE
-----------------------------------------------  --------  ---------  ---------  --------  -------  ----------

Wells Fargo Bank, National Association ........    110        93         17        34.3%     34.4%    32.9%
Bear Stearns Commercial Mortgage, Inc .........     48        38         10        21.7%     21.2%    25.4%
Principal Commercial Funding II, LLC ..........     34        26          8        20.7%     21.6%    13.2%
Prudential Mortgage Capital Funding, LLC ......     46        39          7        15.0%     14.5%    19.2%
Nationwide Life Insurance Company .............     26        22          4         8.4%      8.2%     9.4%

ORIGINATORS ............................  Each mortgage loan seller or its affiliate originated the mortgage loans as to which it is acting as mortgage loan seller. See
                                          "Transaction Parties--The Sponsors, Mortgage Loan Sellers and
                                          Originators" in this prospectus supplement.

SWAP COUNTERPARTY ......................  Morgan Stanley Capital Services Inc., a Delaware corporation, will be the swap counterparty. Morgan Stanley Capital Services Inc. is an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, and a wholly-owned, unregulated special purpose subsidiary of Morgan Stanley, the swap counterparty guarantor. It is anticipated that the swap counterparty will enter into an interest rate swap contract with respect to each class of floating rate certificates. None of the holders of the offered certificates will have any beneficial interest in any swap contract.

SWAP COUNTERPARTY GUARANTOR ............  Morgan Stanley will be the swap counterparty guarantor. Morgan
                                          Stanley is an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, and Morgan Stanley Capital Services Inc., the swap counterparty. It is anticipated that the swap counterparty guarantor will guarantee the obligations of the swap counterparty under

                                      S-13

                                          each interest rate swap contract. None of the holders of the offered certificates will have any beneficial interest in that guarantee.

UNDERWRITERS ...........................  Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated are
                                          the underwriters of this offering. Bear, Stearns & Co. Inc. and
                                          Morgan Stanley & Co. Incorporated will act as co-lead and
                                          co-bookrunning managers.

AFFILIATIONS AND CERTAIN
RELATIONSHIPS AMONG
TRANSACTION PARTIES ....................  Wells Fargo Bank, National Association, a sponsor, originator and mortgage loan seller, is also one of the master servicers, the certificate administrator, the tax administrator and the certificate registrar with respect to the mortgage loans and the trust fund.

                                          Bear Stearns Commercial Mortgage, Inc., a sponsor, originator and mortgage loan seller, Bear Stearns Commercial Mortgage Securities
                                          Inc., the depositor, and Bear, Stearns & Co. Inc., one of the underwriters, are affiliates.

                                          Principal Commercial Funding II, LLC, a sponsor and mortgage loan seller, and Principal Global Investors, LLC, the primary servicer with respect to those mortgage loans sold to the trust fund by
                                          Principal Commercial Funding II, LLC, are affiliates.

                                          Prudential Mortgage Capital Funding, LLC, a sponsor and mortgage loan seller, Prudential Mortgage Capital Company, LLC, an
                                          originator, and Prudential Asset Resources, Inc., one of the master servicers, are affiliates.

                                          Nationwide Life Insurance Company, a sponsor, originator and mortgage loan seller, is also the primary servicer with respect to those mortgage loans sold to the trust fund by Nationwide Life
                                          Insurance Company.

                                          Morgan Stanley Capital Services Inc., the swap counterparty, Morgan
                                          Stanley, the swap counterparty guarantor, and Morgan Stanley & Co.
                                          Incorporated, one of the underwriters, are affiliates.

                                          See "Transaction Parties--The Sponsors, Mortgage Loan Sellers and
                                          Originators" and "--Affiliations and Certain Relationships Among
                                          Transaction Parties" in this prospectus supplement.

SERIES 2007-PWR17 CONTROLLING
CLASS REPRESENTATIVE ...................  At any time of determination, the holder of the majority interest in the most subordinate class of principal balance certificates that has a total principal balance at least equal to 25% of its total initial principal balance (or, if no class satisfies that condition, the holder of the majority interest in the most subordinate class of principal balance certificates then outstanding) will be entitled to appoint a representative that generally will be entitled to--

                                               o     replace the special servicer, and

                                               o     direct the special servicer with respect to various
                                                     special servicing matters as to the pooled mortgage
                                                     loans.

                                          For purposes of determining the series 2007-PWR17 controlling class representative, the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates will represent a single class

                                      S-14

                                          of certificates and the class A-M and A-MFL certificates will represent a single class of certificates.

                                          Notwithstanding the foregoing, the series 2007-PWR17 controlling class representative will generally not have those rights with respect to the DRA / Colonial Office Portfolio loan group, the 1101
                                          New York Avenue loan group or the 32 Sixth Avenue loan group (each of which is principally serviced and administered under the pooling and servicing agreement for another commercial mortgage
                                          securitization). However, to the extent that the trust as the holder of the DRA / Colonial Office Portfolio loan group, the 1101 New York
                                          Avenue loan group or the 32 Sixth Avenue loan group has consultation rights with respect to proposed servicing actions of the master servicer or special servicer under the applicable other pooling and servicing agreement, the series 2007-PWR17 controlling class representative will be entitled to exercise those rights on behalf of the trust. See "Servicing of the Mortgage Loans Under the Series
                                          2007-PWR17 Pooling and Servicing Agreement--The Series 2007-PWR17
                                          Controlling Class Representative" and "Description of the Mortgage
                                          Pool--Certain Characteristics of the Mortgage Pool--Pari Passu,
                                          Subordinate and/or Other Financing--Split Loan Structures" in this prospectus supplement.

                                          It is expected that Centerline REIT Inc., an affiliate of Centerline
                                          Servicing Inc., the initial special servicer, will be the initial representative of the series 2007-PWR17 controlling class.

OTHER SPLIT LOAN NOTEHOLDERS ...........  The pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as DRA /
                                          Colonial Office Portfolio is part of a split loan structure that includes a pooled mortgage loan and multiple non-pooled mortgage loans that are pari passu in right of payment with each other. The
                                          DRA / Colonial Office Portfolio loan group is principally serviced and administered under the pooling and servicing agreement for the
                                          Merrill Lynch Mortgage Trust 2007-C1 commercial mortgage
                                          securitization. The pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as
                                          RRI Hotel Portfolio is part of a split loan structure that includes a pooled mortgage loan and one or more non-pooled mortgage loans that are pari passu in right of payment with that pooled mortgage loan. The pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 1101 New
                                          York Avenue is part of a split loan structure that includes a pooled mortgage loan and one non-pooled mortgage loan that is pari passu in right of payment with that pooled mortgage loan. The 1101 New York
                                          Avenue loan group is principally serviced and administered under the pooling and servicing agreement for the Merrill Lynch Mortgage Trust
                                          2007-C1 commercial mortgage securitization. The pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 32 Sixth Avenue is part of a split loan structure that includes a pooled mortgage loan and one non-pooled mortgage loan that is pari passu in right of payment with that pooled mortgage loan. The 32 Sixth Avenue loan group is principally serviced and administered under the pooling and servicing agreement for our series 2007-PWR16 commercial mortgage securitization. The pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Fairlane Woods,
                                          Fairfield Inn - Chantilly, VA, Hampton Inn - Woodbridge, VA,
                                          Graceland Shopping Center and Parkwood Apartments, respectively, are in each case, part of a split loan structure that includes both a pooled mortgage loan and one non-pooled mortgage loan that is subordinate in right of payment to the related pooled mortgage loan.
                                          Each of the RRI Hotel Portfolio, Fairlane Woods, Fairfield Inn -
                                          Chantilly, VA, Hampton Inn - Woodbridge, VA, Graceland Shopping
                                          Center and

                                      S-15

                                          Parkwood Apartments loan groups will be principally serviced and administered under the series 2007-PWR17 pooling and servicing agreement. In connection with each of the DRA / Colonial Office
                                          Portfolio, RRI Hotel Portfolio, 1101 New York Avenue, 32 Sixth
                                          Avenue, Fairlane Woods, Fairfield Inn - Chantilly, VA, Hampton Inn -
                                          Woodbridge, VA, Graceland Shopping Center and Parkwood Apartments
                                          loan groups, the holder of one of the related non-pooled mortgage loans (or a representative on its behalf) will have one or more of the following: various approval and/or consultation rights with respect to material servicing decisions, rights to appoint or replace the party that performs special servicing duties, rights to cure defaults and/or options to purchase the related pooled mortgage loan if the loans in that group become defaulted. In addition, the trust as the holder of the DRA / Colonial Office Portfolio, 1101 New
                                          York Avenue and 32 Sixth Avenue pooled mortgage loans will have certain consultation rights with respect to certain servicing decisions and the series 2007-PWR17 controlling class representative will be entitled to exercise those rights. See "Description of the
                                          Mortgage Pool--Certain Characteristics of the Mortgage Pool--Pari
                                          Passu, Subordinate and/or Other Financing--Split Loan Structures" in
                                          this prospectus supplement for more information with respect to these rights. The table below shows the pooled mortgage loans that have split loan structures:

                                                                                 ORIGINAL         PRIORITY OF
                        % OF                     % OF                           AGGREGATE         NON-POOLED
                       INITIAL       % OF      INITIAL      CUT-OFF DATE        PRINCIPAL        MORTGAGE LOAN
                      MORTGAGE      INITIAL      LOAN        BALANCE OF         BALANCE OF        RELATIVE TO
                        POOL      LOAN GROUP   GROUP 2     POOLED MORTGAGE      NON-POOLED          POOLED
   MORTGAGE LOAN       BALANCE     1 BALANCE   BALANCE         LOAN(S)       MORTGAGE LOAN(S)    MORTGAGE LOAN
--------------------  ---------  -----------  ----------  -----------------  ----------------    -------------

DRA / Colonial
   Office Portfolio      7.6%         8.5%        N/A        $247,302,419      $494,604,837      Pari Passu
RRI Hotel Portfolio      5.7%         6.4%        N/A        $186,000,000      $279,000,000      Pari Passu
1101 New York
   Avenue                3.5%         3.9%        N/A        $112,500,000      $112,500,000      Pari Passu
32 Sixth Avenue          1.2%         1.4%        N/A        $ 40,000,000      $320,000,000      Pari Passu
Graceland Shopping
   Center                1.0%         1.1%        N/A        $ 32,500,000       $   500,000(1)   Subordinate
Fairlane Woods           0.7%         N/A         6.3%       $ 22,800,000       $ 1,650,000      Subordinate
Parkwood Apartments      0.4%         N/A         4.0%       $ 14,500,000       $   500,000      Subordinate
Fairfield Inn -
   Chantilly, VA         0.3%         0.4%        N/A        $ 11,120,000       $   695,000      Subordinate
Hampton Inn -
   Woodbridge, VA        0.3%         0.4%        N/A        $ 10,160,000       $   635,000      Subordinate

(1)   The holder of the related non-pooled mortgage loan may provide, at its sole discretion, an additional advance on the related non-pooled mortgage loan to the related borrower subject to the satisfaction of certain conditions as described in "Description of the Mortgage Pool--Certain
      Characteristics of the Mortgage Pool --Pari Passu, Subordinate and/or
      Other Financing--Split Loan Structures--PCFII Mortgage Loan Groups" and
      "--Pari Passu, Subordinate and/or Other Financing--Other Property--Secured
      Financing and Mezzanine and Similar Financing" in this prospectus supplement.

                                      S-16

                          SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE ...........................  The pooled mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each pooled mortgage loan is the due date for the monthly debt service payment that is due in September 2007 (or, in the case of any mortgage loan that has its first due date after September 2007, the later of the date of origination of that pooled mortgage loan and the date that would have been its due date in September 2007 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month). All payments and collections received on the pooled mortgage loans after their respective cut-off dates will belong to the trust fund, except that any payments or collections that represent amounts due on or before that date will belong to the related mortgage loan seller.

ISSUE DATE .............................  The date of initial issuance for the series 2007-PWR17 certificates will be on or about September 27, 2007.

DETERMINATION DATE .....................  The monthly cut-off date for information regarding the pooled mortgage loans that must be reported to the holders of the series
                                          2007-PWR17 certificates on any distribution date will be the close of business on the determination date in the same calendar month as that distribution date. The determination date will be the seventh day of each month, or, if that day is not a business day, then the next succeeding business day.

DISTRIBUTION DATE/DISTRIBUTION
  FREQUENCY ............................  Distributions on the series 2007-PWR17 certificates are scheduled to occur monthly on the fourth business day following the related determination date, commencing in October 2007.

RECORD DATE ............................  The record date for each monthly distribution on the series
                                          2007-PWR17 certificates will be--

                                               o     in the case of each class of certificates (other than the
                                                     class A-MFL certificates), the last business day of the
                                                     prior calendar month, and

                                               o     in the case of the class A-MFL certificates, the business
                                                     day immediately preceding the related distribution date,

                                          in each case except as may otherwise be set forth in this prospectus supplement.

COLLECTION PERIOD ......................  Amounts available for distribution on the series 2007-PWR17 certificates or the Class A-MFL Regular Interest on any distribution date will depend on the payments and other collections received on or with respect to the pooled mortgage loans during the related collection period, and any advances of payments due (without regard to grace periods) on or with respect to the pooled mortgage loans in the month in which the distribution date occurs. In general, each collection period--

                                               o     will relate to a particular distribution date,

                                               o     will be approximately one month long,

                                               o     will begin when the prior collection period ends or, in
                                                     the case of the first collection period, will begin as of
                                                     the respective cut-off dates for the mortgage loans, and

                                      S-17

                                               o     will end at the close of business on the determination
                                                     date immediately preceding the related distribution date.

INTEREST ACCRUAL PERIOD ................  The interest accrual period for each class of interest-bearing certificates and the Class A-MFL Regular Interest for each distribution date will be:

                                               o     with respect to the offered certificates and each other
                                                     class of interest-bearing certificates (other than the
                                                     class A-MFL certificates) and the Class A-MFL Regular
                                                     Interest, the calendar month immediately preceding the
                                                     month in which that distribution date occurs, and

                                               o     with respect to the class A-MFL certificates, the period
                                                     from (and including) the prior distribution date (or the
                                                     Issue Date, in the case of the initial interest accrual
                                                     period) and ending on (and including) the day prior to
                                                     the current distribution date.

                                          Notwithstanding the prior bullet, in the case of a default by the swap counterparty under, or a termination of, the related swap contract (or any replacement swap contract), then, until that default is cured or the swap contract is replaced, the interest accrual period with respect to the class A-MFL certificates for any distribution date will also be the calendar month preceding the month in which that distribution date occurs.

ASSUMED FINAL DISTRIBUTION DATES .......  The distribution date on which each class of offered certificates is expected to be paid in full, assuming no delinquencies, losses, modifications, extensions of maturity dates, repurchases or, except as contemplated by the next sentence, prepayments of the pooled mortgage loans after the initial issuance of the certificates, is set forth opposite that class in the table below. For purposes of the table, each pooled mortgage loan with an anticipated repayment date is assumed to repay in full on its anticipated repayment date.
                                          The actual final distribution date for any class of offered certificates may be earlier or later (and could be substantially later) than the assumed final distribution date for that class.

                                                                                MONTH AND YEAR OF
                                                                                  ASSUMED FINAL
                                                       CLASS                    DISTRIBUTION DATE
                                               -----------------------     ---------------------------

                                                        A-1                         July 2012
                                                        A-2                      September 2012
                                                        A-3                        August 2014
                                                        A-AB                      October 2016
                                                        A-4                        August 2017
                                                        A-1A                       August 2017
                                                        A-M                        August 2017
                                                        A-J                      September 2017

RATED FINAL DISTRIBUTION DATE ..........  To the extent described in this prospectus supplement, the ratings of each class of offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal due on the certificates of that class on or before the distribution date in June 2050.

                                      S-18

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL ................................  The trust fund will issue 29 classes of the series 2007-PWR17 certificates with an approximate total principal balance at initial issuance equal to $3,260,260,823. Only the class A-1, A-2, A-3,
                                          A-AB, A-4, A-1A, A-M and A-J certificates are being offered by this prospectus supplement. The remaining classes of the series
                                          2007-PWR17 certificates (other than the class R and V certificates)
                                          will be offered separately in a private offering.

DENOMINATIONS ..........................  We intend to deliver the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and A-J certificates in minimum denominations of $25,000.
                                          Investments in excess of the minimum denominations may be made in multiples of $1.

CLEARANCE AND SETTLEMENT ...............  You will hold your offered certificates in book-entry form through
                                          The Depository Trust Company, in the United States, or Clearstream
                                          Banking, societe anonyme or Euroclear Bank as operator of The
                                          Euroclear System, in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Certificates--Book-Entry
                                          Registration and Definitive Certificates" in the accompanying prospectus.

CERTIFICATE PRINCIPAL BALANCES
  AND CERTIFICATE
  NOTIONAL AMOUNTS .....................  The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-MFL, A-J, B, C, D,
                                          E, F, G, H, J, K, L, M, N, O, P, Q and S certificates will be the series 2007-PWR17 certificates with principal balances and are sometimes referred to as the series 2007-PWR17 principal balance certificates. The table appearing under the caption "--Overview of the Series 2007-PWR17 Certificates" above identifies the approximate total principal balance of each class of series 2007-PWR17 principal balance certificates at initial issuance, subject to a variance which depends on, among other things, the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance is subject to a variance of plus or minus 5%. The class
                                          A-MFL certificates will have a principal balance equal to the principal balance of the corresponding uncertificated "regular interest" (the "Class A-MFL Regular Interest").

                                          The total principal balance of each class of series 2007-PWR17 principal balance certificates and the Class A-MFL Regular Interest will be reduced on each distribution date by the amount of any distributions of principal actually made on, and any losses actually allocated to, that class on that distribution date. The entitlement of the holders of the class A-MFL certificates to principal represents the right to receive distributions of principal that are made on the Class A-MFL Regular Interest.

                                          The class X certificates will not have principal balances and the holders of those classes will not be entitled to distributions of principal. For purposes of calculating the amount of accrued interest with respect to those certificates, however, the class X certificates will have a total notional amount equal to the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M,
                                          A-J, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates and the Class A-MFL Regular Interest outstanding from time to time.
                                          The table appearing under the caption "--Overview of the Series
                                          2007-PWR17 Certificates" above identifies the approximate total notional amount of the class X-1 and X-2 certificates at initial issuance, subject to a variance which depends on, among other things, the actual size of the initial mortgage pool balance. The total notional amount of the class X certificates in the aggregate will be reduced on each distribution

                                      S-19

                                          date by the amount of any distributions of principal actually made on that distribution date on, and any losses actually allocated on that distribution date to, any class of series 2007-PWR17 principal balance certificates or the Class A-MFL Regular Interest whose principal balance forms a part of the total notional amount of the
                                          Class X Certificates.

PASS-THROUGH RATES .....................  The class A-1, A-2, A-3, A-AB, A-4, A-1A, X-1, X-2, A-M, A-MFL, A-J,
                                          B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates will be the series 2007-PWR17 certificates that bear interest and are sometimes referred to as the series 2007-PWR17 interest-bearing certificates. The table appearing under the caption "--Overview of the Series 2007-PWR17 Certificates" above provides the indicated
                                          information regarding the pass-through rate at which each of those classes of the series 2007-PWR17 certificates will accrue interest.

                                          The pass-through rate for the Class A-MFL Regular Interest will be a rate that, with respect to any interest accrual period, is equal to the lesser of 5.915% per annum and the Weighted Average Pool
                                          Pass-Through Rate for the related distribution date.

                                          The weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time will be calculated in the manner described under the heading "Description of the Offered
                                          Certificates--Distributions--Calculation of Pass-Through Rates" in
                                          this prospectus supplement. See also "Glossary--Weighted Average
                                          Pool Pass-Through Rate" in this prospectus supplement.

DISTRIBUTIONS

A. GENERAL .............................  For purposes of allocating distributions on the certificates, the mortgage pool will be divided into:

                                               o     loan group 1 consisting of two hundred eighteen (218)
                                                     pooled mortgage loans, representing 88.8% of the initial
                                                     mortgage pool balance, and

                                               o     loan group 2 consisting of forty-six (46) pooled mortgage
                                                     loans, representing 11.2% of the initial mortgage pool
                                                     balance. Loan group 2 will consist of 97.6% of the
                                                     initial mortgage pool balance of the pooled mortgage
                                                     loans secured by multifamily or manufactured housing
                                                     community properties. Additionally, loan group 2 includes
                                                     two (2) mortgage loans secured by mixed use properties.
                                                     These two (2) mortgage loans represent 1.0% of the
                                                     initial mortgage pool balance and 9.2% of the initial
                                                     loan group 2 balance.

                                          The certificate administrator will make distributions of interest and, if and when applicable, principal on the classes of series
                                          2007-PWR17 certificates, first, on the class A-1, A-2, A-3, A-AB,
                                          A-4, A -1A and X certificates; second, on the class A-M certificates and the Class A-MFL Regular Interest; third, on the class A-J certificates; and then on the other classes of certificates in order of their alphabetical designation. Allocation of interest
                                          distributions among the class A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates is described under "--Distributions of Interest" below.
                                          Allocation of principal distributions among the class A-1, A-2, A-3,
                                          A-AB, A-4 and A-1A certificates is described under "--Distributions of Principal" below. The class X-1 and X-2 certificates do not have principal balances and do not entitle their holders to distributions of principal. Allocation of principal distributions between the class A-M

                                      S-20

                                          certificates and Class A-MFL Regular Interest will be made on a pro rata basis according to their outstanding principal balances.

                                          Amounts distributed on the Class A-MFL Regular Interest will generally be paid to the holders of the class A-MFL certificates and/or to the swap counterparty under the swap contract related to that class of certificates. Those amounts will not be distributed to any holders of the offered certificates.

                                          In general, the funds available for distribution to
                                          certificateholders on each distribution date will be net of all forms of compensations payable to the parties to the pooling and servicing agreement, reimbursements of servicing advances, P&I advances, interest on those advances and indemnification expenses.

                                          See "Description of the Offered
                                          Certificates--Distributions--Priority of Distributions" and
                                          "Description of the Offered Certificates--Fees and Expenses" in this prospectus supplement.

B. DISTRIBUTIONS OF INTEREST ...........  Each class of series 2007-PWR17 certificates (other than the class R and V certificates) and the Class A-MFL Regular Interest will bear interest. With respect to each interest-bearing class, interest will accrue during each interest accrual period based upon:

                                               o     the pass-through rate for that class and interest accrual
                                                     period;

                                               o     the total principal balance or notional amount, as the
                                                     case may be, of that class outstanding immediately prior
                                                     to the related distribution date; and

                                               o     the interest accrual basis for that class.

                                          In the case of the class A-MFL certificates, this entitlement will represent an entitlement to receive interest distributions on the
                                          Class A-MFL Regular Interest, plus any net interest payment required to be made by the swap counterparty under the related swap contract or minus any net interest payment required to be made by the trust to the swap counterparty under the related swap contract with respect to the related distribution date. Those certificates are not offered by this prospectus supplement.

                                          A whole or partial prepayment on a pooled mortgage loan, whether made by the related borrower or resulting from the application of insurance proceeds and/or condemnation proceeds, may not be accompanied by the amount of one full month's interest on the prepayment. As and to the extent described under "Description of the
                                          Offered Certificates--Distributions--Interest Distributions" in this prospectus supplement, prepayment interest shortfalls may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all the series 2007-PWR17 principal balance certificates (other than the class A-MFL certificates) and the Class
                                          A-MFL Regular Interest on a pro rata basis. Any such reductions arising on the Class A-MFL Regular Interest will result in corresponding reductions in the interest distributable on the class
                                          A-MFL certificates.

                                          On each distribution date, subject to available funds and the allocation and distribution priorities described under "--General"
                                          above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                                      S-21

                                          Interest will be calculated with respect to each interest-bearing class of the certificates (other than the class A-MFL certificates)
                                          and the Class A-MFL Regular Interest assuming that each interest accrual period consists of 30 days and each year consists of 360 days. Interest will be calculated with respect to the class A-MFL certificates based upon the actual number of days in the related interest accrual period and a year consisting of 360 days, except that, in the case of a default by the swap counterparty under, or a termination of, the related swap contract (or any replacement swap contract), then, until that default is cured or the swap contract is replaced, the class A-MFL certificates will also accrue interest on the basis of a 360-day year consisting of twelve 30-day months. We refer to the basis on which interest accrues on each
                                          interest-bearing class of certificates and the Class A-MFL Regular
                                          Interest as the related "interest accrual basis".

                                          Interest distributions with respect to the class A-1, A-2, A-3,
                                          A-AB, A-4, A-1A and X certificates will be made concurrently:

                                               o     in the case of the class A-1, A-2, A-3, A-AB and A-4
                                                     certificates, on a pro rata basis in accordance with
                                                     their respective interest entitlements, from available
                                                     funds attributable to loan group 1;

                                               o     in the case of the class A-1A certificates, from
                                                     available funds attributable to loan group 2; and

                                               o     in the case of the class X certificates, from available
                                                     funds attributable to loan group 1 and loan group 2;

                                          provided that, if the portion of available funds with respect to either loan group is insufficient to pay in full the total amount of interest otherwise required to be distributed with respect to any of class A-1, A-2, A-3, A-AB, A-4, A-1A and/or X certificates as described above, then distributions of interest will be made on the class A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates on a pro rata basis in accordance with their respective interest
                                          entitlements, from available funds attributable to the entire mortgage pool, without regard to loan group.

                                          See "Description of the Offered
                                          Certificates--Distributions--Interest Distributions" and "--Priority
                                          of Distributions" in this prospectus supplement.

C. DISTRIBUTIONS OF PRINCIPAL ..........  Subject to--

                                               o     available funds,

                                               o     the distribution priorities described under "--General"
                                                     above, and

                                               o     the reductions of principal balances described under
                                                     "--Reductions of Certificate Principal Balances in
                                                     Connection with Losses and Expenses" below,

                                          the holders of each class of offered certificates and the Class
                                          A-MFL Regular Interest will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class at initial issuance.

                                          Distributions of principal will be made on the principal balance certificates (other than the class A-MFL certificates) and the Class
                                          A-MFL Regular Interest in the manner described below. Amounts distributed as principal on the Class A-MFL Regular Interest will be distributed as principal to the holders of the class A-MFL certificates.

                                      S-22

                                          The certificate administrator must make principal distributions in a specified sequential order to ensure that:

                                               o     no distributions of principal will be made on the class
                                                     B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S
                                                     certificates until, in the case of each of those classes,
                                                     the total principal balance of all classes of offered
                                                     certificates and the Class A-MFL Regular Interest is
                                                     reduced to zero;

                                               o     no distributions of principal will be made on the class
                                                     A-J certificates until the total principal balance of the
                                                     class A-1, A-2, A-3, A-AB, A-4, A-1A and A-M certificates
                                                     and the Class A-MFL Regular Interest is reduced to zero;

                                               o     no distributions of principal will be made on the class
                                                     A-M certificates and the Class A-MFL Regular Interest
                                                     until the total principal balance of the class A-1, A-2,
                                                     A-3, A-AB, A-4 and A-1A certificates is reduced to zero,
                                                     and any distributions of principal that are made on the
                                                     class A-M certificates and the Class A-MFL Regular
                                                     Interest will be made on a pro rata basis (in accordance
                                                     with their respective total principal balances
                                                     immediately prior to that distribution date);

                                               o     except as described in the paragraph following these
                                                     bullets, distributions of principal on the class A-1A
                                                     certificates will be made only from the portion of the
                                                     total distributable principal funds attributable to loan
                                                     group 2 plus, only after the total principal balance of
                                                     the class A-1, A-2, A-3, A-AB and A-4 certificates has
                                                     been reduced to zero (if the class A-1A certificate are
                                                     still outstanding at the time of that reduction), from
                                                     the remaining portion of the total distributable
                                                     principal funds attributable to loan group 1;

                                               o     except as described in the paragraph following these
                                                     bullets, distributions of principal on the class A-1,
                                                     A-2, A-3, A-AB and A-4 certificates collectively will be
                                                     made only from the portion of the total distributable
                                                     funds attributable to loan group 1 plus, only after the
                                                     principal balance of the class A-1A certificates is
                                                     reduced to zero (if any of the class A-1, A-2, A-3, A-AB
                                                     and/or A-4 certificates are still outstanding at the time
                                                     of that reduction), from the remaining portion of the
                                                     total distributable principal funds attributable to loan
                                                     group 2; and

                                               o     except as described in the paragraph following these
                                                     bullets, no distributions of principal will be made with
                                                     respect to the class A-4 certificates until the total
                                                     principal balance of the class A-1, A-2, A-3 and A-AB
                                                     certificates is reduced to zero; no distributions of
                                                     principal will be made with respect to the class A-1, A-2
                                                     or A-3 certificates on any distribution date until the
                                                     total principal balance of the class A-AB certificates is
                                                     reduced to the scheduled principal balance for that
                                                     distribution date set forth on Schedule II to this
                                                     prospectus supplement; no additional distributions of
                                                     principal will be made with respect to the class A-AB
                                                     certificates until the total principal balance of the
                                                     class A-1, A-2 and A-3 certificates is reduced to zero;
                                                     no distributions of principal will be made with

                                      S-23

                                                     respect to the class A-3 certificates until the total
                                                     principal balance of the class A-1 and A-2 certificates
                                                     is reduced to zero; and no distributions of principal
                                                     will be made with respect to the class A-2 certificates
                                                     until the total principal balance of the class A-1
                                                     certificates is reduced to zero, all as described under
                                                     "Description of the Offered Certificates -- Distributions
                                                     -- Principal Distributions" in this prospectus
                                                     supplement.

                                          Because of losses on the pooled mortgage loans, and/or
                                          default-related or other unanticipated expenses of the trust fund, the total principal balance of the class A-M, A-J, B, C, D, E, F, G,
                                          H, J, K, L, M, N, O, P, Q and S certificates and the Class A-MFL
                                          Regular Interest could be reduced to zero at a time when two or more of the class A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates remain outstanding. Under those circumstances, any distributions of principal on the class A-1, A-2, A-3, A-AB, A-4 and A-1A
                                          certificates will be made on a pro rata basis (in accordance with their respective total principal balances immediately prior to that distribution date) from remaining available funds attributable to the entire mortgage pool without regard to loan group. Those distributions will be made, however, only after interest
                                          distributions are made on the class A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates.

                                          The total distributions of principal to be made on the series
                                          2007-PWR17 principal balance certificates (in the case of the class
                                          A-MFL certificates, through the Class A-MFL Regular Interest)
                                          collectively on any distribution date will, in general, be a function of--

                                               o     the amount of scheduled payments of principal due or, in
                                                     cases involving balloon loans that remain unpaid after
                                                     their stated maturity dates and mortgage loans as to
                                                     which the related mortgaged properties have been acquired
                                                     on behalf of (or partially on behalf of) the trust fund,
                                                     deemed due, on the pooled mortgage loans during the same
                                                     calendar month in which the subject distribution date
                                                     occurs, which payments are either received as of the end
                                                     of the related collection period or advanced by the
                                                     applicable master servicer or the trustee, as applicable,
                                                     and

                                               o     the amount of any prepayments and other unscheduled
                                                     collections of previously unadvanced principal with
                                                     respect to the pooled mortgage loans that are received
                                                     during the related collection period.

                                          However, the amount of principal otherwise distributable on the certificates (in the case of the class A-MFL certificates, through the Class A-MFL Regular Interest) collectively on any distribution date will be reduced by the following amounts, to the extent those amounts are paid or reimbursed from collections or advances of principal: (1) advances determined to have become nonrecoverable,
                                          (2) advances that remain unreimbursed immediately following the modification of a mortgage loan and its return to performing status,
                                          (3) certain special servicing compensation and (4) certain other expenses.

                                          Portions of the principal distributable on the certificates (in the case of the class A-MFL certificates, through the Class A-MFL
                                          Regular Interest) collectively on any distribution date will be attributed to loan group 1 and/or loan group 2 according to the attribution rules described in this prospectus supplement. In general, collections or advances of principal on a pooled mortgage loan will be attributed to the loan group

                                      S-24

                                          that contains that pooled mortgage loan. See "Glossary--Principal
                                          Distribution Amount" in this prospectus supplement.

                                          The class X certificates do not entitle their holders to any distributions of principal.

                                          See "Description of the Offered
                                          Certificates--Distributions--Principal Distributions" and
                                          "--Priority of Distributions" and "Glossary--Principal Distribution
                                          Amount" in this prospectus supplement.

D. DISTRIBUTIONS OF YIELD MAINTENANCE
     CHARGES AND OTHER PREPAYMENT
     PREMIUMS ..........................  Any yield maintenance charge or prepayment premium collected in respect of a pooled mortgage loan generally will be distributed, in the proportions described in this prospectus supplement, to the holders of the class X certificates and/or to the holders of any class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H,
                                          J and/or K certificates, and/or the trust as the holder of the Class
                                          A-MFL Regular Interest, then entitled to receive distributions of principal. All portions of yield maintenance charges or prepayment premiums allocated to the Class A-MFL Regular Interest will be paid to the swap counterparty under the swap contract related to that class, unless that swap contract or any replacement swap contract is terminated, in which case those amounts will be paid to the holders of the class A-MFL certificates. See "Description of the Offered
                                          Certificates--Distributions--Distributions of Yield Maintenance
                                          Charges and Prepayment Premiums" in this prospectus supplement.

REDUCTIONS OF CERTIFICATE PRINCIPAL
  BALANCES IN CONNECTION WITH
  LOSSES AND EXPENSES ..................  Because of losses on the pooled mortgage loans and/or default-related and other unanticipated expenses of the trust fund, the total principal balance of the mortgage pool, net of advances of principal, may fall below the total principal balance of the series
                                          2007-PWR17 certificates. If and to the extent that those losses and expenses cause such a deficit to exist following the distributions made on any distribution date, then the principal balances of the respective classes of series 2007-PWR17 principal balance
                                          certificates (other than the class A-MFL certificates) and the Class
                                          A-MFL Regular Interest generally will be sequentially reduced
                                          (without accompanying principal distributions) in the reverse order of distribution priority (first, class S, then class Q and so on), until that deficit is eliminated. Any reduction of the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates will be allocated among those classes on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction. Any reduction of the total principal balance of the class A-M certificates and the Class A-MFL
                                          Regular Interest will be allocated between those classes on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction. Any reduction in the principal balance of the Class A-MFL Regular Interest will result in a corresponding reduction in the principal balance of the class
                                          A-MFL certificates.

                                          See "Description of the Offered Certificates--Reductions of
                                          Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
  DEBT SERVICE PAYMENTS ................  With respect to the pooled mortgage loans for which it is the applicable master servicer, each master servicer will be required to make debt service advances with respect to any delinquent scheduled monthly payments, other than balloon payments, of principal

                                      S-25

                                          and/or interest and to make advances for the pooled mortgage loans that are balloon loans and become defaulted upon their maturity dates, on the same amortization schedule as if the maturity date had not occurred. The trustee must make any of those advances that a master servicer is required, but fails, to make. Any party that makes a debt service advance will be entitled to be reimbursed for that advance, together with interest at the prime lending rate described more fully in this prospectus supplement. However, interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires.

                                          Notwithstanding the foregoing, none of the master servicers or the trustee will be required to make any debt service advance that it or the special servicer determines, in its reasonable good faith judgment, will not be recoverable (together with interest on the advance) from proceeds of the related mortgage loan. Absent bad faith, the determination by any authorized person that a debt service advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

                                          For additional information regarding the DRA / Colonial Office
                                          Portfolio pooled mortgage loan, the RRI Hotel Portfolio pooled mortgage loan, the 1101 New York Avenue pooled mortgage loan and the
                                          32 Sixth Avenue pooled mortgage loan, see "Description of the
                                          Offered Certificates--Advances of Delinquent Monthly Debt Service
                                          Payments" in this prospectus supplement.

                                          In addition, a designated servicer must obtain an appraisal or conduct an internal valuation of the mortgaged property securing a pooled mortgage loan following a material default or the occurrence of certain other events described in this prospectus supplement.
                                          Based upon the results of such appraisal, the amount otherwise required to be advanced with respect to interest on that pooled mortgage loan may be reduced as described under the heading
                                          "Description of the Offered Certificates--Advances of Delinquent
                                          Monthly Debt Service Payments" in this prospectus supplement. Due to the distribution priorities described in this prospectus supplement, any reduction in advances will generally reduce the funds available to pay interest on the respective classes of subordinate
                                          interest-bearing series 2007-PWR17 certificates (in the case of the class A-MFL certificates, through the Class A-MFL Regular Interest)
                                          sequentially in the reverse order of distribution priority (first, class S, then class Q and so on, with the effects borne on a pari passu basis as between those classes that are pari passu with each other in respect of interest distributions) up to the total amount of the reduction.

                                          See "Servicing of the Mortgage Loans Under the Series 2007-PWR17
                                          Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement and "Description of the Certificates--Advances in Respect of Delinquencies" in the accompanying prospectus.

EARLY TERMINATION ......................  The trust fund may be terminated and therefore the series 2007-PWR17 certificates may be retired early by certain designated entities when the total outstanding principal balance of the pooled mortgage loans, net of advances of principal, is reduced to 1.0% or less of the initial mortgage pool balance.

                                      S-26

                                 THE TRUST FUND

CREATION OF THE TRUST FUND .............  We will use the net proceeds from the issuance and sale of the series 2007-PWR17 certificates as the consideration to purchase the mortgage loans that will back those certificates from the mortgage loan sellers. Promptly upon acquisition, we will transfer those mortgage loans to the trust fund in exchange for the series
                                          2007-PWR17 certificates. In this prospectus supplement, we sometimes refer to those mortgage loans as pooled mortgage loans. As described under "Description of the Offered
                                          Certificates--Distributions--General" above, the pooled mortgage loans will be divided into loan group 1 and loan group 2 for purposes of calculating distributions on the certificates.

A. GENERAL CONSIDERATIONS ..............  When reviewing the information that we have included in this prospectus supplement with respect to the pooled mortgage loans, please note that--

                                               o     All numerical information provided with respect to any
                                                     individual loan, group of loans or the pooled mortgage
                                                     loans is provided on an approximate basis.

                                               o     References to initial mortgage pool balance mean the
                                                     aggregate cut-off date principal balance of all the
                                                     pooled mortgage loans, references to the initial loan
                                                     group 1 balance mean the aggregate cut-off date principal
                                                     balance of the pooled mortgage loans in loan group 1 and
                                                     references to the initial loan group 2 balance mean the
                                                     aggregate cut-off date principal balance of the pooled
                                                     mortgage loans in loan group 2.

                                               o     All weighted average information provided with respect to
                                                     the pooled mortgage loans or any sub-group of pooled
                                                     mortgage loans reflects a weighting based on their
                                                     respective cut-off date principal balances. We will
                                                     transfer the cut-off date principal balance for each of
                                                     the pooled mortgage loans to the trust fund.

                                               o     With respect to the pooled mortgage loans that have that
                                                     have one or more related non-pooled pari passu companion
                                                     loans, we present loan-to-value ratios, debt service
                                                     coverage ratios and loan per unit in this prospectus
                                                     supplement in a manner that reflects the aggregate
                                                     indebtedness evidenced by the pooled mortgage loan and
                                                     the related non-pooled pari passu companion loan(s).

                                               o     With respect to the pooled mortgage loans that have one
                                                     or more related non-pooled subordinate loans (whether or
                                                     not part of a split loan structure), we generally present
                                                     loan-to-value ratios, debt service coverage ratios and
                                                     loan per net rentable square foot or unit, as applicable,
                                                     in this prospectus supplement in a manner that reflects
                                                     the applicable pooled mortgage loan without regard to the
                                                     related non-pooled subordinate loan.

                                               o     Some of the pooled mortgage loans are part of a group of
                                                     pooled mortgage loans that are cross-collateralized and
                                                     cross-defaulted with each other. In general, when a
                                                     pooled mortgage loan is cross-collateralized and
                                                     cross-defaulted with one or more other pooled mortgage
                                                     loans, we present the information regarding those pooled
                                                     mortgage loans as if each of them was secured only by the

                                      S-27

                                                     related mortgaged properties identified on Appendix B to
                                                     this prospectus supplement, except that loan-to-value
                                                     ratio, debt service coverage ratio and loan per unit or
                                                     square foot information is presented for a
                                                     cross-collateralized group on an aggregate basis in the
                                                     manner described in this prospectus supplement. None of
                                                     the mortgage loans in the trust fund will be
                                                     cross-collateralized with any mortgage loan that is not
                                                     in the trust fund (except as described in this prospectus
                                                     supplement with respect to the pooled mortgage loans
                                                     secured by the mortgaged properties respectively
                                                     identified on Appendix B to this prospectus supplement as
                                                     DRA / Colonial Office Portfolio, RRI Hotel Portfolio,
                                                     1101 New York Avenue, 32 Sixth Avenue, Fairlane Woods,
                                                     Fairfield Inn - Chantilly, VA, Hampton Inn - Woodbridge,
                                                     VA, Graceland Shopping Center and Parkwood Apartments).

                                               o     The information for mortgage loans secured by more than
                                                     one mortgaged property in this prospectus supplement is
                                                     generally based on allocated loan amounts as stated in
                                                     Appendix B when information is presented relating to
                                                     mortgaged properties and not mortgage loans.

B. PRINCIPAL BALANCES ..................  The trust's primary assets will be two hundred sixty-four (264)
                                          mortgage loans with an aggregate principal balance as of the cut-off date of approximately $3,260,260,823. It is possible that the aggregate mortgage loan balance will vary by up to 5% on the closing date. As of the cut-off date, the principal balance of the pooled mortgage loans ranged from approximately $850,000 to approximately
                                          $247,302,419 and the mortgage loans had an approximate average balance of $12,349,473.

C. ENCUMBERED AND OTHER INTERESTS ......  The table below shows the number of, and percentage of the initial mortgage pool balance, initial loan group 1 balance and initial loan group 2 balance secured by or having the benefit of certain arrangements regarding, mortgaged properties for which the interest is as indicated:

                                                                                 % OF      % OF
                                                                               INITIAL    INITIAL     % OF
                                                                   NUMBER OF   MORTGAGE    LOAN      INITIAL
                                                                   MORTGAGED     POOL     GROUP 1   LOAN GROUP
                                           ENCUMBERED INTEREST    PROPERTIES   BALANCE    BALANCE   2 BALANCE
                                          ----------------------  ----------   --------   -------   ----------

                                          Fee(1)...............        381        83.6%     82.2%     95.0%
                                          Fee in part and
                                             leasehold in part.          6        13.0%     14.7%      0.0%
                                          Leasehold............         12         3.4%      3.2%      5.0%

                                          _______________

                                          (1)  Includes mortgaged properties for which (i) the borrower's interest consists of overlapping fee and leasehold interests or (ii) the fee owner has signed the related mortgage and has agreed to subordinate its fee interest to the related
                                               leasehold mortgage.

D. PROPERTY TYPES ......................  The table below shows the number of, and percentage of the initial mortgage pool balance, initial loan group 1 balance and initial loan group 2 balance secured by,

                                      S-28

                                          mortgaged properties operated primarily for each indicated purpose:

                                                                                % OF      % OF
                                                                              INITIAL    INITIAL       % OF
                                                                  NUMBER OF   MORTGAGE    LOAN       INITIAL
                                                                  MORTGAGED     POOL     GROUP 1    LOAN GROUP
                                             PROPERTY TYPES      PROPERTIES   BALANCE    BALANCE    2 BALANCE
                                          ---------------------  ----------   --------   -------    ----------

                                          Office..............         90        38.0%      42.8%       0.0%
                                          Retail..............         91        20.3%      22.9%       0.0%
                                          Hospitality.........        100        14.9%      16.7%       0.0%
                                          Multifamily.........         41         9.5%       0.0%      84.7%
                                          Mixed Use...........         17         7.0%       6.7%       9.2%
                                          Industrial..........         35         6.7%       7.5%       0.0%
                                          Other(1)............          6         1.4%       1.5%       0.0%
                                          Self Storage........         14         1.3%       1.5%       0.0%
                                          Manufactured Housing
                                             Community........          5         0.9%       0.3%       6.0%
                                          ________________

                                          (1)  Other property types consist of movie theaters, recreational vehicle parks, parking lots and leased fee interests in land.

E. STATE CONCENTRATIONS ................  The table below shows the number of, and percentage of the initial mortgage pool balance, initial loan group 1 balance and initial loan group 2 balance secured by, mortgaged properties located in the indicated states or regions:

                                                                               % OF      % OF
                                                                             INITIAL    INITIAL
                                                                 NUMBER OF   MORTGAGE    LOAN     %OF INITIAL
                                                                 MORTGAGED     POOL     GROUP 1   LOAN GROUP
                                              STATE/REGION      PROPERTIES   BALANCE    BALANCE    2 BALANCE
                                          --------------------  ----------   --------   -------   -----------

                                          California.........         64        12.9%      12.1%    19.5%
                                                Northern CA..         29         6.5%       6.1%     9.7%
                                                Southern CA..         35         6.4%       6.0%     9.7%
                                          Texas..............         23        11.9%      11.7%    13.4%
                                          New York...........         31         9.7%       9.1%    14.7%
                                          Florida............         21         6.4%       7.2%     0.0%

                                          The remaining mortgaged properties are located throughout thirty-six
                                          (36) states and the District of Columbia. No more than 5% of the initial mortgage pool balance is secured by mortgaged properties located in any of those other jurisdictions. Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

F. OTHER MORTGAGE LOAN FEATURES ........  As of the cut-off date, the pooled mortgage loans had the following characteristics:

                                               o     The most recent scheduled payment of principal and
                                                     interest on any mortgage loan was not thirty days or more
                                                     past due, and no

                                      S-29

                                                     mortgage loan has been thirty days or more past due in
                                                     the past year.

                                               o     Twenty-two (22) groups of mortgage loans (excluding
                                                     groups of cross-collateralized loans) were made to the
                                                     same borrower or to borrowers that are affiliated with
                                                     one another through partial or complete direct or
                                                     indirect common ownership. The five (5) largest groups
                                                     represent 9.1%, 1.2%, 1.0%, 0.8% and 0.8%, respectively,
                                                     of the initial outstanding pool balance. See Appendix B
                                                     to this prospectus supplement.

                                               o     Seventy (70) mortgaged properties, securing mortgage
                                                     loans representing 14.4% of the initial outstanding pool
                                                     balance, are each either wholly owner-occupied or 100.0%
                                                     leased to a single tenant.

                                               o     The mortgage interest rate for each pooled mortgage loan
                                                     is fixed for the remaining term of the loan, except for
                                                     (i) increases resulting from the application of default
                                                     interest rate following a default, (ii) in the case of a
                                                     loan with an anticipated repayment date, any increase
                                                     described below that may occur if the loan is not repaid
                                                     by the anticipated repayment date and (iii) changes that
                                                     result from any other loan-specific provisions that are
                                                     described on the "Footnotes to Appendix B and C" in this
                                                     prospectus supplement.

                                               o     Fixed periodic payments on the pooled mortgage loans are
                                                     generally determined assuming interest is calculated on a
                                                     30/360 basis, but interest actually accrues and is
                                                     applied on certain mortgage loans on an actual/360 basis.
                                                     Accordingly, there will be less amortization of the
                                                     principal balance during the term of these mortgage
                                                     loans, resulting in a higher final payment on these
                                                     mortgage loans.

                                               o     In the case of the pooled mortgage loan secured by the
                                                     mortgaged property identified on Appendix B to this
                                                     prospectus supplement as Cardenas Market Fontana, which
                                                     has an initial interest-only period, we have assumed that
                                                     this pooled mortgage loan accrues interest on a 30/360
                                                     Basis during the interest-only period and an Actual/360
                                                     Basis after the expiration of the interest-only period,
                                                     notwithstanding that the related mortgage loan documents
                                                     state that interest accrues on an Actual/360 Basis and do
                                                     not purport to establish another interest accrual basis
                                                     for the interest-only period. See "Description of the
                                                     Offered Certificates--Certain Matters Related to the
                                                     Cardenas Market Fontana Pooled Mortgage Loan" in this
                                                     prospectus supplement.

                                               o     No mortgage loan permits negative amortization or the
                                                     deferral of accrued interest (except excess interest that
                                                     would accrue in the case of any mortgage loan having an
                                                     anticipated repayment date after the applicable
                                                     anticipated repayment date for such loan).

G. BALLOON LOANS/ARD LOANS .............  As of the cut-off date, the pooled mortgage loans had the following additional characteristics:

                                      S-30

                                               o     Two hundred sixty-four (264) of the pooled mortgage
                                                     loans, representing 100.0% of the initial mortgage pool
                                                     balance (which pooled mortgage loans consist of two
                                                     hundred eighteen (218) pooled mortgage loans in loan
                                                     group 1, representing 100.0% of the initial loan group 1
                                                     balance, and forty-six (46) pooled mortgage loans in loan
                                                     group 2, representing 100.0% of the initial loan group 2
                                                     balance), are balloon mortgage loans. For purposes of
                                                     this prospectus supplement, we consider a mortgage loan
                                                     to be a "balloon loan" if its principal balance is not
                                                     scheduled to be fully or substantially amortized by the
                                                     loan's stated maturity date. Four (4) of the pooled
                                                     mortgage loans, representing 0.8% of the initial mortgage
                                                     pool balance (which pooled mortgage loans consist of one
                                                     (1) pooled mortgage loan in loan group 1, representing
                                                     0.1% of the initial loan group 1 balance, and three (3)
                                                     pooled mortgage loans in loan group 2, representing 6.3%
                                                     of the initial loan group 2 balance), are balloon
                                                     mortgage loans that have original amortization terms that
                                                     exceed 360 months. See Schedule I to this prospectus
                                                     supplement for the amortization schedules for the pooled
                                                     mortgage loans with nonstandard amortization schedules.

                                               o     Thirteen (13) of the balloon mortgage loans, representing
                                                     6.5% of the initial mortgage pool balance (and 7.3% of
                                                     the initial loan group 1 balance), are "ARD" or
                                                     "hyperamortizing" mortgage loans that provide material
                                                     incentives to, but do not require, the related borrower
                                                     to pay the mortgage loan in full by a specified
                                                     "anticipated repayment date" prior to the stated maturity
                                                     date. Those incentives include an increase in the
                                                     mortgage rate and/or principal amortization at or
                                                     following the anticipated repayment date. Because of the
                                                     incentives, we consider the ARD loans to be balloon loans
                                                     also.

H. INTEREST-ONLY LOANS .................  As of the cut-off date, the mortgage loans had the following additional characteristics:

                                               o     One hundred nineteen (119) of the balloon mortgage loans
                                                     (including any ARD loans), representing 40.2% of the
                                                     initial mortgage pool balance (which pooled mortgage
                                                     loans consist of ninety-eight (98) pooled mortgage loans
                                                     in loan group 1, representing 38.9% of the initial loan
                                                     group 1 balance, and twenty-one (21) pooled mortgage
                                                     loans in loan group 2, representing 50.2% of the initial
                                                     loan group 2 balance), provide for initial interest-only
                                                     periods that expire 12 to 84 months following their
                                                     respective origination dates, and one (1) of these
                                                     balloon mortgage loans representing 0.3% of the initial
                                                     mortgage pool balance (and 0.3% of the initial group 1
                                                     balance), provides for a two (2) year interest only
                                                     period which is terminable at the related borrower's
                                                     request if the mortgaged property achieves a 1.17x debt
                                                     service coverage ratio (based on an amortizing payment).

                                               o     Fifty (50) of the balloon mortgage loans (including any
                                                     ARD loans), representing 34.8% of the initial mortgage
                                                     pool balance (which pooled mortgage loans consist of
                                                     forty-one (41) pooled mortgage loans in loan group 1,
                                                     representing 35.2% of the initial loan group 1 balance,
                                                     and nine (9) pooled mortgage loans in loan group 2,
                                                     representing 31.8% of the initial loan group 2 balance),

                                      S-31

                                                     provide for no amortization and for interest-only
                                                     payments for their entire term to maturity or ARD.

                                               o     One (1) of the balloon mortgage loans (which is not an
                                                     ARD loan), representing 0.2% of the initial mortgage pool
                                                     balance (and 0.3% of the initial loan group 1 balance),
                                                     provides for an interest-only period that commences on
                                                     the 39th payment following its origination date and ends
                                                     on the 56th payment following its origination date.

I. PREPAYMENT/DEFEASANCE
     PROVISIONS ........................  As of their respective cut-off dates, all of the pooled mortgage loans restrict voluntary principal prepayments as follows:

                                               o     One hundred seventy-six (176) pooled mortgage loans,
                                                     representing 72.4% of the initial mortgage pool balance
                                                     (which pooled mortgage loans consist of one hundred
                                                     fifty-two (152) pooled mortgage loans in loan group 1,
                                                     representing 73.6% of the initial loan group 1 balance,
                                                     and twenty-four (24) pooled mortgage loans in loan group
                                                     2, representing 62.9% of the initial loan group 2
                                                     balance), prohibit voluntary principal prepayments for a
                                                     period ending on a date determined by the related
                                                     mortgage loan documents (which may be the maturity date),
                                                     which period is referred to in this prospectus supplement
                                                     as a lock-out period, but permit the related borrower,
                                                     after an initial period of at least two years following
                                                     the date of initial issuance of the series 2007-PWR17
                                                     certificates, to defease the pooled mortgage loan by
                                                     pledging certain government securities and obtaining the
                                                     release of all or a portion of the mortgaged property
                                                     from the lien of the mortgage.

                                               o     Twenty-nine (29) pooled mortgage loans, representing
                                                     11.4% of the initial mortgage pool balance (which pooled
                                                     mortgage loans consist of twenty-two (22) pooled mortgage
                                                     loans in loan group 1, representing 11.8% of the initial
                                                     loan group 1 balance, and seven (7) pooled mortgage loans
                                                     in loan group 2, representing 8.2% of the initial loan
                                                     group 2 balance), initially prohibit voluntary principal
                                                     prepayments during a lock-out period, and following the
                                                     lock-out period have provisions that both (i) require
                                                     that any voluntary principal prepayments be accompanied
                                                     by a prepayment premium or yield maintenance charge
                                                     calculated on the basis of the greater of a yield
                                                     maintenance formula and a specified percentage of the
                                                     amount prepaid (which percentage may change over time),
                                                     and (ii) after an initial period of at least two years
                                                     following the date of the issuance of the series
                                                     2007-PWR17 certificates, permit the related borrower to
                                                     defease the pooled mortgage loan by pledging certain
                                                     government securities and obtaining the release of the
                                                     mortgaged property from the lien of the mortgage.

                                               o     Forty-three (43) pooled mortgage loans, representing
                                                     10.7% of the initial mortgage pool balance (which pooled
                                                     mortgage loans consist of thirty-five (35) pooled
                                                     mortgage loans in loan group 1, representing 10.9% of the
                                                     initial loan group 1 balance, and eight

                                      S-32

                                                     (8) pooled mortgage loans in loan group 2, representing
                                                     9.2% of the initial loan group 2 balance), initially
                                                     prohibit voluntary principal prepayments during a
                                                     lock-out period, and following the lock-out period
                                                     require that voluntary principal prepayments be
                                                     accompanied by a prepayment premium or yield maintenance
                                                     charge calculated on the basis of the greater of a yield
                                                     maintenance formula and a specified percentage of the
                                                     amount prepaid (which percentage may change over time).

                                               o     Fourteen (14) pooled mortgage loans, representing 5.0% of
                                                     the initial mortgage pool balance (which pooled mortgage
                                                     loans consist of eight (8) pooled mortgage loans in loan
                                                     group 1, representing 3.4% of the initial loan group 1
                                                     balance, and six (6) pooled mortgage loans in loan group
                                                     2, representing 17.9% of the initial loan group 2
                                                     balance), have no lock-out period and initially require
                                                     that any voluntary principal prepayments be accompanied
                                                     by a prepayment premium or yield maintenance charge
                                                     calculated on the basis of the greater of a yield
                                                     maintenance formula and a specified percentage of the
                                                     amount prepaid (which percentage may change over time).

                                               o     Two (2) pooled mortgage loans, representing 0.5% of the
                                                     initial mortgage pool balance (which pooled mortgage
                                                     loans consist of one (1) pooled mortgage loan in loan
                                                     group 1, representing 0.3% of the initial loan group 1
                                                     balance, and one (1) pooled mortgage loan in loan group
                                                     2, representing 1.8% of the initial loan group 2
                                                     balance), initially prohibit voluntary principal
                                                     prepayments during a lock-out period and following the
                                                     lock-out period require that voluntary principal
                                                     prepayments be accompanied by a prepayment premium or
                                                     yield maintenance charge calculated on the basis of the
                                                     greater of a yield maintenance formula and a specified
                                                     percentage of the amount prepaid (which percentage may
                                                     change over time), followed by a period when the loans
                                                     have provisions that both (i) require that any voluntary
                                                     principal prepayments must be accompanied by a prepayment
                                                     premium or yield maintenance charge calculated on the
                                                     basis of the greater of a yield maintenance formula and a
                                                     specified percentage of the amount prepaid (which
                                                     percentage may change over time) and (ii) only after an
                                                     initial period of at least two years following the date
                                                     of the issuance of the series 2007-PWR17 certificates,
                                                     permit the related borrower to defease the pooled
                                                     mortgage loan by pledging certain government securities
                                                     and obtaining the release of the mortgaged property from
                                                     the lien of the mortgage.

                                          Notwithstanding the foregoing, the mortgage loans generally provide for open periods of various terms prior to and including the maturity date or anticipated repayment date, in which the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements.

                                          Additionally, under certain circumstances, certain pooled mortgage loans permit prepayments, in whole or in part, despite lock-out periods that may otherwise apply.

                                      S-33

                                          In the case of pooled mortgage loans where prepayment consideration is based on a yield maintenance formula, the discount rate used in that formula is calculated on the basis of a designated index or on the basis of a designated index plus a percentage.

                                          See "Description of the Mortgage Pool--Certain Characteristics of
                                          the Mortgage Pool--Voluntary Prepayment and Defeasance Provisions"
                                          and "--Partial Release; Substitutions" in this prospectus
                                          supplement. See Appendix B to this prospectus supplement for the prepayment restrictions applicable to each pooled mortgage loan.

J. GENERAL CHARACTERISTICS .............  As of the cut-off date, the mortgage loans had the following characteristics:

                                                    MORTGAGE
                                                      POOL          LOAN GROUP 1       LOAN GROUP 2
                                                  --------------    --------------     ------------

  Initial aggregate cut-off date
     principal balance (+/-5%)..........          $3,260,260,823    $2,895,935,214     $364,325,609
  Number of pooled mortgage loans.......                     264               218               46
  Number of mortgaged properties........                     399               352               47
  Largest cut-off date principal balance          $  247,302,419    $  247,302,419     $ 46,800,000
  Smallest cut-off date principal
     balance............................          $      850,000    $      935,000     $    850,000
  Average cut-off date principal balance          $   12,349,473    $   13,284,106     $  7,920,122
  Highest mortgage interest rate........                  6.8700%           6.8300%          6.8700%
  Lowest mortgage interest rate.........                  5.3560%           5.3560%          5.4720%
  Weighted average mortgage interest
     rate...............................                  5.9765%           5.9808%          5.9422%
  Longest original term to maturity or
     anticipated repayment date.........                144 mos.          144 mos.         120 mos.
  Shortest original term to maturity or
     anticipated repayment date.........                 54 mos.           60 mos.          54 mos.
  Weighted average original term to
     maturity or anticipated repayment
     date...............................                111 mos.          112 mos.         108 mos.
  Longest remaining term to maturity or
     anticipated repayment date.........                142 mos.          142 mos.         120 mos.
  Shortest remaining term to maturity
     or anticipated repayment date......                 53 mos.           56 mos.          53 mos.
  Weighted average remaining term to
     maturity or anticipated repayment
     date...............................                109 mos.          110 mos.         106 mos.
  Highest debt service coverage ratio,
     based on underwritten net cash
     flow*..............................                   4.03x             3.24x            4.03x
  Lowest debt service coverage ratio,
     based on underwritten net cash
     flow*..............................                   1.04x             1.04x            1.05x
  Weighted average debt service
     coverage ratio, based on
     underwritten net cash flow*........                   1.33x             1.34x            1.31x

                                      S-34

                                                     MORTGAGE
                                                       POOL          LOAN GROUP 1      LOAN GROUP 2
                                                  --------------    --------------     ------------

  Highest cut-off date loan-to-value
     ratio*.............................              80.0%             80.0%             80.0%
  Lowest cut-off date loan-to-value
     ratio*.............................              24.6%             26.1%             24.6%
  Weighted average cut-off date
     loan-to-value ratio*...............              68.8%             68.8%             69.3%
                                          _________

                                          *In the case of the DRA / Colonial Office Portfolio pooled mortgage loan, the RRI Hotel Portfolio pooled mortgage loan, the 1101 New
                                          York Avenue pooled mortgage loan and the 32 Sixth Avenue pooled mortgage loan, debt service coverage ratio and loan-to-value ratio information is generally presented in this prospectus supplement in a manner that takes account of the aggregate indebtedness under that pooled mortgage loan and the related non-pooled pari passu companion loan(s). In the case of the pooled mortgage loans that are secured by a mortgaged property that also secures a related non-pooled mortgage loan that is subordinate to that pooled mortgage loan, debt service coverage ratio and loan-to-value information is generally presented in this prospectus supplement without regard to the non-pooled mortgage loan (and, in the case of the Graceland Shopping
                                          Center pooled mortgage loan, without regard to any additional subordinate indebtedness that may be incurred by the related borrower pursuant to a request to receive an additional advance under the related non-pooled subordinate loan). Considering the combined annualized monthly debt service payable as of the cut-off date under the pooled mortgage loan and the non-pooled subordinate loan in those cases (but, in the case of the Graceland Shopping
                                          Center pooled mortgage loan, without regard to any additional subordinate indebtedness that may be incurred by the related borrower pursuant to a request to receive an additional advance under the related non-pooled subordinate loan), the highest, lowest and weighted average debt service coverage ratio (based on underwritten net cash flow) of the mortgage pool would be 4.03x,
                                          1.04x and 1.33x, respectively, of loan group 1 would be 3.24x, 1.04x and 1.33x, respectively, and of loan group 2 would be 4.03x, 1.05x and 1.30x, respectively. Considering the combined principal balance of the pooled mortgage loan and the non-pooled subordinate loan in those cases, the highest, lowest and weighted average cut-off date loan-to-appraised value ratio would be 85.0%, 24.6% and 68.9%, respectively, of loan group 1 would be 85.0%, 26.1% and 68.8%, respectively, and of loan group 2 would be 80.0%, 24.6% and 69.7%, respectively.

                                          Other than as described above or otherwise noted, debt service coverage ratio and loan-to-value information for the pooled mortgage loans is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related pooled mortgage loan without combination with the other indebtedness.

K. REMOVAL OF LOANS FROM
     THE TRUST FUND ....................  One or more of the pooled mortgage loans may be removed from the trust fund pursuant to the purchase rights and obligations described below.

      1.  SELLER REPURCHASE AND
          SUBSTITUTION                    Each mortgage loan seller will make certain representations and warranties with respect to the mortgage loans sold by it. If a mortgage loan seller discovers or has been notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan as described under
                                          "The Mortgage Pool--Representations and Warranties" in this prospectus supplement, then that mortgage loan seller will be required either to cure the breach or defect, repurchase the affected mortgage loan from the trust fund or substitute the affected mortgage loan with another mortgage loan. If the related mortgage loan seller decides to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that the purchase will not be accompanied by any prepayment premium or yield maintenance charge.

                                      S-35

      2.  FAIR VALUE PURCHASE OPTION      Pursuant to the pooling and servicing agreement, the series
                                          2007-PWR17 controlling class representative or the special servicer, in that order, has the option to purchase from the trust any defaulted pooled mortgage loan that, among other conditions, is delinquent 120 days or more with respect to any balloon payment or
                                          60 days or more with respect to any other monthly payment. The applicable purchase price will be equal to the fair value of the pooled mortgage loan as determined by the special servicer for such mortgage loan, subject to verification by the trustee if the special servicer is the purchaser. With respect to the DRA / Colonial Office
                                          Portfolio loan group, the 1101 New York Avenue loan group or the 32
                                          Sixth Avenue loan group (each of which is principally serviced and administered under the pooling and servicing agreement for another commercial mortgage securitization), the purchase option under the series 2007-PWR17 pooling and servicing agreement will apply to the pooled mortgage loan but not any related companion loans in each non-trust-serviced mortgage loan group, subject to any conditions and/or contrary provisions described under "Description of the
                                          Mortgage Pool -- Certain Characteristics of the Mortgage Loans--Pari
                                          Passu, Subordinate and/or Other Financing--Split Loan Structures" in
                                          this prospectus supplement.

      3.  OTHER DEFAULTED LOAN
          PURCHASE OPTIONS                Pursuant to the related intercreditor agreements, the holder of a subordinate non-pooled mortgage loan that is part of a split loan structure that includes a pooled mortgage loan, or the holder of a mezzanine loan incurred by the owners of a borrower may have an option to purchase the related pooled mortgage loan from the trust fund following a material default. The applicable purchase price is generally not less than the sum of the outstanding principal balance of the pooled mortgage loan together with accrued and unpaid interest, outstanding servicing advances and certain other costs or expenses. The purchase price will generally not include any prepayment premium or yield maintenance charge.

                       ADDITIONAL ASPECTS OF THE OFFERED CERTIFICATES AND THE TRUST FUND

FEDERAL TAX STATUS .....................  Elections will be made to treat designated portions of the trust fund as three separate "real estate mortgage investment conduits" or
                                          "REMICs" under Sections 860A through 860G of the Internal Revenue
                                          Code. Those REMICs will exclude (i) collections of additional interest accrued and deferred as to payment with respect to each mortgage loan with an anticipated repayment date that remains outstanding past that date, and (ii) the Class A-MFL Regular
                                          Interest, the related fixed rate account, the related swap contract and the related floating rate account. Those excluded groups of assets will each constitute a grantor trust for federal income tax purposes. None of the holders of the offered certificates will have any beneficial interest in any grantor trust.

                                          The offered certificates will constitute "regular interests" in a
                                          REMIC. The offered certificates generally will be treated as newly originated debt instruments for federal income tax purposes. This means that you will be required to report income on your
                                          certificates in accordance with the accrual method of accounting, regardless of your usual method of accounting. The offered certificates will not represent any interest in the grantor trust referred to above.

                                          We anticipate that the class A-J certificates will be treated as having been issued with a de minimis amount of original issue discount and that the class A-1, A-2, A-3, A-AB, A-4, A-1A and A-M certificates will be issued at a premium. When determining the

                                      S-36

                                          rate of accrual of original issue discount, if any, and market discount and the amortization of premium, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

                                               o     the pooled mortgage loans with anticipated repayment
                                                     dates will, in each case, be paid in full on that date,

                                               o     no pooled mortgage loan will otherwise be prepaid prior
                                                     to maturity, and

                                               o     there will be no extension of the maturity of any pooled
                                                     mortgage loan.

                                          However, no representation is made as to the actual rate at which the pooled mortgage loans will prepay, if at all.

                                          For a more detailed discussion of United States federal income tax aspects of investing in the offered certificates, see "Material
                                          Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA ..................................  The offered certificates are generally eligible for purchase by employee benefit plans pursuant to the prohibited transaction exemptions granted to the underwriters, subject to certain considerations discussed in the sections titled "ERISA
                                          Considerations" in this prospectus supplement and "Certain ERISA
                                          Considerations" in the accompanying prospectus.

                                          You should refer to the sections in this prospectus supplement and the accompanying prospectus referenced above. If you are a benefit plan fiduciary considering purchase of any offered certificates you should, among other things, consult with your counsel to determine whether all required conditions have been satisfied.

LEGAL INVESTMENT .......................  The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                                          Enhancement Act of 1984, as amended.

                                          If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

RATINGS ................................  The ratings for the offered certificates shown in the table appearing under the caption "--Overview of the Series 2007-PWR17
                                          Certificates" above are those of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc., respectively. It is a condition to their issuance that the respective classes of offered certificates receive credit ratings no lower than those shown in that table.

                                          The ratings of the offered certificates address the timely payment of interest and the ultimate payment of principal on or before the rated final distribution date.

                                          A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

                                      S-37

                                          For a description of the limitations of the ratings of the offered certificates, see "Ratings" in this prospectus supplement.

                                      S-38

                                  RISK FACTORS

      You should carefully consider the risks described below and those described in the accompanying prospectus under "Risk Factors" before making an investment decision. Your investment in the offered certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

      This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described below and elsewhere in this prospectus supplement and the accompanying prospectus.

RISKS RELATED TO THE OFFERED CERTIFICATES

THE TRUST FUND'S ASSETS MAY BE INSUFFICIENT TO ALLOW FOR REPAYMENT IN FULL ON
YOUR CERTIFICATES.

      If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

SUBORDINATION OF THE CLASS A-M AND A-J CERTIFICATES WILL AFFECT THE TIMING OF
PAYMENTS AND THE APPLICATION OF LOSSES ON THOSE RESPECTIVE CLASSES OF
CERTIFICATES.

      If you purchase class A-M or A-J certificates, then your offered certificates will provide credit support (in the case of the class A-M certificates, on a pari passu basis with the Class A-MFL Regular Interest) to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates. As a result, purchasers of class A-M or A-J certificates will receive distributions after, and must bear the effects of losses on the pooled mortgage loans before, the holders of those other classes of certificates.

      When making an investment decision, you should consider, among other things--

      o     the distribution priorities of the respective classes of the series
            2007-PWR17 certificates,

      o     the order in which the principal balances of the respective classes of the series 2007-PWR17 certificates with principal balances will be reduced in connection with losses and default-related shortfalls,
            and

      o     the characteristics and quality of the pooled mortgage loans.

A DISPROPORTIONATELY HIGH RATE OF PREPAYMENTS ON POOLED MORTGAGE LOANS WITH
RELATIVELY HIGH MORTGAGE INTEREST RATES MAY ADVERSELY AFFECT THE YIELD ON
CERTAIN CLASSES OF CERTIFICATES.

      The pass-through rate on certain classes of certificates may be based upon, equal to or limited by the weighted average of the adjusted net mortgage interest rates on the pooled mortgage loans from time to time. If you purchase a class of certificates with a pass-through rate that is based upon, equal to or limited by the weighted average of the adjusted net mortgage interest rates, the pass-through rate (and, accordingly, the yield) on your offered certificates could (or in the case of a class of certificates with a pass-through rate based upon or equal to the weighted average of the adjusted net mortgage interest rates, will) be adversely affected if pooled mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than pooled mortgage loans with relatively low mortgage interest rates.

THE YIELDS TO MATURITY ON THE OFFERED CERTIFICATES DEPEND ON A NUMBER OF FACTORS
THAT CANNOT BE PREDICTED WITH ANY CERTAINTY.

      The yield on your offered certificates will depend on, among other things--

                                      S-39

      o     the price you paid for your offered certificates, and

      o     the rate, timing and amount of distributions on your offered certificates.

      The rate, timing and amount of distributions on your offered certificates will depend on--

      o     the pass-through rate for, and the other payment terms of, your offered certificates,

      o     the rate and timing of payments and other collections of principal on the pooled mortgage loans, which in turn will be affected by amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts (see the "Footnotes to Appendix B and C" for more detail) if leasing criteria are not satisfied, collections made in connection with liquidations of pooled mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of pooled mortgage loans from the trust fund,

      o     the rate and timing of defaults, and the severity of losses, if any, on the pooled mortgage loans,

      o     the rate and timing of reimbursements made to the master servicers, the special servicer or the trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out pooled mortgage loan that are not repaid at the time of the workout,

      o     the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2007-PWR17 certificates, and

      o     servicing decisions with respect to the pooled mortgage loans.

      These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates. In the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-AB and A-4 certificates should be concerned with these factors primarily insofar as they relate to the pooled mortgage loans in loan group 1. Until the class A-1, A-2,
A-3, A-AB and A-4 certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with these factors primarily insofar are they relate to the pooled mortgage loans in loan group 2.

      The principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1 and, except following the retirement of the class A-1A certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2. The principal balance of the class
A-1A certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2 and, except following retirement of the class A-1, A-2, A-3, A-AB and
A-4 certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1.

INCORRECT ASSUMPTIONS REGARDING PRINCIPAL PAYMENTS AND PREPAYMENTS MAY LEAD TO A
LOWER THAN EXPECTED YIELD ON YOUR INVESTMENT.

      In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate assumptions regarding principal payments and prepayments on the pooled mortgage loans to be used.

      If you purchase your offered certificates at a premium, and if payments and other collections of principal on the pooled mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.
Conversely, if you purchase your offered

                                      S-40

certificates at a discount, and if payments and other collections of principal on the pooled mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Insofar as the principal (if any) of your offered certificate is repaid, you may not be able to reinvest the amounts that you receive in an alternative investment with a yield comparable to the yield on your offered certificates.

      Additionally, under certain circumstances, certain pooled mortgage loans permit prepayments, in whole or in part, despite lock-out periods that may otherwise apply. See Appendix B to this prospectus supplement for the prepayment restrictions and any such permitted prepayments for each pooled mortgage loan.

      Generally speaking, a borrower is less likely to prepay a mortgage loan if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, prepayment premiums or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no prepayment premiums and/or yield maintenance charges.

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY
ADVERSELY AFFECT YOUR INVESTMENT.

      If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced by the pooled mortgage loans and those additional losses result in a reduction of the total distributions on, or the total principal balance of your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

      Delinquencies on the pooled mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month.
Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. In addition, if the debt service advances and/or servicing advances are made with respect to a pooled mortgage loan after default and the loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with principal balances for the current month. Even if losses on the pooled mortgage loans are not allocated to a particular class of offered certificates with principal balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related pooled mortgage loan, which could result in an acceleration of payments to the series 2007-PWR17 certificateholders. In addition, losses on the pooled mortgage loans, even if not allocated to a class of offered certificates with principal balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining pooled mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

THE PAYMENT OF EXPENSES OF THE TRUST FUND MAY REDUCE THE AMOUNT OF DISTRIBUTIONS
ON YOUR OFFERED CERTIFICATES.

      As described in this prospectus supplement, various fees, out-of-pocket expenses and liabilities will constitute expenses of the trust fund for which the trust fund is not entitled to reimbursement from any person or entity.
Shortfalls in available funds will result from the payment of these expenses and those shortfalls will generally be borne as described under "Description of the
Offered Certificates" in this prospectus supplement. The payment of the expenses of the trust fund may result in shortfalls on one or more classes of offered certificates in any particular month even if those shortfalls do not ultimately become realized as losses on those offered certificates.

                                      S-41

YOU WILL HAVE LIMITED ABILITY TO CONTROL THE SERVICING OF THE POOLED MORTGAGE
LOANS AND THE PARTIES WITH CONTROL OVER THE SERVICING OF THE POOLED MORTGAGE
LOANS MAY HAVE INTERESTS THAT CONFLICT WITH YOUR INTERESTS.

      Generally, as a holder of any of the offered certificates, you will not have any rights to participate in decisions with respect to the administration of the trust fund, and your offered certificates generally do not entitle you to vote, except with respect to specified actions set forth in the series
2007-PWR17 pooling and servicing agreement. Decisions relating to the administration of the trust fund will generally be made by other parties, whose decisions (even if they are made in the best interests of the certificateholders as a collective whole) may differ from the decisions that you would have made and may be contrary to your interests. In addition, their authority to make decisions and take action will be subject to (a) the express terms of the series
2007-PWR17 pooling and servicing agreement, (b) any rights of the series
2007-PWR17 controlling class representative, (c) in the case of the DRA /
Colonial Office Portfolio pooled mortgage loan, the 1101 New York Avenue pooled mortgage loan and the 32 Sixth Avenue pooled mortgage loan, the express terms of the related Non-Trust Servicing Agreement and the related Mortgage Loan Group
Intercreditor Agreements and any rights of the related "controlling class" and the related non-pooled noteholders under those agreements and (d) in the case of the RRI Hotel Portfolio, Fairlane Woods, Fairfield Inn - Chantilly, VA, Hampton
Inn - Woodbridge, VA, Graceland Shopping Center and Parkwood Apartments pooled mortgage loans, the approval and/or consultation rights of the respective holder of the related non-pooled mortgage loan under the related intercreditor agreement. See "Servicing of the Mortgage Loans Under the Series 2007-PWR17
Pooling and Servicing Agreement--The Series 2007-PWR17 Controlling Class
Representative" and "Description of the Mortgage Pool--Certain Characteristics
of the Mortgage Pool --Pari Passu, Subordinate and/or Other Financing--Split
Loan Structures" in this prospectus supplement.

IF A MASTER SERVICER, A PRIMARY SERVICER OR THE SPECIAL SERVICER PURCHASES
SERIES 2007-PWR17 CERTIFICATES, SERVICES NON-POOLED MORTGAGE LOANS OR HAS
INVESTMENTS RELATED TO A BORROWER OR OTHER PERSON, A CONFLICT OF INTEREST COULD
ARISE BETWEEN ITS OWN INTERESTS AND ITS DUTIES TO THE TRUST FUND.

      A master servicer, a primary servicer or the special servicer or an affiliate thereof may purchase series 2007-PWR17 certificates. The purchase of series 2007-PWR17 certificates by a master servicer, a primary servicer or the special servicer, or by an affiliate of that servicer, could cause a conflict between that servicer's duties under the series 2007-PWR17 pooling and servicing agreement and the interests of that servicer or affiliate as a holder of a series 2007-PWR17 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series
2007-PWR17 certificates. In addition, the master servicers, the primary servicers, the special servicer and their affiliates may hold or acquire mezzanine debt or other obligations of or interest in the borrowers under the pooled mortgage loans, tenants or managers of the related properties or affiliates of those persons. Furthermore, the master servicers, the primary servicers and the special servicer have each advised us that they intend to continue to service existing and new commercial and multifamily mortgage loans for their affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, certain of the mortgage loans in the trust fund and the related mortgaged properties. As a result of the investments and activities described above, the interests of the master servicers, the primary servicers, the special servicer and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund. However, under the series 2007-PWR17 pooling and servicing agreement and the primary servicing agreements, the master servicers, the primary servicers and the special servicer, as applicable, are each required to service the mortgage loans for which it is responsible in accordance with the Servicing Standard, which requires such servicers to service the pooled mortgage loans without regard to the ownership, servicing and/or management by such servicers of any other mortgage loans or real property.

VARIOUS OTHER SECURITIZATION-LEVEL CONFLICTS OF INTEREST MAY HAVE AN ADVERSE
EFFECT ON YOUR OFFERED CERTIFICATES.

      Conflicts Between Various Classes of Certificateholders and Lenders.
Pursuant to the provisions of the various pooling and servicing and/or intercreditor agreements that govern the servicing of the pooled mortgage loans, in the case of each pooled mortgage loan, (a) the applicable party that is responsible for performing special servicing duties with respect to that pooled mortgage loan following a material default is given considerable latitude in determining when and how to liquidate or modify that pooled mortgage loan, (b)
one or more third parties or representatives on their behalf will be entitled
(among other rights) to replace that applicable party and grant or withhold consent to proposed servicing actions involving that pooled mortgage loan, (c)
except in limited circumstances, those third parties will not include you and will consist of one

                                      S-42

or more of (i) the holders of a class of subordinate series 2007-PWR17 certificates (or, in the case of a Non-Trust-Serviced Pooled Mortgage Loan, the holders of a subordinate or other class of certificates issued under the related
Non-Trust Servicing Agreement) and/or (ii) the holders of a non-pooled subordinate loan secured by the same mortgaged property as the pooled mortgage loan and (d) other third parties or their representatives may also have consultation and/or approval rights with respect to various servicing matters.
For a discussion of those arrangements, see "Description of the Mortgage
Pool--Certain Characteristics of the Mortgage Pool--Pari Passu, Subordinate
and/or Other Financing--Split Loan Structures" and "Servicing of the Mortgage
Loans Under the Series 2007-PWR17 Pooling and Servicing Agreement" in this prospectus supplement. Those certificateholders, noteholders or other parties and their respective representatives may have interests that differ, perhaps materially, from yours. For instance, a particular representative or similar party may believe that deferring enforcement of a defaulted mortgage loan will result in higher future proceeds than would earlier enforcement, whereas the interests of the trust fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust fund than would have been realized if earlier action had been taken. You should expect these certificateholders, noteholders or other parties to exercise their rights and powers in a manner that they determine is appropriate in their respective sole discretion. None of them will have any liability for acting solely in its own interests. The initial series 2007-PWR17 controlling class representative will be an affiliate of the special servicer. The initial holder of one of the DRA / Colonial Office Portfolio Non-Pooled Pari Passu Companion
Loans and the initial holders of the RRI Hotel Portfolio Non-Pooled Pari Passu
Companion Loans, the Fairlane Woods Non-Pooled Subordinate Loan, the Graceland
Shopping Center Non-Pooled Subordinate Loan and the Parkwood Apartments
Non-Pooled Subordinate Loan will be affiliated with the applicable sponsor, mortgage loan seller, originator, primary servicer and/or master servicer of the related pooled mortgage loan.

      Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their
Affiliates. Conflicts of interest may arise between the trust fund, on the one hand, and the mortgage loan sellers and their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand. Those conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, lease, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties (or by ownership interests in the related borrowers) which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged properties. Additionally, the proceeds of certain of the pooled mortgage loans were used to refinance debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or may have had equity investments in the borrowers
(or in the owners of the borrowers) or mortgaged properties under certain of the pooled mortgage loans. One or more of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. Further, in the case of certain of the loan groups, the holder of one or more related non-pooled mortgage loans is a mortgage loan seller or an affiliate of a mortgage loan seller. See "Description of the Mortgage Pool-- Certain
Characteristics of the Mortgage Pool - Pari Passu, Subordinate and/or Other
Financing" and "Appendix D--Summaries of the Ten Largest Mortgage Loans" in this prospectus supplement in this prospectus supplement. In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund.
Decisions made with respect to those assets may adversely affect the amount and timing of distributions on the offered certificates.

YOU MAY BE BOUND BY THE ACTIONS OF OTHER SERIES 2007-PWR17 CERTIFICATEHOLDERS
EVEN IF YOU DO NOT AGREE WITH THOSE ACTIONS.

      In some circumstances, the holders of a specified percentage of the series
2007-PWR17 certificates will be entitled to direct, consent to or approve certain actions, including amending the series 2007-PWR17 pooling and servicing agreement. In these cases, this direction, consent or approval will be sufficient to bind all holders of series 2007-PWR17 certificates regardless of whether you agree with that direction, consent or approval.

LACK OF A SECONDARY MARKET FOR THE OFFERED CERTIFICATES MAY MAKE IT DIFFICULT
FOR YOU TO RESELL YOUR OFFERED CERTIFICATES AT ALL OR AT THE PRICE YOU WANT.

      There currently is no secondary market for the offered certificates.
Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do
so.

                                      S-43

Accordingly, we cannot assure you that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment, that it will be available on an ongoing basis or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors. No representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE POOLED
MORTGAGE LOANS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE SUPPLY AND DEMAND
OF CMBS GENERALLY.

      The market value of your offered certificates can decline even if those certificates and the pooled mortgage loans are performing at or above your expectations.

      The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

      The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including:

      o     the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

      o     legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

      o     investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

      o     investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

      If you decide to sell your offered certificates, your ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for your offered certificates (see the preceding subsection under this "Risk Factors" section), and you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the pooled mortgage loans. Pricing information regarding your offered certificates may not be generally available on an ongoing basis or on any particular date.

BECAUSE THE OFFERED CERTIFICATES ARE IN BOOK-ENTRY FORM, YOUR RIGHTS CAN ONLY BE
EXERCISED INDIRECTLY AND THERE MAY BE OTHER ADVERSE CONSEQUENCES.

      Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The
Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. For more detailed information, you should refer to the following sections in the accompanying prospectus:

                                      S-44

      (1)   "Risk Factors--Risks Relating to the Certificates--If your certificates are issued in book-entry form, you will only be able to exercise your rights indirectly through DTC and you may also have limited access to information regarding those certificates"; and

      (2)   "Description of the Certificates--Book-Entry Registration and
            Definitive Certificates".

RISKS RELATED TO THE MORTGAGE LOANS

EACH OF THE VARIOUS TYPES OF MORTGAGED PROPERTIES ARE SUBJECT TO UNIQUE RISKS
WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES.

      Mortgaged properties representing security for 38.0%, 20.3%, 14.9%, 9.5%,
7.0%, 6.7%, 1.4%, 1.3% and 0.9% of the initial mortgage pool balance are fee and/or leasehold interests in office properties, retail properties, hospitality properties, multifamily properties, mixed use properties, industrial properties, other properties, self storage properties, and manufactured housing community properties, respectively. Loan group 1 consists of two hundred eighteen (218)
pooled mortgage loans, representing 88.8% of the initial mortgage pool balance.
Loan group 2 consists of forty-six (46) pooled mortgage loans, representing
11.2% of the initial mortgage pool balance. Loan group 2 will consist of 97.6%
of the initial mortgage pool balance of all the pooled mortgage loans secured by multifamily or manufactured housing community properties. Additionally, loan group 2 includes two (2) mortgage loans secured by mixed use properties. These two (2) mortgage loans represent 1.0% of the initial mortgage pool balance and
9.2% of the initial loan group 2 balance. Mortgage loans that are secured by liens on the types of properties securing the pooled mortgage loan are exposed to unique risks particular to those types of properties. For more detailed information, you should refer to the following sections in the accompanying prospectus:

      (1)   "Risk Factors--Risks Relating to the Mortgage Loans"; and

      (2)   "Description of the Trust Funds--Mortgage Loans".

THE REPAYMENT OF A MULTIFAMILY OR COMMERCIAL MORTGAGE LOAN IS DEPENDENT ON THE
CASH FLOW PRODUCED BY THE CORRESPONDING MORTGAGED PROPERTY, WHICH CAN BE
VOLATILE AND INSUFFICIENT TO ALLOW TIMELY PAYMENT ON YOUR OFFERED CERTIFICATES.

      The mortgage loans that we intend to include in the trust fund are secured by various types of income-producing properties, and there are certain risks that are generally applicable to loans secured by all of those property types.

      Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among other things, it typically involves larger loans.

      The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. Except with respect to two (2) pooled mortgage loans, representing 1.3% of the initial mortgage pool balance, the mortgage loans that we intend to include in the trust fund were originated not earlier than twelve months prior to the cut-off date.
Consequently, the mortgage loans should generally be considered not to have long-standing payment histories and, in some cases, the mortgage loans have little or no payment histories.

      The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

      o     the age, design and construction quality of the property;

      o     perceptions regarding the safety, convenience and attractiveness of the property;

      o     the proximity and attractiveness of competing properties;

                                      S-45

      o     the adequacy and effectiveness of the property's operations, management and maintenance;

      o     increases in operating expenses (including but not limited to insurance premiums) at the property and in relation to competing properties;

      o     an increase in the capital expenditures needed to maintain the property or make improvements;

      o     the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

      o     a decline in the financial condition of a major tenant;

      o     an increase in vacancy rates; and

      o     a decline in rental rates as leases are renewed or entered into with new tenants.

      Other factors are more general in nature, such as:

      o     national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and
            unemployment rates);

      o     local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

      o     demographic factors;

      o     decreases in consumer confidence;

      o     changes in prices for key commodities or products;

      o     changes in consumer tastes and preferences, including the effects of adverse publicity; and

      o     retroactive changes in building codes.

      The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

      o     the length of tenant leases;

      o     the creditworthiness of tenants;

      o     the level of tenant defaults;

      o     the ability to convert an unsuccessful property to an alternative use;

      o     new construction in the same market as the mortgaged property;

      o     rent control laws or other laws impacting operating costs;

      o     the number and diversity of tenants;

      o     the availability of trained labor necessary for tenant operations;

                                      S-46

      o     the rate at which new rentals occur; and

      o     the property's operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

      A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

      Certain of the mortgaged properties consist of theaters, or retail properties with theaters as part of the mortgaged property. These properties are exposed to certain unique risks. For example, decreasing attendance at a theater property could adversely affect revenue of a theater which may, in turn, cause the tenant to experience financial difficulties. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

      Certain of the retail properties have health clubs as part of the mortgaged property. Several factors may adversely affect the value and successful operation of a health club, including:

      (1)   the physical attributes of the health club (e.g., its age, appearance and layout);

      (2)   the reputation, safety, convenience and attractiveness of the property to users;

      (3)   the quality and philosophy of management;

      (4)   management's ability to control membership growth and attrition;

      (5)   competition in the tenant's marketplace from other health clubs and alternatives to health clubs; or

      (6)   adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

      In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case of the property were readily adaptable to changing consumer preferences for other uses.

      Furthermore, if the debt service under a pooled mortgage loan is scheduled to increase during the term of the loan pursuant to an increase in the mortgage interest rate, the expiration of an interest-only period or otherwise, there can be no assurance that the net cash flow at the property will be sufficient to pay the additional debt service and, even if it is sufficient, the requirement to pay the additional debt service may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

THE PROSPECTIVE PERFORMANCE OF THE COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS
INCLUDED IN THE TRUST FUND SHOULD BE EVALUATED SEPARATELY FROM THE PERFORMANCE
OF THE MORTGAGE LOANS IN ANY OF OUR OTHER TRUSTS.

      While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor's trusts requires a unique

                                      S-47

underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the pooled mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

      As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsors of assets of the type to be securitized (known as "static pool information"). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool information for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool information showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the pooled mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

CERTAIN MORTGAGE LOANS MAY HAVE A LIMITED OPERATING HISTORY.

      The properties securing certain of the mortgage loans are newly constructed and/or recently opened and, as such, have a limited operating history. There can be no assurance that any of the properties, whether newly constructed and/or recently opened or otherwise, will perform as anticipated.

NON-RECOURSE LOANS LIMIT REMEDIES FOLLOWING BORROWER DEFAULT.

      The mortgage loans that will back the offered certificates are generally non-recourse loans. Therefore, recourse generally may be had only against the specific mortgaged property securing a pooled mortgage loan and any other assets that may have been pledged to secure that pooled mortgage loan, which may or may not be sufficient to repay that pooled mortgage loan in full. Consequently, the repayment of each pooled mortgage loan will be primarily dependent upon the sufficiency of the net operating income from the related mortgaged property and, at maturity, upon the market value of that mortgaged property.

      Even in cases where the related mortgage loan documents provide for recourse against the borrower, a guarantor or another entity, we cannot assure you that significant amounts will be realized in respect of that recourse in the event of a default with respect to any pooled mortgage loan.

      No mortgage loan that we intend to include in the trust fund is insured or guaranteed by the United States of America, any governmental agency or instrumentality, any private mortgage insurer or by us, any mortgage loan seller, either master servicer, the special servicer, any primary servicer, the trustee, the certificate administrator, any underwriter or any of their respective affiliates.

THE CONCENTRATION OF LOANS AND NUMBER OF LOANS WITH THE SAME OR RELATED
BORROWERS INCREASES THE POSSIBILITY OF LOSS ON THE LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES.

      The effect of mortgage pool loan losses will be more severe:

      o     if the pool is comprised of a small number of mortgage loans, each with a relatively large principal amount; or

      o     if the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance of all mortgage loans.

                                      S-48

      The largest of the pooled mortgage loans or group of cross-collateralized and cross-defaulted pooled mortgage loans is the pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as DRA / Colonial Office Portfolio, which represents 7.6%
of the initial mortgage pool balance (and 8.5% of the initial loan group 1 balance). The ten largest pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans in the aggregate represent 36.6% of the initial mortgage pool balance. Each of the other pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans represents no greater than 1.2% of the initial mortgage pool balance.

      In addition, the mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See "Description of the Mortgage
Pool--Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans;
Mortgage Loans with Affiliated Borrowers" and the "Footnotes to Appendix B and
C" in this prospectus supplement.

LIMITATIONS ON THE ENFORCEABILITY OF MULTI-BORROWER/MULTI-PROPERTY AND
MULTI-BORROWER/MULTIPLE PARCEL ARRANGEMENTS MAY HAVE AN ADVERSE EFFECT ON
RECOURSE IN THE EVENT OF A DEFAULT ON A MORTGAGE LOAN.

      The trust fund will include some mortgage loans and groups of cross-collateralized mortgage loans (including certain of the ten largest pooled mortgage loans described on Appendix D to this prospectus supplement) that, in each case, represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related mortgage loan or group of cross-collateralized mortgage loans.

      Arrangements whereby multiple borrowers grant their respective mortgaged properties or parcels of individual mortgaged properties as security for a mortgage loan could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers. Under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property, including the granting of a mortgage lien, by a person may be voided under certain circumstances if:

      o     the person did not receive fair consideration or reasonably equivalent value in exchange for the obligation or transfer; and

      o     the person:

            (1)   was insolvent at the time of the incurrence of the obligation or transfer, or

            (2)   was engaged in a business or a transaction or was about to engage in a business or a transaction, for which the person's assets constituted an unreasonably small amount of capital after giving effect to the incurrence of the obligation or the transfer, or

            (3)   intended to incur, or believed that it would incur, debts that would be beyond the person's ability to pay as those debts matured.

      Accordingly, a lien granted by a borrower could be avoided if a court were to determine that:

      o     the borrower did not receive fair consideration or reasonably equivalent value when pledging its mortgaged property or parcel for the equal benefit of the other related borrowers; and

      o     the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

      We cannot assure you that a lien granted by a borrower on its mortgaged property or parcel to secure a multi-borrower/multi-property mortgage loan, a multi-borrower/multiple-parcel mortgage loan or group of cross-collateralized mortgage loans, or any payment thereon, would not be avoided as a fraudulent conveyance.

                                      S-49

      In addition, when multiple real properties or parcels secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties or parcels may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property or parcel and will limit the extent to which proceeds from the property or parcel will be available to offset declines in value of the other properties or parcels securing the same mortgage loan. See "Description of the Mortgage Pool--Certain
Characteristics of the Mortgage Pool" in this prospectus supplement for more information regarding any multi-property mortgage loans or multiple-parcel mortgage loans in the trust fund.

STATE AND FEDERAL LAWS APPLICABLE TO FORECLOSURE ACTIONS MAY AFFECT THE TIMING
OF PAYMENTS ON YOUR CERTIFICATES.

      The ability to realize upon the pooled mortgage loans may be limited by the application of state laws. For example, some states, including California, have laws prohibiting more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of any pooled mortgage loan secured by mortgaged properties located in multiple states, the applicable master servicer or the special servicer may be required to foreclose first on mortgaged properties located in states where these "one action" rules apply (and where non-judicial foreclosure is permitted)
before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on the pooled mortgage loans.

CONVERTING COMMERCIAL PROPERTIES TO ALTERNATIVE USES MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE PAYMENTS ON YOUR CERTIFICATES; AND LIMITED
ADAPTABILITY FOR OTHER USES MAY SUBSTANTIALLY LOWER THE LIQUIDATION VALUE OF A
MORTGAGED PROPERTY.

      Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.
This is because:

      o     converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

      o     zoning, land use or other restrictions also may prevent alternative uses.

      The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates. See
"--Mortgaged Properties that are Not In Compliance with Zoning and Building Code
Requirements and Use Restrictions Could Adversely Affect Payments on Your
Certificates" below.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN THERE IS NO CHANGE IN CURRENT
OPERATING INCOME.

      Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

      o     changes in governmental regulations, fiscal policy, zoning or tax laws;

      o     potential environmental legislation or liabilities or other legal liabilities;

      o     proximity and attractiveness of competing properties;

      o     new construction of competing properties in the same market;

      o     convertibility of a mortgaged property to an alternative use;

                                      S-50

      o     the availability of refinancing; and

      o     changes in interest rate levels.

TENANT CONCENTRATION INCREASES THE RISK THAT CASH FLOW WILL BE INTERRUPTED WHICH
COULD REDUCE PAYMENTS ON YOUR CERTIFICATES.

      A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender. Seventy (70) of the mortgaged properties (certain of which secure multi-property mortgage loans), representing security for 14.4% of the initial mortgage pool balance (and for
16.2% of the initial loan group 1 balance), are either wholly owner-occupied or
100.0% leased to a single tenant. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

      o     the financial effect of the absence of rental income may be severe;

      o     more time may be required to re-lease the space; and

      o     substantial capital costs may be incurred to make the space appropriate for replacement tenants.

      Additionally, some of the tenants at the mortgaged properties (including sole tenants or other significant tenants) have lease termination option dates or lease expiration dates that are prior to or shortly after the related maturity date or anticipated repayment date. See "--Tenant Bankruptcies May
Adversely Affect the Income Produced by the Mortgaged Properties and May
Adversely Affect the Payments on Your Certificates" below. Certain of the mortgaged properties may have tenants that sublet all or a portion of their space and although the rent roll continues to reflect those tenants' occupancy and those tenants continue to be responsible under the related lease, those tenants may not be in physical occupancy of their space. See Appendix B to this prospectus supplement for the expiration date of the leases for each of the top
3 tenants at each mortgaged property. There are a number of other mortgaged properties that similarly have a significant amount of scheduled lease expirations or potential terminations before the maturity of the related pooled mortgage loan, although those circumstances were generally addressed by escrow requirements or other mitigating provisions.

      Another factor that you should consider is that office, retail and industrial properties, and mixed use properties that are used for office, retail and/or industrial purposes, also may be adversely affected if there is a concentration of tenants in the same or similar business or industry.

      In some cases, the sole or a significant tenant is related to the subject borrower or an affiliate of that borrower.

      For further information with respect to tenant concentrations, see
Appendix B to this prospectus supplement.

VARIOUS ASSET-LEVEL CONFLICTS OF INTEREST MAY HAVE AN ADVERSE EFFECT ON YOUR
CERTIFICATES.

      Conflicts Between Managers and the Borrowers. Substantially all of the
property managers for the mortgaged properties securing the pooled mortgage loans or their affiliates manage additional properties, including properties that may compete with those mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties securing the pooled mortgage loans may accordingly experience conflicts of interest in the management of those mortgaged properties.

      Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities
Also Have Risks. If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, a landlord may be more inclined to waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases, this affiliated lessee

                                      S-51

is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a "master lease" with the borrower and that tenant is obligated to make rent payments but does not physically occupy the related space at the mortgaged property. See "Description of the Mortgage
Pool--Additional Mortgage Loan Information" for a description of "master leases". We cannot assure you the space "leased" by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower's or its affiliate's financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

RENEWAL, TERMINATION, EXPIRATION OF LEASES AND RELETTING ENTAILS RISKS THAT MAY
ADVERSELY AFFECT YOUR INVESTMENT.

      Repayment of pooled mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable terms. Certain mortgaged properties securing the pooled mortgage loans may be leased in whole or in part to government sponsored tenants who have the right to cancel their leases at any time because of lack of appropriations. See Appendix B and "Appendix D--Summaries of the Ten Largest
Mortgage Loans" to this prospectus supplement for an identification of any government sponsored tenant that constitutes one of the three largest tenants
(or, if applicable, the single tenant) at any mortgaged property. In addition, certain of the mortgaged properties securing the pooled mortgage loans may be leased to either a single or other significant tenant with a lease termination option date or lease expiration date that is prior to the maturity date or anticipated repayment date of such mortgage loan.

      In addition, certain properties may have significant tenants or groups of tenants, including tenants that are affiliated with the related borrower under master leases or otherwise, that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%. Additionally, certain properties may have tenants who have executed leases but have not yet taken occupancy or commenced rent payments. Any "dark" space may cause the property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. Certain properties may also have adjoining properties with "dark" spaces or "dark" shadow anchors. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet.

      In the case of certain pooled mortgage loans, all or a substantial portion of the tenant leases at the mortgaged property may expire, or grant to one or more tenants a lease termination option that is exercisable, at various times prior to the loan's maturity date or anticipated repayment date, including single tenant properties whose sole tenant lease may expire or terminate prior to the loan's maturity date. We cannot assure you that (1) leases that expire can be renewed, (2) the space covered by leases that expire or are terminated can be re-leased in a timely manner at comparable rents or on comparable terms or (3) the related borrower will have the cash or be able to obtain the financing to fund any required tenant improvements. Further, lease provisions among tenants may conflict in certain instances, and create termination or other risks. Income from and the market value of the mortgaged properties securing the pooled mortgage loans would be adversely affected if vacant space in the mortgaged properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected or if one or more tenants ceased operations at the mortgaged property. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could occur. In addition, certain tenants at the mortgaged properties securing the pooled mortgage loans may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions if, for example, an anchor tenant ceases operations at the related mortgaged property. In these cases, we cannot assure you that the operation of these provisions will not allow a termination or rent reduction. A tenant's lease may also be terminated or its terms otherwise adversely affected if a tenant becomes the subject of a bankruptcy proceeding.

      If a significant portion of a mortgaged property is leased to a single tenant, the failure of the borrower to relet that portion of the subject mortgaged property if that tenant vacates or fails to perform its obligations will have a greater adverse effect on your investment than if the subject mortgaged property were leased to a greater number of tenants.

      Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties.

                                      S-52

      Seventy-three (73) of the pooled mortgage loans, 35.1% of that portion of the initial mortgage pool balance that are secured by retail, office, industrial and/or mixed use properties, as of the cut-off date have either upfront and/or continuing reserves for tenant improvements and leasing commissions which may serve to defray such costs. There can be no assurances, however, that the funds
(if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

      If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its other obligations which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

      See Appendix B and Appendix D to this prospectus supplement for additional information regarding the occupancy or percentage leased at the mortgaged properties. See Appendix B to this prospectus supplement for the lease expiration dates for the three largest tenants (or, if applicable, single tenant) at each retail, office, industrial or mixed-use mortgaged property. The
Percent Leased presented in Appendix B and Appendix D for each mortgaged property should not be construed as a statement that the relevant units, area or pads are occupied.

THE REPAYMENT OF A MULTIFAMILY OR COMMERCIAL MORTGAGE LOAN IS DEPENDENT ON THE
CASH FLOW PRODUCED BY THE CORRESPONDING MORTGAGED PROPERTY, WHICH CAN BE
VOLATILE AND INSUFFICIENT TO ALLOW TIMELY PAYMENT ON YOUR OFFERED CERTIFICATES.

      The borrowers under some of the pooled mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions and recommended immediate repairs. However, we cannot assure you that any such reserve will be sufficient.

      With respect to some of the pooled mortgage loans, which are shown in the table below, the related borrower made an upfront deposit at origination, or agreed to make ongoing deposits, to a debt service reserve to offset a shortfall between the net cash flow expected to be generated at the mortgaged property and the scheduled debt service during a portion of the loan term. Such a shortfall may be anticipated because portions of the mortgaged property are not leased or are being renovated or constructed or for another reason. There can be no assurances that a debt service reserve will be sufficient or that the cash flow from the related mortgaged property will improve so that it supports the debt service on the mortgage loan without regard to the debt service reserve.

      Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location.
This seasonality can be expected to cause periodic fluctuations in a hospitality property's room and restaurant revenues, occupancy levels, room rates and operating expenses. With respect to some of the pooled mortgage loans, which are shown in the table below, the related borrower made an upfront deposit at origination, or agreed to make ongoing deposits, to a seasonality reserve and is permitted to withdraw amounts from that reserve from time to time during the year to pay debt service. There can be no assurance that the amounts held in reserve will be sufficient to offset any cash flow shortfalls that occur at the related mortgaged property during slower periods or otherwise.

      The following table identifies each pooled mortgage loan for which the related borrower made an upfront deposit at origination, and/or agreed to make ongoing deposits, to a debt service reserve or a seasonality reserve.

                                      S-53

                                          % OF
                                         INITIAL
                                        MORTGAGE     INITIAL DEBT    MONTHLY DEBT       INITIAL           MONTHLY
  MORTGAGE LOAN/PROPERTY PORTFOLIO        POOL         SERVICE         SERVICE        SEASONALITY       SEASONALITY
                NAMES                    BALANCE    RESERVE AMOUNT  RESERVE AMOUNT   RESERVE AMOUNT   RESERVE AMOUNT
-------------------------------------   ---------   --------------  --------------   --------------   --------------

1101 New York Avenue                         3.5%     $  751,000         $   0          $      0            $  0
The Walker Building                          0.6%     $  200,000         $   0          $      0            $  0
Fabco Stores Portfolio                       0.5%     $1,200,000         $   0          $      0            $  0
Rock Shadows RV Park                         0.4%     $  312,480         $   0          $      0            $  0
1270 Gerard Avenue                           0.3%     $  750,000         $   0          $      0            $  0
The Ventura Shopping Center                  0.3%     $  733,240         $   0          $      0            $  0
Foothill Corporate                           0.3%     $  270,000         $   0          $      0            $  0
Marina Dunes                                 0.2%     $        0         $   0          $100,000            $  0
Scolari's                                    0.1%     $   19,299         $   0          $      0            $  0
Piggly Wiggly - Kaukauna, WI                 0.1%     $   78,272         $   0          $      0            $  0
760 Harrison Street                          0.1%     $   16,965         $   0          $      0            $  0
National Tire and Battery - Shawnee          0.1%     $   11,105         $   0          $      0            $  0

A CONCENTRATION OF MORTGAGED PROPERTIES IN ONE OR MORE GEOGRAPHIC AREAS REDUCES
DIVERSIFICATION AND MAY INCREASE THE RISK THAT YOUR CERTIFICATES MAY NOT BE PAID
IN FULL.

      Mortgaged properties located in California, Texas, New York, Florida,
Washington and the District of Columbia represent security for 12.9%, 11.9%,
9.7%, 6.4%, 4.7% and 4.1%, respectively, of the initial mortgage pool balance.
Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In some historical periods, several regions of the United States have experienced significant real estate downturns when others have not. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors, e.g., earthquakes, floods, hurricanes, changes in governmental rules or fiscal policies or terrorist acts also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes, widespread fires or hurricanes) than properties in other parts of the country and mortgaged properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. The hurricanes of 2005 and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States (parts of Texas, Louisiana, Mississippi and
Alabama), parts of Florida and certain other parts of the southeastern United
States. The mortgage loans do not all require the maintenance of flood insurance for the related mortgaged properties. We cannot assure you that any hurricane damage would be covered by insurance. See "--Other Risks --The Hurricanes of
2005" below, "Servicing of the Mortgage Loans Under the Series 2007-PWR17
Pooling and Servicing Agreement--Maintenance of Insurance" in this prospectus supplement and "Description of the Pooling and Servicing Agreements--Hazard
Insurance Policies" in the accompanying prospectus.

PRIOR BANKRUPTCIES OR OTHER PROCEEDINGS MAY BE RELEVANT TO FUTURE PERFORMANCE.

      There can be no assurance that any borrower, or any principals of a borrower, have not been a party to bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings, in the past or that certain principals have not been equity owners in other mortgaged properties that have been subject to foreclosure proceedings.
In this respect, the principals of certain borrowers have been involved in foreclosure proceedings or declared bankruptcy within the last 10 years but in each applicable case we have been advised by the related mortgage loan seller that it does not consider the relevant circumstances to be material. In addition, there may be pending or threatened foreclosure proceedings or other material proceedings of the borrowers, the borrower principals and the managers of the mortgaged properties securing the pooled mortgage loans and/or their respective affiliates.

      If a borrower or a principal of a borrower has been a party to such a proceeding or transaction in the past, we cannot also assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened

                                      S-54

action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any foreclosure proceedings or other material proceedings will not have a material adverse effect on your investment.

TENANT BANKRUPTCIES MAY ADVERSELY AFFECT THE INCOME PRODUCED BY THE MORTGAGED
PROPERTIES AND MAY ADVERSELY AFFECT THE PAYMENTS ON YOUR CERTIFICATES.

      The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties, may adversely affect the income produced by the related mortgaged property. Under the federal bankruptcy code, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease and the actual amount of the recovery could be less than the amount of the claim.

ENVIRONMENTAL CONDITIONS OF THE MORTGAGED PROPERTIES MAY SUBJECT THE TRUST FUND
TO LIABILITY UNDER FEDERAL AND STATE LAWS, REDUCING THE VALUE AND CASH FLOW OF
THE MORTGAGED PROPERTIES, WHICH MAY RESULT IN REDUCED PAYMENTS ON YOUR OFFERED
CERTIFICATES.

      The trust fund could become liable under certain circumstances for a material adverse environmental condition at any of the mortgaged properties securing the pooled mortgage loans. Any potential environmental liability could reduce or delay payments on the offered certificates.

      Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials.
In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to, hazardous substances related to the properties.

      The owner's liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

      In addition, under certain circumstances, a lender (such as the trust)
could be liable for the costs of responding to an environmental hazard.

      Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under "Description of the Mortgage Pool--Assessments of Property Value
and Condition--Environmental Insurance", all of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed or recommended. In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, a secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy or environmental indemnification. In certain cases, recommended Phase II site assessments were not performed and reserves or insurance policies were obtained in lieu thereof or the related lender otherwise determined not to have the Phase
II site

                                      S-55

assessment performed. Additionally, certain of the mortgaged properties have had recognized environmental conditions for which remediation has previously occurred or ongoing remediation or monitoring is still continuing.

      In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property, then:

      o     an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

      o     a responsible third party was identified as being responsible for the remediation; or

      o     the related originator of the pooled mortgage loan generally required the related borrower:

            (a)   to take investigative and/or remedial action (which may have included obtaining a Phase II environmental assessment); or

            (b)   to carry out an operation and maintenance plan or other
                  specific remedial measures post-closing and/or to establish an escrow reserve in an amount estimated to be sufficient for effecting that investigation, plan and/or the remediation; or

            (c)   to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related mortgage loan documents; or

            (d)   to obtain or seek a letter from the applicable regulatory
                  authority stating that no further action was required; or

            (e)   to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of
                  environmental insurance) or provide an indemnity from an
                  individual or an entity.

      Some borrowers under the pooled mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

      In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged property because a responsible party, other than the related borrower, had been identified with respect to that condition. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

      In addition, certain properties may be undergoing ongoing monitoring in connection with past remediation or low levels of contamination.

      Forty-six (46) mortgaged loans, securing 4.8% of the initial mortgage pool balance (which pooled mortgage loans consist of thirty-six (36) pooled mortgage loans in loan group 1, representing 4.5% of the initial loan group 1 balance, and ten (10) pooled mortgage loans in loan group 2, representing 6.6% of the initial loan group 2 balance), are each the subject of a group secured creditor impaired property policy or an individual secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy. In the case of each of these policies, the insurance was obtained to provide coverage to the holder of the pooled mortgage loan for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property or was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity. We describe the secured creditor impaired property policies, environmental insurance policies and pollution legal liability environmental impairment policies under "Description of the Mortgage Pool--Assessments of
Property Value and Condition--Environmental Insurance" in this prospectus supplement.

                                      S-56

      We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

      o     future laws, ordinances or regulations will not impose any material environmental liability; or

      o     the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

      Portions of some of the mortgaged properties securing the pooled mortgage loans may include tenants who operate on-site dry-cleaners or gasoline stations.
Both types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower's ability to repay the related pooled mortgage loan.

      Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place.
If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property. The Phase I reports of certain mortgaged properties reported the presence of mold and recommended remediation of the mold. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

      Before the special servicer acquires title to a mortgaged property on behalf of the trust, it must obtain an environmental assessment of the related pooled property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay payments to series 2007-PWR17 certificateholders.

IF A BORROWER IS UNABLE TO REPAY ITS LOAN ON ITS MATURITY DATE OR DOES NOT REPAY
ITS LOAN ON ANY ANTICIPATED REPAYMENT DATE, YOU MAY EXPERIENCE A LOSS OR DELAY
IN PAYMENTS ON YOUR CERTIFICATES.

      As described in this prospectus supplement, 100.0% of the pooled mortgage loans are balloon mortgage loans, including 6.5% of the pooled mortgage loans that provide material incentives for the related borrowers to repay the loan by their respective anticipated repayment dates prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the related pooled mortgage loan or to sell the mortgaged property for an amount that is sufficient to repay the mortgage loan in full with interest. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

      o     the availability of, and competition for, credit for commercial properties;

      o     prevailing interest rates;

                                      S-57

      o     the fair market value of the related mortgaged property;

      o     the borrower's equity in the related mortgaged property;

      o     the borrower's financial condition;

      o     the operating history and occupancy level of the mortgaged property;

      o     tax laws; and

      o     prevailing general and regional economic conditions.

      The availability of funds in the credit markets fluctuates over time.

      None of the mortgage loan sellers, any party to the series 2007-PWR17 pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED
PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES; MEZZANINE
FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO
SUPPORT, A MORTGAGED PROPERTY.

      In the case of each of the mortgaged properties identified on Appendix B to this prospectus supplement as DRA / Colonial Office Portfolio, RRI Hotel
Portfolio, 1101 New York Avenue, 32 Sixth Avenue, Fairlane Woods, Fairfield Inn
- Chantilly, VA, Hampton Inn - Woodbridge, VA, Graceland Shopping Center and
Parkwood Apartments, that collateral secures not only a pooled mortgage loan but also one or more non-pooled mortgage loans that are pari passu in right of payment with or subordinate in right of payment to that pooled mortgage loan. In addition, the borrowers or their affiliates under some of the pooled mortgage loans have incurred, or are permitted to incur in the future, other indebtedness that is secured by the related mortgaged properties or direct or indirect ownership interests in the borrower. Furthermore, the pooled mortgage loans generally do not prohibit indebtedness that is secured by equipment or other personal property located at the mortgaged property or other obligations in the ordinary course of business relating to the mortgaged property. See "Description of the Mortgage Pool - Certain Characteristics of the Mortgage Pool - Pari
Passu, Subordinate and/or Other Financing" and Appendix B to this prospectus supplement. Except as described in that section and Appendix B, we make no representation with respect to the pooled mortgage loans as to whether any subordinate financing currently encumbers any mortgaged property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

      A number of the pooled mortgage loans have in place, or permit the borrower's owners to incur in the future, associated mezzanine or similar financing. See "Description of the Mortgage Pool - Certain Characteristics of
the Mortgage Pool--Pari Passu, Subordinate and/or Other Financing" in this prospectus supplement.

      Additionally, the terms of certain pooled mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

      In addition, in general, those borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

      When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property, the trust is subjected to

                                      S-58

additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners' economic stake in the related mortgaged property. While the mezzanine lender has no security interest in or rights to the related mortgaged property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

      Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders could impair the security available to the trust fund. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust's ability to foreclose on the mortgaged property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

      Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

BANKRUPTCY PROCEEDINGS RELATING TO A BORROWER CAN RESULT IN DISSOLUTION OF THE
BORROWER AND THE ACCELERATION OF THE RELATED MORTGAGE LOAN AND CAN OTHERWISE
IMPAIR REPAYMENT OF THE RELATED MORTGAGE LOAN.

      Under the federal bankruptcy code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

      o     grant a debtor a reasonable time to cure a payment default on a mortgage loan;

      o     reduce monthly payments due under a mortgage loan;

      o     change the rate of interest due on a mortgage loan; or

      o     otherwise alter the mortgage loan's repayment schedule.

      Additionally, the trustee of the borrower's bankruptcy or the borrower, as debtor in possession, has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of the mortgage lender may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

      The filing of a bankruptcy petition will also stay the lender from enforcing a borrower's assignment of rents and leases. The federal bankruptcy code also may interfere with the trustee's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender's receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                      S-59

      As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

      The mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See "Description of the Mortgage
Pool--Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans;
Mortgage Loans with Affiliated Borrowers" in this prospectus supplement. The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related pooled mortgage loans.

      As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

      A number of the borrowers under the pooled mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership.
The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

      With respect to a number of the pooled mortgage loans, the borrowers own the related mortgaged property as tenants in common. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related pooled mortgage loan. Not all tenants in common for all pooled mortgage loans are special purpose entities.

      We cannot assure you that any principal or affiliate of any borrower under a pooled mortgage loan has not been a party to any bankruptcy proceeding.

BORROWERS THAT ARE NOT BANKRUPTCY REMOTE ENTITIES MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND THIS MAY ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

      While many of the borrowers under the pooled mortgage loans have agreed to certain special purpose covenants to limit the bankruptcy risk arising from activities unrelated to the operation of the mortgaged property, some borrowers under the pooled mortgage loans are not special purpose entities. Additionally, most borrowers under the pooled mortgage loans and their owners do not have an independent director whose consent would be required to file a bankruptcy petition on behalf of such borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower's affiliate and is not justified by the borrower's own economic circumstances.

THE OPERATION OF COMMERCIAL PROPERTIES IS DEPENDENT UPON SUCCESSFUL MANAGEMENT.

      The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

      o     responding to changes in the local market;

      o     planning and implementing the rental structure;

      o     operating the property and providing building services;

                                      S-60

      o     managing operating expenses; and

      o     assuring that maintenance and capital improvements are carried out in a timely fashion.

      Properties deriving revenues primarily from short-term sources are generally more management-intensive than properties leased to creditworthy tenants under long-term leases.

      A property manager, by controlling costs, providing appropriate service to tenants and overseeing property maintenance and general upkeep, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

      We make no representation or warranty as to the skills of any present or future managers with respect to the mortgaged properties securing the pooled mortgage loans. Additionally, we cannot assure you that any of those property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

PROVISIONS REQUIRING YIELD MAINTENANCE CHARGES OR DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE.

      Provisions in the pooled mortgage loans requiring yield maintenance charges or lock-out periods may not be enforceable in some states and under federal bankruptcy law. Provisions in the pooled mortgage loans requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge under a pooled mortgage loan will be enforceable. Also, we cannot assure you that foreclosure proceeds under a pooled mortgage loan will be sufficient to pay an enforceable yield maintenance charge.

      Additionally, although the collateral substitution provisions in the pooled mortgage loans related to defeasance do not have the same effect on the series 2007-PWR17 certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

THE ABSENCE OF LOCKBOXES ENTAILS RISKS THAT COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.

      Most of the mortgage loans that we intend to include in the trust fund do not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES.

      Although many of the mortgage loans that we intend to include in the trust fund require that funds be put aside for specific reserves, certain of those mortgage loans do not require any reserves. Furthermore, we cannot assure you that any such reserve amounts that do or may exist at any time will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged properties will be sufficient to fully fund any applicable ongoing monthly reserve requirements.

                                      S-61

INADEQUACY OF TITLE INSURERS MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

      Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any pooled mortgage loan:

      o     a title insurer will have the ability to pay title insurance claims made upon it;

      o     the title insurer will maintain its present financial strength; or

      o     a title insurer will not contest claims made upon it.

MORTGAGED PROPERTIES THAT ARE NOT IN COMPLIANCE WITH ZONING AND BUILDING CODE
REQUIREMENTS AND USE RESTRICTIONS COULD ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

      Noncompliance with zoning and building codes may cause the borrower with respect to any pooled mortgage loan to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the pooled mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, zoning consultants reports, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations.

      Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained title policy endorsements and/or law and ordinance insurance to mitigate the risks of loss associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed or for other reasons, and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the related pooled mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use and/or structure, may not generate sufficient income to service the related pooled mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

      In addition, certain mortgaged properties may be subject to zoning, land use or building restrictions in the future. In this respect, certain of the mortgaged properties may be subject to historical landmark designations, which restrict the ability of the related owners to alter the structures.

      Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, signs and common area use, and limitations on the borrower's right to certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loans.

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as RRI Hotel Portfolio, which represents security for approximately 5.7% of the initial mortgage pool balance (and 6.4% of the initial loan group 1 balance), one of the mortgaged properties in the portfolio leases its lobby space in an adjacent building under a ground lease. The term of the ground lease is scheduled to expire December 18,
2014, which is prior to the expiration of the related pooled mortgage loan. We cannot assure you that this ground lease can be renewed at

                                      S-62

its current rate or at all. If the lease terminates, the Red Roof Inn would not comply with current requirements and would be unable to operate until a new lobby was constructed.

CONDEMNATIONS WITH RESPECT TO MORTGAGED PROPERTIES COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES.

      From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the pooled mortgage loans. We cannot assure you that the proceeds payable in connection with a total condemnation will be sufficient to restore the subject mortgaged property or to satisfy the remaining indebtedness of the related pooled mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower's ability to meet its obligations under the related pooled mortgage loan.
Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES.

      The mortgaged properties securing the pooled mortgage loans may suffer casualty losses due to risks (including acts of terrorism) that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates or has otherwise been contractually limited by the related mortgage loan documents. Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

      Some of the mortgaged properties securing the pooled mortgage loans are located in California, Texas, Florida and coastal areas of certain other states and jurisdictions (including southeastern coastal states), which states and areas have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans that we intend to include in the trust fund generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

      With respect to substantially all of the mortgage loans that we intend to include in the trust, the related mortgage loan documents generally provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property against certain acts of terrorism (except that (i) the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof, whether such hazards are at the time commonly insured against for property similar to such mortgaged properties and located in or around the region in which such mortgaged property is located and/or the types of terrorist attack (e.g., certified or non-certified acts of terrorism within the meaning of the Terrorism
Risk Insurance Act of 2002, as amended ("TRIA")) and (ii) in certain cases the borrower is permitted to self-insure for that coverage subject to the borrower's owner satisfying certain minimum net worth requirements or having an investment grade rating and satisfying maximum leverage limits on its real estate portfolio) or (b) the borrowers are required to provide such additional insurance coverage as a lender (such as the trust) may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties. At the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will continue to be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those mortgaged properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates. Such policies may also not provide coverage for biological, chemical or nuclear events. In addition, in cases where the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost.

      Among the ten largest pooled mortgage loans, the pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as DRA / Colonial Office Portfolio, Bank of America Center, RRI

                                      S-63

Hotel Portfolio, 1101 New York Avenue, 346 Madison Ave, Logan Hotel Portfolio,
DRA Retail Portfolio, and 32 Sixth Avenue contain provisions specifically limiting the borrower's obligation to obtain terrorism insurance and the other pooled mortgage loans among the ten largest pooled mortgage loans do not contain such specific provisions.

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as DRA / Colonial Office
Portfolio, which represents security for approximately 7.6% of the initial mortgage pool balance (and 8.5% of the initial loan group 1 balance), if TRIA is no longer in effect, terrorism insurance is only required to the extent that such insurance can be purchased for an annual premium of not more then two times the cost of a stand alone policy as of the date of origination.

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Bank of America
Center, which represents security for approximately 7.1% of the initial mortgage pool balance (and 8.0% of the initial loan group 1 balance), terrorism insurance is only required to the extent that such insurance can be purchased for an annual premium of not more than two times the cost in 2007 of a stand alone policy mutually agreed upon by the borrower and lender.

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as RRI Hotel Portfolio, which represents security for approximately 5.7% of the initial mortgage pool balance (and 6.4% of the initial loan group 1 balance), the borrower is required to use commercially reasonable efforts to maintain insurance against loss resulting from perils or acts of terrorism, if (1) terrorism insurance is available at commercially reasonable rates and the rates are consistent with those paid in respect of comparable properties in comparable locations, provided the premiums of the terrorism coverage do not exceed 175% of the cost of all other insurance required under the loan agreement (the "RRI Hotel Portfolio
Terrorism Insurance Cap"); provided, however that if the cost of the terrorism insurance exceeds the RRI Hotel Portfolio Terrorism Insurance Cap, the borrower will purchase the maximum amount of terrorism coverage that can be obtained at a cost equal to the RRI Hotel Portfolio Terrorism Insurance Cap and (2) the lender determines that prudent institutional lenders in the business of originating securitized loans to real estate owners comparable to the borrower, on comparable properties, require the maintenance of terrorism insurance.

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 1101 New York Avenue, which represents security for approximately 3.5% of the initial mortgage pool balance (and 3.9% of the initial loan group 1 balance), if TRIA is no longer in effect, terrorism insurance is only required to the extent that such insurance can be purchased for an annual premium of not more then two times the cost of a stand alone policy as of the date of origination (increased annually by the percentage increase in the Consumer Price Index).

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 346 Madison Ave, which represents security for approximately 3.1% of the initial mortgage pool balance
(and 3.5% of the initial loan group 1 balance), terrorism insurance is only required to the extent that such insurance is commercially available and can be purchased for an annual premium of not more than one and one-half times the cost of a stand alone policy as of the date of origination.

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Logan Hotel Portfolio, which represents security for approximately 2.2% of the initial mortgage pool balance (and 2.4% of the initial loan group 1 balance), the borrower is required to maintain comprehensive all risk insurance that provides coverage for losses resulting from perils and acts of terrorism, provided that the deductible for this coverage does not exceed $25,000 and (a) the coverage is commercially available at commercially reasonably rates, or (b) the lender reasonably determines that prudent institutional lenders in the business of doing securitized loans to real estate owners comparable to the borrower on property comparable to the mortgaged property in comparable locations are requiring that the owner of the property maintain terrorism insurance.

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as DRA Retail Portfolio, which represents security for approximately 1.5% of the initial mortgage pool balance (and 1.7% of the initial loan group 1 balance), if TRIA is no longer in effect, terrorism insurance is only required to the extent that such insurance can be purchased for an annual premium equal to $40,000.

                                      S-64

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 32 Sixth Avenue, which represents security for approximately 1.2% of the initial mortgage pool balance
(and 1.4% of the initial loan group 1 balance), terrorism insurance is only required to the extent that such insurance can be purchased for a premium for any 12-month period not in excess of the lesser of (i) $250,000, as such amount may be increased annually (as of September 1 of each calendar year beginning
September 1, 2008) during the term of the mortgage loan by a percentage equal to the increase in the Consumer Price Index from the previous year, as determined by the lender, or (ii) the amount required to purchase terrorism coverage for the mortgaged property in an amount equal to $360,000,000.

      Other mortgage loans that are not among the ten largest pooled mortgage loans may provide similar restrictions on the obligation of the borrower to maintain terrorism insurance coverage.

      Some of the mortgaged properties securing the pooled mortgage loans are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property's insurable risks.

      After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk
Insurance Act of 2002, which was amended and extended by the Terrorism Risk
Insurance Extension Act of 2005, signed into law by President Bush on December
22, 2005. The Terrorism Risk Insurance Extension Act of 2005 requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government covers 85% of the losses from covered certified acts of terrorism occurring in 2007 on commercial risks in the
United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group's prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the Terrorism Risk Insurance Extension Act of 2005, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $100 million for acts of terrorism occurring in 2007. The
Terrorism Risk Insurance Extension Act of 2005 now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners' multiperil.

      The Terrorism Risk Insurance Extension Act of 2005 applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism"
by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the Terrorism Risk
Insurance Extension Act of 2005. Moreover, the Terrorism Risk Insurance
Extension Act of 2005's deductible and copayment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

      The Terrorism Risk Insurance Extension Act of 2005 will expire on December
31, 2007. If the government insurance back-stop program provided under that act is not extended or renewed, or is extended or renewed under terms that are less favorable to insurers, premiums for terrorism insurance coverage will likely increase, the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available and/or such insurance may become generally unavailable in particular locations. In addition, in the months prior to the December 31, 2007 scheduled expiration of the Terrorism Risk Insurance Extension Act of 2005, volatility may arise in international, national, regional and local insurance and reinsurance markets as a result of uncertainty regarding any potential extension of the government insurance back-stop program, or the terms of any potential extension
- especially if acts of terrorism occur during that period. That volatility may affect the pricing, terms and availability of terrorism insurance coverage to the borrowers under the pooled mortgage loans. For example, if the existing insurance policy for a mortgaged property is scheduled to expire before December
31, 2007 and includes coverage for acts of terrorism, the insurer - and other potential insurers - may refrain from offering terrorism insurance coverage under a new policy until it is clear whether and on what terms the government insurance back-stop program may be available for the portion of a policy period that would occur

                                      S-65

after December 31, 2007. In some cases, the inability of a borrower to obtain terrorism insurance coverage could or would result in a default under the related pooled mortgage loan.

      In addition to exclusions related to terrorism, certain of the insurance policies covering the mortgaged properties may specifically exclude coverage for losses due to mold or other potential causes of loss. We cannot assure you that a mortgaged property will not incur losses related to a cause of loss that is excluded from coverage under the related insurance policy.

      As a result of these factors, the amount available to make distributions on your certificates could be reduced.

PROPERTY INSPECTIONS AND ENGINEERING REPORTS MAY NOT REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON A MORTGAGED PROPERTY.

      Licensed engineers or consultants generally inspected the related mortgaged properties (unless improvements are not part of the mortgaged property) and, in most cases, prepared engineering reports in connection with the origination of the pooled mortgage loans or with this offering to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition generally has been or is generally required to be remedied to the mortgagee's satisfaction, or funds or a letter of credit as deemed necessary by the related mortgage loan seller or the related engineer or consultant have been reserved to remedy the material condition.
Neither we nor any of the mortgage loan sellers conducted any additional property inspections in connection with the issuance of the series 2007-PWR17 certificates.

APPRAISALS MAY NOT ACCURATELY REFLECT THE VALUE OF THE MORTGAGED PROPERTIES.

      In general, in connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. The resulting estimates of value are the basis of the cut-off date loan-to-value ratios referred to in this prospectus supplement. In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property, or that would have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. Moreover, the values of the mortgaged properties securing the pooled mortgage loans may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in Appendix A and Appendix B to this prospectus supplement. In each case, the estimate presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained updates to the appraisals. We cannot assure you that the appraised values indicated accurately reflect past, present or future market values of the mortgaged properties securing the pooled mortgage loans.

      The appraisals for certain mortgaged properties state a "stabilized value"
as well as an "as-is" value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The stabilized value is presented as the
Appraised Value in this prospectus supplement to the extent stated in the notes titled "Footnotes to Appendix B and C". There can be no assurance that the relied-upon assumptions related to a "stabilized value" are valid or that the assumed events will occur.

                                      S-66

THE OPERATION OF A MORTGAGED PROPERTY FOLLOWING FORECLOSURE MAY AFFECT THE TAX
STATUS OF THE TRUST FUND AND MAY ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES.

      If the trust fund acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Generally, the trust fund will be able to perform construction work through the independent contractor on any mortgaged property, other than repair and maintenance, only if such construction was at least 10% completed at the time a default on the related mortgage loan became imminent. In addition, any net income from operations other than qualifying "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code of 1986, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust fund to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. In this event, the net proceeds available for distribution on your certificates may be reduced. The special servicer may permit the trust fund to earn such above described "net income from foreclosure property" but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

      In addition, if the trust fund were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the series 2007-PWR17 certificateholders.

TENANT LEASES MAY HAVE PROVISIONS THAT COULD ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES.

      In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

      Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, or which could affect the enforcement of the lender's rights (such as a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

LITIGATION ARISING OUT OF ORDINARY BUSINESS COULD ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES.

      There may be pending or threatened legal proceedings against the borrowers, the borrower principals and the managers of the mortgaged properties securing the pooled mortgage loans and/or their respective affiliates arising out of their ordinary course of business. We cannot assure you that any such litigation would not have a material adverse effect on your certificates.

THE COSTS OF COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 AND
FAIR HOUSING LAWS MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS
MORTGAGE LOAN.

      Under the Americans with Disabilities Act of 1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with
Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to make payments on the related pooled mortgage loan would be reduced.

                                      S-67

      In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances. The costs of this compliance may be high and the penalties for noncompliance may be severe. Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the pooled mortgage loans secured by multifamily apartment buildings, which may reduce (perhaps significantly) amounts available for payment on the related pooled mortgage loan.

LOANS SECURED BY MORTGAGES ON A LEASEHOLD INTEREST WILL SUBJECT YOUR INVESTMENT
TO A RISK OF LOSS UPON A LEASE DEFAULT.

      In the case of eighteen (18) mortgaged properties, with an aggregate allocated loan amount representing 16.4% of the initial mortgage pool balance
(and 17.8% of the initial loan group 1 balance and 5.0% of the initial loan group 2 balance), the borrower's interest consists solely, or in material part, of a leasehold or sub-leasehold interest under a ground lease. These mortgaged properties consist of the mortgaged properties identified on Appendix B to this prospectus supplement as Bank of America Center, Red Roof Inn Milford and Red
Roof Inn Boston Mansfield Foxboro (which two properties are part of the RRI
Hotel Portfolio), 1101 New York Avenue, Holiday Inn Select Minneapolis Airport
and Doubletree - Little Rock (which two properties are part of the Logan Hotel
Portfolio), City Center Englewood, Estrella Medical Plaza, Creekwood Commons,
Imperial Hornet Building, Hillcrest Shopping Center, Fairhaven Gardens
Apartments, Zinfandel Ranch Apartments, 30 and 36 North Union Road and 5454 Main
Street (which two properties are part of the Iskalo Office and Retail
Portfolio), Rite Aid Dumfries-VA (which is part of the Rite Aid Portfolio),
Lakewood Collection, and Autozone - Vidalia (which is part of the VFI Southern
Portfolio).

      Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the lender (such as the trust) would lose its security. Generally, each related ground lease requires the ground lessor to give the lender notice of the ground lessee/borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the ground lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

      Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor ground lessor rejects the lease, the ground lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor ground lessee/borrower rejects any or all of the leases, the leasehold lender could succeed to the ground lessee/borrower's position under the lease only if the ground lease specifically grants the lender such right. If both the ground lessor and the ground lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt ground lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.
In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

      Most of the ground leases securing the mortgaged properties provide that the ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

      The grant of a mortgage lien on its fee interest by a land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

                                      S-68

CONDOMINIUM OR COOPERATIVE OWNERSHIP MAY LIMIT USE AND IMPROVEMENTS.

      With respect to the pooled mortgage loans listed in the table below, the related mortgaged property consists of an interest of the related borrower in commercial condominium or cooperative interests in buildings and/or other improvements and/or land, and related interests in the common areas and the related voting rights in the condominium association, or ownership interest in the cooperative. The condominium or cooperative interests described above in some cases may constitute less than a majority of such voting rights and/or may not entail an ability to prevent adverse changes in the governing organizational document for the condominium or cooperative entity. In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any.
In the case of cooperatives, there is likewise no assurance that the borrower under a mortgage loan secured by ownership interests in the cooperative will have any control over decisions made by the cooperative's board of directors, that such decisions may not have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of cooperative interests or that the operation of the property before or after any foreclosure will not be adversely affected by rent control or rent stabilization laws. See "Risk Factors--Risks Related to Mortgage Loans--Mortgage loans secured by cooperatively owned apartment buildings are subject to the risk that tenant-shareholders of a cooperatively owned apartment building will be unable to make the required maintenance payments" in the accompanying prospectus.
Consequently, servicing and realizing upon the collateral described above could subject the series 2007-PWR17 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

      The following table identifies each mortgaged property that consists principally of an interest of the related borrower in commercial condominium or cooperative interests in buildings and/or other improvements and/or land and whether the borrower controls the condominium or cooperative entity.

                                      S-69

                                          % OF INITIAL    WHETHER THE BORROWER CONTROLS
                                          MORTGAGE POOL    CONDOMINIUM OR COOPERATIVE
MORTGAGE LOAN/PROPERTY PORTFOLIO NAMES       BALANCE                 ENTITY
---------------------------------------   -------------   -----------------------------

Residence Inn Milwaukee                        0.6%                   No(2)
Peachtree Street(1)                            0.5%                   Yes
One Boulder Plaza Phase V                      0.4%                   Yes
Greene & Mercer Street Retail                  0.4%                   No
El Portal Office                               0.3%                   No(2)
Jordan Valley Medical Office                   0.3%                   Yes
South Fountain View Office Center              0.2%                   No(2)
Rite Aid Narberth                              0.1%                   Yes
350 Sentry Parkway                             0.1%                   No
Bow Street                                     0.1%                   Yes

(1)   Peachtree Street is one of the multiple mortgaged properties that together secure the DRA / Colonial Office Portfolio Loan Group.

(2)   The entity is a condominium association. The borrower does not control the entity but has the right to veto any decision of the board of managers or directors, as applicable, that may materially and adversely affect the mortgaged property.

TENANCIES IN COMMON MAY HINDER RECOVERY.

      The twenty-three (23) pooled mortgage loans secured by the mortgaged properties identified on Appendix B to this prospectus supplement as St. Mark's
Place Apartments, TJ Maxx Plaza, Montlimar Place, 300 Stillwater Avenue, Silo
Shopping Center, 2455 Alft Flex Building, Iskalo Office and Retail Portfolio,
Argonne Flex Building, Pyramid Plaza, Magnolia Industrial, 10471 Grant Line, 24
Simon Street, Sobel Building, Hayden Lane Apartments, Eastwood Terrace
Apartments, Lake Plaza Office Building, 325 East Chicago Street Office, 24341 S.
Wilmington Avenue Industrial, Chicago Title Office Complex, National Tire and
Battery - Shawnee, 595 Merritt Avenue, 923-957 Baldwin Park Industrial and
Sherwin Williams - Mansfield, which represent 0.8%, 0.5%, 0.5%, 0.4%, 0.3%,
0.2%, 0.2%, 0.2%, 0.2%, 0.2%, 0.1%, 0.1%, 0.1%, 0.1%, 0.1%, 0.1%, 0.1%, 0.1%,
0.1%, 0.1%, less than 0.1%, less than 0.1% and less than 0.1%, respectively, of the initial mortgage pool balance (and, in the aggregate, 4.7% of the initial mortgage pool balance, 4.0% of the initial loan group 1 balance and 10.0% of the initial loan group 2 balance), have borrowers that either own the related mortgaged properties as tenants in common or are permitted under their related loan documents to convert their ownership structure to a tenancy in common. In general, with respect to a tenant in common ownership structure, each tenant in common owns an undivided share in the property and if such tenant in common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), such tenant in common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a borrower exercises such right of partition, the related pooled mortgage loan may be subject to prepayment. In addition, the tenant in common structure may cause delays in the enforcement of remedies because each time a tenant in common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. In some cases, the related tenant in common borrower waived its right to partition, reducing the risk of partition. However, there can be no assurance that, if challenged, this waiver would be enforceable. In addition, in some cases, the related pooled mortgage loan documents provide for full recourse or personal liability for losses as to the related tenant in common borrower and the guarantor or for the occurrence of an event of default under such pooled loan documents if a tenant in common files for partition. In some cases, the related borrower is a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy. There can be no assurance that a bankruptcy proceeding by a single tenant in common borrower will not delay enforcement of this pooled mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant-in-common borrower may assign its interests to one or more tenant-in-common borrowers. Such change to, or increase in, the number of tenant-in-common borrowers increases the risks related to this ownership structure.

THE RECORDING OF THE MORTGAGES IN THE NAME OF MERS MAY AFFECT THE YIELD ON THE
CERTIFICATES.

      The mortgages or assignments of mortgage for some of the pooled mortgage loans have been or may be recorded in the name of Mortgage Electronic
Registration Systems, Inc. or MERS, solely as nominee for the lender and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the
Trustee, then any related expenses will be paid by the Trust and will reduce the amount available to pay principal of and interest on the certificates.

                                      S-70

      The recording of mortgages in the name of MERS is a fairly recent practice in the commercial mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosures sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the pooled mortgage loans.

MORTGAGE LOANS SECURED BY MORTGAGED PROPERTIES SUBJECT TO ASSISTANCE AND
AFFORDABLE HOUSING PROGRAMS ARE SUBJECT TO THE RISK THAT THOSE PROGRAMS MAY
TERMINATE OR BE ALTERED.

      Certain of the pooled mortgage loans may be secured by mortgaged properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the related mortgaged property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, such as the Section 8 Tenant Based Assistance Rental
Certificate Program of the United States Department of Housing and Urban
Development. With respect to certain of the pooled mortgage loans, the related borrowers may receive subsidies or other assistance from state and/or local government programs. Generally, in the case of mortgaged properties that are subject to assistance programs of the kind described above, the subject mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. No assurance can be given that any government or other assistance programs will be continued in their present form during the terms of the related pooled mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or that the owners of a borrower will continue to receive tax credits or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans - even though the related mortgage loan seller may have underwritten the related pooled mortgage loan on the assumption that any applicable assistance program would remain in place. Loss of any applicable assistance could have an adverse effect on the ability of a borrower whose related mortgaged property is subject to an assistance program to make debt service payments. Additionally, the restrictions described above relating to the use of the related mortgaged property could reduce the market value of that property.

INCREASES IN REAL ESTATE TAXES DUE TO TERMINATION OF A PILOT PROGRAM OR OTHER
TAX ABATEMENT ARRANGEMENTS MAY REDUCE NET CASH FLOW AND PAYMENTS TO
CERTIFICATEHOLDERS.

      Certain of the mortgaged properties securing the pooled mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a "PILOT"
program) or other tax abatement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower. An increase in real estate taxes may affect the ability of the borrower to pay debt service on the related mortgage loan. There are no assurances that any such program will continue for the term of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure.

THE POOLED MORTGAGE LOANS HAVE NOT BEEN RE-UNDERWRITTEN BY US.

      We have not re-underwritten the pooled mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan seller, and the mortgage loan sellers' respective obligations to repurchase, cure or substitute a pooled mortgage loan in the event that a representation or warranty was not true as of the date when it was made and such breach materially and adversely affects the interests of the series 2007-PWR17 certificateholders with respect to the affected pooled mortgage loan. Those representations and warranties are limited (see "Description of the Mortgage Pool - Representations
and Warranties" in this prospectus supplement) and you should not view them as a substitute for re-underwriting the pooled mortgage loans. If we had re-underwritten the pooled mortgage loans, it is possible that the re-underwriting process may have revealed problems with one or more of the pooled mortgage loans not covered by representations or warranties given by the mortgage loan sellers.

                                      S-71

OTHER RISKS

TERRORIST ATTACKS MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND
PAYMENTS ON THE UNDERLYING MORTGAGE LOANS.

      Terrorist attacks may occur at any time at any location in the world, including in the United States and at or near the mortgaged properties that secure the pooled mortgage loans. It is impossible to predict when, how, why or where terrorist attacks may occur in the United States or elsewhere and the nature and extent of the effects of any terrorist attacks on world, national, regional or local economies, securities, financial or real estate markets or spending or travel habits. Perceptions that terrorist attacks may occur or be imminent may have the same or similar effects as actual terrorist attacks, even if terrorist attacks do not materialize.

THE HURRICANES OF 2005.

      In August, September and October 2005, Hurricanes Katrina, Rita and Wilma
and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States (parts of Texas, Louisiana, Mississippi and
Alabama), parts of Florida and certain other parts of the southeastern United
States. That damage, and the national, regional and local economic and other effects of that damage, are not yet fully assessed or known, although the mortgage loan sellers are not aware of material physical damage to the mortgaged properties securing the respective pooled mortgage loans being sold by them.
Economic effects appeared to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some of the affected areas. It is not possible to determine the extent to which these effects may be temporary or how long they may last. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets and spending or travel habits may subsequently arise or become apparent in connection with the hurricanes and their aftermath.
Furthermore, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Because standard hazard insurance policies generally do not provide coverage for damage arising from floods and windstorms, property owners in the affected areas may not be insured for the damage to their properties and, in the aggregate, this may affect the timing and extent of local and regional economic recovery.

ADDITIONAL RISKS.

      See "Risk Factors" in the accompanying prospectus for a description of other risks and special considerations that may be applicable to your offered certificates.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

      From time to time we use capitalized terms in this prospectus supplement.
Each of those capitalized terms will have the meaning assigned to it in the
"Glossary" attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

      This prospectus supplement and the accompanying prospectus include the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                                      S-72

                               TRANSACTION PARTIES

THE ISSUING ENTITY

      The issuing entity with respect to the offered certificates will be the
Bear Stearns Commercial Mortgage Securities Trust 2007-PWR17 (the "Trust"). The
Trust is a New York common law trust that will be formed on the closing date pursuant to the series 2007-PWR17 pooling and servicing agreement. The only activities that the Trust may perform are those set forth in the series
2007-PWR17 pooling and servicing agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to certificateholders and engaging in any other activities described generally in this prospectus supplement. Accordingly, the
Trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the collection accounts and other accounts maintained under the series 2007-PWR17 pooling and servicing agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the master servicers and the trustee may make advances of delinquent principal and interest payments and servicing advances to the Trust, but only to the extent the advancing party deems these advances to be recoverable from the related mortgage loan. These advances are intended to provide liquidity, rather than credit support. The series 2007-PWR17 pooling and servicing agreement may be amended as set forth under "Description of the
Offered Certificates--Amendment of the Series 2007-PWR17 Pooling and Servicing
Agreement" in this prospectus supplement. The Trust administers the mortgage loans through the trustee, the certificate administrator, the tax administrator, the master servicers, the primary servicers and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the tax administrator, the certificate registrar, the master servicers, the primary servicers and the special servicer, including any discretionary activities performed by each of them, is set forth under "--The Trustee," "--The
Certificate Administrator, Tax Administrator and Certificate Registrar," "--The
Master Servicers," and "--The Special Servicer" and "Servicing of the Mortgage
Loans Under the Series 2007-PWR17 Pooling and Servicing Agreement" in this prospectus supplement.

      The only assets of the Trust other than the mortgage loans and any REO
Properties are the distribution account, the master servicers' collection accounts, the other accounts maintained pursuant to the series 2007-PWR17 pooling and servicing agreement, the short-term investments in which funds in the master servicers' collection accounts and other accounts are invested and any rights and benefits obtained in connection with the other activities described in this prospectus supplement. The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any
REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the trustee, the certificate administrator, the master servicers and the special servicer and similar parties under any pooling and servicing agreement which governs the servicing of each pooled mortgage loan that is part of a split loan structure. The fiscal year of the Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicers, the primary servicers and the special servicer.

      The depositor is contributing the mortgage loans to the Trust. The depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this prospectus supplement under "Description of the Mortgage
Pool--Assignment of the Pooled Mortgage Loans" and "--Representations and
Warranties."

      Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so predicting with any certainty whether or not the trust would be characterized as a "business trust"
is not possible.

THE DEPOSITOR

      Bear Stearns Commercial Mortgage Securities Inc., the depositor, was incorporated in the State of Delaware on April 20, 1987. Our principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Our telephone number is (212) 272-2000. We do not have, nor is it expected in the future that we will have, any significant assets and are not engaged in any activities except those related to the securitization of assets.

      The depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period from April 23, 2002 to April
30, 2007, the depositor (or an affiliate thereof) acted as depositor with respect to

                                      S-73

commercial and multifamily mortgage loan securitization transactions, in an aggregate amount in excess of $58 billion. BSCMI has acted as a sponsor or co-sponsor of these transactions and contributed a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other loan sellers. Bear Stearns Commercial Mortgage Securities Inc.
will have minimal ongoing duties with respect to the offered certificates and the mortgage loans. The depositor's duties will include, without limitation, (i)
appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and trust for any liability, assessment or costs arising from the depositor's bad faith, negligence or malfeasance in providing such information, (iv)
indemnifying the trustee and the tax administrator against certain securities laws liabilities, and (v) signing or contracting with each master servicer, as applicable, signing any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on
Form 10-D and Current Reports on Form 8-K required to be filed by the trust. The depositor is also required under the Underwriting Agreement to indemnify the
Underwriters for certain securities law liabilities.

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

WELLS FARGO BANK, NATIONAL ASSOCIATION

      Wells Fargo Bank, National Association, a national banking association
("Wells Fargo Bank"), is a sponsor of this transaction and is one of the mortgage loan sellers. Wells Fargo Bank originated and underwrote all of the mortgage loans it is selling to us, which represent 34.3% of the initial mortgage pool balance.

      Wells Fargo Bank is a wholly-owned subsidiary of Wells Fargo & Company
(NYSE: WFC). The principal office of Wells Fargo Bank's commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco,
California 94105, and its telephone number is (415) 396-7697. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the
Currency (the "OCC") and is subject to the regulation, supervision and examination of the OCC.

      Wells Fargo Bank's Commercial Mortgage Securitization Program

      Wells Fargo Bank has been active as a participant in securitizations of commercial and multifamily mortgage loans since 1995. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to an unaffiliated securitization depositor and participating in structuring decisions. Multiple mortgage loan seller transactions in which Wells Fargo Bank has participated include the "TOP"
program in which the depositor and Morgan Stanley Capital I Inc. have alternately acted as depositor, the "PWR" program in which the depositor and
Bear Stearns Commercial Mortgage Securities II Inc. act as depositor and the
"HQ", "LIFE" and "IQ" programs in which Morgan Stanley Capital I Inc. acts as depositor and the "ML-CFC" and "MLMT" programs in which Merrill Lynch Mortgage
Investors, Inc., acts as depositor.

      Between the inception of its commercial mortgage securitization program in
1995 and June 30, 2007, Wells Fargo Bank originated approximately 4,048 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $21.4 billion, which were included in approximately 56 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans. For the twelve month period ended June 30, 2007, Wells Fargo Bank originated and securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $5.2 billion, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor.

                                      S-74

      Servicing

      Wells Fargo Bank services the mortgage loans that it originates, and is acting as one of the master servicers in this transaction. See "--Master
Servicers" in this prospectus supplement. Wells Fargo Bank is also acting as certificate administrator, certificate registrar and tax administrator in this transaction.

      Underwriting Standards

      Wells Fargo Bank generally underwrites commercial and multifamily mortgage loans originated for securitization in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved.
Accordingly, no representation is made that each mortgage loan originated by
Wells Fargo Bank will comply in all respects with the underwriting criteria.

      An underwriting team comprised of real estate professionals conducts a review of the mortgaged property related to each loan, generally including an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged property and other factors, the credit of key tenants also may also be reviewed. Each mortgaged property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. Wells Fargo Bank generally obtains the third party reports or other documents described in this prospectus supplement under
"Description of the Mortgage Pool--Assessments of Property Value and Condition,"
"--Appraisals," "--Environmental Assessments," "--Property Condition
Assessments," "--Seismic Review Process," and "--Zoning and Building Code
Compliance."

      A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction with additional due diligence.

      Debt Service Coverage Ratio and LTV Ratio. Wells Fargo Bank's underwriting criteria generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, Wells Fargo Bank may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on relevant factors such as the types of tenants and leases at the mortgaged property or additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to certain mortgage loans originated by Wells Fargo Bank or its affiliates there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

      For purposes of the underwriting criteria, Wells Fargo Bank calculates the debt service coverage ratio for each mortgage loan on the basis of underwritten net cash flow at loan origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix B hereto may differ from the ratio for such mortgage loan calculated at the time of origination. In addition, Wells Fargo Bank's underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See
"Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. Wells Fargo Bank may require a borrower to fund escrows or reserves for taxes and insurance or, in some cases, requires such escrows or reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Wells Fargo Bank may also require a borrower to fund escrows or reserves for other purposes such as deferred maintenance, re-tenanting expenses and capital expenditures, in some cases only during periods

                                      S-75

when certain debt service coverage ratios are not satisfied. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. Wells
Fargo Bank reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves to be funded for each mortgage loan.

      The information set forth in this prospectus supplement concerning Wells
Fargo Bank has been provided by it.

BEAR STEARNS COMMERCIAL MORTGAGE, INC.

      Overview

      Bear Stearns Commercial Mortgage, Inc., a New York corporation ("BSCMI")
is a sponsor of this transaction and is one of the mortgage loan sellers. BSCMI or an affiliate originated all of the mortgage loans sold to the depositor by it, which represent 21.7% of the initial mortgage pool balance.

      BSCMI is a wholly-owned subsidiary of The Bear Stearns Companies Inc.
(NYSE: BSC) and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. The principal offices of BSCMI are located at 383 Madison Avenue,
New York, New York 10179, and its telephone number is (212) 272-2000.

      BSCMI's primary business is the underwriting, origination and sale of mortgage loans secured by commercial or multifamily properties. BSCMI sells the great majority of the mortgage loans that it originates through commercial mortgage backed securities ("CMBS") securitizations. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of
April 30, 2007, the total amount of commercial mortgage loans originated by
BSCMI since 1995 was in excess of $39 billion. Of the approximately $32 billion of securitized commercial mortgage loans, approximately $20 billion has been securitized by an affiliate of BSCMI acting as depositor, and approximately $12 billion has been securitized by unaffiliated entities acting as depositor. In its fiscal year ended November 30, 2006, BSCMI securitized approximately $9 billion of commercial mortgage loans, of which approximately $5 billion was securitized by an affiliate of BSCMI acting as depositor, and approximately $4 billion was securitized by unaffiliated entities acting as depositor.

      BSCMI's annual commercial mortgage loan originations have grown from approximately $65 million in 1995 to approximately $1 billion in 2000 and to approximately $10 billion in fiscal year ended November 30, 2006. The commercial mortgage loans originated by BSCMI include both fixed and floating rate loans and both conduit loans and large loans. BSCMI primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties.
BSCMI originates loans in every state and in the District of Columbia, Puerto
Rico and the U.S. Virgin Islands.

      As a sponsor, BSCMI originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with Bear,
Stearns & Co. Inc. and other underwriters, BSCMI works with Rating Agencies, loan sellers and servicers in structuring the securitization transaction. BSCMI acts as sponsor, originator or mortgage loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which BSCMI has participated to date include each of the prior series of certificates issued under the "TOP" program, in which BSCMI,
Wells Fargo Bank, National Association, Principal Commercial Funding II, LLC and
Morgan Stanley Mortgage Capital Inc. generally are mortgage loan sellers and sponsors, and the depositor and Morgan Stanley Capital I Inc., which is an affiliate of Morgan Stanley Mortgage Capital Inc. and Morgan Stanley & Co.
Incorporated, have alternately acted as depositor and the "PWR" program, in which BSCMI, Prudential Mortgage Capital Funding, LLC, Wells Fargo Bank,
National Association, Principal Commercial Funding II, LLC and Nationwide Life
Insurance Company generally are mortgage loan sellers, and the depositor and
Bear Stearns Commercial Mortgage Securities II Inc. act as depositor. As of
April 30, 2007, BSCMI securitized approximately $8 billion of commercial mortgage loans through the TOP program and approximately $8 billion of commercial mortgage loans through the PWR program.

                                      S-76

      Neither BSCMI nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, BSCMI sells the right to be appointed servicer of its securitized mortgage loans to rating-agency approved servicers, including Wells Fargo Bank, National Association, a master servicer in this transaction, and Bank of America, N.A.

      BSCMI's Underwriting Standards

      General. All of the BSCMI mortgage loans were originated by BSCMI or an affiliate of BSCMI, in each case, generally in accordance with the underwriting criteria summarized below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, tenancy and location of the real estate collateral and the sponsorship of the borrower, will impact the extent to which the general criteria are applied to a specific mortgage loan. The underwriting criteria are general, and we cannot assure you that every mortgage loan will comply in all respects with the criteria.

      Mortgage Loan Analysis. The BSCMI credit underwriting team for each mortgage loan is comprised of real estate professionals from BSCMI. The underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit and background of the borrower and certain key principals of the borrower are examined prior to approval of the mortgage loan. This analysis includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. A member of the BSCMI underwriting team (or a third party professional property inspector acting on
BSCMI's behalf in the case of single tenant retail properties) visits and inspects each property to confirm occupancy rates and to analyze the property's market and utility within the market.

      Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from BSCMI and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms or reject a mortgage loan.

      Debt Service Coverage Ratio and LTV Ratio. BSCMI's underwriting criteria generally require the following minimum debt service coverage ratios and maximum loan to value ratios for each indicated property type:

PROPERTY TYPE                        DSCR GUIDELINE         LTV RATIO GUIDELINE
-------------------------------     ----------------       ---------------------
Multifamily                               1.20x                     80%
Office                                    1.25x                     75%
Anchored Retail                           1.20x                     80%
Unanchored Retail                         1.30x                     75%
Self storage                              1.30x                     75%
Hotel                                     1.40x                     70%
Industrial                                1.25x                     70%
Manufactured Housing Community            1.25x                     75%

      Debt service coverage ratios are calculated based on anticipated underwritten net cash flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination.

      Escrow Requirements. BSCMI generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses.
Generally, the required escrows for mortgage loans originated by BSCMI are as follows:

      Taxes and Insurance-Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

                                      S-77

      Replacement Reserves-Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for
BSCMI or the following minimum amounts:

PROPERTY TYPE                           RESERVE GUIDELINE
--------------------------------       ----------------------------------
Multifamily                             $250 per unit
Office                                  $0.20 per square foot
Retail                                  $0.15 per square foot
Self storage                            $0.15 per square foot
Hotel                                   5% of gross revenue
Industrial                              $0.10 - $0.15 per square foot
Manufactured Housing Community          $50 per pad

      Deferred Maintenance/Environmental Remediation-An initial deposit, upon funding of the mortgage loan, in an amount generally equal to 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

      Re-tenanting-In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

      The information set forth in this prospectus supplement concerning BSCMI has been provided by it.

PRINCIPAL COMMERCIAL FUNDING II, LLC

      Principal Commercial Funding II, LLC ("PCFII") a Delaware limited liability company formed in 2005, is a sponsor of this transaction and one of the mortgage loan sellers. PCFII is an entity owned jointly by U.S. Bank
National Association ("USB"), a subsidiary of U.S. Bancorp (NYSE: USB) and
Principal Commercial Funding, LLC ("PCF"), a subsidiary of Principal Global
Investors, LLC ("PGI") which is a wholly owned subsidiary of Principal Life
Insurance Company. Principal Life Insurance Company is a wholly-owned subsidiary of Principal Financial Services, Inc., which is wholly-owned by Principal
Financial Group (NYSE: PFG). The principal offices of PCFII are located at 801
Grand Avenue, Des Moines, Iowa 50392, telephone number (515) 248-3944.

      PCFII's principal business is the underwriting, origination and sale of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold into securitizations. PCF or USB have sourced all of the mortgage loans PCFII is selling in this transaction, which represent
20.7% of the initial mortgage pool balance.

      Principal Commercial Funding II, LLC's Commercial Real Estate
Securitization Program

      In 2006, PCFII began participating in the securitization of mortgage loans. PCFII sources mortgage loans through its owners, PCF and USB. PCF and its affiliates underwrite the mortgage loans for PCFII. PCFII, with the other mortgage loan sellers, participates in the securitization of such mortgage loans by transferring the mortgage loans to a securitization depositor or another entity that acts in a similar capacity. Multiple mortgage loan seller transactions in which PCF and PCFII have participated in include the "TOP"
program in which Bear Stearns Commercial Mortgage Securities Inc. and Morgan
Stanley Capital I Inc. have alternately acted as depositor, the "PWR" program in which Bear Stearns Commercial Mortgage Securities Inc. or Bear Stearns
Commercial Mortgage Securities II Inc. act as depositor and the "HQ" and "IQ"
programs, in which Morgan Stanley Capital I Inc. has acted as depositor.

      Since the inception of PCF's mortgage loan securitization program in 1998, the total amount of commercial and multifamily mortgage loans originated by PCF and/or PCFII that have been included in securitizations as of June 30, 2007, was approximately $13.1 billion. As of such date, these securitized loans included approximately 1,714 mortgage loans, all of which were fixed rate and which have been included in approximately 46 securitizations. In connection with originating mortgage loans for securitization, certain of PCFII's affiliates also originate subordinate or mezzanine debt which is generally not securitized.
In its fiscal year ended December 31, 2006, PCF and/or PCFII originated and securitized

                                      S-78

approximately $2.9 billion of commercial and multifamily mortgage loans, all of which were included in securitizations in which an unaffiliated entity acted as depositor. PCF's and/or PCFII's total securitizations have grown from approximately $337.7 million in 1999 to approximately $2.9 billion in 2006.

      The mortgage loans originated for PCFII include fixed rate conduit loans.
PCFII's conduit loan program (which is the program under which PCFII's mortgage loans being securitized in this transaction were originated), will also sometimes originate large loans to be securitized within conduit issuances. The mortgage loans originated for PCFII are secured by multifamily, office, retail, industrial, hotel, manufactured housing and self storage properties.

      Servicing

      Principal Global Investors, LLC, an affiliate of PCF and PCFII, services all of the commercial mortgage loans originated for PCF and PCFII for securitization. Additionally, PGI is the primary servicer for the mortgage loans sold by PCF and PCFII in this transaction. See "Transactions Parties--Primary
Servicer" in this prospectus supplement.

      Underwriting Standards

      PCFII's mortgage loans originated for securitization are underwritten by
PCF and its affiliates, and, in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      The credit underwriting team for each mortgage loan is comprised of real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases.
The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches.
Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance" are generally obtained.

      All mortgage loans must be approved by a loan committee comprised of senior real estate professionals. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting standards for PCFII's mortgage loans generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, a mortgage loan originated for PCFII may have a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, real estate professional's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated for
PCFII, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt

                                      S-79

secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix B hereto may differ from the amount calculated at the time of origination. In addition, PCFII's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. PCFII borrowers are often required to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Additional reserves may be required for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. Case-by-case analysis is done to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated for PCFII.

      The information set forth in this prospectus supplement concerning PCFII has been provided by it.

PRUDENTIAL MORTGAGE CAPITAL FUNDING, LLC

      Overview

      Prudential Mortgage Capital Funding, LLC ("PMCF"), a Delaware limited liability company formed in 1997, is a sponsor of this transaction and one of the mortgage loan sellers. Prudential Mortgage Capital Company, LLC ("PMCC"), an
affiliate of PMCF, originated and underwrote all of the mortgage loans sold by
PMCF to the depositor in this transaction, which represent 15.0% of the initial mortgage pool balance.

      PMCF is a wholly-owned subsidiary of PMCC and is an affiliate of
Prudential Asset Resources, Inc., one of the master servicers in this transaction. PMCF and PMCC's ultimate beneficial owner is Prudential Financial,
Inc. (NYSE: PRU). The principal offices of PMCF are located at Four Gateway
Center, 8th Floor, 100 Mulberry Street, Newark, New Jersey 07102. PMCF's
telephone number is (888) 263-6800. A significant aspect of PMCC's business is the origination, underwriting and sale to PMCF of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold through CMBS securitizations.

      PMCF has been actively involved in the securitization of mortgage loans since 1998. From January 1, 2003, through June 30, 2007, PMCC originated for securitization approximately 876 mortgage loans, having a total original principal amount of approximately $12.86 billion, which were assigned to PMCF, and approximately $9.94 billion (this number includes several mortgage loans originated in 2002) have been included in approximately 24 securitizations. In connection with originating mortgage loans for securitization, PMCF and/or certain of its affiliates also originate subordinate or mezzanine debt which is generally not securitized. Of the $9.94 billion in mortgage loans originated by
PMCC and assigned to PMCF that have been included in securitizations since
January 1, 2003, approximately $295.60 million have been included in securitizations in which an affiliate of PMCF was depositor, and $9.64 billion have been included in securitizations in which an unaffiliated entity acted as depositor. In its fiscal year ended December 31, 2006, PMCC originated and assigned to PMCF approximately 203 mortgage loans for securitization, having an aggregate principal balance of approximately $2.67 billion.

      The property types most frequently securing mortgage loans originated by
PMCC for securitization are office, retail, and multifamily properties. However,
PMCC also originates mortgage loans secured by industrial, self storage, hospitality, manufactured housing, mixed-use and other types of properties for its securitization program. States with the largest concentration of mortgage loans have, in the past, included New York, California, and Texas; however, each securitization may include other states with significant concentrations.

                                      S-80

      At origination of a mortgage loan, PMCC assigns the loan to PMCF which, together with other sponsors or loan sellers, initiates the securitization of these loans by transferring the loans to the depositor or another entity that acts in a similar capacity as the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with the underwriters selected for a particular securitization,
PMCF works with the Rating Agencies, loan sellers and servicers in structuring the transaction. Multiple seller transactions in which PMCF has participated to date as a mortgage loan seller include (i) the "IQ" program, in which PMCF,
Morgan Stanley Mortgage Capital Inc. ("MSMC") and other entities act as sellers, and Morgan Stanley Capital I Inc., an affiliate of MSMC and Morgan Stanley & Co.
Incorporated, acts as depositor; and (ii) the "PWR" program, in which PMCF,
Wells Fargo Bank and other sellers act as sellers, and BSCMSI or an affiliate acts as depositor. Prior to this transaction, PMCF sold approximately $1.98 billion of mortgage loans under the "IQ" program and approximately $7.88 billion of mortgage loans under the "PWR" program.

      Prudential Asset Resources, Inc. ("PAR"), an affiliate of PMCF and PMCC, a master servicer in this transaction, services the mortgage loans on PMCF's behalf. See "--Master Servicers" in this prospectus supplement.

      PMCC's Underwriting Standards

      General. PMCC originates and underwrites loans through its offices in
Newark, New York City, McLean, Atlanta, Chicago, Dallas, San Francisco and Los
Angeles. All of the PMCC mortgage loans in this transaction were originated by
PMCC or an affiliate of PMCC, in each case, generally in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances surrounding each mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. These underwriting guidelines are general, and there is no assurance that every mortgage loan will comply in all respects with the guidelines.

      Mortgage Loan Analysis. The PMCC credit underwriting team for each mortgage loan was comprised of PMCC real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related property, generally including undertaking analyses of the appraisal, the engineering report, the environmental report, the historical property operating statements (to the extent available), current rent rolls, current and historical real estate taxes, and a review of tenant leases. A limited examination of certain key principals of borrower and, if the borrower is not a newly formed special purpose entity, the borrower itself, is performed prior to approval of the mortgage loan. This analysis includes a review of (i) available financial statements (which are generally unaudited), (ii) third-party credit reports, and
(iii) judgment, lien, bankruptcy and pending litigation searches. The credit of certain key tenants is also examined as part of the underwriting process.
Generally, a member of the PMCC underwriting team visits each property to confirm the occupancy rates of the property, the overall quality of the property, including its physical attributes, the property's market and the utility of the property within the market. As part of its underwriting procedures, PMCC also generally obtains the third party reports or other documents described in this prospectus supplement under "Description of the
Mortgage Pool--Assessments of Property Value and Condition", "--Appraisals",
"--Environmental Assessments", "--Property Condition Assessments", "--Seismic
Review Process", and "--Zoning and Building Compliance".

      Loan Approval. All mortgage loans must be approved by a loan committee that is generally comprised of PMCC professionals. As the size of the mortgage loan increases, the composition of the applicable committee shifts from a regional focus to one that requires involvement by senior officers and/or directors of PMCC, its affiliates and its parent. The loan committee may approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and LTV Ratio. PMCC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan to value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a particular mortgage loan, such as the types of tenants and leases at the applicable real property; the existence of additional collateral such as reserves, letters of credit or guarantees; the existence of subordinate or mezzanine debt; PMCC's projection of improved property performance in the future; and other relevant factors.

      The debt service coverage ratio guidelines listed above are calculated based on anticipated underwritten net cash flow at the time of origination.
Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in

                                      S-81

this prospectus supplement may differ from the amount calculated at the time of origination. In addition, PMCC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

      Escrow Requirements. PMCC often requires a borrower to fund various escrows for taxes and insurance, replacement reserves, capital expenses and/or environmental remediation or monitoring, or, in some cases, requires such reserves to be funded only following a triggering event, such as an event of default under the related mortgage loan. PMCC may also require reserves for deferred maintenance, re-tenanting expenses, and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PMCC conducts a case by case analysis to determine the need for a particular escrow or reserve and, consequently, such requirements may be modified and/or waived in connection with particular loans.

      See Appendix B to this prospectus supplement to obtain specific information on the escrow requirements for the PMCC originated loans included in this transaction.

      The information set forth in this prospectus supplement concerning PMCF and PMCC has been provided by them.

NATIONWIDE LIFE INSURANCE COMPANY

      Nationwide Life Insurance Company ("Nationwide Life"), an Ohio
corporation, is a sponsor of this transaction and one of the mortgage loan sellers. Nationwide Life is a provider of long-term savings and retirement products in the United States and is a wholly-owned subsidiary of Nationwide
Financial Services, Inc. ("Nationwide Financial"), a large diversified financial and insurance services provider in the United States. Nationwide Financial had assets of approximately $121 billion (unaudited) as of June 30, 2007. The principal offices of Nationwide Life are located at One Nationwide Plaza,
Columbus, Ohio 43215. Nationwide Life originated all of the mortgage loans it is selling to us, which represent 8.4% of the initial mortgage pool balance.

      Nationwide Financial's real estate investment department originated approximately $2.4 billion in commercial mortgage loans in 2006, has averaged over $2.0 billion in commercial mortgage loan originations per year over the past five years and currently manages approximately $11.9 billion of mortgage loans for Nationwide Life, its affiliates and third party participants.
Nationwide Life acts as primary servicer for the mortgage loans sold to a securitization by Nationwide Life. Nationwide Life has financial strength ratings of "Aa3", "AA-" and "A+" from Moody's, S&P and A.M. Best, respectively.

      Nationwide Life's Commercial Real Estate Securitization Program

      Nationwide Life has been active as a participant in securitizations of commercial mortgage loans since 2001. Nationwide Life originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to an unaffiliated securitization depositor and participating in structuring decisions. Multiple mortgage loan seller transactions in which
Nationwide Life has participated include the "PWR" program in which Bear Stearns
Commercial Mortgage Securities Inc. and Bear Stearns Commercial Mortgage
Securities II Inc. have acted as depositor and the "IQ" program in which Morgan
Stanley Capital I Inc. acts as depositor.

      As of June 30, 2007, the total amount of commercial and multifamily mortgage loans originated by Nationwide Life and included in securitizations since the inception of its commercial mortgage securitization program in 2001 was approximately $1.8 billion (the "Nationwide Life Securitized Loans"). As of such date, the Nationwide Life Securitized Loans included approximately 212 mortgage loans, all of which were fixed rate, which have been included in approximately 17 securitizations. The properties securing these loans include multifamily, office, retail, industrial, and hospitality properties. Nationwide
Life and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans. In the year ended December 31, 2006, Nationwide Life originated and securitized commercial and multifamily mortgage loans with an aggregate original principal balance of

                                      S-82

approximately $541 million, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor.

      Servicing

      Nationwide Life is a primary servicer in this transaction. See
"Transactions Parties--Primary Servicer" in this prospectus supplement.

      Underwriting Standards

      Mortgage loans originated for securitization by Nationwide Life or an affiliate of Nationwide Life in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, type and location of the real property collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      The credit underwriting team for each proposed mortgage loan investment is comprised of real estate professionals of Nationwide Life and certain of its affiliates. The underwriting team for each proposed mortgage loan investment is required to conduct a review of the related collateral property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the proposed mortgage loan investment. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the financial strength of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators. As part of its underwriting procedures, Nationwide Life also generally obtains the third party reports or other documents such as environmental assessments and engineering reports.

      Prior to commitment, all proposed mortgage loan investments must be approved by a loan committee comprised of senior real estate professionals from
Nationwide Life and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of the proposed mortgage loan investment, or reject the proposed mortgage loan investment.

      Nationwide Life's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%.
However, these requirements serve merely as a recommended guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a proposed mortgage loan investment. For example, Nationwide
Life or its affiliates may originate a mortgage loan with a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Nationwide Life's judgment of improved property performance in the future, and/or other relevant factors. In addition, with respect to certain mortgage loans originated by Nationwide Life or its affiliates, there may exist subordinate debt secured by the real property collateral and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan included in a securitization and reported in the related disclosure may differ from the amount calculated at the time of origination. In addition, Nationwide Life's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may

                                      S-83

provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

      Nationwide Life often requires a borrower to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Nationwide Life may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. Nationwide Life conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every mortgage loan originated by Nationwide
Life.

      The information set forth in this prospectus supplement concerning
Nationwide Life has been provided by it.

THE TRUSTEE

      LaSalle Bank National Association ("LaSalle") will act as the trustee for the trust fund and the Swap Trust under the series 2007-PWR17 pooling and servicing agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank
Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994, LaSalle has served as trustee or paying agent on approximately 700 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of June 30,
2007, LaSalle serves as trustee or paying agent on over 470 commercial mortgage-backed security transactions. The depositor, the master servicers, the special servicer and the primary servicers may maintain banking relationships in the ordinary course of business with LaSalle. The trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois,
60603. Attention: Global Securities and Trust Services - Bear Stearns Commercial
Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series
2007-PWR17, or at such other address as the trustee may designate from time to time. The long-term unsecured debt of LaSalle is rated "A+" by S&P, "Aa3" by
Moody's and "AA-" by Fitch.

      On April 22, 2007, ABN AMRO Holding N.V. agreed to sell ABN AMRO North
America Holding Company, the indirect parent of LaSalle Bank National
Association, to Bank of America Corporation. The proposed sale currently includes all parts of the Global Securities and Trust Services Group within
LaSalle Bank engaged in the business of acting as trustee, securities administrator, master servicer, custodian, collateral administrator, securities intermediary, fiscal agent and issuing and paying agent in connection with securitization transactions.

      The contract between ABN AMRO Bank N.V. and Bank of America Corporation was filed on Form 6-K with the Securities and Exchange Commission on April 25,
2007. The contract provides that the sale of LaSalle Bank National Association is subject to regulatory approvals and other customary closing conditions.

      The information set forth in the three preceding paragraphs concerning
LaSalle has been provided by it.

      Eligibility Requirements

      The trustee is at all times required to be, and will be required to resign if it fails to be, (i) a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of not less than
$50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" by S&P and "F1+" by Fitch and whose long-term unsecured debt, is at all times rated not less than "A+" by S&P and "AA-" by
Fitch, or a rating otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. Notwithstanding the foregoing, if the trustee fails to meet the ratings requirements above, the trustee shall be deemed to meet such ratings requirements if it appoints a fiscal agent as backup liquidity provider, if the fiscal agent meets the ratings requirements above and assumes the

                                      S-84

trustee's obligation to make any advance required to be made by a master servicer, that was not made by the applicable master servicer under the series
2007-PWR17 pooling and servicing agreement.

      Duties of the Trustee

      The trustee will make no representations as to the validity or sufficiency of the series 2007-PWR17 pooling and servicing agreement, the certificates or any asset or related document and is not accountable for the use or application by the depositor or the master servicers or the special servicer of any of the certificates or any of the proceeds of the certificates, or for the use or application by the depositor or the master servicers or the special servicer of funds paid in consideration of the assignment of the mortgage loans to the trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the series 2007-PWR17 pooling and servicing agreement or for investment of any such amounts. If no Event of
Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the series 2007-PWR17 pooling and servicing agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the series 2007-PWR17 pooling and servicing agreement. The trustee is required to notify certificateholders of any termination of a master servicer or special servicer or appointment of a successor to a master servicer or the special servicer. The trustee will be obligated to make any advance required to be made, and not made, by a master servicer or the special servicer under the series 2007-PWR17 pooling and servicing agreement, provided that the trustee will not be obligated to make any advance that it deems to be a nonrecoverable advance. The trustee will be entitled, but not obligated, to rely conclusively on any determination by a master servicer or the special servicer, that an advance, if made, would be a nonrecoverable advance. The trustee will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, each master servicer. See "Description of the
Offered Certificates--Advances" in this prospectus supplement.

      In addition to having express duties under the series 2007-PWR17 pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the series 2007-PWR17 pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the series 2007-PWR17 pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the
Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The series 2007-PWR17 pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an Event of Default has occurred and remains uncured.

      Matters Regarding the Trustee

      The trust fund will indemnify the trustee and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys' fees, arising with respect to the series 2007-PWR17 pooling and servicing agreement, the mortgage loans or the series 2007-PWR17 certificates, other than (i) those resulting from the breach of the trustee's representations, warranties or covenants or from willful misconduct, bad faith, fraud or negligence in the performance of, or negligent disregard of, its duties, (ii)
the trustee's allocable overhead and (iii) any cost or expense expressly required to be borne by the trustee.

      The trustee will not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the series
2007-PWR17 pooling and servicing agreement. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2007-PWR17 pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

      Provisions similar to the provisions described under the sections of the accompanying prospectus entitled "Description of the Pooling and Servicing
Agreements--Eligibility of the Trustee", " --Duties of the Trustee",
"--Regarding

                                      S-85

the Fees, Indemnities and Powers of the Trustee" and "--Resignation and Removal
of the Trustee" will apply to the certificate administrator and the tax administrator.

      Resignation and Removal of the Trustee

      The trustee may at any time resign from its obligations and duties under the series 2007-PWR17 pooling and servicing agreement by giving written notice to the depositor, the certificate administrator, the tax administrator, the master servicers, the special servicer, the Rating Agencies, and all certificateholders. Upon receiving the notice of resignation, the depositor is required to promptly appoint a successor trustee meeting the requirements set forth above. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the trustee (i) shall cease to be eligible to continue as trustee under the series 2007-PWR17 pooling and servicing agreement, or (ii)
shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii)
the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating Agencies, then the depositor may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above. Holders of the certificates entitled to more than 50% of the voting rights may, at their expense, at any time remove the trustee without cause and appoint a successor trustee.

      Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the series 2007-PWR17 pooling and servicing agreement for services rendered and expenses incurred prior to the date of removal.

      Trustee Compensation

      As compensation for the performance of its duties as trustee, LaSalle Bank
National Association will be paid the monthly trustee fee. The trustee fee is an amount equal to, in any month, the product of the portion of a rate equal to
0.00058% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each pooled mortgage loan for such month, and the stated principal balance of each pooled mortgage loan. In addition, the trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the series 2007-PWR17 pooling and servicing agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the series
2007-PWR17 pooling and servicing agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

      The Custodian

      LaSalle will also act as custodian under the series 2007-PWR17 pooling and servicing agreement. As custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the Trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the pooled mortgage loans delivered to it to determine their validity. The custodian's duties regarding the mortgage loan files will be governed by the series 2007-PWR17 pooling and servicing agreement. LaSalle provides custodial services on over 1100 residential, commercial and asset-backed securitization transactions and maintains almost 3.0 million custodial files in its two vault locations in Elk
Grove, Illinois and Irvine, California. LaSalle's two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie
Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through

                                      S-86

a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

      LaSalle and BSCMI are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to BSCMI for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by BSCMI to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

      LaSalle and PMCF are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to PMCF for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for all of the mortgage loans to be sold by PMCF to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

      The information set forth in the preceding three paragraphs concerning the custodian has been provided by it.

THE CERTIFICATE ADMINISTRATOR, TAX ADMINISTRATOR AND CERTIFICATE REGISTRAR

      Wells Fargo Bank, National Association ("Wells Fargo Bank") will serve as the certificate administrator (in such capacity, the "certificate administrator") and the administrator of the Swap Trust. In addition, Wells
Fargo Bank will serve as certificate registrar (in such capacity, the
"certificate registrar") for purposes of authenticating, recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued. Furthermore, Wells Fargo
Bank will serve as tax administrator for purposes of making REMIC elections and filing tax returns on behalf of the trust and making available to the Internal
Revenue Service and other specified persons all information furnished to it necessary to compute any tax imposed (A) as a result of the transfer of an ownership interest in a class R certificate to any person who is a disqualified organization, including the information described in Treasury Regulations
Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such class R certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the
Internal Revenue Code of 1986, as amended, that holds an ownership interest in a class R certificate having as among its record holders at any time any person which is a disqualified organization.

      Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, over 23 million customers and 158,000 employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.

      The depositor, the mortgage loan sellers, any master servicer, the special servicer and any primary servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank's principal corporate trust offices are located at 9062 Old Annapolis Road,
Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479-0113. Wells Fargo Bank is also one of the master servicers and a mortgage loan seller.

      The information concerning the certificate administrator in the two preceding paragraphs has been provided by the certificate administrator.

      As compensation for the performance of its duties as certificate administrator, tax administrator and certificate registrar, Wells Fargo will be paid a monthly certificate administrator fee. The certificate administrator fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.00015% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each pooled mortgage loan for such month, and the stated principal balance of each pooled mortgage loan. The certificate administrator and certificate registrar will be entitled to indemnification upon similar terms to the trustee.

                                      S-87

      Certificate Administrator

      Under the terms of the series 2007-PWR17 pooling and servicing agreement, the certificate administrator is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. In addition, the certificate administrator is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly distribution reports on Form 10-D, annual reports on Form 10-K and current reports on Form 8-K (other than the initial Form 8-K to be filed in connection with the issuance of the series 2007-PWR17 certificates) that are required to be filed with the
Securities and Exchange Commission on behalf of the Trust.

      Wells Fargo Bank has been engaged in the business of commercial mortgage-backed securities administration since 1997. It has acted as certificate administrator with respect to more than 365 series of commercial mortgage-backed securities and, as of June 30, 2007, was acting as certificate administrator with respect to more than $390 billion of outstanding commercial mortgage-backed securities.

      The assessment of compliance with applicable servicing criteria prepared by the corporate trust services division of Wells Fargo Bank for its platform that includes residential mortgage-backed securities transactions for which
Wells Fargo Bank performs securities administration and master servicing functions and commercial mortgage-backed securities transactions for which Wells
Fargo Bank performs securities administration/paying agent functions for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of
Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i)
servicing criterion during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank's corporate trust services division's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures. Despite the fact that the platform of transactions to which such assessment of compliance relates included commercial mortgage-backed securities transactions, the errors described above did not occur with respect to any such commercial mortgage-backed securities transactions.

      There have been no material changes to Wells Fargo Bank's policies or procedures with respect to its certificate administrator function other than changes required by applicable law.

      In the past three years, Wells Fargo Bank has not materially defaulted on its certificate administrator obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo Bank with respect to commercial mortgage-backed securities.

      The information concerning the certificate administrator set forth in the four preceding paragraphs has been provided by the certificate administrator.

      Matters Regarding the Certificate Administrator

      The trust fund will indemnify the certificate administrator and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys' fees, arising with respect to the series 2007-PWR17 pooling and servicing agreement, the mortgage loans or the series 2007-PWR17 certificates, other than (i) those resulting from the breach of the certificate administrator's representations, warranties or covenants or from willful misconduct, bad faith, fraud or negligence in the performance of, or negligent disregard of, its duties, (ii) the certificate administrator's allocable overhead and (iii) any cost or expense expressly required to be borne by the certificate administrator.

      The certificate administrator will not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the series 2007-PWR17 pooling and servicing agreement. The certificate administrator will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2007-PWR17 pooling and servicing agreement or in the exercise of any of its rights or powers if, in

                                      S-88

the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

      Provisions similar to the provisions described under the sections of the accompanying prospectus entitled "Description of the Pooling and Servicing
Agreements--Eligibility of the certificate administrator", " --Duties of the certificate administrator", "--Regarding the Fees, Indemnities and Powers of the
certificate administrator" and "--Resignation and Removal of the certificate administrator" will apply to the certificate administrator and the tax administrator.

MASTER SERVICERS

WELLS FARGO BANK, NATIONAL ASSOCIATION

      Wells Fargo Bank will be a master servicer under the series 2007-PWR17 pooling and servicing agreement with respect to those pooled mortgage loans sold by Bear Stearns Commercial Mortgage, Inc., Wells Fargo Bank, National
Association, Principal Commercial Funding II, LLC and Nationwide Life Insurance
Company to the depositor (and any related Non-Pooled Mortgage Loans), except that Wells Fargo Bank will conduct master servicing activities with respect to the DRA / Colonial Office Portfolio Pooled Mortgage Loan (and the related
Non-Pooled Mortgage Loans) and the 1101 New York Avenue Pooled Mortgage Loan
(and the related Non-Pooled Mortgage Loan) in its capacity as a master servicer under the MLMT 2007-C1 Pooling and Servicing Agreement and Wells Fargo Bank will play a limited role in the servicing of the DRA / Colonial Office Portfolio
Pooled Mortgage Loan and the 1101 New York Avenue Pooled Mortgage Loan in Wells
Fargo Bank's capacity as master servicer under the series 2007-PWR17 pooling and servicing agreement. The principal commercial mortgage servicing offices of
Wells Fargo Bank are located at 45 Fremont Street, 2nd Floor, San Francisco,
California 94105.

      Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since
1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and as a master servicer and ABOVE AVERAGE as a special servicer. Fitch has assigned to
Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

      As of June 30, 2007, the commercial mortgage servicing group of Wells
Fargo Bank was responsible for servicing approximately 12,319 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $118.3 billion, including approximately 11,546 loans securitized in approximately 103 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $114.2 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage
Bankers Association of America, as of December 31, 2006, Wells Fargo Bank was
the fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being master and/or primary serviced in commercial mortgage-backed securities transactions.

      Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event.

      A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro)
provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

                                      S-89

      Certain of the duties of the master servicers and the provisions of the series 2007-PWR17 pooling and servicing agreement are set forth under "Servicing of the Mortgage Loans Under the Series 2007-PWR17 Pooling and Servicing
Agreement" in this prospectus supplement. The manner in which collections on the mortgage loans are to be maintained is described under "Description of the
Agreements--Collection and Other Servicing Procedures" and "--Certificate
Account and Other Collection Accounts" in the accompanying prospectus. The advance obligations of each master servicer are described under "Description of the Offered Certificates--Advances" in this prospectus supplement. Certain terms of the series 2007-PWR17 pooling and servicing agreement regarding the master servicer's removal, replacement, resignation or transfer are described under
"--Events of Default" and in the prospectus under "Description of the
Agreements--Matters Regarding a Master Servicer and the Depositor" in this prospectus supplement. Certain limitations on the master servicer's liability under the series 2007-PWR17 pooling and servicing agreement are described under
"Description of the Agreements--Matters Regarding a Master Servicer and the
Depositor" in the prospectus and under "Servicing of the Mortgage Loans Under the Series 2007-PWR17 Pooling and Servicing Agreement" in this prospectus supplement.

      Wells Fargo Bank may appoint one or more sub-servicers to perform all or any portion of its duties under the series 2007-PWR17 pooling and servicing agreement, as described under "Servicing of the Mortgage Loans Under the Series
2007-PWR17 Pooling and Servicing Agreement" in this prospectus supplement and under "Description of the Agreements--Subservicers" in the accompanying prospectus. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.

      Wells Fargo Bank has received an issuer rating of "Aaa" from Moody's.
Wells Fargo Bank's long term deposits are rated "Aaa" by Moody's, "AA" by S&P and "AA+" by Fitch.

      Wells Fargo & Company is the holding company for Wells Fargo Bank. Wells
Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

      The information set forth in this prospectus supplement concerning Wells
Fargo Bank has been provided by it.

PRUDENTIAL ASSET RESOURCES, INC.

      Prudential Asset Resources, Inc. ("PAR"), a Delaware corporation, will act as a master servicer with respect to those pooled mortgage loans sold by
Prudential Mortgage Capital Funding, LLC to the depositor for deposit into the trust fund, except that Prudential Asset Resources, Inc. will conduct master servicing activities with respect to the 32 Sixth Avenue Pooled Mortgage Loan
(and the related Non-Pooled Mortgage Loans) in its capacity as a master servicer under the BSCMSI 2007-PWR16 Pooling and Servicing Agreement and Prudential Asset
Resources, Inc. will play a limited role in the servicing of the 32 Sixth Avenue
Pooled Mortgage Loan in its capacity as master servicer under the series
2007-PWR17 pooling and servicing agreement. PAR is a wholly owned subsidiary of one of the originators, PMCC, which is an indirect subsidiary of Prudential
Financial, Inc. PAR is an affiliate of Prudential Mortgage Capital Funding, LLC, a sponsor and one of the mortgage loan sellers. PAR'S principal offices are located at 2200 Ross Avenue, Suite 4900E, Dallas, TX 75201. PAR, which has been servicing commercial real estate mortgage loans, agricultural loans and single-family mortgages since March 2001, services commercial mortgage loan portfolios for a variety of Prudential companies, as well as for CMBS transactions, Fannie Mae and FHA.

      PAR has policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements. PAR regularly reviews its policies and processes, but the last significant revision of its policies and processes was done in order to conform to the servicing criteria set forth in Item 1122 of Regulation AB. From time to time PAR and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. PAR does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer.

      PAR is a rated master and primary servicer by S&P and Fitch and has been approved to be a master and primary servicer in transactions rated by Moody's.
There have been no material non-compliance or default issues for PAR in its

                                      S-90

servicing of CMBS loans. PAR's portfolio of serviced loans has grown substantially, as shown by the table below which indicates the aggregate outstanding principal balance of loans serviced by PAR as of the respective year-end:

COMMERCIAL MORTGAGE LOANS        2006               2005              2004
-------------------------  -----------------  -----------------  ---------------

CMBS                        $11,355,139,141    $ 9,031,936,108   $ 6,820,173,095
Total                       $50,035,453,930    $46,502,629,927   $44,396,359,820

      The information set forth in this prospectus supplement concerning PAR has been provided by it.

PRIMARY SERVICERS

PRINCIPAL GLOBAL INVESTORS, LLC

      Principal Global Investors, LLC ("PGI") will act as primary servicer with respect to the pooled mortgage loans sold to the depositor by Principal
Commercial Funding II, LLC. PGI, a Delaware limited liability company, is a wholly owned subsidiary of Principal Life Insurance Company. PGI is the parent of Principal Commercial Funding, LLC, which owns a 49% interest in Principal
Commercial Funding II, LLC. The principal servicing offices of PGI are located at 801 Grand Avenue, Des Moines, Iowa 50392.

      PGI is ranked "Above Average" as a primary servicer and a special servicer of commercial real estate loans by S&P. PGI has extensive experience in servicing commercial real estate mortgage loans. PGI has been engaged in the servicing of commercial mortgage loans since 1970 and commercial mortgage loans originated for securitization since 1998.

      As of June 30, 2007, PGI was responsible for servicing approximately 3,409 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $26.2 billion. The portfolio of loans serviced by PGI includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties. PGI services loans in most states throughout the United States.

      As of June 30, 2007, PGI was a primary servicer in approximately 49 commercial mortgage-backed securitization transactions, servicing approximately
1,724 loans with an aggregate outstanding principal balance of approximately
$12.9 billion.

      PGI will enter into a servicing agreement with Wells Fargo Bank, as a master servicer, to service the commercial mortgage loans sold to the depositor by Principal Commercial Funding II, LLC and will agree, pursuant to that servicing agreement, to service such mortgage loans in accordance with the servicing standard. PGI's responsibilities will include, but are not limited to:

      o     collecting payments on the loans and remitting such amounts, net of certain fees to be retained by PGI as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

      o     providing certain CMSA reports to the master servicer;

      o     processing certain borrower requests (and obtaining, when required, consent of the related master servicer and/or special servicer, as applicable); and

      o     handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from PGI to the special servicer, as required pursuant to the terms of the series 2007-PWR17 pooling and servicing agreement.

                                      S-91

      PGI has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards.

      The information set forth in this prospectus supplement concerning PGI has been provided by it.

NATIONWIDE LIFE INSURANCE COMPANY

      Nationwide Life Insurance Company ("Nationwide Life"), an Ohio
corporation, will act as primary servicer with respect to the pooled mortgage loans sold to the depositor by Nationwide Life. Nationwide Life is a provider of long-term savings and retirement products in the United States and is a wholly-owned subsidiary of Nationwide Financial Services, Inc. ("Nationwide
Financial"), a large diversified financial and insurance services provider in the United States. The principal offices of Nationwide Life are located at One
Nationwide Plaza, Columbus, Ohio 43215.

      Nationwide Life has extensive experience in servicing commercial real estate mortgage loans. Nationwide Life has been engaged in the servicing mortgage loans since 1970 and commercial mortgage loans originated for securitization since 2001.

      As of June 30, 2007, Nationwide Life was responsible for servicing approximately 1,736 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $11.9 billion. The portfolio of loans serviced by Nationwide Life includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties.
Nationwide Life services loans in most states throughout the United States.

      As of June 30, 2007, Nationwide Life was a primary servicer in approximately 16 commercial mortgage-backed securitization transactions, servicing approximately 212 loans with an aggregate outstanding principal balance of approximately $1.7 billion.

      Nationwide Life will enter into a primary servicing agreement with Wells
Fargo Bank, as a master servicer, to provide certain primary services to the commercial mortgage loans sold to the depositor by Nationwide Life, and will agree, pursuant to such primary servicing agreement, to service such commercial mortgage loans in accordance with the servicing standard. Nationwide Life's primary servicing responsibilities will include, but are not necessarily limited to:

      o     collecting payments on the loans and remitting such amounts, net of certain fees to be retained by Nationwide Life as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

      o     providing certain CMSA reports to the master servicer;

      o     processing certain borrower requests (and obtaining, when required, consent of the master servicer and/or special servicer, as applicable); and

      o     handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from Nationwide Life to the special servicer, as required pursuant to the terms of the pooling and servicing agreement.

      Nationwide Life has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards. Nationwide Life may utilize one or more sub-servicers for some or all the above functions per the applicable servicing agreements.

      The information set forth in this prospectus supplement concerning
Nationwide Life has been provided by Nationwide Life.

                                      S-92

THE SPECIAL SERVICER

CENTERLINE SERVICING INC.

      Centerline Servicing Inc. ("CSI") will be appointed as the special servicer of all of the pooled mortgage loans in the trust fund (and any related non-pooled mortgage loans that are secured by the same mortgaged property), except that (i) Centerline Servicing Inc. will conduct special servicing activities with respect to the DRA / Colonial Office Portfolio Loan Group and
the 1101 New York Avenue Loan Group in its capacity as initial special servicer under the MLMT 2007-C1 Pooling and Servicing Agreement and Centerline Servicing
Inc. will play no role in the special servicing of the DRA / Colonial Office
Portfolio Loan Group or the 1101 New York Avenue Loan Group in its capacity as special servicer under the series 2007-PWR17 pooling and servicing agreement and
(ii) Centerline Servicing Inc. will conduct special servicing activities with respect to the 32 Sixth Avenue Loan Group in its capacity as initial special servicer under the BSCMSI 2007-PWR16 Pooling and Servicing Agreement and
Centerline Servicing Inc. will play no role in the special servicing of the 32
Sixth Avenue Loan Group in its capacity as special servicer under the series
2007-PWR17 pooling and servicing agreement. As such, CSI will be responsible for servicing the Specially Serviced Mortgage Loans and REO Properties. CSI is a
corporation organized under the laws of the state of Delaware and is a wholly-owned subsidiary of Centerline Capital Group Inc., a wholly owned subsidiary of Centerline Holding Company, a publicly traded company. Centerline
REIT Inc., an affiliate of CSI, is anticipated to be the controlling class representative with respect to the transaction described in this prospectus supplement. The principal offices of CSI are located at 5221 N. O'Connor Blvd.
Suite 600, Irving, Texas 75039, and its telephone number is 972-868-5300.

      Certain of the duties of the special servicer and the provisions of the series 2007-PWR17 pooling and servicing agreement regarding the special servicer, including without limitation information regarding the rights and obligations of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the pooled mortgage loans are set forth under "Servicing of the Mortgage Loans Under the Series 2007-PWR17 Pooling and Servicing Agreement
--Modifications, Waivers, Amendments and Consents," "--Fair Value Purchase
Option" and "--Procedures with Respect to Defaulted Mortgage Loans and REO
Properties" in this prospectus supplement. Certain terms of the series
2007-PWR17 pooling and servicing agreement regarding the special servicer's removal, replacement, resignation or transfer are described under "--Replacement of the Special Servicer" in this prospectus supplement. Certain limitations on the special servicer's liability under the series 2007-PWR17 pooling and servicing agreement are described under "Servicing of the Mortgage Loans Under the Series 2007-PWR17 Pooling and Servicing Agreement" in this prospectus supplement. CSI will service the specially serviced mortgage loans in this transaction in accordance with the procedures set forth in the series 2007-PWR17 pooling and servicing agreement and in accordance with the mortgage loan documents and applicable laws.

      CSI is on S&P's Select Servicer list as a U.S. Commercial Mortgage Special
Servicer and is ranked "strong" by S&P. CSI also has a special servicer rating of "CSS1" from Fitch. As of June 30, 2007, CSI was the named special servicer in approximately 71 transactions representing approximately 11,154 loans, with an aggregate outstanding principal balance of approximately $90.708 billion. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States,
Canada, Virgin Islands and Puerto Rico. With respect to these transactions as of
June 30, 2007, CSI was administering approximately 41 assets with an outstanding principal balance of approximately $202.3 million. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs the asset.
Since its inception in 2002 and through June 30, 2007, CSI has resolved 283 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $1.56 billion.

      The special servicer will segregate and hold all funds collected and received in connection with the operation of each applicable REO Property separate and apart from its own funds and general assets and will establish and maintain with respect to each applicable REO Property one or more accounts held in trust for the benefit of the certificateholders (and the holder of the related Non-Pooled Mortgage Loan(s) if in connection with an applicable
Trust-Serviced Mortgage Loan Group). This account or accounts will be an
Eligible Account. The funds in this account or accounts will not be commingled with the funds of the special servicer, or the funds of any of the special servicer's other serviced assets that are not serviced pursuant to the series
2007-PWR17 pooling and servicing agreement.

                                      S-93

      CSI has developed policies, procedures and controls for the performance of its special servicing obligations in compliance with the series 2007-PWR17 pooling and servicing agreement, applicable law and the applicable servicing standard.

      CSI has been special servicing assets for approximately 4 years and employs a seasoned asset management staff with an average of 13 years experience in this line of business. Two additional senior managers in the special servicing group have 30 and 18 years of industry experience, respectively. CSI was formed in 2002 for the purpose of supporting the related business of
Centerline REIT Inc., its former parent, of acquiring and managing investments in subordinated CMBS for its own account and those of its managed funds. Since
December 31, 2002 the number of commercial mortgage-backed securities transactions with respect to which CSI is the named special servicer has grown from approximately 24 transactions representing approximately 4,004 loans with an aggregate outstanding principal balance of approximately $24.5 billion, to approximately 67 transactions consisting of approximately 11,067 loans with an approximate outstanding aggregate principal balance of $1.308 billion as of June
30, 2007. The four non-CMBS transactions were acquired by CSI in the first quarter of 2007.

      The information set forth in this prospectus supplement concerning CSI has been provided by it.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AMONG TRANSACTION PARTIES

      Wells Fargo Bank, National Association, a sponsor, originator and mortgage loan seller, is also one of the master servicers, the certificate administrator, the tax administrator and the certificate registrar with respect to the mortgage loans and the trust fund and the administrator of the Swap Trust. Bear Stearns
Commercial Mortgage, Inc., a sponsor, originator and mortgage loan seller, Bear
Stearns Commercial Mortgage Securities Inc., the depositor, and Bear, Stearns &
Co. Inc., one of the underwriters, are affiliates. Principal Commercial Funding
II, LLC, a sponsor, originator and mortgage loan seller, and Principal Global
Investors, LLC, the primary servicer with respect to those mortgage loans sold to the trust fund by Principal Commercial Funding II, LLC, are affiliates.
Prudential Mortgage Capital Funding, LLC, a sponsor and mortgage loan seller,
Prudential Mortgage Capital Company, LLC, one of the originators, and Prudential
Asset Resources, Inc., one of the master servicers, are affiliates. Nationwide
Life Insurance Company, a sponsor, originator and mortgage loan seller, is also the primary servicer with respect to those mortgage loans sold to the trust fund by Nationwide Life Insurance Company. Morgan Stanley Capital Services Inc., the
swap counterparty, Morgan Stanley, the swap counterparty guarantor, and Morgan
Stanley & Co. Incorporated, one of the underwriters, are affiliates.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

      The series 2007-PWR17 certificates will be issued on the Issue Date pursuant to the series 2007-PWR17 pooling and servicing agreement. Some of the provisions of the offered certificates and the series 2007-PWR17 pooling and servicing agreement are described in this "Description of the Offered
Certificates" section of this prospectus supplement. For additional detailed information regarding the terms of the series 2007-PWR17 pooling and servicing agreement and the offered certificates, you should refer to the section in this prospectus supplement titled "Servicing of the Mortgage Loans Under the Series
2007-PWR17 Pooling and Servicing Agreement" and to the sections in the accompanying prospectus titled "Description of the Certificates" and
"Description of the Pooling and Servicing Agreements".

      The series 2007-PWR17 certificates collectively will represent the entire beneficial ownership interest in a trust fund consisting primarily of:

      o     the pooled mortgage loans;

      o     any and all payments under and proceeds of the pooled mortgage loans received after the cut-off date, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

                                      S-94

      o     the loan documents for the pooled mortgage loans (insofar as they are required to be delivered to the trustee);

      o     certain rights granted to us under the mortgage loan purchase agreements;

      o     any REO Properties acquired by or on behalf of the trust fund with respect to defaulted pooled mortgage loans (but, in the case of the mortgage loans included in any Mortgage Loan Group, only to the extent of the trust fund's interest therein);

      o     those funds or assets as from time to time are deposited in each master servicer's collection account described under "Servicing of the Mortgage Loans Under the Series 2007-PWR17 Pooling and Servicing
            Agreement--Collection Accounts" in this prospectus supplement, the special servicer's REO account as described under "Servicing of the
            Mortgage Loans Under the Series 2007-PWR17 Pooling and Servicing
            Agreement--REO Account", the certificate administrator's
            distribution account described under "--Distribution Account" below or the certificate administrator's interest reserve account described under "--Interest Reserve Account" below; and

      o     with respect to the class A-MFL certificates, the related swap contract, the Class A-MFL Regular Interest and funds or assets on deposit from time to time in the related floating rate account.

      The series 2007-PWR17 certificates will include the following classes:

      o     the A-1, A-2, A-3, A-AB, A-4, A-1A, A-M and A-J classes, which are the classes of series 2007-PWR17 certificates that are offered by this prospectus supplement, and

      o     the A-MFL, X-1, X-2, B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q, R,
            S and V classes, which are the classes of series 2007-PWR17 certificates that--

            1.    will be retained or privately placed by us, and

            2.    are not offered by this prospectus supplement.

      On the date of initial issuance of the series 2007-PWR17 certificates, the
Class A-MFL Regular Interest will also be issued by the trust as an uncertificated regular interest in a REMIC. The Class A-MFL Regular Interest will be held by the trustee for the benefit of the holders of the class A-MFL certificates, which are not offered by this prospectus supplement. In connection with the class A-MFL certificates, a separate, supplemental trust (the "Swap
Trust") will be established under the pooling and servicing agreement. On the date of initial issuance of the series 2007-PWR17 certificates--

      o     the Swap Trust will enter into one interest rate swap contract, which will relate to the class A-MFL certificates,

      o     the certificate administrator on behalf of the series 2007-PWR17 trust fund will establish a fixed rate account in which it will hold funds received on the Class A-MFL Regular Interest pending their distribution on the class A-MFL certificates or to the swap counterparty under the related swap contract and from which it will make distributions of those funds (net of payments to the swap counterparty) to the holders of the class A-MFL certificates, and

      o     the certificate administrator on behalf of the Swap Trust will establish a floating rate account in which it will hold any net payments made by the swap counterparty pending their distribution on the class A-MFL certificates.

      The class A-MFL certificates will represent all of the beneficial ownership interest in the Class A-MFL Regular Interest, funds or assets on deposit from time to time in the related fixed rate account, the related swap contract and funds or assets on deposit from time to time in the related floating rate account. The class A-MFL certificates are not offered by this

                                      S-95

prospectus supplement. None of the holders of the offered certificates will have any beneficial interest in the Class A-MFL Regular Interest, any related fixed rate account, any related swap agreement or any related floating rate account.

      The Class X certificates described in this prospectus supplement are the aggregate of the class X-1 and X-2 certificates issued under the Series
2007-PWR17 pooling and servicing agreement.

      It is expected that Centerline High Yield CMBS Fund III LLC, an affiliate of the parent of the initial special servicer, will acquire several non-offered classes of the series 2007-PWR17 certificates, including the class S certificates.

CERTIFICATE PRINCIPAL BALANCES AND CERTIFICATE NOTIONAL AMOUNTS

      The class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-MFL, A-J, B, C, D, E, F,
G, H, J, K, L, M, N, O, P, Q and S certificates are the only series 2007-PWR17 certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The certificate principal balance of the class A-MFL certificates will be equal to the certificate principal balance of the Class A-MFL Regular Interest. The entitlement of the holders of the class
A-MFL certificates to principal represents the right to receive distributions of principal that are made on the Class A-MFL Regular Interest. The total principal balance of each class of series 2007-PWR17 principal balance certificates and the Class A-MFL Regular Interest will represent the total distributions of principal to which the holders of that class are entitled over time out of payments and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these classes will be permanently reduced by any principal distributions actually made with respect to that certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these classes of certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the pooled mortgage loans and default-related and otherwise unanticipated trust fund expenses. Notwithstanding the provisions described above, the principal balance of a class of principal balance certificates may be restored under limited circumstances in connection with a recovery of amounts that had previously been determined to constitute nonrecoverable advances. See "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" below.

      The class X certificates will not have principal balances. For purposes of calculating the amount of accrued interest with respect to those certificates, however, the class X certificates will have a total notional amount equal to the total principal balance of the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J,
B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates and the Class
A-MFL Regular Interest outstanding from time to time. The initial notional amount of the class X-1 and X-2 certificates is shown in the table appearing under the caption "Summary--Overview of the Series 2007-PWR17 Certificates" in
this prospectus supplement. The actual notional amount of the class X-1 and X-2 certificates at initial issuance may be larger or smaller than the amount shown in that table, depending on, among other things, the actual size of the initial mortgage pool balance.

      The class R certificates will not have principal balances or notional amounts. They will be residual interest certificates. The holders of the class R certificates are not expected to receive any material payments.

      The class V certificates will not have principal balances or notional amounts. They will entitle holders to certain additional interest that may accrue with respect to the pooled mortgage loans that are ARD Loans.

      In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any principal balance certificate from time to time, you may multiply the original principal balance of that certificate as of the Issue Date, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of principal balance certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the certificate administrator's report.

                                      S-96

DISTRIBUTION ACCOUNT

      General. The certificate administrator must establish and maintain an account in which it will hold funds pending their distribution on the series
2007-PWR17 certificates and from which it will make those distributions. That distribution account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies S&P and Fitch standards for securitizations similar to the one involving the offered certificates.

      Deposits. On the business day prior to each distribution date, each master servicer will be required to remit to the certificate administrator for deposit in the distribution account the following funds:

      o     All payments and other collections on the pooled mortgage loans and any REO Properties in the trust fund that are then on deposit in that master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

            1.    monthly debt service payments due on a due date in a month subsequent to the month in which the subject distribution date occurs;

            2.    with limited exception involving pooled mortgage loans that have due dates occurring after the end of the related
                  collection period, payments and other collections received by or on behalf of the trust fund after the end of the related collection period;

            3.    Authorized Collection Account Withdrawals, including--

                  (a)   amounts payable to a master servicer or the special
                        servicer as indemnification or as compensation,
                        including master servicing fees, special servicing fees,
                        workout fees, liquidation fees, assumption fees,
                        modification fees and, to the extent not otherwise
                        applied to cover interest on advances, late payment
                        charges and Default Interest,

                  (b)   amounts payable in reimbursement of outstanding
                        advances, together with interest on those advances,

                  (c)   amounts payable with respect to other trust fund
                        expenses, and

                  (d)   amounts deposited in that master servicer's collection
                        account in error.

      o     Any advances of delinquent monthly debt service payments made by that master servicer with respect to those pooled mortgage loans for which it is the applicable master servicer for that distribution date.

      o     Any payments made by that master servicer to cover Prepayment
            Interest Shortfalls incurred with respect to those pooled mortgage loans for which it is the applicable master servicer during the related collection period.

      See "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2007-PWR17 Pooling and
Servicing Agreement--Collection Accounts" and "--Servicing and Other
Compensation and Payment of Expenses" in this prospectus supplement.

      With respect to the distribution date that occurs during March in any calendar year subsequent to 2007 (and if the final distribution date occurs in
January (except in a leap year) or February of any year, with respect to the distribution date in such January or February), the certificate administrator will be required to transfer from the interest reserve account, which we describe under "--Interest Reserve Account" below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the pooled mortgage loans that accrue interest on an
Actual/360 Basis.

      The certificate administrator may, at its own risk, invest funds held in the distribution account in Permitted Investments, which are described in the
Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

                                      S-97

      Withdrawals. The certificate administrator may from time to time make withdrawals from the distribution account for any of the following purposes:

      o     to make distributions on the series 2007-PWR17 certificates (other than the class A-MFL certificates, the holders of which will receive distributions from the related floating rate account and/or the related fixed rate account) and to make payments on the Class A-MFL
            Regular Interest;

      o     to pay itself, the tax administrator, the servicer report
            administrator and the trustee monthly fees that are described under
            "--Matters Regarding the Certificate Administrator, the Tax
            Administrator and the Trustee" and "--Reports to Certificateholders;
            Available Information" below;

      o     to pay any indemnities and reimbursements owed to itself, the tax administrator, the trustee and various related persons as described under "--Matters Regarding the Certificate Administrator, the Tax
            Administrator and the Trustee" below;

      o     to pay for any opinions of counsel required to be obtained in connection with any amendments to the series 2007-PWR17 pooling and servicing agreement;

      o     to pay any federal, state and local taxes imposed on the trust fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust fund as described under "Material Federal Income Tax Consequences--Taxes that May Be Imposed on the REMIC Pool--Prohibited Transactions" in
            the accompanying prospectus and "Servicing of the Mortgage Loans
            Under the Series 2007-PWR17 Pooling and Servicing Agreement--REO
            Account" in this prospectus supplement;

      o     to pay itself net investment earnings earned on funds in the distribution account for each collection period;

      o     to pay for the cost of recording the series 2007-PWR17 pooling and servicing agreement;

      o     with respect to each distribution date during February of any year subsequent to 2007 and each distribution date during January of any year subsequent to 2007 that is not a leap year, to transfer to the certificate administrator's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the pooled mortgage loans that accrue interest on an
            Actual/360 Basis;

      o     to pay to the person entitled thereto any amounts deposited in the distribution account in error; and

      o     to clear and terminate the distribution account upon the termination of the series 2007-PWR17 pooling and servicing agreement.

INTEREST RESERVE ACCOUNT

      The certificate administrator must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies S&P and Fitch standards for securitizations similar to the one involving the offered certificates. The certificate administrator may, at its own risk, invest funds held in the interest reserve account in
Permitted Investments, which are described in the Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

      During January, except in a leap year, and February of each calendar year subsequent to 2007, the certificate administrator must, on or before the distribution date in that month, withdraw from the distribution account and deposit in the interest reserve account the interest reserve amount with respect to each of the pooled mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In

                                      S-98

general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate net of the Administrative Fee Rate, on the Stated Principal Balance of that mortgage loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional
Interest.

      During March of each calendar year after 2007 (and if the final distribution date occurs in January (except in a leap year) or February of any year, during such January or February), the certificate administrator must, on or before the distribution date in that month, withdraw from the interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available
Distribution Amount for the distribution date during the month of transfer.

FIXED RATE ACCOUNT AND FLOATING RATE ACCOUNT

      The certificate administrator must maintain a fixed rate account and a floating rate account with respect to the class A-MFL certificates. The certificate administrator will deposit into the fixed rate account any payments on the Class A-MFL Regular Interest. The certificate administrator will deposit into the floating rate account any net swap payments received from the swap counterparty under the related swap contract. The certificate administrator will make withdrawals from the fixed rate account and the floating rate account to make payments to the holders of the class A-MFL certificates on each distribution date and to make net swap payments due to the swap counterparty under the related swap contract. None of the holders of the offered certificates will have any beneficial interest in the Class A-MFL Regular Interest, the related swap agreement, the related fixed rate account or the related floating rate account. The fixed rate account will be maintained by the certificate administrator in its capacity as certificate administrator for the series
2007-PWR17 trust fund. The floating rate account will be maintained by the certificate administrator in its capacity as administrator for the Swap Trust.

DISTRIBUTIONS

      General. For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into:

      o     Loan group 1, which will consist of two hundred eighteen (218)
            pooled mortgage loans, representing 88.8% of the initial mortgage pool balance; and

      o     Loan group 2, which will consist of forty-six (46) pooled mortgage loans, representing 11.2% of the initial mortgage pool balance. Loan group 2 will consist of 97.6% of the initial mortgage pool balance of the pooled mortgage loans secured by multifamily or manufactured housing community properties. Additionally, loan group 2 includes two (2) mortgage loans secured by mixed use properties. These two
            (2) mortgage loans represent 1.0% of the initial mortgage pool balance and 9.2% of the initial loan group 2 balance.

      On each distribution date, the certificate administrator will, subject to the exception described in the next sentence, make all distributions required to be made on the series 2007-PWR17 certificates on that distribution date to the holders of record as of the close of business on the related record date. The final distribution of principal and/or interest to the registered holder of any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

      Distributions made to a class of series 2007-PWR17 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

      In order for a series 2007-PWR17 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the certificate administrator with written wiring instructions no later than five days prior to the last day of the calendar month preceding the month in which that distribution date occurs.
Otherwise, that certificateholder will receive its distributions by check mailed to it.

                                      S-99

      Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever.
See "--Delivery, Form and Denomination" below.

      If, in connection with any distribution date, the certificate administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report, or any monthly payment expected to be paid on the last two business days preceding such distribution date, and the related borrower fails to make such payments at such time, the certificate administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such distribution date, but there can be no assurance that DTC will be able to do so. The certificate administrator, the master servicers, the special servicer and the trustee will not be liable or held responsible for any resulting delay, or claims by DTC resulting therefrom, in the making of such distribution to series 2007-PWR17 certificateholders. In addition, if the certificate administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid or mitigate such expenses, as a consequence of a borrower failing to make such payments, the certificate administrator will be entitled to reimbursement from the trust. Any such reimbursement will constitute "Additional
Trust Fund Expenses".

      Interest Distributions. All of the classes of the series 2007-PWR17 certificates and the Class A-MFL Regular Interest will bear interest, except for the R and V classes. In the case of the class A-MFL certificates, this entitlement will represent an entitlement to receive interest distributions on the Class A-MFL Regular Interest plus any net interest payment required to be made by the swap counterparty under the related swap contract or minus any net interest payment required to be made by the trust to the swap counterparty under the related swap contract with respect to the related distribution date. The class A-MFL certificates are not offered by this prospectus supplement.

      With respect to each interest-bearing class of the series 2007-PWR17 certificates and the Class A-MFL Regular Interest, interest will accrue during each interest accrual period based upon:

      o     the pass-through rate for that class and interest accrual period;

      o     the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

      o     the interest accrual basis for that class.

      The interest accrual period for each distribution date will be:

      o     with respect to each class of interest-bearing series 2007-PWR17 certificates (other than the class A-MFL certificates) and the Class
            A-MFL Regular Interest, the calendar month immediately preceding the month in which that distribution date occurs, and

      o     with respect to the class A-MFL certificates, the period from (and including) the prior distribution date (or the date of initial issuance of the series 2007-PWR17 certificates in the case of the initial interest accrual period) and ending on (and including) the day prior to the current distribution date.

      Notwithstanding the prior bullet, in the case of a default by the swap counterparty under, or a termination of, the related swap contract (or any replacement swap contract), then, until that default is cured or the swap contract is replaced, the interest accrual period with respect to the class
A-MFL certificates for any distribution date will also be the calendar month preceding the month in which that distribution date occurs.

      Interest will be calculated with respect to each interest-bearing class of the series 2007-PWR17 certificates (other than the class A-MFL certificates) and the Class A-MFL Regular Interest assuming that each interest accrual period consists of 30 days and each year consists of 360 days. Interest will be calculated with respect to the class A-MFL certificates based upon the actual number of days in the related interest accrual period and a year consisting of
360 days, except that, if there is a continuing default on the part of the swap counterparty under the related swap agreement, or if the related swap agreement

                                      S-100

is terminated and not replaced, then the class A-MFL certificates will also accrue interest on the basis of a 360-day year consisting of twelve 30-day months. We refer to the basis on which interest accrues on each interest-bearing class of the series 2007-PWR17 certificates and the Class A-MFL Regular Interest as the related "interest accrual basis".

      On each distribution date, subject to the Available Distribution Amount for that date and the distribution priorities described under "--Priority of
Distributions" below, the holders of each interest-bearing class of the series
2007-PWR17 certificates (other than the class A-MFL certificates) and the Class
A-MFL Regular Interest will be entitled to receive--

      o     the total amount of interest accrued during the related interest accrual period (and any distributable interest that remains unpaid from prior distribution dates) with respect to that class, reduced by

      o     the portion of any Net Aggregate Prepayment Interest Shortfall (if
            any) for that distribution date that is allocable to that class.

      On each distribution date, the holders of the class A-MFL certificates will generally be entitled to receive amounts distributed in respect of interest on the Class A-MFL Regular Interest plus any net interest payment made by the swap counterparty under the related swap contract or minus any net interest payment made by the trust to the swap counterparty under the related swap contract with respect to the related distribution date.

      In addition, if any class of principal balance certificates (other than the class A-MFL certificates) or the Class A-MFL Regular Interest experiences the restoration of its principal balance on any distribution date under the limited circumstances that we describe under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Funds
Expenses" below, then that class will also be entitled (also subject to the
Available Distribution Amount for that distribution date and the distribution priorities described under "--Priority of Distributions" below) to the interest that would have accrued (at its pass-through rate for the interest accrual period related to such distribution date) for certain prior interest accrual periods and interest will thereafter accrue on the principal balance of that class (as calculated taking into account any such restorations and any reductions in such principal balance from time to time) at the pass-through rate for that class in effect from time to time. Any restorations of the principal balance of the Class A-MFL Regular Interest will result in corresponding restorations (dollar-for-dollar) to the principal balance of the class A-MFL certificates on the related distribution date.

      If the holders of any interest-bearing class of the series 2007-PWR17 certificates (other than the class A-MFL certificates) or the trust as the holder of any Class A-MFL Regular Interest do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraphs, then the shortfall will be borne by the holders of that interest-bearing class or, in the case of shortfalls arising on the Class A-MFL
Regular Interest, the holders of the class A-MFL certificates. The certificateholders who bear the shortfall will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available Distribution Amount for those future distribution dates and the distribution priorities described under "--Priority of Distributions"
below.

      No portion of any Net Aggregate Prepayment Interest Shortfall for any
distribution date will be allocable to the class X certificates. The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to any particular class of series 2007-PWR17 principal balance certificates (other than the class A-MFL certificates) or the Class A-MFL
Regular Interest will equal the product of--

      o     the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

      o     a fraction--

            1.    the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates or the Class A-MFL Regular
                  Interest, and

            2.    the denominator of which is the total amount of interest
                  accrued during the related interest accrual period with
                  respect to all of the series 2007-PWR17 principal balance
                  certificates (other than the class A-MFL certificates) and the
                  Class A-MFL Regular Interest.

                                      S-101

      Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing class of series 2007-PWR17 certificates for the initial interest accrual period is shown in the table appearing under the caption
"Summary--Overview of the Series 2007-PWR17 Certificates" in this prospectus supplement.

      The pass-through rates for the class A-1, A-2, A-3 and A-AB certificates for each subsequent interest accrual period will, in the case of each of those classes, remain fixed at the pass-through rate applicable to that class of certificates for the initial interest accrual period.

      The pass-through rates for the class A-4, A-1A, A-M, L, M, N, O, P, Q and
S certificates for each subsequent interest accrual period will, in the case of each of these classes, equal the lesser of:

      o     the pass-through rate applicable to that class of certificates for the initial interest accrual period, and

      o     the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that subsequent interest accrual period.

      The pass-through rate for the Class A-MFL Regular Interest will be a variable rate that, with respect to any interest accrual period, is equal to the lesser of 5.915% per annum and the Weighted Average Pool Pass-Through Rate for the related distribution date.

      The pass-through rate applicable to the class A-J, B, C, D, E, F, G, H, J and K certificates for each interest accrual period will equal the Weighted
Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period.

      The pass-through rate for the class A-MFL certificates will be a floating rate that, with respect to any interest accrual period, is equal to one-month
LIBOR plus 0.690%, except that:

      o     LIBOR for the initial interest accrual period will be determined by interpolation to reflect the shorter initial interest accrual period, and

      o     if the swap counterparty under the swap contract related to the class A-MFL certificates defaults under that contract (or any replacement swap contract) or if that swap contract (or any replacement swap contract) is terminated, the pass-through rate for that class will convert to a rate per annum equal to the
            pass-through rate for the Class A-MFL Regular Interest unless and until the particular default is cured or the swap contract is replaced, and

      o     under certain other circumstances, interest distributions on the class A-MFL certificates may be reduced.

      Initial LIBOR for the class A-MFL certificates will be determined two (2)
LIBOR business days before the date of initial issuance of the series 2007-PWR17 certificates. A "LIBOR business day" is any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency)
in London, England.

      The pass-through rate applicable to the class X certificates in the aggregate for each interest accrual period will equal the excess, if any, of:

      o     the Weighted Average Pool Pass-Through Rate for the distribution date that corresponds to that interest accrual period; over

      o     the weighted average of the pass-through rates for the class A-1,
            A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J, K, L,
            M, N, O, P, Q and S certificates and the Class A-MFL Regular
            Interest for that interest accrual period, weighted on the basis of the respective total principal balances of those classes outstanding immediately prior to the distribution date for that interest accrual period.

                                      S-102

      The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any pooled mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the applicable master servicer or the special servicer.

      The class R and V certificates are not interest-bearing certificates and will not have pass-through rates.

      Principal Distributions. Subject to the relevant Available Distribution
Amount and the priority of distributions described under "--Priority of
Distributions" below, the total amount of principal payable with respect to each class of the series 2007-PWR17 principal balance certificates (other than the class A-MFL certificates) and the Class A-MFL Regular Interest on each distribution date will equal that class's allocable share of the Principal
Distribution Amount for that distribution date as described below. Amounts distributed as principal on the Class A-MFL Regular Interest will be distributed as principal to the holders of the class A-MFL certificates. The entitlement of the holders of the class A-MFL certificates to principal thus represents the right to receive distributions of principal that are made on the Class A-MFL
Regular Interest.

      In general, the Principal Distribution Amount for each distribution date will be allocated concurrently on the class A-1A certificates, on the one hand, and to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates, collectively, on the other, in the following amounts:

      o     to the holders of the class A-1A certificates in an amount equal to the lesser of--

            1.    the portion of the Principal Distribution Amount for that
                  distribution date that is attributable to loan group 2 and, after the total principal balance of the class A-1, A-2, A-3,
                  A-AB and A-4 certificates has been reduced to zero, the
                  portion of the Principal Distribution Amount for that
                  distribution date that is attributable to loan group 1 (net of any portion thereof that is distributable on that distribution date to the holders of the class A-1, A-2, A-3, A-AB and/or
                  A-4 certificates), and

            2.    the total principal balance of the class A-1A certificates immediately prior to that distribution date;

      o     to the holders of the class A-1, A-2, A-3, A-AB and A-4 certificates collectively in an aggregate amount equal to the lesser of--

            1.    the portion of the Principal Distribution Amount for that
                  distribution date that is attributable to loan group 1 and, after the total principal balance of the class A-1A has been reduced to zero, the portion of the Principal Distribution
                  Amount for that distribution date that is attributable to loan group 2 (net of any portion thereof that is distributable on that distribution date to the holders of the class A-1A
                  certificates), and

            2.    the total principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates immediately prior to that distribution date.

      In general, the portion of the Principal Distribution Amount that is allocated to holders of the class A-1, A-2, A-3, A-AB and A-4 certificates collectively as described above (such portion, the "Certificate Group 1
Principal Distribution Amount") on each distribution date will be further allocated among those holders in the following amounts and order of priority:

      o     first, to the holders of the class A-AB certificates in an amount equal to the lesser of--

            1.    the Certificate Group 1 Principal Distribution Amount for that distribution date, and

            2.    an amount sufficient to reduce the total principal balance of the class A-AB certificates to the Class A-AB Planned
                  Principal Balance for that distribution date;

                                      S-103

      o     second, to the holders of the class A-1 certificates in an amount equal to the lesser of--

            1.    the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the
                  class A-AB certificates to the Class A-AB Planned Principal
                  Balance for that distribution date as described in the
                  preceding bullet and paid to the holders of that class on that distribution date, and

            2.    the total principal balance of the class A-1 certificates
                  immediately prior to that distribution date;

      o     third, to the holders of the class A-2 certificates in an amount equal to the lesser of --

            1.    the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the
                  class A-AB certificates to the Class A-AB Planned Principal
                  Balance for that distribution date and/or any portion of that amount that is allocable to the class A-1 certificates as
                  described in the preceding bullets and paid to the holders of those classes on that distribution date, and

            2.    the total principal balance of the class A-2 certificates
                  immediately prior to that distribution date;

      o     fourth, to the holders of the class A-3 certificates in an amount equal to the lesser of--

            1.    the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the
                  class A-AB certificates to the Class A-AB Planned Principal
                  Balance for that distribution date and/or any portion of that amount that is allocable to the class A-1 and/or A-2
                  certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

            2.    the total principal balance of the class A-3 certificates
                  immediately prior to that distribution date;

      o     fifth, to the holders of the class A-AB certificates in an amount
            (in addition to the amount allocated to them as described in the first bullet above) equal to the lesser of--

            1.    the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to reduce the total principal balance of the
                  class A-AB certificates to the Class A-AB Planned Principal
                  Balance for that distribution date as described in the first bullet above and/or any portion of that amount that is
                  allocable to the class A-1, A-2 and/or A-3 certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

            2.    the total principal balance of the class A-AB certificates immediately after the allocation made pursuant to the first bullet above; and

      o     finally, to the holders of the class A-4 certificates in an amount equal to the lesser of--

            1.    the Certificate Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-AB, A-1, A-2 and/or A-3
                  certificates as described in the preceding bullets and paid to the holders of those classes on that distribution date, and

            2.    the total principal balance of the class A-4 certificates
                  immediately prior to that distribution date.

      Notwithstanding the provisions described in the foregoing paragraphs, if two or more classes of class A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates are outstanding as of any Class A Principal Distribution Cross-Over Date or, in
any event, as of the final distribution date for the series 2007-PWR17 certificates, then the Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocated among the class A-1, A-2,
A-3, A-AB, A-4 and A-1A certificates on a pro rata basis, without regard to loan group, in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to the total principal balance of the respective class. While one or

                                      S-104

more of the class A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates are outstanding, no portion of the Principal Distribution Amount for any distribution date will be allocated to any other class of series 2007-PWR17 certificates.

      Following the retirement of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates, the Principal Distribution Amount for each distribution date will be allocated, first, to the class A-M certificates and the Class A-MFL Regular
Interest (on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date), second, to the class A-J certificates and then to the respective other classes of principal balance certificates in order of their alphabetical designation (class B, class
C and so on), in each case up to the lesser of--

      o     the portion of that Principal Distribution Amount that remains unallocated, and

      o     the total principal balance of the subject class (or classes)
            immediately prior to that distribution date.

      In no event will the holders of any such other class of principal balance certificates be entitled to receive any distributions of principal until the total principal balance of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates and of all other classes of series 2007-PWR17 principal balance certificates, if any, with a higher payment priority under the prior paragraph is reduced to zero.

      To the extent that a master servicer or the trustee reimburses itself for any nonrecoverable advance (including any interest accrued thereon), or for any advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan that remains unreimbursed following its modification and return to performing status, during any collection period out of the principal portion of debt service advances and payments and other collection of principal on the mortgage pool, the Principal Distribution Amount for the related distribution date will be reduced by the amount of such reimbursement (although any such amount that is subsequently recovered will generally be added to the
Principal Distribution Amount for the distribution date following the collection period in which the recovery occurs). See "--Advances of Delinquent Monthly Debt
Service Payments", "Servicing of the Mortgage Loans Under the Series 2007-PWR17
Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of
Expenses" and "Glossary--Principal Distribution Amount".

      Loss Reimbursement Amounts. As discussed under "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" below, the total principal balance of any class of series
2007-PWR17 principal balance certificates (other than the class A-MFL certificates) and the Class A-MFL Regular Interest may be reduced without a corresponding distribution of principal. Any reductions in the principal balance of the A-MFL Regular Interest in connection with realized losses and additional trust fund expenses will result in a corresponding reduction in the principal balance of the class A-MFL certificates. If a reduction occurs with respect to any class of series 2007-PWR17 principal balance certificates (other than the class A-MFL certificates) or the Class A-MFL Regular Interest, then, subject to the relevant Available Distribution Amount and the priority of distributions described under "--Priority of Distributions" below, the holder(s) of that class will be entitled to be reimbursed for the amount of that reduction, without interest (and without duplication of any amount reflected in a restoration of the total principal balance of that class under the limited circumstances described in this prospectus supplement with respect to recoveries of amounts previously determined to have constituted nonrecoverable advances). Any reimbursement on the Class A-MFL Regular Interest will result in a dollar-for-dollar corresponding reimbursement to the holders of the class A-MFL certificates.

      Priority of Distributions.

      On each distribution date, prior to making any other distributions of interest and/or principal on the certificates, the certificate administrator will apply the Available Distribution Amount for that distribution date, concurrently:

      o     from the portion of the Available Distribution Amount attributable to loan group 2, to pay interest to the holders of the class A-1A certificates up to the total amount of interest payment
            distributable with respect to that class on the related distribution date,

      o     from the portion of the Available Distribution Amount attributable to loan group 1, to pay interest to the holders of the class A-1,
            A-2, A-3, A-AB and A-4 certificates, pro rata in accordance with their respective

                                      S-105

            interest entitlements, up to the total amount of interest payment distributable with respect to each such class on that distribution date, and

      o     from the remaining portion of the Available Distribution Amount, to pay interest to the holders of the class X certificates up to the total amount of interest payment distributable with respect to that class on the related distribution date;

provided, however, that if the Available Distribution Amount for the applicable distribution date, or the applicable portion of the Available Distribution
Amount attributable to either loan group, is insufficient to pay in full the total amount of interest to be distributable with respect to any of those classes as described above, the Available Distribution Amount will be allocated among all those classes pro rata in accordance with their respective interest entitlements, without regard to loan group.

      On each distribution date, following the distributions of interest to the holders of the class A-1, A-2, A-3, A-AB, A-4, A-1A and X certificates described above, the certificate administrator will apply any remaining portion of the
Available Distribution Amount for that distribution date in the following amounts and order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for that distribution date:

      o     first, to make distributions of principal to the holders of the class A-1, A-2, A-3, A-AB, A-4 and/or A-1A certificates up to an aggregate amount equal to the lesser of the Principal Distribution
            Amount for that distribution date and the total principal balance of those classes outstanding immediately prior to that distribution date, which amount shall be allocated between such classes in the amounts and order of priority described under "--Principal
            Distributions" above (including the provisions described in that section relating to the attribution of portions of the Principal
            Distribution Amount for any distribution date to loan group 1 and/or loan group 2);

      o     second, to reimburse the holders of the class A-1, A-2, A-3, A-AB,
            A-4 and/or A-1A certificates for any Realized Losses and Additional
            Trust Fund Expenses previously allocated to that class (as described under "-Reductions of Certificate Principal Balances in Connection
            with Realized Losses and Additional Trust Fund Expenses" below) and for which reimbursement has not previously been made, which distributions shall be made pro rata in accordance with the respective entitlements of those classes;

      o     third, to the holders of the class A-M certificates and the Class
            A-MFL Regular Interest, pro rata in accordance with their respective interest entitlements, up to the total amount of interest payment distributable with respect to those classes on that distribution date as described above under "--Interest Distributions";

      o     fourth, to the holders of the class A-M certificates and the Class
            A-MFL Regular Interest, the lesser of the remaining Principal
            Distribution Amount for that distribution date and the aggregate principal balance of those classes outstanding immediately prior to that distribution date, which amount will be allocated between those classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date;

      o     fifth, to reimburse the holders of the class A-M certificates and the Class A-MFL Regular Interest, for any Realized Losses and
            Additional Trust Fund Expenses previously allocated to those classes
            (as described under "-Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund
            Expenses" below) and for which reimbursement has not previously been made, which distributions will be made pro rata in accordance with the respective entitlements of those classes;

      o     sixth, sequentially to the holders of the class A-J, B, C, D, E, F,
            G, H, J, K, L, M, N, O, P, Q and S certificates, in that order (with no distribution to be made on any such class until all the distributions described in this clause have been made to all other such classes with an earlier distribution priority (if any)), first, to make a distribution of interest up to the amount of interest distributable on that class for that distribution date as described above under "--Interest Distributions"; then, to make a distribution of principal up to the portion of the Principal Distribution Amount for that distribution date that is allocated to that class

                                      S-106

            as described above under "--Principal Distributions"; and, finally, to reimburse any Realized Losses and Additional Trust Fund Expenses
            previously allocated to that class (as described under "-Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below) and for which
            reimbursement has not previously been made; and

      o     finally, to the holders of the class R certificates any remaining portion of the Available Distribution Amount for that distribution date.

      Distributions of Yield Maintenance Charges and Prepayment Premiums. If any
Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any pooled mortgage loan in loan group 1, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that Yield Maintenance
Charge or Prepayment Premium (net of liquidation fees payable therefrom) to the holders of any class A-1, A-2, A-3, A-AB, A-4, A-M, A-J, B, C, D, E, F, G, H, J
or K certificates or the trust as the holder of the Class A-MFL Regular Interest that in any case are entitled to payments of principal on that distribution date, up to an amount equal to, in the case of any particular class of those certificates, the product of--

      o     the full amount of that Yield Maintenance Charge or Prepayment
            Premium (net of liquidation fees payable therefrom), multiplied by

      o     the related Base Interest Fraction, and further multiplied by

      o     a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holder(s) of that class on that distribution date, and the denominator of which is the portion of the Principal Distribution
            Amount for that distribution date that is attributable to loan group
            1.

      All portions of Yield Maintenance Charges or Prepayment Premiums allocated to the Class A-MFL Regular Interest will be paid to the swap counterparty under the swap contract related to that class, unless that swap contract or any replacement swap contract is terminated and not replaced, in which case those amounts will be paid to the holders of the class A-MFL certificates.

      If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any pooled mortgage loan in loan group 2, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that Yield
Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) to the holders of the class A-1A certificates (if they are outstanding on that distribution date), up to an amount equal to, in the case of any particular class of those certificates, the product of--

      o     the full amount of that Yield Maintenance Charge or Prepayment
            Premium (net of liquidation fees payable therefrom), multiplied by

      o     the related Base Interest Fraction, and further multiplied by

      o     a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holders of that class of certificates on that distribution date, and the denominator of which is the portion of the Principal
            Distribution Amount for that distribution date that is attributable to loan group 2.

      The certificate administrator will pay any remaining portion of that Yield
Maintenance Charge or Prepayment Premium to the holders of the class X certificates.

      See "Risk Factors--Provisions Requiring Yield Maintenance Charges or
Defeasance Provisions May Not Be Enforceable" and "Description of the Mortgage
Pool--Certain Characteristics of the Mortgage Pool--Voluntary Prepayment and
Defeasance Provisions" in this prospectus supplement.

                                      S-107

      Distributions of Post-ARD Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund and applied as Post-ARD Additional Interest. It is expected that Centerline REIT Inc., an affiliate of the parent of the initial several special servicer, will be the initial holder of the class V certificates.

TREATMENT OF REO PROPERTIES

      Notwithstanding that any mortgaged property or an interest therein may be acquired as part of the trust fund through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

      o     distributions on the series 2007-PWR17 certificates (in the case of the class A-MFL certificates, through the Class A-MFL Regular
            Interest),

      o     allocations of Realized Losses and Additional Trust Fund Expenses to
            the series 2007-PWR17 certificates (in the case of the class A-MFL certificates, through the Class A-MFL Regular Interest), and

      o     the amount of all fees payable to the applicable master servicer, the special servicer, the certificate administrator, the servicer report administrator and the trustee under the series 2007-PWR17 pooling and servicing agreement.

      In connection with the foregoing, the related mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Principal Distribution Amount for each distribution date.

      Operating revenues and other proceeds from an REO Property will be applied--

      o     first, to pay - or to reimburse the applicable master servicer, the special servicer, the certificate administrator and/or the trustee for the payment of - any taxes, fees, costs and expenses incurred in connection with the operation and disposition of the REO Property,
            and

      o     thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

      To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments" below, the applicable master servicer or the trustee, as applicable, will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

      As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of the pooled mortgage loans may decline below the total principal balance of the series 2007-PWR17 certificates. If this occurs following the distributions made to the series 2007-PWR17 certificateholders on any distribution date, then, except to the extent the resulting mismatch exists because of the reimbursement of advances on worked-out loans from advances and collections of principal on the mortgage pool (see
"--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2007-PWR17 Pooling and Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses"), the
respective total principal balances of the series 2007-PWR17 principal balance certificates (in the case of the class A-MFL certificates, through the Class
A-MFL Regular Interest) are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2007-PWR17 certificates (in the case of the class A-MFL certificates, through the Class
A-MFL Regular Interest) equals the total Stated Principal Balance of the pooled mortgage loans that will be outstanding immediately following that distribution date.

                                      S-108

          ORDER OF ALLOCATION                    CLASS
         ---------------------    ---------------------------------
                  1st                              S
                  2nd                              Q
                  3rd                              P
                  4th                              O
                  5th                              N
                  6th                              M
                  7th                              L
                  8th                              K
                  9th                              J
                 10th                              H
                 11th                              G
                 12th                              F
                 13th                              E
                 14th                              D
                 15th                              C
                 16th                              B
                 17th                             A-J
                 18th                 A-M certificates and A-MFL
                                       Regular Interest pro rata
                                         based on their total
                                    outstanding principal balances

                 19th                A-1, A-2, A-3, A-AB, A-4 and
                                          A-1A certificates,
                                     pro rata based on their total
                                    outstanding principal balances

      Any reductions in the total principal balance of the Class A-MFL Regular
Interest will result in corresponding reductions (dollar-for-dollar) in the total principal balance of the class A-MFL certificates on the related distribution date.

      The above-described reductions in the total principal balances of the respective classes of the series 2007-PWR17 certificates (other than the class
A-MFL certificates) and the Class A-MFL Regular Interest identified in the foregoing table will represent an allocation of the Realized Losses and/or
Additional Trust Fund Expenses that caused the particular mismatch in balances between the pooled mortgage loans and those classes. In general, certain
Additional Trust Fund Expenses will result in a shortfall in the payment of interest on one or more subordinate classes of certificates and/or the Class
A-MFL Regular Interest. However, unless and until collections of principal on the pooled mortgage loans are diverted to cover that interest shortfall, such
Additional Trust Fund Expense will not result in a mismatch in balances between the pooled mortgage loans and the certificates and/or the Class A-MFL Regular
Interest.

      The Realized Loss, if any, in connection with the liquidation of a defaulted mortgage loan, or related REO property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

      o     the outstanding principal balance of the pooled mortgage loan as of the date of liquidation, together with--

            1.    all accrued and unpaid interest on the mortgage loan to, but not including, the due date in the calendar month on which the related net liquidation proceeds, if any, would be
                  distributable to series 2007-PWR17 certificateholders,
                  exclusive, however, of any portion of that interest that
                  represents Default Interest or Post-ARD Additional Interest,
                  and

            2.    all related unreimbursed servicing advances and unpaid
                  liquidation expenses and certain special servicing fees,
                  liquidation fees and/or workout fees incurred on the mortgage loan, and interest on

                                      S-109

                  advances made in respect of the mortgage loan, that resulted in shortfalls to investors and not otherwise considered a
                  Realized Loss, over

      o     the total amount of liquidation proceeds, if any, recovered in respect of that pooled mortgage loan in connection with the liquidation.

      If any of the debt due under a pooled mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer, the special servicer or any other relevant party or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and
Post-ARD Additional Interest, also will be treated as a Realized Loss (but the principal portion of the debt that is forgiven will generally be recognized as a
Realized Loss on the distribution date that occurs after the collection period in which the forgiveness occurs and the interest portion of the debt that is forgiven will generally be recognized as a Realized Loss over time).

      Any reimbursements of advances determined to be nonrecoverable and advance interest thereon, and any payments of workout fees and/or liquidation fees, that are made in any collection period from the principal portion of debt service advances and collections of principal on the mortgage pool that would otherwise be included in the Principal Distribution Amount for the related distribution date (see "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2007-PWR17 Pooling and
Servicing Agreement--Servicing and Other Compensation and Payment of Expenses")
will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the mortgage pool and the total principal balance of the series 2007-PWR17 certificates (other than the class A-MFL certificates) and the Class A-MFL Regular Interest on the succeeding distribution date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as
Realized Losses (in reverse sequential order in accordance with the loss allocation rules described above) to reduce principal balances of the series
2007-PWR17 principal balance certificates (other than the class A-MFL certificates) and the Class A-MFL Regular Interest on the distribution date for that collection period. However, if the Principal Distribution Amount for any
distribution date includes any collections of amounts that (i) were previously determined to constitute nonrecoverable advances, (ii) were reimbursed to a master servicer or the trustee from advances or collections in respect of principal thereby resulting in a deficit described above and (iii) were subsequently recovered, then the principal balances of the series 2007-PWR17 certificates (other than the class A-MFL certificates) and the Class A-MFL
Regular Interest will, in general, be restored (in sequential order of distribution priority, with this restoration occurring on a pro rata basis as between those classes that are pari passu with each other in respect of loss allocations) to the extent of the lesser of such amount and the amount of
Realized Losses previously allocated thereto. Any restorations of the principal balance of the Class A-MFL Regular Interest will result in corresponding restorations (dollar-for-dollar) to the principal balance of the class A-MFL certificates on the related distribution date.

      The reimbursement of advances on worked-out loans from advances or collections of principal on the mortgage pool (see "--Advances of Delinquent
Monthly Debt Service Payments" below and "Servicing of the Mortgage Loans Under the Series 2007-PWR17 Pooling and Servicing Agreement--Servicing and Other
Compensation and Payment of Expenses") during any collection period will create a deficit (or increase an otherwise-existing deficit) between the aggregate
Stated Principal Balance of the mortgage pool and the total principal balance of the series 2007-PWR17 certificates (other than the class A-MFL certificates) and the Class A-MFL Regular Interest on the succeeding distribution date but there will not be any allocation of that deficit to reduce the principal balances of the series 2007-PWR17 principal balance certificates and the Class A-MFL Regular
Interest on such distribution date (although an allocation may subsequently be made if the amount reimbursed to the applicable master servicer, the special servicer or the trustee ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

      The following items are some examples of Additional Trust Fund Expenses:

      o     any special servicing fees, workout fees and liquidation fees paid to the special servicer that are not otherwise allocated as a
            Realized Loss;

      o     any interest paid to a master servicer, the special servicer or the trustee with respect to unreimbursed advances (except to the extent that Default Interest and/or late payment charges are used to pay interest on

                                      S-110

            advances as described under "--Advances of Delinquent Monthly Debt
            Service Payments" below and under "Servicing of the Mortgage Loans
            Under the Series 2007-PWR17 Pooling and Servicing
            Agreement--Servicing and Other Compensation and Payment of
            Expenses--Payment of Expenses; Servicing Advances" in this prospectus supplement);

      o     the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other assets of the trust fund;

      o     any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

            1.    any reimbursements and indemnification to the certificate
                  administrator, the trustee and certain related persons, as described under "Transaction Parties--The Trustee--Matters
                  Regarding the Trustee" "Transaction Parties--The Certificate
                  Administrator, Tax Administrator and Certificate
                  Registrar--Matters Regarding the Certificate Administrator" in
                  this prospectus supplement,

            2.    any reimbursements and indemnification to the master
                  servicers, the special servicer and us, as described under
                  "Description of the Pooling and Servicing Agreements--Some
                  Matters Regarding the Servicer and the Depositor" in the
                  accompanying prospectus, and

            3.    any federal, state and local taxes, and tax-related expenses payable out of assets of the trust fund, as described under
                  "Material Federal Income Tax Consequences--Taxes That May Be
                  Imposed on the REMIC Pool--Prohibited Transactions" in the
                  accompanying prospectus;

      o     rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the series 2007-PWR17 pooling and servicing agreement or by the related mortgage loan seller pursuant to the mortgage loan purchase agreement to which it is a party; and

      o     any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan, as described under "Description of the
            Pooling and Servicing Agreements--Realization Upon Defaulted
            Mortgage Loans" in the accompanying prospectus.

      In general, in the case of each of the Mortgage Loan Groups, the expenses listed in the bullets above - other than those relating only to the series
2007-PWR17 trust fund - will be allocable to and borne by (that is, such expenses will reduce the portion of loan payments otherwise payable to the respective holder) the holder of any Non-Pooled Subordinate Loan included in such Mortgage Loan Group prior to being allocated to and borne by the trust as the holder of the pooled mortgage loan included in such Mortgage Loan Group and the holder of any related Non-Pooled Pari Passu Companion Loan on a pro rata basis. To the extent they are allocated to and borne by the trust as the holder of the pooled mortgage loan included in such Mortgage Loan Group, those expenses will constitute "Additional Trust Fund Expenses" allocable in the manner described at the beginning of this "--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
section.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

      Each master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments and Default
Interest, and assumed monthly debt service payments (as described below), in each case net of master servicing fees (and, in the case of each
Non-Trust-Serviced Pooled Mortgage Loan, the rate at which any similar servicing fees accrue under the related Non-Trust Servicing Agreement), that--

      o     were due or deemed due, as the case may be, during the same calendar month in which the subject distribution date occurs, with respect to the pooled mortgage loans (including, if applicable, the
            Non-Trust-Serviced Pooled Mortgage Loans) as to which it is the applicable master servicer, and

                                      S-111

      o     were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

      The advancing obligations of the applicable master servicer described above for any distribution date will apply as described above with respect to scheduled monthly debt service payments or assumed monthly debt service payments due or deemed due in the applicable calendar month, even if those payments are not due or deemed due until after the end of the collection period that ends in that calendar month.

      Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any pooled mortgage loan, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that pooled mortgage loan during the period that the Appraisal
Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any pooled mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

      o     the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

      o     a fraction--

            1.    the numerator of which is equal to the Stated Principal
                  Balance of the pooled mortgage loan, net of the Appraisal
                  Reduction Amount, and

            2.    the denominator of which is equal to the Stated Principal
                  Balance of the pooled mortgage loan.

      With respect to any distribution date, each master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2007-PWR17 pooling and servicing agreement, out of funds held in that master servicer's collection account that are not required to be paid on the series 2007-PWR17 certificates on that distribution date.

      If either master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance, subject to a determination of recoverability.

      None of the master servicers, the primary servicers, the special servicer, the certificate administrator, the trustee or the fiscal agent will be required to advance any amount due to be paid by the Swap Counterparty for distribution to the class A-MFL certificates in the event that the Swap Counterparty fails to make a required payment under the Swap Contract.

      The master servicers and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds from collections on the pooled mortgage loan as to which the advance was made. None of the master servicers or the trustee will be obligated to make any monthly debt service advance that it or the special servicer determines, in its reasonable, good faith judgment, would not ultimately be recoverable (together with interest on the advance) out of collections on the related pooled mortgage loan. If a master servicer or the trustee makes any monthly debt service advance that it or the special servicer subsequently determines, in its reasonable, good faith judgment, will not be recoverable out of collections on the related pooled mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the second succeeding paragraph, out of general collections on the pooled mortgage loans and any REO Properties in the trust fund on deposit in the respective master servicers' collection accounts from time to time. In making such recoverability determination, such person will be entitled to consider (among other things) only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related mortgaged properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such mortgaged properties, to estimate and consider
(among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. The trustee will be entitled to conclusively rely on any recoverability determination made by a master servicer or the special servicer.

                                      S-112

      In addition, in the case of the DRA / Colonial Office Portfolio Pooled
Mortgage Loan, the 1101 New York Avenue Pooled Mortgage Loan and the 32 Sixth
Avenue Pooled Mortgage Loan, the applicable parties to the series 2007-PWR17 pooling and servicing agreement (on the one hand) and the respective holders of the related Non-Pooled Pari Passu Companion Loans (on the other) will each be entitled to make independent determinations with respect to recoverability of debt service advances on the respective mortgage loan in the related Mortgage
Loan Group. Furthermore, in the case of RRI Hotel Portfolio Pooled Mortgage
Loan, after any date when a RRI Hotel Portfolio Non-Pooled Pari Passu Companion
Loan has been included in another commercial mortgage securitization pursuant to which rated securities have been or are subsequently issued, the applicable parties to the series 2007-PWR17 pooling and servicing agreement (on the one hand) and the applicable parties to the pooling and servicing agreement for that other commercial mortgage securitization (on the other) will be entitled to make independent determinations with respect to recoverability of debt service advances. Furthermore, if either the applicable series 2007-PWR17 master servicer or a party to that other pooling and servicing agreement makes a nonrecoverability determination with respect to a debt service advance on the respective RRI Hotel Portfolio mortgage loan, then both the applicable series
2007-PWR17 master servicer and that other party will be prohibited from making debt service advances on the respective RRI Hotel Portfolio mortgage loan unless all such parties have consulted with each other and agree that circumstances have changed such that a proposed future debt service advance would not be a nonrecoverable advance. Furthermore, in the case of the 32 Sixth Avenue Loan
Group, if either the applicable series 2007-PWR17 master servicer or the BSCMSI
2007-PWR16 Master Servicer makes a nonrecoverability determination with respect to a debt service advance on the respective 32 Sixth Avenue mortgage loan, then both the applicable series 2007-PWR17 master servicer and the BSCMSI 2007-PWR16
Master Servicer will be prohibited from making debt service advances on the respective 32 Sixth Avenue mortgage loan unless both such parties have consulted with each other and agree that circumstances have changed such that a proposed future debt service advance would not be a nonrecoverable advance. See
"Description of the Certificates--Advances in Respect of Delinquencies" in the
accompanying prospectus.

      Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

      Any monthly debt service advance, with interest, that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection accounts in the collection period in which the nonrecoverability determination is made. Any reimbursement of a nonrecoverable monthly debt service advance, including interest accrued thereon, will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the
Principal Distribution Amount otherwise distributable on the certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement; provided that, except in extraordinary circumstances, each Rating Agency will be provided with at least 15 days notice before any reimbursement of a nonrecoverable advance will be made from general collections other than collections or advances of principal. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then, such party may elect at its sole option to defer the reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) to one or more future collection periods. To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise payable on the series
2007-PWR17 certificates on the related distribution date will be reduced and a
Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses") to reduce the total principal balance of the series 2007-PWR17 certificates on that distribution date.

      Additionally, in the event that any monthly debt service advance
(including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of -- but solely out of -- the principal portion of debt service advances and payments and other collections of principal on all the pooled mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances (as described in the prior paragraph) and/or nonrecoverable servicing advances as described under
"Servicing of the Mortgage Loans Under the Series 2007-PWR17 Pooling and
Servicing Agreement--Servicing and Other Compensation and Payment of Expenses"
(thereby reducing the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date). If any such advance is not reimbursed in whole on

                                      S-113

any distribution date due to insufficient advances and collections of principal in respect of the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related pooled mortgage loan, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (under the provisions and subject to the conditions described in the preceding paragraph). The reimbursement of advances on worked-out loans from advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the certificates on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the applicable master servicer or the trustee ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

      Portions of the Principal Distribution Amount for any distribution date will be attributed to loan group 1 and/or loan group 2 according to the attribution rules described under "Glossary-Principal Distribution Amount" in this prospectus supplement. Those rules address the reimbursements and recoveries made as described above.

      The master servicers and the trustee will generally each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. However, that interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires.
Interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time.

      Interest accrued with respect to any monthly debt service advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the master servicers'
collection accounts, thereby reducing amounts available for distribution on the certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

      For information involving servicing advances that is similar to the information presented in the preceding four paragraphs with respect to monthly debt service advances, see "Servicing of the Mortgage Loans Under the Series
2007-PWR17 Pooling and Servicing Agreement--Servicing and Other Compensation and
Payment of Expenses--Payment of Expenses; Servicing Advances" below.

      A monthly debt service payment will be assumed to be due with respect to:

      o     each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

      o     each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property.

The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the prior sentence that is delinquent as to its balloon payment will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if amortization was required) and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the second preceding sentence as to which the related mortgaged property has become an REO Property, will equal, for each due date that the REO Property or any interest therein remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due

                                      S-114

date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments that are required to be made from the application of excess cash flow.

      None of the master servicers or the trustee is required to make any monthly debt service advances with respect to any Non-Pooled Mortgage Loans.

                                      S-115

FEES AND EXPENSES

      The following table summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, source and frequency of payments for those fees and expenses. In each case where we describe the amount of an entitlement, we describe that amount without regard to any limitation on the sources of funds from which the entitlement may be paid. Refer to the column titled "sources of funds" for such limitations. Notwithstanding any contrary description set forth in the table, with respect to each Pooled Mortgage Loan that is included in a Trust-Serviced Mortgage Loan Group that includes one or more Non-Pooled Subordinate Loans, special servicing fees, workout fees, liquidation fees, servicing advance reimbursements and interest on servicing advances generally are payable from the assets of the trust fund only to the extent that amounts otherwise available for payment on the related Non-Pooled
Subordinate Loan(s) are insufficient. Notwithstanding any contrary description set forth in the table, with respect to each Non-Trust-Serviced Mortgage Loan
Group, (i) additional servicing compensation, special servicing fees, workout fees, liquidation fees, additional special servicing compensation, servicing advances and interest on servicing advances generally are not payable under the series 2007-PWR17 pooling and servicing agreement but comparable fees and compensation, together with (except in the case of the 32 Sixth Avenue Loan
Group) certain fees similar to master servicing fees, are payable at comparable times and in comparable amounts under the Non-Trust Servicing Agreement from collections on or in respect of the related Mortgage Loan Group, (ii) the related Non-Trust-Serviced Pooled Mortgage Loan's share of any special servicing fees, workout fees, liquidation fees, servicing advance reimbursements and interest on servicing advances relating to the related Non-Trust-Serviced
Mortgage Loan Group are payable from the assets of the series 2007-PWR17 trust fund on a pari passu basis (according to principal amount) with the related
Non-Pooled Pari Passu Companion Loan(s)' share of such fees and amounts and
(iii) any amounts that are payable from the assets of the series 2007-PWR17 trust fund as described above will generally be payable from any and all collections on the pooled mortgage loans in the series 2007-PWR17 trust fund.

       TYPE              RECIPIENT                      AMOUNT                      FREQUENCY            SOURCE OF PAYMENT
------------------   ------------------   -----------------------------------   ------------------    ------------------------

Fees

Master Servicing     Master               The product of the portion of the     Monthly.              Interest payment on
Fee                  Servicers            per annum master servicing fee                              the related pooled
                     and Primary          rate for the applicable master                              mortgage loan and,
                     Servicers            servicer and the related mortgage                           with respect to unpaid
                                          loan that is applicable to such                             master servicing fees
                                          month, determined in the same                               (including any primary
                                          manner as the applicable mortgage                           servicing fees) in
                                          rate is determined for that                                 respect of any pooled
                                          mortgage loan for such month, and                           mortgage loan, out of
                                          the Stated Principal Balance of                             the portion of any
                                          that mortgage loan.  The master                             related insurance
                                          servicing fee rate will range, on                           proceeds, condemnation
                                          a loan-by-loan basis, from 0.02%                            proceeds or
                                          per annum to 0.16% per annum.                               liquidation proceeds
                                          With respect to each pooled                                 allocable as interest.
                                          mortgage loan for which a primary
                                          servicer acts as primary
                                          servicer, a portion of the master
                                          servicing fee is payable to that
                                          primary servicer.

                                      S-116

       TYPE              RECIPIENT                      AMOUNT                      FREQUENCY            SOURCE OF PAYMENT
------------------   ------------------   -----------------------------------   ------------------    ------------------------

Special              Special              The product of the portion of a       Monthly.              Any and all
Servicing Fee        Servicer             rate equal to 0.25% per annum                               collections on the
                                          that is applicable to such month,                           pooled mortgage loans.
                                          determined in the same manner as
                                          the applicable mortgage rate is
                                          determined for each specially
                                          serviced mortgage loan for such
                                          month, and the Stated Principal
                                          Balance of each Specially
                                          Serviced Mortgage Loan.

Workout Fee          Special              1.0% of each collection of            Monthly following     The related collection
                     Servicer             principal and interest on each        a workout and         of principal and/or
                                          worked out pooled mortgage loan       before any            interest.
                                          for as long as it remains a           redefault.
                                          worked-out mortgage loan.

Liquidation Fee      Special              1.0% of the liquidation proceeds      Upon receipt of       The related
                     Servicer             received in connection with a         liquidation           liquidation proceeds,
                                          final disposition of a specially      proceeds,             condemnation proceeds
                                          serviced mortgage loan or REO         condemnation          or insurance proceeds.
                                          property or portion thereof and       proceeds and
                                          any condemnation proceeds and         insurance proceeds
                                          insurance proceeds received by        on a Specially
                                          the trust fund (net of any            Serviced Mortgage
                                          default interest, late payment        Loan.
                                          charges and/or post-ARD
                                          additional interest), other than
                                          in connection with the purchase
                                          or repurchase of any pooled
                                          mortgage loan from the trust fund
                                          by any person.

Trustee Fee          Trustee              The product of the portion of a       Monthly.              Any and all
                                          rate equal to 0.00058% per annum                            collections and P&I
                                          applicable to such month,                                   advances on the
                                          determined in the same manner as                            mortgage loans in the
                                          the applicable mortgage rate is                             pool, to the extent
                                          determined for each mortgage loan                           included in the
                                          for such month, and the Stated                              amounts remitted by
                                          Principal Balance of each pooled                            the master servicers.
                                          mortgage loan.

Certificate          Certificate          The product of the portion of a       Monthly.              Any and all
Administrator Fee    Administrator        rate equal to 0.00015% per annum                            collections and P&I
                                          applicable to such month,                                   advances on the
                                          determined in the same manner as                            mortgage loans in the
                                          the applicable mortgage rate is                             pool, to the extent
                                          determined for each mortgage loan                           included in the
                                          for such month, and the Stated                              amounts remitted by
                                          Principal Balance of each pooled                            the master servicers.
                                          mortgage loan.

                                      S-117

       TYPE              RECIPIENT                      AMOUNT                      FREQUENCY            SOURCE OF PAYMENT
------------------   ------------------   -----------------------------------   ------------------    ------------------------

Servicer Report      Servicer             The product of the portion of a       Monthly.              Any and all
Administrator Fee    Report               rate equal to 0.0005% per annum                             collections and P&I
                     Administrator        applicable to such month,                                   advances on the pooled
                                          determined in the same manner as                            mortgage loans, to the
                                          the applicable mortgage rate is                             extent included in the
                                          determined for each mortgage loan                           amounts remitted by
                                          for such month, and the Stated                              the master servicers.
                                          Principal Balance of each pooled
                                          mortgage loan.

Additional           Master               The following amounts:                From time to time.    Actual collections of
Servicing            Servicers,                                                                       the related fees or
Compensation         Primary                  o    all application and                                investment income.
                     Servicers                     processing fees for
                     and Special                   consents to approvals of
                     Servicer                      assignments and
                                                   assumptions, further
                                                   encumbrances or other
                                                   lender approval;

                                              o    all assumption fees,
                                                   modification fees,
                                                   extension fees, consent
                                                   fees, release fees,
                                                   waiver fees, fees paid
                                                   in connection with
                                                   defeasance and earn-out
                                                   fees or other similar
                                                   fees (excluding
                                                   Prepayment Premiums,
                                                   Yield Maintenance
                                                   Charges and application
                                                   and processing fees);

                                              o    all charges for
                                                   beneficiary statements
                                                   or demands, amounts
                                                   collected for checks
                                                   returned for
                                                   insufficient funds and
                                                   other loan processing
                                                   fees collected on the
                                                   pooled mortgage loans;

                                              o    late payment fees and net
                                                   default interest on
                                                   pooled mortgage loans
                                                   that are not used to pay
                                                   interest on advances;

                                              o    all investment income
                                                   earned on amounts on
                                                   deposit in the
                                                   collection accounts and
                                                   (if not required to be
                                                   paid to borrower) escrow
                                                   accounts and any REO
                                                   accounts; and

                                              o    any prepayment interest
                                                   excess.

                                          These amounts will be
                                          allocated among the master
                                          servicers, the primary
                                          servicers and the special
                                          servicer.

                                      S-118

       TYPE              RECIPIENT                      AMOUNT                      FREQUENCY            SOURCE OF PAYMENT
------------------   ------------------   -----------------------------------   ------------------    ------------------------

Expenses

Servicing            Master               The amount of any servicing           From time to time.    Recoveries on the
Advances             Servicer and         advances.                                                   related mortgage loan,
                     Trustee (and                                                                     or to the extent that
                     Special                                                                          the party making the
                     Servicer, if                                                                     advance determines the
                     applicable)                                                                      advance is
                                                                                                      nonrecoverable, from
                                                                                                      any and all
                                                                                                      collections on the
                                                                                                      pooled mortgage loans.

Interest on          Master               Interest accrued from time to         When the advance      First from late
Servicing            Servicer and         time on the amount of the             is reimbursed.        payment charges and
Advances             Trustee (and         servicing advance at the prime                              default interest in
                     Special              lending rate as published in the                            excess of the regular
                     Servicer, if         "Money Rates" section of The Wall                           interest rate on the
                     applicable)          Street Journal.                                             related pooled
                                                                                                      mortgage loan, and
                                                                                                      then from any and all
                                                                                                      other collections on
                                                                                                      the pooled mortgage
                                                                                                      loans.

P&I Advances         Master               The amount of any P&I advances.       From time to time.    Recoveries on the
                     Servicer and                                                                     related mortgage loan,
                     Trustee                                                                          or to the extent that
                                                                                                      the party making the
                                                                                                      advance determines it
                                                                                                      is nonrecoverable,
                                                                                                      from any and all other
                                                                                                      collections on the
                                                                                                      pooled mortgage loans.

Interest on P&I      Master               Interest accrued from time to         When the advance      First from late
Advances             Servicer and         time on the amount of the advance     is reimbursed.        payment charges and
                     Trustee              at the prime lending rate as                                default interest in
                                          published in the "Money Rates"                              excess of the regular
                                          section of The Wall Street                                  interest rate on the
                                          Journal.                                                    related pooled
                                                                                                      mortgage loan, and
                                                                                                      then from any and all
                                                                                                      other collections on
                                                                                                      the pooled mortgage
                                                                                                      loans.

                                      S-119

       TYPE              RECIPIENT                      AMOUNT                      FREQUENCY            SOURCE OF PAYMENT
------------------   ------------------   -----------------------------------   ------------------    ------------------------

Indemnification      Trustee,             Losses, liabilities and expenses      From time to time.    Any and all
Expenses             Certificate          incurred by the trustee, the                                collections on the
                     Administrator,       certificate administrator, a                                pooled mortgage loans.
                     Master               master servicer or the special
                     Servicers            servicer in connection with any
                     and Special          legal action or claim relating to
                     Servicer             the series 2007-PWR17 pooling and
                     (and their           servicing agreement or the series
                     directors,           2007-PWR17 certificates (subject
                     members,             to applicable limitations under
                     managers,            the pooling and servicing
                     officers,            agreement).
                     employees
                     and agents)

Indemnification      Master               Trust's pro rata share (subject       From time to time.    Any and all
Expenses related     servicer,            to the related Mortgage Loan                                collections on the
to each              special              Group Intercreditor Agreement) of                           pooled mortgage loans.
Non-Trust-Serviced   servicer and         costs, liabilities, fees and
Pooled Mortgage      trustee              expenses incurred in connection
Loan                 under the            with any legal action or claim
                     related              that relates to the related
                     Non-Trust            Non-Trust-Serviced Pooled
                     Servicing            Mortgage Loan and is unrelated to
                     Agreement            the other mortgage loans included
                     (and their           in the trust fund created under
                     directors,           the related Non-Trust Servicing
                     members,             Agreement.
                     managers,
                     officers,
                     employees
                     and agents)

Additional Trust     Third parties        Based on third party charges.         From time to time.    Any and all
Fund Expenses                             See "--Reductions of Certificate                            collections on the
not advanced                              Principal Balances in Connection                            pooled mortgage loans.
                                          with Realized Losses and
                                          Additional Trust Fund Expenses"
                                          above.

                                      S-120

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

      Certificate Administrator Reports. Based solely on monthly reports prepared by the master servicers and the special servicer and delivered to the certificate administrator, the certificate administrator will be required to prepare and make available electronically or, upon written request from registered holders or from those parties that cannot receive such statement electronically, provide by first class mail, on each distribution date to each registered holder of a series 2007-PWR17 certificate, the parties to the series
2007-PWR17 pooling and servicing agreement and any other designee of the depositor, a report setting forth, among other things the following information
(in the aggregate and by loan group as appropriate):

      1.    the amount of the distribution on the distribution date to the holders of each class of principal balance certificates in reduction of the principal balance of the certificates;

      2.    the amount of the distribution on the distribution date to the holders of each class of interest-bearing certificates and the Class
            A-MFL Regular Interest allocable to the interest distributable on that class of certificates and the Class A-MFL Regular Interest;

      3.    the aggregate amount of debt service advances made in respect of the mortgage pool for the distribution date;

      4.    the aggregate amount of compensation paid to the certificate administrator, the trustee and the servicer report administrator and servicing compensation paid to the master servicers and the special servicer (and/or, if applicable in the case of any
            Non-Trust-Serviced Pooled Mortgage Loan, similar compensation paid to the parties under the related Non-Trust Servicing Agreement)
            during the related collection period;

      5.    the aggregate Stated Principal Balance of the mortgage pool outstanding immediately before and immediately after the
            distribution date;

      6.    the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related collection period;

      7.    the number and aggregate principal balance of pooled mortgage loans
            (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent
            90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

      8.    the value of any REO Property included in the trust fund as of the end of the related collection period, on a loan-by-loan basis, based on the most recent appraisal or valuation;

      9.    the Available Distribution Amount for the distribution date;

      10.   the amount of the distribution on the distribution date to the holders of any class of certificates and the Class A-MFL Regular
            Interest allocable to Yield Maintenance Charges and/or Prepayment
            Premiums;

      11.   the total interest distributable for each class of interest-bearing certificates and the Class A-MFL Regular Interest for the
            distribution date;

      12.   the pass-through rate in effect for each class of interest-bearing certificates and the Class A-MFL Regular Interest for the interest accrual period related to the current distribution date;

      13.   the Principal Distribution Amount for the distribution date, separately setting forth the portion thereof that represents scheduled principal and the portion thereof representing prepayments and other unscheduled collections in respect of principal;

      14.   the total outstanding principal balance or notional amount, as the case may be, of each class of certificates immediately before and immediately after the distribution date, separately identifying any reduction in these amounts as a result of the allocation of Realized
            Losses and Additional Trust Fund Expenses;

      15.   the amount of any Appraisal Reduction Amounts effected in connection with the distribution date on a loan-by-loan basis and the aggregate amount of Appraisal Reduction Amounts as of the distribution date;

                                      S-121

      16.   the number and related principal balances of any mortgage loans extended or modified during the related collection period on a loan-by-loan basis;

      17.   the amount of any remaining unpaid interest shortfalls for each class of interest-bearing certificates and the Class A-MFL Regular
            Interest as of the close of business on the distribution date;

      18.   a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment during the related collection period and the amount of principal prepayment occurring;

      19.   the amount of the distribution on the distribution date to the holders of each class of certificates and the Class A-MFL Regular
            Interest in reimbursement of Realized Losses and Additional Trust
            Fund Expenses previously allocated thereto;

      20.   the aggregate unpaid principal balance of the pooled mortgage loans outstanding as of the close of business on the related Determination
            Date;

      21.   with respect to any mortgage loan as to which a liquidation occurred during the related collection period (other than through a payment in full), (A) the loan number thereof, (B) the aggregate of all liquidation proceeds which are included in the Available
            Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized Loss attributable to the liquidation;

      22.   with respect to any REO Property included in the trust as to which the special servicer determined that all payments or recoveries with respect to the mortgaged property have been ultimately recovered during the related collection period, (A) the loan number of the related pooled mortgage loan, (B) the aggregate of all Liquidation
            Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any
            Realized Loss attributable to the related REO mortgage loan in connection with that determination;

      23.   the aggregate amount of interest on monthly debt service advances in respect of the mortgage loans paid to the master servicers and/or the trustee since the prior distribution date;

      24.   the aggregate amount of interest on servicing advances in respect of the mortgage loans paid to the master servicers, the special servicer and/or the trustee since the prior distribution date;

      25.   a loan by loan listing of any mortgage loan which was defeased during the related collection period;

      26.   a loan by loan listing of any material modification, extension or waiver of a mortgage loan;

      27.   a loan by loan listing of any material breach of the representations and warranties given with respect to mortgage loan by the applicable loan seller, as provided by a master servicer or the depositor;

      28.   the amounts of any excess liquidation proceeds held in the certificate administrator's account designated for such excess liquidation proceeds;

      29.   the amount of the distribution on the distribution date to the holders of the class R certificates; and

      30.   with respect to the swap contract relating to the class A-MFL certificates: (A) the amounts received and paid in respect of that swap contract for the distribution date and the pass-through rate applicable to the class A-MFL certificates for the next succeeding distribution date; (B) identification of any rating agency trigger event or default thereunder as of the close of business on the last day of the immediately preceding calendar month; (C) the amount of any (i) payment by the swap counterparty as a termination payment under that swap contract, (ii) payment to any successor interest rate swap counterparty to acquire a replacement swap contract, and
            (iii) collateral posted (if any) by the swap counterparty under that swap contract in connection with any rating agency trigger event;
            and (D) the amount of and identification of any payments on that class of certificates in addition to the amount of principal and interest due on such class (such as any termination payment received in connection with the swap contract or any payment of a Prepayment
            Premium or Yield Maintenance Charge after the termination of the swap contract).

                                      S-122

      Servicer Report Administrator. One master servicer, called the servicer report administrator, will be responsible for the assembly and combination of various reports prepared by the other master servicer and the special servicer.
The servicer report administrator will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.0005% per annum on the Stated
Principal Balance of each subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The servicer report administrator fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

      Book-Entry Certificates. See "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the accompanying prospectus for information regarding the ability of holders of offered certificates in book-entry form to obtain access to the reports of the certificate administrator.

      Information Available Electronically. The certificate administrator will, and each master servicer may, make the certificate administrator's or that master servicer's, as the case may be, reports available to holders and beneficial owners of the series 2007-PWR17 certificates each month via the certificate administrator's and/or that master servicer's internet website. In addition, the certificate administrator will also make mortgage loan information, as presented in the standard Commercial Mortgage Securities
Association investor reporting package formats, available to holders and beneficial owners of the series 2007-PWR17 certificates via the certificate administrator's internet website. In addition, the certificate administrator will make available on its website (initially located at "www.ctslink.com") any reports on Forms 10-D, 10-K and 8-K and any amendment to those reports that have been filed by the certificate administrator with respect to the trust through the EDGAR system as soon as reasonably practicable after such report has been filed. For assistance with the certificate administrator's internet website, holders and beneficial owners of the series 2007-PWR17 certificates may call
866-846-4526.

      The certificate administrator will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

      The certificate administrator and each master servicer may require registration and the acceptance of a disclaimer, as well as, in certain cases, an agreement to keep the subject information confidential, in connection with providing access to that party's internet website. The certificate administrator will not be liable for the dissemination of information by it in accordance with the series 2007-PWR17 pooling and servicing agreement.

      Other Information. The series 2007-PWR17 pooling and servicing agreement will obligate the trustee, the certificate administrator or both of them, as applicable, to make available or cause to be made available at its respective offices (or those of a document custodian), during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of a series 2007-PWR17 certificate or any person identified to the trustee, the certificate administrator or any document custodian, as applicable, as a prospective transferee of a series 2007-PWR17 certificate or any interest in that certificate, originals or copies, in paper or electronic form, of various documents related to the assets of the trust fund and the administration of the trust fund. Those documents include (among other things) the mortgage files for the pooled mortgage loans; the series 2007-PWR17 pooling and servicing agreement and any amendments thereof; the Non-Trust Servicing Agreement and any amendments thereof that are received by the trustee or the certificate administrator; the monthly reports of the certificate administrator; the mortgage loan purchase agreements pursuant to which we purchased the pooled mortgage loans; the annual compliance certificates and annual accountants reports delivered by the master servicers and special servicer; and any officer's certificates or notices of determination that any advance constitutes a nonrecoverable advance. You should assume that the trustee, the certificate administrator or any document custodian, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies.

      In connection with providing access to or copies of the items described above and under "Information Available Electronically" above, the trustee, the master servicer, the certificate administrator or any document custodian, as the case may be, may require a written confirmation executed by the requesting person or entity generally to the effect that the person or entity is a registered holder, beneficial owner or prospective purchaser of a series
2007-PWR17 certificate and will keep confidential any of the information that has not been filed with the SEC.

      The trust will file distribution reports on Form 10-D, annual reports on
Form 10-K and (if applicable) current reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the certificates, to the extent, and

                                      S-123

for such time, as it shall be required to do so under the Securities Exchange
Act of 1934, as amended. Such reports will be filed under the name "Bear Stearns
Commercial Mortgage Securities Trust 2007-PWR17." Members of the public may read and copy any materials filed with the Commission at the Commission's Public
Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Additional
information regarding the Public Reference Room can be obtained by calling the
Commission at 1-800-SEC-0330. The Commission also maintains a site on the World
Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system. The Depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Commission's
Web site. The Commission maintains computer terminals providing access to the
EDGAR system at the office referred to above.

VOTING RIGHTS

      99.0% of the voting rights will be allocated to the holders of the class
A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-MFL, A-J, B, C, D, E, F, G, H, J, K, L,
M, N, O, P, Q and S certificates, in proportion to the respective total principal balances of those classes; 1.0% of the voting rights will be allocated between the holders of the class X-1 certificates, on the one hand, and the holders of the class X-2 certificates on the other, in proportion to the respective total notional amounts of those classes; and 0% of the voting rights will be allocated to the holders of the class R and V certificates. Voting rights allocated to a class of series 2007-PWR17 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

DELIVERY, FORM AND DENOMINATION

      General. We intend to deliver the class A-1, A-2, A-3, A-AB, A-4, A-1A,
A-M and A-J certificates in minimum denominations of $25,000. Investments in excess of those minimum denominations may be made in multiples of $1.

      Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive a physical certificate representing your interest in an offered certificate, except under the limited circumstances described under "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

      o     all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

      o     all references in this prospectus supplement to payments,
            distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

      The certificate administrator will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

      DTC, Euroclear and Clearstream. You will hold your offered certificates in book-entry form through DTC, in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank as operator of The Euroclear System, in
Europe. For additional information regarding DTC and the limited circumstances in which definitive certificates may be issued with respect to the offered certificates, you should refer to the section of the accompanying prospectus titled "Description of the Certificates--Book-Entry Registration and Definitive
Certificates". The following paragraphs provide information with respect to
Clearstream and Euroclear.

      It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations. Transactions may be settled in
Clearstream in many major currencies across 37 markets. Clearstream

                                      S-124

is registered as a bank in Luxembourg. It is subject to regulation by the
Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.

      It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of transactions between its member organizations through simultaneous electronic book-entry delivery against payment. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. Euroclear is operated by
Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with
Euroclear plc. The Euroclear Operator is regulated, and examined, by the Belgian
Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear plc. Euroclear plc establishes policy for the Euroclear system on behalf of the member organizations of Euroclear.

      Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

      Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms
and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.
The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

      Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

      Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of
Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

      Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. See Appendix E to this prospectus supplement for additional information regarding clearance and settlement procedures for offered certificates in book-entry form and for information with respect to tax documentation procedures relating to those certificates.

      The information in this prospectus supplement concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but neither we nor any of the underwriters take any responsibility for the accuracy or completeness of that information.

      Registration and Transfer. The holder of any physical certificate representing an offered certificate may transfer or exchange the same in whole or part, subject to the minimum authorized denomination, at the corporate trust office of the certificate registrar or at the office of any transfer agent. No fee or service charge will be imposed by the certificate registrar

                                      S-125

for any such registration of transfer or exchange. The certificate registrar may require payment by each transferor of a sum sufficient to pay any tax, expense or other governmental charge payable in connection with the transfer.

MATTERS REGARDING THE CERTIFICATE ADMINISTRATOR, THE TAX ADMINISTRATOR AND THE
TRUSTEE

      The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.00058% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject pooled mortgage loan. The certificate administrator will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every pooled mortgage loan. In each case, that fee will accrue at 0.00015% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrual basis, which is either an Actual/360 Basis or a
30/360 Basis, as the subject pooled mortgage loan. The sum of the rates at which the trustee fee and the certificate administrator fee accrue will be equal to
0.00073% per annum. The trustee fee and certificate administrator fee are payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

      The holders of series 2007-PWR17 certificates representing a majority of the total voting rights may remove any of the certificate administrator, the tax administrator or the trustee, upon written notice to each master servicer, the special servicer, us and the trustee.

      The trust fund will indemnify the certificate administrator, the tax administrator, the trustee and their respective directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys' fees, arising with respect to the series 2007-PWR17 pooling and servicing agreement, the mortgage loans or the series 2007-PWR17 certificates, other than those resulting from the breach of their respective representations and warranties or covenants, negligence, fraud, bad faith or willful misconduct of the certificate administrator, the tax administrator or the trustee, as applicable, other than allocable overhead, and other than any cost or expense expressly required to be borne by the certificate administrator, the tax administrator or the trustee, as applicable.

      None of the certificate administrator, the tax administrator or the trustee shall be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the series 2007-PWR17 pooling and servicing agreement. None of the certificate administrator, the tax administrator or the trustee will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the series 2007-PWR17 pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

      Provisions similar to the provisions described under the sections of the accompanying prospectus entitled "Description of the Pooling and Servicing
Agreements--Eligibility of the Trustee", " --Duties of the Trustee",
"--Regarding the Fees, Indemnities and Powers of the Trustee" and "--Resignation
and Removal of the Trustee" will apply to the certificate administrator and the tax administrator.

AMENDMENT OF THE SERIES 2007-PWR17 POOLING AND SERVICING AGREEMENT

      The circumstances under which the series 2007-PWR17 pooling and servicing agreement may be amended are described in the accompanying prospectus under
"Description of the Pooling and Servicing Agreements--Amendment". However,
notwithstanding that description:

      o     no such amendment may significantly change the activities of the trust without the consent of the holders of series 2007-PWR17 certificates entitled to not less than 51% of the series 2007-PWR17 voting rights, not taking into account certificates held by us, by any mortgage loan seller or by any affiliates or agents of us or any such mortgage loan seller;

      o     no such amendment may adversely affect in any material respect the interests of any Non-Pooled Subordinate Noteholder, without such respective holder's consent;

                                      S-126

      o     the absence of an adverse effect in any material respect on the interests of any particular holder of a rated series 2007-PWR17 certificate can also be evidenced by written confirmation from each of the Rating Agencies that the amendment will not result in a qualification, downgrade or withdrawal of the rating(s) assigned to that certificate;

      o     amendments may also be made without certificateholder consent for the purpose of causing continued sale treatment of the transfers of the pooled mortgage loans by the depositor and/or any mortgage loan seller under applicable standards of the Financial Accounting
            Standards Board (or any successor thereto) as in effect from time to time;

      o     amendments may also be made without certificateholder consent in order to relax or eliminate certificate transfer restrictions and/or requirements imposed by the REMIC provisions;

      o     no such amendment may adversely affect the status of the applicable grantor trust in which the class A-MFL, V or R certificates evidence interests, without the consent of 100% of the holders of that class of certificates;

      o     amendments with certificateholder consent require the consent of the holders of series 2007-PWR17 certificates entitled to not less than
            51% of all of the series 2007-PWR17 voting rights; and

      o     the series 2007-PWR17 pooling and servicing agreement may not be amended in a manner that would adversely affect distributions to the swap counterparty under the swap contract related to the class A-MFL certificates or the rights or obligations of the swap counterparty under that swap contract without the consent of the swap
            counterparty (which consent will not be unreasonably withheld, conditioned or delayed).

TERMINATION OF THE SERIES 2007-PWR17 POOLING AND SERVICING AGREEMENT

      The obligations created by the series 2007-PWR17 pooling and servicing agreement will terminate following the earlier of--

      1.    the final payment or advance on, or other liquidation of, the last pooled mortgage loan or related REO Property remaining in the trust fund,

      2.    the purchase of all of the pooled mortgage loans and REO Properties remaining in the trust fund or held on behalf of the trust fund by any single certificateholder or group of certificateholders of the series 2007-PWR17 controlling class, PAR as a master servicer, WFB as a master servicer or the special servicer, in that order of preference, and

      3.    the exchange by any single holder of all the series 2007-PWR17 certificates for all of the pooled mortgage loans and REO Properties remaining in the trust fund.

      Written notice of termination of the series 2007-PWR17 pooling and servicing agreement will be given to each series 2007-PWR17 certificateholder.
The final distribution to the registered holder of each series 2007-PWR17 certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate administrator or at any other location specified in the notice of termination.

      The right of the series 2007-PWR17 controlling class certificateholders, each master servicer and the special servicer to purchase all of the pooled mortgage loans and REO Properties remaining in the trust fund is subject to the conditions (among others) that--

      o     the total Stated Principal Balance of the mortgage pool is 1% or less of the initial mortgage pool balance,

      o     within 30 days after notice of the election of that person to make the purchase is given, no person with a higher right of priority to make the purchase notifies the other parties to the series
            2007-PWR17 pooling and servicing agreement of its election to do so,

                                      S-127

      o     if more than one holder or group of holders of the series 2007-PWR17 controlling class desire to make the purchase, preference will be given to the holder or group of holders with the largest percentage interest in the series 2007-PWR17 controlling class, and

      o     if either master servicer desires to make the purchase, the other master servicer will have the option to purchase all of the pooled mortgage loans and related REO Properties remaining in the trust fund for which it is the applicable master servicer.

      Any purchase by any single holder or group of holders of the series
2007-PWR17 controlling class, a master servicer, the two master servicers together or the special servicer of all the pooled mortgage loans and REO
Properties remaining in the trust fund is required to be made at a price equal to:

      o     the sum of--

            1.    the aggregate Purchase Price of all the pooled mortgage loans remaining in the trust fund, other than any mortgage loans as to which the mortgaged properties have become REO Properties,
                  and

            2.    the appraised value of all REO Properties then included in the trust fund, in each case as determined by an appraiser
                  mutually agreed upon by the applicable master servicer, the special servicer and the trustee (or, in the case of any REO
                  Property related to any Mortgage Loan Group, the value of the trust fund's interest therein); minus

      o     solely in the case of a purchase by a master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2007-PWR17 pooling and servicing agreement.

      The purchase will result in early retirement of the then outstanding series 2007-PWR17 certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2007-PWR17 certificateholders, will constitute part of the Available
Distribution Amount for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series
2007-PWR17 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

      An exchange by any single holder of all of the series 2007-PWR17 certificates for all of the pooled mortgage loans and REO Properties remaining in the trust fund may be made by giving written notice to each of the parties to the series 2007-PWR17 pooling and servicing agreement no later than 60 days prior to the anticipated date of exchange. If an exchange is to occur as described above, then the holder of the series 2007-PWR17 certificates, no later than the business day immediately preceding the distribution date on which the final payment on the series 2007-PWR17 certificates is to occur, must deposit in the applicable collection accounts amounts that are together equal to all amounts then due and owing to each master servicer, the special servicer, the certificate administrator, the tax administrator, the trustee and their respective agents under the series 2007-PWR17 pooling and servicing agreement.
No such exchange may occur until the total principal balance of the class A-1,
A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, B, C, D, E, F, G, H, J and K certificates and the Class A-MFL Regular Interest is reduced to zero.

      Each of the Fairlane Woods Non-Pooled Subordinate Noteholder, the
Fairfield Inn - Chantilly, VA Non-Pooled Subordinate Noteholder, the Hampton Inn
- Woodbridge, VA Non-Pooled Subordinate Noteholder, the Graceland Shopping
Center Subordinate Noteholder and the Parkwood Apartments Subordinate Noteholder
has the option to purchase the related pooled mortgage loan at the related purchase price specified in the related intercreditor agreement for that mortgage loan in connection with any termination of the 2007-PWR17 pooling and servicing agreement. See "Description of the Mortgage Pool -- Certain
Characteristics of the Mortgage Pool--Pari Passu, Subordinate and/or Other
Financing--Split Loan Structures". Each of these purchase options is senior to the other rights to purchase or exchange the pooled mortgage loans described above.

EVIDENCE AS TO COMPLIANCE

      Each master servicer, the special servicer, each primary servicer and the certificate administrator is required, under the pooling and servicing agreement
(and each Additional Servicer will be required under its subservicing agreement)
to

                                      S-128

deliver annually to the trustee, the certificate administrator and the depositor on or before the date specified in the series 2007-PWR17 pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year or portion of that year and of performance under the series 2007-PWR17 pooling and servicing agreement, the applicable primary servicing agreement or the applicable sub-servicing or primary servicing agreement in the case of an Additional Servicer, as applicable, has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement, the applicable primary servicing agreement or the applicable sub-servicing or primary servicing agreement in the case of an Additional Servicer, as applicable, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party's duties described above.

      In addition, each master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any pooled mortgage loan), each primary servicer, the certificate administrator and the trustee, each at its own expense, are required to furnish (and each of the preceding parties, as applicable, shall (a) use reasonable efforts to cause, each Servicing Function Participant (other than another such party to the pooling and servicing agreement or a primary servicing agreement) with which it has entered into a servicing relationship on or before the Issue Date with respect to the pooled mortgage loans and (b) cause, each Servicing Function
Participant (other than another such party (other than itself) to the pooling and servicing agreement or a primary servicing agreement) with which it has entered into a servicing relationship after the Issue Date with respect to the pooled mortgage loans, to furnish, each at its own expense), annually, to the trustee, the certificate administrator and the depositor, a report (an
"Assessment of Compliance") assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

      o     a statement of the party's responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

      o     a statement that the party used the criteria in Item 1122(d) of
            Regulation AB to assess compliance with the applicable servicing criteria;

      o     the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

      o     a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party's assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of
Regulation AB.

      Notwithstanding the foregoing, with respect to each year in respect of which the Trust is not required to file reports with the Commission under the
Securities Exchange Act of 1934, as amended, each master servicer, each primary servicer (but only with the consent of the applicable master servicer) and the special servicer will be entitled at its option, in lieu of delivering or causing to be delivered an Assessment of Compliance and an Attestation Report
otherwise described above, to cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to
furnish a statement to the trustee, among others, to the effect that--

      o     the firm has obtained a letter of representation regarding certain matters from the management of such master servicer or such primary servicer, as the case may be, which includes an assertion that such master servicer or such primary servicer, as the case may be, has complied with minimum mortgage loan servicing standards, to the extent applicable to commercial and multifamily mortgage loans, identified in the Uniform Single Attestation Program for Mortgage
            Bankers established by the Mortgage Bankers Association of

                                      S-129

            America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year, and

      o     on the basis of an examination conducted by the firm in accordance with standards established by the American Institute of Certified
            Public Accountants, that representation is fairly stated in all material respects, subject to those exceptions and other
            qualifications that may be appropriate;

except that, in rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, rendered within one year of such report, with respect to those sub-servicers.

CERTAIN MATTERS RELATED TO THE CARDENAS MARKET FONTANA POOLED MORTGAGE LOAN

      In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Cardenas Market
Fontana, which has an initial interest-only period, we have assumed that this pooled mortgage loan accrues interest on a 30/360 Basis during the interest-only period and an Actual/360 Basis after the expiration of the interest-only period, notwithstanding that the related mortgage loan documents state that interest accrues on an Actual/360 Basis and do not purport to establish another interest accrual basis for the interest-only period. For substantially all purposes of the series 2007-PWR17 certificates, the pooling and servicing agreement will require that this pooled mortgage loan be treated as if it accrues interest on a
30/360 Basis during the interest-only period and an Actual/360 Basis after the expiration of the interest-only period - without regard to any excess of the interest accrued on this pooled mortgage loan on an Actual/360 Basis during the interest-only period over interest accrued and payable on this pooled mortgage loan on a 30/360 Basis during the interest-only period. We refer to any such excess as "Cardenas Market Fontana Additional Interest". Such requirement will apply for purposes of determining (among other things): the amount of any debt service advance; the monthly payments due or deemed due under the terms of that pooled mortgage loan; the mortgage interest rate at which interest accrues or is deemed to accrue on that pooled mortgage loan; the principal balance on which that interest accrues or is deemed to accrue; the amount of any Appraisal
Reduction Amount; the amount of any interest reserve amount; the Stated
Principal Balance (and the master servicing fees, any special servicing fees, the trustee fee, the certificate administrator fee and the servicer report administrator fee, which are determined in part by reference to such Stated
Principal Balance); the amount of any Prepayment Interest Excess; the amount of any Prepayment Interest Shortfall; whether an Appraisal Trigger Event has occurred; whether a Servicing Transfer Event has occurred; and the amount of accrued interest considered in the calculation of any Realized Loss. In any event, this pooled mortgage loan will not be an interest reserve loan with respect to the interest-only period and will be an interest reserve loan with respect to the period following the interest-only period.

      In addition, at any time when this pooled mortgage loan is not a specially serviced mortgage loan, the applicable master servicer will be permitted, but not required, to waive the borrower's obligation to pay any Cardenas Market
Fontana Additional Interest. Any such waiver will not require the consent, approval or confirmation of any other person (whether the approval of the special servicer, the approval of the series 2007-PWR17 controlling class representative, any confirmation of the ratings of the series 2007-PWR17 certificates from the Rating Agencies or otherwise). At any time when this pooled mortgage loan constitutes a specially serviced mortgage loan, the special servicer will be permitted, but not required (subject to the Servicing
Standard), to waive the borrower's obligation to pay any Cardenas Market Fontana
Additional Interest. Any such waiver will not constitute a "Material Action" or require the consent or approval of any other person (whether the approval of the series 2007-PWR17 controlling class representative, any confirmation of the ratings of the series 2007-PWR17 certificates from the Rating Agencies or otherwise). The pooled mortgage loan seller for this pooled mortgage loan will be entitled to any payments or collections on or in respect of any Cardenas
Market Fontana Additional Interest. The portion of the series 2007-PWR17 trust fund that holds any Cardenas Market Fontana Additional Interest and any
collections thereof will not constitute an asset of REMIC I.

                                      S-130

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

      General. The yield on any offered certificate will depend on--

      o     the price at which that certificate is purchased by an investor, and

      o     the rate, timing and amount of distributions on that certificate.

      The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things:

      o     the pass-through rate for that certificate,

      o     the rate and timing of principal payments, including voluntary and involuntary prepayments, repurchases for material document defects or material breaches of representations, exercise of purchase options by holders of subordinate notes or mezzanine loans, and other principal collections on the pooled mortgage loans, and the extent to which those amounts are to be applied in reduction of the principal balance or notional amount, as applicable, of that certificate,

      o     the rate and timing of reimbursements made to the master servicers, the special servicer or the trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out pooled mortgage loan that are not repaid at the time of the workout,

      o     the rate, timing and severity of Realized Losses and Additional
            Trust Fund Expenses and the extent to which those losses and expenses are allocable in reduction of the principal balance or notional amount, as applicable, of that certificate or cause shortfalls in interest distributable to that certificate, and

      o     the timing and severity of any Net Aggregate Prepayment Interest
            Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions of that certificate.

      Rate and Timing of Principal Payments. The yield to maturity on the offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal distributions on, or otherwise resulting in a reduction of the total principal balances of those certificates. In turn, the rate and timing of distributions on, or otherwise resulting in a reduction of the total principal balances of those certificates will be directly related to the rate and timing of principal payments on or with respect to the pooled mortgage loans. Finally, the rate and timing of principal payments on or with respect to the pooled mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts (see the "Footnotes to Appendix B and C" for more detail) if leasing criteria are not satisfied, collections made in connection with liquidations of pooled mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of pooled mortgage loans from the trust fund. In some cases, a mortgage loan's amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with property releases.

      With respect to any class of certificates with a pass-through rate based upon, equal to or limited by the Weighted Average Pool Pass-Through Rate, the respective pass-through rate (and, accordingly, the yield) on those classes of offered certificates could (or, in the case of a class of certificates with a pass-through rate based upon or equal to the Weighted Average Pool Pass-Through
Rate, will) be adversely affected if pooled mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than pooled mortgage loans with relatively low mortgage interest rates.

      Prepayments and other early liquidations of the pooled mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of those mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the pooled mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the pooled mortgage loans and,

                                      S-131

accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing of the Mortgage Loans
Under the Series 2007-PWR17 Pooling and Servicing Agreement--Modifications,
Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, we cannot assure you that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

      The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the pooled mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the pooled mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

      Because the rate of principal payments on or with respect to the pooled mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

      Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the pooled mortgage loans will affect--

      o     the amount of distributions on your offered certificates,

      o     the yield to maturity of your offered certificates,

      o     the rate of principal distributions on your offered certificates,
            and

      o     the weighted average life of your offered certificates.

      Delinquencies on the pooled mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

      If--

      o     you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default on the mortgage loans and amount of losses on the pooled mortgage loans that is lower than the default rate and amount of losses actually
            experienced, and

      o     the additional losses result in a reduction of the total
            distributions on, or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

      The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations.
In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

      Even if losses on the pooled mortgage loans do not result in a reduction of the total distributions on, or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of your offered certificates.

                                      S-132

      In addition, if the applicable master servicer, the special servicer or the trustee reimburses itself for any advance made by it that it has determined is not recoverable out of collections on the related pooled mortgage loan, then that advance (together with accrued interest thereon) will, to the fullest extent permitted, be reimbursed first out of the principal portion of current debt service advances and payments and other collections of principal otherwise distributable on the series 2007-PWR17 certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the series 2007-PWR17 certificates. Any such reimbursement from advances and collections of principal will reduce the amount of principal otherwise distributable on the series 2007-PWR17 certificates on the related distribution date.

      In the event that any advance (including any interest accrued thereon)
with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the relevant master servicer or the trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable from collections on the related pooled mortgage loan), out of amounts in the collection accounts representing the principal portion of current debt service advances and payments and other collections of principal after the application of those advances and collections of principal to reimburse any party for nonrecoverable debt service and servicing advances as contemplated by the prior paragraph. Any such reimbursement payments will reduce the amount of principal otherwise distributable on the series 2007-PWR17 certificates on the related distribution date.

      The Effect of Loan Groups. The mortgage pool has been divided into two loan groups for purposes of calculating distributions on the certificates. As a result, the principal balance of the class A-1, A-2, A-3, A-AB and A-4 certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1 and, except following the retirement of the class A-1A certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2. The principal balance of the class
A-1A certificates will be particularly affected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 2 and, except following retirement of the class A-1, A-2, A-3, A-AB and
A-4 certificates or in connection with significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the pooled mortgage loans in loan group 1. Investors should take this into account when reviewing this "Yield and Maturity
Considerations" section.

      Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the pooled mortgage loans:

      o     prevailing interest rates;

      o     the terms of the mortgage loans, including--

            1.    provisions that impose prepayment Lock-out Periods or require
                  Yield Maintenance Charges or Prepayment Premiums;

            2.    due-on-sale and due-on-encumbrance provisions;

            3.    provisions requiring that upon occurrence of certain events, funds held in escrow or proceeds from letters of credit be applied to principal; and

            4.    amortization terms that require balloon payments;

      o     the demographics and relative economic vitality of the areas in which the mortgaged properties are located;

      o     the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged properties in the areas in which those properties are located;

      o     the quality of management of the mortgaged properties;

      o     the servicing of the mortgage loans;

                                      S-133

      o     possible changes in tax laws; and

      o     other opportunities for investment.

      See "Risk Factors", "Description of the Mortgage Pool" and "Servicing of
the Mortgage Loans Under the Series 2007-PWR17 Pooling and Servicing Agreement"
in this prospectus supplement and "Risk Factors" and "Servicing of the Mortgage
Loans" in the accompanying prospectus.

      The rate of prepayment on the pooled mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, most or all of which, in any case net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, we cannot assure you that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged properties.

      A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related pooled mortgage loan.

      Neither we nor any of the underwriters makes any representation regarding:

      o     the particular factors that will affect the rate and timing of prepayments and defaults on the pooled mortgage loans;

      o     the relative importance of those factors;

      o     the percentage of the total principal balance of the pooled mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

      o     the overall rate of prepayment or default on the pooled mortgage loans.

      Delay in Payment of Distributions. Because monthly distributions will not be made to certificateholders until, at the earliest, the 11th day of the month following the month in which interest accrued on the offered certificates, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rate and purchase prices, assuming the prices did not account for the delay.

WEIGHTED AVERAGE LIFE

      For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of September 27, 2007 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations"
section, the weighted average life of any offered certificate is determined by:

      o     multiplying the amount of each principal distribution on the offered certificate by the number of years from the assumed settlement date to the related distribution date;

                                      S-134

      o     summing the results; and

      o     dividing the sum by the total amount of the reductions in the principal balance of the offered certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the pooled mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance that certificate.

      As described in this prospectus supplement, the Principal Distribution
Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates (allocated among those classes as described under "Description of the Offered
Certificates--Distributions--Principal Distributions" and
'"--Distributions--Priority of Distributions" in this prospectus supplement)
until the total principal balances of those classes are reduced to zero, and will thereafter be distributable to the class A-M certificates and the Class
A-MFL Regular Interest, pro rata, then to the class A-J certificates and then entirely to the other classes of series 2007-PWR17 principal balance certificates sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2, A-3, A-AB,
A-4 and A-1A certificates as a group may be shorter, and the weighted average lives of the other respective classes of offered certificates may be shorter or longer, than would otherwise be the case if the principal distribution amount for each distribution date were to be allocated and paid on a pro rata basis among those classes of series 2007-PWR17 certificates according to their principal balances.

      The tables set forth below show, with respect to each class of offered certificates with principal balances,

      o     the weighted average life of that class, and

      o     the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Structuring Assumptions.

      The actual characteristics and performance of the pooled mortgage loans will differ from the assumptions used in calculating the tables below. Neither we nor any of the underwriters makes any representation that the pooled mortgage loans will behave in accordance with the Structuring Assumptions set forth in this prospectus supplement. The tables below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables below and the actual characteristics and performance of the pooled mortgage loans, or actual prepayment experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

    DISTRIBUTION DATE IN            0%       25%       50%        75%      100%
-----------------------------    -------   -----    -------    -------   -------
Issue Date                         100%     100%      100%       100%      100%
September 2008                      90%      90%       90%        90%       90%
September 2009                      80%      80%       80%        80%       80%
September 2010                      66%      66%       66%        66%       66%
September 2011                      49%      49%       49%        49%       49%
September 2012 and thereafter        0%       0%        0%         0%        0%
Weighted average life (years)      3.4      3.4       3.3        3.3       3.2

                                      S-135

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

    DISTRIBUTION DATE IN            0%       25%       50%        75%      100%
-----------------------------    -------   -----    -------    -------   -------
Issue Date                         100%     100%      100%       100%      100%
September 2008                     100%     100%      100%       100%      100%
September 2009                     100%     100%      100%       100%      100%
September 2010                     100%     100%      100%       100%      100%
September 2011                     100%     100%      100%       100%      100%
September 2012 and thereafter        0%       0%        0%         0%        0%
Weighted average life (years)      4.9      4.8       4.8        4.8       4.6

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

    DISTRIBUTION DATE IN            0%       25%       50%        75%      100%
-----------------------------    -------   -----    -------    -------   -------
Issue Date                         100%     100%      100%       100%      100%
September 2008                     100%     100%      100%       100%      100%
September 2009                     100%     100%      100%       100%      100%
September 2010                     100%     100%      100%       100%      100%
September 2011                     100%     100%      100%       100%      100%
September 2012                     100%     100%      100%       100%      100%
September 2013                     100%     100%      100%       100%       99%
September 2014 and thereafter        0%       0%        0%         0%        0%
Weighted average life (years)      6.8      6.8       6.8        6.7       6.5

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

    DISTRIBUTION DATE IN            0%       25%       50%        75%      100%
-----------------------------    -------   -----    -------    -------   -------
Issue Date                         100%     100%      100%       100%      100%
September 2008                     100%     100%      100%       100%      100%
September 2009                     100%     100%      100%       100%      100%
September 2010                     100%     100%      100%       100%      100%
September 2011                     100%     100%      100%       100%      100%
September 2012                     100%     100%      100%       100%      100%
September 2013                      80%      80%       80%        80%       80%
September 2014                      58%      58%       58%        58%       58%
September 2015                      24%      24%       24%        24%       24%
September 2016 and thereafter        0%       0%        0%         0%        0%
Weighted average life (years)      7.1      7.1       7.1        7.1       7.1

                                      S-136

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

    DISTRIBUTION DATE IN            0%       25%       50%        75%      100%
-----------------------------    -------   -----    -------    -------   -------
Issue Date                         100%     100%      100%       100%      100%
September 2008                     100%     100%      100%       100%      100%
September 2009                     100%     100%      100%       100%      100%
September 2010                     100%     100%      100%       100%      100%
September 2011                     100%     100%      100%       100%      100%
September 2012                     100%     100%      100%       100%      100%
September 2013                     100%     100%      100%       100%      100%
September 2014                     100%     100%      100%       100%      100%
September 2015                     100%     100%      100%       100%      100%
September 2016                     100%     100%      100%       100%       98%
September 2017 and thereafter        0%       0%        0%         0%        0%
Weighted average life (years)      9.8      9.7       9.7        9.7       9.6

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-1A CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

    DISTRIBUTION DATE IN            0%       25%       50%        75%      100%
-----------------------------    -------   -----    -------    -------   -------
Issue Date                         100%     100%      100%       100%      100%
September 2008                     100%     100%      100%       100%      100%
September 2009                      99%      99%       99%        99%       99%
September 2010                      99%      99%       99%        99%       99%
September 2011                      99%      99%       99%        99%       99%
September 2012                      89%      89%       89%        89%       89%
September 2013                      86%      86%       86%        86%       86%
September 2014                      72%      72%       72%        72%       72%
September 2015                      72%      72%       72%        72%       72%
September 2016                      71%      71%       71%        71%       71%
September 2017 and thereafter        0%       0%        0%         0%        0%
Weighted average life (years)      8.6      8.6       8.6        8.6       8.5

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-M CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

    DISTRIBUTION DATE IN            0%       25%       50%        75%      100%
-----------------------------    -------   -----    -------    -------   -------
Issue Date                         100%     100%      100%       100%      100%
September 2008                     100%     100%      100%       100%      100%
September 2009                     100%     100%      100%       100%      100%
September 2010                     100%     100%      100%       100%      100%
September 2011                     100%     100%      100%       100%      100%
September 2012                     100%     100%      100%       100%      100%
September 2013                     100%     100%      100%       100%      100%
September 2014                     100%     100%      100%       100%      100%
September 2015                     100%     100%      100%       100%      100%
September 2016                     100%     100%      100%       100%      100%
September 2017 and thereafter        0%       0%        0%         0%        0%
Weighted average life (years)      9.9      9.9       9.9        9.9       9.7

                                      S-137

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

    DISTRIBUTION DATE IN            0%       25%       50%        75%      100%
-----------------------------    -------   -----    -------    -------   -------
Issue Date                         100%     100%      100%       100%      100%
September 2008                     100%     100%      100%       100%      100%
September 2009                     100%     100%      100%       100%      100%
September 2010                     100%     100%      100%       100%      100%
September 2011                     100%     100%      100%       100%      100%
September 2012                     100%     100%      100%       100%      100%
September 2013                     100%     100%      100%       100%      100%
September 2014                     100%     100%      100%       100%      100%
September 2015                     100%     100%      100%       100%      100%
September 2016                     100%     100%      100%       100%      100%
September 2017 and thereafter        0%       0%        0%         0%        0%
Weighted average life (years)      9.9      9.9       9.9        9.9       9.8

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

      We intend to include the two hundred sixty-four (264) mortgage loans identified on Appendix B to this prospectus supplement in the trust fund. The mortgage pool consisting of those mortgage loans will have an initial mortgage pool balance of $3,260,260,823. The mortgage pool will consist of two loan groups. Loan group 1 will consist of two hundred eighteen (218) mortgage loans and have an initial mortgage pool balance of $2,895,935,214. Loan group 2 will consist of forty-six (46) mortgage loans and have an initial mortgage pool balance of $364,325,609. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

      The initial mortgage pool balance will equal the total cut-off date principal balance of all the pooled mortgage loans. The cut-off date principal balance of any mortgage loan included in the trust fund is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on
Appendix B to this prospectus supplement. Those cut-off date principal balances range from $850,000 to $247,302,419 and the average of those cut-off date principal balances is $12,349,473.

      A description of the underwriting standards for each of Wells Fargo Bank,
National Association, Bear Stearns Commercial Mortgage, Inc., Principal
Commercial Funding II, LLC, Prudential Mortgage Capital Funding, LLC (and
Prudential Mortgage Capital Company, LLC) and Nationwide Life Insurance Company
are set forth in this prospectus supplement under "The Sponsors, Mortgage Loan
Sellers and Originators-- Wells Fargo Bank, National Association--Underwriting
Standards", "--Bear Stearns Commercial Mortgage, Inc.--BSCMI's Underwriting
Standards", "--Principal Commercial Funding II, LLC--Underwriting Standards",
"--Prudential Mortgage Capital Funding, LLC--PMCC's Underwriting Standards" and
"Nationwide Life Insurance Company--Underwriting Standards", respectively.

      The pooled mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by or on behalf of each mortgage loan seller taking into account, among other factors, rating agency criteria and anticipated feedback, anticipated subordinate investor feedback, property type and geographic location.

      Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest.
Each of those mortgage loans is evidenced by one or more promissory notes and secured by, among other things, a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee

                                      S-138

ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien is, in all cases, a first priority lien, subject only to Permitted Encumbrances.

CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

      Concentration of Mortgage Loans and Borrowers.

      Several of the pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. The largest of the pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans is the DRA / Colonial Office Portfolio pooled mortgage loan, which has a cut-off date principal balance of $247,302,419 and represents 7.6% of the initial mortgage pool balance and 8.5% of the initial loan group 1 balance. The ten largest pooled mortgage loans or groups of cross-collateralized and cross-defaulted pooled mortgage loans have cut-off date principal balances that collectively represent 36.6% of the initial mortgage pool balance. Each of these loans is described on Appendix D to this prospectus supplement.

      Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans;
Mortgage Loans with Affiliated Borrowers

      The mortgage pool will include eighteen (18) mortgage loans, representing
21.5% of the initial mortgage pool balance (which includes seventeen (17)
mortgage loans in loan group 1 representing 23.8% of the initial loan group 1 balance and one (1) mortgage loan in loan group 2 representing 2.7% of the initial loan group 2 balance), that are, in each such case, secured by two or more properties. However, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. In such instances, the mortgage amount is generally set at an amount equal to a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular property or group of properties. This would limit the extent to which proceeds from that property or group of properties would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan in the trust fund.

      In addition, the mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but the loans were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. The table below shows each group of two or more pooled mortgage loans that--

      o     are not cross-collateralized or cross-defaulted (except as indicated
            below), but

      o     have the same or affiliated borrowers/owners, and

      o     have a total cut-off date principal balance (considering all loans in the group) that is equal to at least 1.0% of the initial mortgage pool balance.

                                      S-139

                                                                  % OF INITIAL
                                                                    MORTGAGE
          MORTGAGE LOAN/PROPERTY PORTFOLIO NAMES                  POOL BALANCE
      -----------------------------------------------          -----------------
      Group 1:
      DRA / Colonial Office Portfolio                                 7.6%
      DRA Retail Portfolio                                            1.5%
                                                               -----------------
               TOTAL FOR GROUP:                                       9.1%

      Group 2:
      Palm Valley Medical Building                                    0.7%
      Avondale Medical Building                                       0.5%
                                                               -----------------
               TOTAL FOR GROUP:                                       1.2%

      Group 3:
      ANC - Parkway Medical                                           0.6%
      ANC - 1301 & 1401 GV Parkway                                    0.4%
                                                               -----------------
               TOTAL FOR GROUP:                                       1.0%

      Due Dates. Subject, in some cases, to a next business day convention, all of the pooled mortgage loans provide for scheduled payments of principal and/or interest to be due on the first day of each month, except for forty-seven (47)
mortgage loans, representing 18.5% of the initial mortgage pool balance, which provide for scheduled payments of principal and interest to be due on the fifth day of each month. The mortgage loans have various grace periods. The due date or the expiration of the grace period for monthly debt service payments (other than balloon payments) may occur after the end of the collection period, but in this event the applicable master servicer will be required to advance the payment without advance interest accruing until the grace period expires. For purposes of the preceding sentences, a grace period is the number of days before a late payment charge is due on the mortgage loan, which may be different from the date an event of default would occur under the mortgage loan. In no case does the due date for a balloon payment - or the expiration of the late payment charge grace period or the default grace period (whichever expires earlier) for that payment - occur later than the seventh day of the month, subject to notice requirements that apply in certain cases.

      Mortgage Rates; Calculations of Interest. Each of the pooled mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on Appendix B to this prospectus supplement. The mortgage interest rate for each pooled mortgage loan is fixed for the remaining term of the loan, except for (i) increases resulting from the application of default interest rate following a default, (ii) in the case of a loan with an anticipated repayment date, any increase described below that may occur if the loan is not repaid by the anticipated repayment date and (iii) changes that result from any other loan-specific provisions (if any) that are described on the "Footnotes to Appendix B and C".

      Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

      Each of the mortgage loans that we intend to include in the trust fund accrues interest on either an Actual/360 Basis or a 30/360 Basis.

      Amortization Characteristics. Two hundred sixty-four (264) of the mortgage loans, representing 100.0% of the initial mortgage pool balance (which pooled mortgage loans consist of 218 pooled mortgage loans in loan group 1, representing 100.0% of the initial loan group 1 balance, and 46 pooled mortgage loans in loan group 2, representing 100.0% of the initial loan group 2 balance), are balloon loans that, in each case, provides for:

      o     an amortization schedule that is significantly longer than its remaining term to stated maturity (or anticipated repayment date)
            or, alternatively, for no amortization prior to maturity (or the anticipated repayment date); and

      o     a substantial payment of principal on its maturity date (unless the mortgage loan has an anticipated repayment date) generally equal to
            5% or more of the original mortgage loan amount.

                                      S-140

      Four (4) of the pooled mortgage loans, representing 0.8% of the initial mortgage pool balance (which pooled mortgage loans consist of 1 pooled mortgage loan in loan group 1, representing 0.1% of the initial loan group 1 balance, and
3 pooled mortgage loans in loan group 2, representing 6.3% of the initial loan group 2 balance), are balloon mortgage loans that have original amortization terms that exceed 360 months.

      See Schedule I to this prospectus supplement for the amortization schedules for the pooled mortgage loans with nonstandard amortization schedules.

      Thirteen (13) of the pooled mortgage loans referred to in the preceding paragraph, representing 6.5% of the initial mortgage pool balance (and 7.3% of the initial loan group 1 balance), are "ARD" or "hyperamortizing" loans that provide material incentives (as described below) to, but do not require, the related borrower to pay the mortgage loan in full by a specified date prior to the stated maturity date. We consider that specified date to be the anticipated repayment date for the mortgage loan. Because of these incentives, we consider the ARD loans also to be balloon loans. We cannot assure you, however, that these incentives will result in any of these pooled mortgage loans being paid in full on or before its anticipated repayment date.

      One hundred nineteen (119) of the balloon mortgage loans (including hyperamortizing loans), representing 40.2% of the initial mortgage pool balance
(which pooled mortgage loans consist of ninety-eight (98) pooled mortgage loans in loan group 1, representing 38.9% of the initial loan group 1 balance, and twenty-one (21) pooled mortgage loans in loan group 2, representing 50.2% of the initial loan group 2 balance), provide for initial interest-only periods that expire 12 to 84 months following their respective origination dates, and one (1)
of these balloon mortgage loans representing 0.3% of the initial mortgage pool balance (and 0.3% of the initial group 1 balance), provides for a two (2) year interest only period which is terminable at the related borrower's request if the mortgaged property achieves a 1.17x debt service coverage ratio (based on an amortizing payment); fifty (50) of the balloon mortgage loans (including hyperamortizing loans), representing 34.8% of the initial mortgage pool balance
(which pooled mortgage loans consist of forty-one (41) pooled mortgage loans in loan group 1, representing 35.2% of the initial loan group 1 balance, and nine
(9) pooled mortgage loans in loan group 2, representing 31.8% of the initial loan group 2 balance), provide for no amortization and for interest-only payments for their entire term to maturity or anticipated repayment date; and
one (1) of the balloon mortgage loans, representing 0.2% of the initial mortgage pool balance (and 0.3% of the initial loan group 1 balance), provides for an interest-only period that commences on the 39th payment following its origination date and ends on the 56th payment following its origination date.

      In the case of each loan with an anticipated repayment date, the provisions providing the related borrower with an incentive to repay on that anticipated repayment date, which in each case will become effective as of that anticipated repayment date, include:

      o     The accrual of interest in excess of the initial mortgage interest rate. The mortgage interest rate will generally increase by the excess of a specified yield on United States Treasury securities over the initial mortgage interest rate, a fixed number of percentage points or a sum of such excess and a fixed number of percentage points. The additional interest will generally be deferred and become payable (in some cases, with compound interest)
            only after the outstanding principal balance of the pooled mortgage loan is paid in full. Collections of this additional interest will be payable to the holders of the Class V certificates and will not be part of the Available Distribution Amount at any time.

      o     The application of excess cash flow from the mortgaged property to pay the principal amount of the pooled mortgage loan. The payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

      Some of the pooled mortgage loans may, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance or upon application of specified earnout escrow or holdback amounts if certain property performance criteria are not satisfied. Some of the individual pooled mortgage loans that are secured by multiple mortgaged properties and that permit partial prepayments of the individual or aggregate indebtedness in connection with releases of individual properties also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the mortgage loan(s) upon any such prepayment and release.

                                      S-141

      With respect to some of the pooled mortgage loans that provide for the accrual of interest on an Actual/360 Basis, the amount of the fixed periodic payments was determined as if interest were to be calculated on a 30/360 Basis, which will result in a higher payment due at maturity than would otherwise have been the case.

      Voluntary Prepayment and Defeasance Provisions. As of the cut-off date, the following prepayment restrictions and defeasance provisions applied to the pooled mortgage loans:

      o     One hundred seventy-six (176) pooled mortgage loans, representing
            72.4% of the initial mortgage pool balance (which pooled mortgage loans consist of 152 pooled mortgage loans in loan group 1, representing 73.6% of the initial loan group 1 balance, and 24 pooled mortgage loans in loan group 2, representing 62.9% of the initial loan group 2 balance), prohibit voluntary principal prepayments for a period ending on a date determined by the related mortgage loan documents (which may be the maturity date), which period is referred to in this prospectus supplement as a lock-out period, but permit the related borrower, after an initial period of at least two years following the date of initial issuance of the series 2007-PWR17 certificates, to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of all or a portion of the mortgaged property from the lien of the mortgage.

      o     Twenty-nine (29) pooled mortgage loans, representing 11.4% of the initial mortgage pool balance (which pooled mortgage loans consist of 22 pooled mortgage loans in loan group 1, representing 11.8% of the initial loan group 1 balance, and 7 pooled mortgage loans in loan group 2, representing 8.2% of the initial loan group 2 balance), initially prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period have provisions that both (i) require that any voluntary principal prepayments be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid (which percentage may change over time), and (ii) after an initial period of at least two years following the date of the issuance of the series 2007-PWR17 certificates, permit the related borrower to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

      o     Forty-three (43) pooled mortgage loans, representing 10.7% of the initial mortgage pool balance (which pooled mortgage loans consist of 35 pooled mortgage loans in loan group 1, representing 10.9% of the initial loan group 1 balance, and 8 pooled mortgage loans in loan group 2, representing 9.2% of the initial loan group 2 balance), initially prohibit voluntary principal prepayments during a lock-out period, and following the lock-out period require that voluntary principal prepayments be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid (which percentage may change over time).

      o     Fourteen (14) pooled mortgage loans, representing 5.0% of the initial mortgage pool balance (which pooled mortgage loans consist of 8 pooled mortgage loans in loan group 1, representing 3.4% of the initial loan group 1 balance, and 6 pooled mortgage loans in loan group 2, representing 17.9% of the initial loan group 2 balance), have no lock-out period and initially require that any voluntary principal prepayments be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid (which percentage may change over time).

      o     Two (2) pooled mortgage loans, representing 0.5% of the initial mortgage pool balance (which pooled mortgage loans consist of 1 pooled mortgage loan in loan group 1, representing 0.3% of the initial loan group 1 balance, and 1 pooled mortgage loan in loan group 2, representing 1.8% of the initial loan group 2 balance), initially prohibit voluntary principal prepayments during a lock-out period and following the lock-out period require that voluntary principal prepayments be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid (which percentage may change over time), followed by a period when the loans have provisions that both (i) require that any voluntary principal prepayments must be accompanied by a prepayment premium or yield maintenance charge calculated on the basis of the greater of a yield maintenance formula and a specified percentage of the amount prepaid (which percentage may change over

                                      S-142

            time) and (ii) only after an initial period of at least two years following the date of the issuance of the series 2006-PWR17 certificates, permit the related borrower to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage.

      Notwithstanding the foregoing, the mortgage loans generally provide for open periods of various terms prior to and including the maturity date or anticipated repayment date in which the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements.

      Additionally, under certain circumstances, certain pooled mortgage loans permit prepayments, in whole or in part, despite lock-out periods that may otherwise apply. See "--Partial Release; Substitutions" below.

      See Appendix B to this prospectus supplement for the prepayment restrictions applicable to each pooled mortgage loan.

      In connection with the origination of certain mortgage loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives and, in some of these cases, those performance objectives may include reaching targeted debt service coverage levels or satisfying leasing criteria with respect to the property as a whole or particular portions thereof. Such funds will be released to the related borrower upon the satisfaction of certain conditions. Additionally, such mortgage loans allow or, in certain cases, require that such escrowed funds be applied to reduce the principal balance of the related mortgage loan if such conditions are not met. If such conditions are not satisfied, if the mortgagee has the discretion to retain the cash or letter of credit as additional collateral and if the pooled mortgage loan is principally serviced and administered under the
Series 2007-PWR17 pooling and servicing agreement, the applicable master servicer will generally be directed in the Series 2007-PWR17 pooling and servicing agreement to hold, when permitted, the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related mortgage loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard.
If such funds are applied to reduce the principal balance of the mortgage loan, the trust fund would experience an early prepayment that may adversely affect the yield to maturity on your Certificates. In some cases, the related loan documents do not require payment of a Yield Maintenance Charge or Prepayment
Premium in connection with such prepayment. In addition, certain other mortgage loans have performance escrows or letters of credit; however, these loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related mortgage loan unless there is an event of default. See the "Footnotes to Appendix B and C" in this prospectus supplement.

      In general, if defeasance is permitted under a pooled mortgage loan, the defeasance collateral must consist of Government Securities.

      Under each pooled mortgage loan that provides for the payment of a Yield
Maintenance Charge in connection with a principal prepayment, the amount of the charge is generally calculated so as to result in a payment to the lender that is equal to the difference between (a) the present value of the remaining scheduled principal and interest payments that would have become due with respect to the prepaid portion of the pooled mortgage loan had the prepayment not occurred discounted at a rate generally equal to the yield to maturity on specified United States Treasury securities with a maturity generally corresponding to the maturity date or anticipated repayment date of the pooled mortgage loan, determined on a date close to the date of the prepayment, minus
(b) the amount of the prepayment. In certain cases, the amount of the Yield
Maintenance Charge is subject to a minimum amount that is equal to a fixed percentage of the amount of the principal prepayment. The discount rate to be used in the calculation of a Yield Maintenance Charge is generally equal to the rate which, when compounded monthly, is equal to the semi-annual yield (plus applicable spread, if any) of the corresponding United States Treasury securities described above. In some cases, the relevant pooled mortgage loan provides for the use of a spread in determining the discount rate. In other cases, the relevant pooled mortgage loan does not provide for the use of a spread in determining the discount rate.

                                      S-143

      Partial Release; Substitutions. Some of the pooled mortgage loans or groups of cross collateralized pooled mortgage loans that are secured by two or more mortgaged properties, and some of the pooled mortgage loans that are secured by a mortgaged property that consists of multiple parcels, permit the borrower to obtain the release of the mortgage on one or more of the properties or parcels upon a partial prepayment or partial defeasance of the loan or group or a substitution of all or some of the mortgaged properties or parcels (in each case, subject to the satisfaction of various conditions). The following paragraphs summarize the related provisions for releases in connection with partial prepayment, partial defeasance and substitution.

      In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as DRA / Colonial Office Portfolio, representing 7.6% of the initial mortgage pool balance (and 8.5% of the initial loan group 1 balance), the loan documents permit the following: (i) following the expiration of the defeasance lockout period, the release of an individual property, subject to the satisfaction of certain conditions, including: (A) partial defeasance in an amount equal to either (1) 105% of the allocated loan amount for the individual property being released, if the sum of the allocated loan amounts for all of the individual properties which have been and are being released is less than or equal to 20% of the original principal balance, or (2) 110% of the allocated loan amount for the individual property being released, if the sum of the allocated loan amounts for all of the individual properties which have been and are being released is greater than 20% of the original principal balance; (B)
the debt service coverage ratio after the release is at least equal to 1.41x,
(C) the loan-to-value ratio after the release is not greater than 79.5%, and (D)
delivery of confirmation from the rating agencies to the effect that such release will not result in a qualification, downgrade or withdrawal of any rating then assigned to the series 2007-PWR17 certificates; If the debt service coverage ratio and/or loan-to-value ratio tests above would not be satisfied, the related borrowers may either (x) increase the release price to an amount which would cause the debt service coverage ratio and/or loan-to-value ratio tests to be satisfied or (y) deposit cash or a letter of credit in an amount which, if applied to the outstanding principal balance of the loan, would cause the debt service coverage ratio and/or loan-to-value ratio tests to be satisfied; in addition, with respect to individual properties located in Florida or Alabama, in lieu of a release of lien, the note and related loan rights, as severed in an amount equal to the release price otherwise payable, can be assigned to any non-borrower affiliated party designated by borrower (ii) at any time, the portion of the individual property located at 950 Market Promenade
Avenue, Lake Mary, Florida (the "Colonial Town Park Property") which contains the Ruth's Chris restaurant (the "Ruth's Chris Property") may be released, subject to the satisfaction of certain conditions, including: (A) Borrower's paying to the lender an amount equal to the sum of (1) the greater of (a) the net proceeds for the sale of the Ruth's Chris Property and (b) $2,160,000, and
(2) any additional amount which would be required to purchase defeasance securities to partially defease the amount of the loan being prepaid, (B) a legal subdivision is completed between the Ruth's Chris Property and the remainder of the Colonial Town Park Property, and (C) if requested by lender, delivery of written confirmation from the rating agencies to the effect that such release will not result in a qualification, downgrade or withdrawal of any rating then assigned to the series 2007-PWR17 certificates; (iii) upon the request of all borrowers, severance of borrower(s)' obligations permitted (such that new loans are created equal to original allocated loan amounts of new loan properties, and collateral is likewise apportioned), subject to certain conditions, including (A) aggregate original allocated loan amounts (A-1, A-2 and A-3 Notes) of all new loan properties shall not exceed $44,116,711 (or
$55,643,044 if first severance occurs after making of future advance); (B) debt service coverage ratio for remaining (i.e., non-new loan properties) properties is at least 1.41x, and debt service coverage ratio for new loan properties is at least 1.20x; (C) loan-to-value ratio for remaining properties is not greater than 79.5%, and loan-to-value ratio for new loan properties is not greater than
75%; (D) delivery of "no downgrade" confirmation from applicable rating agencies; and (iv) collateral substitution to effect release of up to 50% of the individual properties comprising the mortgaged properties, subject to certain conditions, including (A) the loan-to-value ratio following the substitution is not greater than 79.5%, (B) the debt service coverage ratio following the release is equal to or greater than 1.41x, (C) the sum of the allocated loan amount of the individual property plus the allocated loan amounts of all other individual properties which have previously been substituted does not exceed 50%
of the original principal balance of the loan, and (D) if requested by lender, delivery of written confirmation from the rating agencies to the effect that such release will not result in a qualification, downgrade or withdrawal of any rating then assigned to the series 2007-PWR17 certificates and any other securities secured by the DRA / Colonial Office Portfolio Loan Group.

      In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as RRI Hotel Portfolio, representing 5.7% of the initial mortgage pool balance (and 6.4% of the initial loan group 1 balance), the related borrower is entitled to obtain the release of an individual mortgaged property through prepayment or partial defeasance, subject to the satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (1)
any prepayment or partial defeasance may occur after the earlier of the date occurring (a) three years after the origination date of the RRI Hotel Portfolio
Whole Loan or (b) two years after the

                                      S-144

securitization of all loans comprising the RRI Hotel Portfolio Whole Loan; (2)
prepayment or partial defeasance is in an amount equal to or greater than the adjusted release price of the individual property to be released (the "RRI
Released Property"), which price is the greater of (a) 115% of allocated loan amount and (b) an amount which would result in a debt-yield immediately after the proposed release of the RRI Released Property to be equal to or greater than
(i) the release debt-yield (which is the product of 9.73% multiplied by a fraction, the numerator of which is the sum of (A) the allocated loan amounts and (B) the mezzanine allocated loan amounts of the individual properties comprising the RRI Hotel Portfolio, including the RRI Released Property, and the denominator of which is the sum of (A) the then current amortized allocated loan amounts and (B) the then current amortized mezzanine allocated loan amounts of all of the individual properties comprising the RRI Hotel Portfolio, including the RRI Released Property (the "Release Debt Yield")) and (ii) the debt-yield
(which is determined by dividing the net operating income of the individual properties comprising the RRI Hotel Portfolio for the immediately preceding twelve month period, less certain deductions specified in the related mortgage loan documents, by the outstanding principal balances of the RRI Hotel Portfolio
Loan Group and the related mezzanine loan (the "Debt-Yield")) as of the date immediately preceding the release of the RRI Released Property); (3) in connection with a prepayment made before June 1, 2017, payment of an amount equal to the prepayment penalty or yield maintenance charge with respect to the principal amount prepaid; (4) following the release, the debt service coverage ratio for the remaining properties comprising the RRI Hotel Portfolio (the "RRI
Remaining Properties") is equal to or exceeds the greater of (i) the debt service coverage ratio in effect as of the origination date and (ii) the debt service coverage ratio for the RRI Remaining Properties for the twelve full calendar months immediately preceding the release of the RRI Release Property;
(5) following the release, the Debt-Yield for the RRI Remaining Properties is not less than the greater of: (i) the Release Debt-Yield and (ii) the Debt-Yield
as calculated by lender as of the date immediately preceding the release of the
RRI Released Property; (6) the adjusted release price paid to lender in connection with the release of the RRI Released Property is applied pro rata and pari passu to the reduction of the outstanding principal balances of note A-1, note A-2 and note A-3 of the RRI Hotel Portfolio Loan Group; (7) concurrently with the prepayment or partial defeasance of the adjusted release price, the related mezzanine borrower makes a partial prepayment of the related mezzanine loan equal to the related mezzanine adjusted release price applicable to the RRI
Released Property, together with any related interest, fees, prepayment premiums or other amounts payable under the related mezzanine loan documents in connection with such prepayment, including, interest which would have accrued on the outstanding principal balance of the related mezzanine loan through the next payment date pursuant to the related mezzanine loan documents; and (8) in connection with a partial defeasance, the borrower will deliver rating agency confirmation that the release will not result in a downgrade, withdrawal or qualification of the ratings then assigned to the series 2007-PWR17 certificates. In addition, on any date that is two years after the Issue Date, the borrower is entitled to substitute any one or more of the mortgaged properties (the "RRI Substituted Property") with another hotel property of like kind, quality and cash flow (the "RRI Substitute Property"), subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) not more than fifteen of the mortgaged properties may be the subject of a substitution (individually or in the aggregate); (ii)
the fair market value of the RRI Substitute Property is not less than one hundred percent of the greater of (a) the fair market value of the RRI
Substituted Property as of the origination date and (b) the fair market value of the RRI Substituted Property as of the date immediately preceding the substitution; (iii) after giving effect to the substitution, the debt service coverage ratio is not less than the greater of: (a) the debt service coverage ratio for the RRI Hotel Portfolio as of the origination date and (b) the debt service coverage ratio for the RRI Hotel Portfolio as of the date immediately preceding the substitution; (iv) after giving effect to the substitution, the
Debt-Yield is not less than the greater of: (a) the Debt-Yield as of the origination date and (b) the Debt-Yield as of the date immediately preceding the substitution; (v) the net operating income for the RRI Substitute Property for the twelve month period immediately preceding the substitution is greater than
100% of the net operating income for the RRI Substituted Property for the twelve month period immediately preceding the substitution; and (vi) the lender must receive rating agency confirmation that the substitution would not result in the downgrade, withdrawal or qualification of the then current ratings on the series
2007-PWR17 certificates and any other securities secured by the RRI Hotel
Portfolio Loan Group.

      In the case of the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Logan Hotel
Portfolio, representing 2.2% of the initial mortgage pool balance (and 2.4% of the initial loan group 1 balance), the borrower is entitled to obtain the release of an individual mortgaged property through partial defeasance or prepayment, subject to the satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) any partial defeasance is on a date that is two years after the closing date and prior to December 31,
2011, and any prepayment is on a date on or after December 31, 2011; (ii) the partial defeasance or prepayment is in a principal amount of 110% of the allocated loan amount for the property being released (which is $40,000,000 for the Holiday Inn property, $6,750,000 for the Radisson property and $23,550,000 for the Doubletree property); (iii) after giving effect to the release, the debt service coverage ratio for the remaining properties comprising the Logan Hotel
Portfolio (the "Logan Hotel Remaining Property") is equal to or exceeds the greater of (a) 1.40x multiplied by the allocated loan amount of the

                                      S-145

Logan Hotel Remaining Property and divided by the principal balance of the pooled mortgage loan immediately after the release and (b) the debt service coverage ratio for the Logan Hotel Remaining Property for the twelve full calendar months immediately prior to the release; (iv) after giving effect to the release, the loan-to-value ratio for the Logan Hotel Remaining Property is equal to or lesser than (a) 74.31% multiplied by the principal balance of the pooled mortgage loan immediately after the release and divided by the sum of the allocated loan amount of the Logan Hotel Remaining Property and (b) the loan-to-value ratio for the mortgaged property comprising the Logan Hotel
Portfolio immediately preceding the release; and (v) in the case of a partial defeasance, the lender receives written confirmation from the Rating Agencies that the release will not result in a downgrade, withdrawal or qualification of the ratings assigned to the series 2007-PWR17 certificates.

      In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as DRA Retail Portfolio, representing 1.5% of the initial mortgage pool balance (and 1.7% of the initial loan group 1 balance), the loan documents permit the partial release and/or partial defeasance of either of two of the three constituent properties (Smithtown and Redwood City) following prepayment lockout period subject to certain conditions, including (i) payment of a release price equal to 110% of the allocated loan amount for the release property
(including applicable prepayment charges), or partial defeasance in an amount equal to 110% of the allocated loan amount for the released property, (ii)
following the release, the remaining properties have a loan-to-value ratio of not more than 78.3%, provided that the borrower may pay down the loan or provide a letter of credit to satisfy the related loan-to-value ratio test, (iii)
following the release, the remaining properties have a debt service coverage ratio at least equal to or greater than 1.25x; provided that the borrower may pay down the loan or provide a letter of credit to satisfy the related debt service coverage ratio test; (iv) and the lender receives written confirmation from the Rating Agencies that such release will not result in a downgrade, withdrawal or qualification of the ratings assigned to the series 2007-PWR17 certificates.

      In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as Szeles Portfolio II, representing 0.9% of the initial mortgage pool balance (and 1.0% of the initial loan group 1 balance), the loan documents permit the partial release of up to three of the mortgaged properties through partial defeasance or prepayment, subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including, among others:
(i) after giving effect to the release, the aggregate debt service coverage ratio for the remaining properties must not be less than 1.25x and the aggregate loan-to-value ratio must not exceed 75%; (ii) (a) any partial defeasance is on a date that is 25 months from the closing date until and including the date that is four years after the origination date and (b) (1) with respect to the release of the first mortgaged property, a portion of the pooled mortgage loan is defeased in an amount equal to not less than 110% of the allocated loan amount for that mortgaged property and (2) with respect to the release of the second and third mortgaged properties, respectively, a portion of the pooled mortgage loan is defeased in an amount equal to not less than 120% of the allocated loan amount for the applicable mortgaged property; and (iii) in connection with any release through partial prepayment, the release price is (a) for the release of the first mortgaged property, a principal amount of not less than 110% of the allocated loan amount for that mortgaged property plus yield maintenance and (b)
for the release of the second and third mortgaged properties, respectively, a principal amount of not less than 120% of the applicable allocated loan amount for the applicable mortgaged property plus yield maintenance. In addition, at any time after January 13, 2010 and prior to December 5, 2016, the borrower may obtain the release of up to two of the mortgaged properties per calendar year
(each, a "Substituted Property" and collectively, the "Substituted Properties")
by substituting therefor another office property of similar size, quality and location (a "Substitute Property"), subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including, among others:
(i) the aggregate allocated loan amounts of all Substituted Properties must not exceed $14,850,000; (ii) the lender must have received confirmation from each of the Rating Agencies to the effect that the substitution will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2007-PWR17 certificates; (iii) after giving effect to the substitution, the debt service coverage ratio of the pooled mortgage loan must be at least the greater of (a) a debt service coverage ratio, including the Substituted Property but excluding the Substitute Property, of 1.20x or (b) the debt service coverage ratio, including the Substituted Property but excluding the Substitute Property, as of the date immediately preceding the substitution; (iv) after giving effect to the substitution, the loan-to-value ratio of the pooled mortgage loan must not be greater than (a) 72.4% or (b) the loan-to-value ratio as of the date immediately preceding the substitution; and (v) no Substitute Property may be the subject of a subsequent substitution.

      In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as Space Center Storage Portfolio, representing 0.7% of the initial mortgage pool balance (and 0.8% of the initial loan group 1 balance), at any time, the related borrower is entitled to obtain a release of one or more of the mortgaged properties through prepayment of the pooled mortgage loan, subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including, among others: (i) prepayment of the pooled mortgage

                                      S-146

loan in a principal amount equal to 115% of the allocated loan amount for the mortgaged property being released; (ii) payment of a prepayment premium or yield maintenance charge with respect to the principal amount prepaid; and (iii) after giving effect to the release, the aggregate debt service coverage ratio for the remaining properties must not be less than 1.20x and the aggregate loan-to-value ratio for the remaining properties must not exceed 75%. In addition, at any time, the related borrower is entitled to obtain the release of one or more of the mortgaged properties by substituting therefore another property of similar quality and location, subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including, among others: (i) the related borrower may not substitute more than 10% of the original principal balance of the pooled mortgage loan in any given calendar year or 30% of the original principal balance of the pooled mortgage loan during the term of the pooled mortgage loan (in each case, calculated based on the aggregate allocated loan amounts of the substituted properties); (ii) after giving effect to the substitution, (a) the aggregate debt service coverage ratio of mortgaged properties must not be less than the greater of the aggregate debt service coverage ratio immediately prior to the substitution or the aggregate debt service coverage ratio at origination, and (b) the debt service coverage ratio of the proposed substitute property must not be less than the greater of 1.20x or the debt service coverage ratio of the substituted property immediately prior to the substitution; (iii) after giving effect to the substitution, the loan-to-value ratio of the proposed substitute property must not exceed the lesser of 75% or the loan-to-value ratio of the substituted property immediately prior to substitution; and (iv) if required by the Rating Agencies, the lender must have received confirmation by each of the Rating Agencies to the effect that the substitution will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2007-PWR17 certificates.

      In the case of the pooled mortgage loan secured by the mortgaged properties identified on Appendix B to this prospectus supplement as Fabco
Stores Portfolio, representing 0.5% of the initial mortgage pool balance (and
0.6% of the initial loan group 1 balance), the borrower is entitled to obtain the release of an individual mortgaged property through partial defeasance, subject to the satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) any partial defeasance is on a date that is two years after the closing date; (ii) the partial defeasance is in a principal amount of not less than 125% of the allocated loan amount for the property being released (which is $2,130,000 for the 5204 Fifth Avenue property,
$2,130,000 for the 5208 Fifth Avenue property, $4,620,000 for the 119-18 Liberty
Avenue property, $4,390,000 for the 1151 & 1153 Liberty Avenue property and
$3,880,000 for the 122 East 125th Street property); (iii) after giving effect to the release, the debt service coverage ratio for the remaining properties comprising the Fabco Stores Portfolio (the "Fabco Stores Remaining Property") is
no less than the greater of (a) the debt service coverage ratio which existed as of the date immediately preceding the release and (b) 1.20x for the preceding twelve months; (iv) after giving effect to the release, the loan-to-value ratio for the Fabco Stores Remaining Property is no more than 75%; and (v) the lender receives written confirmation from the Rating Agencies that the release will not result in a downgrade, withdrawal or qualification of the ratings assigned to the series 2007-PWR17 certificates.

      In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as AMC Leawood 20, representing 0.5% of the initial mortgage pool balance (and 0.5% of the initial loan group 1 balance), at any time, the related borrower may, subject to the lender's sole discretion, obtain a release of an unimproved portion of the mortgaged property used for parking (the "Substituted Property") by substituting other property of like kind and quality acquired by the borrower that is contiguous with the remaining property (individually, a "Substitute Property"
and collectively, the "Substitute Properties"), subject to the satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) lender has received an appraisal of the mortgaged property reflecting values for the mortgaged property before and after the proposed substitution, dated no more than sixty (60) days prior to the substitution date, by an appraiser acceptable to the Rating Agencies; (ii) the fair market value of the mortgaged property after the substitution is not less than the greater of
(A) the fair market value of the mortgaged property as at origination and (B)
the fair market value of the mortgaged property as of the date immediately preceding the substitution, which determination will be made by the lender based on the appraisals delivered pursuant to clause (i) above; (iii) the lender must have received confirmation by each of the Rating Agencies to the effect that the substitution will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2007-PWR17 certificates; (iv) at the time of such substitution, there exists no event of default under the loan documents; and (v) lender has received a Phase I environmental report acceptable to lender and, if recommended under the Phase I environmental report, a Phase II environmental report acceptable to lender, which concludes that the Substitute
Property does not contain any hazardous materials and is not subject to any risk of contamination from any off-site hazardous materials.

      In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as East Main St, representing 0.3% of the initial mortgage pool balance (and 0.4% of the initial loan group 1 balance), the loan documents permit, following the defeasance lockout period, the release of either of two constituent

                                      S-147

properties in conjunction with partial defeasance subject to certain conditions, including (i) payment of a release price equal to 115% of allocated loan amount for the property being released, (ii) following the release, the remaining properties have a loan-to-value ratio (based on the allocated loan amount rather than release price) of not more than 80%, (iii) following the release, the remaining properties have a debt service coverage ratio at least equal to or greater than 1.20x; and (iv) the lender receives written confirmation from the
Rating Agencies that such release will not result in a downgrade, withdrawal or qualification of the ratings assigned to the series 2007-PWR17 certificates.

      In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as Richmond Apartment Portfolio, representing 0.3% of the initial mortgage pool balance (and 2.7% of the initial loan group 2 balance), the borrower is entitled to obtain a release of either, but not both, the Stuart
Court property or the Chesterfield property through partial defeasance or prepayment (at any time when defeasance is otherwise permitted under the pooled mortgage loan), subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) payment of a release price equal to 125% of the allocated loan amount for that mortgaged property, together with yield maintenance or defeasance of a portion of the pooled mortgage loan in an amount equal to 125% of the allocated loan amount for that mortgaged property; (ii) after giving effect to any such release, the remaining property has a loan-to-value ratio of not greater than 75%; and (iii) after giving effect to the release, the debt service coverage ratio for the remaining mortgaged property is at least equal to 1.25x.

      In the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Hillcrest Shopping
Center, representing 0.3% of the initial mortgage pool balance (and 0.3% of the initial loan group 1 balance), provided that a default does not exist under any of the related loan documents, the borrower is entitled to obtain a release of a parcel subject to the leasehold mortgage subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i)
the borrower shall have delivered to the lender evidence, satisfactory to lender, that the number of parking spaces in the remainder of the pooled mortgaged property (the "Remaining Property") after the release shall satisfy all zoning requirements of the City of Lower Burrell; (ii) in the event that any of the tenants under the leases for space in the Remaining Property had the right to the use of the released parcel (the "Release Parcel") for parking, access, or otherwise, the borrower shall have obtained releases from such tenants waiving any such rights; (iii) the release and the conveyance of the
Release Parcel shall not constitute a default under any of the leases for space in the mortgaged property; (iv) any reciprocal easement agreement encumbering the Remaining Property intended to be entered into between borrower and any transferee of the Release Parcel shall be subject to the prior review and approval of the lender; and (v) the borrower shall reimburse the lender for all related costs.

      In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as Rice Creek/Aetrium Portfolio, representing 0.3% of the initial mortgage pool balance (and 0.3% of the initial loan group 1 balance), the loan documents permit the release of the Aetrium Office Building property through partial defeasance, subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including, among others: (i) defeasance in the amount of $3,125,000 of the principal amount of the pooled mortgage loan; (ii)
after giving effect to the release, the debt service coverage ratio for the remaining property must not be less than 1.25x; provided that, in the event that the foregoing debt service coverage ratio is not satisfied, the borrower may defease a portion of the principal amount of the pooled mortgage loan in an amount sufficient to satisfy such requirement; (iii) after giving effect to the release, (a) the ratio of the original allocated loan amount of the remaining property to the value of the remaining property must not exceed 65% and (b) the ratio of the original allocated loan amount of the remaining property to the "go dark" value of the remaining property must not exceed 90%; provided, however, that in the event that the foregoing loan-to-value ratio is not satisfied, the borrower may defease a portion of the principal amount of the pooled mortgage loan in an amount sufficient to satisfy such requirement; and (iv) in the event that a single tenant other than UGS Corp. accounts for 50% or more of the net rentable area or gross potential rent of the Rice Creek Business Center III property, the lender will have the right to review and approve the credit of such tenant. In addition, the borrower may obtain the release of a parcel of unimproved land as specified in the loan documents (the "Excess Release Parcel")
subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including, among others: (i) the borrower must provide evidence that from and after the release of the Excess Release Parcel (a) no acts relating to the development, further subdivision, construction or use of the Excess Release parcel can affect the compliance of the remainder of the pooled mortgaged property (the "Remaining Property") with all legal requirements, and (b) the
Remaining Property will have available to it all necessary utility services for the development, use, occupancy and operation of the Remaining Property, as well as adequate, free, unimpeded and unencumbered access to and from all adjacent public roads; (ii) the Excess Release Parcel must be unimproved and may not include any access road or easement; and (iii) payment of a release price of a

                                      S-148

maximum of $59,242 (or a lesser amount as specified in the loan documents if only a portion of the Excess Release Parcel is released) plus the applicable prepayment premium.

      In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as Iskalo Office and Retail Portfolio, representing 0.2% of the initial mortgage pool balance (and 0.2% of the initial loan group 1 balance), at any time after the expiration of the applicable prepayment lockout period, the borrower is entitled to obtain a partial release of the mortgaged properties, subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) the payment of a sum equal to the greater of (a) the sum of 110% of the applicable allocated loan amount for the property being released (which is $4,100,000 for 30 and 36 North Union Road, $1,650,000
for 4600 Main Street, $300,000 for 4610 Main Street and $950,000 for 5454 Main
Street) plus the applicable prepayment premium, or (b) a sum equal to (x) the amount, as determined by the lender in its reasonable discretion, which if applied to the outstanding principal balance would be necessary to cause the property remaining following the partial release to provide a loan-to-value no greater than 80% and a debt service coverage ratio of at least 1.22x (based upon a 25-year amortization schedule), plus (y) the applicable prepayment premium;
and (ii) payment to the lender of a partial release fee of $7,500, plus payment of all of the lender's reasonable out-of-pocket cost and expenses.

      In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as Timbercreek Copperfield Portfolio, representing 0.2% of the initial mortgage pool balance (and 0.2% of the initial loan group 1 balance), the borrower is entitled to obtain the release of either the Timbercreek property or the Copperfield property through partial prepayment (following the expiration of the applicable prepayment lock-out period), subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (i) the prepaid portion of the pooled mortgage loan must not be less than 125% of the allocated loan amount for the mortgaged property being released and the borrower must pay the applicable prepayment premium; (ii) after giving effect to any such release, the remaining mortgaged property has a loan-to-value ratio of not greater than 65%, provided that the borrower may prepay a portion of the related pooled mortgage loan sufficient to satisfy the related loan-to-value ratio test; and (iii) after giving effect to the release, the debt service coverage ratio for the remaining mortgaged property is at least 1.20x, provided that the borrower may prepay a portion of the related pooled mortgage loan in an amount sufficient to satisfy the related the debt service coverage ratio test.

      In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as Rite Aid Portfolio, representing 0.2% of the initial mortgage pool balance (and 0.2% of the initial loan group 1 balance), the loan documents permit, following the prepayment lockout period, the partial release of any of the three constituent properties subject to certain conditions, including: (i)
payment of a release price equal to 100% of the allocated loan amount for the property being released (including applicable prepayment charges); (ii)
following the release, the remaining properties have a loan-to-value ratio of not more than 56%; (iii) following the release, the remaining properties have a debt service coverage ratio at least equal to or greater than 1.65x; and (iv)
the lender receives written confirmation from the Rating Agencies that such release will not result in a downgrade, withdrawal or qualification of the ratings assigned to the series 2007-PWR17 certificates.

      In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as BrandiCorp Ground Leases, representing 0.1% of the initial mortgage pool balance (and 0.1% of the initial loan group 1 balance), the borrower is entitled to sell or transfer one or more of the multiple individual properties and obtain partial release(s) from the lien and security interest of the pooled mortgaged loan, subject to satisfaction of certain conditions set forth in the mortgage loan documents including, among others: (a) there shall be paid for such partial release(s) an amount equal to the greater of (i) 110% of that portion of the then outstanding allocated loan balance (plus any applicable prepayment premium due) attributable to the property to be released or (ii) an amount necessary to meet the loan-to-value and debt coverage conditions for the unreleased portion of the mortgaged properties as described in the loan documents; (b) at least thirty (30) days prior to the date of such partial release, the borrower shall deliver to lender at borrower's expense (i) a request for partial release; (ii) copy of the survey plat of the tract to be released; (iii) such further information and documentation as lender may reasonably request; (iv) the remaining parcels shall be legally subdivided lot/tax parcels; (c) in lender's reasonable judgment, the unreleased portion (i)
shall comply with all applicable zoning requirements, subdivision ordinances, and plat acts; and (ii) shall not be materially adversely affected by such partial release; (d) at the time of such partial release, there shall exist no default in the payment of the pooled mortgage loan and no default shall then exist under the loan documents; (e) on the date of such sale and/or release; (i)
the loan-to-value ratio of the unreleased portion of the mortgaged property shall not exceed 75%, and (ii) the unreleased portion of the mortgaged properties shall maintain a debt service coverage ratio of at least 1.30x (based upon a 30-year amortization schedule), as

                                      S-149

reasonably determined by lender based upon lender's then current underwriting methodology for similar properties; (f) concurrent with any partial release, the tract being released shall be sold to an individual unrelated to, or to a business entity that is not legal or beneficially owned by, borrower or any subsequent transferees; (g) contemporaneously with the execution and delivery of the partial release, borrower shall pay, (i) all costs and expenses incident to the preparation of the partial release and (ii) a partial release fee to lender of $7,500 plus lender's actual, reasonable out-of-pocket expenses related to such release for each property released; (h) in no event shall borrower be entitled to a partial release prior to October 1, 2009.

      In the case of the multi-property pooled mortgage loan secured by the mortgaged properties collectively identified on Appendix B to this prospectus supplement as Bunsen Celsius I Portfolio, representing 0.1% of the initial mortgage pool balance (and 0.1% of the initial loan group 1 balance), upon expiration of the applicable prepayment lockout period, the related borrower is entitled to obtain a release of the individual mortgaged property identified on
Appendix B to this prospectus supplement as 2810 Bunsen Avenue through prepayment of the pooled mortgage loan, subject to the satisfaction of certain conditions set forth in the mortgage loan documents, including, among others:
(i) prepayment of the pooled mortgage loan in a principal amount equal to the greater of (a) 115% of the allocated loan amount for the mortgaged property being released or (b) an amount such that the loan-to-value ratio for the remaining property after giving effect to the release is no greater than 50% (as determined by the lender in its sole discretion); (ii) payment of a prepayment premium or yield maintenance charge with respect to the principal amount prepaid; and (iii) after giving effect to the release, the debt service coverage ratio for the remaining property must not be less than 1.70x and the loan-to-value ratio for the remaining property must not exceed 50%.

      Furthermore, certain pooled mortgage loans permit the release or substitution of specified air rights, parcels of real estate or improvements that secure the mortgage loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow. Such real estate is permitted to be released without payment of a release price and consequent reduction of the principal balance of the subject mortgage loan or substitution of additional collateral if zoning and other conditions are satisfied.

      Non-Recourse Obligations.

      The pooled mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related pooled mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the pooled mortgage loans to be non-recourse. None of the pooled mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United
States, any government entity or instrumentality, any private mortgage insurer or any other person.

      "Due-on-Sale" and "Due-on-Encumbrance" Provisions.

      The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related pooled mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, some of the pooled mortgage loans permit transfers of the related mortgaged property, subject to confirmation by each of the Rating Agencies to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2007-PWR17 certificates and/or reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the applicable master servicer and/or the special servicer, as the case may be, or, if collected, will be paid to the applicable master servicer and/or the special servicer as additional servicing compensation, and certain other conditions.

      In addition, some of the pooled mortgage loans permit the borrower to transfer the related mortgaged property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the applicable master servicer or permit one or more of the following transfers in limited circumstances: (1) a transfer of the related mortgaged property to a person that is affiliated with or otherwise related to the borrower; (2) transfers by the borrower of the mortgaged property to specified entities or types of entities;
(3) issuance by the borrower of new partnership or membership interests; (4)
changes in ownership between existing shareholders, partners or members, as applicable, of the

                                      S-150

borrower; (5) a transfer of non-controlling ownership interests in the related borrower; (6) transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or (7) other transfers similar in nature to the foregoing.

      The applicable master servicer or the special servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any due-on-sale or due-on-encumbrance clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the series 2007-PWR17 pooling and servicing agreement.

      Encumbered and Other Interests.

      In the case of three hundred eighty-one (381) of the mortgaged properties, representing security for 83.6% of the initial mortgage pool balance (which mortgaged properties represent security for pooled mortgage loans consisting of
336 pooled mortgage loans in loan group 1, representing 82.2% of the initial loan group 1 balance, and 45 pooled mortgage loans in loan group 2, representing
95.0% of the initial loan group 2 balance), the borrower's interest in the related mortgaged property consists of a fee interest (and we consider the borrower's interest in a mortgaged property to be a fee interest if (i) the borrower's interest consists of overlapping fee and leasehold interests or (ii)
the fee owner has signed the related mortgage and has agreed to subordinate its fee interest to the related leasehold mortgage). In the case of six (6) of the mortgaged properties, representing security for 13.0% of the initial mortgage pool balance (representing 14.7% of the initial loan group 1 balance), the borrower's interest in the related mortgaged property consists of a fee interest in a portion of the mortgaged property and a leasehold interest in another portion of the mortgaged property. In the case of twelve (12) of the mortgaged properties, representing security for 3.4% of the initial mortgage pool balance
(which mortgaged properties represent security for pooled mortgage loans consisting of 10 pooled mortgage loans in loan group 1, representing 3.2% of the initial loan group 1 balance, and 2 pooled mortgage loans in loan group 2, representing 5.0% of the initial loan group 2 balance), the borrower's interest in the related mortgaged property consists of a leasehold interest. See "Risk
Factors--Loans Secured by Mortgages on a Leasehold Interest Will Subject Your
Investment to a Risk of Loss Upon a Lease Default" in this prospectus supplement.

      Pari Passu, Subordinate and/or Other Financing.

      SPLIT LOAN STRUCTURES

      The WFB Mortgage Loan Groups

      THE DRA / COLONIAL OFFICE PORTFOLIO LOAN GROUP

      General. The DRA / Colonial Office Portfolio Pooled Mortgage Loan (which represents 7.6% of the initial mortgage pool balance and 8.5% of the initial loan group 1 balance) and the DRA / Colonial Office Portfolio Non-Pooled Pari
Passu Companion Loans have the same borrower and are secured by the same mortgage instrument encumbering the DRA / Colonial Office Portfolio Mortgaged
Properties. The DRA / Colonial Office Portfolio Pooled Mortgage Loan and the DRA
/ Colonial Office Portfolio Non-Pooled Pari Passu Companion Loans are pari passu in right of payment with each other. The DRA / Colonial Office Portfolio
Non-Pooled Pari Passu Companion Loans are not assets of the trust. The DRA /
Colonial Office Portfolio Pooled Mortgage Loan is designed "Promissory Note
A-2". The DRA / Colonial Office Portfolio Non-Pooled Pari Passu Companion Loan
designated "Promissory Note A-1" has an original principal balance of
$247,302,419 and the DRA / Colonial Office Portfolio Non-Pooled Pari Passu
Companion Loan designated "Promissory Note A-3" has an original principal balance of $247,302,418. Each DRA / Colonial Office Portfolio Non-Pooled Pari
Passu Companion Loan has the same interest rate and the same maturity date as the DRA / Colonial Office Portfolio Pooled Mortgage Loan. The DRA / Colonial
Office Portfolio Non-Pooled Pari Passu Companion Loan designated "Promissory
Note A-1" is currently held by the trust fund established in connection with the
Merrill Lynch Mortgage Trust 2007-C1, Commercial Mortgage Pass-Through
Certificates, Series 2007-C1 securitization transaction. The DRA / Colonial
Office Portfolio Non-Pooled Pari Passu Companion Loan designated "Promissory
Note A-3" is currently held by Wells Fargo Bank, National Association, the mortgage loan seller of the DRA / Colonial Office Portfolio Pooled Mortgage
Loan, or an affiliate. That DRA / Colonial Office Portfolio Non-Pooled Pari
Passu Companion Loan or a portion thereof may be included in a future securitization and may be sold or further divided at any time (subject to compliance with the terms of the related Mortgage Loan Group Intercreditor
Agreement).

                                      S-151

      DRA / Colonial Office Portfolio Intercreditor Agreement. The trust as the holder of the DRA / Colonial Office Portfolio Pooled Mortgage Loan and the
holders of the DRA / Colonial Office Portfolio Non-Pooled Pari Passu Companion
Loans are bound by the DRA / Colonial Office Portfolio Intercreditor Agreement,
which provides, among other things, that the DRA / Colonial Office Portfolio
Loan Group will be principally serviced and administered under the MLMT 2007-C1
Pooling and Servicing Agreement. The applicable master servicer under that agreement is Wells Fargo Bank, National Association, the special servicer under that agreement is Centerline Servicing Inc. The servicing arrangements under the
MLMT 2007-C1 Pooling and Servicing Agreement are generally similar (but not identical) to the servicing arrangements under the series 2007-PWR17 pooling and servicing agreement, but this statement should not be construed as a qualification of the specific statements made under "--Other Intercreditor and
Servicing Provisions Related to the DRA / Colonial Office Portfolio Loan Group
and the 1101 New York Avenue Loan Group" below. See "--Other Intercreditor and
Servicing Provisions Related to the DRA / Colonial Office Portfolio Loan Group
and the 1101 New York Avenue Loan Group" below for a discussion of various intercreditor and servicing provisions related to the DRA / Colonial Office
Portfolio Loan Group.

      Application of Funds. Under the terms of the DRA / Colonial Office
Portfolio Intercreditor Agreement, any payment (whether of principal or interest or prepayment under the DRA / Colonial Office Portfolio Loan Group, or any proceeds relating to the DRA / Colonial Office Portfolio Mortgaged Property),
net of all amounts that are then due, payable or reimbursable to any servicer pursuant to the MLMT 2007-C1 Pooling and Servicing Agreement for servicing compensation, advances and/or interest on advances (among other things) will be applied to the DRA / Colonial Office Portfolio Pooled Mortgage Loan and the DRA
/ Colonial Office Portfolio Non-Pooled Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances.

      THE 1101 NEW YORK AVENUE LOAN GROUP

      General. The 1101 New York Avenue Pooled Mortgage Loan (which represents
3.5% of the initial mortgage pool balance and 3.9% of the initial loan group 1 balance) and the 1101 New York Avenue Non-Pooled Pari Passu Companion Loan have the same borrower and are secured by the same mortgage instrument encumbering the 1101 New York Avenue Mortgaged Property. The 1101 New York Avenue Pooled
Mortgage Loan and the 1101 New York Avenue Non-Pooled Pari Passu Companion Loan
are pari passu in right of payment with each other. The 1101 New York Avenue
Non-Pooled Pari Passu Companion Loan is not an asset of the trust. The 1101 New
York Avenue Non-Pooled Pari Passu Companion Loan has an original principal balance of $112,500,000. The 1101 New York Avenue Non-Pooled Pari Passu
Companion Loan has the same interest rate and the same maturity date as the 1101
New York Avenue Pooled Mortgage Loan. The 1101 New York Avenue Non-Pooled Pari
Passu Companion Loan is currently held by the trust fund established in connection with the Merrill Lynch Mortgage Trust 2007-C1, Commercial Mortgage
Pass-Through Certificates, Series 2007-C1 securitization transaction.

      1101 New York Avenue Intercreditor Agreement. The trust as the holder of the 1101 New York Avenue Pooled Mortgage Loan and the holder of the 1101 New
York Avenue Non-Pooled Pari Passu Companion Loan are bound by the 1101 New York
Avenue Intercreditor Agreement, which provides, among other things, that the
1101 New York Avenue Loan Group will be principally serviced and administered under the MLMT 2007-C1 Pooling and Servicing Agreement. The applicable master servicer under that agreement is Wells Fargo Bank, National Association, the special servicer under that agreement is Centerline Servicing Inc. The servicing arrangements under the MLMT 2007-C1 Pooling and Servicing Agreement are generally similar (but not identical) to the servicing arrangements under the series 2007-PWR17 pooling and servicing agreement, but this statement should not be construed as a qualification of the specific statements made under "--Other
Intercreditor and Servicing Provisions Related to the DRA / Colonial Office
Portfolio Loan Group and the 1101 New York Avenue Loan Group" below. See
"--Other Intercreditor and Servicing Provisions Related to the DRA / Colonial
Office Portfolio Loan Group and the 1101 New York Avenue Loan Group" below for a discussion of various intercreditor and servicing provisions related to the 1101
New York Avenue Loan Group.

      Application of Funds. Under the terms of the 1101 New York Avenue
Intercreditor Agreement, any payment (whether of principal or interest or prepayment under the 1101 New York Avenue Loan Group, or any proceeds relating to the 1101 New York Avenue Mortgaged Property), net of all amounts that are then due, payable or reimbursable to any servicer pursuant to the MLMT 2007-C1
Pooling and Servicing Agreement for servicing compensation, advances and/or interest on advances (among other things) will be applied to the 1101 New York
Avenue Pooled Mortgage Loan and the 1101 New York Avenue Non-Pooled Pari Passu
Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances.

                                      S-152

      OTHER INTERCREDITOR AND SERVICING PROVISIONS RELATED TO THE DRA / COLONIAL
      OFFICE PORTFOLIO LOAN GROUP AND THE 1101 NEW YORK AVENUE LOAN GROUP

      In the case of each of the DRA / Colonial Office Portfolio Loan Group and the 1101 New York Avenue Loan Group, the collective arrangements evidenced by the applicable Mortgage Loan Group Intercreditor Agreement, the MLMT 2007-C1
Pooling and Servicing Agreement and the series 2007-PWR17 pooling and servicing agreement generally provide as follows:

      o     The seller of the applicable Non-Pooled Pari Passu Companion Loan to the MLMT 2007-C1 trust fund has agreed for the benefit of that trust fund to deliver the related mortgage loan documents and instruments to the MLMT 2007-C1 Trustee, but the related pooled mortgage loan seller under this series 2007-PWR17 transaction must nonetheless cause the original mortgage note for the applicable
            Non-Trust-Serviced Pooled Mortgage Loan to be delivered to the series 2007-PWR17 trustee.

      o     The mortgage loans that form the applicable Non-Trust-Serviced
            Mortgage Loan Group are to be serviced and administered under the
            Non-Trust Servicing Agreement under a general servicing standard that is substantially similar to the Servicing Standard under the series 2007-PWR17 pooling and servicing agreement. The MLMT 2007-C1
            Master Servicer and the MLMT 2007-C1 Special Servicer under the
            Non-Trust Servicing Agreement will have the sole and exclusive authority to take various servicing actions (including a
            modification of a monetary term, foreclosure, acceptance of substitute or additional collateral, waiver of a "due-on-sale" or
            "due-on-encumbrance" clause, approval of additional indebtedness (if lender approval is required), renewal or replacement of insurance policies (if lender approval is required) and the sale of REO property for less than the aggregate amount due under the loan group), subject to any rights of the respective holders of the related mortgage loans or representatives on their behalf to consult or advise with respect to, or to approve or disapprove, various servicing-related actions involving the applicable
            Non-Trust-Serviced Mortgage Loan Group.

      o     The MLMT 2007-C1 Master Servicer is required to make remittances of payments received on the applicable Non-Trust-Serviced Pooled
            Mortgage Loan monthly on the second business day following the due date in each month or, in connection with any late payment of a scheduled monthly payment or any principal prepayment, the business day following the MLMT 2007-C1 Master Servicer's receipt of such late payment or prepayment. The master servicing fee and other scheduled administrative fees payable under the applicable Non-Trust
            Servicing Agreement are calculated at an aggregate rate of 0.02% per annum on an Actual/360 Basis (in the case of the DRA / Colonial
            Office Portfolio Pooled Mortgage Loan) and 0.02% per annum on an
            Actual/360 Basis (in the case of the 1101 New York Avenue Pooled
            Mortgage Loan).

      o     The applicable master servicer and the trustee under the series
            2007-PWR17 pooling and servicing agreement will have no obligation or authority to make servicing advances with respect to the applicable Non-Trust-Serviced Mortgage Loan Group. Subject to
            various servicing-related provisions of the applicable Mortgage Loan
            Group Intercreditor Agreement and the MLMT 2007-C1 Pooling and
            Servicing Agreement, one or more parties to the MLMT 2007-C1 Pooling and Servicing Agreement will be responsible for making servicing advances with respect to the applicable Non-Trust-Serviced Mortgage
            Loan Group.

      o     Any such servicing advances, together with interest accrued thereon at a rate generally equal to the Prime lending rate, and any expenses similar to Additional Trust Fund Expenses, will generally be payable or reimbursable from proceeds of the applicable
            Non-Trust-Serviced Mortgage Loan Group prior to the allocation of those proceeds to make payments on the loans in the applicable
            Non-Trust-Serviced Mortgage Loan Group, as described above under
            "--Application of Funds". Under the applicable Mortgage Loan Group
            Intercreditor Agreement, if the MLMT 2007-C1 Master Servicer (or the
            MLMT 2007-C1 Trustee) determines that a servicing advance it made with respect to the applicable Non-Trust-Serviced Mortgage Loan
            Group or the related mortgaged properties is nonrecoverable, or if expenses similar to Additional Trust Fund Expenses arise in connection with the applicable Non-Trust-Serviced Mortgage Loan
            Group, and the funds received with respect to the applicable
            Non-Trust-Serviced Mortgage Loan Group are insufficient to cover such servicing advances or expenses, each holder of a loan in the applicable Non-Trust-Serviced Mortgage Loan Group must reimburse its proportionate share of the advance or expense. In the case of the

                                      S-153

            applicable Non-Trust-Serviced Pooled Mortgage Loan, that
            reimbursement will be paid from general collections on or in respect of the series 2007-PWR17 trust fund.

      o     None of the parties to the MLMT 2007-C1 Pooling and Servicing
            Agreement will be required to make advances of delinquent monthly debt service payments on the applicable Non-Trust-Serviced Pooled
            Mortgage Loan. The series 2007-PWR17 pooling and servicing agreement will require the applicable master servicer thereunder to make advances of delinquent monthly debt service payments on the applicable Non-Trust-Serviced Pooled Mortgage Loan as described generally under "Description of the Certificates--Advances of
            Delinquent Monthly Debt Service Payments" unless such applicable master servicer, after receiving the necessary information from the
            MLMT 2007-C1 Master Servicer, has determined that such advance would not be recoverable from collections on the applicable
            Non-Trust-Serviced Pooled Mortgage Loan. In addition, the obligation of the applicable master servicer under the series 2007-PWR17 pooling and servicing agreement to provide information and collections with respect to the applicable Non-Trust-Serviced Pooled
            Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the MLMT 2007-C1 Master Servicer or the MLMT 2007-C1 Special Servicer.

      o     The MLMT 2007-C1 Special Servicer will have duties to prepare asset status reports and obtain the approval of a representative of the holder(s) of a majority of the "controlling class" under the MLMT
            2007-C1 Pooling and Servicing Agreement regarding certain servicing matters that are similar to the Material Actions under provisions that are similar to those described in this prospectus supplement with respect to pooled mortgage loans other than the
            Non-Trust-Serviced Pooled Mortgage Loans (see "Servicing of the
            Mortgage Loans Under the Series 2007-PWR17 Pooling and Servicing
            Agreement--The Series 2007-PWR17 Controlling Class
            Representative--Rights and Powers of Controlling Class
            Representative").

      o     In addition to the provisions described in the preceding bullet, the
            MLMT 2007-C1 Special Servicer will be required under the MLMT
            2007-C1 Pooling and Servicing Agreement to consult with (but will not be required to obtain the approval of and may reject the advice
            of) the trust as the holder of the applicable Non-Trust-Serviced
            Pooled Mortgage Loan (among other persons, if applicable) regarding certain servicing matters related to the applicable
            Non-Trust-Serviced Mortgage Loan Group, which servicing matters are generally similar to the Material Actions.

      o     Notwithstanding the approval and/or consultation rights granted to any holder of a loan in the applicable Non-Trust-Serviced Mortgage
            Loan Group, no advice, direction or objection from or by such person may (and the applicable servicing party under the MLMT 2007-C1
            Pooling and Servicing Agreement is to ignore and act without regard to any such advice, direction or objection that such servicer has determined, in its reasonable, good faith judgment, will) require, cause or permit that applicable servicing party to violate any provision of the related Mortgage Loan Group Intercreditor Agreement or the MLMT 2007-C1 Pooling and Servicing Agreement (including that party's obligation to act in accordance with the general servicing standard thereunder), the related mortgage loan documents or applicable law or violate the REMIC or grantor trust provisions of the Internal Revenue Code.

      o     The mortgage loans that form the applicable Non-Trust-Serviced
            Mortgage Loan Group will become specially serviced mortgage loans if specified events occur with respect to any of those mortgage loans, which events are substantially similar to the Servicing Transfer
            Events. If the applicable Non-Trust-Serviced Mortgage Loan Group becomes specially serviced, the MLMT 2007-C1 Special Servicer will be entitled to (among other things) special servicing fees, workout fees and/or liquidation fees with respect to the applicable
            Non-Trust-Serviced Pooled Mortgage Loan that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series 2007-PWR17 pooling and servicing agreement with respect to other pooled mortgage loans.

      o     The holder(s) of a majority of the "controlling class" under the
            MLMT 2007-C1 Pooling and Servicing Agreement generally has the right to replace the MLMT 2007-C1 Special Servicer (with or without cause)
            but is required (among other conditions) to consult with the trust as the holder of the applicable Non-Trust-Serviced Pooled Mortgage
            Loan in connection with the replacement.

                                      S-154

      o     The series 2007-PWR17 pooling and servicing agreement will provide that any consultation rights granted to the trust as the holder of the applicable Non-Trust-Serviced Pooled Mortgage Loan as described above will generally be exercisable by the series 2007-PWR17 controlling class representative.

      o     In general, the respective parties to the MLMT 2007-C1 Pooling and
            Servicing Agreement (and the series 2007-C1 controlling class representative) have similar limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series 2007-PWR17 pooling and servicing agreement (and the series 2007-PWR17 controlling class representative).

      o     The respective parties to the series 2007-PWR17 pooling and servicing agreement will have no obligation or authority to supervise the respective parties to the MLMT 2007-C1 Pooling and
            Servicing Agreement (but this will not relieve of them of
            liabilities they may otherwise have in their capacities as parties to the MLMT 2007-C1 Pooling and Servicing Agreement if they are also parties to such agreement).

      Sale of Defaulted Mortgage Loan. The holder of the largest percentage of the "controlling class" under the MLMT 2007-C1 Pooling and Servicing Agreement and the MLMT 2007-C1 Special Servicer each has an assignable option to purchase the applicable Non-Pooled Pari Passu Companion Loan held by the MLMT 2007-C1 trust fund (but not the applicable Non-Trust-Serviced Pooled Mortgage Loan or, if applicable, any other related Non-Pooled Pari Passu Companion Loan) for a price generally equal to the fair value determined by the MLMT 2007-C1 Special
Servicer under provisions and circumstances similar to those that apply to fair value determinations under the series 2007-PWR17 pooling and servicing agreement
(see "Servicing of the Mortgage Loans Under the Series 2007-PWR17 Pooling and
Servicing Agreement--Fair Value Purchase Option"). Following any notice or report by the MLMT 2007-C1 Master Servicer to the applicable series 2007-PWR17 master servicer to the effect that an event similar to an Appraisal Trigger
Event has occurred with respect to the applicable Non-Trust-Serviced Mortgage
Loan Group for purposes of the MLMT 2007-C1 Pooling and Servicing Agreement, the
series 2007-PWR17 special servicer, but only at its own election or upon the direction of the series 2007-PWR17 controlling class representative, will be required to determine the fair value of the applicable Non-Trust-Serviced Pooled
Mortgage Loan and that controlling class representative and the special servicer will each have an assignable option to purchase the applicable
Non-Trust-Serviced Pooled Mortgage Loan for that fair value (see "Servicing of the Mortgage Loans Under the Series 2007-PWR17 Pooling and Servicing
Agreement--Fair Value Purchase Option").

      The RRI Hotel Portfolio Loan Group

      General. The RRI Hotel Portfolio Pooled Mortgage Loan (which represents
5.7% of the initial mortgage pool balance and 6.4% of the initial loan group 1 balance) and the RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loans have the same borrower and are secured by the same mortgage instrument encumbering the RRI Hotel Portfolio Mortgaged Properties. The RRI Hotel Portfolio Non-Pooled
Pari Passu Companion Loans will be pari passu in right of payment with the RRI
Hotel Portfolio Pooled Mortgage Loan. The RRI Hotel Portfolio Non-Pooled Pari
Passu Companion Loans are not assets of the trust, but will be serviced pursuant to the series 2007-PWR17 pooling and servicing agreement. Each of the RRI Hotel
Portfolio Non-Pooled Pari Passu Companion Loans have an original principal balance of $139,500,000 and has the same interest rate and the same maturity date as the RRI Hotel Portfolio Pooled Mortgage Loan. The RRI Hotel Portfolio
Non-Pooled Pari Passu Companion Loans are currently held by Bear Stearns
Commercial Mortgage, Inc., one of the mortgage loan sellers, or an affiliate.
Each of the RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loans or a
portion thereof may be included in a future securitization and may be sold or further divided at any time (subject to compliance with the terms of the related
Mortgage Loan Group Intercreditor Agreement). Set forth below is a general description of the rights granted to the RRI Hotel Portfolio Non-Pooled Pari
Passu Companion Noteholder pursuant to the collective arrangements evidenced by the related Mortgage Loan Group Intercreditor Agreement and the series
2007-PWR17 pooling and servicing agreement.

      The intercreditor agreement (the "RRI Hotel Portfolio Intercreditor
Agreement") between the holder of the RRI Hotel Portfolio Pooled Mortgage Loan and the RRI Hotel Portfolio Non-Pooled Pari Passu Companion Noteholders
provides, among other things, that for so long as the RRI Hotel Portfolio Pooled
Mortgage Loan or any of the RRI Hotel Portfolio Non-Pooled Pari Passu Companion
Loans is included in a commercial mortgage securitization, the applicable master servicer or special servicer, if applicable, are obligated to administer the RRI
Hotel Portfolio Pooled Mortgage Loan and the RRI Hotel Portfolio Non-Pooled Pari
Passu Companion Loans consistent with the terms of the RRI Hotel Portfolio
Intercreditor Agreement and the series 2007-PWR17 pooling and servicing agreement.

                                      S-155

      Application of Funds. The RRI Hotel Portfolio Intercreditor Agreement
provides that:

      o     the RRI Hotel Portfolio Pooled Mortgage Loan and the RRI Hotel
            Portfolio Non-Pooled Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

      o     all payments, proceeds and other recoveries on or in respect of the
            RRI Hotel Portfolio Pooled Mortgage Loan and/or the RRI Hotel
            Portfolio Non-Pooled Pari Passu Companion Loans (in each case, subject to the rights of the applicable master servicer, the applicable special servicer and the trustee under the series
            2007-PWR17 pooling and servicing agreement (and the master servicer and the trustee under any other pooling and servicing agreement relating to the RRI Hotel Portfolio Non-Pooled Pari Passu Companion
            Loans and any other service providers with respect to the RRI Hotel
            Portfolio Non-Pooled Pari Passu Companion Loans) to payments and reimbursements pursuant to and in accordance with the terms of the series 2007-PWR17 pooling and servicing agreement) will be applied to the RRI Hotel Portfolio Pooled Mortgage Loan and the RRI Hotel
            Portfolio Non-Pooled Pari Passu Companion Loans on a pari passu basis according to their respective outstanding principal balances.

      Servicing. Each of the RRI Hotel Portfolio Non-Pooled Pari Passu Companion
Noteholders, or its representative, has the right to consult with the applicable master servicer or special servicer, as applicable, in respect of certain matters related to the RRI Hotel Portfolio Loan Group and the RRI Hotel
Portfolio Mortgaged Properties. Each of the RRI Hotel Portfolio Non-Pooled Pari
Passu Companion Noteholder or its representative will have an opportunity to review any of these proposed actions to be taken by the applicable master servicer or special servicer, which servicer is required to give such RRI Hotel
Portfolio Non-Pooled Pari Passu Companion Noteholder, or its representative, prompt notice of any determination by the applicable master servicer or special servicer to take any such action. However, neither the applicable master servicer nor the applicable special servicer will be obligated to act upon the direction, advice or objection of such RRI Hotel Portfolio Non-Pooled Pari Passu
Companion Noteholder, or its representative, in connection with any such proposed action.

      If the series 2007-PWR17 controlling class representative and each RRI
Hotel Portfolio Non-Pooled Pari Passu Companion Noteholder (or its
representative) are not able to agree on a course of action that satisfies the
Servicing Standard under the series 2007-PWR17 pooling and servicing agreement within 30 days (or such shorter period as may be required by the related mortgage loan documents to the extent the lender's approval is required) after receipt of a request for consent to any action by the applicable master servicer or special servicer, as applicable, the series 2007-PWR17 controlling class representative will be entitled to direct the applicable master servicer or special servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the series 2007-PWR17 pooling and servicing agreement (including that such action does not violate the Servicing Standard or another provision of the series 2007-PWR17 pooling and servicing agreement or any applicable REMIC provisions of the Code), and the applicable master servicer or special servicer, as applicable, will be required to implement the course of action in accordance with the Servicing Standard.

      Sale of Defaulted Mortgage Loan. Under the series 2007-PWR17 pooling and servicing agreement, if the RRI Hotel Portfolio Pooled Mortgage Loan is subject to a fair value purchase option, the applicable special servicer will be required to determine the purchase price for the RRI Hotel Portfolio Pooled
Mortgage Loan. Each option holder specified in "--Fair Value Purchase Option" in this prospectus supplement will have an option to purchase the RRI Hotel
Portfolio Pooled Mortgage Loan and following any securitization of a RRI Hotel
Portfolio Non-Pooled Companion Loan, the applicable RRI Hotel Portfolio
Non-Pooled Pari Passu Companion Noteholder (or its designees) will have an option to purchase such RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loan
from the relevant securitization trust, at the purchase price determined by the applicable special servicer under the series 2007-PWR17 pooling and servicing agreement.

      Nonrecoverability Determinations. After the date (if any) when a RRI Hotel
Portfolio Non-Pooled Pari Passu Companion Loan has been included in another commercial mortgage securitization, the applicable master servicer for the RRI
Hotel Portfolio Pooled Mortgage Loan and each comparable party with respect to the securitization of such RRI Hotel Portfolio Non-Pooled Pari Passu Companion
Loan pursuant to which rated securities have been or are subsequently issued may independently make its own decision as to the nonrecoverability of any debt service advance in respect of its loan and provide notice and supporting documentation with respect to any nonrecoverability determination that it makes.
If such master servicer or comparable party makes a determination that a debt service advance on its respective RRI Hotel Portfolio mortgage loan would be nonrecoverable, then neither the applicable master servicer nor any other comparable party may make such an advance with respect to its respective RRI
Hotel Portfolio mortgage loan unless all such parties have consulted

                                      S-156

with each other and agree that circumstances have changed such that a proposed future debt service advance would not be a nonrecoverable advance.

      The 32 Sixth Avenue Loan Group

      General. The 32 Sixth Avenue Pooled Mortgage Loan (which represents 1.2%
of the initial mortgage pool balance and 1.4% of the initial loan group 1 balance) and the 32 Sixth Avenue Non-Pooled Pari Passu Companion Loan have the same borrower and are secured by the same mortgage instrument encumbering the 32
Sixth Avenue Mortgaged Property. The 32 Sixth Avenue Non-Pooled Pari Passu
Companion Loan is pari passu in right of payment with the 32 Sixth Avenue Pooled
Mortgage Loan. The 32 Sixth Avenue Non-Pooled Pari Passu Companion Loan is not
an asset of the trust. The 32 Sixth Avenue Non-Pooled Pari Passu Companion Loan
is currently held by the trust fund established in connection with the Bear
Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through
Certificates, Series 2007-PWR16 securitization transaction.

      32 Sixth Avenue Intercreditor Agreement. The intercreditor agreement (the
"32 Sixth Avenue Intercreditor Agreement") between the holder of the 32 Sixth
Avenue Pooled Mortgage Loan and the 32 Sixth Avenue Non-Pooled Pari Passu
Companion Noteholder provides, among other things, that for so long as either the 32 Sixth Avenue Pooled Mortgage Loan or the 32 Sixth Avenue Non-Pooled Pari
Passu Companion Loan is included in a commercial mortgage securitization, the applicable master servicer or special servicer, if applicable, is obligated to administer the 32 Sixth Avenue Pooled Mortgage Loan and the 32 Sixth Avenue
Non-Pooled Pari Passu Companion Loan consistent with the terms of the 32 Sixth
Avenue Intercreditor Agreement and the pooling and servicing agreement for the
Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage
Pass-Through Certificates, Series 2007-PWR16 securitization transaction.

      Application of Funds. The 32 Sixth Avenue Intercreditor Agreement provides that:

      o     the 32 Sixth Avenue Pooled Mortgage Loan and the 32 Sixth Avenue
            Non-Pooled Pari Passu Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

      o     all payments, proceeds and other recoveries on or in respect of the
            32 Sixth Avenue Pooled Mortgage Loan and/or the 32 Sixth Avenue
            Non-Pooled Pari Passu Companion Loan (in each case, subject to the rights of the BSCMSI Series 2007-PWR16 Master Servicer, the BSCMSI
            2007-PWR16 Special Servicer and the BSCMSI 2007-PWR16 Trustee (and
            the applicable master servicer, special servicer and the trustee under the series 2007-PWR17 pooling and servicing agreement) to payments and reimbursements pursuant to and in accordance with the terms of the BSCMSI 2007-PWR16 Pooling and Servicing Agreement) will be applied to the 32 Sixth Avenue Pooled Mortgage Loan and the 32
            Sixth Avenue Non-Pooled Pari Passu Companion Loan on a pari passu basis according to their respective outstanding principal balances.

      Servicing. The BSCMSI 2007-PWR16 Special Servicer will have duties to prepare asset status reports and obtain the approval of a representative of the holder(s) of a majority of the "controlling class" under the BSCMSI 2007-PWR16
Pooling and Servicing Agreement regarding certain servicing matters that are similar to the Material Actions under provisions that are similar to those described in this prospectus supplement with respect to pooled mortgage loans other than the applicable Non-Trust-Serviced Pooled Mortgage Loan (see
"Servicing of the Mortgage Loans Under the Series 2007-PWR17 Pooling and
Servicing Agreement--The Series 2007-PWR17 Controlling Class
Representative--Rights and Powers of Controlling Class Representative"). The
trust as the holder of the 32 Sixth Avenue Pooled Mortgage Loan has the right to consult with the BSCMSI 2007-PWR16 Master Servicer or the BSCMSI 2007-PWR16
Special Servicer, as applicable, in respect of certain actions related to the 32
Sixth Avenue Loan Group and the 32 Sixth Avenue Mortgaged Property that are substantially similar to the Material Actions. The trust as the holder of the 32
Sixth Avenue Pooled Mortgage Loan has the right to be afforded an opportunity to review any of those actions to be taken by the BSCMSI 2007-PWR16 Master Servicer or the BSCMSI 2007-PWR16 Special Servicer, which servicer is required to give the trust as the holder of the 32 Sixth Avenue Pooled Mortgage Loan prompt notice of any determination by the BSCMSI 2007-PWR16 Master Servicer or the
BSCMSI 2007-PWR16 Special Servicer to take any such action. However, neither the
BSCMSI 2007-PWR16 Master Servicer nor the BSCMSI 2007-PWR16 Special Servicer
will be obligated to act upon the direction, advice or objection of the trust as the holder of the 32 Sixth Avenue Pooled Mortgage Loan in connection with any such proposed action. The series 2007-PWR17 pooling and servicing agreement will provide that the above-described rights of the trust will be exercisable by the series 2007-PWR17 controlling class representative.

                                      S-157

      If the series 2007-PWR16 controlling class representative and the series
2007-PWR17 controlling class representative are not able to agree on a course of action that satisfies the "servicing standard" under the BSCMSI 2007-PWR16
Pooling and Servicing Agreement within 30 days (or such shorter period as may be required by the related mortgage loan documents to the extent the lender's approval is required) after receipt of a request for consent to any action by the BSCMSI 2007-PWR16 Master Servicer or the BSCMSI 2007-PWR16 Special Servicer,
as applicable, the series 2007-PWR16 controlling class representative will be entitled to direct the BSCMSI 2007-PWR16 Master Servicer or the BSCMSI
2007-PWR16 Special Servicer, as applicable, on a course of action to follow that satisfies the requirements set forth in the BSCMSI 2007-PWR16 Pooling and
Servicing Agreement (including that such action does not violate the "servicing standard" or another provision of the BSCMSI 2007-PWR16 Pooling and Servicing
Agreement or any applicable REMIC provisions of the Internal Revenue Code), and the BSCMSI 2007-PWR16 Master Servicer or the BSCMSI 2007-PWR16 Special Servicer,
as applicable, will be required to implement the course of action in accordance with that "servicing standard".

      Sale of Defaulted Mortgage Loan. The holder(s) of a majority of the
"controlling class" under the BSCMSI 2007-PWR16 Pooling and Servicing Agreement and the BSCMSI 2007-PWR16 Special Servicer each has an assignable option to purchase the 32 Sixth Avenue Non-Pooled Pari Passu Companion Loan held by the
BSCMSI 2007-PWR16 trust fund (but not the 32 Sixth Avenue Pooled Mortgage Loan)
for a price generally equal to the fair value determined by the BSCMSI
2007-PWR16 Special Servicer under provisions similar to those that apply to fair value determinations under the series 2007-PWR17 pooling and servicing agreement and under circumstances similar to the ones described in this prospectus supplement (see "Servicing of the Mortgage Loans Under the Series 2007-PWR17
Pooling and Servicing Agreement--Fair Value Purchase Option"). Under the BSCMSI
2007-PWR16 Pooling and Servicing Agreement, if the 32 Sixth Avenue Non-Pooled
Pari Passu Companion Loan is subject to a fair value purchase option under those provisions, the BSCMSI 2007-PWR16 Special Servicer will be required to determine the purchase price for the 32 Sixth Avenue Pooled Mortgage Loan. Each option holder specified in "--Fair Value Purchase Option" in this prospectus supplement will have an option to purchase the 32 Sixth Avenue Pooled Mortgage Loan from the series 2007-PWR17 trust, at the purchase price determined by the BSCMSI
2007-PWR16 Special Servicer under the BSCMSI 2007-PWR16 Pooling and Servicing
Agreement.

      Other Intercreditor and Servicing Provisions Related to the 32 Sixth
Avenue Loan Group. The collective arrangements evidenced by the 32 Sixth Avenue
Intercreditor Agreement, the BSCMSI 2007-PWR16 Pooling and Servicing Agreement
and the series 2007-PWR17 pooling and servicing agreement generally further provide as follows:

      o     The seller of the 32 Sixth Avenue Non-Pooled Pari Passu Companion
            Loan to the BSCMSI 2007-PWR16 trust fund has agreed for the benefit of that trust fund to deliver the related mortgage loan documents and instruments to the BSCMSI 2007-PWR16 Trustee, but the related pooled mortgage loan seller under this series 2007-PWR17 transaction must nonetheless cause the original mortgage note for the 32 Sixth
            Avenue Pooled Mortgage Loan to be delivered to the series 2007-PWR17 trustee.

      o     The mortgage loans that form the 32 Sixth Avenue Loan Group are to be serviced and administered under the BSCMSI 2007-PWR16 Pooling and
            Servicing Agreement under a general servicing standard that is substantially similar to the Servicing Standard under the series
            2007-PWR17 pooling and servicing agreement.

      o     The BSCMSI 2007-PWR16 Master Servicer is required to make
            remittances of payments received on the 32 Sixth Avenue Pooled
            Mortgage Loan on the first business day following its receipt of those payments. The BSCMSI 2007-PWR16 Pooling and Servicing
            Agreement does not provide for any fees similar to master servicing fees, primary servicing fees or trustee fees with respect to the 32
            Sixth Avenue Pooled Mortgage Loan that are payable to the various parties to the BSCMSI 2007-PWR16 Pooling and Servicing Agreement.

      o     The applicable master servicer and the trustee under the series
            2007-PWR17 pooling and servicing agreement will have no obligation or authority to make servicing advances with respect to the 32 Sixth
            Avenue Loan Group. Subject to various servicing-related provisions of the 32 Sixth Avenue Intercreditor Agreement and the BSCMSI
            2007-PWR16 Pooling and Servicing Agreement, one or more parties to the BSCMSI 2007-PWR16 Pooling and Servicing Agreement will be responsible for making servicing advances with respect to the 32
            Sixth Avenue Loan Group.

                                      S-158

      o     Any such servicing advances, together with interest accrued thereon at a rate generally equal to the Prime lending rate, and any expenses similar to Additional Trust Fund Expenses, will generally be payable or reimbursable from proceeds of the 32 Sixth Avenue Loan
            Group prior to the allocation of those proceeds to make payments on the loans in the in the 32 Sixth Avenue Loan Group, as described above under "--Application of Funds". Under the 32 Sixth Avenue
            Intercreditor Agreement, if the BSCMSI 2007-PWR16 Master Servicer
            (or the BSCMSI 2007-PWR16 Special Servicer or the BSCMSI 2007-PWR16
            Trustee) determines that a servicing advance it made with respect to the 32 Sixth Avenue Loan Group or the related mortgaged property is nonrecoverable, or if expenses similar to Additional Trust Fund
            Expenses arise in connection with the 32 Sixth Avenue Loan Group, and the funds received with respect to the 32 Sixth Avenue Loan
            Group are insufficient to cover such servicing advances or expenses, each holder of a loan in the 32 Sixth Avenue Loan Group must reimburse its proportionate share of the advance or expense. In the case of the 32 Sixth Avenue Pooled Mortgage Loan, that reimbursement will be paid from general collections of the series 2007-PWR17 trust fund.

      o     None of the parties to the BSCMSI 2007-PWR16 Pooling and Servicing
            Agreement will be required to make advances of delinquent monthly debt service payments on the 32 Sixth Avenue Pooled Mortgage Loan.
            The series 2007-PWR17 pooling and servicing agreement will require the applicable master servicer thereunder to make advances of delinquent monthly debt service payments on the 32 Sixth Avenue
            Pooled Mortgage Loan as described generally under "Description of the Certificates--Advances of Delinquent Monthly Debt Service
            Payments" unless such applicable master servicer, after receiving the necessary information from the BSCMSI 2007-PWR16 Master
            Servicer, has determined that such advance would not be recoverable from collections on the 32 Sixth Avenue Pooled Mortgage Loan. In addition, the obligation of the applicable master servicer under the series 2007-PWR17 pooling and servicing agreement to provide information and collections with respect to the 32 Sixth Avenue
            Pooled Mortgage Loan is dependent on its receipt of the
            corresponding information and/or collections from the BSCMSI
            2007-PWR16 Master Servicer or the BSCMSI 2007-PWR16 Special
            Servicer.

      o     The mortgage loans that form the 32 Sixth Avenue Loan Group will become specially serviced mortgage loans if specified events occur with respect to any of those mortgage loans, which events are substantially similar to the Servicing Transfer Events. If the 32
            Sixth Avenue Loan Group becomes specially serviced, the BSCMSI
            2007-PWR16 Special Servicer will be entitled to (among other things)
            special servicing fees, workout fees and/or liquidation fees with respect to the 32 Sixth Avenue Pooled Mortgage Loan that arise and are payable in a manner and to an extent that is substantially similar to the special servicing fees, workout fees and/or liquidation fees that are payable to the special servicer under the series 2007-PWR17 pooling and servicing agreement with respect to other pooled mortgage loans.

      o     The representative of the holder of a majority of the "controlling class" under the BSCMSI 2007-PWR16 Pooling and Servicing Agreement generally has the right to replace the BSCMSI 2007-PWR16 Special
            Servicer (with or without cause) as the special servicer for the 32
            Sixth Avenue Loan Group, after consultation with the holder of the
            32 Sixth Avenue Pooled Mortgage Loan (which for this purpose will be the series 2007-PWR17 controlling class representative), but conditions to a replacement include (among other things) delivery of confirmation from each of S&P and Fitch to the effect that the replacement will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series
            2007-PWR17 certificates.

      o     In general, the respective parties to the BSCMSI 2007-PWR16 Pooling and Servicing Agreement (and the series 2007-PWR16 controlling class representative) have similar limitations on liability and rights to reimbursement and/or indemnification as do the respective parties to the series 2007-PWR17 pooling and servicing agreement (and the series 2007-PWR17 controlling class representative).

      o     The respective parties to the series 2007-PWR17 pooling and servicing agreement will have no obligation or authority to supervise the respective parties to the BSCMSI 2007-PWR16 Pooling and Servicing Agreement (but this will not relieve of them of liabilities they may otherwise have in their capacities as parties to the BSCMSI 2007-PWR16 Pooling and Servicing Agreement).

                                      S-159

      The Fairlane Woods Loan Group

      The Fairlane Woods Pooled Mortgage Loan (which represents 0.7% of the initial mortgage pool balance and 6.3% of the initial loan group 2 balance) and the Fairlane Woods Non-Pooled Subordinate Loan have the same borrower and are secured by the same mortgage instrument encumbering the Fairlane Woods Mortgaged
Property. The Fairlane Woods Non-Pooled Subordinate Loan is not an asset of the trust, but will be serviced pursuant to the series 2007-PWR17 pooling and servicing agreement. The Fairlane Woods Non-Pooled Subordinate Loan has an
original principal balance of $1,650,000, an interest rate equal to 6.37% and the same maturity date as the Fairlane Woods Pooled Mortgage Loan.

      Set forth below is a general description of the rights granted to the related Non-Pooled Subordinate Loan Noteholder under the Fairlane Woods Loan
Group pursuant to the collective arrangements evidenced by the related Mortgage
Loan Group Intercreditor Agreement and the series 2007-PWR17 pooling and servicing agreement.

      Application of Funds. For so long as there exists and is continuing with respect to the Fairlane Woods Loan Group (i) a monetary event of default or (ii)
any non-monetary event of default that causes the applicable pooled mortgage loan and the Fairlane Woods Non-Pooled Subordinate Loan to become specially serviced mortgage loans (unless the Fairlane Woods Non-Pooled Subordinate
Noteholder has cured such default), the Fairlane Woods Intercreditor Agreement requires that all amounts received in respect of those loans (excluding certain required reserves or reimbursements received on account of recoveries in respect of advances and all amounts due, payable or reimbursable to any servicer or the trustee, including without limitation advances made in connection with the
Fairlane Woods Loan Group, together with accrued and unpaid interest thereon) be applied to pay accrued and unpaid interest (other than Default Interest) and principal (until such amounts have been paid in full) payable on the applicable pooled mortgage loan prior to paying interest or principal to the holder of the
Fairlane Woods Non-Pooled Subordinate Loan. Prior to such an event of default
(or if such an event of default exists but the Fairlane Woods Non-Pooled
Subordinate Noteholder has cured that event of default), such amounts (with the same exclusions) will generally be applied to pay first, accrued and unpaid interest (other than Default Interest) and then, principal then due (and principal prepayments) on the applicable pooled mortgage loan and on the
Fairlane Woods Non-Pooled Subordinate Loan on a pro rata basis according to the respective outstanding principal balances of those loans.

      The Fairlane Woods Non-Pooled Subordinate Noteholder will be an affiliate of the related sponsor and mortgage loan seller and the applicable master servicer.

      The Fairlane Woods Non-Pooled Subordinate Noteholder may have relationships and interests that conflict with those of the series 2007-PWR17 certificateholders. It has no obligations to the series 2007-PWR17 certificateholders and may act solely in its own interests. No series 2007-PWR17 certificateholder may take any action against the Fairlane Woods Non-Pooled
Subordinate Noteholder for acting solely in its own interests.

      Cure and Purchase Rights. The Fairlane Woods Non-Pooled Subordinate
Noteholder will be entitled (subject to certain terms and conditions set forth in the Fairlane Woods Intercreditor Agreement) to cure a monetary event of default or any other event of default that may be cured by the payment of money, in each case after the later of its receipt of notice of such event of default or the expiration of the grace period. However, (i) there may not be more than nine "cure events" over the life of the Fairlane Woods Loan Group, (ii) there may not be more than three consecutive "cure events" and (iii) there may not be more than six "cure events", whether or not consecutive, in any 12-month period.
For purposes of the foregoing, an individual "cure event" will have a duration equal to, in the event of a delinquent monthly debt service payment, the next due date and, in the case of any other monetary event of default or non-monetary event of default capable of being cured by the payment of money, the one-month period for which the Fairlane Woods Non-Pooled Subordinate Noteholder has
exercised its cure rights. In addition, the Fairlane Woods Non-Pooled
Subordinate Noteholder will be entitled (subject to certain terms and conditions set forth in the Fairlane Woods Intercreditor Agreement), to purchase the related pooled mortgage loan (in whole but not in part) for a purchase price equal to the Purchase Price if an event of default under the Fairlane Woods Loan
Group has occurred and the Fairlane Woods Loan Group becomes specially serviced or if the trust is being terminated. The purchase price will not include any prepayment premium or yield maintenance charge.

      The MezzCap Mortgage Loan Groups

      With respect to the mortgaged property identified on Appendix B to this prospectus supplement as Fairfield Inn - Chantilly, VA, which represents security for approximately 0.3% of the initial mortgage pool balance (and 0.4%
of the initial loan group 1 balance), the mortgage on the related mortgaged property also secures a Non-Pooled Subordinate Loan, which

                                      S-160

had an original principal balance of $695,000. The Fairfield Inn - Chantilly, VA
Non-Pooled Subordinate Loan has an interest rate of 12.25% per annum and an original term of 10 years. The Fairfield Inn - Chantilly, VA Pooled Mortgage
Loan and the Fairfield Inn - Chantilly, VA Non-Pooled Subordinate Loan are
cross-defaulted.

      With respect to the mortgaged property identified on Appendix B to this prospectus supplement as Hampton Inn - Woodbridge, VA, which represents security for approximately 0.3% of the initial mortgage pool balance (and 0.4% of the initial loan group 1 balance), the mortgage on the related mortgaged property also secures a Non-Pooled Subordinate Loan, which had an original principal balance of $635,000. The Hampton Inn - Woodbridge, VA Non-Pooled Subordinate
Loan has an interest rate of 12.75% per annum and an original term of 10 years.
The Hampton Inn - Woodbridge, VA Pooled Mortgage Loan and the Hampton Inn -
Woodbridge, VA Non-Pooled Subordinate Loan are cross-defaulted.

      Each Non-Pooled Subordinate Loan included in a MezzCap Mortgage Loan Group is currently owned by MezzCap Finance, LLC, a third party unaffiliated with the mortgage loan seller. Each Non-Pooled Subordinate Loan included in a MezzCap
Mortgage Loan Group will not be an asset of the trust, but such Non-Pooled
Subordinate Loan and the related pooled mortgage loan will be serviced pursuant to the series 2007-PWR17 pooling and servicing agreement and the related
Mortgage Loan Group Intercreditor Agreement for the benefit of the holders thereof collectively.

      Distributions. The Mortgage Loan Group Intercreditor Agreement for each
MezzCap Mortgage Loan Group generally provides as follows:

      o     The rights of the holder of the pooled mortgage loan included in such MezzCap Mortgage Loan Group (such loan, the related "MezzCap
            A-Note Pooled Mortgage Loan") to receive payments of interest, principal and other amounts is senior to the rights of the related
            Non-Pooled Subordinate Noteholder.

      o     If no MezzCap Mortgage Loan Group Material Default (as defined below) has occurred and is continuing (or if a MezzCap Mortgage Loan
            Group Material Default has occurred but is not continuing) with respect to such MezzCap Mortgage Loan Group, the borrower will make separate monthly payments of principal and interest to the holders of the related MezzCap A-Note Pooled Mortgage Loan and the related
            Non-Pooled Subordinate Loan. For each MezzCap Mortgage Loan Group, a
            "MezzCap Mortgage Loan Group Material Default" consists of any of the following events: (a) the acceleration of the related MezzCap
            A-Note Pooled Mortgage Loan or the related Non-Pooled Subordinate
            Loan; (b) the existence of a continuing monetary event of default;
            or (c) an event of default caused by the filing of a bankruptcy or insolvency action by, or against, the related borrower or by the related borrower otherwise being the subject of a bankruptcy or insolvency proceeding.

      o     If a MezzCap Mortgage Loan Group Material Default has occurred and is continuing with respect to such MezzCap Mortgage Loan Group, or if a partial or full prepayment of such MezzCap Mortgage Loan Group results from the payment of insurance proceeds or condemnation awards, the holder of the related Non-Pooled Subordinate Loan will not be entitled to receive payments of principal or interest until the holder of the related MezzCap A-Note Pooled Mortgage Loan receives the unreimbursed costs and expenses of the applicable master servicer or the trustee to the extent payable under the series 2007-PWR17 pooling and servicing agreement with respect to such MezzCap Mortgage Loan Group, including unreimbursed advances
            (including advance interest), accrued and unpaid servicing fees and other servicing compensation, accrued and unpaid interest (excluding default interest), the outstanding principal balance and its percentage interest of any prepayment or yield maintenance premium actually paid.

      Consent to Modifications. In connection with each MezzCap Mortgage Loan
Group, both (i) the series 2007-PWR17 pooling and servicing agreement provides that the series 2007-PWR17 controlling class representative will generally have the rights otherwise described under "Servicing of the Mortgage Loans Under the
Series 2007-PWR17 Pooling and Servicing Agreement--The Series 2007-PWR17
Controlling Class Representative--Rights and Powers of Controlling Class
Representative" with respect to the pooled mortgage loans generally and (ii) the related Mortgage Loan Group Intercreditor Agreement requires that the applicable master servicer and the special servicer obtain the prior written consent of the related Non-Pooled Subordinate Noteholder with respect to any Material Action involving such MezzCap Mortgage Loan Group, unless the related Non-Pooled
Subordinate Noteholder's right to purchase the MezzCap A-Note Pooled Mortgage
Loan (as described under "--Purchase Option" below) has expired. In any case, the series 2007-PWR17 controlling class

                                      S-161

representative will have the right to consult with the applicable master servicer and the special servicer, at any time, regarding each MezzCap Mortgage
Loan Group.

      Notwithstanding any approval or disapproval of, or right to approve or disapprove, any Material Action by a Non-Pooled Subordinate Noteholder under a
MezzCap Mortgage Loan Group, no modification of a Mortgage Loan Group may adversely affect the REMIC status of any REMIC under the series 2007-PWR17 pooling and servicing agreement or result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC provisions of the
Internal Revenue Code. In addition, neither the applicable master servicer nor the special servicer may agree to any modification of a MezzCap Mortgage Loan
Group if such modification would constitute a "significant modification" of either the related MezzCap A-Note Pooled Mortgage Loan under the series
2007-PWR17 pooling and servicing agreement or under the related Non-Pooled
Subordinate Loan under any pooling and servicing agreement affecting such
Non-Pooled Subordinate Loan under the REMIC provisions of the Internal Revenue
Code (unless such modification is permitted by such REMIC provisions).

      In no event will the applicable master servicer or the special servicer for a MezzCap Mortgage Loan Group be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction or be inconsistent with the Servicing Standard. In addition, if, during the period of time during which the holder of the related Non-Pooled Subordinate Loan or its designee has the right to purchase the related MezzCap A-Note Pooled
Mortgage Loan (as described under "--Purchase Option" below), the applicable master servicer or the special servicer, as the case may be, determines that immediate action is necessary to protect the interests of the holders of the related MezzCap Mortgage Loan Group (as a collective whole), that master servicer or special servicer, as the case may be, may agree to any such modification without obtaining the prior written consent of (but after giving at least three business days' prior written notice to) the holder of the related
Non-Pooled Subordinate Loan (provided that such modification would not violate the REMIC provisions of the Internal Revenue Code).

      Cure Rights. The holder of the Non-Pooled Subordinate Loan under each
MezzCap Mortgage Loan Group does not have any rights to cure any defaults with respect to such MezzCap Mortgage Loan Group.

      Purchase Option. Upon the occurrence of any one of certain defaults that are set forth in the related Mortgage Loan Group Intercreditor Agreement (which defaults generally include that (i) any payment of principal or interest under a
MezzCap Mortgage Loan Group is 90 or more days delinquent, (ii) the principal balance of either a MezzCap A-Note Pooled Mortgage Loan or the related
Non-Pooled Subordinate Loan is not paid at maturity or (iii) a MezzCap Mortgage
Loan Group Material Default occurs), the holder of the related Non-Pooled
Subordinate Loan will have the right to purchase the related MezzCap A-Note
Pooled Mortgage Loan at a purchase price determined under the intercreditor agreement and generally equal to the sum of (a) the outstanding principal balance of the MezzCap A-Note Pooled Mortgage Loan, (b) accrued and unpaid interest on such principal balance (excluding any default interest or other late payment charges), (c) any unreimbursed advances made by the applicable master servicer, the special servicer or the series 2007-PWR17 trustee with respect to the related MezzCap A-Note Pooled Mortgage Loan, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with the enforcement of the MezzCap A-Note Pooled Mortgage Loan by the applicable master servicer or the special servicer, (e) any unreimbursed interest on any principal and interest advances made by the applicable master servicer or the series 2007-PWR17 trustee with respect to the related MezzCap
A-Note Pooled Mortgage Loan, (f) master servicing fees, special servicing fees and trustee's fees payable under the series 2007-PWR17 pooling and servicing agreement prior to the date of repurchase (excluding any "success fees" or similar fees or termination compensation) and (g) out of pocket expenses incurred by the applicable master servicer, the special servicer or the series
2007-PWR17 trustee with respect to the MezzCap Mortgage Loan Group together with advance interest thereon. The right of the Non-Pooled Subordinate Noteholder under each MezzCap Mortgage Loan Group to purchase the related MezzCap A-Note
Pooled Mortgage Loan is subject to that holder giving irrevocable written notice of its intent to purchase within 30 days following receipt from the holder of the related MezzCap A-Note Pooled Mortgage Loan of notice of such right.

      PCFII Mortgage Loan Groups

      The Pooled Mortgage Loan included in each PCFII Mortgage Loan Group and the related Non-Pooled Subordinate Loan have the same borrowers and are secured by the same mortgage instruments encumbering the related mortgaged property.
None of those Non-Pooled Subordinate Loans will be assets of the trust, but each of those Non-Pooled Subordinate Loans and the respective related pooled mortgage loans will be serviced pursuant to the series 2007-PWR17 pooling and servicing agreement for the benefit of the holders thereof collectively. The Graceland
Shopping Center Non-Pooled

                                      S-162

Subordinate Loan has an original principal balance of $500,000 and an interest rate of 7.03% per annum. The holder of the Graceland Shopping Center Non-Pooled
Subordinate Loan may provide, in its sole discretion, to the related borrower an additional advance on the Graceland Shopping Center Non-Pooled Subordinate Loan,
thereby increasing the outstanding principal balance of the Graceland Shopping
Center Non-Pooled Subordinate Loan, subject to the satisfaction of certain conditions set forth in the related loan documents, including: (i) the combined loan-to-value ratio of the Graceland Shopping Center Loan Group and such additional advance is not greater than 65%; and (ii) the combined debt service coverage ratio of the Graceland Shopping Center Loan Group and such additional advance is not less than 1.40x. The Parkwood Apartments Non-Pooled Subordinate
Loan has an original principal balance of $500,000 and an interest rate of
6.568% per annum. Each of those Non-Pooled Subordinate Loans has the same maturity date as (but a different mortgage interest rate than) the related pooled mortgage loan. Each of the Non-Pooled Subordinate Loans is currently held by an affiliate of the related mortgage loan seller.

      Pursuant to the terms of the applicable Mortgage Loan Group Intercreditor
Agreement, the holder of each of the PCFII Non-Pooled Subordinate Loans has the right to direct the applicable master servicer with respect to various servicing matters (including substitution or release of any of the related mortgaged properties) affecting the applicable Mortgage Loan Group as described under "--
PCFII Non-Pooled Subordinate Noteholders." In addition, the holder of each of the PCFII Non-Pooled Subordinate Loans has the right (i) to replace the special servicer for the applicable Mortgage Loan Group under the conditions described under "Servicing of the Mortgage Loans Under the Series 2007-PWR17 Pooling and
Servicing Agreement--Replacement of The Special Servicer" and (ii) whether or not a PCFII Change of Control Event has occurred, (a) to cure a monetary event of default within 10 days after the later of its receipt of notice of such event of default or the expiration of the applicable notice and grace periods; (b) to cure a non-monetary default, within 30 days following the later of receipt of notice of such event of default or the expiration of the applicable notice and grace periods and (c) to purchase the PCFII Pooled Mortgage Loan (in whole but not in part) if an event of default under the related Mortgage Loan Group has occurred and such Mortgage Loan Group becomes specially serviced. See "Servicing of the Mortgage Loans Under the Series 2007-PWR17 Pooling and Servicing
Agreement--Replacement of The Special Servicer" and "Description of the Mortgage
Pool--Certain Characteristics of the Mortgage Pool--Pari Passu, Subordinate
and/or Other Financing--Split Loan Structures--PCFII Mortgage Loan Groups
--PCFII Non-Pooled Subordinate Noteholders" in this prospectus supplement.

      If a monetary event of default (as to which the applicable Non-Pooled
Subordinate Noteholder or its designee is not curing in accordance with the applicable Mortgage Loan Group Intercreditor Agreement) has occurred and is continuing with respect to a pooled mortgage loan in a PCFII Mortgage Loan
Group, or a material non-monetary event of default (as to which the applicable
Non-Pooled Subordinate Noteholder or its designee is not curing in accordance with the applicable Mortgage Loan Group Intercreditor Agreement) has occurred and is continuing at a time when the related pooled mortgage loan is being specially serviced, then the aggregate amount of all payments and other collections will be applied to pay accrued and unpaid interest and principal and certain other amounts described in the related Mortgage Loan Group Intercreditor
Agreement on the related pooled mortgage loan until the related pooled mortgage loan is paid in full, prior to paying interest or principal to the holder of the applicable Non-Pooled Subordinate Loan. At all other times, amounts received and other collections with respect to the applicable Mortgage Loan Group will generally be applied, first, to pay accrued and unpaid interest (other than
Default Interest) and principal then due on the related pooled mortgage loan, and any principal prepayment allocable to the pooled mortgage loan under the related mortgage loan documents, and, then, to pay accrued and unpaid interest
(other than Default Interest) and principal then due on the related Non-Pooled
Subordinate Loan, and any principal prepayments allocable to the related
Non-Pooled Subordinate Loan under the related mortgage loan documents.

      PCFII Non-Pooled Subordinate Noteholders. With respect to each PCFII
Mortgage Loan Group, except under the circumstances described below, neither the applicable master servicer nor the special servicer will be permitted to take
(or, in the case of the special servicer, if and when appropriate, to consent to the applicable master servicer's taking), at any time (whether or not an event of default under the applicable PCFII Mortgage Loan Group documents has occurred) any Material Action (but only if the special servicer is required to consent to, or consult with any other servicer about, or otherwise share in the servicing responsibility of processing a decision regarding any such action ), unless the applicable master servicer or special servicer has notified the related Non-Pooled Subordinate Noteholder of such proposed action in writing, and that Non-Pooled Subordinate Noteholder has not objected in writing within 5 business days (if the applicable PCFII Mortgage Loan Group is not specially serviced) or 10 business days (if the applicable PCFII Mortgage Loan Group is specially serviced) following that Non-Pooled Subordinate Noteholder's having been notified and provided with all information that such Non-Pooled Subordinate
Noteholder reasonably requests with respect to the proposed action; provided that, in the event that the applicable master servicer or special servicer determines that immediate action is necessary to protect the interests of the certificateholders and the applicable related Non-Pooled Subordinate Noteholder
(as a collective whole), the applicable

                                      S-163

master servicer or special servicer may take (or, in the case of the special servicer, may consent to the master servicer's taking) any such action without waiting for the related Non-Pooled Subordinate Noteholder's response.

      Notwithstanding the foregoing, no advice, direction or objection given or made by the applicable Non-Pooled Subordinate Noteholder for a PCFII Mortgage
Loan Group may, and the applicable master servicer and the special servicer are each to ignore any advice, direction or objection so given that in its reasonable judgment:

      o     would require, cause or permit such servicer to violate applicable law, any provision of the applicable Mortgage Loan Group
            Intercreditor Agreement or the series 2007-PWR17 pooling and servicing agreement, including that party's obligation to act in accordance with the Servicing Standard; or

      o     result in an adverse tax consequence for the trust fund.

      Furthermore, the applicable master servicer or the special servicer will not be obligated to seek approval from the applicable Non-Pooled Subordinate
Noteholder for a PCFII Mortgage Loan Group for any actions to be taken by such servicer with respect to the workout or liquidation of that PCFII Mortgage Loan
Group if:

      o     the applicable master servicer or special servicer has, as provided in the second preceding paragraph notified the applicable Non-Pooled
            Subordinate Noteholder in writing of various actions that the applicable master servicer or special servicer proposes to take with respect to the workout or liquidation of the applicable PCFII
            Mortgage Loan Group; and

      o     for 90 days following the first such notice, the applicable related
            Non-Pooled Subordinate Noteholder has objected to all of those proposed actions and has failed to suggest any alternative actions that the applicable master servicer or special servicer considers to be consistent with the Servicing Standard.

      Notwithstanding the foregoing, the Non-Pooled Subordinate Noteholder of any PCFII Mortgage Loan Group will not have the rights otherwise described above for so long as a PCFII Change of Control Event exists with respect to that PCFII
Mortgage Loan Group.

      In addition, each related Non-Pooled Subordinate Noteholder for a PCFII
Mortgage Loan Group will be entitled (subject to certain terms and conditions set forth in the applicable Mortgage Loan Group Intercreditor Agreement) to cure monetary and non-monetary events of default under the applicable Mortgage Loan
Group, in which case the special servicer will refrain from taking any action against the related borrower, any related guarantor or any related mortgaged property. The related Non-Pooled Subordinate Noteholder may exercise such right to cure within 10 days (with respect to monetary events of default) or 30 days
(with respect to non-monetary events of default) after the later of receipt of notice or the expiration of the applicable grace period. Notwithstanding the foregoing, no related Non-Pooled Subordinate Noteholder will be required to pay or reimburse any person amounts which constitute prepayment premiums, default interest, late charges, special servicing fees (to the extent the related
Mortgage Loan Group is not then specially serviced), workout fees and/or liquidation fees. So long as a monetary default exists for which a cure payment permitted under the applicable Mortgage Loan Group Intercreditor Agreement is made, or a non-monetary default exists for which the related Non-Pooled
Subordinate Noteholder (or its designee) is pursuing a cure within the applicable cure period and in accordance with the terms of such Mortgage Loan
Group Intercreditor Agreement, such monetary default or non-monetary default will not be treated as a default under the loan documents by the applicable master servicer or special servicer; but such limitation will not prevent the applicable master servicer or special servicer from collecting default interest or late charges.

      The applicable Non-Pooled Subordinate Noteholder for each PCFII Mortgage
Loan Group will also have the option to purchase the related Pooled Mortgage
Loan if an event of default under that PCFII Mortgage Loan Group occurs and that
PCFII Mortgage Loan Group becomes specially serviced. If and for so long as each
PCFII Mortgage Loan Group remains specially serviced and, further, upon the earliest to occur of: (i) any monthly payment becoming at least 60 days delinquent, (ii) immediately prior to the related Non-Pooled Subordinate
Noteholder losing its control rights under the applicable Mortgage Loan Group
Intercreditor Agreement (provided that an event of default either has occurred and is continuing or is reasonably foreseeable), and (iii) the initiation of foreclosure proceedings or any other enforcement action by the special servicer, such related Non-Pooled Subordinate Noteholder may, at its option, purchase or designate another person to purchase the related pooled mortgage loan at the purchase price set forth in, and in accordance with the requirements of, the

                                      S-164

applicable Mortgage Loan Group Intercreditor Agreement, which price is generally not less than the outstanding principal balance of the Pooled Mortgage Loan and accrued and unpaid interest thereon. No workout fee, liquidation fee or similar fee payable to the applicable master servicer or special servicer for a PCFII
Mortgage Loan Group will be payable by the related Non-Pooled Subordinate
Noteholder if (i) the series 2007-PWR17 pooling and servicing agreement does not expressly provide for payment of such liquidation fees by such related
Non-Pooled Subordinate Noteholder or (ii) with respect to any liquidation fee which is expressly required to be paid under the series 2007-PWR17 pooling and servicing agreement in connection with such purchase by such related Non-Pooled
Subordinate Noteholder, the related Pooled Mortgage Loan is purchased within 90 days of the later of the transfer of the applicable PCFII Mortgage Loan Group to the special servicer and the receipt by such related Non-Pooled Subordinate
Noteholder of written notice from the special servicer that such transfer has taken place. Furthermore, the related Non-Pooled Subordinate Noteholder will not be required to pay any amounts payable by the related mortgage borrower as exit fees or any other charges or fees, prepayment premiums, make-whole premiums, yield maintenance amounts or similar charges, as part of such purchase price.
The foregoing purchase rights of such related Non-Pooled Subordinate Noteholder do not apply to any REO Property related to a PCFII Mortgage Loan Group and will terminate upon the completion of the foreclosure of the related mortgaged property or the acceptance of a deed in lieu of foreclosure with respect to such mortgaged property. See "Description of the Mortgage Pool - Certain
Characteristics of the Mortgage Pool - Pari Passu, Subordinate and/or Other
Financing" in this prospectus supplement.

      The initial Non-Pooled Subordinate Noteholder for each PCFII Mortgage Loan
Group will be Principal Life Insurance Company or an affiliate thereof.
Principal Life Insurance Company is an affiliate of the related mortgage loan seller and related primary servicer for each of those Mortgage Loan Groups.

      The applicable Non-Pooled Subordinate Noteholder for each PCFII Mortgage
Loan Group may have relationships and interests that conflict with those of the series 2007-PWR17 certificateholders. It has no obligations to the series
2007-PWR17 certificateholders and may act solely in its own interests. No series
2007-PWR17 certificateholder may take any action against a Non-Pooled
Subordinate Noteholder for acting solely in its own interests.

      When reviewing the "Servicing of the Mortgage Loans Under the Series
2007-PWR17 Pooling and Servicing Agreement" section in this prospectus supplement, it is important that you consider the effects that the rights and powers of the related Non-Pooled Subordinate Noteholders discussed above could have on the actions of the applicable master servicer or special servicer.

      OTHER PROPERTY-SECURED FINANCING AND MEZZANINE AND SIMILAR FINANCING

      Existing (Secured Financing and Mezzanine and Similar Financing)

      The following table summarizes information regarding:

      o     existing secondary financing secured by the mortgaged property
            (other than in connection with split loan structures), and/or

      o     existing mezzanine and similar financing incurred by one or more owners of the borrower that is secured by a pledge of all or a portion of that owner's direct or indirect equity interests in the borrower.

                                      S-165

                                                                                                              TRANSFER
                                                                                                              OF MORE
                                                                                                              THAN 49%
                                                                                                              INTEREST
                                                                                                              IN OTHER
                                                                          OTHER                    OTHER      LOAN IS       OTHER
                                                                          LENDER                  LENDER     PROHIBITED    LOAN IS
                                                                           HAS                      HAS       WITHOUT     PRESENTLY
                                                                         EXECUTED      OTHER     DEFAULTED     RATING      HELD BY
                                                                         OR WILL     LENDER HAS    LOAN        AGENCY      RELATED
                              % OF                         ORIGINAL      EXECUTE    CURE RIGHTS  PURCHASE   CONFIRMATION   MORTGAGE
                            INITIAL                        PRINCIPAL    INTERCRED-      FOR       OPTION      (UNLESS        LOAN
                            MORTGAGE                        AMOUNT         ITOR       MORTGAGE    FOR THE       TO A        SELLER
  MORTGAGE LOAN/PROPERTY      POOL                         OF OTHER     OR SIMILAR      LOAN     MORTGAGE    QUALIFIED      (OR AN
     PORTFOLIO NAMES        BALANCE      TYPE OF DEBT        DEBT       AGREEMENT     DEFAULTS     LOAN     TRANSFEREE)   AFFILIATE)
------------------------------------------------------------------------------------------------------------------------------------

RRI Hotel Portfolio           5.7%     Mezzanine (1)      $164,000,000     Yes          Yes         Yes         Yes          (1)
Coastal Sunbelt Warehouse     0.3%     Mezzanine          $  2,000,000     Yes          Yes         No           No          Yes
Kent Business Center          0.3%     Mezzanine(2)       $  5,000,000     Yes          Yes         No           No           No
Radisson Scranton             0.3%     Property- Secured  $    250,000     Yes          Yes         No           No           No
Bridgeport Apartments         0.2%     Mezzanine          $  1,110,000     Yes           No         No           No           No

(1)   The indirect owners of the borrower have incurred existing mezzanine debt in the amount of approximately $164,000,000, which mezzanine debt is not held by the related mortgage loan seller or an affiliate thereof. The mezzanine debt is secured by the indirect equity interest in the borrowers under the RRI Hotel Portfolio Loan Group and indirectly by (a) additional
      Red Roof Inn hotels and (b) related interests owned by owners of the borrower, neither of which is part of the RRI Hotel Portfolio Properties.
      Additionally, the mezzanine debt is subordinate to mortgage debt on such other properties. A default under the mezzanine debt may result in a change in control of the borrower under the RRI Hotel Portfolio Loan Group and such default may arise from circumstances that are unrelated to the operation of the mortgaged properties that secured the RRI Hotel Portfolio
      Loan Group. The estimated allocation of such mezzanine debt to the RRI
      Hotel Portfolio Properties is approximately $66,000,000; such allocation is based on the allocated cost to each separate asset with respect to the acquisition of the borrower. Additionally, the owners of the borrowers under the RRI Hotel Portfolio Loan Group have incurred a $1.00 mezzanine loan secured by equity interest in the borrowers under the RRI Hotel
      Portfolio Loan Group, which mezzanine loan is held by the related mortgage loan seller or an affiliate thereof.

(2)   The pooled mortgage loan also allows mezzanine indebtedness to be incurred in the future. See "--Permitted In Future (Secured Financing and Mezzanine
      and Similar Financing)" below.

      Except as otherwise indicated in the table:

      o     in cases where the transfer of the other loan is restricted, any transferee of all or a greater than 49% interest in the mezzanine loan must meet certain financial and other qualifications, unless confirmation has been obtained from each Rating Agency that the transfer would not result in the downgrade, withdrawal or
            qualification of the then current ratings on the series 2007-PWR17 certificates; and

      o     in cases where the other lender has a purchase option, if the pooled mortgage loan is in default beyond the expiration of applicable grace and cure periods, the junior lender generally has the right to purchase the pooled mortgage loan, in whole and not in part, for a price that is not less than the outstanding principal balance thereof and all accrued and unpaid interest thereon (but generally excluding any late payment fees, default interest or prepayment premium).

      For a discussion of existing financing involving real properties related to split loan structures, see "--Split Loan Structures" above and "Appendix
D--Summaries of the Ten Largest Mortgage Loans" in this prospectus supplement.

      Permitted In Future (Secured Financing and Mezzanine and Similar
Financing)

      The following table summarizes information regarding the circumstances under which the borrowers or their owners are permitted to incur:

      o     secondary financing secured by the mortgaged property, and/or

                                      S-166

      o     mezzanine and similar financing secured by a pledge of all or a portion of an owner's direct or indirect equity interests in the borrower.

                                                                                             MINIMUM        MAXIMUM       MORTGAGE
                                                                              OTHER       COMBINED DEBT     COMBINED       LENDER
                                % OF                         MAXIMUM       LENDER MUST       SERVICE       LTV RATIO     ALLOWED TO
                              INITIAL                       PRINCIPAL        EXECUTE     COVERAGE RATIO        OF         REQUIRE
                              MORTGAGE                       AMOUNT       INTERCREDITOR    OF MORTGAGE      MORTGAGE       RATING
 MORTGAGE LOAN/PROPERTY         POOL     TYPE OF DEBT     PERMITTED (IF    OR SIMILAR    LOAN AND OTHER     LOAN AND       AGENCY
      PORTFOLIO NAMES         BALANCE     PERMITTED      SPECIFIED) (1)     AGREEMENT         LOAN         OTHER LOAN   CONFIRMATION
---------------------------   --------   -------------   ---------------  -------------  ---------------   ----------   ------------

DRA / Colonial Office
    Portfolio                   7.6%        Mezzanine          N/A            Yes             1.20x            80%          Yes
Bank of America Center          7.1%        Mezzanine          N/A            Yes             1.10x            80%          Yes
Westin Building                 3.4%        Mezzanine          N/A            Yes             1.20x            80%           No
AMLI Midtown                    1.4%        Mezzanine          N/A            Yes             1.20x            85%          Yes
32 Sixth Avenue                 1.2%        Mezzanine      $10,000,000        Yes             1.25x            N/A          Yes
                                          Mezzanine or
                                            Property
Graceland Shopping Center       1.0%       Secured(2)          N/A            Yes             1.40x            65%          Yes
Hilton Garden Inn -
   Cupertino                    0.8%        Mezzanine          N/A            Yes             1.20x            80%          Yes
Space Center Storage
   Portfolio                    0.7%        Mezzanine          N/A            Yes             1.15x            80%          Yes
Promenade Shopping Center       0.7%        Mezzanine          N/A            Yes             1.05x            85%          Yes
TJ Maxx Plaza                   0.5%        Mezzanine          N/A            Yes              N/A             90%          Yes
                                            Property-
Town Center Plaza               0.5%       Secured(3)          N/A             No             1.20x            80%           No
Parkwood Apartments             0.4%        Mezzanine          N/A            Yes             1.50x            60%          Yes
Rock Shadows RV Park            0.4%        Mezzanine          N/A            Yes             1.20x            85%          Yes
Ramada Newark Airport           0.4%        Mezzanine          N/A            Yes             1.30x            75%          Yes
Miramar Commercial Center       0.4%        Mezzanine          N/A            Yes             2.00x            70%          Yes
PGA Professional Center         0.4%        Mezzanine          N/A            Yes             1.10x            85%          Yes
                                            Property-
Palmetto Place Apartments       0.4%         Secured           N/A            Yes             1.10x            85%          Yes
Hampton Inn and Suites -
   Natomas                      0.4%        Mezzanine          N/A            Yes             1.25x            80%          Yes
Holiday Inn Express -
   Natomas                      0.4%        Mezzanine          N/A            Yes             1.25x            80%          Yes
Maple Brook Apartments          0.3%     Mezzanine(4)          N/A            Yes             1.10x            85%           No
Doc Stone Commons               0.3%        Mezzanine          N/A            Yes             1.20x            80%          Yes
Radisson Chicago O'Hare
   Airport                      0.3%        Mezzanine          N/A            Yes             1.10x            80%          Yes
Eagle Landing Apartments        0.3%        Mezzanine          N/A            Yes             1.15x            80%          Yes
Richmond Apartment
   Portfolio                    0.3%        Mezzanine          N/A            Yes             1.10x            80%          Yes
                                            Property-
Hillcrest Shopping Center       0.3%      Secured(5)           N/A             No             1.20x            80%           No
Kent Business Center            0.3%     Mezzanine(6)          N/A            Yes             1.15x            75%          Yes
                                            Property-
Zinfandel Ranch Apartments      0.3%         Secured           N/A            Yes             1.25x            70%          Yes

                                      S-167

                                                                                             MINIMUM        MAXIMUM       MORTGAGE
                                                                              OTHER       COMBINED DEBT     COMBINED       LENDER
                                % OF                         MAXIMUM       LENDER MUST       SERVICE       LTV RATIO     ALLOWED TO
                              INITIAL                       PRINCIPAL        EXECUTE     COVERAGE RATIO        OF         REQUIRE
                              MORTGAGE                       AMOUNT       INTERCREDITOR    OF MORTGAGE      MORTGAGE       RATING
 MORTGAGE LOAN/PROPERTY         POOL     TYPE OF DEBT     PERMITTED (IF    OR SIMILAR    LOAN AND OTHER     LOAN AND       AGENCY
      PORTFOLIO NAMES         BALANCE     PERMITTED      SPECIFIED) (1)     AGREEMENT         LOAN         OTHER LOAN   CONFIRMATION
---------------------------   --------   -------------   ---------------  -------------  ---------------   ----------   ------------

Hilton Garden Inn - Wichita     0.3%      Mezzanine (7)        N/A             No             1.25x (7)        85% (7)       No
Fieldstone Plaza                0.3%        Mezzanine          N/A            Yes             1.30x            85%          Yes
                                            Property-
Iron Horse Apartments           0.2%         Secured           N/A            Yes             1.20x            80%          Yes
Iskalo Office and Retail                    Property-
   Portfolio                    0.2%         Secured           N/A             No             1.30x            75%           No
Maple Tree Inn                  0.2%        Mezzanine          N/A            Yes             1.30x            70%          Yes
Aspenwood Apartments            0.2%     Mezzanine(4)          N/A            Yes             1.10x            85%           No
                                            Property-
Pleasant View Apartments        0.2%       Secured (8)         N/A            Yes             1.20x            75%           No
Triad East Office Building      0.2%        Mezzanine      $20,000,000        Yes              N/A             N/A           No
820 Kifer Road                  0.2%        Mezzanine          N/A            Yes             1.15x            75%          Yes
10471 Grant Line                0.1%        Mezzanine          N/A            Yes             1.20x            70%          Yes
Bunsen Celsius I Portfolio      0.1%        Mezzanine          N/A            Yes             1.70x            55%          Yes
                                            Property-
Auto Palace                     0.1%      Secured (9)          N/A             No             1.20x            80%           No

(1)   Indicates the maximum principal amount (if any) that is specifically stated in the mortgage loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt service coverage ratio or loan-to-value ratio conditions.

(2)   The loan documents permit either (i) an additional advance on the related non-pooled mortgage loan or (ii) mezzanine indebtedness, in each case, subject to the satisfaction of certain conditions, including the conditions shown in this table.

(3)   Property-secured indebtedness is permitted only after the fourth anniversary of the funding date of the loan (December 21, 2005).

(4)   Mezzanine indebtedness is permitted only with respect to the equity owners of a successor owner of the mortgaged property that has at least 15% cash equity in the mortgaged property, not the current equity owners, subject to the conditions shown in this table.

(5)   Property-secured indebtedness is permitted only after the earlier to occur of (a) the second anniversary of the funding date of the loan (July 13,
      2007) or (b) six months after the securitization of the loan.

(6)   In addition, owners of the borrower have incurred existing mezzanine indebtedness . See "--Existing (Secured Financing and Mezzanine and
      Similar Financing)" above.

(7)   Mezzanine indebtedness is permitted only after the second anniversary of the funding date of the loan (June 26, 2007).

(8)   Property-secured indebtedness is permitted only after the second anniversary of the funding date of the loan (July 5, 2007).

(9)   Property-secured indebtedness is permitted only after the second anniversary of the funding date of the loan (August 9, 2007).

      Additional Related Information

      In addition, there may be other mortgage loans that we intend to include in the trust fund, as to which direct and indirect equity owners of the related borrower have pledged or are permitted in the future to pledge their respective equity interests to secure financing, or as to which the related borrower is permitted to incur subordinate debt secured by the related mortgaged property.

      See "Legal Aspects of Mortgage Loans--Subordinate Financing" in the
accompanying prospectus and "Risk Factors--A Borrower's Other Loans May Reduce
the Cash Flow Available to the Mortgaged Property Which May Adversely

                                      S-168

Affect Payment on Your Certificates; Mezzanine Financing Reduces a Principal's
Equity in, and Therefore Its Incentive to Support, a Mortgaged Property" in this prospectus supplement.

      The pooled mortgage loans generally do not prohibit indebtedness secured by equipment or other personal property located at the mortgaged property.

      OTHER ADDITIONAL FINANCING

      With respect to fifty-one (51) of the pooled mortgage loans, representing
6.4% of the initial mortgage pool balance (which pooled mortgage loans consist of forty-two (42) pooled mortgage loans in loan group 1, representing 6.0% of the initial loan group 1 balance, and nine (9) pooled mortgage loans in loan group 2, representing 9.1% of the initial loan group 2 balance), the borrower is not a special purpose entity. In general, borrowers that are not special purposes entities, and certain other borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents, are not prohibited from incurring additional debt, which may include debt that is secured by other property owned by the borrower, and the owners of such borrowers are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers. Certain of these borrowers and owners may have already incurred such additional debt.

      The mortgage loans generally do not prohibit the related borrower from incurring other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business, or from incurring indebtedness secured by equipment or other personal property located at the mortgaged property. In some cases, this debt has included or may include loans from affiliates, members or partners.

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as 32 Sixth Avenue, representing 1.2% of the initial mortgage pool balance (and 1.4% of the initial loan group 1 balance), the loan documents permit the related borrower to incur future unsecured subordinate indebtedness from an affiliate, up to a maximum principal amount of $5,000,000, subject to certain conditions, including the execution of a subordination and standstill agreement.

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Creekwood Commons, representing 0.6% of the initial mortgage pool balance (and 0.7% of the initial loan group 1 balance), the related loan documents permit the related borrower to incur future unsecured indebtedness from the members of borrower in a maximum principal amount of $400,000 subject to certain conditions, including the execution of a subordination and standstill agreement.

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Niagara Water, representing 0.5% of the initial mortgage pool balance (and 0.5% of the initial loan group 1 balance), the related loan documents permit the related borrower to incur future unsecured indebtedness from an affiliate of the borrower subject to certain conditions, including the execution of a subordination and standstill agreement.

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Montlimar Place, representing 0.5% of the initial mortgage pool balance (and 0.5% of the initial group 1 balance), the related loan documents permit the related borrower to incur future unsecured indebtedness in a maximum principal amount of up to
$300,000, which may be guaranteed by the members of the borrower and/or principals of each entity comprising the borrower or secured by the member's equity interests in the borrower, subject to certain conditions, including the execution of a subordination and standstill agreement.

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Ramada Newark Airport, representing 0.4% of the initial mortgage pool balance (and 0.5% of the initial loan group 1 balance), the borrower has incurred unsecured subordinate debt in the amount of $1,450,000 from an affiliate of the borrower. The related affiliate has executed a subordination and standstill agreement.

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Miramar Commercial
Center, representing 0.4% of the initial mortgage pool balance (and 0.5% of the initial loan group 1 balance), the related loan documents permit the related borrower to incur future unsecured indebtedness up to a maximum principal amount of $2,500,000 subject to the execution of a subordination and standstill agreement.

                                      S-169

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Kenley Square, representing 0.2% of the initial mortgage pool balance (and 1.8% of the initial group 2 balance), the related loan documents permit the related borrower to incur future unsecured indebtedness from an affiliate of the borrower in a maximum principal amount of up to $320,000 and for a term of up to 24 months, subject to certain conditions, including the execution of a subordination and standstill agreement.

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as South Fountain View
Office Center, representing 0.2% of the initial mortgage pool balance (and 0.2%
of the initial loan group 1 balance), the borrower has incurred unsecured subordinate debt in the amount of $335,000 from an affiliate of the borrower.
The related affiliate has executed a subordination and standstill agreement.

      With respect to the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as Pyramid Plaza, representing 0.2% of the initial mortgage pool balance (and 0.2% of the initial loan group 1 balance), the related borrower has incurred unsecured indebtedness under a revolving line of credit up to a maximum principal amount of $300,000, which has been guaranteed by the members of the borrower and/or principals of each entity comprising the borrower. The other lender has delivered a subordination and standstill agreement in favor of the mortgagee.

      We make no representation with respect to the pooled mortgage loans as to whether any other secured subordinate financing currently encumbers any mortgaged property, whether any borrower is the obligor on any material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in any related borrower. See "Legal Aspects of the Mortgage
Loans--Subordinate Financing" in the accompanying prospectus and "Risk
Factors--A Borrower's Other Loans May Reduce The Cash Flow Available To The
Mortgaged Property Which May Adversely Affect Payment On Your Certificates;
Mezzanine Financing Reduces a Principal's Equity in, and Therefore Its Incentive
to Support, a Mortgaged Property" in this prospectus supplement.

      Additional Collateral.

      One hundred ninety-six (196) of the pooled mortgage loans, representing
77.9% of the initial mortgage pool balance (which pooled mortgage loans consist of 159 pooled mortgage loans in loan group 1, representing 76.9% of the initial loan group 1 balance, and 37 pooled mortgage loans in loan group 2, representing
85.6% of the initial loan group 2 balance) have the benefit of either upfront and/or continuing cash reserves that are to be maintained for specified periods and/or purposes, such as taxes and insurance, deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. See Appendix B to this prospectus supplement for further information with respect to reserves.

      Cash Management Agreements/Lockboxes.

      Sixty-eight (68) of the pooled mortgage loans, representing 49.3% of the initial mortgage pool balance (which pooled mortgage loans consist of sixty-five
(65) pooled mortgage loans in loan group 1, representing 54.5% of the initial loan group 1 balance, and three (3) pooled mortgage loans in loan group 2, representing 8.3% of the initial loan group 2 balance), generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

      Appendix B to this prospectus supplement sets forth (among other things)
the type of provisions (if any) for the establishment of a lockbox under the terms of each pooled mortgage loan. The following is a description of each type of provision:

      o     Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the applicable servicer on behalf of the trust. Such revenue generally is either (a) swept and remitted to the related borrower unless a default or other "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the applicable servicer on behalf of the trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

                                      S-170

      o     Soft, Springing Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the applicable servicer on behalf of the trust fund.
            Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower.
            Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the applicable servicer on behalf of the trust fund; the revenue is then applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

      o     Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the borrower or the property manager and forwarded to an account controlled by the applicable servicer on behalf of the trust fund. The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

      o     Springing Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the trust fund;
            the revenue is then applied by the applicable servicer on behalf of the trust fund according to the related mortgage loan documents.

      o     None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the Issue
            Date, and no lockbox is contemplated to be established during the mortgage loan term.

      In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, "over-the-counter" receipts and in some cases, credit card receipts may be deposited into the lockbox account by the property manager. Pooled mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

      Hazard Insurance.

      See "Servicing of the Mortgage Loans Under the Series 2007-PWR17 Pooling
and Servicing Agreement--Maintenance of Insurance" in this prospectus supplement and "Description of the Pooling and Servicing Agreements--Hazard Insurance
Policies" in the accompanying prospectus for a description of the obligations of the master servicers and the special servicer with respect to the enforcement of the obligations of the borrowers under the mortgage loan documents and other matters related to the maintenance of insurance.

      Each borrower under a pooled mortgage loan is required to maintain all insurance required by the terms of the loan documents in the amounts set forth therein, which will be obtained from an insurer meeting the requirements of the loan documents. This includes a fire and hazard insurance policy with extended coverage. Certain mortgage loans may permit the hazard insurance policy to be maintained by a tenant of the mortgaged property, or may permit the borrower or a tenant to self-insure. The coverage of each policy will generally be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of (a) the full replacement cost of the improvements that are security for the subject pooled mortgage loan, with no deduction for depreciation, and (b) the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any coinsurance clause.

      If, on the date of origination of a mortgage loan, a material portion of the improvements on a mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency ("FEMA") as having special flood hazards (and such flood insurance is required by FEMA and has been made available), the loan documents generally

                                      S-171

require flood insurance meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of at least the lesser of (a) the outstanding principal balance of the mortgage loan and (b) the maximum amount of flood insurance available for the mortgaged property permitted by FEMA.

      Tenant Matters.

      Described and listed below are special considerations regarding tenants at the mortgaged properties securing the mortgage loans that we intend to include in the trust fund--

      o     Seventy (70) mortgaged properties (certain of which secure multi-property mortgage loans), representing security for 14.4% of the initial mortgage pool balance (and 16.2% of the initial loan group 1 balance), are either wholly owner-occupied or 100.0% leased to a single tenant.

      o     Some of the mortgaged properties that are office, industrial or retail properties, or mixed use properties that are used for office, industrial or retail purposes, may have a tenant that has ceased to occupy its space at a mortgaged property but continues to pay rent under its lease.

      o     Certain of the multifamily rental properties have material tenant concentrations of students or military personnel.

      o     Certain of the multifamily rental properties consist of senior housing.

      o     Certain of the multifamily rental properties receive rent subsidies from the United States Department of Housing and Urban Development
            under its Section 8 program or otherwise.

      o     Certain of the multifamily rental properties are subject to local rent control and rent stabilization laws.

      o     There may be several cases in which a particular entity is a tenant at more than one of the mortgaged properties, and although it may not be one of the three largest tenants at any of those properties, it is significant to the success of the properties in the aggregate.

      o     With respect to certain of the mortgage loans, the related borrower has given to certain tenants a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and this provision, if not waived, may impede the mortgagee's ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure proceeds. Generally, these rights do not apply to a transfer arising out of foreclosure or a deed in lieu of foreclosure, but the applicable tenant typically retains its right of first refusal following foreclosure or a deed in lieu of foreclosure, and any sale by the lender or other new lender would be subject to such right. In addition, a right of first refusal may be conferred by statute to mobile home owners through their owners' association; however, such right does not apply to a transfer arising out of foreclosure or a deed in lieu of foreclosure.

      o     With respect to certain of the mortgage loans, the sole tenant or a significant tenant at the related mortgaged property is affiliated with the related borrower.

      o     Included in the mortgaged properties are thirteen (13) medical office properties, identified on Appendix B to this prospectus supplement, securing 4.1% of the initial mortgage pool balance (and
            4.6% of the initial loan group 1 balance). Portions of other mortgaged properties may be utilized as medical offices. The performance of a medical office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. Issues related to reimbursement
            (ranging from non-payment to delays in payment) from such insurers could adversely affect cash flow at such mortgaged property.

                                      S-172

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

      Appraisals.

      In connection with the origination of each pooled mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a Member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform,
Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. In certain cases, appraisals may reflect "as stabilized" values reflecting certain assumptions such as future construction completion, projected re-tenanting or increased tenant occupancies. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the cut-off date is presented in this prospectus supplement for illustrative purposes only. None of these appraisals are more than 12 months old as of the cut-off date, except in the case of one (1) mortgaged property, representing security for 0.1% of the initial mortgage pool balance (and 0.1% of the initial loan group 1 balance), for which the related appraisals are not more than 30 months old as of the cut-off date.

      Environmental Assessments.

      Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under "--Environmental Insurance" below, all of the mortgaged properties securing the pooled mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the pooled mortgage loans. In some cases, a Phase II site assessment was also performed. In certain cases, these environmental assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, secured creditor impaired property policy, environmental insurance policy or pollution limited liability environmental impairment policy or environmental indemnification. None of these environmental assessments are more than 12 months old as of the cut-off date, except in the case of three (3) mortgaged properties, representing security for 0.9% of the initial mortgage pool balance (and 0.7% of the initial loan group 1 balance, and
2.3% of the initial loan group 2 balance), for which the related environmental assessments are not more than 28 months old as of the cut-off date. See "Risk
Factors--Environmental Conditions of the Mortgaged Properties May Subject the
Trust Fund to Liability Under Federal and State Laws, Reducing the Value and
Cash Flow of the Mortgaged Properties, Which May Result in Reduced Payments on
Your Offered Certificates" in this prospectus supplement.

      Property Condition Assessments.

      In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination of each of the pooled mortgage loans or in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties and properties for which the borrower's interest consists of a fee interest solely on the land and not any improvements, for the mortgaged properties in connection with the origination of the related pooled mortgage loan or in connection with this offering. None of these engineering reports are more than 12 months old as of the cut-off date, except in the case of two (2)
mortgaged properties, representing security for 0.3% of the initial mortgage pool balance (and 0.1% of the initial loan group 1 balance, and 2.3% of the initial loan group 2 balance), for which the related engineering reports are not more than 28 months old as of the cut-off date. See "Risk Factors--Property
Inspections and Engineering Reports May Not Reflect All Conditions That Require
Repair on a Mortgaged Property" in this prospectus supplement. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

                                      S-173

      Seismic Review Process.

      In general, the underwriting guidelines applicable to the origination of the pooled mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss ("PML"), probable loss ("PL"), or scenario expected loss ("SEL"). Generally, any of the pooled mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting) or be conditioned on satisfactory earthquake insurance, or be structured with recourse to an individual guarantor for a portion of the loan amount.

      Zoning and Building Code Compliance.

      Each mortgage loan seller took steps to establish that the use and operation of the mortgaged properties that represent security for its pooled mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but we cannot assure you that such steps revealed all possible violations.
Evidence of such compliance may have been in the form of legal opinions, zoning consultants reports, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

      Environmental Insurance.

      Forty-six (46) mortgaged loans, securing 4.8% of the initial mortgage pool balance (which pooled mortgage loans consist of thirty-six (36) pooled mortgage loans in loan group 1, representing 4.5% of the initial loan group 1 balance, and ten (10) pooled mortgage loans in loan group 2, representing 6.6% of the initial loan group 2 balance), are each the subject of a group secured creditor impaired property policy or an individual secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy. In the case of each of these policies, the insurance was obtained to provide coverage to the holder of the pooled mortgage loan for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged property or was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment, in lieu of a non-recourse carve-out for environmental matters or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity.
These policies will be assigned to the trust. The premiums for these policies have been or, as of the date of initial issuance of the series 2007-PWR17 certificates, will have been paid in full.

      In general, each of the secured creditor impaired property, environmental insurance or pollution limited liability environmental impairment policies referred to above provides coverage with respect to the subject pooled mortgage loans for one or more of the following losses, subject to the coverage limits discussed below, and further subject to each policy's conditions and exclusions:

      o     if during the term of a policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance (or in some cases, a lesser specified amount) of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the
            outstanding principal balance is paid; or

      o     if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of a policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay the lesser of a specified amount and the amount of that claim; and/or

      o     if the insured enforces the related mortgage, the insurer will thereafter pay the lesser of a specified amount and the amount of the legally required clean-up costs for adverse environmental conditions at levels above

                                      S-174

            legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

      The secured creditor impaired property, environmental insurance and pollution limited liability impairment environmental policies do not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. The policies also do not insure against any liability resulting from the presence of asbestos containing materials, radon gas or lead paint. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policies. If the related report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the related pooled mortgage loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan.

      The secured creditor impaired property, environmental insurance and pollution limited liability environmental policies may contain additional limitations and exclusions, including but not limited to exclusions from coverage for mold and other microbial contamination, coverages that are less than the related loan amount or policy durations which do not extend to or beyond the maturity of the related loan.

      The group secured creditor impaired property policy generally requires that the appropriate party associated with the trust report a claim during the term of the policy, which generally extends five years beyond the term of each covered mortgage loan. No individual claim under the group policy may exceed
$6,250,000 and the total claims under the group policy are subject to a maximum of $40,117,000. There is no deductible under this policy.

      Except as described above with respect to certain pooled mortgage loans, there is no deductible under the secured creditor impaired property, environmental insurance and pollution limited liability impairment environmental policies.

      In general, the applicable master servicer will be required to report any claims of which it is aware that arise under a secured credit impaired property, environmental insurance or pollution limited liability impairment environmental policy relating to a mortgage loan while that loan is not a specially serviced mortgage loan and the special servicer will be required to report any claims of which it is aware that arise under the policy while that loan is a specially serviced mortgage loan or the related mortgaged property has become an REO property.

      Each insurance policy referred to above has been issued or, as of the date of initial issuance of the series 2007-PWR17 certificates, will have been issued.

LOAN PURPOSE

      Seventy-two (72) of the pooled mortgage loans, representing 42.7% of the initial mortgage pool balance (which pooled mortgage loans consist of sixty-three (63) pooled mortgage loans in loan group 1, representing 45.0% of the initial loan group 1 balance, and nine (9) pooled mortgage loans in loan group 2, representing 24.8% of the initial loan group 2 balance), were originated in connection with the borrower's acquisition of the mortgaged property that secures such mortgage loan. One hundred ninety-two (192) of the pooled mortgage loans, representing 57.3% of the initial mortgage pool balance
(which pooled mortgage loans consist of one hundred fifty-five (155) pooled mortgage loans in loan group 1, representing 55.0% of the initial loan group 1 balance, and thirty-seven (37) pooled mortgage loans in loan group 2, representing 75.2% of the initial loan group 2 balance), were originated in connection with the borrower's refinancing of a previous mortgage loan.

ADDITIONAL MORTGAGE LOAN INFORMATION

      Each of the tables presented in Appendix A to this prospectus supplement sets forth selected characteristics of the mortgage pool presented, where applicable, as of the cut-off date. For a detailed presentation of certain of the characteristics of the pooled mortgage loans and the related mortgaged properties, on an individual basis, see Appendix B and Appendix C to this prospectus supplement, and for a brief summary of the ten (10) largest mortgage loans or groups of cross-collateralized loans in the mortgage pool, see Appendix
D to this prospectus supplement. Additional information regarding the pooled mortgage loans is contained (a) in this prospectus supplement under "Risk
Factors" and elsewhere in this "Description of the Mortgage Pool" section and
(b) under "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

                                      S-175

      For purposes of the numbers presented in this prospectus supplement as well as the tables in Appendix A and for the information presented in Appendix
B, Appendix C and Appendix D:

      (1)   References to "U/W DSCR" are references to "Underwritten Debt
            Service Coverage Ratios". In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement (unless specifically stated otherwise), including for the tables in Appendix A and the information presented in Appendix B,
            Appendix C and Appendix D, the "Underwritten Debt Service Coverage
            Ratio" or "U/W DSCR" for any pooled mortgage loan is calculated pursuant to the definition thereof under the "Glossary" in this prospectus supplement. Except as otherwise specifically stated:

                  o     the debt service coverage ratio information presented in
                        this prospectus supplement with respect to each pooled
                        mortgage loan included in a Mortgage Loan Group that
                        includes one or more Non-Pooled Pari Passu Companion
                        Loans reflects the debt service payable under that
                        pooled mortgage loan and the debt service payable under
                        those Non-Pooled Pari Passu Companion Loans,

                  o     the debt service coverage ratio information presented in
                        this prospectus supplement with respect to each pooled
                        mortgage loan included in a Mortgage Loan Group that
                        also includes one or more Non-Pooled Subordinate Loans
                        reflects the debt service payable under that pooled
                        mortgage loan but does not reflect the debt service
                        payable on the related Non-Pooled Subordinate Loans, and

                  o     other debt service coverage ratio information for the
                        pooled mortgage loans is presented in this prospectus
                        supplement without regard to any other indebtedness
                        (whether or not secured by the related mortgaged
                        property, ownership interests in the related borrower or
                        otherwise) that currently exists or that may be incurred
                        by the related borrower or its owners in the future.

            The debt service coverage ratio information for the pooled mortgage loans contained in any group of cross-collateralized pooled mortgage loans is calculated on the basis of the aggregate cash flow generated by all the mortgaged properties securing the group and the aggregate debt service payable under all of those pooled mortgage loans.

            In connection with the calculation of U/W DSCR, in determining
            Underwritten Net Cash Flow for a mortgaged property, the applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware (e.g., new signed leases or end of
            "free rent" periods and market data), and estimated capital expenditures, leasing commissions and tenant improvement reserves.
            The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritten Net Cash Flow derived therefrom, based upon the mortgage loan seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and information.
            In most cases, the relevant borrower supplied "trailing-12 months"
            income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating
            Underwritten Net Cash Flow for pooled mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

                                      S-176

            Historical operating results may not be available for some of the pooled mortgage loans which are secured by mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone
            substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating
            Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other borrower-supplied information. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in determining the presented operating information.

            The Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.
            Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

      (2)   References in the tables to "Cut-off Date LTV" are references to
            "Cut-off Date Loan-to-Value Ratio", references to "Balloon LTV" are references to "LTV Ratio at Maturity" and references to "Remaining
            Term" are references to "Stated Remaining Term to Maturity or ARD".
            For purposes of this prospectus supplement (unless specifically stated otherwise), including for the tables in Appendix A and the information presented in Appendix B, Appendix C and Appendix D, the
            "Cut-off Date Loan-to-Value Ratio", "LTV Ratio at Maturity" or
            "Stated Remaining Term to Maturity or ARD" for any mortgage loan is calculated pursuant to the definition thereof under the "Glossary"
            in this prospectus supplement. Except as otherwise specifically stated:

                  o     the loan-to-value ratio information presented in this
                        prospectus supplement with respect to each pooled
                        mortgage loan included in a Mortgage Loan Group that
                        also includes one or more Non-Pooled Pari Passu
                        Companion Loans reflects the indebtedness under that
                        pooled mortgage loan and the indebtedness under the
                        related Non-Pooled Pari Passu Companion Loans,

                  o     the loan-to-value ratio information presented in this
                        prospectus supplement with respect to each pooled
                        mortgage loan included in a Mortgage Loan Group that
                        also includes one or more Non-Pooled Subordinate Loans
                        reflects the indebtedness under that pooled mortgage
                        loan but does not reflect the indebtedness under the
                        related Non-Pooled Subordinate Loans, and

                  o     other loan-to-value ratio information for the pooled
                        mortgage loans is presented in this prospectus
                        supplement without regard to any other indebtedness
                        (whether or not secured by the related mortgaged
                        property, ownership interests in the related borrower or
                        otherwise) that currently exists or that may be incurred
                        by the related borrower or its owners in the future.

            The loan-to-value ratio information for the pooled mortgage loans contained in any group of cross-collateralized pooled mortgage loans is calculated on the basis of the aggregate indebtedness under all of those pooled mortgage loans and the aggregate value of all the mortgaged properties securing the group.

            The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property Value and Condition--Appraisals".

            No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

      (3)   The loan per net rentable square foot information presented in this prospectus supplement with respect to each pooled mortgage loan included in a Mortgage Loan Group that also includes one or more
            Non-Pooled Pari Passu Companion Loans reflects the indebtedness under that pooled mortgage loan and the indebtedness under the related Non-Pooled Pari Passu Companion Loans. The loan per net rentable square foot or unit, as applicable, information presented in this prospectus supplement with respect to each pooled mortgage loan

                                      S-177

            included in a Mortgage Loan Group that also includes one or more
            Non-Pooled Subordinate Loans reflects the indebtedness under that pooled mortgage loan but does not reflect the indebtedness under the related Non-Pooled Subordinate Loans. The other loan per net rentable square foot or unit, as applicable, information with respect to the pooled mortgage loans is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future with respect to each pooled mortgage loan. Loan per net rentable area or unit for the pooled mortgage loans in any group of
            cross-collateralized pooled mortgage loans is calculated on the basis of the aggregate indebtedness under the group and the aggregate net rentable area or units at all the mortgaged properties securing the group. In addition, in some cases, a mortgaged property may have one or more tenants that own their own improvements (which improvements are not a portion of the collateral for the pooled mortgage loan) but ground lease the related pad or parcel (which pad or parcel is a portion of the collateral for the pooled mortgage loan) from the related borrower and the net rentable area or number of units and the loan per net rentable area or unit that we present in this prospectus supplement reflect the entirety of the
            improvements at the mortgaged property, including the improvements that are owned by those tenants.

      (4)   In some cases, the debt service coverage ratio information and the
            Percent Leased with respect to a mortgaged property reflects the existence of a "master lease". Generally, for purposes of the presentation in this prospectus supplement, we consider a "master lease" to be a lease by an affiliate of the borrower, or by an entity (or an affiliate of an entity) from which the borrower acquired the mortgaged property, that (in either case) is obligated to pay rent under a lease with the borrower but does not conduct business operations at the leased premises. However, we do not consider the following to be a "master lease" for purposes of the presentation in this prospectus supplement: (i) a lease executed in connection with a sale-leaseback arrangement under which an unaffiliated seller of a property (or an affiliate thereof) conducts business operations at the mortgaged property and executes a long-term lease at the mortgaged property simultaneously with its acquisition by the borrower; (ii) a lease executed by the borrower, property seller or other person that (a) relates to space, whether or not occupied, that is leased by an unaffiliated tenant and (b)
            has the effect of making that borrower, seller or other person liable, in whole or in part, for the payment of rent that is not more than the rent payable by the unaffiliated tenant under its lease or (iii) a master lease that was not taken into account in the underwriting. "Master leases" are typically used in connection with the origination of a loan to bring occupancy to a "stabilized" level but may not provide additional economic support for the mortgage loan. A master lease may relate to all or a portion of a mortgaged property. We identify the mortgaged properties that have "master leases", the square footage represented by each master lease and the rental rate represented by each master lease in the notes titled
            "Footnotes to Appendix B and C" and, if applicable to the mortgaged properties securing the ten largest pooled mortgage loans, in the section titled "Appendix D-Summaries of the Ten Largest Mortgage
            Loans" in this prospectus supplement.

      (5)   You should review the "Footnotes to Appendix B and C" in this prospectus supplement for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information and/or loan per net rentable square foot or unit with respect to certain of the pooled mortgage loans.

      (6)   References to "weighted averages" of the pooled mortgage loans in the mortgage pool or any particular sub-group of the pooled mortgage loans are references to averages weighted on the basis of the cut-off date principal balances of the pooled mortgage loans in the mortgage pool or that sub-group, as the case may be.

      (7)   If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. Presentation of a tenant rating should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations under the related lease.

      (8)   We present maturity and anticipated repayment dates and original and remaining terms for the pooled mortgage loans based on the assumption that scheduled monthly debt service payments, including balloon payments, will be distributed to investors in the respective months in which those payments are due.

      The sum in any column of any of the tables in Appendix A may not equal the indicated total due to rounding.

                                      S-178

      Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender (such as the trust) with annual operating statements and rent rolls.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

      The foregoing description of the mortgage pool and the corresponding mortgaged properties is based upon scheduled principal payments due on the pooled mortgage loans on or before the cut-off date. Before the Issue Date, one or more pooled mortgage loans may be removed from the mortgage pool if we deem the removal necessary or appropriate or if those mortgage loans are prepaid. A limited number of other mortgage loans may be included in the mortgage pool before the Issue Date, unless including those mortgage loans would materially alter the characteristics of the mortgage pool, as described in this prospectus supplement. Accordingly, the characteristics of the mortgage loans constituting the mortgage pool at the time of initial issuance of the offered certificates may vary from those described in this prospectus supplement.

ASSIGNMENT OF THE POOLED MORTGAGE LOANS

      On or before the Issue Date, the mortgage loan sellers will transfer to us those mortgage loans that are to be included in the trust fund, and we will transfer to the trust fund all of those mortgage loans. In each case, the transferor will assign the mortgage loans, without recourse, to the trustee, except as described in the next succeeding paragraph and except as described under "--Certain Characteristics of the Mortgage Pool--Pari Passu, Subordinate
and/or Other Financing--Split Loan Structures" above. See the section of the accompanying prospectus titled "Description of the Pooling and Servicing
Agreements--Assignment of Mortgage Loans; Repurchases".

      With respect to any mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic Registration
Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and, instead, the applicable master servicer, at the direction of the related mortgage loan seller, will take all actions as are necessary to cause the trustee on behalf of the trust fund to be shown as, and the trustee will take all actions necessary to confirm that the trustee on behalf of the trust fund is shown as, the owner of the related pooled mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by
MERS. The trustee will include the foregoing confirmation in any certification required to be delivered by the trustee after the issue date pursuant to the series 2007-PWR17 pooling and servicing agreement.

      If--

      o     any of the documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective,
            and

      o     that omission or defect materially and adversely affects the interests of the series 2007-PWR17 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2007-PWR17 certificates or on the value of those certificates,

then the omission or defect will constitute a material document defect. The series 2007-PWR17 pooling and servicing agreement may provide that the absence of select mortgage loan documents is deemed to be a material document defect.
The rights of the series 2007-PWR17 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material document defect are described under "--Cures, Repurchases and
Substitutions" below.

                                      S-179

      The series 2007-PWR17 pooling and servicing agreement requires that, unless recorded in the name of MERS, the assignments in favor of the trustee with respect to each pooled mortgage loan be submitted for recording in the real property records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of the related mortgage loan seller.

REPRESENTATIONS AND WARRANTIES

      As of the Issue Date, each mortgage loan seller will make, with respect to each of the pooled mortgage loans sold to us by that mortgage loan seller, specific representations and warranties generally to the effect that, subject to certain exceptions contained in the applicable mortgage loan purchase agreement:

      o     The information relating to the mortgage loan set forth in the loan schedule attached to the mortgage loan purchase agreement, will be true and correct in all material respects as of the cut-off date.
            That information will include select items of information included on Appendix B to this prospectus supplement, including--

            1.    the identification of the related mortgaged property,

            2.    the cut-off date principal balance of the mortgage loan,

            3.    the amount of the monthly debt service payment,

            4.    the mortgage interest rate, and

            5.    the maturity date and the original and remaining term to
                  stated maturity (or, in the case of an ARD Loan, the
                  anticipated repayment date and the original and remaining term to that date).

      o     Immediately prior to its transfer and assignment of the related pooled mortgage loan, the mortgage loan seller had good title to, and was the sole owner of, the mortgage loan.

      o     Except as otherwise described under "--Certain Characteristics of the Mortgage Pool--Pari Passu, Subordinate and/or Other Financing"
            above, the related mortgage instrument is a valid and, subject to the exceptions in the next bullet, enforceable first priority lien upon the corresponding mortgaged property, free and clear of all liens and encumbrances other than Permitted Encumbrances.

      o     The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing agreements is enforceable against the maker in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, fraudulent transfer, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (2) general principles of equity, and except that certain provisions in those agreements may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1) and (2), those limitations or that
            unenforceability will not render those loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby.

      o     The mortgage loan seller has no knowledge of any proceeding pending or any written notice of any proceeding threatened for the condemnation of all or any material portion of the mortgaged property securing any pooled mortgage loan.

      o     There exists an American Land Title Association or comparable form of lender's title insurance policy, as approved for use in the applicable jurisdiction (or, if the title policy has yet to be issued, a pro forma policy or marked up title insurance commitment or a preliminary title policy with escrow instructions binding on the issuer), on which the required premium has been paid, insuring that the related mortgage is a valid first priority lien of the related mortgage instrument in the original principal amount of the mortgage loan after all advances of principal, subject only to--

                                      S-180

            1.    Permitted Encumbrances, and

            2.    the discussion under "Certain Characteristics of the Mortgage
                  Pool--Pari Passu, Subordinate and/or Other Financing" above.

      o     The proceeds of the pooled mortgage loan have been fully disbursed, except in those cases where the full amount of the pooled mortgage loan has been made but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of conditions relating to leasing, repairs and other matters with respect to the related mortgaged property, and there is no requirement for future advances under the pooled mortgage loan.

      o     If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the mortgage and applicable law.

      o     Except as identified in the engineering report obtained in connection with the origination of the mortgage loan, the related mortgaged property is to the applicable mortgage loan seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan (except in any such case where (1) an escrow of funds or insurance coverage or a letter of credit exists in an amount reasonably estimated to be sufficient to effect the necessary repairs and maintenance or (2)
            such repairs and maintenance have been completed or are required to be completed).

      The mortgage loan purchase agreements will set forth additional representations and warranties to be made by each mortgage loan seller.

      The representations and warranties made by each mortgage loan seller as described above will be assigned by us to the trustee under the series
2007-PWR17 pooling and servicing agreement.  If--

      o     there exists a breach of any of the above-described representations and warranties made by a mortgage loan seller, and

      o     that breach materially and adversely affects the interests of the series 2007-PWR17 certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2007-PWR17 certificates or on the value of those certificates,

then that breach will be a material breach of the representation and warranty.
The rights of the series 2007-PWR17 certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller with respect to any material breach are described under "--Cures, Repurchases and Substitutions"
below.

CURES, REPURCHASES AND SUBSTITUTIONS

      If there exists a material breach of any of the representations and warranties made by a mortgage loan seller with respect to any of the mortgage loans sold to us by that mortgage loan seller, as discussed under
"--Representations and Warranties" above, or a material document defect with respect to any of those mortgage loans, as discussed under "--Assignment of the
Pooled Mortgage Loans" above, then the applicable mortgage loan seller will be required to take one of the following courses of action:

      o     cure the material breach or the material document defect in all material respects;

      o     repurchase the affected pooled mortgage loan at the applicable
            Purchase Price; or

                                      S-181

      o     prior to the second anniversary of the date of initial issuance of the offered certificates, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by the
            Rating Agencies to the series 2007-PWR17 certificates, as confirmed in writing by each of the Rating Agencies, replace the affected pooled mortgage loan with a substitute mortgage loan that--

            1.    has comparable payment terms to those of the pooled mortgage loan that is being replaced, and

            2.    is acceptable to the series 2007-PWR17 controlling class
                  representative.

      If the applicable mortgage loan seller replaces one pooled mortgage loan with another mortgage loan, as described in the third bullet of the preceding paragraph, then it will be required to pay to the trust fund the amount, if any, by which--

      o     the Purchase Price, exceeds

      o     the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the trust.

      The time period within which the applicable mortgage loan seller must complete the remedy, repurchase or substitution described in the second preceding paragraph, will generally be limited to 90 days following the earlier of its discovery or receipt of notice of the material breach or material document defect, as the case may be. However, in most cases, if the mortgage loan seller is diligently attempting to correct the problem, then it will be entitled to an additional 90 days to complete that remedy, repurchase or substitution.

      If a pooled mortgage loan as to which a material document defect or material breach of representation exists is to be repurchased or replaced as described above, the pooled mortgage loan is part of a group of cross-collateralized pooled mortgage loans and the applicable document defect or breach does not constitute a material document defect or material breach, as the case may be, as to the other pooled mortgage loans that are part of that group
(without regard to this paragraph), then the applicable document defect or breach will be deemed to constitute a material document defect or material breach as to each such other loan in the group for purposes of the above provisions, and the related mortgage loan seller will be obligated to repurchase or replace each such other loan in accordance with the provisions described above unless, in the case of such breach or document defect, the following conditions are satisfied:

      o     the mortgage loan seller (at its expense) delivers or causes to be delivered to the trustee an opinion of counsel to the effect that its repurchase of only those pooled mortgage loans affected by the material defect or breach (without regard to the provisions of this paragraph) will not result in an adverse REMIC or grantor trust event under the pooling and servicing agreement, and

      o     both of the following conditions would be satisfied if the mortgage loan seller were to repurchase or replace only those affected pooled mortgage loans (and not the other loans in the group):

            1.    the debt service coverage ratio for all those other loans
                  (excluding the affected loan(s)) for the four calendar
                  quarters immediately preceding the repurchase or replacement is not less than the least of (A) 0.10x below the debt service coverage ratio for the group (including the affected loans set forth in Appendix B to this prospectus supplement, (B) the debt service coverage ratio for the group (including the
                  affected loans) for the four preceding calendar quarters
                  preceding the repurchase or replacement and (C) 1.25x; and

            2.    the loan-to-value ratio for the other loans in the group is not greater than the greatest of (A) the loan-to-value ratio for the group (including the affected loan(s)) set forth in
                  Appendix B to this prospectus supplement plus 10%, (B) the loan-to-value ratio for the group (including the affected
                  loan(s)) at the time of repurchase or replacement, and (C)
                  75%.

      The cure/repurchase/substitution obligations of each of the mortgage loan sellers, as described above, will constitute the sole remedy available to the series 2007-PWR17 certificateholders in connection with a material breach of any of the representations and warranties made by that mortgage loan seller or a material document defect, in any event with respect to a mortgage loan in the trust fund.

                                      S-182

      No person other than the related mortgage loan seller will be obligated to perform the obligations of that mortgage loan seller if it fails to perform its cure/repurchase/substitution or other remedial obligations.

      A mortgage loan seller may have only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the mortgage loan seller's representations or warranties. We cannot assure you that a mortgage loan seller has or will have sufficient assets with which to fulfill any obligations on its part that may arise.

      Expenses incurred by the applicable master servicer, the special servicer and the trustee with respect to enforcing any such obligation will be borne by the applicable mortgage loan seller, or if not, will be reimbursable out of one of the collection accounts to be maintained by the master servicers.

     SERVICING OF THE MORTGAGE LOANS UNDER THE SERIES 2007-PWR17 POOLING AND
                               SERVICING AGREEMENT

GENERAL

      The servicing and administration of the mortgage loans and any REO
Properties in the trust fund (other than the Non-Trust-Serviced Pooled Mortgage
Loans) will be governed by the series 2007-PWR17 pooling and servicing agreement. In this "Servicing of the Mortgage Loans Under the Series 2007-PWR17
Pooling and Servicing Agreement" section, we describe some of the provisions of the series 2007-PWR17 pooling and servicing agreement relating to the servicing and administration of the mortgage loans and REO Properties subject thereto. You should refer to the accompanying prospectus, in particular the section captioned
"Description of the Pooling and Servicing Agreements", for additional important information regarding provisions of the series 2007-PWR17 pooling and servicing agreement that relate to the rights and obligations of the master servicers and the special servicer.

      Wells Fargo Bank, National Association will act as master servicer with respect to those pooled mortgage loans sold by it, Bear Stearns Commercial
Mortgage, Inc., Principal Commercial Funding II, LLC and Nationwide Life
Insurance Company to us for deposit into the trust fund (and any related
Non-Pooled Mortgage Loans), except that Wells Fargo Bank will conduct master servicing activities with respect to the DRA / Colonial Office Portfolio Pooled
Mortgage Loan (and the related Non-Pooled Mortgage Loans) and the 1101 New York
Avenue Pooled Mortgage Loan (and the related Non-Pooled Mortgage Loan) in its capacity as a master servicer under the MLMT 2007-C1 Pooling and Servicing
Agreement and Wells Fargo Bank will play a limited role in the servicing of the
DRA / Colonial Office Portfolio Pooled Mortgage Loan and the 1101 New York
Avenue Pooled Mortgage Loan in Wells Fargo Bank's capacity as master servicer under the series 2007-PWR17 pooling and servicing agreement. Prudential Asset
Resources, Inc. will act as master servicer with respect to those pooled mortgage loans sold by PMCF to us for deposit into the trust fund (and any related Non-Pooled Mortgage Loans), except that Prudential Asset Resources, Inc.
will conduct master servicing activities with respect to the 32 Sixth Avenue
Pooled Mortgage Loan (and the related Non-Pooled Mortgage Loan) in its capacity as a master servicer under the BSCMSI 2007-PWR16 Pooling and Servicing Agreement and Prudential Asset Resources, Inc. will play a limited role in the servicing of the 32 Sixth Avenue Pooled Mortgage Loan in its capacity as master servicer under the series 2007-PWR17 pooling and servicing agreement. Principal Global
Investors, LLC will act as initial primary servicer on behalf of the applicable master servicer with respect to all of the pooled mortgage loans sold by
Principal Commercial Funding II, LLC to us for deposit into the trust fund.
Nationwide Life Insurance Company will act as initial primary servicer on behalf of the applicable master servicer with respect to all of the pooled mortgage loans sold by it to us for deposit into the trust fund.

      Centerline Servicing Inc. will act as special servicer with respect to all of the pooled mortgage loans and any related Non-Pooled Mortgage Loans, except that (i) Centerline Servicing Inc. will conduct special servicing activities with respect to the DRA / Colonial Office Portfolio Loan Group and the 1101 New
York Avenue Loan Group in its capacity as initial special servicer under the
MLMT 2007-C1 Pooling and Servicing Agreement and Centerline Servicing Inc. will play no role in the special servicing of the DRA / Colonial Office Portfolio
Loan Group or the 1101 New York Avenue Loan Group in its capacity as special servicer under the series 2007-PWR17 pooling and servicing agreement and (ii)
Centerline Servicing Inc. will conduct special servicing activities with respect to the 32 Sixth Avenue Loan Group in its capacity as initial special servicer under the BSCMSI 2007-PWR16 Pooling and Servicing Agreement and Centerline
Servicing Inc. will play no role in the special servicing of the 32 Sixth Avenue
Loan Group in its capacity as special servicer under the series 2007-PWR17 pooling and servicing agreement.

                                      S-183

      In the case of the pooled mortgage loans sold by Principal Commercial
Funding II, LLC and Nationwide Life Insurance Company to us for deposit into the trust fund, the applicable master servicer will perform most of its duties through Principal Global Investors, LLC and Nationwide Life, respectively, as the related primary servicer, which cannot be terminated, including by a successor to the master servicer, except for cause. In the case of a number of other pooled mortgage loans, it is expected that the applicable master servicer may engage one or more sub-servicers whose rights to receive a specified subservicing fee cannot be terminated (except for cause), including by a successor master servicer. Notwithstanding the appointment of those primary servicers or those sub-servicers, the applicable master servicer will remain obligated and liable to the trustee and the certificateholders for the performance of its obligations and duties under the series 2007-PWR17 pooling and servicing agreement to the same extent and under the same terms and conditions as if it alone were servicing and administering the related pooled mortgage loans. Without limiting the preceding statement, the parties to the series 2007-PWR17 pooling and servicing agreement will be required to accept the performance by the primary servicers of the loan servicing duties for which the applicable master servicer is responsible under the series 2007-PWR17 pooling and servicing agreement.

      Each of DRA / Colonial Office Portfolio Pooled Mortgage Loan, the 1101 New
York Avenue Pooled Mortgage Loan and the 32 Sixth Avenue Pooled Mortgage Loan,
each of which is a Non-Trust-Serviced Pooled Mortgage Loan, is and will continue to be serviced and administered under the related Non-Trust Servicing Agreement.
See "Description of the Mortgage Pool--Certain Characteristics of the Mortgage
Pool --Pari Passu, Subordinate and/or Other Financing--Split Loan
Structures--The DRA / Colonial Office Portfolio Loan Group", "--The 1101 New
York Avenue Loan Group" and "--The 32 Sixth Avenue Loan Group" in this prospectus supplement.

      The master servicers and the special servicer will each be responsible for servicing and administering the mortgage loans and any REO Properties (other than the Non-Trust-Serviced Pooled Mortgage Loans and any related REO
Properties) for which it is responsible, directly or through the primary servicers or sub-servicers, in accordance with the Servicing Standard.

      In general, subject to the more specific discussions in the other subsections of this "Servicing of the Mortgage Loans Under the Series 2007-PWR17
Pooling and Servicing Agreement" section, each master servicer will be responsible for the servicing and administration of--

      o     all mortgage loans (other than the Non-Trust-Serviced Pooled
            Mortgage Loans) as to which it is the applicable master servicer and no Servicing Transfer Event has occurred, and

      o     all worked-out mortgage loans (other than the Non-Trust-Serviced
            Pooled Mortgage Loans) as to which it is the applicable master servicer and no new Servicing Transfer Event has occurred.

      If a Servicing Transfer Event occurs with respect to any such mortgage loan, that mortgage loan will not be considered to be "worked-out" until all applicable Servicing Transfer Events with respect to such mortgage loan have ceased to exist as contemplated by the definition of "Servicing Transfer Event"
in the glossary to this prospectus supplement.

      The special servicer, on the other hand, will generally be responsible for the servicing and administration of each mortgage loan (other than any
Non-Trust-Serviced Pooled Mortgage Loan) as to which a Servicing Transfer Event has occurred and is continuing. The special servicer will also be responsible for the administration of each REO Property (other than, if applicable, any REO
Property related to any Non-Trust-Serviced Pooled Mortgage Loan).

      The applicable master servicer will transfer servicing of a mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer
Events with respect to that mortgage loan cease to exist. Notwithstanding the transfer of the servicing of any pooled mortgage loan to the special servicer, the applicable master servicer will continue to be responsible for providing various reports to the certificate administrator and/or the trustee, making any required monthly debt service advances (including, if applicable, with respect to the Non-Trust-Serviced Pooled Mortgage Loans or any REO Properties related thereto) and making any required servicing advances with respect to any specially serviced mortgage loans and REO Properties (other than, except to a limited extent, the Non-Trust-Serviced Pooled Mortgage Loans or any REO
Properties related thereto) as to which it is the applicable master servicer.

                                      S-184

      None of the master servicers or special servicer will have responsibility for the performance by any other master servicer or special servicer of its respective obligations and duties under the series 2007-PWR17 pooling and servicing agreement, unless the same party acts in all or any two such capacities.

      For as long as any pooled mortgage loan included in a Trust-Serviced
Mortgage Loan Group, or any related REO Property, is part of the trust fund, the applicable master servicer and, if and when necessary, the special servicer will be responsible for servicing and administering and will otherwise have duties to the holders of the related Trust-Serviced Non-Pooled Mortgage Loan, including any such holders under the applicable pooling and servicing agreements in future securitizations. The servicing and administration of each Trust-Serviced
Mortgage Loan Group and any related REO Property are to be conducted for the benefit of the series 2007-PWR17 certificateholders and the holder of the related Trust-Serviced Non-Pooled Mortgage Loan, as a collective whole. The
Trust-Serviced Non-Pooled Mortgage Loans will not be part of the trust fund.

      Each Non-Trust-Serviced Pooled Mortgage Loan will be principally serviced and administered under the related Non-Trust Servicing Agreement. If the series
2007-PWR17 trustee receives actual notice of a default or event of default by any party under a Non-Trust Servicing Agreement, then the trustee generally will be required to seek instructions from the series 2007-PWR17 controlling class representative and act in accordance with those instructions, except that the trustee must ignore instructions that would cause the trustee to violate applicable law or any other provision of the series 2007-PWR17 pooling and servicing agreement. In addition, the series 2007-PWR17 trustee will be prohibited from granting a consent or approval to any proposed modification, waiver or amendment of a Non-Trust Servicing Agreement and/or the Mortgage Loan
Group Intercreditor Agreement related to a Non-Trust-Serviced Pooled Mortgage
Loan, or to any proposed adoption of a successor servicing agreement to or a change in servicer under the related Non-Trust Servicing Agreement, unless the series 2007-PWR17 trustee receives the consent of the applicable series
2007-PWR17 master servicer and the series 2007-PWR17 controlling class representative and a written confirmation from each of S&P and Fitch to the effect that the consent would not result in a qualification, downgrade or withdrawal on a rating with respect to any class of series 2007-PWR17 certificates, and any such confirmation will be at the expense of the trust fund unless it is paid by another person.

      Although each Non-Trust-Serviced Pooled Mortgage Loan is not serviced under the series 2007-PWR17 pooling and servicing agreement, the applicable master servicer will be required to make any advances of delinquent monthly debt service payments as described under "Description of the Offered Certificates --
Advances of Delinquent Monthly Debt Service Payments" and perform other limited services.

      The section in the accompanying prospectus entitled "Description of the
Pooling and Servicing Agreements--Some Matters Regarding the Servicer and the
Depositor" discusses how each master servicer and the special servicer may resign or assign its obligations under the series 2007-PWR17 pooling and servicing agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The Master Servicing Fee. The principal compensation to be paid to the master servicers with respect to their master servicing activities will be the master servicing fee. Master servicing fees earned with respect to any pooled mortgage loan will be payable to the applicable master servicer for that pooled mortgage loan.

      The master servicing fee:

      o     will be earned with respect to each and every pooled mortgage loan
            (including each Non-Trust-Serviced Pooled Mortgage Loan),
            including--

            1.    each such pooled mortgage loan, if any, that is a specially serviced mortgage loan,

            2.    each such pooled mortgage loan, if any, as to which the
                  corresponding mortgaged property has become an REO Property,
                  and

            3.    each such pooled mortgage loan as to which defeasance has
                  occurred; and

                                      S-185

      o     in the case of each such pooled mortgage loan, will--

            1.    be calculated on the same interest accrual basis as that
                  pooled mortgage loan, which will be a 30/360 Basis or an
                  Actual/360 Basis, as applicable,

            2.    accrue at a master servicing fee rate, on a loan-by-loan
                  basis,

            3.    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that pooled mortgage loan, and

            4.    be payable monthly to the applicable master servicer from
                  amounts received with respect to interest on that pooled
                  mortgage loan.

      Each of Principal Global Investors, LLC and Nationwide Life will be entitled to a primary servicing fee with respect to the pooled mortgage loans for which it is the primary servicer. The rate at which the primary servicing fee for each mortgage loan accrues is included in the applicable master servicing fee rate for each of those pooled mortgage loans.

      If a master servicer resigns or is terminated for any reason, that master servicer will be entitled to continue to receive a portion of the master servicing fee that accrues with respect to each pooled mortgage loan for which it is the applicable master servicer at a specified number of basis points
(which number of basis points may be zero). Any successor master servicer will be entitled to receive the other portion of that master servicing fee.

      The applicable master servicer will generally be entitled to a master servicing fee with respect to its master servicing activities relating to the
Trust-Serviced Non-Pooled Mortgage Loans, which fee will be payable solely from interest collections on the related Trust-Serviced Non-Pooled Mortgage Loan
(subject to, in the case of a Trust-Serviced Non-Pooled Mortgage Loan that constitutes a Non-Pooled Pari Passu Companion Loan, the pari passu application of payments and collections on the related Mortgage Loan Group).

      Under the related Non-Trust Servicing Agreement, the MLMT 2007-C1 Master
Servicer will be entitled to similar fees (which, together with other administrative fees payable under the applicable Non-Trust Servicing Agreement, are calculated at the respective rate per annum described under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool--Pari Passu,
Subordinate and/or Other Financing--Split Loan Structures--The DRA / Colonial
Office Portfolio Loan Group" and "--The 1101 New York Avenue Loan Group") with respect to the DRA / Colonial Office Portfolio Pooled Mortgage Loan and the 1101
New York Avenue Pooled Mortgage Loan, as applicable. Those fees (including those other administrative fees payable under the related Non-Trust Servicing
Agreement) are taken into account when calculating the related Administrative
Fee Rate and certain other amounts and, if necessary, are adjusted, for this purpose, to their equivalent calculated on an Actual/360 Basis from month to month. Those fees (including those other administrative fees) are in addition to the master servicing fee payable to the applicable master servicer under the series 2007-PWR17 pooling and servicing agreement in connection with the related
Non-Trust-Serviced Pooled Mortgage Loan. The BSCMSI 2007-PWR16 Pooling and
Servicing Agreement does not provide for any fees similar to master servicing fees, primary servicing fees or trustee fees with respect to the 32 Sixth Avenue
Pooled Mortgage Loan that are payable to the various parties to the BSCMSI
2007-PWR16 Pooling and Servicing Agreement.

      Prepayment Interest Shortfalls. The series 2007-PWR17 pooling and servicing agreement will require each master servicer to make a non-reimbursable compensating interest payment on each distribution date in an amount equal to the total amount of Prepayment Interest Shortfalls (if any) incurred in connection with principal prepayments received during the most recently ended collection period with respect to pooled mortgage loans (other than the
Non-Trust-Serviced Pooled Mortgage Loans) as to which that master servicer is the applicable master servicer, to the extent those Prepayment Interest
Shortfalls arose from voluntary principal prepayments made by a borrower on such pooled mortgage loans that are not specially serviced mortgage loans or defaulted mortgage loans. Neither master servicer will be required to make a compensating interest payment in connection with involuntary principal prepayments (including those made out of insurance proceeds, condemnation proceeds or liquidation proceeds), principal prepayments accepted with the specific consent of the series 2007-PWR17 controlling class representative or on specially serviced mortgage loans or defaulted mortgage loans. In addition, in the case of each Non-Trust-Serviced Pooled Mortgage Loan, no party will make payments of compensating interest in connection with any prepayment interest shortfalls that arise with regard to that loan.

                                      S-186

      Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available
Distribution Amount for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during any collection period exceeds the total of any and all payments made by the master servicers with respect to the related distribution date to cover those Prepayment Interest Shortfalls with respect to the pooled mortgage loans respectively being serviced by them, then the resulting Net
Aggregate Prepayment Interest Shortfall will be allocated among the respective classes of the series 2007-PWR17 principal balance certificates, in reduction of the interest distributable on those certificates, on a pro rata basis as and to the extent described under "Description of the Offered
Certificates--Distributions--Interest Distributions" in this prospectus supplement.

      The provisions described under "--Certain Remittance Provisions and
Coverage for Related Potential Shortfalls" below do not modify (by increasing or decreasing) a servicer's obligation (or lack thereof) to pay compensating interest in respect of borrower-created Prepayment Interest Shortfalls as described under this section.

      Certain Remittance Provisions and Coverage for Related Potential
Shortfalls. In the case of each of the pooled mortgage loans, if any, that provide for scheduled payments to be due after the seventh day of each month, if the pooled mortgage loan is the subject of a principal prepayment after the end of the collection period ending in any month and the pooled mortgage loan is not a specially serviced mortgage loan or a defaulted mortgage loan, then the applicable master servicer will be required to cause to be included in the
Available Distribution Amount for the distribution date occurring in that month
(a) the principal portion of the payment, (b) any interest that accompanied the payment (in circumstances involving a principal prepayment this will be net of any portion of the accompanying interest payment that is a prepayment interest excess representing interest accrued from and after the due date in that month, which portion will be retained by the applicable master servicer as additional master servicer compensation) and (c) as already described under (and without duplication of the obligations described in) "Prepayment Interest Shortfalls"
above, solely in the case of a principal prepayment made before the due date in that month, if the borrower is not required to pay interest to the next due date, a payment of compensating interest (to be made by the applicable master servicer from its own funds) in an amount equal to the interest that would have accrued (at the related Mortgage Pass-Through Rate) on the principal portion of the payment from and including the prepayment date to but excluding that due date. If the applicable master servicer fails to perform all obligations set forth in the previous sentence, then that failure will constitute an Event of
Default on the part of the applicable master servicer, but the applicable master servicer will be entitled to cure that Event of Default (and may not be terminated under the series 2007-PWR17 pooling and servicing agreement unless it does not effect such cure) by making (from its own funds), not later than the master servicer remittance date (that is, the business day before the distribution date) in the month immediately following the month in which the payment occurred, a payment of compensating interest in an aggregate amount equal to the sum of one-month's interest (at the related Mortgage Pass-Through
Rate) on the principal portion of the payment and (as already described under
(and without duplication of the obligations described in) "Prepayment Interest
Shortfalls" above, solely in the case of a prepayment that was made in the earlier month before the due date in that month) the interest that would have accrued (at the related Mortgage Pass-Through Rate) on the prepayment from and including the prepayment date to but excluding that due date (net of any portion of such aggregate amount that the applicable master servicer otherwise pays as compensating interest as described under "--Prepayment Interest Shortfalls"
above). If the master servicer performs the obligation described in second preceding sentence above, then the principal amounts remitted as described in that sentence will constitute a part of the Principal Distribution Amount for the distribution date immediately following the date of the principal prepayment
(and an updated CMSA loan periodic update file will reflect this). If the master servicer initially fails to perform that obligation (whether or not it cures the failure as described above), then the principal amounts that would otherwise (if the master servicer had not failed to perform its obligations as described above) have been included in the Principal Distribution Amount for the distribution date immediately following the date of the principal prepayment will instead be treated as if they were collections of principal received during the collection period related to the next succeeding distribution date. In the case of each of those pooled mortgage loans, if any, that matures after the seventh day of a month, if the related balloon payment due on that maturity date is timely received on its due date, then that balloon payment will be considered to have been received during the collection period related to that month's distribution date for purposes of distributing the Available Distribution Amount and the Principal Distribution Amount for that month; otherwise, the applicable master servicer will be required to make the applicable monthly debt service advance as otherwise described under "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments".

      Each Non-Trust-Serviced Pooled Mortgage Loan generally provides for scheduled payments of principal and interest to be due on a day that is not later than the fifth day of each month, subject to any applicable business day convention. The applicable master servicer under the related Non-Trust Servicing
Agreement is required to make remittance

                                      S-187

of collections on the date that is described under "Description of the Mortgage
Pool--Certain Characteristics of the Mortgage Pool--Pari Passu, Subordinate
and/or Other Financing--Split Loan Structures". If the related borrower makes a voluntary principal prepayment or the balloon payment on or before the scheduled due date in any month in accordance with the related mortgage loan documents in effect on the Issue Date, and the master servicer under the related Non-Trust
Servicing Agreement timely remits that payment to the applicable master servicer under the series 2007-PWR17 pooling and servicing agreement, then that applicable series 2007-PWR17 master servicer will be required to cause the payment and any accompanying interest to be included in the Available
Distribution Amount for the distribution date occurring in that month. If the applicable series 2007-PWR17 master servicer fails to perform all obligations set forth in the previous sentence, then (A) it will be required to make the applicable monthly debt service advance if the payment is a balloon payment (as otherwise described under "Description of the Offered Certificates--Advances of
Delinquent Monthly Debt Service Payments") and (B) that failure to make a payment, whether in the case of a principal prepayment or a balloon payment, will constitute an Event of Default but the applicable master servicer will be entitled to cure that Event of Default (and may not be terminated under the series 2007-PWR17 pooling and servicing agreement unless it does not effect such cure) by making (from its own funds), not later than the master servicer remittance date in the month immediately following the month in which the payment occurred, a payment similar to a payment of compensating interest in an amount equal to one-month's interest (at the related Mortgage Pass-Through Rate)
on the principal portion of the payment. If the master servicer performs the obligation described in the second preceding sentence above, then the principal amounts remitted as described in that sentence will constitute a part of the
Principal Distribution Amount for the distribution date immediately following the date of the principal prepayment or balloon payment. If the master servicer initially fails to perform that obligation (whether or not it cures the failure as described above), then the principal amounts that would otherwise (if the master servicer had not failed to perform its obligations as described above)
have been included in the Principal Distribution Amount for the distribution date immediately following the date of the principal prepayment or balloon payment will instead be treated as if they were collections of principal received during the collection period related to the next succeeding distribution date.

      Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to their special servicing activities will be--

      o     the special servicing fee,

      o     the workout fee, and

      o     the liquidation fee.

      Special servicing fees, workout fees and liquidation fees earned with respect to each mortgage loan or any related REO Property will be payable to the special servicer.

      Special Servicing Fee.  The special servicing fee:

      o     will be earned with respect to--

            1.    each specially serviced mortgage loan serviced by the special servicer (other than, if applicable, each Non-Trust-Serviced
                  Pooled Mortgage Loan, for which a similar fee may become
                  payable under the related Non-Trust Servicing Agreement), if any, and

            2.    each mortgage loan serviced by the special servicer (other than, if applicable, each Non-Trust-Serviced Pooled Mortgage
                  Loan, for which a similar fee may become payable under the related Non-Trust Servicing Agreement), if any, as to which the corresponding mortgaged property has become an REO
                  Property;

      o     in the case of each mortgage loan described in the foregoing bullet, will--

            1.    be calculated on the same interest accrual basis as that
                  mortgage loan, which will be a 30/360 Basis or an Actual/360
                  Basis, as applicable,

            2.    accrue at a special servicing fee rate of 0.25% per annum, and

                                      S-188

            3.    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that
                  mortgage loan; and

      o     except as otherwise described in the next paragraph, will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) and then from general collections on all the pooled mortgage loans and any related REO Properties that are on deposit in the master servicers' collection accounts from time to time.

      Notwithstanding the foregoing, any special servicing fees earned with respect to any Trust-Serviced Mortgage Loan Group that includes a Non-Pooled
Subordinate Loan will be payable out of any collections on or with respect to the applicable Non-Pooled Subordinate Loan and/or the applicable Non-Pooled
Subordinate Noteholder's share of collections on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections described in the last bullet of the immediately preceding paragraph.
Any special servicing fees earned with respect to any Non-Pooled Subordinate
Loan in a Trust-Serviced Mortgage Loan Group will be payable solely out of collections on that Non-Pooled Subordinate Loan.

      Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each mortgage loan worked out by that special servicer (other than, if applicable, each Non-Trust-Serviced Pooled Mortgage
Loan, for which a similar fee may become payable under the related Non-Trust
Servicing Agreement). Except as otherwise described in the next sentence, the workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest, other than Default
Interest and Post-ARD Additional Interest, and each payment of principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. Notwithstanding the foregoing, any workout fees earned with respect to any
Trust-Serviced Mortgage Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the related
Non-Pooled Subordinate Loan and/or the related Non-Pooled Subordinate
Noteholder's share of collections on any related REO Property then in the possession of the applicable master servicer prior to payment out of any collections on the related pooled mortgage loans or any other pooled mortgage loan. Any workout fees earned with respect to any Non-Pooled Subordinate Loan in a Trust-Serviced Mortgage Loan Group will be payable solely out of collections on that Non-Pooled Subordinate Loan.

      The workout fee with respect to any worked-out mortgage loan will cease to be payable if that worked-out mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO Property.
However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan after having again become a specially serviced mortgage loan.

      If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked-out by it (or, except in circumstances where that special servicer is terminated for cause, as to which the circumstances that constituted the applicable Servicing Transfer Event were resolved and the borrower has timely made at least one monthly debt service payment according to that work-out) and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor to that special servicer will not be entitled to any portion of those workout fees.

      Although workout fees are intended to provide the special servicer with an incentive to perform its duties better, the payment of any workout fee will reduce amounts payable to the series 2007-PWR17 certificateholders.

      Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan (other than, if applicable, each Non-Trust-Serviced Pooled Mortgage Loan, for which a similar fee may become payable under the related Non-Trust Servicing Agreement)
for which a full, partial or discounted payoff is obtained from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property (other than, if applicable, each Non-Trust-Serviced Pooled Mortgage Loan or any related
REO Property, for which a similar fee may become payable under the related
Non-trust Servicing Agreement) as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.00% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default
Interest, late payment charges and/or Post-ARD Additional Interest.

                                      S-189

      In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any pooled mortgage loan from the trust fund by any person (whether by a mortgage loan seller in connection with a material breach of representation or warranty or a material document defect in accordance with the related mortgage loan purchase agreement or by the special servicer or 2007-PWR17 controlling class representative pursuant to the exercise of the option described under "--Fair
Value Purchase Option" below, by any person in connection with a termination of the trust fund or by another creditor of the related borrower pursuant to any co-lender, intercreditor or other similar agreement, or otherwise), except that a liquidation fee will be payable in connection with such a purchase by a
Non-Pooled Subordinate Noteholder relating to a PCFII Mortgage Loan Group pursuant to its defaulted loan purchase option if the purchase occurs more than
90 days after the later of the date when the related pooled mortgage loan becomes a specially serviced mortgage loan and the Non-Pooled Subordinate
Noteholder's receipt of notice from the applicable special servicer that such transfer to special servicing has occurred.

      Any liquidation fees earned with respect to any Trust-Serviced Mortgage
Loan Group that includes a Non-Pooled Subordinate Loan will be payable out of any collections on or with respect to the related Non-Pooled Subordinate Loan and/or the related Non-Pooled Subordinate Noteholder's share of proceeds or payments then in the possession of the applicable master servicer prior to payment out of any collections on the related pooled mortgage loan or any other pooled mortgage loans. Any liquidation fees earned with respect to any
Non-Pooled Subordinate Loan in a Trust-Serviced Mortgage Loan Group will be payable solely out of collections on that Non-Pooled Subordinate Loan.

      Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2007-PWR17 certificateholders.

      Additional Servicing Compensation. The following items collected on any mortgage loan (other than any Non-Trust-Serviced Pooled Mortgage Loan) will be allocated among the master servicers and the special servicer as additional compensation in accordance with the series 2007-PWR17 pooling and servicing agreement:

      o     any late payment charges and Default Interest actually collected on the pooled mortgage loans, except to the extent that the series
            2007-PWR17 pooling and servicing agreement requires the application of late payment charges and/or Default Interest to the payment or reimbursement of interest accrued on advances previously made on the related mortgage loan,

      o     any Prepayment Interest Excesses arising from any principal prepayments on the pooled mortgage loans, and

      o     any assumption fees, assumption application fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees or other similar fees.

      Each of the master servicers and the special servicer will be authorized to invest or direct the investment of funds held in any collection account, escrow and/or reserve account or REO account maintained by it, in Permitted
Investments. See "--Collection Accounts" below. The applicable master servicer or special servicer --

      o     will be entitled to retain any interest or other income earned on those funds, and

      o     will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for the benefit of that master servicer or special servicer, as applicable.

      No master servicer or special servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

      Payment of Expenses; Servicing Advances. Each of the master servicers, the special servicer and the trustee will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its activities under the series 2007-PWR17 pooling and servicing agreement. The master servicers, the special servicer and the trustee will not be entitled to reimbursement for these expenses except as expressly provided in the series
2007-PWR17 pooling and servicing agreement.

                                      S-190

      Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by a master servicer or the special servicer in connection with the servicing or administration of a mortgage loan and any related mortgaged properties as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property, will be servicing advances. The series 2007-PWR17 pooling and servicing agreement may also designate certain other expenses as servicing advances. Subject to the limitations described below, each master servicer will be required to make any servicing advances relating to any mortgage loan or REO
Property for which it is the applicable master servicer, including any servicing advances relating to any Trust-Serviced Mortgage Loan Groups or related mortgaged properties or REO Properties for which it is the applicable master servicer. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.
In addition, the special servicer may periodically require the applicable master servicer to reimburse that special servicer for any servicing advances made by it with respect to a particular mortgage loan or REO Property. Upon so reimbursing the special servicer for any servicing advance, the applicable master servicer will be deemed to have made the advance.

      The special servicer must notify the applicable master servicer whenever a servicing advance is required to be made with respect to any specially serviced mortgage loan or REO Property, and the applicable master servicer must make the servicing advance, except that the special servicer must make any necessary emergency advances on a specially serviced mortgage loan or REO Property.

      If a master servicer is required under the series 2007-PWR17 pooling and servicing agreement to make a servicing advance, but does not do so within ten days after the servicing advance is required to be made, then the trustee will be required:

      o     if it has actual knowledge of the failure, to give the defaulting party notice of its failure, and

      o     if the failure continues for one more business day, to make the servicing advance.

      Except for the applicable master servicer, the special servicer or the trustee as described above, no person - including the holder of any related
Non-Pooled Mortgage Loan - will be required to make any servicing advances with respect to any mortgage loan or related mortgaged property or REO property.

      Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers, the special servicer or the trustee will be obligated to make servicing advances that it or the special servicer determines, in its reasonable, good faith judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or
REO Property. If the applicable master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines, in its reasonable, good faith judgment, is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in that master servicer's collection account from time to time. Notwithstanding the provision described in the preceding sentence, such person will not be permitted to reimburse itself out of those general collections for any servicing advance related to a Mortgage
Loan Group that includes a Non-Pooled Subordinate Loan that it has determined is not recoverable, except to the extent that amounts collected on or in respect of the applicable Non-Pooled Subordinate Loan are insufficient for that reimbursement. The trustee may conclusively rely on the determination of the applicable master servicer or the special servicer regarding the nonrecoverability of any servicing advance. Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

      Any servicing advance (with interest) that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection accounts in the collection period in which the nonrecoverability determination is made. Any reimbursement of a nonrecoverable servicing advance (including interest accrued thereon) will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the Principal
Distribution Amount otherwise distributable on the certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then such party may elect at its sole option to defer the reimbursement of the portion that exceeds such amount (in which case interest will continue to accrue on the unreimbursed portion of the advance). To the extent that the reimbursement is made from principal collections, the Principal
Distribution Amount otherwise payable on the series 2007-

                                      S-191

PWR17 certificates on the related distribution date will be reduced and a
Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses") to reduce the total principal balance of the series 2007-PWR17 certificates on that distribution date.

      Additionally, in the event that any servicing advance (including any interest accrued thereon) with respect to a defaulted pooled mortgage loan remains unreimbursed following the time that such pooled mortgage loan is modified and returned to performing status, the applicable master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of -- but solely out of -- the principal portion of current debt service advances and payments and other collections of principal on all the pooled mortgage loans after the application of those principal advances and principal payments and collections to reimburse any party for nonrecoverable servicing advances (as described in the prior paragraph) and/or nonrecoverable debt service advances as described under "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments" (thereby reducing the Principal Distribution Amount otherwise distributable on the related distribution date). If any such advance is not reimbursed in whole on any distribution date due to insufficient principal advances and principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related pooled mortgage loan, then the applicable master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (as described in the preceding paragraph). The reimbursement of advances on worked-out loans from principal advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the
Principal Distribution Amount otherwise distributable on the certificates on the related distribution date but will not result in the allocation of a Realized
Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the applicable master servicer or the trustee ultimately turns out to be nonrecoverable from the proceeds of the mortgage loan).

      In general, none of the series 2007-PWR17 master servicers, the series
2007-PWR17 special servicer or the series 2007-PWR17 trustee will be required to make any servicing advances with respect to any Non-Trust-Serviced Pooled
Mortgage Loan under the series 2007-PWR17 pooling and servicing agreement. Those advances will be made by the applicable master servicer, special servicer and/or another party under the related Non-Trust Servicing Agreement.

      The pooling and servicing agreement will also permit the applicable master servicer, and require the applicable master servicer at the direction of the special servicer if a specially serviced mortgage loan or REO Property (other than any Non-Trust-Serviced Pooled Mortgage Loan or any related REO Property) is involved, to pay directly out of that master servicer's collection account any servicing expense that, if advanced by that master servicer or special servicer, would not be recoverable (together with interest on the advance) from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the applicable master servicer or the special servicer, as the case may be, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2007-PWR17 certificateholders (or, if a Trust-Serviced Mortgage Loan Group is involved, the best interest of the series 2007-PWR17 certificateholders and the related
Trust-Serviced Non-Pooled Noteholder(s)), as a collective whole. In addition, if the servicing expense relates to a Mortgage Loan Group that includes a
Non-Pooled Subordinate Loan, the applicable master servicer will not be permitted to pay that servicing expense from general collections on the mortgage loans and any REO Properties in the trust fund on deposit in that master servicer's collection account, except to the extent that amounts collected on or in respect of the applicable Non-Pooled Subordinate Loan are insufficient for that payment.

      The master servicers, the special servicer and the trustee will each be entitled to receive interest on servicing advances made by that entity. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the master servicers' collection accounts (or, alternatively, solely if the servicing advance relates to a Mortgage Loan Group that includes a Non-Pooled
Subordinate Loan, out of collections on the related Non-Pooled Subordinate Loan to the maximum extent possible), thereby reducing amounts available for distribution on the certificates. Under some circumstances, Default Interest and/or late

                                      S-192

payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

      If any servicing advances are made with respect to any Non-Trust-Serviced
Pooled Mortgage Loan under the related Non-Trust Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest at the prime rate as published in the "Money Rates" section of The Wall Street Journal from time to time or such other publication as determined by the master servicer under that Non-Trust Servicing Agreement in its reasonable discretion.

THE SERIES 2007-PWR17 CONTROLLING CLASS REPRESENTATIVE

      Controlling Class. As of any date of determination, the controlling class of series 2007-PWR17 certificateholders will be the holders of the most subordinate class of series 2007-PWR17 principal balance certificates then outstanding that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series
2007-PWR17 principal balance certificates has a total principal balance that satisfies this requirement, then the controlling class of series 2007-PWR17 certificateholders will be the holders of the most subordinate class of series
2007-PWR17 principal balance certificates then outstanding that has a total principal balance greater than zero. For purposes of determining the series
2007-PWR17 controlling class, the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates will represent a single class and the class A-M and A-MFL certificates will represent a single class.

      Appointment of Controlling Class Representative. The holders of series
2007-PWR17 certificates representing more than 50% of the total principal balance of the series 2007-PWR17 controlling class will be entitled to select a representative having the rights and powers described under "--Rights and Powers of Controlling Class Representative" below and to replace an existing series
2007-PWR17 controlling class representative. The series 2007-PWR17 controlling class representative may resign at any time. Centerline REIT Inc., an affiliate of the parent of the initial special servicer, is expected to be the initial series 2007-PWR17 controlling class representative.

      Rights and Powers of Controlling Class Representative. No later than approximately 45 days after the occurrence of a Servicing Transfer Event with respect to any specially serviced mortgage loan (other than any
Non-Trust-Serviced Pooled Mortgage Loan), the special servicer must, in general, deliver to the series 2007-PWR17 controlling class representative, among others, an asset status report with respect to that mortgage loan and the related mortgaged property or properties. That asset status report is required to include the following information to the extent reasonably determinable:

      o     a summary of the status of the subject specially serviced mortgage loan and any negotiations with the related borrower;

      o     a discussion of the general legal and environmental considerations reasonably known to the special servicer, consistent with the
            Servicing Standard, that are applicable to the exercise of remedies set forth in the series 2007-PWR17 pooling and servicing agreement and to the enforcement of any related guaranties or other collateral for the related specially serviced mortgage loan and whether outside legal counsel has been retained;

      o     the most current rent roll and income or operating statement available for the related mortgaged property or properties;

      o     a summary of the special servicer's recommended action with respect to the specially serviced mortgage loan;

      o     the appraised value of the related mortgaged property or properties, together with the assumptions used in the calculation thereof; and

      o     such other information as the special servicer deems relevant in light of the Servicing Standard.

                                      S-193

      The special servicer will be required to make one or more revisions to the report if the controlling class representative objects to the then current version of the asset status report and may in its discretion update or revise the current version of an asset status report, provided that the special servicer will not make any revisions in response to objections of the controlling class representative at any time following the date that is 90 days following the delivery of its initial version of the report. The special servicer will be required to implement the recommended action as outlined in the current version of an asset status report if the series 2007-PWR17 controlling class representative approves the report, the controlling class representative fails to object to the report within a specified number of days following its receipt or the special servicer determines in accordance with the Servicing
Standard that any objection made by the controlling class representative is not in the best interests of all the certificateholders (or, in the case of a
Trust-Serviced Mortgage Loan Group, in the best interests of all the series
2007-PWR17 certificateholders and the related Trust-Serviced Non-Pooled
Noteholder), as a collective whole.

      The special servicer may, subject to the foregoing, take any action set forth in an asset status report before the expiration of the period during which the series 2007-PWR17 controlling class representative may reject the report if--

      o     the special servicer has reasonably determined that failure to take that action would materially and adversely affect the interests of the series 2007-PWR17 certificateholders or (if a Trust-Serviced
            Mortgage Loan Group is involved) the related Trust-Serviced
            Non-Pooled Noteholder, and

      o     it has made a reasonable effort to contact the series 2007-PWR17 controlling class representative.

      The special servicer may not take any action inconsistent with an asset status report that has been adopted as described above, unless that action would be required in order to act in accordance with the Servicing Standard.

      In addition, the special servicer generally will not be permitted to take or consent to the applicable master servicer taking any Material Action not otherwise covered by an approved asset status report, unless and until the special servicer has notified the series 2007-PWR17 controlling class representative and the series 2007-PWR17 controlling class representative has consented (or failed to object) thereto in writing within ten (10) business days of having been notified thereof in writing and provided with all reasonably requested information by it (or, in the case of a proposed action for which the applicable master servicer has requested approval from the special servicer, within any shorter period during which that special servicer is initially entitled to withhold consent without being deemed to have approved the action).

      However, the special servicer may take any Material Action without waiting for the response of the series 2007-PWR17 controlling class representative if the special servicer determines that immediate action is necessary to protect the interests of the series 2007-PWR17 certificateholders and, if affected thereby, the related Trust-Serviced Non-Pooled Noteholder(s), as a collective whole.

      Furthermore, the series 2007-PWR17 controlling class representative may, in general, direct the special servicer to take, or to refrain from taking, any actions as that representative may deem advisable with respect to the servicing and administration of specially serviced mortgage loans and REO Properties
(other than any Non-Trust-Serviced Pooled Mortgage Loan or any related REO
Property) or as to which provision is otherwise made in the series 2007-PWR17 pooling and servicing agreement.

                                      S-194

      The series 2007-PWR17 controlling class representative will not have the rights described above in connection with any special servicing actions involving any Non-Trust-Serviced Pooled Mortgage Loan. See "Description of the
Mortgage Pool--Certain Characteristics of the Mortgage Pool--Pari Passu,
Subordinate and/or Other Financing--Split Loan Structures--The DRA / Colonial
Office Portfolio Loan Group", "--The 1101 New York Avenue Loan Group" and "--The
32 Sixth Avenue Loan Group" in this prospectus supplement.

      The series 2007-PWR17 controlling class representative will not have the rights otherwise described above with respect to any PCFII Mortgage Loan Group unless a related PCFII Change of Control Event exists with respect to such
Mortgage Loan Group. See "Description of the Mortgage Pool--Certain
Characteristics of the Mortgage Pool--Pari Passu, Subordinate and/or Other
Financing--Split Loan Structures--PCFII Mortgage Loan Groups --PCFII Non-Pooled
Subordinate Noteholders" in this prospectus supplement.

      Notwithstanding the provisions described above, the series 2007-PWR17 controlling class representative may not direct the special servicer to act, and the special servicer is to ignore any direction for it to act, in any manner that would--

      o     require or cause the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the series
            2007-PWR17 pooling and servicing agreement, including that party's obligation to act in accordance with the Servicing Standard and the
            REMIC provisions of the Internal Revenue Code;

      o     result in an adverse tax consequence for the trust fund;

      o     expose the trust, the parties to the series 2007-PWR17 pooling and servicing agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability; or

      o     materially expand the scope of a master servicer's or the special servicer's responsibilities under the series 2007-PWR17 pooling and servicing agreement.

      In connection with each MezzCap Mortgage Loan Group, both (i) the series
2007-PWR17 pooling and servicing agreement provides that the series 2007-PWR17 controlling class representative will generally have the rights otherwise described above with respect to the pooled mortgage loans generally and (ii) the related mortgage loan group intercreditor agreement provides that the related
Non-Pooled Subordinate Noteholder's approval is required for certain material amendments (such as, but not limited to, changes in interest rate, principal amount and other economic terms and modifications to the method of application of payments) proposed to be executed prior to the expiration of that Non-Pooled
Subordinate Noteholder's defaulted loan purchase option (which option expires approximately 30 days after notice of certain material payment delinquencies and defaults). See "Description of the Mortgage Pool--Certain Characteristics of the
Mortgage Pool--Pari Passu, Subordinate and/or Other Financing--Split Loan
Structures--The MezzCap Mortgage Loan Groups" in this prospectus supplement.

      Also, notwithstanding the foregoing, the special servicer will not be obligated to obtain the approval of or accept direction from the series
2007-PWR17 controlling class representative regarding any asset status report or the actions contemplated by that report with respect to the pooled mortgage loan in any Trust-Serviced Mortgage Loan Group that constitutes a PCFII Mortgage Loan
Group, or even to prepare any asset status report with respect to that
Trust-Serviced Mortgage Loan Group, or otherwise obtain approval of or accept direction from the series 2007-PWR17 controlling class representative with respect to any servicing action involving that Trust-Serviced Mortgage Loan
Group, unless a PCFII Change of Control Event has occurred and is continuing.
Instead, the special servicer will be required to obtain the approval of or accept direction from the related Non-Pooled Subordinate Noteholder as described under "Description of the Mortgage Pool--Certain Characteristics of the Mortgage
Pool--Pari Passu, Subordinate and/or Other Financing--Split Loan
Structures--PCFII Mortgage Loan Groups --PCFII Non-Pooled Subordinate
Noteholders" in this prospectus supplement, unless a PCFII Change of Control
Event has occurred and is continuing. However, solely for informational purposes, the special servicer will prepare a report for the series 2007-PWR17 controlling class representative containing information similar to that found in an asset status report for the series 2007-PWR17 controlling class representative with respect to the related Trust-Serviced Mortgage Loan Group if those loans become specially serviced.

                                      S-195

      When reviewing the rest of this "Servicing Under the Series 2007-PWR17
Pooling and Servicing Agreement" section, it is important that you consider the effects that the rights and powers of the series 2007-PWR17 controlling class representative discussed above could have on the actions of the special servicer and the effects that the rights and powers of the holders of the Non-Pooled
Mortgage Loans discussed above and/or under "Description of the Mortgage
Pool--Certain Characteristics of the Mortgage Pool--Pari Passu, Subordinate
and/or Other Financing--Split Loan Structures" could have on the actions of the special servicer.

      Liability to Borrowers. In general, any and all expenses of the series
2007-PWR17 controlling class representative are to be borne by the holders of the series 2007-PWR17 controlling class, in proportion to their respective percentage interests in that class, and not by the trust fund. However, if a claim is made against the series 2007-PWR17 controlling class representative by a borrower with respect to the pooling and servicing agreement or any particular mortgage loan and the trust or a party to the pooling and servicing agreement is also named in the relevant legal action, the special servicer will generally assume the defense of the claim on behalf of and at the expense of the trust fund, provided that the special servicer (in its sole judgment) determines that the controlling class representative acted in good faith, without negligence or willful misfeasance with regard to the particular matter at issue.

      Liability to the Trust Fund and Certificateholders. The series 2007-PWR17 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series
2007-PWR17 certificates, may act solely in the interests of the holders of the controlling class of series 2007-PWR17 certificates, does not have any duty to the holders of any class of series 2007-PWR17 certificates other than the controlling class of series 2007-PWR17 certificates and may take actions that favor the interests of the holders of the controlling class of series 2007-PWR17 certificates over those of other classes of series 2007-PWR17 certificates. It will have no liability to any other series 2007-PWR17 certificateholders for having acted as described above and those other series 2007-PWR17 certificateholders may not take any action against it for having acted as described above.

      Defense of Litigation. If a claim is made against the controlling class representative by a borrower with respect to the series 2007-PWR17 pooling and servicing agreement or any particular mortgage loan, the series 2007-PWR17 controlling class representative must immediately notify the certificate administrator, the trustee, the applicable master servicer, the applicable primary servicer and the special servicer, whereupon (if the special servicer, a master servicer, a primary servicer, the certificate administrator, the trustee or the trust are also named parties to the same action and, in the sole judgment of the special servicer, (i) the series 2007-PWR17 controlling class representative had acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and (ii) there is no potential for the special servicer, a master servicer, a primary servicer, the certificate administrator, the trustee or the trust to be an adverse party in such action as regards the series 2007-PWR17 controlling class representative), the special servicer on behalf of the trust must (subject to the provisions described under "Description of the Pooling and Servicing Agreements--Some
Matters Regarding the Servicer and the Depositor" in the accompanying prospectus) assume the defense of any such claim against the series 2007-PWR17 controlling class representative; provided, however, that no judgment against the series 2007-PWR17 controlling class representative shall be payable out of the trust fund.

REPLACEMENT OF THE SPECIAL SERVICER

      The series 2007-PWR17 controlling class representative may remove the existing special servicer, with or without cause, and appoint a successor to the special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities for the special servicer will be the responsibility of the series 2007-PWR17 controlling class certificateholders. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of written confirmation from each of the Rating Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2007-PWR17 certificates.

      Notwithstanding the foregoing, under certain circumstances as described below, the holders of the Non-Pooled Subordinate Loans included in the PCFII
Mortgage Loan Groups may each replace the special servicer with another party designated by it, in which case that designated party will be the special servicer for that PCFII Mortgage Loan Group. That appointment right only applies at anytime when both (a) a PCFII Change of Control Event has not occurred and
(b) either (i) the special servicer does not meet the eligibility requirements under the series 2007-PWR17 pooling and servicing agreement, which requirements in any event will include (but will not be limited to) the absence of an Event of Default, or (ii) the initial holder of a majority of the controlling class of series 2007-PWR17 certificates or an affiliate thereof ceases to

                                      S-196

be the holder of a majority of the class of certificates that then constitutes the controlling class of series 2007-PWR17 certificates.

MAINTENANCE OF INSURANCE

      In the case of each mortgage loan (excluding each Non-Trust-Serviced
Pooled Mortgage Loan), the applicable master servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which a borrower is maintaining insurance coverage and, if the borrower does not so maintain, the applicable master servicer will be required, subject to certain limitations set forth in the series 2007-PWR17 pooling and servicing agreement, to itself cause to be maintained with Qualified Insurers having the Required Claims-Paying
Ratings) for the related mortgaged property:

      o     a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is generally at least equal to the lesser of the full replacement cost of improvements securing the mortgage loan or the outstanding principal balance of the mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

      o     all other insurance coverage as is required, or (subject to the
            Servicing Standard) that the holder of the mortgage loan is entitled to reasonably require, under the related mortgage loan documents.

Notwithstanding the foregoing, however:

      o     the applicable master servicer will not be required to maintain any earthquake or environmental insurance policy on any mortgaged property unless that insurance policy was in effect at the time of the origination of the related mortgage loan pursuant to the related mortgage loan documents and is available at commercially reasonable rates (and if the applicable master servicer does not cause the borrower to maintain or itself maintain such earthquake or environmental insurance policy on any mortgaged property, the special servicer will have the right, but not the duty, to obtain, at the trust's expense, earthquake or environmental insurance on any mortgaged property securing a specially serviced mortgage loan or an
            REO Property so long as such insurance is available at commercially reasonable rates); and

      o     except as provided below, in no event will the applicable master servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage that the applicable master servicer has determined is either (i) not available at any rate or (ii) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against at the then-available rates for properties similar to the related mortgaged property and located in or around the region in which the related mortgaged property is located (in each case, as determined by the applicable master servicer, which will be entitled to rely, at its own expense, on insurance consultants in making such determination) (and the related determinations by the applicable master servicer must be made not less frequently (but need not be made more frequently) than annually).

      Notwithstanding the provision described in the final bullet of the prior paragraph, the applicable master servicer must, prior to availing itself of any limitation described in that bullet with respect to any pooled mortgage loan that has a Stated Principal Balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer (and, in connection therewith, the special servicer will be required to comply with any applicable provisions of the series 2007-PWR17 pooling and servicing agreement described above under
"--The Series 2007-PWR17 Controlling Class Representative--Rights and Powers of
Controlling Class Representative"). The applicable master servicer will be entitled to conclusively rely on the determination of the special servicer.

      With respect to each specially serviced mortgage loan and REO Property, the special servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain (and, in the case of specially serviced mortgage loans, the special servicer will be required to (i)
direct the applicable master servicer to make a servicing advance for the costs associated with coverage that the special servicer determines to maintain, in which case the applicable master servicer will be required to make that servicing advance (subject to the recoverability determination and servicing advance procedures described in this prospectus supplement) or (ii) direct the applicable master servicer to cause that coverage to be maintained under the applicable master servicer's force-placed insurance policy, in which case that applicable master servicer

                                      S-197

will be required to so cause that coverage to be maintained to the extent that the identified coverage is available under the applicable master servicer's existing force-placed policy) with Qualified Insurers having the Required
Claims-Paying Ratings (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements at such REO Property or (ii) the outstanding principal balance of the related mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing
Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least twelve months. However, the special servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at commercially reasonable rates and consistent with the Servicing Standard.

      If (1) a master servicer or special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the mortgage loans or REO
Properties (other than the Non-Trust-Serviced Pooled Mortgage Loans or any related REO Properties), as applicable, as to which it is the applicable master servicer or the special servicer, as the case may be, then, to the extent such policy (a) is obtained from a Qualified Insurer having the Required
Claims-Paying Ratings, and (b) provides protection equivalent to the individual policies otherwise required, or (2) a master servicer or special servicer has long-term unsecured debt obligations that are rated not lower than "A" by S&P and "A" by Fitch, and that master servicer or that special servicer self-insures for its obligation to maintain the individual policies otherwise required, then that master servicer or that special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties or REO
Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the applicable master servicer or the special servicer, as the case may be, whichever maintains such policy, must if there has not been maintained on any mortgaged property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there will have been one or more losses that would have been covered by such an individual policy, promptly deposit into the applicable collection account maintained by the applicable master servicer, from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related mortgage loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard) and, in the case of a Trust-Serviced Mortgage Loan Group, to the extent that the corresponding pooled mortgage loan is affected.

      Subject to the foregoing discussion, see also "Description of Pooling and
Servicing Agreements--Hazard Insurance Policies" in the accompanying prospectus.

ENFORCEMENT OF DUE-ON-ENCUMBRANCE AND DUE-ON-SALE PROVISIONS

      In connection with each pooled mortgage loan (other than each
Non-Trust-Serviced Pooled Mortgage Loan), the applicable master servicer or the special servicer, as the case may be, will be required to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the mortgage loan or a further encumbrance of the related mortgaged property.
However, subject to the related mortgage loan documents, if the subject pooled mortgage loan (either alone or, if applicable, with other related pooled mortgage loans) exceeds specified size thresholds (either actual or relative) or fails to satisfy other applicable conditions imposed by the Rating Agencies, then neither that master servicer nor that special servicer may enter into such a waiver or approval, unless it has received written confirmation from either or both Rating Agencies, as applicable, that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that Rating Agency or those Rating Agencies, as the case may be, to the series
2007-PWR17 certificates. Furthermore, except in limited circumstances, a master servicer may not enter into such a waiver or approval without the consent of the special servicer, and the special servicer will not be permitted to grant that consent or to itself enter into such a waiver or approval unless the special servicer has complied with any applicable provisions of the series 2007-PWR17 pooling and servicing agreement and/or Mortgage Loan Group Intercreditor
Agreement described above under "--The Series 2007-PWR17 Controlling Class
Representative--Rights and Powers of Controlling Class Representative" or
"Description of the Mortgage Pool--Certain Characteristics of the Mortgage Pool
--Pari Passu, Subordinate and/or Other Financing--Split Loan Structures".

                                      S-198

TRANSFERS OF INTERESTS IN BORROWERS

      Each master servicer will generally have the right to consent to any transfers of an interest in a borrower under a non-specially serviced mortgage loan (other than each Non-Trust-Serviced Pooled Mortgage Loan), to the extent the transfer is allowed under the terms of that mortgage loan (without the exercise of any lender discretion other than confirming the satisfaction of other specified conditions that do not include any other lender discretion), including any consent to transfer to any subsidiary or affiliate of a borrower or to a person acquiring less than a majority interest in the borrower. However, subject to the terms of the related mortgage loan documents and applicable law, if--

      o     the subject mortgage loan is a pooled mortgage loan that alone - or together with all other pooled mortgage loans that have the same or a known affiliated borrower - is one of the ten largest mortgage loans in the trust fund (according to Stated Principal Balance); has a cut-off date principal balance in excess of $20,000,000; or has a principal balance at the time of such proposed transfer that is equal to or greater than 5% of the then aggregate mortgage pool balance; and

      o     the transfer is of an interest in the borrower of greater than 49%,

then the applicable master servicer may not consent to the transfer unless it has received written confirmation from each of the Rating Agencies that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that Rating Agency to the series 2007-PWR17 certificates. In addition, the series 2007-PWR17 pooling and servicing agreement may require the applicable master servicer to obtain the consent of the special servicer prior to consenting to the transfers of interests in borrowers that such master servicer is otherwise entitled to consent to as described above.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

      Except in the case of the Non-Trust-Serviced Pooled Mortgage Loans, the special servicer, with respect to a specially serviced mortgage loan, or the applicable master servicer, with respect to any other mortgage loan, may, consistent with the Servicing Standard agree to:

      o     modify, waive or amend any term of any mortgage loan;

      o     extend the maturity of any mortgage loan;

      o     defer or forgive the payment of interest (including Default Interest and Post-ARD Additional Interest) on and principal of any mortgage loan;

      o     defer or forgive the payment of late payment charges on any mortgage loan;

      o     defer or forgive Yield Maintenance Charges or Prepayment Premiums on any mortgage loan;

      o     permit the release, addition or substitution of collateral securing any mortgage loan; or

      o     permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

      The ability of the special servicer or a master servicer to agree to any of the foregoing, however, is subject to the discussions under "--The Series
2007-PWR17 Controlling Class Representative--Rights and Powers of Controlling
Class Representative" and "--Enforcement of Due-on-Sale and Due-on-Encumbrance
Provisions" above and "Description of the Mortgage Pool--Certain Characteristics
of the Mortgage Pool--Pari Passu, Subordinate and/or Other Financing--Split Loan
Structures" in this prospectus supplement, and further, to each of the following limitations, conditions and restrictions:

      o     Unless the applicable master servicer has obtained the consent of the special servicer, a master servicer may not agree to modify, waive or amend any term of, or take any of the other
            above-referenced actions with respect to, any mortgage loan in the trust fund, that would affect the amount or timing of any related payment

                                      S-199

            of principal, interest or other amount payable under that mortgage loan or materially and adversely affect the security for that mortgage loan, except (a) for certain waivers of Default Interest, late payment charges and Post-ARD Additional Interest and (b) with respect to certain routine matters.

      o     With limited exceptions generally involving the waiver of Default
            Interest and late payment charges, the special servicer may not agree to, or consent to the applicable master servicer's agreeing to, modify, waive or amend any term of, and may not take, or consent to the master servicer's taking, any of the other above-referenced actions with respect to any mortgage loan, if doing so would--

            1.    affect the amount or timing of any related payment of
                  principal, interest or other amount payable under the mortgage loan, or

            2.    in the judgment of the special servicer, materially impair the security for the mortgage loan,

            unless a material default on the mortgage loan has occurred or, in the judgment of the special servicer, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce an equal or a greater recovery to the series 2007-PWR17 certificateholders and, in the case of a Trust-Serviced Loan Group, the related Trust-Serviced Non-Pooled Noteholder, all as a collective whole, on a present value basis than would liquidation.

      o     As regards modifications, waivers and amendments of a Trust-Serviced
            Mortgage Loan Group:

            1.    following any modification, extension, waiver or amendment of the payment terms of a Trust-Serviced Mortgage Loan Group, any payments on and proceeds of a Trust-Serviced Mortgage Loan
                  Group must be allocated and applied (as among the mortgage loans in that Trust-Serviced Mortgage Loan Group) in
                  accordance with the allocation and payment priorities set
                  forth in the related Mortgage Loan Group Intercreditor
                  Agreement, such that none of the trust as holder of the
                  related pooled mortgage loan and the holder of that
                  Trust-Serviced Non-Pooled Mortgage Loan will gain a priority over the other with respect to any payment, which priority is not reflected in the related Mortgage Loan Group Intercreditor
                  Agreement; and

            2.    in the case of any Mortgage Loan Group that also includes a
                  Non-Pooled Subordinate Loan, to the extent consistent with the
                  Servicing Standard, taking into account the extent to which the related Non-Pooled Subordinate Loan is junior to the
                  related pooled mortgage loan,

                  (a)   no waiver, reduction or deferral of any amounts due on
                        the pooled mortgage loan will be effected prior to the
                        waiver, reduction or deferral of the entire
                        corresponding item in respect of the related Non-Pooled
                        Subordinate Loan, and

                  (b)   no reduction of the mortgage rate (exclusive, if
                        applicable, of any portion thereof that represents the
                        rate at which Post-ARD Additional Interest is
                        calculated) of the related pooled mortgage loan will be
                        effected prior to the reduction of the mortgage rate
                        (exclusive, if applicable, of any portion thereof that
                        represents the rate at which Post-ARD Additional
                        Interest is calculated) of the related Non-Pooled
                        Subordinate Loan.

      o     Neither the applicable master servicer nor the special servicer may extend the date on which any balloon payment is scheduled to be due on any mortgage loan to a date beyond the earliest of--

            1.    with certain exceptions, five years after the mortgage loan's stated maturity if the mortgage loan is the subject of an
                  environmental insurance policy,

            2.    five years prior to the rated final distribution date, and

            3.    if the mortgage loan is secured by a lien solely or primarily on the related borrower's leasehold interest in the
                  corresponding mortgaged property, 20 years or, to the extent consistent with the Servicing Standard, giving due
                  consideration to the remaining term of the ground lease, ten years, prior to the end of the then current term of the
                  related ground lease, plus any unilateral options to extend.

                                      S-200

      o     Neither the applicable master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan, if doing so would--

            1.    cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code or any of the
                  respective grantor trusts related to the class R, class V and class A-MFL certificates to fail to qualify as a grantor trust under the Internal Revenue Code,

            2.    result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I,
                  REMIC II or REMIC III under the Internal Revenue Code or the imposition of any tax on any of the respective grantor trusts related to the class R, class V and class A-MFL certificates under the Internal Revenue Code, or

            3.    adversely affect the status of any portion of the trust fund that is intended to be a grantor trust under the Internal
                  Revenue Code.

      o     Subject to applicable law, the related mortgage loan documents and the Servicing Standard, neither the applicable master servicer nor the special servicer may permit any modification, waiver or amendment of any term of any mortgage loan that is not a specially serviced mortgage loan unless all related fees and expenses are paid by the borrower.

      o     The special servicer may not permit or consent to the applicable master servicer's permitting any borrower to add or substitute any real estate collateral for any mortgage loan, unless the special servicer has first----

            1.    determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that--

                  (a)   the additional or substitute collateral is in compliance
                        with applicable environmental laws and regulations, and

                  (b)   there are no circumstances or conditions present with
                        respect to the new collateral relating to the use,
                        management or disposal of any hazardous materials for
                        which investigation, testing, monitoring, containment,
                        clean-up or remediation would be required under any then
                        applicable environmental laws or regulations; and

            2.    received, at the expense of the related borrower to the extent permitted to be charged by the holder of the mortgage loan under the related mortgage loan documents, confirmation from each of the Rating Agencies that the addition or substitution of real estate collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by that
                  Rating Agency to a class of series 2007-PWR17 certificates.

      o     With limited exceptions generally involving the delivery of substitute collateral, the paydown of the subject mortgage loan or the release of non-material parcels, the special servicer may not release or consent to the applicable master servicer's releasing any material real property collateral securing an outstanding mortgage loan in the trust fund other than in accordance with the terms of, or upon satisfaction of, the mortgage loan.

      The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and
Consents" section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower within the meaning of Treasury regulation section 1.1001-3(c)(2)(iii), in any event, under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or, in the case of a replacement mortgage loan, on the date it is added to the trust fund. Also, in no event will either the applicable master servicer or the special servicer be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

      Also notwithstanding the foregoing, the applicable master servicer will not be required to seek the consent of, or provide prior notice to, the special servicer or any series 2007-PWR17 certificateholder or obtain any confirmation from the

                                      S-201

Rating Agencies in order to approve waivers of minor covenant defaults (other than financial covenants) or grant approvals and consents in connection with various routine matters.

      All modifications, amendments, material waivers and other material actions entered into or taken and all consents with respect to the mortgage loans must be in writing. Each of the master servicers and the special servicer must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to a such modification, waiver, amendment or other action agreed to or taken by it, promptly following its execution.

      In circumstances in which the applicable master servicer is not permitted to enter into a modification, waiver, consent or amendment without the approval of the special servicer, that master servicer must provide a written recommendation and explain the rationale therefor and deliver all pertinent documents to the special servicer and to the series 2007-PWR17 controlling class representative or, if applicable, the related Non-Pooled Subordinate Noteholder.
If approval is granted by the special servicer, the applicable master servicer will be responsible for entering into the relevant documentation.

REQUIRED APPRAISALS

      Within approximately 60 days following the occurrence of any Appraisal
Trigger Event with respect to any of the pooled mortgage loans (other than any
Non-Trust-Serviced Pooled Mortgage Loan), the special servicer must obtain an appraisal of the related mortgaged property from an independent appraiser meeting the qualifications imposed in the series 2007-PWR17 pooling and servicing agreement, unless--

      o     an appraisal had previously been obtained within the prior twelve months, and

      o     the special servicer has no knowledge of changed circumstances that in the judgment of the special servicer would materially affect the value of the mortgaged property.

      Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, then the special servicer may, at its option, perform an internal valuation of the related mortgaged property.

      As a result of any appraisal or other valuation, it may be determined by the special servicer, in consultation with the series 2007-PWR17 controlling class representative or, if applicable, the related Non-Pooled Subordinate
Noteholder, that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to (i) the amount of any advances of delinquent interest required to be made with respect to the affected pooled mortgage loan and (ii) in the case of each PCFII Mortgage
Loan Group, the determination of whether the related Non-Pooled Subordinate
Noteholder, on the one hand, or the series 2007-PWR17 controlling class representative, on the other, exercises certain control rights with respect to the related loan group. See "Description of the Offered Certificates--Advances
of Delinquent Monthly Debt Service Payments" and "Description of the Mortgage
Pool--Certain Characteristics of the Mortgage Pool--Pari Passu, Subordinate
and/or Other Financing--Split Loan Structures--PCFII Mortgage Loan Groups
--PCFII Non-Pooled Subordinate Noteholders" in this prospectus supplement.

      If an Appraisal Trigger Event occurs with respect to any specially serviced mortgage loan (other than any Non-Trust-Serviced Pooled Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that
Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine, in consultation with the series 2007-PWR17 controlling class representative, and report to the certificate administrator, the trustee and the applicable master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

      o     any and all Servicing Transfer Events with respect to the mortgage loan have ceased, and

      o     no other Servicing Transfer Event or Appraisal Trigger Event has
            occurred with respect to the subject mortgage loan during the preceding three months.

                                      S-202

      The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, at the direction of the special servicer, and will be reimbursable to the applicable master servicer as a servicing advance.

      Notwithstanding the foregoing, the series 2007-PWR17 controlling class representative or other controlling party will have the right (exercisable not more frequently that once every six months) to require that the special servicer, as applicable, obtain a new appraisal with respect to the subject mortgage loan, at the expense of the series 2007-PWR17 controlling class certificateholders or other controlling party, as applicable. Upon receipt of the new appraisal, the special servicer will redetermine any Appraisal Reduction
Amount.

      Appraisal Reduction Amounts with respect to Trust-Serviced Loan Groups will be calculated in the manner described under the definition of "Appraisal
Reduction Amount" in the glossary to this prospectus supplement.

      Also, notwithstanding the foregoing, any Appraisal Reduction Amounts (as calculated under the related Non-Trust-Servicing Agreement) with respect to any
Non-Trust-Serviced Pooled Mortgage Loan will be determined in accordance with the related Non-Trust Servicing Agreement, which is similar but not identical to the series 2007-PWR17 pooling and servicing agreement in this regard, based upon appraisals obtained under that Non-Trust Servicing Agreement and may affect the amount of any advances of delinquent monthly debt service payments required to be made on that Non-Trust-Serviced Pooled Mortgage Loan.

COLLECTION ACCOUNTS

      General. Each master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans for which it is the applicable master servicer. That collection account must be maintained in a manner and with a depository institution that satisfies each Rating Agency's standards for securitizations similar to the one involving the offered certificates.

      The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. See "--Servicing and Other
Compensation and Payment of Expenses--Additional Servicing Compensation" above.

      Deposits. Each master servicer must deposit or cause to be deposited in its collection account, generally within one business day following receipt by it, all payments on and proceeds of the pooled mortgage loans that are received by or on behalf of that master servicer with respect to the related mortgage loans. These payments and proceeds include borrower payments, insurance and condemnation proceeds (other than amounts to be applied to the restoration of a property), amounts remitted monthly by the special servicer from an REO account, the proceeds of any escrow or reserve account that are applied to the mortgage loan indebtedness and the sales proceeds of any sale of any mortgage loan on behalf of the trust fund that may occur as otherwise described in this prospectus supplement. Notwithstanding the foregoing, a master servicer need not deposit into its collection account any amount that such master servicer would be authorized to withdraw immediately from that collection account as described under "--Withdrawals" below and will be entitled to instead pay that amount directly to the person(s) entitled thereto.

      Withdrawals. The master servicers may make withdrawals from the collection accounts for the purpose of making any Authorized Collection Account
Withdrawals.

      The series 2007-PWR17 pooling and servicing agreement will contain additional provisions with respect to the timing of the payments, reimbursements and remittances generally described above. The payments, reimbursements and remittances described above may result in shortfalls to the holders of the offered certificates in any particular month even if those shortfalls do not ultimately become realized losses for those holders.

FAIR VALUE PURCHASE OPTION

      If any pooled mortgage loan becomes a Specially Designated Defaulted
Pooled Mortgage Loan, then the special servicer must determine the Fair Value of the subject Specially Designated Defaulted Pooled Mortgage Loan based upon, among other things, an appraisal or other valuation obtained or conducted by the special servicer within the preceding 12-month period. The determination must be made within 30 days following receipt of the appraisal or other valuation. The

                                      S-203

special servicer will be required to update its Fair Value determination if an offer is made for the purchase of the applicable pooled mortgage loan at that value on a date that is later than 90 days following the special servicer's determination or if the special servicer becomes aware of any circumstances or conditions that have occurred or arisen that would, in its reasonable judgment, materially affect the most recent Fair Value determination. In the case of each
Non-Trust-Serviced Pooled Mortgage Loan, however, the provisions described above will be subject to any conditions and/or contrary provisions described under
"Description of the Mortgage Pool -- Certain Characteristics of the Mortgage
Loans--Pari Passu, Subordinate and/or Other Financing--Split Loan Structures".

      The holder(s) of a majority in principal amount of the series 2007-PWR17 controlling class and the special servicer, in that order, will be entitled to purchase from the trust fund any Specially Designated Defaulted Pooled Mortgage
Loan, at a cash price that is equal to: (a) the Fair Value of that mortgage loan, as most recently determined by the special servicer and reported to the trustee, certificate administrator, the applicable master servicer and the series 2007-PWR17 controlling class representative as described above; or (b) if no such Fair Value has yet been established as described above, or if the special servicer is in the process of redetermining the Fair Value because of a change in circumstances, the applicable Purchase Price. Any exercise of the
Purchase Option by the special servicer or any affiliate thereof will be conditioned on a confirmation by the trustee that the special servicer's determination of the Fair Value is consistent with or greater than what the trustee considers to be the fair value of that mortgage loan, although the special servicer may revise any such Fair Value determination that is rejected by the trustee (in which case the revised determination shall likewise be subject to confirmation by the trustee). For these purposes, the trustee may at its option (and at the expense of the trust) designate an independent third party expert to make the determination, in which case the trustee will be entitled to conclusively rely upon such third party's determination. Any holder of the Purchase Option may assign the option to any third party other than the borrower or an affiliate of the borrower under the applicable pooled mortgage loan.

      The Purchase Option with respect to any Specially Designated Defaulted
Pooled Mortgage Loan will end on the earliest of (1) the date on which such mortgage loan is worked out or otherwise ceases to be a Specially Designated
Defaulted Mortgage Loan, (2) the date on which the mortgage loan is liquidated or otherwise removed from the trust fund and (3) the date on which the related mortgaged property becomes an REO Property.

      The Purchase Option with respect to any Specially Designated Defaulted
Pooled Mortgage Loan may be subject to the purchase options of other related creditors of the subject borrower and its principals. In any case, the Purchase
Option(s) with respect to the Fairlane Woods Pooled Mortgage Loan, the Fairfield
Inn - Chantilly, VA Pooled Mortgage Loan, the Hampton Inn - Woodbridge, VA
Pooled Mortgage Loan, Graceland Shopping Center Pooled Mortgage Loan and the
Parkwood Apartments Pooled Mortgage Loan are subject to the prior right of the applicable Non-Pooled Subordinate Noteholder to exercise any option to purchase the related pooled mortgage loan following a default and to any consultation and/or approval right that applies to a sale of a defaulted loan. See
"Description of the Mortgage Pool -- Certain Characteristics of the Mortgage
Loans--Pari Passu, Subordinate and/or Other Financing--Split Loan Structures"
above.

      We cannot assure you that the Fair Value of any Specially Designated
Defaulted Pooled Mortgage Loan (determined as described above) will equal the amount that could have actually been realized in an open bid or that the cash price at which any Specially Designated Defaulted Pooled Mortgage Loan may be
purchased as described above will equal or be greater than the amount that could have been realized through foreclosure or a work-out of that mortgage loan.

      The special servicer will be required to concurrently proceed with a work-out or foreclosure in respect of any Specially Designated Defaulted Pooled
Mortgage Loan without regard to the related Purchase Option.

      The Purchase Option under the series 2007-PWR17 pooling and servicing agreement will apply to the Pooled Mortgage Loan in each Non-Trust-Serviced
Mortgage Loan Group, subject to any conditions and/or contrary provisions described under "Description of the Mortgage Pool -- Certain Characteristics of
the Mortgage Loans--Pari Passu, Subordinate and/or Other Financing--Split Loan
Structures". Any purchaser will not be entitled or required to purchase any related Non-Pooled Mortgage Loan.

PROCEDURES WITH RESPECT TO DEFAULTED MORTGAGE LOANS AND REO PROPERTIES

      The special servicer will be responsible for liquidating defaulted pooled mortgage loans (other than, if applicable, any Non-Trust-Serviced Pooled
Mortgage Loan) and for the operation, management, leasing, maintenance and disposition of REO Properties, in any event generally as described under
"Description of the Pooling and Servicing Agreements--

                                      S-204

Realization upon Defaulted Mortgage Loans" in the accompanying prospectus. Any
REO Property relating to a Trust-Serviced Mortgage Loan Group will be held on behalf of the series 2007-PWR17 certificateholders and the related
Trust-Serviced Non-Pooled Noteholder.

REO ACCOUNT

      If an REO Property is acquired, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. The funds held in each such REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the REO account maintained by the special servicer will be payable to that special servicer, subject to the limitations described in the series 2007-PWR17 pooling and servicing agreement.

      The special servicer will be required to withdraw from the REO account maintained by that special servicer funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from its REO account and deposit, or deliver to the applicable master servicer for deposit, into the applicable master servicer's collection account the total of all amounts received in respect of each REO Property held by the trust fund during that collection period, net of any withdrawals made out of those amounts, as described in the preceding sentence and any amounts as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

      Notwithstanding the foregoing, amounts received with respect to any REO
Property relating to a Non-Trust-Serviced Pooled Mortgage Loan will be deposited into an REO account maintained by the special servicer under the Non-Trust
Servicing Agreement and, subject to similar conditions as are set forth under the series 2007-PWR17 pooling and servicing agreement, will be remitted monthly to the master servicer under the Non-Trust Servicing Agreement for remittance to the applicable master servicer under the series 2007-PWR17 pooling and servicing agreement.

RIGHTS UPON THE OCCURRENCE OF AN EVENT OF DEFAULT

      If an Event of Default occurs with respect to any of the master servicers or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of series 2007-PWR17 certificateholders entitled to not less than 25% of the series 2007-PWR17 voting rights, or, in the case of the special servicer, at the direction of the series 2007-PWR17 controlling class representative, the trustee will be required, to terminate all of the obligations and rights of the defaulting party under the series 2007-PWR17 pooling and servicing agreement accruing from and after the notice of termination, other than any rights the defaulting party may have as a series
2007-PWR17 certificateholder or as holder of a Non-Pooled Subordinate Loan, entitlements to amounts payable to the terminated party at the time of termination and any entitlements of the terminated party that survive the termination. Upon any termination, subject to the discussion in the next two paragraphs and under "--Replacement of the Special Servicer" above, the trustee must either:

      o     succeed to all of the responsibilities, duties and liabilities of the terminated master servicer or special servicer, as the case may be, under the series 2007-PWR17 pooling and servicing agreement; or

      o     appoint an established mortgage loan servicing institution reasonably acceptable to the series 2007-PWR17 controlling class representative to act as successor to the terminated master servicer or special servicer, as the case may be.

      The holders of certificates entitled to a majority of the voting rights or, alternatively, if an Event of Default involving the special servicer has occurred, the series 2007-PWR17 controlling class representative, may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee or its designee act as that successor. In connection with the pooled mortgage loans sold by Principal Commercial Funding II, LLC or
Nationwide Life Insurance Company to us for deposit into the trust fund, the applicable master servicer will perform most of its servicing duties through
Principal Global Investors, LLC or Nationwide Life, as applicable, in its capacity as primary servicer and Principal Global Investors, LLC or Nationwide
Life, as applicable, in that capacity cannot be terminated, including by a successor master servicer, except for cause. In addition, in the case of a

                                      S-205

number of other mortgage loans, it is expected that the applicable master servicer will perform some of its servicing duties through sub-servicers whose rights to receive certain payments cannot be terminated, including by a successor master servicer, except for cause.

      Notwithstanding the foregoing discussion in this "--Rights Upon the
Occurrence of an Event of Default" section, if a master servicer receives a notice of termination because of the occurrence of any of the Events of Default described in the eighth and ninth bullets under the definition of "Event of
Default" that appears in the glossary to this prospectus supplement, the applicable master servicer will continue to serve as master servicer and will have the right for a period of 45 days, at its expense, to sell or cause to be sold its master servicing rights with respect to the mortgage loans for which it is the applicable master servicer to a successor.

      The appointment of any entity as a successor to a terminated master servicer or special servicer as described in the second bullet of the first paragraph or in the second or third paragraph of this "--Rights Upon the
Occurrence of an Event of Default" section may not occur unless each of the
Rating Agencies have confirmed that the appointment of that entity will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the series 2007-PWR17 certificates.

      In general, certificateholders entitled to at least 66-2/3% of the voting rights allocated to each class of series 2007-PWR17 certificates affected by any
Event of Default may waive the Event of Default. However, the Events of Default described in the first, second, eighth and ninth bullets under the definition of
"Event of Default" that appears in the glossary to this prospectus supplement may only be waived by all of the holders of the affected classes of series
2007-PWR17 certificates. Furthermore, if the trustee is required to spend any monies in connection with any Event of Default, then that Event of Default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an Event of Default, the
Event of Default will cease to exist and will be deemed to have been remedied for every purpose under the series 2007-PWR17 pooling and servicing agreement.

      If an Event of Default on the part of the master servicer for a
Trust-Serviced Mortgage Loan Group occurs and affects a related Trust-Serviced
Non-Pooled Noteholder and that master servicer is not terminated pursuant to the provisions set forth above, then notwithstanding that the Event of Default may be waived by the series 2007-PWR17 certificateholders, the related
Trust-Serviced Non-Pooled Noteholder will be entitled to require that the applicable master servicer appoint a sub-servicer that will be responsible for servicing the applicable Mortgage Loan Group.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

GENERAL

      The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (approximately 12.9% of the initial mortgage pool balance) and Texas (approximately 11.9% of the initial mortgage pool balance). The discussion is general in nature, does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

      Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non judicial trustee's sale in accordance with the California
Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of
Civil Procedure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure.
Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee's power of sale. California's "one action rule"
requires the lender to complete foreclosure of all real estate provided as security under the deed of trust in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. California case law has held that acts such as an offset of an unpledged account constitute violations of such

                                      S-206

statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

TEXAS

      Texas law does not require that a lender must bring a foreclosure action before being entitled to sue on a note. Texas does not restrict a lender from seeking a deficiency judgment. The delay inherent in obtaining a judgment generally causes the secured lender to file a suit seeking a judgment on the debt and to proceed simultaneously with non-judicial foreclosure of the real property collateral. The desirability of non-judicial foreclosure of real property is further supported by the certain and defined non-judicial foreclosure procedures. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied, and the deficiency determination is subject to the borrower's defense (and, if successful, right of offset) that the fair market value of the property at the time of foreclosure was greater than the foreclosure bid. In addition, the availability of a deficiency judgment is limited in the case of the Mortgage Loans because of the limited nature of its recourse liabilities.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      Upon the issuance of the offered certificates, Cadwalader, Wickersham &
Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2007-PWR17 pooling and servicing agreement and the Non-Trust Servicing Agreements, and subject to any other assumptions set forth in the opinion, (i) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Internal Revenue Code, and (ii) the respective portions of the trust that hold (a) the Post-ARD Additional Interest and collections thereof
(the "Class V Grantor Trust") and (b) the Class A-MFL Regular Interest, the
applicable Swap Contract, the applicable fixed rate account and the applicable floating rate account (the "Class A-MFL Grantor Trust") will each be treated as a grantor trust under the Internal Revenue Code.

      The assets of REMIC I will generally include--

      o     the pooled mortgage loans,

      o     any REO Properties acquired on behalf of the series 2007-PWR17 certificateholders (or a beneficial interest in a mortgaged property securing a pooled mortgage loan that is part of a Mortgage Loan
            Group),

      o     the respective master servicers' collection accounts,

      o     the REO account maintained by the special servicer, and

      o     the certificate administrator's distribution account and interest reserve account.

      However, REMIC I will exclude any collections of Post-ARD Additional
Interest on the ARD Loans.

                                      S-207

      For federal income tax purposes,

      o     the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

      o     the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC
            III,

      o     the class A-1, A-2, A-3, A-AB, A-4, A-1A, A-M, A-J, X-1, X-2, B, C,
            D, E, F, G, H, J, K, L, M, N, O, P, Q and S certificates and the
            Class A-MFL Regular Interest will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III,

      o     the class A-MFL certificates will represent beneficial ownership of the assets of the Class A-MFL Grantor Trust,

      o     the class V certificates will represent beneficial ownership of the assets of the Class V Grantor Trust, and

      o     the class R certificates will evidence the sole class of residual interests in each of REMIC I, REMIC II and REMIC III.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

      The IRS has issued regulations under sections 1271 to 1275 of the Internal
Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

      For federal income tax reporting purposes, we anticipate that the class
A-J certificates will be treated as having been issued with a de minimis amount of original issue discount and that the class A-1, A-2, A-3, A-AB, A-4, A-1A and
A-M certificates will be issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Regular Certificates--Premium"
in the accompanying prospectus.

      When determining the rate of accrual of original issue discount and market discount, if any, and the amortization of premium, if any, with respect to the series 2007-PWR17 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

      o     the mortgage loans with anticipated repayment dates will be paid in full on those dates,

      o     no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

      o     there will be no extension of maturity for any mortgage loan in the trust.

      For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in each of this prospectus supplement and the accompanying prospectus.

                                      S-208

      Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the applicable master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

      Except to the extent noted below, offered certificates held by a real estate investment trust ("REIT") will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on offered certificates held by a REIT will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

      Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section
7701(a)(19)(C) of the Internal Revenue Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as
"qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the
Internal Revenue Code.

      To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

      o     a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

      o     a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue
            Code; and

      o     the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

      In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

      (1)   the borrower pledges substitute collateral that consist solely of
            Government Securities;

      (2)   the mortgage loan documents allow that substitution;

                                      S-209

      (3)   the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

      (4)   the release is not within two years of the startup day of the REMIC.

      Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(c)(3)(B) of the Internal Revenue Code, respectively.

      See "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates" in the accompanying prospectus.

      For further information regarding the federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

      ERISA and the Internal Revenue Code impose requirements on Plans that are subject to ERISA and/or Section 4975 of the Internal Revenue Code. ERISA imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of
ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Internal
Revenue Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

      The DOL has issued a final regulation (29 C.F.R. Section 2510.3-101)
concerning the definition of what constitutes the assets of a Plan. That DOL regulation, as modified by Section 3(42) of ERISA, provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of
ERISA and Section 4975 of the Internal Revenue Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute plan assets by reason of a Plan's investment in offered certificates, such plan assets would include an undivided interest in the pooled mortgage loans and any other assets of the trust. If the pooled mortgage loans or other trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" of investing Plans with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code
with respect to the pooled mortgage loans and other trust assets.

      Bear Stearns Commercial Mortgage Securities Inc., the underwriters, the master servicers, the primary servicers, the special servicer, any party responsible for the servicing and administration of any Non-Trust-Serviced
Pooled Mortgage Loan or any related REO Property and certain of their respective affiliates might be considered or might become fiduciaries or other Parties in
Interest with respect to investing Plans. Moreover, the trustee, the certificate administrator, the series 2007-PWR17 controlling class representative, or any insurer, primary insurer or other issuer of a credit support instrument relating to the primary assets in the trust, or certain of their respective affiliates, might be considered fiduciaries or other Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions" within the meaning of ERISA and Section 4975 of the Internal
Revenue Code could arise if offered certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

      In addition, an insurance company proposing to acquire or hold offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Internal Revenue Code under John Hancock Mutual Life
Insurance Co. v. Harris Trust and Savings Bank, 510

                                      S-210

U.S. 86 (1993), and Section 401(c) of ERISA, as amended by the Small Business
Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See "--Insurance Company General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

      With respect to the acquisition and holding of the offered certificates, the DOL has granted the Underwriter Exemption to Bear, Stearns & Co. Inc. and
Morgan Stanley & Co. Incorporated. The Underwriter Exemption generally exempts from certain of the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code transactions relating to:

      o     the initial purchase, the holding, and the subsequent resale by
            Plans of certificates evidencing interests in pass-through trusts;
            and

      o     transactions in connection with the servicing, management and operation of such trusts,

provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the
Underwriter Exemption.

      The assets covered by the Underwriter Exemption include mortgage loans such as the pooled mortgage loans and fractional undivided interests in such loans.

      The Underwriter Exemption as applicable to the offered certificates sets forth the following five general conditions which must be satisfied for exemptive relief:

      o     the acquisition of the offered certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      o     the offered certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Moody's, S&P, Fitch, DBRS
            Limited or DBRS, Inc.;

      o     the trustee must not be an affiliate of any other member of the
            Restricted Group, other than an underwriter;

      o     the sum of all payments made to and retained by the underwriters in connection with the distribution of the offered certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by us in consideration of our assignment of the mortgage loans to the trust fund must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the certificate administrator, tax administrator, the trustee, the master servicers, the special servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the series 2007-PWR17 pooling and servicing agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

      o     the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) under the Securities Act of
            1933, as amended.

      A fiduciary of a Plan contemplating purchasing any of the offered certificates in the secondary market must make its own determination that at the time of such acquisition, such certificates continue to satisfy the second general condition set forth above. We expect that the third general condition set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating purchasing any of the offered certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to such certificates.

                                      S-211

      Moreover, the Underwriter Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

      o     the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

      o     the Plan's investment in each class of series 2007-PWR17
            certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition;

      o     immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity;

      o     in connection with the acquisition of certificates in the initial offering, at least 50% of each class of certificates in which Plans invest and of the aggregate interests in the trust are acquired by persons independent of the Restricted Group; and

      o     the Plan is not sponsored by a member of the Restricted Group.

      Before purchasing any of the offered certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute "securities" for purposes of the Underwriter Exemption and (b) that the specific and general conditions of the Underwriter Exemption and the other requirements set forth in the Underwriter Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the
Underwriter Exemption, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

INSURANCE COMPANY GENERAL ACCOUNTS

      Based on the reasoning of the United States Supreme Court in John Hancock
Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the Small Business Job
Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Internal Revenue Code. Under regulations issued pursuant to Section 401(c), assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and
Section 4975 of the Internal Revenue Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998, if the insurer satisfies various conditions.

      Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in any class of certificates that is not rated at least
"BBB-" by S&P or Fitch should consult with their legal counsel with respect to the applicability of Section 401(c).

      Accordingly, any insurance company that acquires or holds any offered certificate with "plan assets" of a Plan will be deemed to have represented and warranted to us, the trustee, the certificate administrator, each master servicer and the special servicer that (1) such acquisition and holding are permissible under applicable law, satisfy the requirements of the Underwriter
Exemption will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, and will not subject us, the trustee, the certificate administrator, either master servicer, the special servicer or either primary servicer to any obligation in addition to those undertaken in the series 2007-PWR17 pooling and servicing agreement, or
(2) the source of funds used to acquire and hold such certificates is an
"insurance company general account", as defined in DOL Prohibited Transaction
Class Exemption 95-60, and the applicable conditions set forth in Sections I and
III of PTCE 95-60 have been satisfied.

                                      S-212

GENERAL INVESTMENT CONSIDERATIONS

      Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Internal Revenue Code or any
corresponding provisions of applicable federal, state or local law, the applicability of the Underwriter Exemption or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. Any sale of offered certificates to a Plan does not constitute any representation by the depositor or any underwriter that an investment in the offered certificates meets relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

      The offered certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

      No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions.
The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

      See "Legal Investment" in the accompanying prospectus.

                                 USE OF PROCEEDS

      We will use the net proceeds from the sale of the offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.

                              PLAN OF DISTRIBUTION

      Under the terms and subject to the conditions set forth in an underwriting agreement dated as of the date hereof, each underwriter has agreed to purchase from us and we have agreed to sell to each underwriter its allocable share, specified in the following table, of each class of the offered certificates. The underwriting agreement provides that the underwriters are obligated to purchase all the offered certificates if any are purchased.

           UNDERWRITER               CLASS A-1      CLASS A-2       CLASS A-3      CLASS A-AB
---------------------------------   ------------   ------------   -------------   ------------

Bear, Stearns & Co. Inc.            $ 50,875,000   $ 97,025,000   $ 155,900,000   $ 66,000,000
Morgan Stanley & Co. Incorporated   $ 50,875,000   $ 97,025,000   $ 155,900,000   $ 66,000,000
TOTAL                               $101,750,000   $194,050,000   $ 311,800,000   $132,000,000

                                      S-213

           UNDERWRITER                CLASS A-4       CLASS A-1A      CLASS A-M        CLASS A-J
---------------------------------   --------------   -------------   -------------   -------------

Bear, Stearns & Co. Inc.            $  589,128,500   $ 182,162,500   $ 115,513,000   $ 134,486,000
Morgan Stanley & Co. Incorporated   $  589,128,500   $ 182,162,500   $ 115,513,000   $ 134,486,000
TOTAL                               $1,178,257,000   $ 364,325,000   $ 231,026,000   $ 268,972,000

      Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated are the
underwriters of this offering. Bear, Stearns & Co. Inc. and Morgan Stanley & Co.
Incorporated will act as co-lead and co-bookrunning managers.

      The underwriting agreement provides that the obligations of the underwriters are subject to conditions precedent, and that the underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an underwriter, the underwriting agreement provides that the purchase commitment of the non-defaulting underwriter may be increased. We expect to receive from this offering approximately $2,793,269,465 in sale proceeds, plus accrued interest on the offered certificates from and including September 1, 2007, before deducting expenses payable by us.

      The underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may effect such transactions by selling such classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and any purchasers of such classes of offered certificates for whom they may act as agent.

      The offered certificates are offered by the underwriters when, as and if issued by us, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of
DTC against payment for the offered certificates on or about September 27, 2007.

      The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

      We have agreed to indemnify the underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect of those liabilities.

      The underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

                                  LEGAL MATTERS

      The validity of the offered certificates and certain federal income tax matters will be passed upon by Cadwalader, Wickersham & Taft LLP, New York, New
York, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

                                      S-214

                                     RATINGS

      It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                     CLASS            S&P            FITCH
                   ----------      ----------      ----------
                      A-1             AAA             AAA
                      A-2             AAA             AAA
                      A-3             AAA             AAA
                      A-AB            AAA             AAA
                      A-4             AAA             AAA
                      A-1A            AAA             AAA
                      A-M             AAA             AAA
                      A-J             AAA             AAA

      Each of the Rating Agencies identified above are expected to perform ratings surveillance with respect to its ratings for so long as the offered certificates remain outstanding; provided that a Rating Agency may cease performing ratings surveillance at any time if that Rating Agency does not have sufficient information to allow it to continue to perform ratings surveillance on the certificates. The depositor has no ability to ensure that the Rating
Agencies perform ratings surveillance. Fees for such ratings surveillance have been prepaid by the depositor. The ratings on the offered certificates address the likelihood of--

      o     the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

      o     the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the distribution date in June 2050, which is the rated final distribution date.

      The ratings on the offered certificates take into consideration--

      o     the credit quality of the pooled mortgage loans,

      o     structural and legal aspects associated with the offered
            certificates, and

      o     the extent to which the payment stream from the pooled mortgage loans is adequate to make distributions of interest and principal required under the offered certificates.

      The ratings on the respective classes of offered certificates do not represent any assessment of--

      o     the tax attributes of the offered certificates or of the trust fund,

      o     whether or to what extent prepayments of principal may be received on the pooled mortgage loans,

      o     the likelihood or frequency of prepayments of principal on the pooled mortgage loans,

      o     the degree to which the amount or frequency of prepayments of principal on the pooled mortgage loans might differ from those originally anticipated,

      o     whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
            Prepayment Interest Shortfalls (or analogous amounts in connection with balloon payments) or whether any compensating interest payments will be made, and

      o     whether and to what extent Default Interest or Post-ARD Additional
            Interest will be received.

                                      S-215

      Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the pooled mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

      We cannot assure you that any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Fitch.

      The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Ratings" in the accompanying prospectus.

                                      S-216

                                    GLOSSARY

      "1101 New York Avenue Intercreditor Agreement" means the intercreditor agreement between the initial holders of the 1101 New York Avenue Pooled
Mortgage Loan and the 1101 New York Avenue Non-Pooled Pari Passu Companion Loan.

      "1101 New York Avenue Loan Group" means the 1101 New York Avenue Pooled
Mortgage Loan and the 1101 New York Avenue Non-Pooled Pari Passu Companion Loan,
together.

      "1101 New York Avenue Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as 1101 New York Avenue.

      "1101 New York Avenue Non-Pooled Pari Passu Companion Loan" means the loan with an original principal balance of $112,500,000 that is secured by the same mortgage instrument encumbering the 1101 New York Avenue Mortgaged Property as the 1101 New York Avenue Pooled Mortgage Loan. The 1101 New York Avenue
Non-Pooled Pari Passu Companion Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

      "1101 New York Avenue Non-Pooled Pari Passu Companion Noteholder" means the holder of the promissory note evidencing the 1101 New York Avenue Non-Pooled
Pari Passu Companion Loan.

      "1101 New York Avenue Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $112,500,000 that is secured by the 1101 New
York Avenue Mortgaged Property.

      "30/360 Basis" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

      "32 Sixth Avenue Intercreditor Agreement" means the intercreditor agreement between the initial holders of the 32 Sixth Avenue Pooled Mortgage
Loan and the 32 Sixth Avenue Non-Pooled Pari Passu Companion Loan.

      "32 Sixth Avenue Loan Group" means the 32 Sixth Avenue Pooled Mortgage
Loan and the 32 Sixth Avenue Non-Pooled Pari Passu Companion Loan, together.

      "32 Sixth Avenue Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as 32 Sixth Avenue.

      "32 Sixth Avenue Non-Pooled Pari Passu Companion Loan" means the loan with an original principal balance of $320,000,000 that is secured by the same mortgage instrument encumbering the 32 Sixth Avenue Mortgaged Property as the 32
Sixth Avenue Pooled Mortgage Loan. The 32 Sixth Avenue Non-Pooled Pari Passu
Companion Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

      "32 Sixth Avenue Non-Pooled Pari Passu Companion Noteholder" means the holder of the promissory note evidencing the 32 Sixth Avenue Non-Pooled Pari
Passu Companion Loan.

      "32 Sixth Avenue Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $40,000,000 that is secured by the 32 Sixth
Avenue Mortgaged Property.

      "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

      "Additional Servicer" means each affiliate of any master servicer that services any of the mortgage loans and each person that is not an affiliate of any master servicer, other than the special servicer, and that, in either case, services 10% or more of the pooled mortgage loans based on the principal balance of the pooled mortgage loans.

      "Additional Trust Fund Expense" means an expense of the trust fund that--

                                      S-217

      o     arises out of a default on a mortgage loan or an otherwise unanticipated event,

      o     is not included in the calculation of a Realized Loss,

      o     is not covered by a servicing advance or a corresponding collection from the related borrower, and

      o     is not covered by late payment charges or Default Interest collected on the pooled mortgage loans (to the extent such coverage is provided for in the series 2007-PWR17 pooling and servicing agreement).

      We provide some examples of Additional Trust Fund Expenses under
"Description of the Offered Certificates--Reductions of Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

      "Administrative Fee Rate" means, for each pooled mortgage loan, the sum of the servicer report administrator fee rate, the trustee fee rate, the certificate administrator fee rate and the applicable master servicing fee rate.
The master servicing fee rate will include any primary servicing fee rate. The
Administrative Fee Rate for each Non-Trust-Serviced Pooled Mortgage Loan takes account of (among other things) the rates at which the applicable master, primary, subservicing or similar servicing fees accrue, which fees may be payable under the related Non-Trust Servicing Agreement, the series 2007-PWR17 pooling and servicing agreement and/or a combination thereof.

      "Appraisal Reduction Amount" means for any pooled mortgage loan (other than any Non-Trust-Serviced Pooled Mortgage Loan) as to which an Appraisal
Trigger Event has occurred, an amount that:

      o     will be determined shortly following the later of--

            1.    the date on which the relevant appraisal or other valuation is obtained or performed, as described under "Servicing Under the
                  Series 2007-PWR17 Pooling and Servicing Agreement--Required
                  Appraisals" in this prospectus supplement; and

            2.    the date on which the relevant Appraisal Trigger Event
                  occurred; and

      o     will generally equal the excess, if any, of "x" over "y" where--

            1.    "x" is equal to the sum of:

                  (a)   the Stated Principal Balance of that mortgage loan;

                  (b)   to the extent not previously advanced by or on behalf of
                        the applicable master servicer or the trustee, all
                        unpaid interest, other than any Default Interest and
                        Post-ARD Additional Interest, accrued on that mortgage
                        loan through the most recent due date prior to the date
                        of determination;

                  (c)   all accrued but unpaid special servicing fees with
                        respect to that mortgage loan;

                  (d)   all related unreimbursed advances made by or on behalf
                        of the applicable master servicer, the special servicer
                        or the trustee with respect to that mortgage loan,
                        together with interest on those advances;

                  (e)   any other outstanding Additional Trust Fund Expenses
                        with respect to that mortgage loan; and

                  (f)   all currently due and unpaid real estate taxes and
                        assessments, insurance premiums and, if applicable,
                        ground rents with respect to the related mortgaged
                        property or REO Property, for which neither the
                        applicable master servicer nor the special servicer
                        holds any escrow funds or reserve funds; and

                                      S-218

            2.    "y" is equal to the sum of:

                  (a)   the excess, if any, of 90% of the resulting appraised or
                        estimated value of the related mortgaged property or REO
                        Property, over the amount of any obligations secured by
                        liens on the property that are prior to the lien of that
                        mortgage loan;

                  (b)   the amount of escrow payments and reserve funds held by
                        the applicable master servicer or the special servicer
                        with respect to the subject mortgage loan that--

                        o     are not required to be applied to pay real estate
                              taxes and assessments, insurance premiums or
                              ground rents,

                        o     are not otherwise scheduled to be applied (except
                              to pay debt service on the mortgage loan) within
                              the next 12 months, and

                        o     may be applied toward the reduction of the
                              principal balance of the mortgage loan; and

                  (c)   the amount of any letter of credit that constitutes
                        additional security for the mortgage loan that may be
                        used to reduce the principal balance of the subject
                        mortgage loan.

      If, however--

      o     an Appraisal Trigger Event occurs with respect to any pooled mortgage loan (other than, if applicable, any Non-Trust-Serviced
            Pooled Mortgage Loan),

      o     the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed with respect to the related mortgaged property or REO Property within 60 days of the
            Appraisal Trigger Event referred to in the first bullet of this definition, and

      o     either--

            1.    no comparable appraisal or other valuation had been obtained or performed with respect to the related mortgaged property or
                  REO Property, as the case may be, during the 12-month period prior to that Appraisal Trigger Event, or

            2.    there has been a material change in the circumstances
                  surrounding the related mortgaged property or REO Property, as the case may be, subsequent to the earlier appraisal or other valuation that, in the special servicer's judgment, materially affects the property's value,

then until the required appraisal or other valuation is obtained or performed, the appraisal reduction amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of the subject mortgage loan. After receipt of the required appraisal or other valuation with respect to the related mortgaged property or REO Property, the special servicer will determine the appraisal reduction amount, if any, for the subject pooled mortgage loan as described in the first sentence of this definition.

      Notwithstanding the foregoing, as of any date of determination, in the case of the Fairlane Woods Loan Group, the Fairfield Inn - Chantilly, VA Loan
Group, the Hampton Inn - Woodbridge, VA Loan Group, the Graceland Shopping
Center Loan Group and the Parkwood Apartments Loan Group, any Appraisal
Reduction Amounts will be calculated with respect to the entirety of the related
Trust-Serviced Mortgage Loan Group as if it were a single pooled mortgage loan and allocated, first, to the related Non-Pooled Subordinate Loan up to the full principal balance thereof and then to the related pooled mortgage loan.

      Also notwithstanding the foregoing, in the case of the RRI Hotel Portfolio
Loan Group, any Appraisal Reduction Amounts generally will be calculated with respect to the entirety of the relevant Mortgage Loan Group as if it were a single pooled mortgage loan and allocated to the related pooled mortgage loan and the related Non-Pooled Mortgage Loan on a pro rata and pari passu basis.

                                      S-219

      Also notwithstanding the foregoing, with respect to each
Non-Trust-Serviced Pooled Mortgage Loan, any Appraisal Reduction Amount for
purposes of monthly debt service advances will be the amount calculated under the related Non-Trust Servicing Agreement and will, in general, equal a proportionate share, by balance, of an amount calculated with respect to the
Non-Trust-Serviced Pooled Mortgage Loan and the related Non-Pooled Pari Passu
Companion Loan(s) in a manner similar to, but not the same as, that described in the first sentence of this definition, except that the entire outstanding balance of the related Non-Trust-Serviced Mortgage Loan Group will be taken into account and the resulting Appraisal Reduction Amount will be allocated to each mortgage loan that forms a part of that Non-Trust-Serviced Mortgage Loan Group on a pari passu basis.

      An Appraisal Reduction Amount as calculated above will be reduced to zero as of the date all Servicing Transfer Events have ceased to exist with respect to the related pooled mortgage loan and at least 90 days have passed following the occurrence of the most recent Appraisal Trigger Event. No Appraisal
Reduction Amount as calculated above will exist as to any pooled mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed
of.

      "Appraisal Trigger Event" means, with respect to any pooled mortgage loan
(other than any Non-Trust-Serviced Pooled Mortgage Loan), any of the following events:

      o     the occurrence of a Servicing Transfer Event and the modification of the mortgage loan by the special servicer in a manner that--

            1.    materially affects the amount or timing of any payment of
                  principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with
                  respect to the mortgage loan;

            2.    except as expressly contemplated by the related mortgage loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged property without a corresponding principal
                  prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released; or

            3.    in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or materially
                  reduces the likelihood of timely payment of amounts due
                  thereon;

      o     the mortgaged property securing the mortgage loan becomes an REO
            Property;

      o     the related borrower becomes the subject of (1) voluntary
            bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain
            undismissed for 60 days;

      o     the related borrower fails to make any monthly debt service payment with respect to the mortgage loan or a Trust-Serviced Non-Pooled
            Mortgage Loan, which failure remains unremedied for 60 days, and the failure constitutes a Servicing Transfer Event; and

      o     the passage of 60 days after a receiver or similar official is appointed and continues in that capacity with respect to the mortgaged property securing the mortgage loan.

      The "Appraisal Trigger Event" (or the equivalent) with respect to each
Non-Trust-Serviced Pooled Mortgage Loan is defined under the related Non-Trust
Servicing Agreement and the relevant events are similar to, but may differ from, those specified above.

      "Appraised Value" means, for any mortgaged property securing a pooled mortgage loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date. The appraisals for certain of the mortgaged properties state a "stabilized value" as well as an "as-is" value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The stabilized value is presented as the Appraised Value in this prospectus supplement to the extent stated in the notes titled "Footnotes to Appendix B and
C".

      "ARD" means anticipated repayment date.

                                      S-220

      "ARD Loan" means any mortgage loan that provides for the accrual of
Post-ARD Additional Interest if the mortgage loan is not paid in full on or before its anticipated repayment date.

      "Authorized Collection Account Withdrawals" means any withdrawal from a collection account for any one or more of the following purposes (which are generally not governed by any set of payment priorities):

      1.    to remit to the certificate administrator for deposit in the certificate administrator's distribution account described under
            "Description of the Offered Certificates--Distribution Account" in
            this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the pooled mortgage loans and the trust's interest in any related REO
            Properties that are then on deposit in that collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

            (a)   monthly debt service payments due on a due date in a calendar month subsequent to the month in which the subject
                  distribution date occurs;

            (b)   with limited exception involving the Non-Trust-Serviced Pooled
                  Mortgage Loans and pooled mortgage loans that have due dates occurring after the end of the related collection period,
                  payments and other collections received by or on behalf of the trust fund after the end of the related collection period; and

            (c)   amounts that are payable or reimbursable from that collection account to any person other than the series 2007-PWR17
                  certificateholders in accordance with any of clauses 2 through
                  5 below;

      2.    if so directed by the certificate administrator, to remit to the certificate administrator, on a date that is not later than the master servicer remittance date preceding each distribution date, the portion of the amount otherwise described in clause 1 above that represents all or a portion of an amount distributable on the Class
            A-MFL Regular Interest for the related distribution date and required to be included in a net interest payment due from the trust to the swap counterparty under the related swap contract with respect to the related distribution date;

      3.    to pay or reimburse one or more parties to the series 2007-PWR17 pooling and servicing agreement for unreimbursed servicing and monthly debt service advances, master servicing compensation, special servicing compensation and indemnification payments or reimbursement to which they are entitled (subject to any limitations on the source of funds that may be used to make such payment or reimbursement);

      4.    to pay or reimburse any other items generally or specifically described in this prospectus supplement or the accompanying prospectus or otherwise set forth in the series 2007-PWR17 pooling and servicing agreement as being payable or reimbursable out of a collection account or otherwise being at the expense of the trust fund (including interest that accrued on advances, costs associated with permitted environmental remediation, unpaid expenses incurred in connection with the sale or liquidation of a pooled mortgage loan or REO Property, amounts owed by the trust fund to a third party pursuant to any co-lender, intercreditor or other similar agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in the confirmation of Fair Value determinations);

      5.    to remit to any third party that is entitled thereto any mortgage loan payments that are not owned by the trust fund, such as any payments attributable to the period before the cut-off date and payments that are received after the sale or other removal of a pooled mortgage loan from the trust fund;

      6.    to withdraw amounts deposited in the collection account in error;
            and

      7.    to clear and terminate the collection account upon the termination of the series 2007-PWR17 pooling and servicing agreement.

      "Available Distribution Amount" means, with respect to any distribution date, in general, the sum of--

      1.    the amounts remitted by the two master servicers to the certificate administrator for such distribution date, as described under
            "Description of the Offered Certificates--Distribution
            Account--Deposits" in this prospectus supplement, exclusive of any portion thereof that represents one or more of the following:

                                      S-221

            o     Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the series 2007-PWR17 certificates as described in this prospectus supplement);

            o     any collections of Post-ARD Additional Interest (which are distributable to the holders of the class V certificates); and

            o     any amounts that may be withdrawn from the certificate
                  administrator's distribution account, as described under
                  "Description of the Offered Certificates--Distribution
                  Account--Withdrawals" in this prospectus supplement, for any reason other than distributions on the series 2007-PWR17
                  certificates, including if such distribution date occurs
                  during January, other than a leap year, or February of any year subsequent to 2007, the interest reserve amounts with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis, which are to be deposited into the
                  certificate administrator's interest reserve account; plus

      2.    if such distribution date occurs during March of any year subsequent to 2007 (or, if the distribution date is the final distribution date and occurs in January (except in a leap year) or February of any year), the aggregate of the interest reserve amounts then on deposit in the certificate administrator's interest reserve account in respect of each pooled mortgage loan that accrues interest on an
            Actual/360 Basis, which are to be deposited into the certificate administrator's distribution account.

      The certificate administrator will apply the Available Distribution Amount as described under "Description of the Offered Certificates--Distributions" in
this prospectus supplement to pay principal and accrued interest on the series
2007-PWR17 certificates on each distribution date.

      "Base Interest Fraction" means, with respect to any principal prepayment of any pooled mortgage loan that provides for the payment of a Yield Maintenance
Charge or Prepayment Premium, and with respect to any class of certificates
(other than the class A-MFL certificates) or Class A-MFL Regular Interest, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class of certificates or the Class A-MFL Regular Interest, and (ii) the applicable Discount Rate and (B)
the denominator of which is the difference between (i) the mortgage interest rate on the related pooled mortgage loan and (ii) the applicable Discount Rate;
provided, however, that:

      o     under no circumstances will the Base Interest Fraction be greater than one;

      o     if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related pooled mortgage loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

      o     if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related pooled mortgage loan and is less than the pass-through rate on that class, then the Base
            Interest Fraction shall be equal to 1.0.

      If a pooled mortgage loan provides for a step-up in the mortgage interest rate, then the mortgage interest rate used in the determination of the Base
Interest Fraction will be the mortgage interest rate in effect at the time of the prepayment.

      "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

      "BSCMSI 2007-PWR16" means the commercial mortgage securitization known as
Bear Stearns Commercial Mortgage Securities Trust 2007-PWR16.

      "BSCMSI 2007-PWR16 Master Servicer" means the applicable "master servicer"
under the BSCMSI 2007-PWR16 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Prudential Asset Resources, Inc.

      "BSCMSI 2007-PWR16 Pooling and Servicing Agreement" means the Pooling and
Servicing Agreement, dated as of June 1, 2007, among Bear Stearns Commercial
Mortgage Securities Inc., as depositor, Prudential Asset Resources, Inc., as a master servicer and as loan specific special servicer, Wells Fargo Bank,
National Association, as a master servicer,

                                      S-222

Centerline Servicing Inc., as special servicer, Wells Fargo Bank, National
Association, as certificate administrator and as tax administrator, and LaSalle
Bank National Association, as trustee.

      "BSCMSI 2007-PWR16 Special Servicer" means the "special servicer" under the BSCMSI 2007-PWR16 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is CSI.

      "BSCMSI 2007-PWR16 Trustee" means the "trustee" under the BSCMSI
2007-PWR16 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is LaSalle Bank National Association.

      "CBD" means, with respect to a particular jurisdiction, its central business district.

      "Class A Principal Distribution Cross-Over Date" means the first distribution date as of the commencement of business on which--

      o     two or more classes of the class A-1, A-2, A-3, A-AB, A-4 and A-1A certificates remain outstanding, and

      o     the total principal balance of the class A-M, A-J, B, C, D, E, F, G,
            H, J, K, L, M, N, O, P, Q and S certificates and the Class A-MFL
            Regular Interest have previously been reduced to zero as described under "Description of the Offered Certificates--Reductions of
            Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

      "Class A-AB Planned Principal Balance" means, for any distribution date, the principal balance specified for that distribution date on Schedule II to this prospectus supplement. Such principal balances were calculated using, among other things, the Structuring Assumptions. Based on the Structuring Assumptions,
it is anticipated that the total principal balance of the class A-AB certificates on each distribution date would be reduced to approximately the principal balance indicated for that distribution date on Schedule II to this prospectus supplement. We cannot assure you, however, that the pooled mortgage loans will perform in conformity with the Structuring Assumptions. Therefore, we cannot assure you that the total principal balance of the class A-AB certificates on any distribution date will be equal to (and, following retirement of the class A-1, A-2 and A-3 certificates, that total principal balance may be less than) the principal balance that is specified for such distribution date on Schedule II to this prospectus supplement.

      "Clearstream" means Clearstream Banking, societe anonyme.

      "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans (in this case, the pooled mortgage loans)
for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

      "CSI" means Centerline Servicing Inc.

      "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" generally means the ratio, expressed as a percentage, of the cut-off date principal balance of a mortgage loan to the Appraised Value of the related mortgaged property or properties determined as described under "Description of the
Mortgage Pool--Assessments of Property Value and Condition--Appraisals". See
"Description of the Mortgage Pool--Additional Mortgage Loan Information" and
"Footnotes to Appendix B and C" in this prospectus supplement.

      "Debt Service Coverage Ratio", "DSCR", "Underwritten Debt Service Coverage
Ratio" or "U/W DSCR" generally means the ratio of the Underwritten Net Cash Flow for the related mortgaged property or properties to the annual debt service as shown in Appendix B to this prospectus supplement. In the case of pooled mortgage loans with an interest-only period that has not expired as of the cut-off date but will expire prior to maturity (or, in the case of an ARD Loan, prior to the anticipated repayment date), the amount of the annual debt service considered in the calculation is generally the total of the 12 monthly payments that are due immediately after such interest-only period expires. See
"Description of the Mortgage Pool--Additional Mortgage Loan Information" and the
"Footnotes to Appendix B and C" in this prospectus supplement for further information.

                                      S-223

      "Default Interest" means any interest that--

      o     accrues on a defaulted mortgage loan solely by reason of the subject default, and

      o     is in excess of all interest at the related mortgage interest rate, including any Post-ARD Additional Interest, accrued on the mortgage loan.

      "Discount Rate" means, with respect to any principal prepayment of any pooled mortgage loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium--

      o     if a discount rate was used in the calculation of the applicable
            Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the pooled mortgage loan, that discount rate, converted (if necessary) to a monthly equivalent yield, and

      o     if a discount rate was not used in the calculation of the applicable
            Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the pooled mortgage loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve
            Statistical Release H.15--Selected Interest Rates under the heading
            "U.S. government securities/treasury constant maturities" for the week ending prior to the date of the relevant prepayment, of U.S.
            Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (in the case of a pooled mortgage loan that is not an ARD Loan) or the anticipated repayment date (in the case of a pooled mortgage loan that is an ARD Loan) of that pooled mortgage loan, such interpolated treasury yield converted to a monthly equivalent yield.

      For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

      "DOL" means the U.S. Department of Labor.

      "DRA / Colonial Office Portfolio Loan Group" means the DRA / Colonial
Office Portfolio Pooled Mortgage Loan and the DRA / Colonial Office Portfolio
Non-Pooled Pari Passu Companion Loans, together.

      "DRA / Colonial Office Portfolio Non-Pooled Pari Passu Companion Loan"
means either of the two loans, one with an original principal balance of
$247,302,419 and the other with an original principal balance of $247,302,418, that is secured by the same mortgage instrument encumbering the DRA / Colonial
Office Portfolio Mortgaged Properties as the DRA / Colonial Office Portfolio
Pooled Mortgage Loan. The DRA / Colonial Office Portfolio Non-Pooled Pari Passu
Companion Loans will not be part of the mortgage pool and will not be considered pooled mortgage loans.

      "DRA / Colonial Office Portfolio Intercreditor Agreement" means the intercreditor agreement between the initial holders of the DRA / Colonial Office
Portfolio Pooled Mortgage Loan and the DRA / Colonial Office Portfolio
Non-Pooled Mortgage Loans.

      "DRA / Colonial Office Portfolio Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $247,302,419 that is secured by or has the benefit of arrangements regarding the DRA / Colonial Office
Portfolio Properties.

      "DRA / Colonial Office Portfolio Mortgaged Properties" means the mortgaged properties collectively identified on Appendix B to this prospectus supplement as "DRA / Colonial Office Portfolio".

      "DTC" means The Depository Trust Company.

      "Eligible Account" means any of (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or long-term unsecured debt obligations of which are rated no less than
"AA-" by S&P (or "A-" by S&P so long as the short-term deposit or short-term unsecured debt obligations of such depository institution or trust company are rated no less than "A-1" by S&P) and "AA-" by Fitch (or "A-" by Fitch so long as the short-term deposit

                                      S-224

or short-term unsecured debt obligations of such depository institution or trust company are rated no less than "F-1" by Fitch), if the deposits are to be held in the account for more than thirty (30) days, or the short-term deposit or short-term unsecured debt obligations of which are rated no less than "A-1" by
S&P and "F-1" by Fitch, if the deposits are to be held in the account for thirty
(30) days or less, in any event at any time funds are on deposit therein, (ii) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company (which, subject to the remainder of this clause (ii), may include the certificate administrator or the trustee) acting in its fiduciary capacity, and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority and to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal
Regulations Section 9.10(b), (iii) for so long as Wells Fargo serves as a master servicer under the pooling and servicing agreement, an account maintained with
Wells Fargo or Wells Fargo Bank Iowa, N.A., each a wholly-owned subsidiary of
Wells Fargo & Co., provided that such subsidiary's or its parent's (A)
commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "A-1" by S&P and "F-1" by Fitch, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "AA-" by S&P and "AA-" by Fitch (or "A-" by S&P and "A-" by Fitch so long as the short-term deposit or short-term unsecured debt obligations of such subsidiary or its parent are rated no less than "A-1" by S&P and "F-1" by Fitch), if the deposits are to be held in the account for more than
30 days, (iv) for so long as Prudential Asset Resources, Inc. serves as a master servicer under the pooling and servicing agreement, an account maintained with
Prudential Bank and Trust, FSB, a wholly-owned subsidiary of Prudential
Financial, Inc., provided that (A) such subsidiary's debt ratings meet the criteria for Fitch otherwise set forth above, and (B) written confirmation from
S&P remains in effect and the conditions thereunder are satisfied and that maintaining accounts at Prudential Bank and Trust, FSB would not in and of itself result in the qualification, downgrade or withdrawal with respect to any series of certificates issued in CMBS transactions for which PAR serves as master servicer.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.

      "Euroclear" means The Euroclear System.

      "Euroclear Operator" means Euroclear Bank S.A./N.V. as the licensed operator of Euroclear.

      "Event of Default" means, notwithstanding the discussion under
"Description of the Pooling and Servicing Agreements--Events of Default" in the
accompanying prospectus, each of the following events, circumstances and conditions under the series 2007-PWR17 pooling and servicing agreement:

      o     either master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into either master servicer's collection account or the special servicer's REO account, as applicable, any amount required to be so deposited, which failure continues unremedied for one business day following the date on which the deposit or remittance was required to be made;

      o     any failure by a master servicer to remit to the certificate administrator for deposit in the certificate administrator's distribution account any amount required to be so remitted, which failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

      o     any failure by a master servicer to timely make, or by the special servicer to timely make or request the applicable master servicer to make, any servicing advance required to be made by that party under the series 2007-PWR17 pooling and servicing agreement, which failure continues unremedied for one business day following the date on which notice has been given to that master servicer or that special servicer, as the case may be, by the trustee;

      o     any failure by a master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or agreements under the series 2007-PWR17 pooling and servicing agreement, which failure continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the series 2007-PWR17 pooling and servicing

                                      S-225

            agreement or by series 2007-PWR17 certificateholders entitled to not less than 25% of the series 2007-PWR17 voting rights or, if affected by the failure, by a Non-Pooled Subordinate Noteholder; provided, however, that, with respect to any such failure that is not curable within such 30-day period, that master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

      o     any breach on the part of a master servicer or special servicer of any of its representations or warranties contained in the series
            2007-PWR17 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2007-PWR17 certificateholders, a Non-Pooled Subordinate Noteholder, which breach continues unremedied for 30 days after written notice of it has been given to that master servicer or special servicer, as the case may be, by any other party to the series 2007-PWR17 pooling and servicing agreement, by series 2007-PWR17 certificateholders entitled to not less than 25% of the series 2007-PWR17 voting rights or, if affected by the breach, by a Non-Pooled Subordinate
            Noteholder; provided, however, that, with respect to any such breach that is not curable within such 30-day period, that master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as that master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

      o     the occurrence of any of various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to a master servicer or the special servicer, or the taking by a master servicer or the special servicer of various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

      o     any failure by the applicable master servicer to timely make any payments required to be made by it under the series 2007-PWR17 pooling and servicing agreement to a Trust-Serviced Non-Pooled
            Noteholder and such failure continues for one business day;

      o     a master servicer or the special servicer is removed from S&P's
            Select Servicer List as a U.S. Commercial Mortgage Master Servicer
            or a U.S. Commercial Mortgage Special Servicer, as the case may be, and, in either case, is not reinstated within 60 days and the ratings then assigned by S&P to any class of series 2007-PWR17 certificates are downgraded, qualified or withdrawn (including, without limitation, being placed on negative credit watch) in connection with such removal; and

      o     a master servicer ceases to have a master servicer rating of at least "CMS3" from Fitch or the special servicer ceases to have a special servicer rating of at least "CSS3" from Fitch and, in either case, that rating is not reinstated within 30 days.

      When a single entity acts as two or more of the capacities of the master servicers and the special servicer, an Event of Default (other than an event described in the seventh, eighth and ninth bullets above) in one capacity will constitute an Event of Default in both or all such capacities.

      Under certain circumstances, the failure by a party to the pooling and servicing agreement or a primary servicing agreement to perform its duties described under "Description of the Offered Certificates - Evidence as to
Compliance", or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation AB, will constitute an event of default that entitles the depositor or another person to terminate that party. In some circumstances, such an event of default may be waived by the depositor in its sole discretion.

      "Exemption-Favored Party" means any of the following--

      o     Bear, Stearns & Co. Inc.,

      o     Morgan Stanley & Co. Incorporated,

                                      S-226

      o     any person directly or indirectly, through one or more
            intermediaries, controlling, controlled by or under common control with Bear, Stearns & Co. Inc. or Morgan Stanley & Co. Incorporated,
            and

      o     any member of the underwriting syndicate or selling group of which a person described in the prior three bullets is a manager or co-manager with respect to any particular class of the offered certificates.

      "Fair Value" means the amount that, in the special servicer's judgment, is the fair value of a Specially Designated Defaulted Pooled Mortgage Loan.

      "Fairfield Inn - Chantilly, VA Intercreditor Agreement" means the intercreditor agreement between the initial holders of the Fairfield Inn -
Chantilly, VA Pooled Mortgage Loan and the Fairfield Inn - Chantilly, VA
Non-Pooled Subordinate Loan.

      "Fairfield Inn - Chantilly, VA Loan Group" means the Fairfield Inn -
Chantilly, VA Pooled Mortgage Loan and the Fairfield Inn - Chantilly, VA
Non-Pooled Subordinate Loan, together.

      "Fairfield Inn - Chantilly, VA Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as Fairfield Inn
- Chantilly, VA.

      "Fairfield Inn - Chantilly, VA Non-Pooled Subordinate Loan" means the loan with an original principal balance of $695,000 that is secured by the same mortgage instrument encumbering the Fairfield Inn - Chantilly, VA Mortgaged
Property as the Fairfield Inn - Chantilly, VA Pooled Mortgage Loan. The
Fairfield Inn - Chantilly, VA Non-Pooled Subordinate Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

      "Fairfield Inn - Chantilly, VA Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the Fairfield Inn - Chantilly, VA
Non-Pooled Subordinate Loan.

      "Fairfield Inn - Chantilly, VA Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $11,120,000 that is secured by the Fairfield Inn - Chantilly, VA Mortgaged Property.

      "Fairlane Woods Intercreditor Agreement" means the intercreditor agreement between the initial holders of the Fairlane Woods Pooled Mortgage Loan and the
Fairlane Woods Non-Pooled Subordinate Loan.

      "Fairlane Woods Loan Group" means the Fairlane Woods Pooled Mortgage Loan and the Fairlane Woods Non-Pooled Subordinate Loan, together.

      "Fairlane Woods Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as Fairlane Woods.

      "Fairlane Woods Non-Pooled Subordinate Loan" means the loan with an original principal balance of $1,650,000 that is secured by the same mortgage instrument encumbering the Fairlane Woods Mortgaged Property as the Fairlane
Woods Pooled Mortgage Loan. The Fairlane Woods Non-Pooled Subordinate Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

      "Fairlane Woods Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the Fairlane Woods Non-Pooled Subordinate Loan.

      "Fairlane Woods Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $22,800,000 that is secured by the Fairlane
Woods Mortgaged Property.

      "FF&E" means furniture, fixtures and equipment.

      "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

      "Fitch" means Fitch, Inc.

                                      S-227

      "Government Securities" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

      "Graceland Shopping Center Intercreditor Agreement" means the intercreditor agreement between the initial holders of the Graceland Shopping
Center Pooled Mortgage Loan and the Graceland Shopping Center Non-Pooled
Subordinate Loan.

      "Graceland Shopping Center Loan Group" means the Graceland Shopping Center
Pooled Mortgage Loan and the Graceland Shopping Center Non-Pooled Subordinate
Loan, together.

      "Graceland Shopping Center Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as Graceland
Shopping Center.

      "Graceland Shopping Center Non-Pooled Subordinate Loan" means the loan with an original principal balance of $500,000 that is secured by the same mortgage instrument encumbering the Graceland Shopping Center Mortgaged Property as the Graceland Shopping Center Pooled Mortgage Loan. The Graceland Shopping
Center Non-Pooled Subordinate Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

      "Graceland Shopping Center Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the Graceland Shopping Center
Non-Pooled Subordinate Loan.

      "Graceland Shopping Center Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $32,500,000 that is secured by the
Graceland Shopping Center Mortgaged Property.

      "Hampton Inn - Woodbridge, VA Intercreditor Agreement" means the intercreditor agreement between the initial holders of the Hampton Inn -
Woodbridge, VA Pooled Mortgage Loan and the Hampton Inn - Woodbridge, VA
Non-Pooled Subordinate Loan.

      "Hampton Inn - Woodbridge, VA Loan Group" means the Hampton Inn -
Woodbridge, VA Pooled Mortgage Loan and the Hampton Inn - Woodbridge, VA
Non-Pooled Subordinate Loan, together.

      "Hampton Inn - Woodbridge, VA Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as Hampton Inn -
Woodbridge, VA.

      "Hampton Inn - Woodbridge, VA Non-Pooled Subordinate Loan" means the loan with an original principal balance of $635,000 that is secured by the same mortgage instrument encumbering the Hampton Inn - Woodbridge, VA Mortgaged
Property as the Hampton Inn - Woodbridge, VA Pooled Mortgage Loan. The Hampton
Inn - Woodbridge, VA Non-Pooled Subordinate Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

      "Hampton Inn - Woodbridge, VA Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the Hampton Inn - Woodbridge, VA
Non-Pooled Subordinate Loan.

      "Hampton Inn - Woodbridge, VA Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $10,160,000 that is secured by the Hampton Inn - Woodbridge, VA Mortgaged Property.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

      "IRS" means the Internal Revenue Service.

      "Issue Date" means the date of initial issuance of the series 2007-PWR17 certificates.

      "LaSalle" means LaSalle Bank National Association.

      "Leased As-of Date" means, with respect to any mortgaged property, the date specified as such for that mortgaged property on Appendix B to this prospectus supplement.

      "LIBOR" or "one-month LIBOR" means, with respect to each interest accrual period for the class A-MFL certificates, the per annum rate for deposits in U.S.
dollars for a period of one month, which appears on the Reuters Screen

                                      S-228

LIBOR01 Page as the "London Interbank Offering Rate" as of 11:00 a.m., London
time, on the date that is two (2) LIBOR business days prior to the interest reset date for that interest accrual period. If such rate does not appear on the
Reuters Screen LIBOR01 Page, LIBOR shall be the rate determined (as described below) on the basis of the rates at which deposits in U.S. dollars are offered by four major banks in the London interbank market selected by the swap counterparty in its sole discretion (each, a "Reference Bank") at approximately
11:00 a.m. London time, on the date that is two (2) LIBOR business days prior to the interest reset date for the related interest accrual period to prime banks in the London interbank market for a period of one month commencing on that interest reset date and in an amount that is representative for a single transaction in the relevant market at the relevant time. The swap counterparty will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided,
LIBOR for that interest reset date will be the rate determined by the swap counterparty to be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR shall be the rate per annum which the swap counterparty determines to be the arithmetic mean of the rates quoted by major banks in New York City, New York selected by the swap counterparty, at approximately 11:00 a.m. New York City time, on the interest reset date for loans in U.S. dollars to leading European banks for a period of one month commencing on the interest reset date and in an amount that is representative for a single transaction in the relevant market at the relevant time. One-month
LIBOR for the initial interest accrual period will be determined two (2) LIBOR business days before the date of initial issuance of the series 2007-PWR17 certificates, provided that for the initial interest accrual period, LIBOR shall be an interpolated percentage to reflect the shorter length of that initial interest accrual period, as set forth in the applicable swap contract. The
"interest reset date" for any interest accrual period for the class A-MFL certificates is the date on which the related interest accrual period commences.
A "LIBOR business day" is any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency) in
London, England. As used herein, "Reuters Screen LIBOR01 Page" means the display designated as the LIBOR01 page on the Reuters Money 3000 Servicer (or such other page as may replace the LIBOR01 page on that service or any successor service for the purposes of displaying LIBOR).

      "Lock-out Period" means, with respect to a mortgage loan, the period during which voluntary principal prepayments are prohibited (even if the mortgage loan may be defeased during that period).

      "LTV Ratio at Maturity" generally means the ratio, expressed as a percentage, of (a)(1) the principal balance of a balloon mortgage loan scheduled to be outstanding on the scheduled maturity date or (2) the principal balance of an ARD Loan scheduled to be outstanding on the related anticipated repayment date to (b) the Appraised Value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Assessments of
Property Value and Condition--Appraisals". See "Description of the Mortgage
Pool--Additional Mortgage Loan Information" and the "Footnotes to Appendix B and
C" in this prospectus supplement.

      "Material Action" means, for any mortgage loan, other than any mortgage loan in a Non-Trust-Serviced Mortgage Loan Group or PCFII Mortgage Loan Group
and except for purposes of the consent rights of the applicable Non-Pooled
Subordinate Noteholder under each MezzCap Mortgage Loan Group, any of the following actions except as otherwise described below:

      1.    any foreclosure upon or comparable conversion of the ownership of the property or properties securing any specially serviced mortgage loan that comes into and continues in default;

      2.    any modification, amendment or waiver of any term (excluding the waiver of any due-on-sale or due-on-encumbrance clause, which are addressed separately below);

      3.    any acceptance of a discounted payoff with respect to any specially serviced mortgage loan;

      4.    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at an REO Property;

      5.    any release of collateral for any mortgage loan;

      6.    any acceptance of substitute or additional collateral for a mortgage loan;

      7.    any releases of letters of credit, reserve funds or other collateral with respect to a mortgaged property;

      8.    any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged property;

                                      S-229

      9.    any approval of an assignment and assumption or further encumbrance, or waiver of a due-on-sale or due-on-encumbrance clause in any mortgage loan; or

      10.   any determination as to whether any type of property-level insurance is required under the terms of any pooled mortgage loan, is available at commercially reasonable rates, is available for similar types of properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

      Notwithstanding the foregoing, for purposes of the general approval rights of the series 2007-PWR17 controlling class representative, the following
Material Actions will not require consultation with or consent of the 2007-PWR17 controlling class representative but the special servicer will be required to deliver notice of the action to the series 2007-PWR17 controlling class representative:

      o     a modification of a mortgage loan that is not a specially serviced mortgage loan and has a principal balance that is less than
            $2,500,000, unless such modification involves an extension of maturity or certain waivers of Post-ARD Additional Interest;

      o     a release of collateral, acceptance of substitute or additional collateral, release of the applicable letter of credit, reserve funds or other collateral where (A) the relevant mortgage loan is not a specially serviced mortgage loan and has an outstanding principal balance of less than $2,500,000 and (B) the transaction is not conditioned on obtaining the consent of the lender under the related mortgage loan documents or, in the case of a release, the release is made upon a satisfaction of the subject mortgage loan;

      o     any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged property in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000;

      o     approval of an assignment and assumption or further encumbrance, or waiver of a due-on-sale or due-on-encumbrance clause, where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000; and

      o     any determination as to whether any type of property-level insurance is required under the terms of any pooled mortgage loan, is available at commercially reasonable rates, is available for similar types of properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance in circumstances where the relevant mortgage loan is not a specially serviced mortgage loan and has a principal balance of less than $2,500,000.

      Notwithstanding the foregoing, for purposes of the consent rights of the applicable Non-Pooled Subordinate Noteholder under each MezzCap Mortgage Loan
Group, a "Material Action" will consist of any amendment, deferral, extension, waiver or other modification of such MezzCap Mortgage Loan Group which:

      o     adversely affects the lien priority of the related mortgage;

      o     increases the interest rate or principal amount of the related
            MezzCap A-Note Pooled Mortgage Loan;

      o     increases in any other material respect any monetary obligations of the related borrower under the mortgage loan documents;

      o     decreases, forgives, waives, releases or defers the interest or the interest rate or principal amount of the related Non-Pooled
            Subordinate Loan or forgives, waives, decreases, defers or releases all or any portion of the related Non-Pooled Subordinate Loan;

      o     shortens the scheduled maturity date of the related MezzCap A-Note
            Pooled Mortgage Loan;

                                      S-230

      o     increases the term of the related Non-Pooled Subordinate Loan to a date occurring after the maturity date of the related MezzCap A-Note
            Pooled Mortgage Loan;

      o     accepts a grant of any lien on or security interest in any new collateral not originally granted under the related mortgage loan documents, unless such new collateral also secures the related
            Non-Pooled Subordinate Loan;

      o     modifies or amends the terms and provisions of any cash management agreement with respect to the manner, timing and method of the application of payments under the related mortgage loan documents;

      o     cross-defaults the related MezzCap A-Note Pooled Mortgage Loan with any other indebtedness;

      o     obtains any contingent interest, additional interest or other
            "kicker" measured on the basis of the cash flow or appreciation of the applicable mortgaged property;

      o     releases the lien of the related mortgage as security for the related Non-Pooled Subordinate Loan, except in connection with a payment in full of such MezzCap Mortgage Loan Group or the release of a de minimis portion of the related mortgaged property or as provided in the related mortgage loan documents in effect at the time of origination of such MezzCap Mortgage Loan Group;

      o     spreads the lien of the related mortgage to encumber additional real property unless such real property shall also secure the related
            Non-Pooled Subordinate Loan; or

      o     extends the period during which voluntary prepayments are prohibited or imposes any prepayment fee or premium or yield maintenance charge in connection with a prepayment of the related MezzCap A-Note Pooled
            Mortgage Loan when none is required under the related mortgage loan documents in effect at the origination of such MezzCap Mortgage Loan
            Group or after the current maturity date of the related MezzCap
            A-Note Pooled Mortgage Loan or increases the amount of such prepayment fee, premium or yield maintenance charge or otherwise modifies any prepayment or defeasance provisions in a manner materially adverse to the related Non-Pooled Subordinate Noteholder.

      Also, notwithstanding the foregoing, the following actions generally constitute a "Material Action" for purposes of each PCFII Mortgage Loan Group:

      o     any proposed foreclosure upon, acceptance of a deed-in-lieu of foreclosure, or comparable conversion (which may include acquisition as REO Property) of the ownership of the related mortgaged property and the other collateral securing the applicable Mortgage Loan
            Group;

      o     any modification, extension, amendment or waiver of a monetary term
            (including, without limitation, the timing of payments) and any material non-monetary term (including any material term relating to insurance) of the applicable Mortgage Loan Group (including, without limitation, any modification, amendment or waiver which would result in a discounted payoff of such Mortgage Loan Group);

      o     any proposed sale of the related mortgaged property after it becomes
            REO Property;

      o     any acceptance of a discounted payoff of any portion of the applicable Mortgage Loan Group;

      o     any determination to bring the related mortgaged property (including if it is an REO Property) into compliance with applicable
            environmental laws or to otherwise address hazardous materials located at the related mortgaged property;

      o     any release of material collateral for the applicable Mortgage Loan
            Group (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of the loan documents for, or upon satisfaction of, such Mortgage Loan Group;

                                      S-231

      o     any acceptance of substitute or additional collateral for the applicable Mortgage Loan Group (other than in accordance with the terms of the loan documents for such Mortgage Loan Group);

      o     any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the applicable Mortgage Loan Group or the approval of the incurrence of any other additional indebtedness secured directly or indirectly by the related mortgaged property or any ownership or other interest in the borrower, including, but not limited to mezzanine debt and/or a preferred equity investment;

      o     any release or substitution of the borrower, any guarantor, indemnitor or other obligor from liability in respect of all or any portion of the applicable Mortgage Loan Group, including, without limitation, any acceptance of an assumption agreement releasing the borrower (or other obligor with respect to such Mortgage Loan Group)
            from liability under such Mortgage Loan Group;

      o     any renewal or replacement of the then existing insurance policies with respect to the applicable Mortgage Loan Group to the extent that such renewal or replacement policy does not comply with the terms of the related mortgage loan documents or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents, in each case if lenders' approval is required under the related mortgage loan documents; and

      o     any adoption or approval of a plan in bankruptcy of the borrower.

      "MezzCap A-Note Pooled Mortgage Loan" means any of the Fairfield Inn -
Chantilly, VA Pooled Mortgage Loan and the Hampton Inn - Woodbridge, VA Pooled
Mortgage Loan, as applicable.

      "MezzCap Mortgage Loan Group" means the Fairfield Inn - Chantilly, VA Loan
Group and the Hampton Inn - Woodbridge, VA Loan Group, as applicable.

      "MLMT 2007-C1" means the commercial mortgage securitization known as the
Merrill Lynch Mortgage Trust 2007-C1.

      "MLMT 2007-C1 Master Servicer" means the applicable "master servicer"
under the MLMT 2007-C1 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Wells Fargo Bank, National Association.

      "MLMT 2007-C1 Pooling and Servicing Agreement" means the Pooling and
Servicing Agreement, dated as of August 1, 2007, among Merrill Lynch Mortgage
Investors, Inc., as depositor, KeyCorp Real Estate Capital Markets, Inc., as master servicer no. 1, Wells Fargo Bank, National Association, as master servicer no. 2, Centerline Servicing Inc., as special servicer, U.S. Bank
National Association, as trustee, Wells Fargo Bank, National Association, as certificate administrator, and LaSalle Bank National Association as custodian.

      "MLMT 2007-C1 Special Servicer" means the "special servicer" under the
MLMT 2007-C1 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is CSI.

      "MLMT 2007-C1 Trustee" means the "trustee" under the MLMT 2007-C1 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is
U.S. Bank National Association.

      "Moody's" means Moody's Investors Service, Inc.

      "Mortgage Loan Group" means any of the DRA / Colonial Office Portfolio
Loan Group, the RRI Hotel Portfolio Loan Group, the 1101 New York Avenue Loan
Group, the 32 Sixth Avenue Loan Group, the Fairlane Woods Loan Group, the
Fairfield Inn - Chantilly, VA Loan Group, the Hampton Inn - Woodbridge, VA Loan
Group, the Graceland Shopping Center Loan Group or the Parkwood Apartments Loan
Group, as applicable.

      "Mortgage Loan Group Intercreditor Agreement" means any of the DRA /
Colonial Office Portfolio Intercreditor Agreement, the RRI Hotel Portfolio
Intercreditor Agreement, the 1101 New York Avenue Intercreditor Agreement, the
32 Sixth Avenue Intercreditor Agreement, the Fairlane Woods Intercreditor
Agreement, the Fairfield Inn - Chantilly, VA

                                      S-232

Intercreditor Agreement, the Hampton Inn - Woodbridge, VA Intercreditor
Agreement, the Graceland Shopping Center Intercreditor Agreement or the Parkwood
Apartments Intercreditor Agreement, as applicable.

      "Mortgage Pass-Through Rate" means, with respect to any pooled mortgage loan for any distribution date, an annual rate generally equal to:

      o     in the case of a mortgage loan that accrues interest on a 30/360
            Basis, a rate per annum equal to the mortgage interest rate for that mortgage loan under its contractual terms in effect as of the Issue
            Date, minus the Administrative Fee Rate for that mortgage loan.

      o     in the case of a mortgage loan that accrues interest on an
            Actual/360 Basis, twelve times a fraction, expressed as a
            percentage--

            1.    the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest
                  equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated
                  Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by
                  (d) a rate per annum equal to the mortgage interest rate for that mortgage loan under its contractual terms in effect as of the Issue Date, minus the related Administrative Fee Rate for that mortgage loan, and

            2.    the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

      Notwithstanding the foregoing, if the subject distribution date occurs in any January (except in a leap year) or in any February, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the certificate administrator's distribution account to the certificate administrator's interest reserve account during that month.
Furthermore, if the subject distribution date occurs during March in any year subsequent to 2007 (or, if the subject distribution date is the final distribution date, in January (except in a leap year) or February of any year), then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the certificate administrator's interest reserve account to the certificate administrator's distribution account during that month.

      The Mortgage Pass-Through Rate of each pooled mortgage loan:

      o     will not reflect any modification, waiver or amendment of that mortgage loan occurring subsequent to the Issue Date (whether entered into by the applicable master servicer, the special servicer or any other appropriate party or in connection with any bankruptcy, insolvency or other similar proceeding involving the related borrower), or any Default Interest, and

      o     in the case of an ARD Loan following its anticipated repayment date, will exclude the marginal increase in the mortgage interest rate by reason of the passage of the anticipated repayment date.

      "Nationwide Life" means Nationwide Life Insurance Company.

      "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of:

      o     the total Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during the related collection period; over

      o     the sum of the total payments made by the master servicers to cover those Prepayment Interest Shortfalls.

      "Non-Pooled Pari Passu Companion Loan" means any of the DRA / Colonial
Office Portfolio Non-Pooled Pari Passu Companion Loans, the RRI Hotel Portfolio
Non-Pooled Pari Passu Companion Loans, the 1101 New York Avenue Non-Pooled Pari
Passu Companion Loan and the 32 Sixth Avenue Non-Pooled Pari Passu Companion
Loan, as applicable.

                                      S-233

      "Non-Pooled Mortgage Loan" means any of the DRA / Colonial Office
Portfolio Non-Pooled Pari Passu Companion Loans, the RRI Hotel Portfolio
Non-Pooled Pari Passu Companion Loans, the 1101 New York Avenue Non-Pooled Pari
Passu Companion Loan, the 32 Sixth Avenue Non-Pooled Pari Passu Companion Loan,
the Fairlane Woods Non-Pooled Subordinate Loan, the Fairfield Inn - Chantilly,
VA Non-Pooled Subordinate Loan, the Hampton Inn - Woodbridge, VA Non-Pooled
Subordinate Loan, the Graceland Shopping Center Non-Pooled Subordinate Loan and
the Parkwood Apartments Non-Pooled Subordinate Loan, as applicable.

      "Non-Pooled Subordinate Loan" means any of the Fairlane Woods Non-Pooled
Subordinate Loan, the Fairfield Inn - Chantilly, VA Non-Pooled Subordinate Loan,
the Hampton Inn - Woodbridge, VA Non-Pooled Subordinate Loan, the Graceland
Shopping Center Non-Pooled Subordinate Loan and the Parkwood Apartments
Non-Pooled Subordinate Loan, as applicable.

      "Non-Pooled Subordinate Noteholder" means any of the holders of the promissory note evidencing a Non-Pooled Subordinate Loan.

      "Non-Trust-Serviced Mortgage Loan Group" means any of the DRA / Colonial
Office Loan Group, the 1101 New York Avenue Loan Group and the 32 Sixth Avenue
Loan Group, as applicable.

      "Non-Trust-Serviced Pooled Mortgage Loan" means any of the DRA / Colonial
Office Portfolio Pooled Mortgage Loan, the 1101 New York Avenue Pooled Mortgage
Loan and the 32 Sixth Avenue Pooled Mortgage Loan, as applicable.

      "Non-Trust Servicing Agreements" mean, with respect to each
Non-Trust-Serviced Pooled Mortgage Loan, the servicing agreement (other than the series 2007-PWR17 pooling and servicing agreement) pursuant to which such
Non-trust-Serviced Pooled Mortgage Loan and any related Non-Pooled Pari Passu
Companion Loans, and any related REO Properties, are to be principally serviced and/or administered, which is (i) the MLMT 2007-C1 Pooling and Servicing
Agreement in the case of each of the DRA / Colonial Office Portfolio Pooled
Mortgage Loan and the 1101 New York Avenue Pooled Mortgage Loan and (ii) BSCMSI
2007-PWR16 Pooling and Servicing Agreement in the case of the 32 Sixth Avenue
Pooled Mortgage Loan.

      "NRA" means net rentable area.

      "NRSF" means net rentable square feet.

      "PAR" means Prudential Asset Resources, Inc.

      "Parkwood Apartments Intercreditor Agreement" means the intercreditor agreement between the initial holders of the Parkwood Apartments Pooled Mortgage
Loan and the Parkwood Apartments Non-Pooled Subordinate Loan.

      "Parkwood Apartments Loan Group" means the Parkwood Apartments Pooled
Mortgage Loan and the Parkwood Apartments Non-Pooled Subordinate Loan, together.

      "Parkwood Apartments Mortgaged Property" means the mortgaged property identified on Appendix B to this prospectus supplement as Parkwood Apartments.

      "Parkwood Apartments Non-Pooled Subordinate Loan" means the loan with an original principal balance of $500,000 that is secured by the same mortgage instrument encumbering the Parkwood Apartments Mortgaged Property as the
Parkwood Apartments Pooled Mortgage Loan. The Parkwood Apartments Non-Pooled
Subordinate Loan will not be part of the mortgage pool and will not be considered a pooled mortgage loan.

      "Parkwood Apartments Non-Pooled Subordinate Noteholder" means the holder of the promissory note evidencing the Parkwood Apartments Non-Pooled Subordinate
Loan.

      "Parkwood Apartments Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $14,500,000 that is secured by the Parkwood
Apartments Mortgaged Property.

      "Party in Interest" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Internal Revenue Code.

                                      S-234

      "PCFII" means Principal Commercial Funding II, LLC.

      "PCFII Change of Control Event" means, with respect to any PCFII Mortgage
Loan Group, as of any date of determination (a) (i) the initial unpaid principal balance of the related Non-Pooled Subordinate Loan minus (ii) the sum of (x) any scheduled payments or prepayments of principal allocated to, and received on, the related Non-Pooled Subordinate Loan, (y) any Appraisal Reduction Amount in
effect as of such date of determination and allocable to the related Non-Pooled
Subordinate Loan and (z) any realized losses allocated to the related Non-Pooled
Subordinate Loan is less than (b) 25% of the difference between (x) the initial unpaid principal balance of the related Non-Pooled Subordinate Loan and (y) any scheduled payments or prepayments of principal allocated to, and received on, the related Non-Pooled Subordinate Loan.

      "PCFII Mortgage Loan Group" means one or more of the Graceland Shopping
Center Loan Group and the Parkwood Apartments Loan Group, as applicable.

      "Percent Leased" means the percentage of net rentable area, in the case of mortgaged properties that are retail, office or industrial properties, or units, in the case of mortgaged properties that are multifamily rental properties or self storage properties, or pads, in the case of mortgaged properties that are manufactured housing communities, or rooms, in the case of mortgaged properties that are hospitality properties, of the subject property that were occupied or leased as of the Leased As-of Date as reflected in information provided by the related borrower.

      "Permitted Encumbrances" means, with respect to any mortgaged property securing a mortgage loan in the trust fund, any and all of the following--

      o     the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,

      o     covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

      o     exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

      o     other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

      o     the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged property which the related mortgage loan seller did not require to be subordinated to the lien of the related mortgage instrument and which do not materially interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged property or the current ability of the related mortgaged property to generate income sufficient to service the related mortgage loan,

      o     if the related mortgage loan is cross-collateralized with any other pooled mortgage loan, the lien of the mortgage instrument for that other pooled mortgage loan, and

      o     if the related mortgaged property is a unit in a condominium, the related condominium declaration.

      "Permitted Investments" means the United States government securities and other investment grade obligations specified in the series 2007-PWR17 pooling and servicing agreement.

                                      S-235

      "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account that is subject to Section 4975 of the Internal
Revenue Code, including any individual retirement account or Keogh Plan.

      "PMCC" means Prudential Mortgage Capital Company, LLC.

      "PMCF" means Prudential Mortgage Capital Funding, LLC.

      "Post-ARD Additional Interest" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

      "Prepayment Interest Excess" means, with respect to any pooled mortgage loan (including any Non-Trust-Serviced Pooled Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) after the due date for that pooled mortgage loan in any collection period, any payment of interest (net of related master servicing fees payable under the series 2007-PWR17 pooling and servicing agreement (and, in the case of any Non-Trust-Serviced Pooled Mortgage Loan, the master servicing fees (including any primary servicing or subservicing fees included therein) payable to the party serving as master servicer under the related Non-Trust Servicing Agreement) and, further, net of any portion of that interest that represents Default Interest, late payment charges or Post-ARD
Additional Interest) actually collected from the related borrower or out of such insurance proceeds or condemnation proceeds, as the case may be, and intended to cover the period from and after the due date to, but not including, the date of prepayment.

      "Prepayment Interest Shortfall" means, with respect to any pooled mortgage loan (including any Non-Trust-Serviced Pooled Mortgage Loan) that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) prior to the due date for that pooled mortgage loan in any collection period, the amount of interest, to the extent not collected from the related borrower or otherwise (without regard to any
Prepayment Premium or Yield Maintenance Charge that may have been collected), that would have accrued on the amount of such principal prepayment during the period from the date to which interest was paid by the related borrower to, but not including, the related due date immediately following the date of the subject principal prepayment (net of related master servicing fees payable under the series 2007-PWR17 pooling and servicing agreement (and, in the case of any
Non-Trust-Serviced Pooled Mortgage Loan, the master servicing fees (including any primary servicing or subservicing fees included therein) payable to the party serving as master servicer under the related Non-Trust Servicing
Agreement) and, further, net of any portion of that interest that represents
Default Interest, late payment charges or Post-ARD Additional Interest).

      "Prepayment Premium" means, with respect to any mortgage loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge)
paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that mortgage loan (including any payoff of a mortgage loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

      "Principal Distribution Amount" means, for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

      1.    all payments of principal, including voluntary principal
            prepayments, received by or on behalf of the trust fund with respect to the pooled mortgage loans during the related collection period, exclusive of any of those payments that represents a collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related pooled mortgage loan or on a due date for the related pooled mortgage loan subsequent to the end of the calendar month in which the subject distribution date occurs,

      2.    all monthly payments of principal that were received by or on behalf of the trust fund with respect to the pooled mortgage loans prior to, but that are due (or deemed due) during, the related collection period (or, in the case of pooled mortgage loans, if any, on which scheduled payments are due after the seventh day of each month, that were received prior to a specified date in the prior calendar month but are due in the current calendar month of such distribution date),

                                      S-236

      3.    all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the trust fund with respect to any of the pooled mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the respective master servicers as recoveries of principal of the subject pooled mortgage loan(s), in each case net of any portion of the particular collection that represents a collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related pooled mortgage loan, and

      4.    all advances of principal made with respect to the pooled mortgage loans for that distribution date;

provided that (I) (A) if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any pooled mortgage loan, or if any pooled mortgage loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject distribution date, then that portion, if any, of the aggregate amount described in clauses 1 through 4 above that is attributable to that mortgage loan will be reduced - to not less than zero - by any workout fees or liquidation fees paid with respect to that mortgage loan from a source other than related Default Interest and late payment charges during the collection period for the subject distribution date; (B) the aggregate amount described in clauses 1 through 4 above will be further subject to reduction - to not less than zero - by any nonrecoverable advances (and interest thereon) that are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool
(see "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2007-PWR17 Pooling and
Servicing Agreement--Servicing and Other Compensation and Payment of Expenses")
during the related collection period (although any of those amounts that were reimbursed from advances or collections of principal and are subsequently collected (notwithstanding the nonrecoverability determination) on the related pooled mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (C) the aggregate amount described in clauses 1 through
4 above will be subject to further reduction - to not less than zero - by any advances (and interest thereon) with respect to a defaulted pooled mortgage loan that remained unreimbursed at the time of the loan's modification and return to performing status and are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool
(see "--Advances of Delinquent Monthly Debt Service Payments" below and
"Servicing of the Mortgage Loans Under the Series 2007-PWR17 Pooling and
Servicing Agreement--Servicing and Other Compensation and Payment of Expenses")
during that collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related pooled mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (II) the foregoing shall be construed in a manner that is consistent with the provisions described under "Servicing of the
Mortgage Loans Under the Series 2007-PWR17 Pooling and Servicing
Agreement--Servicing and Other Compensation and Payment of Expenses--Certain
Remittance Provisions and Coverage for Related Potential Shortfalls".

      In general, for purposes of determining the portion of the Principal
Distribution Amount that is attributable to loan group 1 or loan group 2--

      o     any reduction in the Principal Distribution Amount that is described in any of clauses (I)(A), (B) and (C) of the preceding paragraph that arises from an advance made on a particular pooled mortgage loan will be applied--

                  1.    first, as a reduction of the portion of the Principal
                        Distribution Amount that is otherwise attributable to
                        the loan group that includes that pooled mortgage loan
                        (until such portion, net of all subtractions pursuant to
                        clauses (I)(A), (B) and (C) arising from pooled mortgage
                        loans in that loan group, is equal to zero), and

                  2.    then, as a reduction of the portion of the Principal
                        Distribution Amount that is otherwise attributable to
                        the other loan group (until such portion, net of all
                        such subtractions pursuant to clauses (I)(A), (B) and
                        (C) arising from pooled mortgage loans in that loan
                        group and all subtractions as described in this clause
                        2, is equal to zero); and

      o     any increase in the Principal Distribution Amount that is described in either of clauses (I)(B) or (C) of the preceding paragraph that arises from a recovery of a previously reimbursed amount related to a particular pooled mortgage loan will be applied--

                                      S-237

                  1.    first, if the attributable portion of the Principal
                        Distribution Amount for the unrelated loan group (that
                        is, the loan group that does not include that pooled
                        mortgage loan) was previously reduced on account of that
                        particular pooled mortgage loan or any other pooled
                        mortgage loan in the same loan group as that particular
                        pooled mortgage loan, as an increase in the portion of
                        the Principal Distribution Amount that is otherwise
                        attributable to the loan group that does not include
                        that pooled mortgage loan, until the cumulative amount
                        of these increases under this clause 1 is equal to the
                        cumulative reductions to the attributable portion of
                        Principal Distribution Amount for that loan group on
                        account of pooled mortgage loans not included in that
                        loan group, and

                  2.    then, as an increase in the portion of the Principal
                        Distribution Amount that is otherwise attributable to
                        the loan group that includes that pooled mortgage loan.

      For the final distribution date, the "Principal Distribution Amount" will be an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

      The Non-Pooled Mortgage Loans will not be part of the mortgage pool and will not be considered a pooled mortgage loan. Accordingly, any amounts applied to the principal of such loan will not constitute part of the Principal
Distribution Amount for any distribution date.

      "PSF" means per square foot.

      "PTE" means prohibited transaction exemption.

      "Purchase Option" means, with respect to any Specially Designated
Defaulted Pooled Mortgage Loan, the purchase option described under "Servicing of the Mortgage Loans Under the Series 2007-PWR17 Pooling and Servicing
Agreement--Fair Value Purchase Option" in this prospectus supplement.

      "Purchase Price" means, with respect to any particular mortgage loan being purchased from the trust fund, a price approximately equal to the sum of the following:

      o     the outstanding principal balance of that mortgage loan;

      o     all accrued and unpaid interest on that mortgage loan generally through the due date in the collection period of purchase, other than Default Interest and Post-ARD Interest;

      o     all unreimbursed servicing advances with respect to that mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them;

      o     all servicing advances with respect to that mortgage loan that were reimbursed out of collections on or with respect to other mortgage loans in the trust fund;

      o     all accrued and unpaid interest on any monthly debt service advances made with respect to the subject mortgage loan; and

      o     in the case of a repurchase or substitution of a defective mortgage loan by a mortgage loan seller, (1) all related special servicing fees and, to the extent not otherwise included, other related
            Additional Trust Fund Expenses (including without limitation any liquidation fee payable in connection with the applicable purchase or repurchase), and (2) to the extent not otherwise included, any costs and expenses incurred by the applicable master servicer, the special servicer or the trustee or an agent of any of them, on behalf of the trust fund, in enforcing any obligation of a mortgage loan seller to repurchase or replace the mortgage loan.

      "Qualified Insurer" means, with respect to any insurance policy, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction.

      "Rating Agency" means each of S&P and Fitch.

                                      S-238

      "Realized Losses" means losses on or with respect to the pooled mortgage loans arising from the inability of the applicable master servicer and/or the special servicer (or, in the case of any Non-Trust-Serviced Pooled Mortgage
Loan, the applicable master servicer and/or the special servicer under the related Non-Trust Servicing Agreement) to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged property, as and to the extent described under "Description of the
Offered Certificates--Reductions of Certificate Principal Balances in Connection
with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

      "Regulation AB" means Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities,
Securities Act Release No. 33-8518, 70 Red. Reg. 1,506 - 1,631 (Jan. 7, 2005))
or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

      "REMIC" means a real estate mortgage investment conduit within the meaning of, and formed in accordance with, Sections 860A through 860G of the Internal
Revenue Code.

      "REO Property" means any mortgaged property that is acquired for the benefit of the certificateholders (and, in the case of a mortgaged property securing any Mortgage Loan Group, also on behalf of the related Non-Pooled
Noteholders) through foreclosure, deed in lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan. If a mortgaged property securing any Non-Trust-Serviced Pooled Mortgage Loan becomes an REO
Property, it will be held on behalf of, and in the name of, the trustee under the related Non-Trust Servicing Agreement for the benefit of the legal and beneficial owners of that Non-Trust-Serviced Pooled Mortgage Loan and the related Non-Pooled Mortgage Loans. In the case of each Mortgage Loan Group, when we refer in this prospectus supplement to an REO Property that is in the trust fund, we mean any beneficial interest owned by the series 2007-PWR17 trust fund in a related mortgaged property that has been acquired in the manner described above.

      "Required Claims-Paying Ratings" means, with respect to any insurance carrier, claims-paying ability ratings at least equal to (a) in the case of fidelity bond coverage provided by such insurance carrier, "A" by S&P and "A-"
by Fitch, (b) in the case of a policy or policies of insurance issued by such insurance carrier covering loss occasioned by the errors and omissions of officers and employees, "A" by S&P and "A-" by Fitch and (c) in the case of any other insurance coverage provided by such insurance carrier, "A" by S&P and "A-"
by Fitch. However, an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of that insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long-term unsecured debt obligations that are rated not lower than the ratings set forth above or claim-paying ability ratings that are not lower than the ratings set forth above; and an insurance carrier will be deemed to have the applicable claims-paying ability ratings set forth above if (among other conditions) the Rating Agency whose rating requirement has not been met has confirmed in writing that the insurance carrier would not result in the qualification, downgrade or withdrawal of any of the then current ratings assigned by that Rating Agency to any of the certificates.

      "Restricted Group" means, collectively, the following persons and entities--

      o     the trustee,

      o     the Exemption-Favored Parties,

      o     us,

      o     the master servicers,

      o     the special servicer,

      o     the primary servicers,

      o     any sub-servicers,

                                      S-239

      o     any person responsible for servicing any Non-Trust-Serviced Pooled
            Mortgage Loan or any related REO Property,

      o     the mortgage loan sellers,

      o     the swap counterparty,

      o     the swap counterparty guarantor,

      o     each borrower, if any, with respect to pooled mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

      o     any and all affiliates of any of the aforementioned persons.

      "RRI Hotel Portfolio Intercreditor Agreement" means the intercreditor agreement between the initial holders of the RRI Hotel Portfolio Pooled Mortgage
Loan and the RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loans.

      "RRI Hotel Portfolio Loan Group" means the RRI Hotel Portfolio Pooled
Mortgage Loan and the RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loans,
together.

      "RRI Hotel Portfolio Mortgaged Properties" means the mortgaged properties collectively identified on Appendix B to this prospectus supplement as RRI Hotel
Portfolio.

      "RRI Hotel Portfolio Non-Pooled Pari Passu Companion Loans" means one or more loans, with an aggregate original principal balance of $279,000,000 that is secured by the same mortgage instrument encumbering the RRI Hotel Portfolio
Mortgaged Properties as the RRI Hotel Portfolio Pooled Mortgage Loan. The RRI
Hotel Portfolio Non-Pooled Pari Passu Companion Loans will not be part of the mortgage pool and will not be considered pooled mortgage loans.

      "RRI Hotel Portfolio Non-Pooled Pari Passu Companion Noteholder" means the holder of a promissory note evidencing a RRI Hotel Portfolio Non-Pooled Pari
Passu Companion Loan.

      "RRI Hotel Portfolio Pooled Mortgage Loan" means the pooled mortgage loan in the original principal amount of $186,000,000 that is secured by the RRI
Hotel Portfolio Mortgaged Properties.

      "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

      "SEC" means the Securities and Exchange Commission.

      "Servicing Function Participant" means any person, other than the master servicers and the special servicer, that, within the meaning of Item 1122 of
Regulation AB, is primarily responsible for performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person's activities relate only to 5% or less of the mortgage loans based on the principal balance of the mortgage loans or the applicable servicer takes responsibility for the activities of such person in accordance with Regulation
AB.

      "Servicing Standard" means, with respect to each master servicer and the special servicer, to service and administer those mortgage loans and any REO
Properties for which that party is responsible under the series 2007-PWR17 pooling and servicing agreement:

      o     in the best interests and for the benefit of the series 2007-PWR17 certificateholders (or, in the case of a Trust-Serviced Mortgage
            Loan Group, for the benefit of the series 2007-PWR17
            certificateholders and the related Trust-Serviced Non-Pooled
            Noteholder(s)) (as determined by the applicable master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), as a collective whole (it being understood, in the case of a Trust-Serviced Mortgage Loan Group containing any
            Non-Pooled Subordinate

                                      S-240

            Loan, that the interests of the related Non-Pooled Subordinate
            Noteholder are junior promissory notes, subject to the terms and conditions of the related Mortgage Loan Group Intercreditor
            Agreement),

      o     in accordance with any and all applicable laws, the terms of the series 2007-PWR17 pooling and servicing agreement, the terms of the respective mortgage loans and, in the case of a Trust-Serviced
            Mortgage Loan Group, the terms of the related Mortgage Loan Group
            Intercreditor Agreement, and

      o     to the extent consistent with the foregoing, in accordance with the following standards:

            o     with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and real properties that are comparable to those mortgage
                  loans and any REO Properties for which it is responsible under the series 2007-PWR17 pooling and servicing agreement;

            o     with a view to--

                  1.    in the case of the master servicers, the timely
                        collection of all scheduled payments of principal and
                        interest under those mortgage loans,

                  2.    in the case of the master servicers, the full collection
                        of all Yield Maintenance Charges and Prepayment Premiums
                        that may become payable under those mortgage loans, and

                  3.    in the case of the special servicer, if a mortgage loan
                        comes into and continues in default and, in the good
                        faith and reasonable judgment of the special servicer,
                        no satisfactory arrangements can be made for the
                        collection of the delinquent payments, including
                        payments of Yield Maintenance Charges, Prepayment
                        Premiums, Default Interest and late payment charges, or
                        the related mortgaged property becomes an REO Property,
                        the maximization of the recovery of principal and
                        interest on that defaulted mortgage loan to the series
                        2007-PWR17 certificateholders (or, in the case of a
                        Trust-Serviced Mortgage Loan Group, for the benefit of
                        the series 2007-PWR17 certificateholders and the related
                        Trust-Serviced Non-Pooled Noteholder(s)), as a
                        collective whole, on a present value basis (it being
                        understood, in the case of a Trust-Serviced Mortgage
                        Loan Group containing any Non-Pooled Subordinate Loans,
                        that the interests of the related Non-Pooled Subordinate
                        Noteholder are junior promissory notes, subject to the
                        terms and conditions of the related Mortgage Loan Group
                        Intercreditor Agreement); and

            without regard to--

                  1.    any known relationship that the applicable master
                        servicer or the special servicer, as the case may be, or
                        any of its affiliates may have with any of the
                        underlying borrowers, any of the mortgage loan sellers
                        or any other party to the series 2007-PWR17 pooling and
                        servicing agreement,

                  2.    the ownership of any series 2007-PWR17 certificate or
                        any interest in any Non-Pooled Mortgage Loan by the
                        applicable master servicer or the special servicer, as
                        the case may be, or by any of its affiliates,

                  3.    the obligation of the applicable master servicer to make
                        advances or otherwise to incur servicing expenses with
                        respect to any mortgage loan or REO property serviced or
                        administered, respectively, under the series 2007-PWR17
                        pooling and servicing agreement,

                  4.    the obligation of the special servicer to make, or to
                        direct the applicable master servicer to make, servicing
                        advances or otherwise to incur servicing expenses with
                        respect to any mortgage loan or REO property serviced or
                        administered, respectively, under the series 2007-PWR17
                        pooling and servicing agreement,

                                      S-241

                  5.    the right of the applicable master servicer or the
                        special servicer, as the case may be, or any of its
                        affiliates to receive reimbursement of costs, or the
                        sufficiency of any compensation payable to it, under the
                        series 2007-PWR17 pooling and servicing agreement or
                        with respect to any particular transaction,

                  6.    the ownership, servicing and/or management by the
                        applicable master servicer or special servicer, as the
                        case may be, or any of its affiliates, of any other
                        mortgage loans or real property,

                  7.    the ownership by the applicable master servicer or
                        special servicer, as the case may be, or any of its
                        affiliates of any other debt owed by, or secured by
                        ownership interests in, any of the borrowers or any
                        affiliate of a borrower, and

                  8.    the obligations of the applicable master servicer or
                        special servicer, as the case may be, or any of its
                        affiliates to repurchase any pooled mortgage loan from
                        the trust fund, or to indemnify the trust fund, in any
                        event as a result of a material breach or a material
                        document defect.

      For the avoidance of doubt, the foregoing standards will apply with respect to each Non-Trust-Serviced Pooled Mortgage Loan only to the extent that the applicable master servicer or the special servicer has any express duties or rights to grant consent with respect to such pooled mortgage loan or any related
REO Property pursuant to the series 2007-PWR17 pooling and servicing agreement.

      "Servicing Transfer Event" means, with respect to any pooled mortgage loan
(other than any Non-Trust-Serviced Pooled Mortgage Loan) and the Trust-Serviced
Non-Pooled Mortgage Loan, any of the following events:

      1.    the related borrower fails to make when due any balloon payment and the borrower does not deliver to the applicable master servicer, on or before the due date of the balloon payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date on which the balloon payment will become due (provided that if either such refinancing does not occur during that time or the applicable master servicer is required during that time to make any monthly debt service advance in respect of the mortgage loan, a Servicing
            Transfer Event will occur immediately);

      2.    the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

      3.    the applicable master servicer determines (in accordance with the
            Servicing Standard) that a default in making any monthly debt service payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in accordance with the Servicing Standard) that a default in making a balloon payment is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the balloon payment will become due (or, if the borrower has delivered a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the applicable master servicer which provides that such refinancing will occur within 120 days after the date of the balloon payment, that master servicer determines (in accordance with the
            Servicing Standard) that (a) the borrower is likely not to make one or more assumed monthly debt service payments (as described under
            "Description of the Offered Certificates--Advances of Delinquent
            Monthly Debt Service Payments" in this prospectus supplement) prior to a refinancing or (b) the refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

      4.    the applicable master servicer determines that a non-payment default
            (including, in the applicable master servicer's or the special servicer's judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related mortgage loan documents) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially and adversely affect the interests of series 2007-PWR17

                                      S-242

            certificateholders and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

      5.    various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

      6.    the applicable master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the
            corresponding mortgaged property.

      A Servicing Transfer Event will cease to exist, if and when:

      o     with respect to the circumstances described in clauses 1 and 2 immediately above in this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer;

      o     with respect to the circumstances described in clauses 3 and 5 immediately above in this definition, those circumstances cease to exist in the judgment of the special servicer;

      o     with respect to the circumstances described in clause 4 immediately above in this definition, the default is cured in the judgment of the special servicer; and

      o     with respect to the circumstances described in clause 6 immediately above in this definition, the proceedings are terminated.

      If a Servicing Transfer Event exists with respect to any mortgage loan in a Trust-Serviced Mortgage Loan Group, then it will also be deemed to exist with respect to the other mortgage loan in that Trust-Serviced Mortgage Loan Group.
The mortgage loans in a Trust-Serviced Mortgage Loan Group are intended to always be serviced or specially serviced, as the case may be, together.

      "SF" means square feet.

      "Specially Designated Defaulted Pooled Mortgage Loan" means a pooled mortgage loan that both (A) is a specially serviced pooled mortgage loan and (B)
either (i) is delinquent 120 days or more with respect to any balloon payment or
60 days or more with respect to any other monthly payment, with such delinquency to be determined without giving effect to any grace period permitted by the related mortgage or mortgage note and without regard to any acceleration of payments under the related mortgage and mortgage note, or (ii) is a pooled mortgage loan as to which the amounts due thereunder have been accelerated following any other material default.

      "Stated Principal Balance" means, for each mortgage loan in the trust fund, a principal amount that:

      o     will initially equal its unpaid principal balance as of the cut-off date or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

      o     will be permanently reduced on each subsequent distribution date, to not less than zero, by that portion, if any, of the Principal
            Distribution Amount (without regard to the adjustments otherwise contemplated by clauses (I)(A), (B) and (C) of the definition thereof) for that distribution date that represents principal actually received or advanced on that mortgage loan, and the principal portion of any Realized Loss (See "Description of the
            Offered Certificates -- Reductions of Certificate Principal Balances
            in Connection with Realized Losses and Additional Trust Fund
            Expenses") incurred with respect to that mortgage loan during the related collection period.

                                      S-243

      However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectable with respect to that mortgage loan or any related REO Property have been received.

      "Stated Remaining Term to Maturity or ARD" means, with respect to any pooled mortgage loan, the number of months from the cut-off date to the stated
maturity date or, in the case of an ARD Loan, the anticipated repayment date.

      "Structuring Assumptions" means, collectively, the following assumptions regarding the series 2007-PWR17 certificates and the mortgage loans in the trust fund:

      o     except as otherwise set forth below, the mortgage loans have the characteristics set forth on Appendix B to this prospectus supplement and the initial mortgage pool balance, the initial loan group 1 balance and the initial loan group 2 balance are as described in this prospectus supplement;

      o     the total initial principal balance or notional amount, as the case may be, of each interest-bearing class of series 2007-PWR17 certificates is as described in this prospectus supplement;

      o     the pass-through rate for each interest-bearing class of series
            2007-PWR17 certificates and the Class A-MFL Regular Interest is as described in this prospectus supplement;

      o     no delinquencies, defaults or losses occur with respect to any of the pooled mortgage loans (or any Non-Pooled Subordinate Loans);

      o     no Additional Trust Fund Expenses arise, no servicing advances are made under the series 2007-PWR17 pooling and servicing agreement or any Non-Trust Servicing Agreement and the only expenses of the trust consist of the trustee fees, the certificate administrator fees, the servicer report administrator fees and the master servicing fees
            (including any applicable primary or sub-servicing fees) and, in the case of each Non-Trust-Serviced Pooled Mortgage Loan, the
            administrative fees payable with respect thereto under the related
            Non-Trust Servicing Agreement;

      o     there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the pooled mortgage loans and the mortgage interest rate in effect under each pooled mortgage loan as of the date of initial issuance for the series 2007-PWR17 certificates remains in effect during the entire term of that mortgage loan, except for any increase in the mortgage interest rate that is not related to an ARD provision and is scheduled to occur as a result of loan-specific interest rate provisions (if any) that are described on the "Footnotes to Appendix
            B and C" in this prospectus supplement;

      o     in the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as
            Foothill Corporate, amortization commences on the due date in
            September 2009, notwithstanding that the related mortgage loan documents provide for amortization to commence on the due date occurring in the earlier of September 2009 or the first month after the mortgaged property achieves a debt service coverage ratio of at least 1.17x;

      o     each of the pooled mortgage loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

      o     all monthly debt service payments on the pooled mortgage loans are timely received by the applicable master servicer on behalf of the trust on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

      o     no involuntary prepayments are received as to any pooled mortgage loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

                                      S-244

      o     except as described in the next succeeding bullet, no voluntary prepayments are received as to any pooled mortgage loan during that mortgage loan's prepayment Lock-out Period, including any
            contemporaneous period when defeasance is permitted, or during any period when principal prepayments on that mortgage loan are required to be accompanied by a Prepayment Premium or Yield Maintenance
            Charge, including any contemporaneous period when defeasance is permitted;

      o     each ARD Loan in the trust fund is paid in full on its anticipated repayment date;

      o     in the case of the pooled mortgage loan secured by the mortgaged property identified on Appendix B to this prospectus supplement as
            Town Center Plaza, which pooled mortgage loan has two components, any principal prepayment is applied to those components on a pro rata basis according to their principal balances;

      o     except as otherwise assumed in the immediately preceding four bullets, prepayments are made on each of the pooled mortgage loans at the indicated CPRs (which apply to the pooled mortgage loans only
            (and not the related Non-Pooled Mortgage Loan(s)) in any Mortgage
            Loan Group)) set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

      o     all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest and no Prepayment Interest Shortfalls occur with respect to any mortgage loan;

      o     no Yield Maintenance Charges or Prepayment Premiums are collected in connection with any of the mortgage loans;

      o     no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under
            "Description of the Offered Certificates--Termination of the Series
            2007-PWR17 Pooling and Servicing Agreement";

      o     no pooled mortgage loan is required to be repurchased by a mortgage loan seller, as described under "Description of the Mortgage
            Pool--Cures, Repurchases and Substitutions" in this prospectus supplement;

      o     payments on the offered certificates are made on the 11th day of each month, commencing in October 2007; and

      o     the offered certificates are settled with investors on September 27,
            2007.

      "Trust-Serviced Mortgage Loan Group" means the RRI Hotel Portfolio Loan
Group, the Fairlane Woods Loan Group, the Fairfield Inn - Chantilly, VA Loan
Group, the Hampton Inn - Woodbridge, VA Loan Group, the Graceland Shopping
Center Loan Group, the Parkwood Apartments Loan Group, as applicable.

      "Trust-Serviced Non-Pooled Mortgage Loan" means any of the RRI Hotel
Portfolio Non-Pooled Pari Passu Companion Loans, the Fairlane Woods Non-Pooled
Subordinate Loan, the Fairfield Inn - Chantilly, VA Non-Pooled Subordinate Loan,
the Hampton Inn - Woodbridge, VA Non-Pooled Subordinate Loan, the Graceland
Shopping Center Non-Pooled Subordinate Loan and the Parkwood Apartments
Non-Pooled Subordinate Loan.

      "Trust-Serviced Non-Pooled Noteholder" means any holder of a promissory note evidencing a Trust-Serviced Non-Pooled Mortgage Loan.

      "Underwriter Exemption" means PTE 90-30 issued to Bear, Stearns & Co. Inc.
or PTE 90-24 issued to Morgan Stanley & Co. Incorporated, each as subsequently amended by PTE 97-34, PTE 2000-58, PTE 2002-41 and PTE 2007-5 and as may be
subsequently amended after the closing date.

      "Underwritten Net Cash Flow" or "Underwritten NCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property,

                                      S-245

consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c)
reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

      "Underwritten Net Operating Income" or "Underwritten NOI" means an estimate of the stabilized cash flow available for debt service before deductions for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including tenant improvement costs and leasing commissions.

      "Weighted Average Pool Pass-Through Rate" means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the pooled mortgage loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

      "WFB" means Wells Fargo Bank, National Association.

      "Yield Maintenance Charge" means, with respect to any mortgage loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a mortgage loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such
Yield Maintenance Charge may be.

                                      S-246

                                   SCHEDULE I

                              AMORTIZATION SCHEDULE

                                TOWN CENTER PLAZA

      PERIOD        DATE         BALANCE ($)      PRINCIPAL ($)
      ------      ---------      -----------      -------------
        0          1/1/2006       12,488,388
        1          2/1/2006       12,488,388             --
        2          3/1/2006       12,488,388             --
        3          4/1/2006       12,488,388             --
        4          5/1/2006       12,488,388             --
        5          6/1/2006       12,488,388             --
        6          7/1/2006       12,488,388             --
        7          8/1/2006       12,488,388             --
        8          9/1/2006       12,488,388             --
        9         10/1/2006       12,488,388             --
        10        11/1/2006       12,488,388             --
        11        12/1/2006       12,488,388             --
        12         1/1/2007       12,488,388             --
        13         2/1/2007       12,471,529           16,859
        14         3/1/2007       12,448,653           22,876
        15         4/1/2007       12,431,599           17,054
        16         5/1/2007       12,412,489           19,110
        17         6/1/2007       12,395,256           17,232
        18         7/1/2007       12,375,973           19,283
        19         8/1/2007       16,670,174           17,412
        20         9/1/2007       16,647,270           22,904
        21        10/1/2007       16,621,566           25,704
        22        11/1/2007       16,598,419           23,147
        23        12/1/2007       16,572,479           25,940
        24         1/1/2008       16,549,087           23,392
        25         2/1/2008       16,525,578           23,509
        26         3/1/2008       16,496,619           28,959
        27         4/1/2008       16,472,848           23,771
        28         5/1/2008       16,446,301           26,547
        29         6/1/2008       16,422,279           24,022
        30         7/1/2008       16,395,487           26,792
        31         8/1/2008       16,371,211           24,276
        32         9/1/2008       16,346,814           24,397
        33        10/1/2008       16,319,657           27,157
        34        11/1/2008       16,295,002           24,655
        35        12/1/2008       16,267,595           27,407
        36         1/1/2009       16,242,681           24,915
        37         2/1/2009       16,217,641           25,039
        38         3/1/2009       16,184,627           33,014
        39         4/1/2009       16,159,298           25,329
        40         5/1/2009       16,131,235           28,063
        41         6/1/2009       16,105,639           25,596

                                       I-1

      PERIOD        DATE         BALANCE ($)      PRINCIPAL ($)
      ------      ---------      -----------      -------------
        42         7/1/2009       16,077,316           28,322
        43         8/1/2009       16,051,451           25,865
        44         9/1/2009       16,025,456           25,995
        45        10/1/2009       15,996,746           28,710
        46        11/1/2009       15,970,478           26,268
        47        12/1/2009       15,941,503           28,976
        48         1/1/2010       15,914,959           26,544
        49         2/1/2010       15,888,282           26,676
        50         3/1/2010       15,853,782           34,500
        51         4/1/2010       15,826,800           26,982
        52         5/1/2010       15,797,130           29,670
        53         6/1/2010       15,769,865           27,265
        54         7/1/2010       15,739,919           29,946
        55         8/1/2010       15,712,368           27,551
        56         9/1/2010       15,684,680           27,688
        57        10/1/2010       15,654,322           30,357
        58        11/1/2010       15,626,344           27,978
        59        12/1/2010       15,595,704           30,640
        60         1/1/2011       15,567,433           28,271
        61         2/1/2011       15,539,021           28,412
        62         3/1/2011       15,502,944           36,076
        63         4/1/2011       15,474,210           28,735
        64         5/1/2011       15,442,835           31,375
        65         6/1/2011       15,413,800           29,035
        66         7/1/2011       15,382,133           31,667
        67         8/1/2011       15,352,795           29,338
        68         9/1/2011       15,323,310           29,485
        69        10/1/2011       15,291,205           32,105
        70        11/1/2011       15,261,413           29,792
        71        12/1/2011       15,229,009           32,404
        72         1/1/2012       15,198,906           30,103
        73         2/1/2012       15,168,652           30,254
        74         3/1/2012       15,133,352           35,300
        75         4/1/2012       15,102,771           30,581
        76         5/1/2012       15,069,601           33,171
        77         6/1/2012       15,038,701           30,900
        78         7/1/2012       15,005,220           33,481
        79         8/1/2012       14,973,999           31,221
        80         9/1/2012       14,942,622           31,377
        81        10/1/2012       14,908,677           33,945
        82        11/1/2012       14,876,974           31,703
        83        12/1/2012       14,842,711           34,262
        84         1/1/2013       14,810,678           32,033
        85         2/1/2013       14,778,485           32,193
        86         3/1/2013       14,738,977           39,508
        87         4/1/2013       14,706,425           32,551
        88         5/1/2013       14,671,338           35,087
        89         6/1/2013       14,638,449           32,889
        90         7/1/2013       14,603,033           35,416

                                       I-2

      PERIOD        DATE         BALANCE ($)      PRINCIPAL ($)
      ------      ---------      -----------      -------------
        91         8/1/2013       14,569,803           33,231
        92         9/1/2013       14,536,406           33,397
        93        10/1/2013       14,500,497           35,909
        94        11/1/2013       14,466,754           33,743
        95        12/1/2013       14,430,508           36,246
        96         1/1/2014       14,396,416           34,093
        97         2/1/2014       14,362,153           34,263
        98         3/1/2014       14,320,766           41,387
        99         4/1/2014       14,286,125           34,641
       100         5/1/2014       14,249,006           37,119
       101         6/1/2014       14,214,006           34,999
       102         7/1/2014       14,176,538           37,468
       103         8/1/2014       14,141,177           35,361
       104         9/1/2014       14,105,639           35,538
       105        10/1/2014       14,067,647           37,992
       106        11/1/2014       14,031,741           35,906
       107        12/1/2014       13,993,392           38,349
       108         1/1/2015       13,957,115           36,277
       109         2/1/2015       13,920,657           36,458
       110         3/1/2015       13,877,278           43,379
       111         4/1/2015       13,840,421           36,857
       112         5/1/2015       13,801,147           39,274
       113         6/1/2015       13,763,909           37,237
       114         7/1/2015       13,724,265           39,644
       115         8/1/2015       13,686,644           37,621
       116         9/1/2015       13,648,834           37,809
       117        10/1/2015       13,608,634           40,201
       118        11/1/2015       13,570,434           38,199
       119        12/1/2015       13,529,855           40,580
       120         1/1/2016       13,491,262           38,593
       121         2/1/2016       13,452,476           38,786
       122         3/1/2016       13,409,155           43,321
       123         4/1/2016       13,369,959           39,196
       124         5/1/2016       13,328,410           41,549
       125         6/1/2016       13,288,810           39,599
       126         7/1/2016       13,246,868           41,942
       127         8/1/2016       13,206,862           40,007
       128         9/1/2016       13,166,655           40,207
       129        10/1/2016       13,124,123           42,533
       130        11/1/2016       13,083,502           40,620
       131        12/1/2016       13,040,568           42,935
       132         1/1/2017               --       13,040,568

                                       I-3

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                                   SCHEDULE II

                      CLASS A-AB PLANNED PRINCIPAL BALANCES

                      CLASS A-AB                           CLASS A-AB                           CLASS A-AB
                       PLANNED                              PLANNED                              PLANNED
                      PRINCIPAL                            PRINCIPAL                            PRINCIPAL
DISTRIBUTION DATE    BALANCE ($)     DISTRIBUTION DATE    BALANCE ($)     DISTRIBUTION DATE    BALANCE ($)
-----------------   --------------   -----------------   --------------   -----------------   --------------

October 2007        132,000,000.00   December 2010       132,000,000.00   February 2014        93,815,000.00
November 2007       132,000,000.00   January 2011        132,000,000.00   March 2014           90,763,000.00
December 2007       132,000,000.00   February 2011       132,000,000.00   April 2014           88,550,000.00
January 2008        132,000,000.00   March 2011          132,000,000.00   May 2014             86,042,000.00
February 2008       132,000,000.00   April 2011          132,000,000.00   June 2014            83,900,000.00
March 2008          132,000,000.00   May 2011            132,000,000.00   July 2014            81,400,000.00
April 2008          132,000,000.00   June 2011           132,000,000.00   August 2014          79,212,000.00
May 2008            132,000,000.00   July 2011           132,000,000.00   September 2014       76,989,000.00
June 2008           132,000,000.00   August 2011         132,000,000.00   October 2014         74,475,000.00
July 2008           132,000,000.00   September 2011      132,000,000.00   November 2014        72,229,000.00
August 2008         132,000,000.00   October 2011        132,000,000.00   December 2014        69,692,000.00
September 2008      132,000,000.00   November 2011       132,000,000.00   January 2015         67,421,000.00
October 2008        132,000,000.00   December 2011       132,000,000.00   February 2015        65,138,000.00
November 2008       132,000,000.00   January 2012        132,000,000.00   March 2015           62,009,000.00
December 2008       132,000,000.00   February 2012       132,000,000.00   April 2015           59,698,000.00
January 2009        132,000,000.00   March 2012          132,000,000.00   May 2015             57,099,000.00
February 2009       132,000,000.00   April 2012          132,000,000.00   June 2015            54,762,000.00
March 2009          132,000,000.00   May 2012            132,000,000.00   July 2015            35,772,000.00
April 2009          132,000,000.00   June 2012           132,000,000.00   August 2015          33,419,000.00
May 2009            132,000,000.00   July 2012           132,000,000.00   September 2015       31,054,000.00
June 2009           132,000,000.00   August 2012         132,000,000.00   October 2015         28,403,000.00
July 2009           132,000,000.00   September 2012      131,982,421.92   November 2015        26,012,000.00
August 2009         132,000,000.00   October 2012        129,691,000.00   December 2015        23,335,000.00
September 2009      132,000,000.00   November 2012       127,680,000.00   January 2016         20,918,000.00
October 2009        132,000,000.00   December 2012       125,367,000.00   February 2016        18,488,000.00
November 2009       132,000,000.00   January 2013        123,333,000.00   March 2016           15,502,000.00
December 2009       132,000,000.00   February 2013       121,289,000.00   April 2016           13,044,000.00
January 2010        132,000,000.00   March 2013          118,366,000.00   May 2016             10,302,000.00
February 2010       132,000,000.00   April 2013          116,296,000.00   June 2016             7,817,000.00
March 2010          132,000,000.00   May 2013            113,926,000.00   July 2016             5,050,000.00
April 2010          132,000,000.00   June 2013           111,833,000.00   August 2016           2,538,000.00
May 2010            132,000,000.00   July 2013           109,441,000.00   September 2016           13,000.00
June 2010           132,000,000.00   August 2013         107,325,000.00   October 2016                  0.00
July 2010           132,000,000.00   September 2013      105,198,000.00
August 2010         132,000,000.00   October 2013        102,773,000.00
September 2010      132,000,000.00   November 2013       100,623,000.00
October 2010        132,000,000.00   December 2013        98,175,000.00
November 2010       132,000,000.00   January 2014         96,001,000.00

                                       I-3

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                               APPENDIX A (1) (2)
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS
------------------------------------------------------------------------------------------------------------------------------------
                                                                       PERCENT BY             WEIGHTED            WEIGHTED
                                                                        AGGREGATE  WEIGHTED    AVERAGE             AVERAGE  WEIGHTED
                                           NUMBER OF       AGGREGATE      CUT-OFF   AVERAGE  REMAINING  WEIGHTED   CUT-OFF   AVERAGE
                                           MORTGAGE     CUT-OFF DATE         DATE  MORTGAGE       TERM   AVERAGE      DATE   BALLOON
LOAN SELLER                                  LOANS       BALANCE ($)  BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Wells Fargo Bank, National Association        110      1,117,082,391     34.3       5.7656      104       1.39      71.2      66.9
Bear Stearns Commercial Mortgage, Inc.         48        707,854,716     21.7       6.1757      107       1.33      71.1      65.8
Principal Commercial Funding II, LLC           34        673,335,838     20.7       5.9943      115       1.31      60.6      57.1
Prudential Mortgage Capital Funding, LLC       46        489,239,422     15.0       6.0921      114       1.25      71.1      65.3
Nationwide Life Insurance Company              26        272,748,456      8.4       6.0715      114       1.30      69.5      62.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       264     $3,260,260,823    100.0%      5.9765%     109       1.33X     68.8%     64.0%
====================================================================================================================================

CUT-OFF DATE BALANCES
------------------------------------------------------------------------------------------------------------------------------------
                                                                       PERCENT BY             WEIGHTED            WEIGHTED
                                                                        AGGREGATE  WEIGHTED    AVERAGE             AVERAGE  WEIGHTED
                                           NUMBER OF       AGGREGATE      CUT-OFF   AVERAGE  REMAINING  WEIGHTED   CUT-OFF   AVERAGE
                                           MORTGAGE     CUT-OFF DATE         DATE  MORTGAGE       TERM   AVERAGE      DATE   BALLOON
CUT-OFF DATE BALANCE ($)                     LOANS       BALANCE ($)  BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

850,000 - 2,000,000                            22         33,563,279      1.0       6.2403      118       1.30      63.3      55.6
2,000,001 - 3,000,000                          35         94,123,800      2.9       5.9638      115       1.38      66.0      57.6
3,000,001 - 5,000,000                          53        211,472,632      6.5       5.9038      116       1.40      67.2      60.3
5,000,001 - 7,000,000                          38        228,969,558      7.0       5.8785      112       1.33      70.2      65.0
7,000,001 - 9,000,000                          28        228,246,517      7.0       5.9784      106       1.32      68.8      62.3
9,000,001 - 11,000,000                         18        182,577,383      5.6       5.8389      110       1.36      67.6      62.5
11,000,001 - 13,000,000                        14        165,063,959      5.1       6.0019      116       1.32      69.8      63.4
13,000,001 - 15,000,000                        11        153,921,339      4.7       5.8692      118       1.66      61.8      58.7
15,000,001 - 17,000,000                         6         94,350,442      2.9       5.7940      111       1.30      71.4      62.5
17,000,001 - 19,000,000                         4         71,332,837      2.2       6.0310      119       1.17      66.5      61.4
19,000,001 - 21,000,000                         7        139,150,000      4.3       5.8775      101       1.22      72.5      68.6
21,000,001 - 31,000,000                        15        366,086,658     11.2       6.0169      113       1.30      68.9      62.8
31,000,001 - 61,000,000                         6        233,300,000      7.2       5.8004       99       1.24      73.2      71.2
61,000,001 - 80,000,000                         1         70,300,000      2.2       6.4200       58       1.49      77.4      77.4
80,000,001 - 100,000,000                        1        100,000,000      3.1       5.5800      120       1.39      49.5      41.5
100,000,001 - 247,302,419                       5        887,802,419     27.2       6.1217      109       1.31      70.4      67.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       264     $3,260,260,823    100.0%      5.9765%     109       1.33X     68.8%     64.0%
====================================================================================================================================

Minimum: $850,000
Maximum: $247,302,419
Average: $12,349,473

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $247,302,419 DRA / Colonial Office Portfolio pooled mortgage loan represented as Note A-2 is an 33.3% pari passu interest in the $741,907,256 first mortgage which is split into three pari passu notes. All LTV and DSCR figures in this table are based on the total $741,907,256 first mortgage loan.
The $186,000,000 RRI Hotel Portfolio pooled mortgage loan is an 40.0% pari passu interest in the $465,000,000 first mortgage which is split into three pari passu notes. All LTV and DSCR figures in this table are based on the total
$465,000,000 first mortgage loan. The $112,500,000 1101 New York Avenue pooled mortgage loan is an 50.0% pari passu interest in the $225,000,000 first mortgage which is split into two pari passu notes. All LTV and DSCR figures in this table are based on the total $225,000,000 first mortgage loan. In addition, the
$40,000,000 32 Sixth Avenue pooled mortgage loan represented as Note A-2 is an
11.1% pari passu interest in the $360,000,000 first mortgage which is split into two pari passu notes. All LTV and DSCR figures in this table are based on the total $360,000,000 first mortgage loan.

(2) All DSCR figures in this table are based on the amortizing debt service when applicable.

                                       A-1

                               APPENDIX A (1) (2)
                            MORTGAGE POOL INFORMATION

STATES
------------------------------------------------------------------------------------------------------------------------------------
                                                                       PERCENT BY             WEIGHTED            WEIGHTED
                                                                        AGGREGATE  WEIGHTED    AVERAGE             AVERAGE  WEIGHTED
                                           NUMBER OF       AGGREGATE      CUT-OFF   AVERAGE  REMAINING  WEIGHTED   CUT-OFF   AVERAGE
                                           MORTGAGED    CUT-OFF DATE         DATE  MORTGAGE       TERM   AVERAGE      DATE   BALLOON
STATE                                      PROPERTIES    BALANCE ($)  BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

California                                     64        420,551,951     12.9       5.8354      112       1.54      62.6      57.8
Northern California                            29        212,296,239      6.5       5.8974      112       1.49      65.2      60.0
Southern California                            35        208,255,713      6.4       5.7723      112       1.59      59.9      55.6
Texas                                          23        389,041,603     11.9       6.1141      112       1.25      67.1      65.4
New York                                       31        316,159,343      9.7       5.8425      114       1.27      61.8      55.6
Florida                                        21        207,432,383      6.4       5.8029       89       1.37      76.5      74.9
Washington                                      8        154,501,331      4.7       6.1851      119       1.36      66.2      60.7
District of Columbia                            2        133,000,000      4.1       5.8045      109       1.09      69.3      65.4
Arizona                                        14        118,282,228      3.6       5.9319      119       1.29      70.9      63.4
Pennsylvania                                   18        105,518,881      3.2       6.1525      114       1.31      72.2      63.5
Michigan                                       18        100,205,224      3.1       6.0639      114       1.37      71.8      64.8
New Jersey                                      9         91,830,207      2.8       5.9564      119       1.40      66.1      60.0
Virginia                                       13         87,260,886      2.7       5.9231      118       1.32      73.7      68.6
Alabama                                        10         81,398,524      2.5       5.7071       90       1.38      79.2      77.8
Maryland                                       20         75,403,780      2.3       6.0887      107       1.39      67.1      63.6
Georgia                                         7         73,207,346      2.2       6.0970       99       1.31      75.9      73.1
Illinois                                       12         64,235,137      2.0       6.1708      119       1.42      67.9      61.4
Ohio                                           16         63,497,524      1.9       5.9415      118       1.32      66.0      61.4
Minnesota                                       6         61,831,409      1.9       6.3486       71       1.42      77.0      74.6
Indiana                                         9         60,047,270      1.8       5.8970      118       1.28      75.3      68.9
Oregon                                          6         60,010,738      1.8       5.8526      118       1.21      71.2      61.5
Massachusetts                                  11         54,131,258      1.7       6.1927      108       1.23      71.9      67.2
South Carolina                                  4         52,804,833      1.6       5.9369       78       1.31      76.3      75.5
Kentucky                                       18         52,449,295      1.6       6.3038      119       1.19      66.2      52.9
Connecticut                                     5         51,571,851      1.6       6.1555      118       1.28      69.6      65.7
Colorado                                        3         50,700,000      1.6       5.8740      119       1.33      69.5      67.4
Utah                                            7         49,280,552      1.5       5.9982      118       1.34      68.1      62.2
Nevada                                          4         40,647,122      1.2       6.0402      114       1.20      70.5      65.8
Wisconsin                                       7         39,681,043      1.2       5.6717       73       1.46      65.8      61.4
Oklahoma                                        3         39,600,000      1.2       6.1212      119       1.22      74.9      67.3
North Carolina                                  6         31,144,560      1.0       5.9920      108       1.34      66.9      57.5
Arkansas                                        2         27,325,000      0.8       6.3737       70       1.43      77.6      76.2
Kansas                                          4         27,068,604      0.8       6.0310      100       1.50      63.8      54.5
Missouri                                        2         21,955,294      0.7       5.8196      117       1.20      78.8      72.9
Delaware                                        2         16,644,142      0.5       5.9337      118       1.20      71.9      61.8
New Hampshire                                   3          9,627,308      0.3       5.9904      117       1.24      73.5      64.6
North Dakota                                    1          7,593,584      0.2       5.9300      119       1.21      79.1      67.1
Louisiana                                       3          6,808,152      0.2       6.4428      120       1.44      71.0      62.1
New Mexico                                      1          5,744,954      0.2       5.7800      119       1.17      78.7      66.5
Tennessee                                       2          5,597,588      0.2       5.9726      118       1.33      73.7      62.7
West Virginia                                   2          2,819,915      0.1       6.7230      120       1.38      70.6      61.2
Iowa                                            1          2,800,000      0.1       6.5800      119       1.62      70.0      64.0
Montana                                         1            850,000      0.0       6.4100      119       1.27      70.2      62.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       399     $3,260,260,823    100.0%      5.9765%     109       1.33X     68.8%     64.0%
====================================================================================================================================

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $247,302,419 DRA / Colonial Office Portfolio pooled mortgage loan represented as Note A-2 is an 33.3% pari passu interest in the $741,907,256 first mortgage which is split into three pari passu notes. All LTV and DSCR figures in this table are based on the total $741,907,256 first mortgage loan.
The $186,000,000 RRI Hotel Portfolio pooled mortgage loan is an 40.0% pari passu interest in the $465,000,000 first mortgage which is split into three pari passu notes. All LTV and DSCR figures in this table are based on the total
$465,000,000 first mortgage loan. The $112,500,000 1101 New York Avenue pooled mortgage loan is an 50.0% pari passu interest in the $225,000,000 first mortgage which is split into two pari passu notes. All LTV and DSCR figures in this table are based on the total $225,000,000 first mortgage loan. In addition, the
$40,000,000 32 Sixth Avenue pooled mortgage loan represented as Note A-2 is an
11.1% pari passu interest in the $360,000,000 first mortgage which is split into two pari passu notes. All LTV and DSCR figures in this table are based on the total $360,000,000 first mortgage loan.

(2) All DSCR figures in this table are based on the amortizing debt service when applicable.

                                       A-2

                               APPENDIX A (1) (2)
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES
------------------------------------------------------------------------------------------------------------------------------------
                                                                       PERCENT BY             WEIGHTED            WEIGHTED
                                                                        AGGREGATE  WEIGHTED    AVERAGE             AVERAGE  WEIGHTED
                                           NUMBER OF       AGGREGATE      CUT-OFF   AVERAGE  REMAINING  WEIGHTED   CUT-OFF   AVERAGE
                                           MORTGAGED    CUT-OFF DATE         DATE  MORTGAGE       TERM   AVERAGE      DATE   BALLOON
PROPERTY TYPE                              PROPERTIES    BALANCE ($)  BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Office                                         90      1,239,628,128     38.0       5.9661      110       1.29      69.1      65.4
Retail                                         91        663,232,603     20.3       5.8359      111       1.32      70.2      65.6
Hospitality                                   100        484,893,654     14.9       6.3362      105       1.45      70.9      64.2
Multifamily                                    41        308,665,842      9.5       5.9325      107       1.25      71.1      66.8
Mixed Use                                      17        228,647,204      7.0       5.7975      117       1.42      59.0      53.1
Industrial                                     35        218,118,887      6.7       5.8738      113       1.29      67.2      61.1
Other                                           6         44,218,756      1.4       6.0584      111       1.38      68.7      62.1
Self Storage                                   14         42,895,981      1.3       6.2242      110       1.30      69.5      57.5
Manufactured Housing Community                  5         29,959,767      0.9       5.7833       72       2.11      57.8      55.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       399     $3,260,260,823    100.0%      5.9765%     109       1.33X     68.8%     64.0%
====================================================================================================================================

MORTGAGE RATES
------------------------------------------------------------------------------------------------------------------------------------
                                                                       PERCENT BY             WEIGHTED            WEIGHTED
                                                                        AGGREGATE  WEIGHTED    AVERAGE             AVERAGE  WEIGHTED
                                           NUMBER OF       AGGREGATE      CUT-OFF   AVERAGE  REMAINING  WEIGHTED   CUT-OFF   AVERAGE
                                           MORTGAGE     CUT-OFF DATE         DATE  MORTGAGE       TERM   AVERAGE      DATE   BALLOON
MORTGAGE RATE (%)                            LOANS       BALANCE ($)  BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

5.3560% - 5.5000%                              10         73,418,728      2.3       5.4259      111       2.01      53.9      49.5
5.5001% - 5.7500%                              68      1,160,611,780     35.6       5.6521      108       1.37      69.2      65.2
5.7501% - 6.0000%                              88        664,161,268     20.4       5.8682      108       1.30      70.2      64.7
6.0001% - 6.2500%                              53        674,573,111     20.7       6.1737      115       1.23      67.2      63.7
6.2501% - 6.8700%                              45        687,495,936     21.1       6.4939      108       1.33      70.1      63.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       264     $3,260,260,823    100.0%      5.9765%     109       1.33X     68.8%     64.0%
====================================================================================================================================

Minimum: 5.3560%
Maximum: 6.8700%
Weighted Average: 5.9765%

REMAINING TERMS TO STATED MATURITY OR ARD
------------------------------------------------------------------------------------------------------------------------------------
                                                                       PERCENT BY             WEIGHTED            WEIGHTED
                                                                        AGGREGATE  WEIGHTED    AVERAGE             AVERAGE  WEIGHTED
                                           NUMBER OF       AGGREGATE      CUT-OFF   AVERAGE  REMAINING  WEIGHTED   CUT-OFF   AVERAGE
REMAINING TERM TO STATED                   MORTGAGE     CUT-OFF DATE         DATE  MORTGAGE       TERM   AVERAGE      DATE   BALLOON
MATURITY OR ARD (MOS.)                       LOANS       BALANCE ($)  BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

53 - 60                                        16        259,999,675      8.0       6.1267       58       1.40      71.7      71.1
61 - 84                                        10        371,300,356     11.4       5.7141       82       1.37      78.0      77.1
85 - 120                                      237      2,625,366,997     80.5       5.9988      118       1.32      67.3      61.5
121 - 142                                       1          3,593,795      0.1       5.8600      142       1.47      60.9      49.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       264     $3,260,260,823    100.0%      5.9765%     109       1.33X     68.8%     64.0%
====================================================================================================================================

Minimum: 53 mos.
Maximum: 142 mos.
Weighted Average: 109 mos.

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $247,302,419 DRA / Colonial Office Portfolio pooled mortgage loan represented as Note A-2 is an 33.3% pari passu interest in the $741,907,256 first mortgage which is split into three pari passu notes. All LTV and DSCR figures in this table are based on the total $741,907,256 first mortgage loan.
The $186,000,000 RRI Hotel Portfolio pooled mortgage loan is an 40.0% pari passu interest in the $465,000,000 first mortgage which is split into three pari passu notes. All LTV and DSCR figures in this table are based on the total
$465,000,000 first mortgage loan. The $112,500,000 1101 New York Avenue pooled mortgage loan is an 50.0% pari passu interest in the $225,000,000 first mortgage which is split into two pari passu notes. All LTV and DSCR figures in this table are based on the total $225,000,000 first mortgage loan. In addition, the
$40,000,000 32 Sixth Avenue pooled mortgage loan represented as Note A-2 is an
11.1% pari passu interest in the $360,000,000 first mortgage which is split into two pari passu notes. All LTV and DSCR figures in this table are based on the total $360,000,000 first mortgage loan.

(2) All DSCR figures in this table are based on the amortizing debt service when applicable.

                                       A-3

                               APPENDIX A (1) (2)
                            MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS
------------------------------------------------------------------------------------------------------------------------------------
                                                                       PERCENT BY             WEIGHTED            WEIGHTED
                                                                        AGGREGATE  WEIGHTED    AVERAGE             AVERAGE  WEIGHTED
                                           NUMBER OF       AGGREGATE      CUT-OFF   AVERAGE  REMAINING  WEIGHTED   CUT-OFF   AVERAGE
                                           MORTGAGE     CUT-OFF DATE         DATE  MORTGAGE       TERM   AVERAGE      DATE   BALLOON
DEBT SERVICE COVERAGE RATIO (X)              LOANS       BALANCE ($)  BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1.04 - 1.20                                    98        960,573,642     29.5       5.9441      114       1.14      72.6      65.9
1.21 - 1.30                                    77        916,596,202     28.1       6.0423      108       1.24      68.3      64.3
1.31 - 1.40                                    30        602,908,568     18.5       6.1772      119       1.36      66.6      59.9
1.41 - 1.50                                    19        487,438,829     15.0       5.8241       91       1.45      74.4      72.8
1.51 - 1.60                                    14         98,661,063      3.0       5.7108       95       1.55      67.3      64.8
1.61 - 1.70                                     6         30,540,057      0.9       6.0805      119       1.66      60.9      54.9
1.71 - 1.80                                     2         11,387,156      0.3       5.6435      119       1.75      45.7      37.8
1.81 - 1.90                                     3         27,683,771      0.8       5.9250      109       1.85      54.2      53.8
1.91 - 2.00                                     2         13,274,308      0.4       5.4074      118       1.94      43.5      36.4
2.01 - 2.10                                     4         36,997,147      1.1       5.6552      118       2.08      46.1      45.0
2.11 - 2.20                                     1          6,986,784      0.2       5.5000      118       2.20      59.7      50.1
2.21 - 2.30                                     1          6,192,484      0.2       6.2600      119       2.22      38.0      29.8
2.31 - 2.50                                     1         14,000,000      0.4       5.5600      118       2.40      51.9      48.3
2.51 - 3.00                                     3         30,031,351      0.9       5.4586      115       2.75      34.7      32.0
3.01 - 4.03                                     3         16,989,464      0.5       5.6605       89       3.42      28.9      27.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       264     $3,260,260,823    100.0%      5.9765%     109       1.33X     68.8%     64.0%
====================================================================================================================================

Minimum: 1.04x
Maximum: 4.03x
Weighted Average: 1.33x

CUT-OFF DATE LOAN-TO-VALUE RATIOS
------------------------------------------------------------------------------------------------------------------------------------
                                                                       PERCENT BY             WEIGHTED            WEIGHTED
                                                                        AGGREGATE  WEIGHTED    AVERAGE             AVERAGE  WEIGHTED
                                           NUMBER OF       AGGREGATE      CUT-OFF   AVERAGE  REMAINING  WEIGHTED   CUT-OFF   AVERAGE
                                           MORTGAGE     CUT-OFF DATE         DATE  MORTGAGE       TERM   AVERAGE      DATE   BALLOON
CUT-OFF DATE LOAN-TO-VALUE RATIO (%)         LOANS       BALANCE ($)  BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

24.6% - 40.0%                                   7         53,213,299      1.6       5.6164      107       2.90      33.2      30.2
40.1% - 45.0%                                   6         31,309,000      1.0       5.5593      119       1.83      42.7      35.0
45.1% - 50.0%                                   7        169,577,586      5.2       5.6342      119       1.55      48.2      43.0
50.1% - 55.0%                                   7         33,229,070      1.0       5.7310      118       1.90      52.7      48.6
55.1% - 60.0%                                  19         97,144,592      3.0       5.9431      112       1.42      57.6      51.4
60.1% - 65.0%                                  33        490,502,989     15.0       6.1411      114       1.27      62.4      59.8
65.1% - 70.0%                                  49        541,618,280     16.6       6.0438      113       1.30      67.2      61.5
70.1% - 75.0%                                  70        879,884,064     27.0       6.0951      115       1.26      71.8      65.3
75.1% - 80.0%                                  66        963,781,943     29.6       5.8521       97       1.28      78.4      74.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       264     $3,260,260,823    100.0%      5.9765%     109       1.33X     68.8%     64.0%
====================================================================================================================================

Minimum: 24.6%
Maximum: 80.0%
Weighted Average: 68.8%

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $247,302,419 DRA / Colonial Office Portfolio pooled mortgage loan represented as Note A-2 is an 33.3% pari passu interest in the $741,907,256 first mortgage which is split into three pari passu notes. All LTV and DSCR figures in this table are based on the total $741,907,256 first mortgage loan.
The $186,000,000 RRI Hotel Portfolio pooled mortgage loan is an 40.0% pari passu interest in the $465,000,000 first mortgage which is split into three pari passu notes. All LTV and DSCR figures in this table are based on the total
$465,000,000 first mortgage loan. The $112,500,000 1101 New York Avenue pooled mortgage loan is an 50.0% pari passu interest in the $225,000,000 first mortgage which is split into two pari passu notes. All LTV and DSCR figures in this table are based on the total $225,000,000 first mortgage loan. In addition, the
$40,000,000 32 Sixth Avenue pooled mortgage loan represented as Note A-2 is an
11.1% pari passu interest in the $360,000,000 first mortgage which is split into two pari passu notes. All LTV and DSCR figures in this table are based on the total $360,000,000 first mortgage loan.

(2) All DSCR figures in this table are based on the amortizing debt service when applicable.

                                       A-4

                               APPENDIX A (1) (2)
                            MORTGAGE POOL INFORMATION

BALLOON LOAN-TO-VALUE RATIOS
------------------------------------------------------------------------------------------------------------------------------------
                                                                       PERCENT BY             WEIGHTED            WEIGHTED
                                                                        AGGREGATE  WEIGHTED    AVERAGE             AVERAGE  WEIGHTED
                                           NUMBER OF       AGGREGATE      CUT-OFF   AVERAGE  REMAINING  WEIGHTED   CUT-OFF   AVERAGE
                                           MORTGAGE     CUT-OFF DATE         DATE  MORTGAGE       TERM   AVERAGE      DATE   BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)              LOANS       BALANCE ($)  BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

23.6% - 30.0%                                   6         35,218,040      1.1       5.6862      116       2.75      32.0      26.8
30.1% - 35.0%                                   2         16,776,620      0.5       5.5498       90       2.37      38.0      31.3
35.1% - 40.0%                                   5         32,571,454      1.0       5.5112      118       2.35      41.5      37.3
40.1% - 45.0%                                   7        152,051,452      4.7       5.7753      120       1.34      51.4      42.2
45.1% - 50.0%                                  16        145,356,019      4.5       5.7493      118       1.65      54.6      48.1
50.1% - 55.0%                                  29        141,444,489      4.3       5.9853      114       1.38      62.4      53.2
55.1% - 60.0%                                  28        179,603,066      5.5       6.1200      116       1.26      66.8      57.6
60.1% - 65.0%                                  57      1,009,901,481     31.0       6.2262      116       1.29      67.0      62.1
65.1% - 70.0%                                  59        636,994,855     19.5       5.8919      114       1.20      72.9      67.3
70.1% - 75.0%                                  42        415,257,926     12.7       5.8696      110       1.26      76.3      72.7
75.1% - 79.5%                                  13        495,085,419     15.2       5.8051       80       1.38      78.7      78.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       264     $3,260,260,823    100.0%      5.9765%     109       1.33X     68.8%     64.0%
====================================================================================================================================

Minimum: 23.6%
Maximum: 79.5%
Weighted Average: 64.0%

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $247,302,419 DRA / Colonial Office Portfolio pooled mortgage loan represented as Note A-2 is an 33.3% pari passu interest in the $741,907,256 first mortgage which is split into three pari passu notes. All LTV and DSCR figures in this table are based on the total $741,907,256 first mortgage loan.
The $186,000,000 RRI Hotel Portfolio pooled mortgage loan is an 40.0% pari passu interest in the $465,000,000 first mortgage which is split into three pari passu notes. All LTV and DSCR figures in this table are based on the total
$465,000,000 first mortgage loan. The $112,500,000 1101 New York Avenue pooled mortgage loan is an 50.0% pari passu interest in the $225,000,000 first mortgage which is split into two pari passu notes. All LTV and DSCR figures in this table are based on the total $225,000,000 first mortgage loan. In addition, the
$40,000,000 32 Sixth Avenue pooled mortgage loan represented as Note A-2 is an
11.1% pari passu interest in the $360,000,000 first mortgage which is split into two pari passu notes. All LTV and DSCR figures in this table are based on the total $360,000,000 first mortgage loan.

(2) All DSCR figures in this table are based on the amortizing debt service when applicable.

                                       A-5

                               APPENDIX A (1) (2)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS
------------------------------------------------------------------------------------------------------------------------------------
                                                                       PERCENT BY             WEIGHTED            WEIGHTED
                                                                        AGGREGATE  WEIGHTED    AVERAGE             AVERAGE  WEIGHTED
                                           NUMBER OF       AGGREGATE      CUT-OFF   AVERAGE  REMAINING  WEIGHTED   CUT-OFF   AVERAGE
                                           MORTGAGE     CUT-OFF DATE         DATE  MORTGAGE       TERM   AVERAGE      DATE   BALLOON
LOAN SELLER                                  LOANS       BALANCE ($)  BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Wells Fargo Bank, National Association         93        997,356,901     34.4       5.7583      105       1.39      71.3      67.0
Principal Commercial Funding II, LLC           26        625,417,767     21.6       6.0122      115       1.30      60.6      57.0
Bear Stearns Commercial Mortgage, Inc.         38        615,318,716     21.2       6.1973      108       1.35      71.4      65.6
Prudential Mortgage Capital Funding, LLC       39        419,357,930     14.5       6.0890      114       1.27      71.1      65.4
Nationwide Life Insurance Company              22        238,483,900      8.2       6.0797      114       1.30      68.7      61.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       218     $2,895,935,214    100.0%      5.9808%     110       1.34X     68.8%     63.8%
====================================================================================================================================

CUT-OFF DATE BALANCES
------------------------------------------------------------------------------------------------------------------------------------
                                                                       PERCENT BY             WEIGHTED            WEIGHTED
                                                                        AGGREGATE  WEIGHTED    AVERAGE             AVERAGE  WEIGHTED
                                           NUMBER OF       AGGREGATE      CUT-OFF   AVERAGE  REMAINING  WEIGHTED   CUT-OFF   AVERAGE
                                           MORTGAGE     CUT-OFF DATE         DATE  MORTGAGE       TERM   AVERAGE      DATE   BALLOON
CUT-OFF DATE BALANCE ($)                     LOANS       BALANCE ($)  BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

935,000 - 2,000,000                            14         21,978,982      0.8       6.3184      118       1.31      64.5      57.4
2,000,001 - 3,000,000                          32         86,057,740      3.0       5.9616      115       1.39      65.1      56.8
3,000,001 - 5,000,000                          47        186,838,697      6.5       5.9101      115       1.33      68.2      61.1
5,000,001 - 7,000,000                          28        169,285,896      5.8       5.8573      116       1.39      69.8      64.4
7,000,001 - 9,000,000                          20        163,777,629      5.7       6.0034      107       1.28      69.2      62.1
9,000,001 - 11,000,000                         14        143,086,445      4.9       5.8028      112       1.41      67.2      61.8
11,000,001 - 13,000,000                        12        142,266,129      4.9       6.0364      116       1.33      69.7      62.8
13,000,001 - 15,000,000                        10        139,421,339      4.8       5.8824      118       1.64      63.2      59.8
15,000,001 - 17,000,000                         6         94,350,442      3.3       5.7940      111       1.30      71.4      62.5
17,000,001 - 19,000,000                         4         71,332,837      2.5       6.0310      119       1.17      66.5      61.4
19,000,001 - 21,000,000                         7        139,150,000      4.8       5.8775      101       1.22      72.5      68.6
21,000,001 - 31,000,000                        12        293,786,658     10.1       5.9676      111       1.34      68.5      62.2
31,000,001 - 61,000,000                         5        186,500,000      6.4       5.8322      103       1.26      71.6      69.2
61,000,001 - 80,000,000                         1         70,300,000      2.4       6.4200       58       1.49      77.4      77.4
80,000,001 - 100,000,000                        1        100,000,000      3.5       5.5800      120       1.39      49.5      41.5
100,000,001 - 247,302,419                       5        887,802,419     30.7       6.1217      109       1.31      70.4      67.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       218     $2,895,935,214    100.0%      5.9808%     110       1.34X     68.8%     63.8%
====================================================================================================================================

Minimum: $935,000
Maximum: $247,302,419
Average: $13,284,106

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $247,302,419 DRA / Colonial Office Portfolio pooled mortgage loan represented as Note A-2 is an 33.3% pari passu interest in the $741,907,256 first mortgage which is split into three pari passu notes. All LTV and DSCR figures in this table are based on the total $741,907,256 first mortgage loan.
The $186,000,000 RRI Hotel Portfolio pooled mortgage loan is an 40.0% pari passu interest in the $465,000,000 first mortgage which is split into three pari passu notes. All LTV and DSCR figures in this table are based on the total
$465,000,000 first mortgage loan. The $112,500,000 1101 New York Avenue pooled mortgage loan is an 50.0% pari passu interest in the $225,000,000 first mortgage which is split into two pari passu notes. All LTV and DSCR figures in this table are based on the total $225,000,000 first mortgage loan. In addition, the
$40,000,000 32 Sixth Avenue pooled mortgage loan represented as Note A-2 is an
11.1% pari passu interest in the $360,000,000 first mortgage which is split into two pari passu notes. All LTV and DSCR figures in this table are based on the total $360,000,000 first mortgage loan.

(2) All DSCR figures in this table are based on the amortizing debt service when applicable.

                                       A-6

                               APPENDIX A (1) (2)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

STATES
------------------------------------------------------------------------------------------------------------------------------------
                                                                       PERCENT BY             WEIGHTED            WEIGHTED
                                                                        AGGREGATE  WEIGHTED    AVERAGE             AVERAGE  WEIGHTED
                                           NUMBER OF       AGGREGATE      CUT-OFF   AVERAGE  REMAINING  WEIGHTED   CUT-OFF   AVERAGE
                                           MORTGAGED    CUT-OFF DATE         DATE  MORTGAGE       TERM   AVERAGE      DATE   BALLOON
STATE                                      PROPERTIES    BALANCE ($)  BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

California                                     51        349,616,460     12.1       5.8423      112       1.55      62.0      57.0
Northern California                            23        176,855,538      6.1       5.9124      111       1.54      64.0      58.9
Southern California                            28        172,760,922      6.0       5.7705      114       1.57      59.9      54.9
Texas                                          21        340,247,141     11.7       6.1763      116       1.26      65.4      63.6
New York                                       26        262,759,343      9.1       5.7832      117       1.29      61.0      54.1
Florida                                        21        207,432,383      7.2       5.8029       89       1.37      76.5      74.9
Washington                                      7        148,701,331      5.1       6.2025      119       1.36      66.1      60.6
District of Columbia                            2        133,000,000      4.6       5.8045      109       1.09      69.3      65.4
Pennsylvania                                   18        105,518,881      3.6       6.1525      114       1.31      72.2      63.5
Arizona                                        12         99,992,849      3.5       5.9643      119       1.21      74.5      66.1
New Jersey                                      9         91,830,207      3.2       5.9564      119       1.40      66.1      60.0
Alabama                                        10         81,398,524      2.8       5.7071       90       1.38      79.2      77.8
Virginia                                       10         74,365,129      2.6       5.8660      118       1.34      74.7      69.9
Maryland                                       18         66,233,477      2.3       6.1406      106       1.42      65.4      62.4
Georgia                                         6         65,107,346      2.2       6.0693       97       1.32      76.1      73.6
Minnesota                                       6         61,831,409      2.1       6.3486       71       1.42      77.0      74.6
Ohio                                           15         60,352,968      2.1       5.9462      118       1.33      65.3      61.2
Illinois                                       11         60,115,137      2.1       6.1797      119       1.43      67.1      60.5
Indiana                                         9         60,047,270      2.1       5.8970      118       1.28      75.3      68.9
Colorado                                        3         50,700,000      1.8       5.8740      119       1.33      69.5      67.4
Utah                                            7         49,280,552      1.7       5.9982      118       1.34      68.1      62.2
Michigan                                       14         44,335,759      1.5       5.9785      118       1.29      73.9      66.0
Oregon                                          4         43,619,801      1.5       5.8809      118       1.23      72.5      62.8
Connecticut                                     4         43,435,851      1.5       6.1172      118       1.29      68.3      64.9
Massachusetts                                   8         41,432,242      1.4       6.2232      119       1.22      71.8      66.2
South Carolina                                  3         41,304,833      1.4       6.0349       67       1.26      77.5      76.4
Nevada                                          4         40,647,122      1.4       6.0402      114       1.20      70.5      65.8
Wisconsin                                       7         39,681,043      1.4       5.6717       73       1.46      65.8      61.4
Oklahoma                                        3         39,600,000      1.4       6.1212      119       1.22      74.9      67.3
Kentucky                                       16         35,267,803      1.2       6.4554      119       1.23      65.4      49.1
North Carolina                                  6         31,144,560      1.1       5.9920      108       1.34      66.9      57.5
Kansas                                          3         25,519,851      0.9       6.0262       99       1.52      63.9      54.5
Missouri                                        2         21,955,294      0.8       5.8196      117       1.20      78.8      72.9
Arkansas                                        1         21,825,000      0.8       6.4200       58       1.49      77.4      77.4
Delaware                                        2         16,644,142      0.6       5.9337      118       1.20      71.9      61.8
New Hampshire                                   3          9,627,308      0.3       5.9904      117       1.24      73.5      64.6
North Dakota                                    1          7,593,584      0.3       5.9300      119       1.21      79.1      67.1
Louisiana                                       3          6,808,152      0.2       6.4428      120       1.44      71.0      62.1
New Mexico                                      1          5,744,954      0.2       5.7800      119       1.17      78.7      66.5
Tennessee                                       2          5,597,588      0.2       5.9726      118       1.33      73.7      62.7
West Virginia                                   2          2,819,915      0.1       6.7230      120       1.38      70.6      61.2
Iowa                                            1          2,800,000      0.1       6.5800      119       1.62      70.0      64.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       352     $2,895,935,214    100.0%      5.9808%     110       1.34X     68.8%     63.8%
====================================================================================================================================

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $247,302,419 DRA / Colonial Office Portfolio pooled mortgage loan represented as Note A-2 is an 33.3% pari passu interest in the $741,907,256 first mortgage which is split into three pari passu notes. All LTV and DSCR figures in this table are based on the total $741,907,256 first mortgage loan.
The $186,000,000 RRI Hotel Portfolio pooled mortgage loan is an 40.0% pari passu interest in the $465,000,000 first mortgage which is split into three pari passu notes. All LTV and DSCR figures in this table are based on the total
$465,000,000 first mortgage loan. The $112,500,000 1101 New York Avenue pooled mortgage loan is an 50.0% pari passu interest in the $225,000,000 first mortgage which is split into two pari passu notes. All LTV and DSCR figures in this table are based on the total $225,000,000 first mortgage loan. In addition, the
$40,000,000 32 Sixth Avenue pooled mortgage loan represented as Note A-2 is an
11.1% pari passu interest in the $360,000,000 first mortgage which is split into two pari passu notes. All LTV and DSCR figures in this table are based on the total $360,000,000 first mortgage loan.

(2) All DSCR figures in this table are based on the amortizing debt service when applicable.

                                       A-7

                               APPENDIX A (1) (2)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES
------------------------------------------------------------------------------------------------------------------------------------
                                                                       PERCENT BY             WEIGHTED            WEIGHTED
                                                                        AGGREGATE  WEIGHTED    AVERAGE             AVERAGE  WEIGHTED
                                           NUMBER OF       AGGREGATE      CUT-OFF   AVERAGE  REMAINING  WEIGHTED   CUT-OFF   AVERAGE
                                           MORTGAGED    CUT-OFF DATE         DATE  MORTGAGE       TERM   AVERAGE      DATE   BALLOON
PROPERTY TYPE                              PROPERTIES    BALANCE ($)  BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Office                                         90      1,239,628,128     42.8       5.9661      110       1.29      69.1      65.4
Retail                                         91        663,232,603     22.9       5.8359      111       1.32      70.2      65.6
Hospitality                                   100        484,893,654     16.7       6.3362      105       1.45      70.9      64.2
Industrial                                     35        218,118,887      7.5       5.8738      113       1.29      67.2      61.1
Mixed Use                                      15        194,947,204      6.7       5.7304      116       1.47      58.0      51.5
Other                                           6         44,218,756      1.5       6.0584      111       1.38      68.7      62.1
Self Storage                                   14         42,895,981      1.5       6.2242      110       1.30      69.5      57.5
Manufactured Housing Community                  1          8,000,000      0.3       6.0000       58       1.20      78.2      78.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       352     $2,895,935,214    100.0%      5.9808%     110       1.34X     68.8%     63.8%
====================================================================================================================================

MORTGAGE RATES
------------------------------------------------------------------------------------------------------------------------------------
                                                                       PERCENT BY             WEIGHTED            WEIGHTED
                                                                        AGGREGATE  WEIGHTED    AVERAGE             AVERAGE  WEIGHTED
                                           NUMBER OF       AGGREGATE      CUT-OFF   AVERAGE  REMAINING  WEIGHTED   CUT-OFF   AVERAGE
                                           MORTGAGE     CUT-OFF DATE         DATE  MORTGAGE       TERM   AVERAGE      DATE   BALLOON
MORTGAGE RATE (%)                            LOANS       BALANCE ($)  BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

5.3560% - 5.5000%                               8         63,529,264      2.2       5.4154      117       1.89      55.4      50.9
5.5001% - 5.7500%                              57      1,034,368,356     35.7       5.6499      108       1.36      69.2      64.9
5.7501% - 6.0000%                              75        592,492,863     20.5       5.8678      108       1.31      70.4      65.1
6.0001% - 6.2500%                              40        570,979,871     19.7       6.1775      116       1.24      66.6      63.3
6.2501% - 6.5000%                              25        362,280,466     12.5       6.3686      101       1.35      70.0      64.8
6.5001% - 6.7500%                              11        270,145,092      9.3       6.6861      117       1.34      69.8      60.2
6.7501% - 6.8300%                               2          2,139,304      0.1       6.8009      119       1.18      68.0      59.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       218     $2,895,935,214    100.0%      5.9808%     110       1.34X     68.8%     63.8%
====================================================================================================================================

Minimum: 5.3560%
Maximum: 6.8300%
Weighted Average: 5.9808%

REMAINING TERMS TO STATED MATURITY OR ARD
------------------------------------------------------------------------------------------------------------------------------------
                                                                       PERCENT BY             WEIGHTED            WEIGHTED
                                                                        AGGREGATE  WEIGHTED    AVERAGE             AVERAGE  WEIGHTED
                                           NUMBER OF       AGGREGATE      CUT-OFF   AVERAGE  REMAINING  WEIGHTED   CUT-OFF   AVERAGE
REMAINING TERM TO STATED                   MORTGAGE     CUT-OFF DATE         DATE  MORTGAGE       TERM   AVERAGE      DATE   BALLOON
MATURITY OR ARD (MOS.)                       LOANS       BALANCE ($)  BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

56 - 60                                        11        225,510,211      7.8       6.1467       58       1.37      73.0      72.6
61 - 84                                         8        316,000,356     10.9       5.7164       82       1.40      78.2      77.2
85 - 120                                      198      2,350,830,853     81.2       6.0006      118       1.32      67.1      61.2
121 - 142                                       1          3,593,795      0.1       5.8600      142       1.47      60.9      49.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       218     $2,895,935,214    100.0%      5.9808%     110      1.34X      68.8%     63.8%
====================================================================================================================================

Minimum: 56 mos.
Maximum: 142 mos.
Weighted Average: 110 mos.

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $247,302,419 DRA / Colonial Office Portfolio pooled mortgage loan represented as Note A-2 is an 33.3% pari passu interest in the $741,907,256 first mortgage which is split into three pari passu notes. All LTV and DSCR figures in this table are based on the total $741,907,256 first mortgage loan.
The $186,000,000 RRI Hotel Portfolio pooled mortgage loan is an 40.0% pari passu interest in the $465,000,000 first mortgage which is split into three pari passu notes. All LTV and DSCR figures in this table are based on the total
$465,000,000 first mortgage loan. The $112,500,000 1101 New York Avenue pooled mortgage loan is an 50.0% pari passu interest in the $225,000,000 first mortgage which is split into two pari passu notes. All LTV and DSCR figures in this table are based on the total $225,000,000 first mortgage loan. In addition, the
$40,000,000 32 Sixth Avenue pooled mortgage loan represented as Note A-2 is an
11.1% pari passu interest in the $360,000,000 first mortgage which is split into two pari passu notes. All LTV and DSCR figures in this table are based on the total $360,000,000 first mortgage loan.

(2) All DSCR figures in this table are based on the amortizing debt service when applicable.

                                       A-8

                               APPENDIX A (1) (2)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS
------------------------------------------------------------------------------------------------------------------------------------
                                                                       PERCENT BY             WEIGHTED            WEIGHTED
                                                                        AGGREGATE  WEIGHTED    AVERAGE             AVERAGE  WEIGHTED
                                           NUMBER OF       AGGREGATE      CUT-OFF   AVERAGE  REMAINING  WEIGHTED   CUT-OFF   AVERAGE
                                           MORTGAGE     CUT-OFF DATE         DATE  MORTGAGE       TERM   AVERAGE      DATE   BALLOON
DEBT SERVICE COVERAGE RATIO (X)              LOANS       BALANCE ($)  BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1.04 - 1.20                                    72        727,881,861     25.1       5.9310      117       1.14      72.6      65.4
1.21 - 1.30                                    67        843,248,132     29.1       6.0429      109       1.24      68.0      64.1
1.31 - 1.40                                    28        600,310,743     20.7       6.1781      119       1.36      66.6      59.9
1.41 - 1.50                                    16        466,140,360     16.1       5.8342       89       1.44      74.5      72.9
1.51 - 1.60                                    13         96,261,063      3.3       5.7167       95       1.55      67.1      64.6
1.61 - 1.70                                     6         30,540,057      1.1       6.0805      119       1.66      60.9      54.9
1.71 - 1.80                                     2         11,387,156      0.4       5.6435      119       1.75      45.7      37.8
1.81 - 1.90                                     2         13,183,771      0.5       6.1252       97       1.85      61.5      60.6
1.91 - 2.00                                     2         13,274,308      0.5       5.4074      118       1.94      43.5      36.4
2.01 - 2.10                                     3         31,997,147      1.1       5.6450      118       2.08      45.9      44.6
2.11 - 2.20                                     1          6,986,784      0.2       5.5000      118       2.20      59.7      50.1
2.21 - 2.30                                     1          6,192,484      0.2       6.2600      119       2.22      38.0      29.8
2.31 - 2.50                                     1         14,000,000      0.5       5.5600      118       2.40      51.9      48.3
2.51 - 3.00                                     3         30,031,351      1.0       5.4586      115       2.75      34.7      32.0
3.01 - 3.24                                     1          4,500,000      0.2       5.8950      116       3.24      26.3      24.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       218     $2,895,935,214    100.0%      5.9808%     110       1.34X     68.8%     63.8%
====================================================================================================================================

Minimum: 1.04x
Maximum: 3.24x
Weighted Average: 1.34x

CUT-OFF DATE LOAN-TO-VALUE RATIOS
------------------------------------------------------------------------------------------------------------------------------------
                                                                       PERCENT BY             WEIGHTED            WEIGHTED
                                                                        AGGREGATE  WEIGHTED    AVERAGE             AVERAGE  WEIGHTED
                                           NUMBER OF       AGGREGATE      CUT-OFF   AVERAGE  REMAINING  WEIGHTED   CUT-OFF   AVERAGE
                                           MORTGAGE     CUT-OFF DATE         DATE  MORTGAGE       TERM   AVERAGE      DATE   BALLOON
CUT-OFF DATE LOAN-TO-VALUE RATIO (%)         LOANS       BALANCE ($)  BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

26.1% - 40.0%                                   5         40,723,834      1.4       5.6287      116       2.72      34.3      30.8
40.1% - 45.0%                                   6         31,309,000      1.1       5.5593      119       1.83      42.7      35.0
45.1% - 50.0%                                   5        150,077,586      5.2       5.6208      119       1.50      48.3      42.4
50.1% - 55.0%                                   6         31,430,601      1.1       5.7213      118       1.93      52.6      48.8
55.1% - 60.0%                                  16         92,950,993      3.2       5.9298      112       1.43      57.6      51.5
60.1% - 65.0%                                  27        444,965,843     15.4       6.1452      114       1.28      62.4      59.9
65.1% - 70.0%                                  40        473,142,327     16.3       6.0610      113       1.31      67.1      61.3
70.1% - 75.0%                                  59        786,347,370     27.2       6.0995      116       1.26      71.8      65.1
75.1% - 80.0%                                  54        844,987,661     29.2       5.8506       97       1.30      78.4      74.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       218     $2,895,935,214    100.0%      5.9808%     110       1.34X     68.8%     63.8%
====================================================================================================================================

Minimum: 26.1%
Maximum: 80.0%
Weighted Average: 68.8%

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $247,302,419 DRA / Colonial Office Portfolio pooled mortgage loan represented as Note A-2 is an 33.3% pari passu interest in the $741,907,256 first mortgage which is split into three pari passu notes. All LTV and DSCR figures in this table are based on the total $741,907,256 first mortgage loan.
The $186,000,000 RRI Hotel Portfolio pooled mortgage loan is an 40.0% pari passu interest in the $465,000,000 first mortgage which is split into three pari passu notes. All LTV and DSCR figures in this table are based on the total
$465,000,000 first mortgage loan. The $112,500,000 1101 New York Avenue pooled mortgage loan is an 50.0% pari passu interest in the $225,000,000 first mortgage which is split into two pari passu notes. All LTV and DSCR figures in this table are based on the total $225,000,000 first mortgage loan. In addition, the
$40,000,000 32 Sixth Avenue pooled mortgage loan represented as Note A-2 is an
11.1% pari passu interest in the $360,000,000 first mortgage which is split into two pari passu notes. All LTV and DSCR figures in this table are based on the total $360,000,000 first mortgage loan.

(2) All DSCR figures in this table are based on the amortizing debt service when applicable.

                                       A-9

                               APPENDIX A (1) (2)
                                     GROUP 1
                            MORTGAGE POOL INFORMATION

BALLOON LOAN-TO-VALUE RATIOS
------------------------------------------------------------------------------------------------------------------------------------
                                                                       PERCENT BY             WEIGHTED            WEIGHTED
                                                                        AGGREGATE  WEIGHTED    AVERAGE             AVERAGE  WEIGHTED
                                           NUMBER OF       AGGREGATE      CUT-OFF   AVERAGE  REMAINING  WEIGHTED   CUT-OFF   AVERAGE
                                           MORTGAGE     CUT-OFF DATE         DATE  MORTGAGE       TERM   AVERAGE      DATE   BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)              LOANS       BALANCE ($)  BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

23.6% - 25.0%                                   2          7,245,012      0.3       5.8060      103       3.08      26.2      24.2
25.1% - 30.0%                                   3         22,973,029      0.8       5.6476      119       2.36      35.4      28.1
30.1% - 35.0%                                   1          9,287,156      0.3       5.5900      119       1.76      41.7      32.0
35.1% - 40.0%                                   5         32,571,454      1.1       5.5112      118       2.35      41.5      37.3
40.1% - 45.0%                                   7        152,051,452      5.3       5.7753      120       1.34      51.4      42.2
45.1% - 50.0%                                  12        122,658,742      4.2       5.7474      118       1.62      55.7      48.2
50.1% - 55.0%                                  23        126,012,552      4.4       5.9889      113       1.40      62.4      53.1
55.1% - 60.0%                                  24        156,034,005      5.4       6.1470      118       1.27      66.7      57.3
60.1% - 65.0%                                  46        896,014,472     30.9       6.2418      116       1.30      66.8      62.0
65.1% - 70.0%                                  52        593,043,996     20.5       5.8826      114       1.20      73.0      67.2
70.1% - 75.0%                                  32        336,457,926     11.6       5.8524      109       1.25      76.3      72.7
75.1% - 79.5%                                  11        441,585,419     15.2       5.8183       80       1.40      78.7      78.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                       218     $2,895,935,214    100.0%      5.9808%     110       1.34X     68.8%     63.8%
====================================================================================================================================

Minimum: 23.6%
Maximum: 79.5%
Weighted Average: 63.8%

(1) For purposes of the free writing prospectus supplement and this Appendix A, the $247,302,419 DRA / Colonial Office Portfolio pooled mortgage loan represented as Note A-2 is an 33.3% pari passu interest in the $741,907,256 first mortgage which is split into three pari passu notes. All LTV and DSCR figures in this table are based on the total $741,907,256 first mortgage loan.
The $186,000,000 RRI Hotel Portfolio pooled mortgage loan is an 40.0% pari passu interest in the $465,000,000 first mortgage which is split into three pari passu notes. All LTV and DSCR figures in this table are based on the total
$465,000,000 first mortgage loan. The $112,500,000 1101 New York Avenue pooled mortgage loan is an 50.0% pari passu interest in the $225,000,000 first mortgage which is split into two pari passu notes. All LTV and DSCR figures in this table are based on the total $225,000,000 first mortgage loan. In addition, the
$40,000,000 32 Sixth Avenue pooled mortgage loan represented as Note A-2 is an
11.1% pari passu interest in the $360,000,000 first mortgage which is split into two pari passu notes. All LTV and DSCR figures in this table are based on the total $360,000,000 first mortgage loan.

(2) All DSCR figures in this table are based on the amortizing debt service when applicable.

                                      A-10

                                 APPENDIX A (1)
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS
------------------------------------------------------------------------------------------------------------------------------------
                                                                       PERCENT BY             WEIGHTED            WEIGHTED
                                                                        AGGREGATE  WEIGHTED    AVERAGE             AVERAGE  WEIGHTED
                                           NUMBER OF       AGGREGATE      CUT-OFF   AVERAGE  REMAINING  WEIGHTED   CUT-OFF   AVERAGE
                                           MORTGAGE     CUT-OFF DATE         DATE  MORTGAGE       TERM   AVERAGE      DATE   BALLOON
LOAN SELLER                                  LOANS       BALANCE ($)  BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Wells Fargo Bank, National Association         17        119,725,490     32.9       5.8264       97       1.42      70.0      66.1
Bear Stearns Commercial Mortgage, Inc.         10         92,536,000     25.4       6.0320      100       1.23      69.0      66.7
Prudential Mortgage Capital Funding, LLC        7         69,881,492     19.2       6.1102      118       1.13      71.1      64.7
Principal Commercial Funding II, LLC            8         47,918,071     13.2       5.7610      118       1.40      61.2      58.4
Nationwide Life Insurance Company               4         34,264,556      9.4       6.0144      120       1.33      75.1      68.4
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        46     $  364,325,609    100.0%      5.9422%     106       1.31X     69.3%     65.2%
====================================================================================================================================

CUT-OFF DATE BALANCES
------------------------------------------------------------------------------------------------------------------------------------
                                                                       PERCENT BY             WEIGHTED            WEIGHTED
                                                                        AGGREGATE  WEIGHTED    AVERAGE             AVERAGE  WEIGHTED
                                           NUMBER OF       AGGREGATE      CUT-OFF   AVERAGE  REMAINING  WEIGHTED   CUT-OFF   AVERAGE
                                           MORTGAGE     CUT-OFF DATE         DATE  MORTGAGE       TERM   AVERAGE      DATE   BALLOON
CUT-OFF DATE BALANCE ($)                     LOANS       BALANCE ($)  BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

850,000 - 2,000,000                             8         11,584,297      3.2       6.0922      118       1.28      61.1      52.3
2,000,001 - 3,000,000                           3          8,066,059      2.2       5.9876      118       1.26      75.8      66.6
3,000,001 - 5,000,000                           6         24,633,935      6.8       5.8559      118       1.93      59.4      54.6
5,000,001 - 7,000,000                          10         59,683,662     16.4       5.9386      100       1.17      71.1      66.9
7,000,001 - 9,000,000                           8         64,468,888     17.7       5.9149      103       1.45      67.8      62.8
9,000,001 - 11,000,000                          4         39,490,938     10.8       5.9697      104       1.18      69.2      64.8
11,000,001 - 17,000,000                         3         37,297,830     10.2       5.7699      118       1.52      61.5      59.4
17,000,001 - 27,000,000                         2         44,800,000     12.3       6.2374      119       1.17      75.6      68.6
27,000,001 - 37,000,000                         1         27,500,000      7.5       6.1840      118       1.07      62.4      60.3
37,000,001 - 46,800,000                         1         46,800,000     12.8       5.6740       82       1.17      79.3      79.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        46     $  364,325,609    100.0%      5.9422%     106       1.31X     69.3%     65.2%
====================================================================================================================================

Minimum: $850,000
Maximum: $46,800,000
Average: $7,920,122

(1) All DSCR figures in this table are based on the amortizing debt service when applicable.

                                      A-11

                                 APPENDIX A (1)
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

STATES
------------------------------------------------------------------------------------------------------------------------------------
                                                                       PERCENT BY             WEIGHTED            WEIGHTED
                                                                        AGGREGATE  WEIGHTED    AVERAGE             AVERAGE  WEIGHTED
                                           NUMBER OF       AGGREGATE      CUT-OFF   AVERAGE  REMAINING  WEIGHTED   CUT-OFF   AVERAGE
                                           MORTGAGED    CUT-OFF DATE         DATE  MORTGAGE       TERM   AVERAGE      DATE   BALLOON
STATE                                      PROPERTIES    BALANCE ($)  BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

California                                     13         70,935,491     19.5       5.8016      112       1.48      65.3      62.1
Southern California                             7         35,494,790      9.7       5.7809      106       1.69      59.8      58.8
Northern California                             6         35,440,701      9.7       5.8222      118       1.26      70.9      65.3
Michigan                                        4         55,869,464     15.3       6.1317      110       1.44      70.2      63.9
New York                                        5         53,400,000     14.7       6.1342       97       1.14      65.4      62.7
Texas                                           2         48,794,461     13.4       5.6808       83       1.17      78.9      78.4
Arizona                                         2         18,289,379      5.0       5.7548      119       1.71      50.9      48.9
Kentucky                                        2         17,181,492      4.7       5.9925      118       1.11      67.7      60.8
Oregon                                          2         16,390,938      4.5       5.7774      119       1.16      67.7      58.1
Virginia                                        3         12,895,757      3.5       6.2529      119       1.16      68.3      61.3
Massachusetts                                   3         12,699,016      3.5       6.0932       75       1.28      72.1      70.3
South Carolina                                  1         11,500,000      3.2       5.5850      117       1.50      72.3      72.3
Maryland                                        2          9,170,303      2.5       5.7136      114       1.16      79.4      72.1
Connecticut                                     1          8,136,000      2.2       6.3600      119       1.18      76.4      69.6
Georgia                                         1          8,100,000      2.2       6.3200      118       1.16      73.6      69.3
Washington                                      1          5,800,000      1.6       5.7400      116       1.21      68.0      62.5
Arkansas                                        1          5,500,000      1.5       6.1900      119       1.17      78.6      71.4
Illinois                                        1          4,120,000      1.1       6.0400      119       1.19      79.5      73.3
Ohio                                            1          3,144,556      0.9       5.8500      118       1.17      78.6      66.6
Kansas                                          1          1,548,752      0.4       6.1100      119       1.21      63.2      53.9
Montana                                         1            850,000      0.2       6.4100      119       1.27      70.2      62.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        47     $  364,325,609    100.0%      5.9422%     106       1.31X     69.3%     65.2%
====================================================================================================================================

PROPERTY TYPES
------------------------------------------------------------------------------------------------------------------------------------
                                                                       PERCENT BY             WEIGHTED            WEIGHTED
                                                                        AGGREGATE  WEIGHTED    AVERAGE             AVERAGE  WEIGHTED
                                           NUMBER OF       AGGREGATE      CUT-OFF   AVERAGE  REMAINING  WEIGHTED   CUT-OFF   AVERAGE
                                           MORTGAGED    CUT-OFF DATE         DATE  MORTGAGE       TERM   AVERAGE      DATE   BALLOON
PROPERTY TYPE                              PROPERTIES    BALANCE ($)  BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

Multifamily                                    41        308,665,842     84.7       5.9325      107       1.25      71.1      66.8
Mixed Use                                       2         33,700,000      9.2       6.1858      118       1.09      64.5      62.3
Manufactured Housing Community                  4         21,959,767      6.0       5.7043       78       2.45      50.3      47.3
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        47     $  364,325,609    100.0%      5.9422%     106       1.31X     69.3%     65.2%
====================================================================================================================================

MORTGAGE RATES
------------------------------------------------------------------------------------------------------------------------------------
                                                                       PERCENT BY             WEIGHTED            WEIGHTED
                                                                        AGGREGATE  WEIGHTED    AVERAGE             AVERAGE  WEIGHTED
                                           NUMBER OF       AGGREGATE      CUT-OFF   AVERAGE  REMAINING  WEIGHTED   CUT-OFF   AVERAGE
                                           MORTGAGE     CUT-OFF DATE         DATE  MORTGAGE       TERM   AVERAGE      DATE   BALLOON
MORTGAGE RATE (%)                            LOANS       BALANCE ($)  BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

5.4720% - 5.7500%                              13        136,132,888     37.4       5.6573      102       1.54      67.3      66.0
5.7501% - 6.0000%                              13         71,668,406     19.7       5.8710      106       1.15      68.8      61.5
6.0001% - 6.2500%                              13        103,593,241     28.4       6.1529      112       1.17      70.5      65.7
6.2501% - 6.8700%                               7         52,931,074     14.5       6.3586      108       1.16      72.4      67.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        46     $  364,325,609    100.0%      5.9422%     106       1.31X     69.3%     65.2%
====================================================================================================================================

Minimum: 5.4720%
Maximum: 6.8700%
Weighted Average: 5.9422%

(1) All DSCR figures in this table are based on the amortizing debt service when applicable.

                                      A-12

                                 APPENDIX A (1)
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

REMAINING TERMS TO STATED MATURITY OR ARD
------------------------------------------------------------------------------------------------------------------------------------
                                                                       PERCENT BY             WEIGHTED            WEIGHTED
                                                                        AGGREGATE  WEIGHTED    AVERAGE             AVERAGE  WEIGHTED
                                           NUMBER OF       AGGREGATE      CUT-OFF   AVERAGE  REMAINING  WEIGHTED   CUT-OFF   AVERAGE
REMAINING TERM TO STATED                   MORTGAGE     CUT-OFF DATE         DATE  MORTGAGE       TERM   AVERAGE      DATE   BALLOON
MATURITY OR ARD (MOS.)                       LOANS       BALANCE ($)  BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

53 - 60                                         5         34,489,464      9.5       5.9953       57       1.60      63.2      61.2
61 - 84                                         2         55,300,000     15.2       5.7009       79       1.18      77.3      76.7
85 - 119                                       38        252,536,144     69.3       5.9740      118       1.30      67.4      62.6
120                                             1         22,000,000      6.0       6.1000      120       1.22      80.0      72.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        46     $  364,325,609    100.0%      5.9422%     106       1.31X     69.3%     65.2%
====================================================================================================================================

Minimum: 53 mos.
Maximum: 120 mos.
Weighted Average: 106 mos.

DEBT SERVICE COVERAGE RATIOS
------------------------------------------------------------------------------------------------------------------------------------
                                                                       PERCENT BY             WEIGHTED            WEIGHTED
                                                                        AGGREGATE  WEIGHTED    AVERAGE             AVERAGE  WEIGHTED
                                           NUMBER OF       AGGREGATE      CUT-OFF   AVERAGE  REMAINING  WEIGHTED   CUT-OFF   AVERAGE
                                           MORTGAGE     CUT-OFF DATE         DATE  MORTGAGE       TERM   AVERAGE      DATE   BALLOON
DEBT SERVICE COVERAGE RATIO (X)              LOANS       BALANCE ($)  BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

1.05 - 1.20                                    26        232,691,782     63.9       5.9851      108       1.14      72.4      67.7
1.21 - 1.30                                    10         73,348,070     20.1       6.0357      100       1.23      71.2      66.9
1.31 - 1.40                                     2          2,597,825      0.7       5.9646      119       1.37      58.4      49.6
1.41 - 1.50                                     3         21,298,469      5.8       5.6033      117       1.48      71.5      70.8
1.51 - 1.60                                     1          2,400,000      0.7       5.4720      117       1.51      77.4      72.0
1.81 - 1.90                                     1         14,500,000      4.0       5.7430      119       1.86      47.5      47.5
1.91 - 4.03                                     3         17,489,464      4.8       5.6172       90       3.07      34.9      33.7
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        46     $  364,325,609    100.0%      5.9422%     106       1.31X     69.3%     65.2%
====================================================================================================================================

Minimum: 1.05x
Maximum: 4.03x
Weighted Average: 1.31x

(1) All DSCR figures in this table are based on the amortizing debt service when applicable.

                                      A-13

                                 APPENDIX A (1)
                                     GROUP 2
                            MORTGAGE POOL INFORMATION

CUT-OFF DATE LOAN-TO-VALUE RATIOS
------------------------------------------------------------------------------------------------------------------------------------
                                                                       PERCENT BY             WEIGHTED            WEIGHTED
                                                                        AGGREGATE  WEIGHTED    AVERAGE             AVERAGE  WEIGHTED
                                           NUMBER OF       AGGREGATE      CUT-OFF   AVERAGE  REMAINING  WEIGHTED   CUT-OFF   AVERAGE
                                           MORTGAGE     CUT-OFF DATE         DATE  MORTGAGE       TERM   AVERAGE      DATE   BALLOON
CUT-OFF DATE LOAN-TO-VALUE RATIO (%)         LOANS       BALANCE ($)  BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

24.6% - 60.0%                                   8         37,981,532     10.4       5.7472      106       2.33      43.2      41.3
60.1% - 65.0%                                   6         45,537,147     12.5       6.1004      111       1.13      62.5      58.5
65.1% - 70.0%                                   9         68,475,953     18.8       5.9251      111       1.19      67.7      63.2
70.1% - 75.0%                                  11         93,536,694     25.7       6.0582      108       1.22      72.1      67.7
75.1% - 80.0%                                  12        118,794,283     32.6       5.8623      101       1.18      78.9      74.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        46     $  364,325,609    100.0%      5.9422%     106       1.31X     69.3%     65.2%
====================================================================================================================================

Minimum: 24.6%
Maximum: 80.0%
Weighted Average: 69.3%

BALLOON LOAN-TO-VALUE RATIOS
------------------------------------------------------------------------------------------------------------------------------------
                                                                       PERCENT BY             WEIGHTED            WEIGHTED
                                                                        AGGREGATE  WEIGHTED    AVERAGE             AVERAGE  WEIGHTED
                                           NUMBER OF       AGGREGATE      CUT-OFF   AVERAGE  REMAINING  WEIGHTED   CUT-OFF   AVERAGE
                                           MORTGAGE     CUT-OFF DATE         DATE  MORTGAGE       TERM   AVERAGE      DATE   BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)              LOANS       BALANCE ($)  BALANCE (%)  RATE (%)     (MOS.)  DSCR (X)   LTV (%)   LTV (%)
------------------------------------------------------------------------------------------------------------------------------------

24.6% - 50.0%                                   6         35,186,742      9.7       5.6947      105       2.42      42.0      40.6
50.1% - 55.0%                                   6         15,431,937      4.2       5.9559      118       1.20      62.0      53.6
55.1% - 60.0%                                   4         23,569,061      6.5       5.9408      105       1.17      67.6      59.5
60.1% - 65.0%                                  11        113,887,010     31.3       6.1031      114       1.14      68.1      62.7
65.1% - 70.0%                                   7         43,950,859     12.1       6.0170      110       1.19      72.4      68.3
70.1% - 75.0%                                  10         78,800,000     21.6       5.9431      111       1.28      76.7      72.7
75.1% - 79.3%                                   2         53,500,000     14.7       5.6960       79       1.15      79.0      78.8
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        46     $  364,325,609    100.0%      5.9422%     106       1.31X     69.3%     65.2%
====================================================================================================================================

Minimum: 24.6%
Maximum: 79.3%
Weighted Average: 65.2%

(1) All DSCR figures in this table are based on the amortizing debt service when applicable.

                                      A-14

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR17

APPENDIX B - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
             PROPERTIES

                                                                                               % OF                  % OF APPLICABLE
          CMSA      CMSA                                                                   INITIAL POOL  LOAN GROUP     LOAN GROUP
  ID    LOAN NO. PROPERTY    NO.PROPERTY NAME (1)                                            BALANCE    (ONE OR TWO)     BALANCE
------------------------------------------------------------------------------------------------------------------------------------

   1       1                 DRA / Colonial Office Portfolio                                   7.6%          1           8.5%
  1-a               1-001    Heathrow Inter. Business Ctr.                                     1.1%                      1.2%
  1-b               1-002    Research Office Park                                              0.8%                      0.9%
  1-c               1-003    CC at Town Park                                                   0.7%                      0.8%
  1-d               1-004    Colonial Place I & II                                             0.6%                      0.7%
------------------------------------------------------------------------------------------------------------------------------------
  1-e               1-005    CC at Colonnade                                                   0.6%                      0.7%
  1-f               1-006    Peachtree Street                                                  0.5%                      0.5%
  1-g               1-007    CP Town Park Combined                                             0.5%                      0.5%
  1-h               1-008    Concourse Center                                                  0.4%                      0.4%
  1-i               1-009    CC at Town Park 600                                               0.4%                      0.4%
------------------------------------------------------------------------------------------------------------------------------------
  1-j               1-010    Riverchase Center                                                 0.3%                      0.3%
  1-k               1-011    International Office Park                                         0.3%                      0.3%
  1-l               1-012    Colonial Center at Bayside                                        0.3%                      0.3%
  1-m               1-013    Colonial Center at Blue Lake                                      0.2%                      0.3%
  1-n               1-014    Shops at Colonnade - Retail                                       0.2%                      0.2%
------------------------------------------------------------------------------------------------------------------------------------
  1-o               1-015    Colonial Plaza                                                    0.2%                      0.2%
  1-p               1-016    Esplanade                                                         0.2%                      0.2%
  1-q               1-017    Maitland Office Building                                          0.2%                      0.2%
  1-r               1-018    HIBC 1000 Building                                                0.1%                      0.2%
  1-s               1-019    One Independence Plaza                                            0.1%                      0.1%
------------------------------------------------------------------------------------------------------------------------------------
   2       2        2-001    Bank of America Center                                            7.1%          1           8.0%
   3       3                 RRI Hotel Portfolio                                               5.7%          1           6.4%
  3-a               3-001    Red Roof Inn Chicago Downtown                                     0.4%                      0.4%
  3-b               3-002    Red Roof Inn Greater Washington Alexandria                        0.2%                      0.2%
  3-c               3-003    Red Roof Inn Meadowlands NYC                                      0.2%                      0.2%
------------------------------------------------------------------------------------------------------------------------------------
  3-d               3-004    Red Roof Inn Philadelphia Airport                                 0.2%                      0.2%
  3-e               3-005    Red Roof Inn San Antonio Downtown                                 0.2%                      0.2%
  3-f               3-006    Red Roof Inn Charlottesville                                      0.1%                      0.1%
  3-g               3-007    Red Roof Inn Naples                                               0.1%                      0.1%
  3-h               3-008    Red Roof Inn Boston Woburn                                        0.1%                      0.1%
------------------------------------------------------------------------------------------------------------------------------------
  3-i               3-009    Red Roof Inn Philadelphia Oxford Valley                           0.1%                      0.1%
  3-j               3-010    Red Roof Inn Philadelphia Trevose                                 0.1%                      0.1%
  3-k               3-011    Red Roof Inn Tampa Fairgrounds                                    0.1%                      0.1%
  3-l               3-012    Red Roof Inn Laredo                                               0.1%                      0.1%
  3-m               3-013    Red Roof Inn Columbia Jessup                                      0.1%                      0.1%
------------------------------------------------------------------------------------------------------------------------------------
  3-n               3-014    Red Roof Inn Baton Rouge                                          0.1%                      0.1%
  3-o               3-015    Red Roof Inn Greater Washington                                   0.1%                      0.1%
  3-p               3-016    Red Roof Inn Tucson North                                         0.1%                      0.1%
  3-q               3-017    Red Roof Inn Albany                                               0.1%                      0.1%
  3-r               3-018    Red Roof Inn Gainesville                                          0.1%                      0.1%
------------------------------------------------------------------------------------------------------------------------------------
  3-s               3-019    Red Roof Inn St. Louis                                            0.1%                      0.1%
  3-t               3-020    Red Roof Inn Mt Laurel Greater Philadelphia                       0.1%                      0.1%
  3-u               3-021    Red Roof Inn Buffalo Airport                                      0.1%                      0.1%
  3-v               3-022    Red Roof Inn Charleston North                                     0.1%                      0.1%
  3-w               3-023    Red Roof Inn Rochester Henrietta                                  0.1%                      0.1%
------------------------------------------------------------------------------------------------------------------------------------
  3-x               3-024    Red Roof Inn Mobile North                                         0.1%                      0.1%
  3-y               3-025    Red Roof Inn Utica                                                0.1%                      0.1%
  3-z               3-026    Red Roof Inn Milford                                              0.1%                      0.1%
 3-aa               3-027    Red Roof Inn Allentown Bethlehem                                  0.1%                      0.1%
 3-ab               3-028    Red Roof Inn Pittsburgh Cranberry                                 0.1%                      0.1%
------------------------------------------------------------------------------------------------------------------------------------
 3-ac               3-029    Red Roof Inn Chicago Downers Grove                                0.1%                      0.1%
 3-ad               3-030    Red Roof Inn Detroit Warren                                       0.1%                      0.1%
 3-ae               3-031    Red Roof Inn Lexington South                                      0.1%                      0.1%
 3-af               3-032    Red Roof Inn Tucson South                                         0.1%                      0.1%
 3-ag               3-033    Red Roof Inn Greater Washington Laurel                            0.1%                      0.1%
------------------------------------------------------------------------------------------------------------------------------------
 3-ah               3-034    Red Roof Inn Greater Washington Lanham                            0.1%                      0.1%
 3-ai               3-035    Red Roof Inn Buffalo Amherst                                      0.1%                      0.1%
 3-aj               3-036    Red Roof Inn Syracuse                                             0.1%                      0.1%
 3-ak               3-037    Red Roof Inn Austin South                                         0.1%                      0.1%
 3-al               3-038    Red Roof Inn Chicago Willowbrook                                  0.1%                      0.1%
------------------------------------------------------------------------------------------------------------------------------------
 3-am               3-039    Red Roof Inn Raleigh Downtown NCSU                                0.1%                      0.1%
 3-an               3-040    Red Roof Inn El Paso West                                         0.1%                      0.1%
 3-ao               3-041    Red Roof Inn Aberdeen                                             0.1%                      0.1%
 3-ap               3-042    Red Roof Inn Raleigh Southwest Cary                               0.1%                      0.1%
 3-aq               3-043    Red Roof Inn Detroit Dearborn                                     0.1%                      0.1%
------------------------------------------------------------------------------------------------------------------------------------
 3-ar               3-044    Red Roof Inn Akron South                                          0.1%                      0.1%
 3-as               3-045    Red Roof Inn Columbia East                                        0.1%                      0.1%
 3-at               3-046    Red Roof Inn Buffalo Hamburg                                      0.1%                      0.1%
 3-au               3-047    Red Roof Inn Greensboro Coliseum                                  0.1%                      0.1%
 3-av               3-048    Red Roof Inn Boston Southborough                                  0.1%                      0.1%
------------------------------------------------------------------------------------------------------------------------------------
 3-aw               3-049    Red Roof Inn Rockford                                             0.1%                      0.1%
 3-ax               3-050    Red Roof Inn Harrisburg North                                     0.1%                      0.1%
 3-ay               3-051    Red Roof Inn Salem                                                0.1%                      0.1%
 3-az               3-052    Red Roof Inn Indianapolis North                                   0.1%                      0.1%
 3-ba               3-053    Red Roof Inn Detroit Rochester Hills                              0.1%                      0.1%
------------------------------------------------------------------------------------------------------------------------------------
 3-bb               3-054    Red Roof Inn Columbus East Reynoldsburg                           0.0%                      0.1%
 3-bc               3-055    Red Roof Inn Orlando Convention Center                            0.0%                      0.1%
 3-bd               3-056    Red Roof Inn Atlanta Town Center Mall                             0.0%                      0.1%
 3-be               3-057    Red Roof Inn Huntington                                           0.0%                      0.1%
 3-bf               3-058    Red Roof Inn Lexington                                            0.0%                      0.1%
------------------------------------------------------------------------------------------------------------------------------------
 3-bg               3-059    Red Roof Inn Elkhart                                              0.0%                      0.1%
 3-bh               3-060    Red Roof Inn Cleveland Middleburg Heights                         0.0%                      0.0%
 3-bi               3-061    Red Roof Inn Nashville Airport                                    0.0%                      0.0%
 3-bj               3-062    Red Roof Inn Chicago Arlington Heights                            0.0%                      0.0%
 3-bk               3-063    Red Roof Inn Toledo University                                    0.0%                      0.0%
------------------------------------------------------------------------------------------------------------------------------------
 3-bl               3-064    Red Roof Inn Champaign                                            0.0%                      0.0%
 3-bm               3-065    Red Roof Inn Louisville SE Fairgrounds                            0.0%                      0.0%
 3-bn               3-066    Red Roof Inn Charleston West Hurricane                            0.0%                      0.0%
 3-bo               3-067    Red Roof Inn Cleveland Westlake                                   0.0%                      0.0%
 3-bp               3-068    Red Roof Inn Detroit Taylor                                       0.0%                      0.0%
------------------------------------------------------------------------------------------------------------------------------------
 3-bq               3-069    Red Roof Inn LaFayette                                            0.0%                      0.0%
 3-br               3-070    Red Roof Inn Columbus Dublin                                      0.0%                      0.0%
 3-bs               3-071    Red Roof Inn Houston West                                         0.0%                      0.0%
 3-bt               3-072    Red Roof Inn Detroit Airport Belleville                           0.0%                      0.0%
 3-bu               3-073    Red Roof Inn Michigan City                                        0.0%                      0.0%
------------------------------------------------------------------------------------------------------------------------------------
 3-bv               3-074    Red Roof Inn Jacksonville Airport                                 0.0%                      0.0%
 3-bw               3-075    Red Roof Inn Detroit Plymouth                                     0.0%                      0.0%
 3-bx               3-076    Red Roof Inn Boston Mansfield Foxboro                             0.0%                      0.0%
 3-by               3-077    Red Roof Inn Dayton North                                         0.0%                      0.0%
 3-bz               3-078    Red Roof Inn Louisville East                                      0.0%                      0.0%
------------------------------------------------------------------------------------------------------------------------------------
 3-ca               3-079    Red Roof Inn Dallas Fort Worth Airport                            0.0%                      0.0%
   4       4        4-001    1101 New York Avenue                                              3.5%          1           3.9%
   5       5        5-001    Westin Building                                                   3.4%          1           3.8%
   6       6        6-001    346 Madison Ave                                                   3.1%          1           3.5%
   7       7                 Logan Hotel Portfolio                                             2.2%          1           2.4%
------------------------------------------------------------------------------------------------------------------------------------
  7-a               7-001    Holiday Inn Select Minneapolis Airport                            1.2%                      1.4%
  7-b               7-002    Doubletree - Little Rock                                          0.7%                      0.8%
  7-c               7-003    Radisson Hotel Duluth Harborview                                  0.3%                      0.3%
   8       8                 DRA Retail Portfolio                                              1.5%          1           1.7%
  8-a               8-001    Cherrydale Point                                                  1.1%                      1.3%
------------------------------------------------------------------------------------------------------------------------------------
  8-b               8-002    Smithtown                                                         0.2%                      0.2%
  8-c               8-003    Redwood City                                                      0.2%                      0.2%
   9       9        9-001    AMLI Midtown                                                      1.4%          2           12.8%
  10       10      10-001    32 Sixth Avenue                                                   1.2%          1           1.4%
  11       11      11-001    City Center Englewood                                             1.0%          1           1.1%
------------------------------------------------------------------------------------------------------------------------------------
  12       12      12-001    Graceland Shopping Center                                         1.0%          1           1.1%
  13       13      13-001    Tech Ridge Office Park                                            1.0%          1           1.1%
  14       14                Szeles Portfolio 2                                                0.9%          1           1.0%
 14-a              14-001    Westshore Office Center                                           0.3%                      0.3%
 14-b              14-002    Treeview Corporate Center                                         0.2%                      0.2%
------------------------------------------------------------------------------------------------------------------------------------
 14-c              14-003    Slate Hill Business Center                                        0.2%                      0.2%
 14-d              14-004    Grandview Plaza                                                   0.2%                      0.2%
 14-e              14-005    Park Drive                                                        0.1%                      0.1%
  15       15      15-001    St. Mark's Place Apartments                                       0.8%          2           7.5%
  16       16      16-001    Merrillville Plaza                                                0.8%          1           0.9%
------------------------------------------------------------------------------------------------------------------------------------
  17       17      17-001    800 El Camino Real                                                0.8%          1           0.9%
  18       18      18-001    Hilton Garden Inn - Cupertino                                     0.8%          1           0.9%
  19       19      19-001    Broadway Center                                                   0.8%          1           0.8%
  20       20      20-001    Bend River Mall                                                   0.8%          1           0.8%
  21       21      21-001    Palm Valley Medical Building                                      0.7%          1           0.8%
------------------------------------------------------------------------------------------------------------------------------------
  22       22      22-001    One Silverline Drive                                              0.7%          1           0.8%
  23       23      23-001    Holiday Inn - Atlanta Downtown                                    0.7%          1           0.8%
  24       24      24-001    Homewood Suites Falls Church                                      0.7%          1           0.8%
  25       25      25-001    Fairlane Woods                                                    0.7%          2           6.3%
  26       26                Space Center Storage Portfolio                                    0.7%          1           0.8%
------------------------------------------------------------------------------------------------------------------------------------
 26-a              26-001    1120 East New Circle Road                                         0.2%                      0.2%
 26-b              26-002    755 Newtown Pike                                                  0.1%                      0.1%
 26-c              26-003    1990 Midland Trail                                                0.1%                      0.1%
 26-d              26-004    536 Stone Road                                                    0.1%                      0.1%
 26-e              26-005    248, 277 & 279 Big Run Road, 250, 273, 282 & 291 Gold Rush Road   0.1%                      0.1%
------------------------------------------------------------------------------------------------------------------------------------
 26-f              26-006    9301 Storage Way                                                  0.1%                      0.1%
 26-g              26-007    620 & 685 Tennessee Avenue, 901 Winchester Road                   0.1%                      0.1%
 26-h              26-008    1183 & 1191 Brock McVey Drive                                     0.0%                      0.1%
 26-i              26-009    1160 East New Circle Road                                         0.0%                      0.0%
 26-j              26-010    2125 Christian Road                                               0.0%                      0.0%
------------------------------------------------------------------------------------------------------------------------------------
  27       27      27-001    All Seasons of Rochester Hills                                    0.7%          2           6.0%
  28       28      28-001    Promenade Shopping Center                                         0.7%          1           0.7%
  29       29      29-001    Estrella Medical Plaza                                            0.6%          1           0.7%
  30       30      30-001    The Walker Building                                               0.6%          1           0.7%
  31       31      31-001    Cardenas Market Fontana                                           0.6%          1           0.7%
------------------------------------------------------------------------------------------------------------------------------------
  32       32      32-001    Residence Inn Milwaukee                                           0.6%          1           0.7%
  33       33      33-001    ANC - Parkway Medical                                             0.6%          1           0.7%
  34       34      34-001    Creekwood Commons                                                 0.6%          1           0.7%
  35       35      35-001    165-175 Main Street                                               0.6%          1           0.7%
  36       36      36-001    347 West 36th Street                                              0.6%          1           0.7%
------------------------------------------------------------------------------------------------------------------------------------
  37       37      37-001    TJ Maxx Plaza                                                     0.5%          1           0.6%
  38       38      38-001    Corona Plaza                                                      0.5%          1           0.6%
  39       39                Fabco Stores Portfolio                                            0.5%          1           0.6%
 39-a              39-001    119-18 Liberty Avenue                                             0.1%                      0.2%
 39-b              39-002    1151 & 1153 Liberty Avenue                                        0.1%                      0.2%
------------------------------------------------------------------------------------------------------------------------------------
 39-c              39-003    5204 & 5208 Fifth Avenue                                          0.1%                      0.1%
 39-d              39-004    122 East 125th Street                                             0.1%                      0.1%
  40       40      40-001    Town Center Plaza                                                 0.5%          1           0.6%
  41       41      41-001    Avondale Medical Building                                         0.5%          1           0.6%
  42       42      42-001    Town Center Colleyville                                           0.5%          1           0.5%
------------------------------------------------------------------------------------------------------------------------------------
  43       43      43-001    Breckinridge Portfolio                                            0.5%          1           0.5%
  44       44      44-001    Niagara Water                                                     0.5%          1           0.5%
  45       45      45-001    AMC Leawood 20                                                    0.5%          1           0.5%
  46       46      46-001    Lillian August Designs - Norwalk                                  0.5%          1           0.5%
  47       47      47-001    Montlimar Place                                                   0.5%          1           0.5%
------------------------------------------------------------------------------------------------------------------------------------
  48       48      48-001    Parkwood Apartments                                               0.4%          2           4.0%
  49       49      49-001    Rock Shadows RV Park                                              0.4%          1           0.5%
  50       50      50-001    Ramada Newark Airport                                             0.4%          1           0.5%
  51       51      51-001    North Los Altos Shopping Center                                   0.4%          1           0.5%
  52       52      52-001    One Boulder Plaza Phase V                                         0.4%          1           0.5%
------------------------------------------------------------------------------------------------------------------------------------
  53       53      53-001    300 Stillwater Avenue                                             0.4%          1           0.5%
  54       54      54-001    Huntington Medical Center                                         0.4%          1           0.5%
  55       55      55-001    Shiloh Crossing                                                   0.4%          1           0.5%
  56       56      56-001    Miramar Commercial Center                                         0.4%          1           0.5%
  57       57      57-001    ANC - 1301 & 1401 GV Parkway                                      0.4%          1           0.4%
------------------------------------------------------------------------------------------------------------------------------------
  58       58      58-001    Hilltop Inn & Suites                                              0.4%          1           0.4%
  59       59      59-001    PGA Professional Center                                           0.4%          1           0.4%
  60       60      60-001    Greene & Mercer Street Retail                                     0.4%          1           0.4%
  61       61      61-001    Middlesex Business Center                                         0.4%          1           0.4%
  62       62      62-001    Four Points by Sheraton Southwest Houston                         0.4%          1           0.4%
------------------------------------------------------------------------------------------------------------------------------------
  63       63      63-001    Madison Square Shopping Center                                    0.4%          1           0.4%
  64       64      64-001    Palmetto Place Apartments                                         0.4%          2           3.2%
  65       65      65-001    Hampton Inn and Suites - Natomas                                  0.4%          1           0.4%
  66       66      66-001    Holiday Inn Express - Natomas                                     0.4%          1           0.4%
  67       67      67-001    46360 Fremont Boulevard                                           0.3%          1           0.4%
------------------------------------------------------------------------------------------------------------------------------------
  68       68      68-001    Imperial Hornet Building                                          0.3%          1           0.4%
  69       69      69-001    Maple Brook Apartments                                            0.3%          2           3.1%
  70       70      70-001    Fairfield Inn - Chantilly, VA                                     0.3%          1           0.4%
  71       71      71-001    Doc Stone Commons                                                 0.3%          1           0.4%
  72       72      72-001    Coastal Sunbelt Warehouse                                         0.3%          1           0.4%
------------------------------------------------------------------------------------------------------------------------------------
  73       73      73-001    Radisson Chicago O'Hare Airport                                   0.3%          1           0.4%
  74       74      74-001    East Main St                                                      0.3%          1           0.4%
  75       75                Severna Park Portfolio                                            0.3%          1           0.4%
 75-a              75-001    Severna Park Business Center                                      0.1%                      0.2%
 75-b              75-002    Brightview Business Center                                        0.1%                      0.1%
------------------------------------------------------------------------------------------------------------------------------------
 75-c              75-003    Elizabeth Station                                                 0.1%                      0.1%
  76       76      76-001    Homewood Suites Vancouver                                         0.3%          1           0.4%
  77       77      77-001    Eagle Landing Apartments                                          0.3%          2           2.8%
  78       78      78-001    Lakeland South Plaza                                              0.3%          1           0.4%
  79       79      79-001    Silo Shopping Center                                              0.3%          1           0.4%
------------------------------------------------------------------------------------------------------------------------------------
  80       80      80-001    Hampton Inn - Woodbridge, VA                                      0.3%          1           0.4%
  81       81      81-001    The Summit at Los Feliz Apartments                                0.3%          2           2.8%
  82       82                Richmond Apartment Portfolio                                      0.3%          2           2.7%
 82-a              82-001    The Chesterfield Apartments                                       0.2%                      1.6%
 82-b              82-002    Stuart Court Apartments                                           0.1%                      1.2%
------------------------------------------------------------------------------------------------------------------------------------
  83       83      83-001    Hillcrest Shopping Center                                         0.3%          1           0.3%
  84       84      84-001    The Ventura Shopping Center                                       0.3%          1           0.3%
  85       85      85-001    Kent Business Center                                              0.3%          1           0.3%
  86       86      86-001    Lucky Center                                                      0.3%          1           0.3%
  87       87      87-001    2400 Grand Avenue                                                 0.3%          1           0.3%
------------------------------------------------------------------------------------------------------------------------------------
  88       88      88-001    Fairhaven Gardens Apartments                                      0.3%          2           2.5%
  89       89      89-001    Zinfandel Ranch Apartments                                        0.3%          2           2.5%
  90       90      90-001    Jefferson Square                                                  0.3%          1           0.3%
  91       91      91-001    Stoneterra Medical Office                                         0.3%          1           0.3%
  92       92                Ridgeview Portfolio                                               0.3%          1           0.3%
------------------------------------------------------------------------------------------------------------------------------------
 92-a              92-001    Ridgeview Office Center I                                         0.2%                      0.2%
 92-b              92-002    Ridgeview Business Center                                         0.1%                      0.1%
  93       93      93-001    Village at Westfork                                               0.3%          1           0.3%
  94       94                Rice Creek/Aetrium Portfolio                                      0.3%          1           0.3%
 94-a              94-001    Rice Creek Business Center III                                    0.2%                      0.2%
------------------------------------------------------------------------------------------------------------------------------------
 94-b              94-002    Aetrium Office Building                                           0.1%                      0.1%
  95       95      95-001    El Portal Office                                                  0.3%          1           0.3%
  96       96      96-001    Foothill Corporate                                                0.3%          1           0.3%
  97       97      97-001    1270 Gerard Avenue                                                0.3%          2           2.3%
  98       98      98-001    Jordan Valley Medical Office                                      0.3%          1           0.3%
------------------------------------------------------------------------------------------------------------------------------------
  99       99      99-001    Hilton Garden Inn - Wichita                                       0.3%          1           0.3%
  100     100                Baltimore Commons Portfolio                                       0.3%          1           0.3%
 100-a             100-001   Baltimore Commons                                                 0.1%                      0.2%
 100-b             100-002   Crain Professional Center                                         0.1%                      0.1%
 100-c             100-003   Veterans Plaza                                                    0.0%                      0.0%
------------------------------------------------------------------------------------------------------------------------------------
 100-d             100-004   Severn Professional Center                                        0.0%                      0.0%
  101     101      101-001   Radisson Scranton                                                 0.3%          1           0.3%
  102     102      102-001   Fieldstone Plaza                                                  0.3%          1           0.3%
  103     103      103-001   Bridgeport Apartments                                             0.2%          2           2.2%
  104     104      104-001   Silver Creek                                                      0.2%          2           2.2%
------------------------------------------------------------------------------------------------------------------------------------
  105     105      105-001   2455 Alft Flex Building                                           0.2%          1           0.3%
  106     106      106-001   Malibu East Apartments                                            0.2%          2           2.2%
  107     107      107-001   Iron Horse Apartments                                             0.2%          2           2.2%
  108     108      108-001   Marina Dunes                                                      0.2%          1           0.3%
  109     109      109-001   5511 Skylab Road                                                  0.2%          1           0.3%
------------------------------------------------------------------------------------------------------------------------------------
  110     110      110-001   Creek Crossing Medical                                            0.2%          1           0.3%
  111     111      111-001   Aetna Building                                                    0.2%          1           0.3%
  112     112      112-001   Ironwood Shopping Center                                          0.2%          1           0.3%
  113     113      113-001   Rudgate West                                                      0.2%          2           2.1%
  114     114      114-001   Sandpointe Apartments                                             0.2%          2           2.0%
------------------------------------------------------------------------------------------------------------------------------------
  115     115      115-001   200 Tech                                                          0.2%          1           0.2%
  116     116      116-001   McHenry Plaza                                                     0.2%          1           0.2%
  117     117      117-001   Drury Inn - Marion, IL                                            0.2%          1           0.2%
  118     118                Iskalo Office and Retail Portfolio                                0.2%          1           0.2%
 118-a             118-001   30 and 36 North Union Road                                        0.1%                      0.1%
------------------------------------------------------------------------------------------------------------------------------------
 118-b             118-002   4600 Main Street                                                  0.1%                      0.1%
 118-c             118-003   5454 Main Street                                                  0.0%                      0.0%
 118-d             118-004   4610 Main Street                                                  0.0%                      0.0%
  119     119      119-001   Ray's Food Place                                                  0.2%          1           0.2%
  120     120      120-001   Borders Tacoma                                                    0.2%          1           0.2%
------------------------------------------------------------------------------------------------------------------------------------
  121     121                Timbercreek Copperfield Portfolio                                 0.2%          1           0.2%
 121-a             121-001   Timbercreek Atrium                                                0.1%                      0.1%
 121-b             121-002   The Copperfield Building                                          0.1%                      0.1%
  122     122      122-001   Aztec Mobile Home Park                                            0.2%          2           1.8%
  123     123      123-001   CVS - Starbucks Paramount                                         0.2%          1           0.2%
------------------------------------------------------------------------------------------------------------------------------------
  124     124      124-001   Carneros Self Storage - Napa                                      0.2%          1           0.2%
  125     125      125-001   Alameda Shopping Center                                           0.2%          1           0.2%
  126     126      126-001   Kenley Square                                                     0.2%          2           1.8%
  127     127      127-001   First Avenue Apartments                                           0.2%          2           1.7%
  128     128      128-001   Maple Tree Inn                                                    0.2%          1           0.2%
------------------------------------------------------------------------------------------------------------------------------------
  129     129      129-001   Argonne Flex Building                                             0.2%          1           0.2%
  130     130      130-001   White Clay Office/Retail                                          0.2%          1           0.2%
  131     131      131-001   Courtyards at Fairview                                            0.2%          2           1.7%
  132     132                Rite Aid Portfolio                                                0.2%          1           0.2%
 132-a             132-001   Rite Aid Parma-OH                                                 0.1%                      0.1%
------------------------------------------------------------------------------------------------------------------------------------
 132-b             132-002   Rite Aid Hyden-KY                                                 0.1%                      0.1%
 132-c             132-003   Rite Aid Dumfries-VA                                              0.0%                      0.0%
  133     133      133-001   Bollinger Crossing                                                0.2%          1           0.2%
  134     134      134-001   Opera House                                                       0.2%          1           0.2%
  135     135      135-001   South Fountain View Office Center                                 0.2%          1           0.2%
------------------------------------------------------------------------------------------------------------------------------------
  136     136      136-001   Extra Space Storage                                               0.2%          1           0.2%
  137     137      137-001   Canoga Courtyard Apartments                                       0.2%          2           1.6%
  138     138      138-001   Aspenwood Apartments                                              0.2%          2           1.6%
  139     139      139-001   Alamo Plaza                                                       0.2%          1           0.2%
  140     140      140-001   8335 Sunset Boulevard                                             0.2%          1           0.2%
------------------------------------------------------------------------------------------------------------------------------------
  141     141      141-001   705 South Weller Apartments                                       0.2%          2           1.6%
  142     142      142-001   984 Sheridan Avenue                                               0.2%          2           1.6%
  143     143      143-001   PetSmart                                                          0.2%          1           0.2%
  144     144      144-001   Shepherd Ranch Shopping Plaza                                     0.2%          1           0.2%
  145     145      145-001   Crown Plaza Office                                                0.2%          1           0.2%
------------------------------------------------------------------------------------------------------------------------------------
  146     146      146-001   Pyramid Plaza                                                     0.2%          1           0.2%
  147     147      147-001   Lakewood Collection                                               0.2%          1           0.2%
  148     148      148-001   Quail Valley Apartments                                           0.2%          2           1.5%
  149     149      149-001   Saline Shopping Center                                            0.2%          1           0.2%
  150     150      150-001   Magnolia Industrial                                               0.2%          1           0.2%
------------------------------------------------------------------------------------------------------------------------------------
  151     151      151-001   2544 Valentine Avenue                                             0.2%          2           1.5%
  152     152      152-001   Judge Building                                                    0.2%          1           0.2%
  153     153      153-001   CVS Pharmacy Newbury Park                                         0.2%          1           0.2%
  154     154      154-001   Wallkill Medical Arts Commons                                     0.2%          1           0.2%
  155     155      155-001   Woodcreek Estates                                                 0.2%          2           1.4%
------------------------------------------------------------------------------------------------------------------------------------
  156     156      156-001   Pleasant View Apartments                                          0.2%          2           1.4%
  157     157      157-001   Triad East Office Building                                        0.2%          1           0.2%
  158     158      158-001   Watson Court                                                      0.2%          1           0.2%
  159     159      159-001   4310 Buffalo Gap Road                                             0.2%          1           0.2%
  160     160      160-001   820 Kifer Road                                                    0.2%          1           0.2%
------------------------------------------------------------------------------------------------------------------------------------
  161     161                Gambrills Business Center & Brightview II                         0.2%          1           0.2%
 161-a             161-001   Gambrills Business Park                                           0.1%                      0.1%
 161-b             161-002   Brightview II                                                     0.0%                      0.0%
  162     162      162-001   10471 Grant Line                                                  0.1%          1           0.2%
  163     163      163-001   Rainbow Diablo Office Building                                    0.1%          1           0.2%
------------------------------------------------------------------------------------------------------------------------------------
  164     164      164-001   24 Simon Street                                                   0.1%          1           0.2%
  165     165      165-001   Rite Aid - Grand Blanc                                            0.1%          1           0.2%
  166     166      166-001   Rite Aid Independence                                             0.1%          1           0.2%
  167     167      167-001   2050 Kestrel Avenue Industrial                                    0.1%          1           0.2%
  168     168      168-001   Sobel Building                                                    0.1%          1           0.2%
------------------------------------------------------------------------------------------------------------------------------------
  169     169      169-001   Walgreens - Brick, New Jersey                                     0.1%          1           0.2%
  170     170      170-001   Towne Centre Offices                                              0.1%          1           0.2%
  171     171      171-001   Wells Fargo - Gulf Freeway                                        0.1%          1           0.1%
  172     172      172-001   161 East Evelyn Avenue                                            0.1%          1           0.1%
  173     173      173-001   Country Inn & Suites Hixson                                       0.1%          1           0.1%
------------------------------------------------------------------------------------------------------------------------------------
  174     174      174-001   Rite Aid Barstow                                                  0.1%          1           0.1%
  175     175      175-001   Rite Aid Coachella                                                0.1%          1           0.1%
  176     176      176-001   Willow Run Apartments                                             0.1%          2           1.1%
  177     177      177-001   Rite Aid Novi                                                     0.1%          1           0.1%
  178     178      178-001   BrandiCorp Ground Leases                                          0.1%          1           0.1%
------------------------------------------------------------------------------------------------------------------------------------
  179     179      179-001   507 Polk Street                                                   0.1%          1           0.1%
  180     180      180-001   County Line Crossing                                              0.1%          1           0.1%
  181     181      181-001   Bridges at Smoky Hill                                             0.1%          1           0.1%
  182     182      182-001   21 East Street                                                    0.1%          1           0.1%
  183     183      183-001   Blackstone                                                        0.1%          1           0.1%
------------------------------------------------------------------------------------------------------------------------------------
  184     184      184-001   Hayden Lane Apartments                                            0.1%          2           1.0%
  185     185      185-001   18 Eliot Street                                                   0.1%          1           0.1%
  186     186      186-001   West Valley City Retail                                           0.1%          1           0.1%
  187     187      187-001   Park 16 Office Building                                           0.1%          1           0.1%
  188     188      188-001   Rite Aid Narberth                                                 0.1%          1           0.1%
------------------------------------------------------------------------------------------------------------------------------------
  189     189      189-001   Rite Aid - Ypsilanti, MI                                          0.1%          1           0.1%
  190     190      190-001   Rite Aid Fallbrook                                                0.1%          1           0.1%
  191     191      191-001   Eastwood Terrace Apartments                                       0.1%          2           1.0%
  192     192      192-001   Rite Aid Ionia                                                    0.1%          1           0.1%
  193     193      193-001   FAL Building                                                      0.1%          1           0.1%
------------------------------------------------------------------------------------------------------------------------------------
  194     194      194-001   Florida Secure Storage                                            0.1%          1           0.1%
  195     195                VFI Southern Portfolio                                            0.1%          1           0.1%
 195-a             195-001   Compass Bank                                                      0.0%                      0.0%
 195-b             195-002   AutoZone - Chesterland                                            0.0%                      0.0%
 195-c             195-003   Autozone - Vidalia                                                0.0%                      0.0%
------------------------------------------------------------------------------------------------------------------------------------
 195-d             195-004   Autozone - Killeen                                                0.0%                      0.0%
  196     196      196-001   Potomac Plaza Retail Center                                       0.1%          1           0.1%
  197     197      197-001   400 El Cerro Blvd                                                 0.1%          1           0.1%
  198     198      198-001   369 West 46th Street                                              0.1%          1           0.1%
  199     199      199-001   Scolari's                                                         0.1%          1           0.1%
------------------------------------------------------------------------------------------------------------------------------------
  200     200      200-001   Airport Business Park                                             0.1%          1           0.1%
  201     201      201-001   Lake Meridian Station                                             0.1%          1           0.1%
  202     202      202-001   Piggly Wiggly - Kaukauna, WI                                      0.1%          1           0.1%
  203     203      203-001   350 Sentry Parkway                                                0.1%          1           0.1%
  204     204      204-001   Bow Street                                                        0.1%          1           0.1%
------------------------------------------------------------------------------------------------------------------------------------
  205     205                Bunsen Celsius I Portfolio                                        0.1%          1           0.1%
 205-a             205-001   2810 Bunsen Avenue                                                0.0%                      0.1%
 205-b             205-002   2201 Celsius Avenue                                               0.0%                      0.1%
  206     206      206-001   Kennedy Crossing                                                  0.1%          2           0.9%
  207     207      207-001   The Lewis Building                                                0.1%          1           0.1%
------------------------------------------------------------------------------------------------------------------------------------
  208     208      208-001   110 Melrich                                                       0.1%          1           0.1%
  209     209      209-001   Auto Palace                                                       0.1%          1           0.1%
  210     210      210-001   Lake Plaza Office Building                                        0.1%          1           0.1%
  211     211      211-001   Superior Industrial Center                                        0.1%          1           0.1%
  212     212      212-001   803 Gleneagles Court                                              0.1%          1           0.1%
------------------------------------------------------------------------------------------------------------------------------------
  213     213      213-001   Avalon Plaza                                                      0.1%          1           0.1%
  214     214      214-001   Shops at Waggoner Road                                            0.1%          1           0.1%
  215     215      215-001   724 First Street North Office Building                            0.1%          1           0.1%
  216     216      216-001   Priority Health Office Building                                   0.1%          1           0.1%
  217     217      217-001   Trillium Townhomes Phase II                                       0.1%          2           0.8%
------------------------------------------------------------------------------------------------------------------------------------
  218     218      218-001   Total Roofing Building                                            0.1%          1           0.1%
  219     219      219-001   Gateway Market                                                    0.1%          1           0.1%
  220     220      220-001   325 East Chicago Street Office                                    0.1%          1           0.1%
  221     221      221-001   333 East Chicago Street Office                                    0.1%          1           0.1%
  222     222      222-001   Shoppes of Deerfield North                                        0.1%          1           0.1%
------------------------------------------------------------------------------------------------------------------------------------
  223     223      223-001   Southside Landing                                                 0.1%          2           0.8%
  224     224      224-001   Black Canyon Plaza                                                0.1%          1           0.1%
  225     225      225-001   Rust Building                                                     0.1%          1           0.1%
  226     226      226-001   Hidden Valley Parkway Shops                                       0.1%          1           0.1%
  227     227      227-001   Silver Diner Falls Church                                         0.1%          1           0.1%
------------------------------------------------------------------------------------------------------------------------------------
  228     228      228-001   Summer Village                                                    0.1%          1           0.1%
  229     229      229-001   Beechwold Place                                                   0.1%          1           0.1%
  230     230      230-001   760 Harrison Street                                               0.1%          1           0.1%
  231     231      231-001   1055 Broxton Avenue                                               0.1%          1           0.1%
  232     232      232-001   The Shops at Costco Plaza                                         0.1%          1           0.1%
------------------------------------------------------------------------------------------------------------------------------------
  233     233      233-001   Howard and Baronne Self Storage                                   0.1%          1           0.1%
  234     234      234-001   AA- Alpine-Jordan Point                                           0.1%          1           0.1%
  235     235      235-001   24341 S. Wilmington Avenue Industrial                             0.1%          1           0.1%
  236     236      236-001   TerraPark Properties                                              0.1%          1           0.1%
  237     237      237-001   50 Memorial Plaza                                                 0.1%          1           0.1%
------------------------------------------------------------------------------------------------------------------------------------
  238     238      238-001   365-377 Elm Street                                                0.1%          2           0.7%
  239     239      239-001   56 - 66 Merrimack Street                                          0.1%          1           0.1%
  240     240      240-001   203 W. Cottage Grove Retail Center                                0.1%          1           0.1%
  241     241      241-001   Office Max Chesapeake                                             0.1%          1           0.1%
  242     242      242-001   Chicago Title Office Complex                                      0.1%          1           0.1%
------------------------------------------------------------------------------------------------------------------------------------
  243     243      243-001   3590 Oceanside Road                                               0.1%          1           0.1%
  244     244      244-001   Brentwood Townhomes - Austin, TX                                  0.1%          2           0.5%
  245     245      245-001   1302 Pico                                                         0.1%          1           0.1%
  246     246      246-001   Eastside Self Storage - Cincinnati, OH                            0.1%          1           0.1%
  247     247      247-001   Rocky Mountain Pies Industrial                                    0.1%          1           0.1%
------------------------------------------------------------------------------------------------------------------------------------
  248     248      248-001   1515 Alice Street                                                 0.1%          2           0.5%
  249     249      249-001   Eckerd - High Point, NC                                           0.1%          1           0.1%
  250     250      250-001   National Tire and Battery - Shawnee                               0.1%          1           0.1%
  251     251      251-001   Palm Bay Commons                                                  0.1%          1           0.1%
  252     252      252-001   Linden Avenue Apartments                                          0.1%          2           0.5%
------------------------------------------------------------------------------------------------------------------------------------
  253     253      253-001   Egret Plaza Retail                                                0.1%          1           0.1%
  254     254      254-001   Bank of the West Building - Danville                              0.1%          1           0.1%
  255     255      255-001   California Street Apartments                                      0.0%          2           0.4%
  256     256      256-001   595 Merritt Avenue                                                0.0%          2           0.4%
  257     257      257-001   923-957 Baldwin Park Industrial                                   0.0%          1           0.0%
------------------------------------------------------------------------------------------------------------------------------------
  258     258      258-001   21 Cortes Street                                                  0.0%          2           0.3%
  259     259      259-001   Autozone Paradise                                                 0.0%          1           0.0%
  260     260      260-001   2915 Pine Ridge Road                                              0.0%          1           0.0%
  261     261      261-001   Ramona Park Apartments                                            0.0%          2           0.3%
  262     262      262-001   ADT Office Building                                               0.0%          1           0.0%
------------------------------------------------------------------------------------------------------------------------------------
  263     263      263-001   Sherwin Williams - Mansfield                                      0.0%          1           0.0%
  264     264      264-001   La Fortuna Apartments                                             0.0%          2           0.2%

                      MORTGAGE                                                     CUT-OFF                       BALANCE
            # OF        LOAN          LOAN PURPOSE            ORIGINAL                DATE                            AT
   ID    PROPERTIES  SELLER (2) (REFINANCE/ACQUISITION)     BALANCE ($)    BALANCE ($) (3)      MATURITY OR ARD  ($) (3)
-------------------------------------------------------------------------------------------------------------------------

   1         19         WFB           Acquisition          247,302,419         247,302,419                   247,302,419
  1-a         1         WFB                                 34,630,982          34,630,982                    34,630,982
  1-b         1         WFB                                 26,447,908          26,447,908                    26,447,908
  1-c         1         WFB                                 23,265,602          23,265,602                    23,265,602
  1-d         1         WFB                                 20,379,333          20,379,333                    20,379,333
-------------------------------------------------------------------------------------------------------------------------
  1-e         1         WFB                                 19,575,196          19,575,196                    19,575,196
  1-f         1         WFB                                 15,561,000          15,561,000                    15,561,000
  1-g         1         WFB                                 14,764,167          14,764,167                    14,764,167
  1-h         1         WFB                                 12,254,067          12,254,067                    12,254,067
  1-i         1         WFB                                 11,926,964          11,926,964                    11,926,964
-------------------------------------------------------------------------------------------------------------------------
  1-j         1         WFB                                  9,226,014           9,226,014                     9,226,014
  1-k         1         WFB                                  8,717,915           8,717,915                     8,717,915
  1-l         1         WFB                                  8,370,268           8,370,268                     8,370,268
  1-m         1         WFB                                  7,380,812           7,380,812                     7,380,812
  1-n         1         WFB                                  7,225,554           7,225,554                     7,225,554
-------------------------------------------------------------------------------------------------------------------------
  1-o         1         WFB                                  6,712,260           6,712,260                     6,712,260
  1-p         1         WFB                                  6,685,518           6,685,518                     6,685,518
  1-q         1         WFB                                  5,273,750           5,273,750                     5,273,750
  1-r         1         WFB                                  4,679,862           4,679,862                     4,679,862
  1-s         1         WFB                                  4,225,247           4,225,247                     4,225,247
-------------------------------------------------------------------------------------------------------------------------
   2          1        PCFII          Acquisition          232,000,000         232,000,000                   232,000,000
   3         79        BSCMI          Acquisition          186,000,000         186,000,000                   161,294,606
  3-a         1        BSCMI                                12,255,977          12,255,977                    10,628,081
  3-b         1        BSCMI                                 5,527,434           5,527,434                     4,793,254
  3-c         1        BSCMI                                 5,475,050           5,475,050                     4,747,828
-------------------------------------------------------------------------------------------------------------------------
  3-d         1        BSCMI                                 5,019,880           5,019,880                     4,353,116
  3-e         1        BSCMI                                 5,014,695           5,014,695                     4,348,620
  3-f         1        BSCMI                                 4,057,008           4,057,008                     3,518,138
  3-g         1        BSCMI                                 4,045,527           4,045,527                     3,508,181
  3-h         1        BSCMI                                 3,904,363           3,904,363                     3,385,767
-------------------------------------------------------------------------------------------------------------------------
  3-i         1        BSCMI                                 3,796,528           3,796,528                     3,292,255
  3-j         1        BSCMI                                 3,444,154           3,444,154                     2,986,685
  3-k         1        BSCMI                                 3,201,522           3,201,522                     2,776,280
  3-l         1        BSCMI                                 3,143,513           3,143,513                     2,725,977
  3-m         1        BSCMI                                 3,131,080           3,131,080                     2,715,195
-------------------------------------------------------------------------------------------------------------------------
  3-n         1        BSCMI                                 3,091,239           3,091,239                     2,680,646
  3-o         1        BSCMI                                 2,972,464           2,972,464                     2,577,647
  3-p         1        BSCMI                                 2,920,913           2,920,913                     2,532,944
  3-q         1        BSCMI                                 2,919,347           2,919,347                     2,531,585
  3-r         1        BSCMI                                 2,834,611           2,834,611                     2,458,104
-------------------------------------------------------------------------------------------------------------------------
  3-s         1        BSCMI                                 2,755,294           2,755,294                     2,389,323
  3-t         1        BSCMI                                 2,755,157           2,755,157                     2,389,204
  3-u         1        BSCMI                                 2,730,375           2,730,375                     2,367,714
  3-v         1        BSCMI                                 2,636,437           2,636,437                     2,286,253
  3-w         1        BSCMI                                 2,579,029           2,579,029                     2,236,471
-------------------------------------------------------------------------------------------------------------------------
  3-x         1        BSCMI                                 2,576,223           2,576,223                     2,234,037
  3-y         1        BSCMI                                 2,529,705           2,529,705                     2,193,698
  3-z         1        BSCMI                                 2,495,851           2,495,851                     2,164,341
  3-aa        1        BSCMI                                 2,469,784           2,469,784                     2,141,736
  3-ab        1        BSCMI                                 2,432,378           2,432,378                     2,109,298
-------------------------------------------------------------------------------------------------------------------------
  3-ac        1        BSCMI                                 2,412,028           2,412,028                     2,091,651
  3-ad        1        BSCMI                                 2,373,374           2,373,374                     2,058,131
  3-ae        1        BSCMI                                 2,358,018           2,358,018                     2,044,815
  3-af        1        BSCMI                                 2,329,108           2,329,108                     2,019,745
  3-ag        1        BSCMI                                 2,269,069           2,269,069                     1,967,681
-------------------------------------------------------------------------------------------------------------------------
  3-ah        1        BSCMI                                 2,211,934           2,211,934                     1,918,135
  3-ai        1        BSCMI                                 2,202,444           2,202,444                     1,909,905
  3-aj        1        BSCMI                                 2,195,421           2,195,421                     1,903,814
  3-ak        1        BSCMI                                 2,177,346           2,177,346                     1,888,141
  3-al        1        BSCMI                                 2,169,240           2,169,240                     1,881,112
-------------------------------------------------------------------------------------------------------------------------
  3-am        1        BSCMI                                 2,148,184           2,148,184                     1,862,852
  3-an        1        BSCMI                                 2,144,692           2,144,692                     1,859,824
  3-ao        1        BSCMI                                 2,106,972           2,106,972                     1,827,114
  3-ap        1        BSCMI                                 2,082,792           2,082,792                     1,806,146
  3-aq        1        BSCMI                                 2,020,346           2,020,346                     1,751,994
-------------------------------------------------------------------------------------------------------------------------
  3-ar        1        BSCMI                                 1,924,327           1,924,327                     1,668,729
  3-as        1        BSCMI                                 1,899,646           1,899,646                     1,647,327
  3-at        1        BSCMI                                 1,880,016           1,880,016                     1,630,304
  3-au        1        BSCMI                                 1,797,026           1,797,026                     1,558,336
  3-av        1        BSCMI                                 1,788,249           1,788,249                     1,550,725
-------------------------------------------------------------------------------------------------------------------------
  3-aw        1        BSCMI                                 1,761,283           1,761,283                     1,527,341
  3-ax        1        BSCMI                                 1,703,257           1,703,257                     1,477,022
  3-ay        1        BSCMI                                 1,685,620           1,685,620                     1,461,728
  3-az        1        BSCMI                                 1,656,644           1,656,644                     1,436,601
  3-ba        1        BSCMI                                 1,645,598           1,645,598                     1,427,022
-------------------------------------------------------------------------------------------------------------------------
  3-bb        1        BSCMI                                 1,619,793           1,619,793                     1,404,644
  3-bc        1        BSCMI                                 1,610,667           1,610,667                     1,396,731
  3-bd        1        BSCMI                                 1,564,506           1,564,506                     1,356,701
  3-be        1        BSCMI                                 1,527,167           1,527,167                     1,324,322
  3-bf        1        BSCMI                                 1,526,032           1,526,032                     1,323,338
-------------------------------------------------------------------------------------------------------------------------
  3-bg        1        BSCMI                                 1,471,664           1,471,664                     1,276,190
  3-bh        1        BSCMI                                 1,416,142           1,416,142                     1,228,043
  3-bi        1        BSCMI                                 1,409,546           1,409,546                     1,222,323
  3-bj        1        BSCMI                                 1,344,542           1,344,542                     1,165,954
  3-bk        1        BSCMI                                 1,322,004           1,322,004                     1,146,409
-------------------------------------------------------------------------------------------------------------------------
  3-bl        1        BSCMI                                 1,315,282           1,315,282                     1,140,580
  3-bm        1        BSCMI                                 1,299,102           1,299,102                     1,126,549
  3-bn        1        BSCMI                                 1,292,748           1,292,748                     1,121,039
  3-bo        1        BSCMI                                 1,281,264           1,281,264                     1,111,081
  3-bp        1        BSCMI                                 1,279,459           1,279,459                     1,109,515
-------------------------------------------------------------------------------------------------------------------------
  3-bq        1        BSCMI                                 1,216,913           1,216,913                     1,055,277
  3-br        1        BSCMI                                 1,189,778           1,189,778                     1,031,746
  3-bs        1        BSCMI                                 1,162,504           1,162,504                     1,008,095
  3-bt        1        BSCMI                                 1,142,069           1,142,069                       990,374
  3-bu        1        BSCMI                                 1,129,091           1,129,091                       979,120
-------------------------------------------------------------------------------------------------------------------------
  3-bv        1        BSCMI                                 1,124,062           1,124,062                       974,759
  3-bw        1        BSCMI                                 1,101,342           1,101,342                       955,056
  3-bx        1        BSCMI                                   964,167             964,167                       836,101
  3-by        1        BSCMI                                   831,455             831,455                       721,017
  3-bz        1        BSCMI                                   689,874             689,874                       598,242
-------------------------------------------------------------------------------------------------------------------------
  3-ca        1        BSCMI                                   510,657             510,657                       442,829
   4          1         WFB            Refinance           112,500,000         112,500,000                   105,030,570
   5          1         NLIC           Refinance           110,000,000         110,000,000                   100,241,223
   6          1        PCFII          Acquisition          100,000,000         100,000,000                    83,918,247
   7          3        BSCMI          Acquisition           70,300,000          70,300,000                    70,300,000
-------------------------------------------------------------------------------------------------------------------------
  7-a         1        BSCMI                                39,475,000          39,475,000                    39,475,000
  7-b         1        BSCMI                                21,825,000          21,825,000                    21,825,000
  7-c         1        BSCMI                                 9,000,000           9,000,000                     9,000,000
   8          3         WFB            Refinance            49,000,000          49,000,000                    49,000,000
  8-a         1         WFB                                 36,768,750          36,768,750                    36,768,750
-------------------------------------------------------------------------------------------------------------------------
  8-b         1         WFB                                  6,643,750           6,643,750                     6,643,750
  8-c         1         WFB                                  5,587,500           5,587,500                     5,587,500
   9          1         WFB           Acquisition           46,800,000          46,800,000                    46,800,000
   10         1         PMCF           Refinance            40,000,000          40,000,000                    37,288,284
   11         1        BSCMI          Acquisition           33,000,000          33,000,000                    33,000,000
-------------------------------------------------------------------------------------------------------------------------
   12         1        PCFII           Refinance            32,500,000          32,500,000                    32,500,000
   13         1         PMCF          Acquisition           32,000,000          32,000,000                    28,506,035
   14         5         PMCF           Refinance            29,700,000          29,700,000                    26,474,549
  14-a        1         PMCF                                 9,102,765           9,102,765                     8,114,194
  14-b        1         PMCF                                 6,711,058           6,711,058                     5,982,230
-------------------------------------------------------------------------------------------------------------------------
  14-c        1         PMCF                                 6,068,510           6,068,510                     5,409,464
  14-d        1         PMCF                                 5,354,567           5,354,567                     4,773,056
  14-e        1         PMCF                                 2,463,100           2,463,100                     2,195,605
   15         1        BSCMI           Refinance            27,500,000          27,500,000                    26,571,059
   16         1        BSCMI           Refinance            26,250,000          26,250,000                    24,545,645
-------------------------------------------------------------------------------------------------------------------------
   17         1         WFB            Refinance            26,000,000          26,000,000                    26,000,000
   18         1        PCFII          Acquisition           25,000,000          25,000,000                    23,308,593
   19         1        PCFII          Acquisition           24,600,000          24,600,000                    24,600,000
   20         1        BSCMI           Refinance            24,500,000          24,500,000                    21,670,019
   21         1         WFB            Refinance            24,000,000          23,978,230                    20,185,169
-------------------------------------------------------------------------------------------------------------------------
   22         1        PCFII           Refinance            23,500,000          23,500,000                    20,732,675
   23         1         PMCF          Acquisition           23,100,000          23,100,000                    21,736,390
   24         1         WFB            Refinance            23,000,000          23,000,000                    21,438,230
   25         1         PMCF           Refinance            22,800,000          22,800,000                    20,783,883
   26        10        PCFII           Refinance            22,700,000          22,658,428                    15,312,653
-------------------------------------------------------------------------------------------------------------------------
  26-a        1        PCFII                                 5,164,168           5,154,710                     3,483,573
  26-b        1        PCFII                                 2,756,194           2,751,146                     1,859,235
  26-c        1        PCFII                                 2,618,220           2,613,425                     1,766,163
  26-d        1        PCFII                                 2,608,365           2,603,588                     1,759,515
  26-e        1        PCFII                                 2,161,592           2,157,633                     1,458,137
-------------------------------------------------------------------------------------------------------------------------
  26-f        1        PCFII                                 2,076,179           2,072,377                     1,400,520
  26-g        1        PCFII                                 1,741,100           1,737,911                     1,174,487
  26-h        1        PCFII                                 1,543,994           1,541,167                     1,041,526
  26-i        1        PCFII                                 1,116,932           1,114,886                       753,445
  26-j        1        PCFII                                   913,256             911,584                       616,052
-------------------------------------------------------------------------------------------------------------------------
   27         1         NLIC           Refinance            22,000,000          22,000,000                    19,947,796
   28         1        PCFII           Refinance            21,500,000          21,500,000                    21,500,000
   29         1         WFB            Refinance            21,000,000          21,000,000                    18,747,928
   30         1        BSCMI          Acquisition           20,500,000          20,500,000                    20,500,000
   31         1         WFB            Refinance            20,000,000          20,000,000                    18,646,874
-------------------------------------------------------------------------------------------------------------------------
   32         1        BSCMI          Acquisition           19,850,000          19,850,000                    19,850,000
   33         1         WFB            Refinance            19,500,000          19,500,000                    18,267,063
   34         1         WFB           Acquisition           19,200,000          19,200,000                    17,908,478
   35         1        PCFII           Refinance            19,100,000          19,100,000                    17,847,500
   36         1        PCFII           Refinance            19,000,000          19,000,000                    17,733,792
-------------------------------------------------------------------------------------------------------------------------
   37         1         PMCF          Acquisition           17,625,000          17,625,000                    17,625,000
   38         1        BSCMI           Refinance            17,600,000          17,600,000                    16,990,201
   39         4        BSCMI           Refinance            17,150,000          17,107,837                    13,419,801
  39-a        1        BSCMI                                 4,616,167           4,604,818                     3,612,131
  39-b        1        BSCMI                                 4,388,818           4,378,029                     3,434,231
-------------------------------------------------------------------------------------------------------------------------
  39-c        1        BSCMI                                 4,260,317           4,249,843                     3,333,680
  39-d        1        BSCMI                                 3,884,697           3,875,147                     3,039,759
   40         1         NLIC           Refinance            16,800,000          16,647,270                    13,040,568
   41         1         WFB            Refinance            16,000,000          15,985,395                    13,446,585
   42         1         PMCF           Refinance            15,500,000          15,500,000                    14,479,677
-------------------------------------------------------------------------------------------------------------------------
   43         1         PMCF          Acquisition           15,480,000          15,480,000                    15,480,000
   44         1         WFB            Refinance            15,440,000          15,407,926                    13,811,658
   45         1        BSCMI           Refinance            15,350,000          15,329,851                    11,869,083
   46         1        BSCMI           Refinance            14,720,000          14,720,000                    14,720,000
   47         1         PMCF          Acquisition           14,720,000          14,720,000                    13,765,899
-------------------------------------------------------------------------------------------------------------------------
   48         1        PCFII           Refinance            14,500,000          14,500,000                    14,500,000
   49         1         PMCF           Refinance            14,175,000          14,175,000                    14,175,000
   50         1         WFB            Refinance            14,000,000          14,000,000                    13,037,372
   51         1         WFB            Refinance            14,000,000          13,986,339                    11,668,736
   52         1        PCFII           Refinance            13,800,000          13,800,000                    12,639,910
-------------------------------------------------------------------------------------------------------------------------
   53         1        BSCMI           Refinance            13,720,000          13,720,000                    12,842,882
   54         1        BSCMI           Refinance            13,500,000          13,500,000                    12,607,461
   55         1         PMCF           Refinance            13,500,000          13,500,000                    12,593,610
   56         1         WFB            Refinance            13,300,000          13,300,000                    13,300,000
   57         1         WFB            Refinance            12,900,000          12,900,000                    12,084,364
-------------------------------------------------------------------------------------------------------------------------
   58         1        BSCMI           Refinance            12,500,000          12,500,000                    11,571,870
   59         1         WFB            Refinance            12,400,000          12,400,000                    10,950,031
   60         1        BSCMI           Refinance            12,000,000          12,000,000                    12,000,000
   61         1         PMCF           Refinance            11,900,000          11,900,000                    11,179,893
   62         1         PMCF           Refinance            11,900,000          11,885,660                     9,335,152
-------------------------------------------------------------------------------------------------------------------------
   63         1         NLIC           Refinance            11,840,000          11,840,000                    11,081,944
   64         1        BSCMI          Acquisition           11,500,000          11,500,000                    11,500,000
   65         1         PMCF           Refinance            11,500,000          11,472,762                     9,053,640
   66         1         PMCF           Refinance            11,500,000          11,472,707                     9,050,699
   67         1        PCFII          Acquisition           11,400,000          11,400,000                    11,400,000
-------------------------------------------------------------------------------------------------------------------------
   68         1        BSCMI           Refinance            11,375,000          11,375,000                    10,243,164
   69         1         PMCF           Refinance            11,310,000          11,297,830                    10,153,146
   70         1         WFB           Acquisition           11,120,000          11,120,000                    10,407,433
   71         1         WFB           Acquisition           11,000,000          11,000,000                    11,000,000
   72         1         NLIC           Refinance            10,725,000          10,725,000                     9,867,171
-------------------------------------------------------------------------------------------------------------------------
   73         1        PCFII           Refinance            10,600,000          10,600,000                     9,952,231
   74         1         WFB            Refinance            10,560,000          10,530,142                     8,908,439
   75         3         PMCF           Refinance            10,374,000          10,374,000                    10,374,000
  75-a        1         PMCF                                 4,658,982           4,658,982                     4,658,982
  75-b        1         PMCF                                 2,919,629           2,919,629                     2,919,629
-------------------------------------------------------------------------------------------------------------------------
  75-c        1         PMCF                                 2,795,389           2,795,389                     2,795,389
   76         1        BSCMI           Refinance            10,350,000          10,331,320                     8,714,964
   77         1         WFB            Refinance            10,300,000          10,290,938                     8,694,135
   78         1         NLIC           Refinance            10,255,000          10,255,000                     9,560,422
   79         1        BSCMI           Refinance            10,200,000          10,200,000                    10,200,000
-------------------------------------------------------------------------------------------------------------------------
   80         1         WFB           Acquisition           10,160,000          10,160,000                     9,512,005
   81         1        PCFII           Refinance            10,100,000          10,100,000                    10,100,000
   82         2         PMCF           Refinance            10,000,000          10,000,000                     9,083,154
  82-a        1         PMCF                                 5,770,000           5,770,000                     5,240,981
  82-b        1         PMCF                                 4,230,000           4,230,000                     3,842,174
-------------------------------------------------------------------------------------------------------------------------
   83         1         NLIC           Refinance            10,000,000           9,991,336                     8,456,015
   84         1         WFB            Refinance            10,000,000           9,980,492                     8,339,641
   85         1        PCFII          Acquisition            9,975,000           9,975,000                     9,355,823
   86         1         PMCF           Refinance             9,677,000           9,677,000                     9,677,000
   87         1        PCFII           Refinance             9,300,000           9,287,156                     7,125,980
-------------------------------------------------------------------------------------------------------------------------
   88         1        BSCMI           Refinance             9,100,000           9,100,000                     9,100,000
   89         1         WFB            Refinance             9,000,000           9,000,000                     8,445,315
   90         1         WFB            Refinance             9,000,000           8,988,625                     7,004,521
   91         1         PMCF           Refinance             8,900,000           8,900,000                     8,022,428
   92         2        PCFII           Refinance             8,867,000           8,840,589                     7,969,858
-------------------------------------------------------------------------------------------------------------------------
  92-a        1        PCFII                                 6,221,436           6,202,905                     5,591,966
  92-b        1        PCFII                                 2,645,564           2,637,684                     2,377,892
   93         1        BSCMI          Acquisition            8,750,000           8,750,000                     8,153,542
   94         2         PMCF           Refinance             8,715,000           8,691,144                     7,382,678
  94-a        1         PMCF                                 6,215,000           6,197,987                     5,264,870
-------------------------------------------------------------------------------------------------------------------------
  94-b        1         PMCF                                 2,500,000           2,493,157                     2,117,807
   95         1         WFB            Refinance             8,650,000           8,650,000                     8,315,971
   96         1         WFB            Refinance             8,500,000           8,500,000                     7,175,256
   97         1        BSCMI           Refinance             8,500,000           8,500,000                     7,947,996
   98         1         PMCF           Refinance             8,500,000           8,489,571                     6,648,315
-------------------------------------------------------------------------------------------------------------------------
   99         1         NLIC          Acquisition            8,440,000           8,440,000                     8,211,882
  100         4         PMCF           Refinance             8,402,000           8,402,000                     8,402,000
 100-a        1         PMCF                                 4,541,621           4,541,621                     4,541,621
 100-b        1         PMCF                                 2,100,500           2,100,500                     2,100,500
 100-c        1         PMCF                                 1,021,865           1,021,865                     1,021,865
-------------------------------------------------------------------------------------------------------------------------
 100-d        1         PMCF                                   738,014             738,014                       738,014
  101         1        BSCMI           Refinance             8,300,000           8,293,895                     7,142,994
  102         1        PCFII          Acquisition            8,200,000           8,200,000                     8,200,000
  103         1        BSCMI          Acquisition            8,136,000           8,136,000                     7,413,375
  104         1         WFB            Refinance             8,100,000           8,100,000                     7,619,201
-------------------------------------------------------------------------------------------------------------------------
  105         1         PMCF           Refinance             8,020,000           8,020,000                     7,375,782
  106         1         PMCF           Refinance             8,000,000           8,000,000                     7,354,697
  107         1        BSCMI           Refinance             8,000,000           8,000,000                     8,000,000
  108         1         WFB            Refinance             8,000,000           8,000,000                     8,000,000
  109         1        PCFII          Acquisition            7,650,000           7,636,540                     6,689,498
-------------------------------------------------------------------------------------------------------------------------
  110         1         PMCF           Refinance             7,600,000           7,600,000                     6,537,771
  111         1         WFB            Refinance             7,600,000           7,593,584                     6,445,594
  112         1         PMCF           Refinance             7,500,000           7,500,000                     7,012,455
  113         1         WFB            Refinance             7,500,000           7,489,464                     6,830,846
  114         1         WFB            Refinance             7,250,000           7,243,424                     6,097,602
-------------------------------------------------------------------------------------------------------------------------
  115         1         WFB            Refinance             7,200,000           7,181,681                     5,601,525
  116         1         PMCF           Refinance             7,100,000           7,100,000                     6,432,015
  117         1         WFB            Refinance             7,000,000           6,986,784                     5,861,884
  118         4         NLIC           Refinance             7,000,000           6,960,801                     5,387,400
 118-a        1         NLIC                                 4,100,000           4,077,041                     3,155,477
-------------------------------------------------------------------------------------------------------------------------
 118-b        1         NLIC                                 1,650,000           1,640,760                     1,269,887
 118-c        1         NLIC                                   950,000             944,680                       731,147
 118-d        1         NLIC                                   300,000             298,320                       230,889
  119         1         WFB           Acquisition            6,840,000           6,840,000                     6,199,422
  120         1         WFB            Refinance             6,800,000           6,800,000                     6,800,000
-------------------------------------------------------------------------------------------------------------------------
  121         2         PMCF          Acquisition            6,800,000           6,800,000                     6,394,662
 121-a        1         PMCF                                 3,400,000           3,400,000                     3,197,331
 121-b        1         PMCF                                 3,400,000           3,400,000                     3,197,331
  122         1         WFB           Acquisition            6,700,000           6,700,000                     6,545,912
  123         1         WFB            Refinance             6,658,000           6,658,000                     6,658,000
-------------------------------------------------------------------------------------------------------------------------
  124         1         WFB            Refinance             6,600,000           6,600,000                     6,600,000
  125         1         WFB           Acquisition            6,500,000           6,500,000                     6,072,596
  126         1         PMCF           Refinance             6,400,000           6,400,000                     5,964,633
  127         1        BSCMI          Acquisition            6,200,000           6,200,000                     5,989,837
  128         1         PMCF           Refinance             6,200,000           6,192,484                     4,858,922
-------------------------------------------------------------------------------------------------------------------------
  129         1         PMCF           Refinance             6,150,000           6,150,000                     6,150,000
  130         1         PMCF           Refinance             6,114,000           6,114,000                     5,457,142
  131         1        PCFII           Refinance             6,100,000           6,100,000                     5,389,094
  132         3         WFB           Acquisition            6,050,000           6,050,000                     5,464,533
 132-a        1         WFB                                  2,912,963           2,912,963                     2,631,072
-------------------------------------------------------------------------------------------------------------------------
 132-b        1         WFB                                  1,736,350           1,736,350                     1,568,321
 132-c        1         WFB                                  1,400,687           1,400,687                     1,265,140
  133         1         WFB            Refinance             6,000,000           6,000,000                     5,414,668
  134         1         PMCF           Refinance             6,000,000           6,000,000                     5,433,505
  135         1         WFB            Refinance             6,000,000           5,983,035                     5,061,614
-------------------------------------------------------------------------------------------------------------------------
  136         1         PMCF           Refinance             5,905,500           5,905,500                     5,905,500
  137         1        PCFII           Refinance             5,900,000           5,900,000                     5,900,000
  138         1         PMCF           Refinance             5,890,000           5,883,662                     5,287,536
  139         1         NLIC           Refinance             5,865,000           5,865,000                     5,467,760
  140         1        BSCMI           Refinance             5,850,000           5,850,000                     5,525,100
-------------------------------------------------------------------------------------------------------------------------
  141         1        PCFII           Refinance             5,800,000           5,800,000                     5,329,499
  142         1        BSCMI           Refinance             5,800,000           5,800,000                     5,524,412
  143         1         NLIC           Refinance             5,750,000           5,744,954                     4,854,972
  144         1         WFB            Refinance             5,700,000           5,700,000                     5,317,303
  145         1         WFB            Refinance             5,600,000           5,600,000                     5,600,000
-------------------------------------------------------------------------------------------------------------------------
  146         1         PMCF           Refinance             5,600,000           5,600,000                     5,246,444
  147         1         WFB           Acquisition            5,550,000           5,550,000                     5,550,000
  148         1         PMCF           Refinance             5,500,000           5,500,000                     4,995,735
  149         1         WFB            Refinance             5,500,000           5,489,770                     4,614,261
  150         1        BSCMI          Acquisition            5,470,000           5,470,000                     5,470,000
-------------------------------------------------------------------------------------------------------------------------
  151         1        BSCMI           Refinance             5,400,000           5,400,000                     5,148,540
  152         1         NLIC          Acquisition            5,400,000           5,384,907                     4,562,266
  153         1         WFB            Refinance             5,300,000           5,300,000                     5,300,000
  154         1        PCFII           Refinance             5,200,000           5,190,662                     4,381,179
  155         1         WFB            Refinance             5,000,000           5,000,000                     5,000,000
-------------------------------------------------------------------------------------------------------------------------
  156         1         NLIC           Refinance             5,000,000           5,000,000                     5,000,000
  157         1         PMCF          Acquisition            5,000,000           5,000,000                     4,500,737
  158         1         WFB            Refinance             5,000,000           5,000,000                     4,511,342
  159         1        BSCMI          Acquisition            4,975,000           4,975,000                     4,526,370
  160         1         WFB            Refinance             4,950,000           4,950,000                     4,462,734
-------------------------------------------------------------------------------------------------------------------------
  161         2         PMCF           Refinance             4,940,250           4,940,250                     4,940,250
 161-a        1         PMCF                                 3,976,299           3,976,299                     3,976,299
 161-b        1         PMCF                                   963,951             963,951                       963,951
  162         1         WFB           Acquisition            4,880,000           4,880,000                     4,559,990
  163         1         PMCF           Refinance             4,750,000           4,750,000                     4,316,918
-------------------------------------------------------------------------------------------------------------------------
  164         1        BSCMI          Acquisition            4,750,000           4,750,000                     4,270,467
  165         1        BSCMI           Refinance             4,600,000           4,600,000                     4,293,367
  166         1        BSCMI           Refinance             4,575,000           4,575,000                     4,270,034
  167         1         WFB            Refinance             4,520,000           4,506,954                     3,802,763
  168         1         WFB            Refinance             4,500,000           4,500,000                     4,209,726
-------------------------------------------------------------------------------------------------------------------------
  169         1         WFB            Refinance             4,500,000           4,500,000                     4,216,849
  170         1         NLIC           Refinance             4,500,000           4,496,161                     3,811,974
  171         1         WFB           Acquisition            4,320,000           4,320,000                     4,104,105
  172         1        PCFII           Refinance             4,200,000           4,200,000                     4,200,000
  173         1         WFB           Acquisition            4,200,000           4,188,042                     3,539,940
-------------------------------------------------------------------------------------------------------------------------
  174         1         WFB            Refinance             4,200,000           4,182,700                     3,248,084
  175         1         WFB            Refinance             4,200,000           4,182,700                     3,248,084
  176         1         NLIC          Acquisition            4,120,000           4,120,000                     3,798,682
  177         1        BSCMI           Refinance             4,010,000           4,010,000                     3,742,696
  178         1         NLIC           Refinance             4,000,000           3,996,552                     3,384,414
-------------------------------------------------------------------------------------------------------------------------
  179         1         WFB            Refinance             4,000,000           3,996,499                     3,378,379
  180         1         NLIC           Refinance             4,000,000           3,992,872                     3,373,184
  181         1         NLIC          Acquisition            3,900,000           3,900,000                     3,492,957
  182         1        BSCMI          Acquisition            3,870,000           3,870,000                     3,459,907
  183         1         PMCF           Refinance             3,821,000           3,821,000                     3,821,000
-------------------------------------------------------------------------------------------------------------------------
  184         1         WFB            Refinance             3,800,000           3,789,379                     3,210,484
  185         1        BSCMI          Acquisition            3,775,000           3,775,000                     3,547,153
  186         1         PMCF           Refinance             3,750,000           3,750,000                     3,355,071
  187         1         WFB           Acquisition            3,745,000           3,738,694                     3,178,875
  188         1        BSCMI           Refinance             3,750,000           3,728,637                     2,876,592
-------------------------------------------------------------------------------------------------------------------------
  189         1        BSCMI           Refinance             3,680,000           3,680,000                     3,434,693
  190         1         WFB            Refinance             3,600,000           3,593,795                     2,890,847
  191         1         WFB           Acquisition            3,580,000           3,580,000                     3,359,359
  192         1        BSCMI           Refinance             3,540,000           3,540,000                     3,304,026
  193         1         NLIC           Refinance             3,500,000           3,497,122                     3,280,060
-------------------------------------------------------------------------------------------------------------------------
  194         1         WFB            Refinance             3,480,000           3,480,000                     3,160,800
  195         4        BSCMI          Acquisition            3,436,800           3,431,749                     2,959,675
 195-a        1        BSCMI                                 1,312,000           1,310,072                     1,129,857
 195-b        1        BSCMI                                   988,000             986,548                       850,838
 195-c        1        BSCMI                                   652,800             651,841                       562,173
-------------------------------------------------------------------------------------------------------------------------
 195-d        1        BSCMI                                   484,000             483,289                       416,807
  196         1         WFB            Refinance             3,300,000           3,300,000                     3,089,326
  197         1         WFB            Refinance             3,300,000           3,300,000                     2,976,322
  198         1        BSCMI          Acquisition            3,300,000           3,300,000                     2,940,832
  199         1         WFB            Refinance             3,300,000           3,293,816                     2,766,011
-------------------------------------------------------------------------------------------------------------------------
  200         1         WFB            Refinance             3,300,000           3,291,176                     2,803,730
  201         1         WFB            Refinance             3,250,000           3,250,000                     3,250,000
  202         1         WFB           Acquisition            3,200,000           3,200,000                     2,883,885
  203         1        PCFII          Acquisition            3,200,000           3,194,944                     2,735,254
  204         1        BSCMI           Refinance             3,200,000           3,191,688                     2,728,496
-------------------------------------------------------------------------------------------------------------------------
  205         2        PCFII           Refinance             3,175,000           3,171,347                     2,836,147
 205-a        1        PCFII                                 1,611,965           1,610,110                     1,439,927
 205-b        1        PCFII                                 1,563,035           1,561,237                     1,396,220
  206         1         NLIC           Refinance             3,150,000           3,144,556                     2,665,929
  207         1         WFB            Refinance             3,047,000           3,047,000                     2,638,894
-------------------------------------------------------------------------------------------------------------------------
  208         1        PCFII           Refinance             3,000,000           3,000,000                     2,546,285
  209         1         NLIC           Refinance             3,000,000           3,000,000                     2,538,050
  210         1         WFB           Acquisition            3,000,000           3,000,000                     2,645,626
  211         1         WFB            Refinance             3,000,000           2,997,147                     2,508,530
  212         1        PCFII           Refinance             3,000,000           2,995,209                     2,672,721
-------------------------------------------------------------------------------------------------------------------------
  213         1         WFB           Acquisition            3,000,000           2,991,845                     2,543,617
  214         1         WFB           Acquisition            3,000,000           2,988,640                     2,526,125
  215         1        PCFII           Refinance             2,970,000           2,967,893                     2,565,129
  216         1         WFB            Refinance             2,900,000           2,895,769                     2,499,206
  217         1         WFB            Refinance             2,900,000           2,895,757                     2,498,511
-------------------------------------------------------------------------------------------------------------------------
  218         1         WFB           Acquisition            2,885,000           2,885,000                     2,620,129
  219         1         WFB            Refinance             2,800,000           2,800,000                     2,561,490
  220         1         NLIC           Refinance             2,800,000           2,796,249                     2,157,266
  221         1         NLIC           Refinance             2,800,000           2,794,206                     1,829,073
  222         1         NLIC           Refinance             2,785,000           2,785,000                     2,517,264
-------------------------------------------------------------------------------------------------------------------------
  223         1        PCFII           Refinance             2,775,000           2,770,303                     2,354,121
  224         1         WFB           Acquisition            2,770,000           2,765,176                     2,342,233
  225         1         WFB            Refinance             2,750,000           2,745,012                     2,473,015
  226         1         WFB            Refinance             2,725,000           2,725,000                     2,550,028
  227         1         WFB            Refinance             2,700,000           2,700,000                     2,428,695
-------------------------------------------------------------------------------------------------------------------------
  228         1         NLIC          Acquisition            2,700,000           2,692,968                     2,092,126
  229         1         NLIC           Refinance             2,684,494           2,678,502                     2,302,323
  230         1         WFB            Refinance             2,660,000           2,657,760                     2,256,621
  231         1         PMCF           Refinance             2,645,000           2,645,000                     2,645,000
  232         1         WFB            Refinance             2,560,000           2,553,187                     2,176,285
-------------------------------------------------------------------------------------------------------------------------
  233         1         WFB            Refinance             2,500,000           2,500,000                     2,217,172
  234         1         WFB            Refinance             2,500,000           2,488,106                     2,110,941
  235         1         WFB            Refinance             2,455,000           2,451,438                     2,116,884
  236         1         PMCF          Acquisition            2,438,111           2,429,852                     2,105,413
  237         1        BSCMI          Acquisition            2,425,000           2,425,000                     2,267,133
-------------------------------------------------------------------------------------------------------------------------
  238         1        BSCMI          Acquisition            2,400,000           2,400,000                     2,231,839
  239         1        BSCMI          Acquisition            2,330,000           2,323,783                     1,980,124
  240         1         WFB            Refinance             2,200,000           2,200,000                     1,949,823
  241         1         WFB            Refinance             2,100,000           2,100,000                     2,100,000
  242         1         WFB            Refinance             2,080,000           2,080,000                     1,945,163
-------------------------------------------------------------------------------------------------------------------------
  243         1        BSCMI          Acquisition            2,000,000           1,994,956                     1,711,333
  244         1         WFB            Refinance             2,000,000           1,994,461                     1,691,739
  245         1         PMCF           Refinance             1,975,000           1,975,000                     1,975,000
  246         1         WFB            Refinance             1,920,000           1,920,000                     1,668,839
  247         1         WFB           Acquisition            1,875,000           1,875,000                     1,756,008
-------------------------------------------------------------------------------------------------------------------------
  248         1         WFB            Refinance             1,800,000           1,798,469                     1,525,240
  249         1         WFB           Acquisition            1,785,001           1,783,771                     1,545,890
  250         1         WFB           Acquisition            1,750,000           1,750,000                     1,587,233
  251         1         WFB            Refinance             1,750,000           1,750,000                     1,542,117
  252         1         WFB            Refinance             1,750,000           1,745,473                     1,492,878
-------------------------------------------------------------------------------------------------------------------------
  253         1         WFB            Refinance             1,700,000           1,697,371                     1,456,426
  254         1         WFB            Refinance             1,650,000           1,648,779                     1,419,162
  255         1        PCFII           Refinance             1,550,000           1,548,752                     1,321,472
  256         1         WFB            Refinance             1,400,000           1,398,809                     1,186,298
  257         1         WFB            Refinance             1,365,000           1,362,755                     1,161,711
-------------------------------------------------------------------------------------------------------------------------
  258         1        PCFII           Refinance             1,200,000           1,199,016                     1,021,002
  259         1         WFB           Acquisition            1,150,000           1,147,046                       981,881
  260         1        PCFII          Acquisition            1,100,000           1,100,000                       975,758
  261         1         WFB            Refinance             1,050,000           1,049,317                       914,253
  262         1         WFB           Acquisition            1,040,000           1,039,304                       903,126
-------------------------------------------------------------------------------------------------------------------------
  263         1         WFB           Acquisition              935,000             935,000                       883,825
  264         1         WFB           Acquisition              850,000             850,000                       761,295

         GENERAL                           DETAILED                                                                INTEREST
         PROPERTY                          PROPERTY                              INTEREST     ADMINISTRATIVE       ACCRUAL
   ID    TYPE                              TYPE                                  RATE (4)        FEE RATE           BASIS
-------------------------------------------------------------------------------------------------------------------------------

   1     Various                           Various                               5.6100%         0.03123%         Actual/360
  1-a    Office                            Suburban
  1-b    Office                            Suburban
  1-c    Office                            Suburban
  1-d    Office                            Suburban
-------------------------------------------------------------------------------------------------------------------------------
  1-e    Office                            Urban
  1-f    Office                            Suburban
  1-g    Mixed Use                         Office/Retail
  1-h    Office                            Suburban
  1-i    Office                            Suburban
-------------------------------------------------------------------------------------------------------------------------------
  1-j    Office                            Suburban
  1-k    Office                            Suburban
  1-l    Office                            Suburban
  1-m    Office                            Suburban
  1-n    Retail                            Unanchored
-------------------------------------------------------------------------------------------------------------------------------
  1-o    Office                            Suburban
  1-p    Office                            Suburban
  1-q    Office                            Suburban
  1-r    Office                            Suburban
  1-s    Office                            Suburban
-------------------------------------------------------------------------------------------------------------------------------
   2     Office                            Urban                                 6.2500%         0.03123%         Actual/360
   3     Hospitality                       Limited Service                       6.7230%         0.03123%         Actual/360
  3-a    Hospitality                       Limited Service
  3-b    Hospitality                       Limited Service
  3-c    Hospitality                       Limited Service
-------------------------------------------------------------------------------------------------------------------------------
  3-d    Hospitality                       Limited Service
  3-e    Hospitality                       Limited Service
  3-f    Hospitality                       Limited Service
  3-g    Hospitality                       Limited Service
  3-h    Hospitality                       Limited Service
-------------------------------------------------------------------------------------------------------------------------------
  3-i    Hospitality                       Limited Service
  3-j    Hospitality                       Limited Service
  3-k    Hospitality                       Limited Service
  3-l    Hospitality                       Limited Service
  3-m    Hospitality                       Limited Service
-------------------------------------------------------------------------------------------------------------------------------
  3-n    Hospitality                       Limited Service
  3-o    Hospitality                       Limited Service
  3-p    Hospitality                       Limited Service
  3-q    Hospitality                       Limited Service
  3-r    Hospitality                       Limited Service
-------------------------------------------------------------------------------------------------------------------------------
  3-s    Hospitality                       Limited Service
  3-t    Hospitality                       Limited Service
  3-u    Hospitality                       Limited Service
  3-v    Hospitality                       Limited Service
  3-w    Hospitality                       Limited Service
-------------------------------------------------------------------------------------------------------------------------------
  3-x    Hospitality                       Limited Service
  3-y    Hospitality                       Limited Service
  3-z    Hospitality                       Limited Service
  3-aa   Hospitality                       Limited Service
  3-ab   Hospitality                       Limited Service
-------------------------------------------------------------------------------------------------------------------------------
  3-ac   Hospitality                       Limited Service
  3-ad   Hospitality                       Limited Service
  3-ae   Hospitality                       Limited Service
  3-af   Hospitality                       Limited Service
  3-ag   Hospitality                       Limited Service
-------------------------------------------------------------------------------------------------------------------------------
  3-ah   Hospitality                       Limited Service
  3-ai   Hospitality                       Limited Service
  3-aj   Hospitality                       Limited Service
  3-ak   Hospitality                       Limited Service
  3-al   Hospitality                       Limited Service
-------------------------------------------------------------------------------------------------------------------------------
  3-am   Hospitality                       Limited Service
  3-an   Hospitality                       Limited Service
  3-ao   Hospitality                       Limited Service
  3-ap   Hospitality                       Limited Service
  3-aq   Hospitality                       Limited Service
-------------------------------------------------------------------------------------------------------------------------------
  3-ar   Hospitality                       Limited Service
  3-as   Hospitality                       Limited Service
  3-at   Hospitality                       Limited Service
  3-au   Hospitality                       Limited Service
  3-av   Hospitality                       Limited Service
-------------------------------------------------------------------------------------------------------------------------------
  3-aw   Hospitality                       Limited Service
  3-ax   Hospitality                       Limited Service
  3-ay   Hospitality                       Limited Service
  3-az   Hospitality                       Limited Service
  3-ba   Hospitality                       Limited Service
-------------------------------------------------------------------------------------------------------------------------------
  3-bb   Hospitality                       Limited Service
  3-bc   Hospitality                       Limited Service
  3-bd   Hospitality                       Limited Service
  3-be   Hospitality                       Limited Service
  3-bf   Hospitality                       Limited Service
-------------------------------------------------------------------------------------------------------------------------------
  3-bg   Hospitality                       Limited Service
  3-bh   Hospitality                       Limited Service
  3-bi   Hospitality                       Limited Service
  3-bj   Hospitality                       Limited Service
  3-bk   Hospitality                       Limited Service
-------------------------------------------------------------------------------------------------------------------------------
  3-bl   Hospitality                       Limited Service
  3-bm   Hospitality                       Limited Service
  3-bn   Hospitality                       Limited Service
  3-bo   Hospitality                       Limited Service
  3-bp   Hospitality                       Limited Service
-------------------------------------------------------------------------------------------------------------------------------
  3-bq   Hospitality                       Limited Service
  3-br   Hospitality                       Limited Service
  3-bs   Hospitality                       Limited Service
  3-bt   Hospitality                       Limited Service
  3-bu   Hospitality                       Limited Service
-------------------------------------------------------------------------------------------------------------------------------
  3-bv   Hospitality                       Limited Service
  3-bw   Hospitality                       Limited Service
  3-bx   Hospitality                       Limited Service
  3-by   Hospitality                       Limited Service
  3-bz   Hospitality                       Limited Service
-------------------------------------------------------------------------------------------------------------------------------
  3-ca   Hospitality                       Limited Service
   4     Office                            Urban                                 5.7450%         0.03123%         Actual/360
   5     Office                            Urban                                 6.3700%         0.05123%         Actual/360
   6     Mixed Use                         Office/Retail                         5.5800%         0.03123%         Actual/360
   7     Hospitality                       Full Service                          6.4200%         0.03123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
  7-a    Hospitality                       Full Service
  7-b    Hospitality                       Full Service
  7-c    Hospitality                       Full Service
   8     Various                           Various                               5.9500%         0.03123%         Actual/360
  8-a    Retail                            Anchored
-------------------------------------------------------------------------------------------------------------------------------
  8-b    Retail                            Free Standing
  8-c    Other                             Leased Fee
   9     Multifamily                       Garden                                5.6740%         0.03123%         Actual/360
   10    Office                            Urban                                 5.6480%         0.02123%         Actual/360
   11    Retail                            Anchored                              5.6040%         0.03123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
   12    Retail                            Anchored                              5.7900%         0.03123%         Actual/360
   13    Office                            Suburban                              6.1600%         0.02123%         Actual/360
   14    Office                            Various                               6.1900%         0.02123%         Actual/360
  14-a   Office                            Suburban
  14-b   Office                            Suburban
-------------------------------------------------------------------------------------------------------------------------------
  14-c   Office                            Suburban
  14-d   Office                            Suburban
  14-e   Office                            Urban
   15    Mixed Use                         Multifamily/Retail                    6.1840%         0.03123%         Actual/360
   16    Retail                            Anchored                              5.8770%         0.03123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
   17    Office                            Suburban                              5.6300%         0.03123%         Actual/360
   18    Hospitality                       Limited Service                       5.6600%         0.03123%         Actual/360
   19    Office                            Suburban                              5.9500%         0.03123%         Actual/360
   20    Retail                            Anchored                              5.7500%         0.03123%         Actual/360
   21    Office                            Medical                               5.6500%         0.03123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
   22    Industrial                        Warehouse                             5.7300%         0.03123%         Actual/360
   23    Hospitality                       Full Service                          6.6125%         0.02123%         Actual/360
   24    Hospitality                       Extended Stay                         5.6400%         0.03123%         Actual/360
   25    Multifamily                       Garden                                6.3700%         0.02123%         Actual/360
   26    Various                           Various                               6.6000%         0.03123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
  26-a   Self Storage                      Self Storage
  26-b   Self Storage                      Self Storage
  26-c   Self Storage                      Self Storage
  26-d   Self Storage                      Self Storage
  26-e   Self Storage                      Self Storage
-------------------------------------------------------------------------------------------------------------------------------
  26-f   Self Storage                      Self Storage
  26-g   Self Storage                      Self Storage
  26-h   Industrial                        Flex
  26-i   Industrial                        Flex
  26-j   Self Storage                      Self Storage
-------------------------------------------------------------------------------------------------------------------------------
   27    Multifamily                       Senior Housing                        6.1000%         0.08123%         Actual/360
   28    Retail                            Anchored                              6.4100%         0.03123%         Actual/360
   29    Office                            Medical                               6.2600%         0.03123%         Actual/360
   30    Office                            Urban                                 6.1310%         0.03123%         Actual/360
   31    Retail                            Anchored                              5.6600%         0.03123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
   32    Hospitality                       Extended Stay                         5.5415%         0.03123%         Actual/360
   33    Office                            Medical                               6.0150%         0.03123%         Actual/360
   34    Retail                            Anchored                              5.6900%         0.03123%         Actual/360
   35    Retail                            Free Standing                         5.8100%         0.03123%         Actual/360
   36    Office                            Urban                                 5.7400%         0.03123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
   37    Retail                            Anchored                              6.1200%         0.02123%         Actual/360
   38    Mixed Use                         Retail/Office                         6.0880%         0.03123%         Actual/360
   39    Various                           Various                               6.2040%         0.03123%         Actual/360
  39-a   Mixed Use                         Retail/Multifamily
  39-b   Retail                            Free Standing
-------------------------------------------------------------------------------------------------------------------------------
  39-c   Retail                            Free Standing
  39-d   Retail                            Free Standing
   40    Retail                            Anchored                              5.8080%         0.10123%         Actual/360
   41    Office                            Medical                               5.6250%         0.03123%         Actual/360
   42    Retail                            Anchored                              5.7900%         0.02123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
   43    Industrial                        Flex                                  5.9000%         0.02123%         Actual/360
   44    Industrial                        Warehouse                             5.7900%         0.03123%           30/360
   45    Other                             Theater                               5.8560%         0.03123%         Actual/360
   46    Retail                            Free Standing                         6.0110%         0.03123%         Actual/360
   47    Office                            Suburban                              5.8700%         0.07123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
   48    Multifamily                       Garden                                5.7430%         0.03123%         Actual/360
   49    Other                             RV Park                               6.4000%         0.05123%         Actual/360
   50    Hospitality                       Full Service                          5.5600%         0.03123%         Actual/360
   51    Retail                            Shadow Anchored                       5.3560%         0.03123%         Actual/360
   52    Office                            Urban                                 6.6340%         0.03123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
   53    Industrial                        Flex                                  5.9570%         0.03123%         Actual/360
   54    Office                            Medical                               5.7820%         0.05623%         Actual/360
   55    Retail                            Anchored                              5.7000%         0.02123%         Actual/360
   56    Mixed Use                         Office/Retail                         5.5250%         0.03123%         Actual/360
   57    Office                            Suburban                              6.0150%         0.03123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
   58    Hospitality                       Limited Service                       6.2970%         0.03123%         Actual/360
   59    Office                            Suburban                              5.7700%         0.03123%         Actual/360
   60    Retail                            Anchored                              5.4050%         0.03123%         Actual/360
   61    Industrial                        Flex                                  6.2400%         0.04123%         Actual/360
   62    Hospitality                       Full Service                          6.2900%         0.02123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
   63    Retail                            Anchored                              5.9500%         0.10123%         Actual/360
   64    Multifamily                       Low-Rise                              5.5850%         0.07123%         Actual/360
   65    Hospitality                       Limited Service                       6.3900%         0.02123%         Actual/360
   66    Hospitality                       Limited Service                       6.3800%         0.02123%         Actual/360
   67    Office                            Suburban                              6.0400%         0.03123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
   68    Industrial                        Warehouse                             5.7400%         0.04123%         Actual/360
   69    Multifamily                       Garden                                5.9925%         0.02123%         Actual/360
   70    Hospitality                       Limited Service                       5.9300%         0.03123%         Actual/360
   71    Retail                            Anchored                              5.4500%         0.03123%         Actual/360
   72    Industrial                        Warehouse                             5.9200%         0.10123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
   73    Hospitality                       Full Service                          6.1900%         0.03123%         Actual/360
   74    Mixed Use                         Multifamily/Retail                    5.7500%         0.03123%         Actual/360
   75    Various                           Various                               6.1900%         0.02123%         Actual/360
  75-a   Office                            Suburban
  75-b   Office                            Suburban
-------------------------------------------------------------------------------------------------------------------------------
  75-c   Mixed Use                         Retail/Office
   76    Hospitality                       Extended Stay                         5.6800%         0.05623%         Actual/360
   77    Multifamily                       Garden                                5.7700%         0.03123%         Actual/360
   78    Retail                            Unanchored                            5.6400%         0.06123%         Actual/360
   79    Retail                            Anchored                              5.6525%         0.03123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
   80    Hospitality                       Limited Service                       5.9700%         0.03123%         Actual/360
   81    Multifamily                       Mid-Rise                              5.6900%         0.03123%         Actual/360
   82    Multifamily                       Garden                                6.1900%         0.02123%         Actual/360
  82-a   Multifamily                       Garden
  82-b   Multifamily                       Garden
-------------------------------------------------------------------------------------------------------------------------------
   83    Retail                            Anchored                              5.8300%         0.10123%         Actual/360
   84    Retail                            Anchored                              5.3670%         0.03123%         Actual/360
   85    Industrial                        Flex                                  5.7100%         0.03123%         Actual/360
   86    Retail                            Anchored                              6.3000%         0.02123%         Actual/360
   87    Industrial                        Warehouse                             5.5900%         0.03123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
   88    Multifamily                       Garden                                6.2640%         0.08123%         Actual/360
   89    Multifamily                       Garden                                6.1300%         0.03123%         Actual/360
   90    Retail                            Anchored                              6.0500%         0.03123%         Actual/360
   91    Office                            Medical                               5.7900%         0.07123%         Actual/360
   92    Various                           Various                               5.8100%         0.03123%           30/360
-------------------------------------------------------------------------------------------------------------------------------
  92-a   Office                            Suburban
  92-b   Industrial                        Flex
   93    Retail                            Anchored                              5.6060%         0.03123%         Actual/360
   94    Various                           Various                               5.8900%         0.02123%         Actual/360
  94-a   Office                            Suburban
-------------------------------------------------------------------------------------------------------------------------------
  94-b   Industrial                        Flex
   95    Office                            Suburban                              5.5500%         0.03123%         Actual/360
   96    Office                            Suburban                              6.5200%         0.03123%         Actual/360
   97    Multifamily                       Mid-Rise                              5.8490%         0.03123%         Actual/360
   98    Office                            Medical                               6.2000%         0.07123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
   99    Hospitality                       Limited Service                       6.3200%         0.14123%         Actual/360
  100    Various                           Various                               6.1900%         0.02123%         Actual/360
 100-a   Industrial                        Flex
 100-b   Office                            Suburban
 100-c   Retail                            Unanchored
-------------------------------------------------------------------------------------------------------------------------------
 100-d   Office                            Suburban
  101    Hospitality                       Limited Service                       6.4410%         0.07123%         Actual/360
  102    Office                            Suburban                              5.7900%         0.03123%         Actual/360
  103    Multifamily                       Garden                                6.3600%         0.04123%         Actual/360
  104    Multifamily                       Garden                                6.3200%         0.03123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
  105    Industrial                        Flex                                  5.8700%         0.02123%         Actual/360
  106    Multifamily                       Garden                                5.8600%         0.02123%         Actual/360
  107    Multifamily                       Garden                                5.5630%         0.04123%         Actual/360
  108    Manufactured Housing Community    Manufactured Housing Community        6.0000%         0.03123%         Actual/360
  109    Industrial                        Warehouse                             5.7800%         0.03123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
  110    Office                            Medical                               6.4300%         0.02123%         Actual/360
  111    Office                            Suburban                              5.9300%         0.03123%         Actual/360
  112    Retail                            Anchored                              5.8700%         0.02123%         Actual/360
  113    Manufactured Housing Community    Manufactured Housing Community        5.5000%         0.03123%         Actual/360
  114    Multifamily                       Garden                                5.6500%         0.03123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
  115    Industrial                        Flex                                  6.0300%         0.03123%         Actual/360
  116    Retail                            Anchored                              6.0500%         0.02123%         Actual/360
  117    Hospitality                       Limited Service                       5.5000%         0.03123%         Actual/360
  118    Various                           Various                               5.7100%         0.08123%         Actual/360
 118-a   Office                            Medical
-------------------------------------------------------------------------------------------------------------------------------
 118-b   Office                            Medical
 118-c   Retail                            Free Standing
 118-d   Retail                            Free Standing
  119    Retail                            Anchored                              6.0750%         0.03123%         Actual/360
  120    Retail                            Shadow Anchored                       5.8300%         0.03123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
  121    Office                            Suburban                              6.3200%         0.02123%         Actual/360
 121-a   Office                            Suburban
 121-b   Office                            Suburban
  122    Manufactured Housing Community    Manufactured Housing Community        5.8500%         0.03123%         Actual/360
  123    Retail                            Anchored                              5.7600%         0.03123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
  124    Self Storage                      Self Storage                          5.7100%         0.03123%         Actual/360
  125    Retail                            Anchored                              5.8100%         0.03123%         Actual/360
  126    Multifamily                       Garden                                5.6200%         0.02123%         Actual/360
  127    Mixed Use                         Multifamily/Retail                    6.1940%         0.03123%         Actual/360
  128    Hospitality                       Limited Service                       6.2600%         0.02123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
  129    Industrial                        Flex                                  5.6100%         0.02123%         Actual/360
  130    Mixed Use                         Office/Retail                         6.2500%         0.02123%         Actual/360
  131    Multifamily                       Garden                                5.7900%         0.03123%         Actual/360
  132    Retail                            Free Standing                         5.8100%         0.03123%         Actual/360
 132-a   Retail                            Free Standing
-------------------------------------------------------------------------------------------------------------------------------
 132-b   Retail                            Free Standing
 132-c   Retail                            Free Standing
  133    Retail                            Unanchored                            5.8500%         0.03123%         Actual/360
  134    Mixed Use                         Office/Retail                         6.0300%         0.07123%         Actual/360
  135    Office                            Suburban                              5.7500%         0.03123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
  136    Self Storage                      Self Storage                          5.9300%         0.02123%         Actual/360
  137    Multifamily                       Garden                                5.6900%         0.03123%         Actual/360
  138    Multifamily                       Garden                                5.9925%         0.02123%         Actual/360
  139    Retail                            Unanchored                            5.6400%         0.06123%         Actual/360
  140    Office                            Urban                                 6.6490%         0.03123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
  141    Multifamily                       Mid-Rise                              5.7400%         0.03123%         Actual/360
  142    Multifamily                       Mid-Rise                              6.1470%         0.03123%         Actual/360
  143    Retail                            Free Standing                         5.7800%         0.10123%         Actual/360
  144    Retail                            Shadow Anchored                       5.7000%         0.08123%         Actual/360
  145    Office                            Suburban                              5.8100%         0.03123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
  146    Office                            Suburban                              5.9800%         0.02123%         Actual/360
  147    Retail                            Shadow Anchored                       5.6500%         0.03123%         Actual/360
  148    Multifamily                       Garden                                6.1900%         0.06123%         Actual/360
  149    Retail                            Anchored                              5.5600%         0.03123%         Actual/360
  150    Industrial                        Warehouse                             5.7140%         0.03123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
  151    Multifamily                       Mid-Rise                              6.2470%         0.03123%         Actual/360
  152    Office                            Urban                                 5.8000%         0.09123%         Actual/360
  153    Retail                            Free Standing                         5.7400%         0.03123%         Actual/360
  154    Office                            Medical                               5.7000%         0.03123%         Actual/360
  155    Manufactured Housing Community    Manufactured Housing Community        5.6900%         0.03123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
  156    Multifamily                       Garden                                5.7200%         0.09123%         Actual/360
  157    Office                            Suburban                              5.7100%         0.05123%         Actual/360
  158    Office                            Suburban                              5.8400%         0.03123%         Actual/360
  159    Retail                            Shadow Anchored                       6.2660%         0.03123%         Actual/360
  160    Industrial                        Flex                                  5.8000%         0.03123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
  161    Various                           Various                               6.1900%         0.02123%         Actual/360
 161-a   Industrial                        Flex
 161-b   Retail                            Unanchored
  162    Industrial                        Flex                                  5.8100%         0.03123%         Actual/360
  163    Office                            Suburban                              6.2200%         0.02123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
  164    Industrial                        Flex                                  5.6480%         0.03123%         Actual/360
  165    Retail                            Free Standing                         5.7380%         0.03123%         Actual/360
  166    Retail                            Free Standing                         5.7380%         0.03123%         Actual/360
  167    Industrial                        Warehouse                             5.6600%         0.03123%         Actual/360
  168    Mixed Use                         Office/Retail                         5.8950%         0.03123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
  169    Retail                            Free Standing                         6.0400%         0.03123%         Actual/360
  170    Office                            Suburban                              5.8900%         0.10123%         Actual/360
  171    Office                            Suburban                              5.8900%         0.03123%         Actual/360
  172    Office                            Suburban                              5.9800%         0.03123%         Actual/360
  173    Hospitality                       Limited Service                       5.7200%         0.03123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
  174    Retail                            Free Standing                         5.8600%         0.08123%         Actual/360
  175    Retail                            Free Standing                         5.8600%         0.08123%         Actual/360
  176    Multifamily                       Garden                                6.0400%         0.10123%         Actual/360
  177    Retail                            Free Standing                         5.7380%         0.03123%         Actual/360
  178    Other                             Land                                  5.8500%         0.10123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
  179    Office                            Urban                                 5.7900%         0.03123%         Actual/360
  180    Retail                            Shadow Anchored                       5.7300%         0.10123%         Actual/360
  181    Retail                            Unanchored                            5.4700%         0.07123%         Actual/360
  182    Industrial                        Light                                 6.3140%         0.07123%         Actual/360
  183    Retail                            Unanchored                            6.2600%         0.02123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
  184    Multifamily                       Garden                                5.8000%         0.03123%         Actual/360
  185    Retail                            Unanchored                            6.2360%         0.07123%         Actual/360
  186    Retail                            Shadow Anchored                       6.3600%         0.02123%         Actual/360
  187    Office                            Suburban                              5.9500%         0.03123%         Actual/360
  188    Retail                            Free Standing                         5.6140%         0.03123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
  189    Retail                            Free Standing                         5.7380%         0.03123%         Actual/360
  190    Retail                            Unanchored                            5.8600%         0.03123%         Actual/360
  191    Multifamily                       Garden                                6.1300%         0.03123%         Actual/360
  192    Retail                            Free Standing                         5.7380%         0.03123%         Actual/360
  193    Office                            Suburban                              6.0300%         0.10123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
  194    Self Storage                      Self Storage                          6.1750%         0.03123%         Actual/360
  195    Retail                            Free Standing                         6.4540%         0.04123%         Actual/360
 195-a   Retail                            Free Standing
 195-b   Retail                            Free Standing
 195-c   Retail                            Free Standing
-------------------------------------------------------------------------------------------------------------------------------
 195-d   Retail                            Free Standing
  196    Retail                            Unanchored                            5.9650%         0.03123%         Actual/360
  197    Office                            Medical                               5.8200%         0.03123%         Actual/360
  198    Mixed Use                         Retail/Multifamily                    6.1770%         0.04123%         Actual/360
  199    Retail                            Anchored                              5.5300%         0.03123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
  200    Industrial                        Light                                 5.9900%         0.03123%         Actual/360
  201    Retail                            Unanchored                            5.6200%         0.03123%         Actual/360
  202    Retail                            Anchored                              5.7900%         0.03123%         Actual/360
  203    Office                            Suburban                              6.1900%         0.03123%         Actual/360
  204    Mixed Use                         Retail/Office                         6.1130%         0.07123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
  205    Industrial                        Light                                 5.8000%         0.03123%         Actual/360
 205-a   Industrial                        Light
 205-b   Industrial                        Light
  206    Multifamily                       Garden                                5.8500%         0.10123%         Actual/360
  207    Mixed Use                         Office/Retail                         5.8600%         0.03123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
  208    Industrial                        Warehouse                             5.9600%         0.03123%         Actual/360
  209    Mixed Use                         Parking/Office                        5.8500%         0.09123%         Actual/360
  210    Office                            Suburban                              5.7800%         0.03123%         Actual/360
  211    Industrial                        Warehouse                             5.4600%         0.04123%         Actual/360
  212    Office                            Suburban                              6.1500%         0.03123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
  213    Office                            Suburban                              5.9200%         0.03123%         Actual/360
  214    Retail                            Shadow Anchored                       5.6800%         0.03123%         Actual/360
  215    Office                            Urban                                 6.5700%         0.03123%         Actual/360
  216    Office                            Suburban                              6.4800%         0.03123%         Actual/360
  217    Multifamily                       Garden                                6.4700%         0.03123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
  218    Industrial                        Flex                                  6.1700%         0.03123%         Actual/360
  219    Retail                            Shadow Anchored                       6.5800%         0.03123%         Actual/360
  220    Office                            Urban                                 5.7500%         0.10123%         Actual/360
  221    Office                            Urban                                 5.7500%         0.10123%         Actual/360
  222    Retail                            Shadow Anchored                       5.9200%         0.07123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
  223    Manufactured Housing Community    Manufactured Housing Community        5.9300%         0.03123%         Actual/360
  224    Retail                            Shadow Anchored                       5.8200%         0.03123%         Actual/360
  225    Office                            Urban                                 5.6600%         0.04123%         Actual/360
  226    Retail                            Shadow Anchored                       5.9350%         0.08123%         Actual/360
  227    Other                             Leased Fee                            5.6850%         0.03123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
  228    Retail                            Unanchored                            5.9100%         0.10123%         Actual/360
  229    Retail                            Unanchored                            5.4600%         0.10123%         Actual/360
  230    Office                            Urban                                 5.9400%         0.03123%         Actual/360
  231    Retail                            Unanchored                            6.2400%         0.02123%         Actual/360
  232    Retail                            Shadow Anchored                       6.0100%         0.03123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
  233    Self Storage                      Self Storage                          5.9600%         0.03123%         Actual/360
  234    Self Storage                      Self Storage                          5.7800%         0.03123%         Actual/360
  235    Industrial                        Flex                                  6.5000%         0.03123%         Actual/360
  236    Other                             Parking Lot                           6.3500%         0.02123%         Actual/360
  237    Office                            Suburban                              5.8480%         0.03123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
  238    Multifamily                       Garden                                5.4720%         0.03123%         Actual/360
  239    Office                            Urban                                 5.9990%         0.03123%         Actual/360
  240    Mixed Use                         Office/Retail                         5.9200%         0.03123%         Actual/360
  241    Retail                            Shadow Anchored                       5.8800%         0.04123%         Actual/360
  242    Office                            Suburban                              5.8700%         0.03123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
  243    Industrial                        Warehouse                             6.2360%         0.03123%         Actual/360
  244    Multifamily                       Garden                                5.8400%         0.03123%         Actual/360
  245    Retail                            Unanchored                            6.2400%         0.02123%         Actual/360
  246    Self Storage                      Self Storage                          5.9900%         0.03123%         Actual/360
  247    Industrial                        Warehouse                             5.9800%         0.03123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
  248    Multifamily                       Low-Rise                              5.9000%         0.08123%         Actual/360
  249    Retail                            Free Standing                         6.6700%         0.06123%         Actual/360
  250    Retail                            Free Standing                         6.1000%         0.08123%         Actual/360
  251    Retail                            Shadow Anchored                       6.5400%         0.03123%         Actual/360
  252    Multifamily                       Garden                                6.1300%         0.04123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
  253    Retail                            Unanchored                            6.2700%         0.03123%         Actual/360
  254    Office                            Suburban                              6.4200%         0.07123%         Actual/360
  255    Multifamily                       Garden                                6.1100%         0.03123%         Actual/360
  256    Multifamily                       Low-Rise                              5.9000%         0.11123%         Actual/360
  257    Industrial                        Warehouse                             6.0400%         0.16123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
  258    Multifamily                       Mid-Rise                              6.0400%         0.03123%         Actual/360
  259    Retail                            Free Standing                         6.1600%         0.09123%         Actual/360
  260    Office                            Medical                               6.8300%         0.03123%         Actual/360
  261    Multifamily                       Garden                                6.8700%         0.06123%         Actual/360
  262    Office                            Suburban                              6.7700%         0.03123%         Actual/360
-------------------------------------------------------------------------------------------------------------------------------
  263    Retail                            Free Standing                         6.7400%         0.11123%         Actual/360
  264    Multifamily                       Garden                                6.4100%         0.15123%         Actual/360

              ORIGINAL         STATED REMAINING       ORIGINAL          REMAINING                       FIRST          MATURITY
          TERM TO MATURITY     TERM TO MATURITY     AMORTIZATION      AMORTIZATION        NOTE         PAYMENT           DATE
   ID       OR ARD (MOS.)       OR ARD (MOS.)      TERM (MOS.) (4)   TERM (MOS.) (4)      DATE           DATE           OR ARD
------------------------------------------------------------------------------------------------------------------------------------

   1             84                   82                  0                 0          6/13/2007       8/1/2007        7/1/2014
  1-a
  1-b
  1-c
  1-d
------------------------------------------------------------------------------------------------------------------------------------
  1-e
  1-f
  1-g
  1-h
  1-i
------------------------------------------------------------------------------------------------------------------------------------
  1-j
  1-k
  1-l
  1-m
  1-n
------------------------------------------------------------------------------------------------------------------------------------
  1-o
  1-p
  1-q
  1-r
  1-s
------------------------------------------------------------------------------------------------------------------------------------
   2             120                 120                  0                 0          8/15/2007      10/1/2007        9/1/2017
   3             120                 120                 360               360          9/6/2007      10/1/2007        9/1/2017
  3-a
  3-b
  3-c
------------------------------------------------------------------------------------------------------------------------------------
  3-d
  3-e
  3-f
  3-g
  3-h
------------------------------------------------------------------------------------------------------------------------------------
  3-i
  3-j
  3-k
  3-l
  3-m
------------------------------------------------------------------------------------------------------------------------------------
  3-n
  3-o
  3-p
  3-q
  3-r
------------------------------------------------------------------------------------------------------------------------------------
  3-s
  3-t
  3-u
  3-v
  3-w
------------------------------------------------------------------------------------------------------------------------------------
  3-x
  3-y
  3-z
  3-aa
  3-ab
------------------------------------------------------------------------------------------------------------------------------------
  3-ac
  3-ad
  3-ae
  3-af
  3-ag
------------------------------------------------------------------------------------------------------------------------------------
  3-ah
  3-ai
  3-aj
  3-ak
  3-al
------------------------------------------------------------------------------------------------------------------------------------
  3-am
  3-an
  3-ao
  3-ap
  3-aq
------------------------------------------------------------------------------------------------------------------------------------
  3-ar
  3-as
  3-at
  3-au
  3-av
------------------------------------------------------------------------------------------------------------------------------------
  3-aw
  3-ax
  3-ay
  3-az
  3-ba
------------------------------------------------------------------------------------------------------------------------------------
  3-bb
  3-bc
  3-bd
  3-be
  3-bf
------------------------------------------------------------------------------------------------------------------------------------
  3-bg
  3-bh
  3-bi
  3-bj
  3-bk
------------------------------------------------------------------------------------------------------------------------------------
  3-bl
  3-bm
  3-bn
  3-bo
  3-bp
------------------------------------------------------------------------------------------------------------------------------------
  3-bq
  3-br
  3-bs
  3-bt
  3-bu
------------------------------------------------------------------------------------------------------------------------------------
  3-bv
  3-bw
  3-bx
  3-by
  3-bz
------------------------------------------------------------------------------------------------------------------------------------
  3-ca
   4             120                 118                 360               360         6/15/2007       8/5/2007        7/5/2017
   5             120                 120                 360               360          8/9/2007      10/1/2007        9/1/2017
   6             120                 120                 360               360          8/8/2007      10/1/2007        9/1/2017
   7             60                   58                  0                 0           6/8/2007       8/1/2007        7/1/2012
------------------------------------------------------------------------------------------------------------------------------------
  7-a
  7-b
  7-c
   8             60                   60                  0                 0           8/8/2007      10/1/2007        9/1/2012
  8-a
------------------------------------------------------------------------------------------------------------------------------------
  8-b
  8-c
   9             84                   82                  0                 0          6/11/2007       8/1/2007        7/1/2014
   10            120                 115                 360               360          3/7/2007       5/5/2007        4/5/2017
   11            120                 119                  0                 0          7/13/2007       9/1/2007        8/1/2017
------------------------------------------------------------------------------------------------------------------------------------
   12            120                 119                  0                 0          7/20/2007       9/1/2007        8/1/2017
   13            120                 119                 360               360         7/26/2007       9/5/2007        8/5/2017
   14            120                 119                 360               360         7/13/2007       9/5/2007        8/5/2017
  14-a
  14-b
------------------------------------------------------------------------------------------------------------------------------------
  14-c
  14-d
  14-e
   15            120                 118                 360               360         6/27/2007       8/1/2007        7/1/2017
   16            120                 119                 360               360          7/2/2007       9/1/2007        8/1/2017
------------------------------------------------------------------------------------------------------------------------------------
   17            120                 118                  0                 0          6/25/2007       8/1/2007        7/1/2017
   18            120                 119                 360               360         7/23/2007       9/1/2007        8/1/2017
   19            120                 119                  0                 0          7/10/2007       9/1/2007        8/1/2017
   20            144                 117                 336               336         5/19/2005       7/1/2005        6/1/2017
   21            120                 119                 360               359         7/13/2007       9/1/2007        8/1/2017
------------------------------------------------------------------------------------------------------------------------------------
   22            120                 119                 360               360          7/3/2007       9/1/2007        8/1/2017
   23            84                   83                 336               336         7/26/2007       9/5/2007        8/5/2014
   24            120                 117                 360               360         5/23/2007       7/1/2007        6/1/2017
   25            120                 118                 360               360         6/22/2007       8/5/2007        7/5/2017
   26            120                 119                 240               239         7/13/2007       9/1/2007        8/1/2017
------------------------------------------------------------------------------------------------------------------------------------
  26-a
  26-b
  26-c
  26-d
  26-e
------------------------------------------------------------------------------------------------------------------------------------
  26-f
  26-g
  26-h
  26-i
  26-j
------------------------------------------------------------------------------------------------------------------------------------
   27            120                 120                 360               360          8/2/2007      10/1/2007        9/1/2017
   28            60                   60                  0                 0          8/21/2007      10/1/2007        9/1/2012
   29            120                 119                 360               360          7/9/2007       9/1/2007        8/1/2017
   30            60                   58                  0                 0           6/8/2007       8/1/2007        7/1/2012
   31            120                 119                 360               360          7/2/2007       9/1/2007        8/1/2017
------------------------------------------------------------------------------------------------------------------------------------
   32            60                   56                  0                 0           5/1/2007       6/1/2007        5/1/2012
   33            120                 119                 360               360          8/1/2007       9/1/2007        8/1/2017
   34            120                 117                 360               360         5/14/2007       7/1/2007        6/1/2017
   35            120                 118                 360               360         6/18/2007       8/1/2007        7/1/2017
   36            120                 119                 360               360          7/2/2007       9/1/2007        8/1/2017
------------------------------------------------------------------------------------------------------------------------------------
   37            120                 119                  0                 0          7/10/2007       9/5/2007        8/5/2017
   38            120                 119                 360               360         7/13/2007       9/1/2007        8/1/2017
   39            120                 118                 300               298         6/29/2007       8/1/2007        7/1/2017
  39-a
  39-b
------------------------------------------------------------------------------------------------------------------------------------
  39-c
  39-d
   40            132                 112                 300               292         12/21/2005      2/1/2006        1/1/2017
   41            120                 119                 360               359         7/13/2007       9/1/2007        8/1/2017
   42            120                 118                 360               360         6/22/2007       8/5/2007        7/5/2017
------------------------------------------------------------------------------------------------------------------------------------
   43            120                 118                  0                 0          6/22/2007       8/5/2007        7/5/2017
   44            84                   82                 360               358         6/11/2007       8/1/2007        7/1/2014
   45            120                 119                 300               299         7/30/2007       9/1/2007        8/1/2017
   46            120                 118                  0                 0           6/5/2007       8/1/2007        7/1/2017
   47            120                 116                 360               360         4/19/2007       6/5/2007        5/5/2017
------------------------------------------------------------------------------------------------------------------------------------
   48            120                 119                  0                 0           7/2/2007       9/1/2007        8/1/2017
   49            120                 119                  0                 0           8/2/2007       9/5/2007        8/5/2017
   50            120                 118                 360               360         6/22/2007       8/1/2007        7/1/2017
   51            120                 119                 360               359         7/17/2007       9/1/2007        8/1/2017
   52            120                 118                 360               360         6/18/2007       8/1/2007        7/1/2017
------------------------------------------------------------------------------------------------------------------------------------
   53            120                 117                 360               360         5/31/2007       7/1/2007        6/1/2017
   54            120                 119                 360               360          7/2/2007       9/1/2007        8/1/2017
   55            120                 117                 360               360         5/21/2007       7/5/2007        6/5/2017
   56            120                 118                  0                 0          5/29/2007       8/1/2007        7/1/2017
   57            120                 119                 360               360          8/1/2007       9/1/2007        8/1/2017
------------------------------------------------------------------------------------------------------------------------------------
   58            120                 119                 360               360         7/10/2007       9/1/2007        8/1/2017
   59            120                 117                 360               360         5/22/2007       7/1/2007        6/1/2017
   60            120                 118                  0                 0          6/22/2007       8/1/2007        7/1/2017
   61            120                 119                 360               360         7/25/2007       9/5/2007        8/5/2017
   62            120                 119                 300               299         7/19/2007       9/5/2007        8/5/2017
------------------------------------------------------------------------------------------------------------------------------------
   63            120                 119                 360               360         6/22/2007       9/1/2007        8/1/2017
   64            120                 117                  0                 0          5/17/2007       7/1/2007        6/1/2017
   65            120                 118                 300               298         6/29/2007       8/5/2007        7/5/2017
   66            120                 118                 300               298         6/29/2007       8/5/2007        7/5/2017
   67            96                   94                  0                 0          6/18/2007       8/1/2007        7/1/2015
------------------------------------------------------------------------------------------------------------------------------------
   68            120                 117                 360               360          5/3/2007       7/1/2007        6/1/2017
   69            120                 118                 420               418         6/11/2007       8/5/2007        7/5/2017
   70            120                 118                 360               360         6/25/2007       8/1/2007        7/1/2017
   71            120                 118                  0                 0           6/4/2007       8/1/2007        7/1/2017
   72            84                   83                 360               360         7/10/2007       9/1/2007        8/1/2014
------------------------------------------------------------------------------------------------------------------------------------
   73            120                 119                 360               360         7/24/2007       9/1/2007        8/1/2017
   74            120                 117                 360               357         5/17/2007       7/1/2007        6/1/2017
   75            120                 118                  0                 0          6/28/2007       8/5/2007        7/5/2017
  75-a
  75-b
------------------------------------------------------------------------------------------------------------------------------------
  75-c
   76            120                 118                 360               358         6/20/2007       8/1/2007        7/1/2017
   77            120                 119                 360               359         7/19/2007       9/1/2007        8/1/2017
   78            120                 118                 360               360          6/7/2007       8/1/2007        7/1/2017
   79            120                 118                  0                 0          6/25/2007       8/1/2007        7/1/2017
------------------------------------------------------------------------------------------------------------------------------------
   80            120                 119                 360               360         7/26/2007       9/1/2007        8/1/2017
   81            120                 117                  0                 0          5/31/2007       7/1/2007        6/1/2017
   82            120                 119                 360               360         7/19/2007       9/5/2007        8/5/2017
  82-a
  82-b
------------------------------------------------------------------------------------------------------------------------------------
   83            120                 119                 360               359         7/13/2007       9/1/2007        8/1/2017
   84            120                 118                 360               358         6/18/2007       8/1/2007        7/1/2017
   85            120                 119                 360               360         7/26/2007       9/1/2007        8/1/2017
   86            60                   58                  0                 0          6/19/2007       8/5/2007        7/5/2012
   87            120                 119                 300               299          7/2/2007       9/1/2007        8/1/2017
------------------------------------------------------------------------------------------------------------------------------------
   88            60                   58                  0                 0          6/29/2007       8/1/2007        7/1/2012
   89            120                 118                 360               360         6/15/2007       8/1/2007        7/1/2017
   90            120                 119                 300               299         7/12/2007       9/1/2007        8/1/2017
   91            120                 115                 360               360         3/16/2007       5/5/2007        4/5/2017
   92            60                   58                 300               298         6/29/2007       8/1/2007        7/1/2012
------------------------------------------------------------------------------------------------------------------------------------
  92-a
  92-b
   93            120                 118                 360               360         6/12/2007       8/1/2007        7/1/2017
   94            120                 117                 360               357          6/5/2007       7/5/2007        6/5/2017
  94-a
------------------------------------------------------------------------------------------------------------------------------------
  94-b
   95            120                 117                 360               360         5/25/2007       7/1/2007        6/1/2017
   96            120                 119                 300               300         7/16/2007       9/1/2007        8/1/2017
   97            72                   63                 360               360         11/6/2006       1/1/2007        12/1/2012
   98            120                 119                 300               299         7/27/2007       9/5/2007        8/5/2017
------------------------------------------------------------------------------------------------------------------------------------
   99            60                   58                 360               360         6/26/2007       8/1/2007        7/1/2012
  100            120                 118                  0                 0          6/28/2007       8/5/2007        7/5/2017
 100-a
 100-b
 100-c
------------------------------------------------------------------------------------------------------------------------------------
 100-d
  101            120                 119                 360               359          7/3/2007       9/1/2007        8/1/2017
  102            84                   81                  0                 0          5/31/2007       7/1/2007        6/1/2014
  103            120                 119                 360               360         7/19/2007       9/1/2007        8/1/2017
  104            120                 118                 360               360         6/29/2007       8/1/2007        7/1/2017
------------------------------------------------------------------------------------------------------------------------------------
  105            120                 118                 360               360         6/22/2007       8/5/2007        7/5/2017
  106            120                 117                 360               360         5/15/2007       7/5/2007        6/5/2017
  107            120                 116                  0                 0          4/25/2007       6/1/2007        5/1/2017
  108            60                   58                  0                 0          6/18/2007       8/1/2007        7/1/2012
  109            120                 118                 360               358          6/8/2007       8/1/2007        7/1/2017
------------------------------------------------------------------------------------------------------------------------------------
  110            120                 120                 360               360         8/10/2007      10/5/2007        9/5/2017
  111            120                 119                 360               359         7/12/2007       9/1/2007        8/1/2017
  112            120                 117                 360               360         5/30/2007       7/5/2007        6/5/2017
  113            54                   53                 300               299         7/10/2007       9/1/2007        2/1/2012
  114            120                 119                 360               359          7/1/2007       9/1/2007        8/1/2017
------------------------------------------------------------------------------------------------------------------------------------
  115            120                 118                 300               298         6/27/2007       8/1/2007        7/1/2017
  116            120                 119                 360               360         7/20/2007       9/5/2007        8/5/2017
  117            120                 118                 360               358         6/14/2007       8/1/2007        7/1/2017
  118            120                 116                 300               296         4/19/2007       6/1/2007        5/1/2017
 118-a
------------------------------------------------------------------------------------------------------------------------------------
 118-b
 118-c
 118-d
  119            120                 119                 360               360         6/11/2007       9/1/2007        8/1/2017
  120            120                 119                  0                 0           7/2/2007       9/1/2007        8/1/2017
------------------------------------------------------------------------------------------------------------------------------------
  121            120                 120                 360               360          8/8/2007      10/5/2007        9/5/2017
 121-a
 121-b
  122            60                   58                 360               360          6/5/2007       8/1/2007        7/1/2012
  123            120                 119                  0                 0           7/2/2007       9/1/2007        8/1/2017
------------------------------------------------------------------------------------------------------------------------------------
  124            120                 119                  0                 0          7/30/2007       9/1/2007        8/1/2017
  125            120                 117                 360               360         5/10/2007       7/1/2007        6/1/2017
  126            120                 112                 360               360         12/28/2006      2/5/2007        1/5/2017
  127            120                 119                 360               360          7/5/2007       9/1/2007        8/1/2017
  128            120                 119                 300               299          8/3/2007       9/5/2007        8/5/2017
------------------------------------------------------------------------------------------------------------------------------------
  129            120                 117                  0                 0          5/31/2007       7/5/2007        6/5/2017
  130            120                 119                 360               360         7/20/2007       9/5/2007        8/5/2017
  131            120                 119                 360               360         7/16/2007       9/1/2007        8/1/2017
  132            119                 118                 360               360         7/25/2007       9/1/2007        7/1/2017
 132-a
------------------------------------------------------------------------------------------------------------------------------------
 132-b
 132-c
  133            120                 117                 360               360         5/11/2007       7/1/2007        6/1/2017
  134            120                 117                 360               360         5/31/2007       7/5/2007        6/5/2017
  135            120                 117                 360               357          5/9/2007       7/1/2007        6/1/2017
------------------------------------------------------------------------------------------------------------------------------------
  136            60                   57                  0                 0           6/1/2007       7/5/2007        6/5/2012
  137            120                 117                  0                 0          5/31/2007       7/1/2007        6/1/2017
  138            120                 118                 420               418         6/11/2007       8/5/2007        7/5/2017
  139            120                 118                 360               360          6/7/2007       8/1/2007        7/1/2017
  140            120                 118                 360               360         6/28/2007       8/1/2007        7/1/2017
------------------------------------------------------------------------------------------------------------------------------------
  141            120                 116                 420               420         4/20/2007       6/1/2007        5/1/2017
  142            60                   59                 360               360         7/25/2007       9/1/2007        8/1/2012
  143            120                 119                 360               359         7/20/2007       9/1/2007        8/1/2017
  144            120                 117                 360               360         5/22/2007       7/1/2007        6/1/2017
  145            120                 119                  0                 0          7/16/2007       9/1/2007        8/1/2017
------------------------------------------------------------------------------------------------------------------------------------
  146            120                 114                 360               360         2/27/2007       4/5/2007        3/5/2017
  147            120                 118                  0                 0          5/21/2007       8/1/2007        7/1/2017
  148            120                 119                 360               360         7/30/2007       9/5/2007        8/5/2017
  149            120                 118                 360               358          6/4/2007       8/1/2007        7/1/2017
  150            120                 117                  0                 0          5/15/2007       7/1/2007        6/1/2017
------------------------------------------------------------------------------------------------------------------------------------
  151            60                   59                 360               360         7/25/2007       9/1/2007        8/1/2012
  152            120                 117                 360               357         5/15/2007       7/1/2007        6/1/2017
  153            120                 118                  0                 0          6/12/2007       8/1/2007        7/1/2017
  154            120                 118                 360               358         6/15/2007       8/1/2007        7/1/2017
  155            120                 118                  0                 0           6/5/2007       8/1/2007        7/1/2017
------------------------------------------------------------------------------------------------------------------------------------
  156            120                 119                  0                 0           7/5/2007       9/1/2007        8/1/2017
  157            120                 118                 360               360         6/20/2007       8/5/2007        7/5/2017
  158            120                 117                 360               360         5/11/2007       7/1/2007        6/1/2017
  159            120                 118                 360               360          6/8/2007       8/1/2007        7/1/2017
  160            120                 117                 360               360         5/17/2007       7/1/2007        6/1/2017
------------------------------------------------------------------------------------------------------------------------------------
  161            120                 118                  0                 0          6/28/2007       8/5/2007        7/5/2017
 161-a
 161-b
  162            120                 118                 360               360          6/1/2007       8/1/2007        7/1/2017
  163            120                 119                 360               360         7/31/2007       9/5/2007        8/5/2017
------------------------------------------------------------------------------------------------------------------------------------
  164            120                 116                 360               360         4/25/2007       6/1/2007        5/1/2017
  165            120                 117                 360               360         5/10/2007       7/1/2007        6/1/2017
  166            120                 117                 360               360         5/10/2007       7/1/2007        6/1/2017
  167            120                 117                 360               357          5/1/2007       7/1/2007        6/1/2017
  168            120                 116                 360               360         3/22/2007       6/1/2007        5/1/2017
------------------------------------------------------------------------------------------------------------------------------------
  169            120                 119                 360               360          6/1/2007       9/1/2007        8/1/2017
  170            120                 119                 360               359         7/17/2007       9/1/2007        8/1/2017
  171            84                   81                 360               360         5/14/2007       7/1/2007        6/1/2014
  172            84                   82                  0                 0          6/14/2007       8/1/2007        7/1/2014
  173            120                 117                 360               357          6/1/2007       7/1/2007        6/1/2017
------------------------------------------------------------------------------------------------------------------------------------
  174            120                 117                 300               297          5/7/2007       7/1/2007        6/1/2017
  175            120                 117                 300               297          5/7/2007       7/1/2007        6/1/2017
  176            120                 119                 360               360         7/17/2007       9/1/2007        8/1/2017
  177            120                 117                 360               360         5/10/2007       7/1/2007        6/1/2017
  178            120                 119                 360               359         7/11/2007       9/1/2007        8/1/2017
------------------------------------------------------------------------------------------------------------------------------------
  179            120                 119                 360               359          7/6/2007       9/1/2007        8/1/2017
  180            120                 118                 360               358          6/4/2007       8/1/2007        7/1/2017
  181            120                 117                 360               360         5/24/2007       7/1/2007        6/1/2017
  182            120                 118                 360               360         6/29/2007       8/1/2007        7/1/2017
  183            120                 118                  0                 0          6/19/2007       8/5/2007        7/5/2017
------------------------------------------------------------------------------------------------------------------------------------
  184            120                 117                 360               357         5/17/2007       7/1/2007        6/1/2017
  185            120                 118                 360               360         6/25/2007       8/1/2007        7/1/2017
  186            120                 119                 360               360         7/18/2007       9/5/2007        8/5/2017
  187            120                 118                 360               358         6/22/2007       8/1/2007        7/1/2017
  188            120                 116                 300               296         4/26/2007       6/1/2007        5/1/2017
------------------------------------------------------------------------------------------------------------------------------------
  189            120                 117                 360               360         5/10/2007       7/1/2007        6/1/2017
  190            144                 142                 360               358         6/26/2007       8/1/2007        7/1/2019
  191            120                 118                 360               360         6/29/2007       8/1/2007        7/1/2017
  192            120                 117                 360               360         5/10/2007       7/1/2007        6/1/2017
  193            60                   59                 360               359         7/19/2007       9/1/2007        8/1/2012
------------------------------------------------------------------------------------------------------------------------------------
  194            120                 118                 360               360         6/22/2007       8/1/2007        7/1/2017
  195            120                 118                 360               358          6/8/2007       8/1/2007        7/1/2017
 195-a
 195-b
 195-c
------------------------------------------------------------------------------------------------------------------------------------
 195-d
  196            120                 119                 360               360         7/19/2007       9/1/2007        8/1/2017
  197            120                 117                 360               360         5/11/2007       7/1/2007        6/1/2017
  198            120                 117                 360               360          6/1/2007       7/1/2007        6/1/2017
  199            120                 118                 360               358          6/5/2007       8/1/2007        7/1/2017
------------------------------------------------------------------------------------------------------------------------------------
  200            120                 117                 360               357         5/10/2007       7/1/2007        6/1/2017
  201            120                 117                  0                 0           5/3/2007       7/1/2007        6/1/2017
  202            120                 113                 360               360         1/19/2007       3/1/2007        2/1/2017
  203            120                 118                 360               358         6/28/2007       8/1/2007        7/1/2017
  204            120                 117                 360               357         5/24/2007       7/1/2007        6/1/2017
------------------------------------------------------------------------------------------------------------------------------------
  205            120                 118                 420               418         6/29/2007       8/1/2007        7/1/2017
 205-a
 205-b
  206            120                 118                 360               358         6/15/2007       8/1/2007        7/1/2017
  207            120                 117                 360               360         5/16/2007       7/1/2007        6/1/2017
------------------------------------------------------------------------------------------------------------------------------------
  208            120                 120                 360               360         8/10/2007      10/1/2007        9/1/2017
  209            120                 120                 360               360          8/9/2007      10/1/2007        9/1/2017
  210            120                 117                 360               360          5/2/2007       7/1/2007        6/1/2017
  211            120                 119                 360               359         7/11/2007       9/1/2007        8/1/2017
  212            96                   94                 360               358         6/28/2007       8/1/2007        7/1/2015
------------------------------------------------------------------------------------------------------------------------------------
  213            120                 117                 360               357          5/3/2007       7/1/2007        6/1/2017
  214            120                 116                 360               356         4/10/2007       6/1/2007        5/1/2017
  215            120                 119                 360               359          7/5/2007       9/1/2007        8/1/2017
  216            120                 118                 360               358         6/15/2007       8/1/2007        7/1/2017
  217            120                 118                 360               358         6/12/2007       8/1/2007        7/1/2017
------------------------------------------------------------------------------------------------------------------------------------
  218            120                 118                 360               360         6/15/2007       8/1/2007        7/1/2017
  219            120                 119                 360               360         6/25/2007       9/1/2007        8/1/2017
  220            120                 119                 300               299          7/2/2007       9/1/2007        8/1/2017
  221            120                 119                 240               239          7/2/2007       9/1/2007        8/1/2017
  222            120                 118                 360               360         6/14/2007       8/1/2007        7/1/2017
------------------------------------------------------------------------------------------------------------------------------------
  223            120                 118                 360               358          6/6/2007       8/1/2007        7/1/2017
  224            120                 118                 360               358          4/6/2007       8/1/2007        7/1/2017
  225            84                   82                 360               358          6/1/2007       8/1/2007        7/1/2014
  226            120                 119                 360               360         6/14/2007       9/1/2007        8/1/2017
  227            120                 117                 360               360         5/14/2007       7/1/2007        6/1/2017
------------------------------------------------------------------------------------------------------------------------------------
  228            120                 118                 300               298         6/21/2007       8/1/2007        7/1/2017
  229            96                   94                 336               334          7/1/2007       8/1/2007        7/1/2015
  230            120                 119                 360               359          8/1/2007       9/1/2007        8/1/2017
  231            120                 118                  0                 0          6/19/2007       8/5/2007        7/5/2017
  232            120                 117                 360               357         5/11/2007       7/1/2007        6/1/2017
------------------------------------------------------------------------------------------------------------------------------------
  233            120                 119                 360               360         6/15/2007       9/1/2007        8/1/2017
  234            120                 115                 360               355         2/26/2007       5/1/2007        4/1/2017
  235            120                 118                 360               358         6/11/2007       8/1/2007        7/1/2017
  236            113                 109                 353               349         10/5/2006       6/5/2007        10/5/2016
  237            120                 118                 360               360         6/11/2007       8/1/2007        7/1/2017
------------------------------------------------------------------------------------------------------------------------------------
  238            120                 117                 360               360         5/11/2007       7/1/2007        6/1/2017
  239            120                 117                 360               357         5/23/2007       7/1/2007        6/1/2017
  240            120                 118                 360               360         6/27/2007       8/1/2007        7/1/2017
  241            120                 119                  0                 0           7/2/2007       9/1/2007        8/1/2017
  242            120                 118                 360               360          6/8/2007       8/1/2007        7/1/2017
------------------------------------------------------------------------------------------------------------------------------------
  243            120                 117                 360               357         5/21/2007       7/1/2007        6/1/2017
  244            120                 117                 360               357          5/1/2007       7/1/2007        6/1/2017
  245            120                 118                  0                 0          6/19/2007       8/5/2007        7/5/2017
  246            120                 118                 360               360         6/11/2007       8/1/2007        7/1/2017
  247            120                 118                 360               360         6/12/2007       8/1/2007        7/1/2017
------------------------------------------------------------------------------------------------------------------------------------
  248            120                 119                 360               359          7/3/2007       9/1/2007        8/1/2017
  249            120                 119                 360               359         7/23/2007       9/1/2007        8/1/2017
  250            120                 118                 360               360         6/21/2007       8/1/2007        7/1/2017
  251            120                 118                 360               360         6/14/2007       8/1/2007        7/1/2017
  252            120                 117                 360               357         5/29/2007       7/1/2007        6/1/2017
------------------------------------------------------------------------------------------------------------------------------------
  253            120                 118                 360               358          6/8/2007       8/1/2007        7/1/2017
  254            120                 119                 360               359          7/2/2007       9/1/2007        8/1/2017
  255            120                 119                 360               359         7/25/2007       9/1/2007        8/1/2017
  256            120                 119                 360               359          7/3/2007       9/1/2007        8/1/2017
  257            120                 118                 360               358         6/19/2007       8/1/2007        7/1/2017
------------------------------------------------------------------------------------------------------------------------------------
  258            120                 119                 360               359         7/10/2007       9/1/2007        8/1/2017
  259            120                 117                 360               357         5/14/2007       7/1/2007        6/1/2017
  260            120                 119                 360               360          7/2/2007       9/1/2007        8/1/2017
  261            120                 119                 360               359         6/28/2007       9/1/2007        8/1/2017
  262            120                 119                 360               359          7/9/2007       9/1/2007        8/1/2017
------------------------------------------------------------------------------------------------------------------------------------
  263            120                 119                 360               360         7/16/2007       9/1/2007        8/1/2017
  264            120                 119                 360               360          7/3/2007       9/1/2007        8/1/2017

                      ANNUAL                MONTHLY                MONTHLY       REMAINING
                        DEBT                   DEBT           DEBT SERVICE    INTEREST ONLY
   ID    SERVICE ($) (4) (5)    SERVICE ($) (4) (5)   AFTER IO ($) (4) (5)     PERIOD (MOS.)         LOCKBOX     LOCKBOX TYPE
------------------------------------------------------------------------------------------------------------------------------------

   1           14,066,355.48           1,172,196.29          NAP                    82                Yes       Springing Hard
  1-a
  1-b
  1-c
  1-d
------------------------------------------------------------------------------------------------------------------------------------
  1-e
  1-f
  1-g
  1-h
  1-i
------------------------------------------------------------------------------------------------------------------------------------
  1-j
  1-k
  1-l
  1-m
  1-n
------------------------------------------------------------------------------------------------------------------------------------
  1-o
  1-p
  1-q
  1-r
  1-s
------------------------------------------------------------------------------------------------------------------------------------
   2           14,701,388.88           1,225,115.74          NAP                   120                Yes       Hard
   3           14,436,673.44           1,203,056.12          NAP                    0                 Yes       Hard
  3-a
  3-b
  3-c
------------------------------------------------------------------------------------------------------------------------------------
  3-d
  3-e
  3-f
  3-g
  3-h
------------------------------------------------------------------------------------------------------------------------------------
  3-i
  3-j
  3-k
  3-l
  3-m
------------------------------------------------------------------------------------------------------------------------------------
  3-n
  3-o
  3-p
  3-q
  3-r
------------------------------------------------------------------------------------------------------------------------------------
  3-s
  3-t
  3-u
  3-v
  3-w
------------------------------------------------------------------------------------------------------------------------------------
  3-x
  3-y
  3-z
  3-aa
  3-ab
------------------------------------------------------------------------------------------------------------------------------------
  3-ac
  3-ad
  3-ae
  3-af
  3-ag
------------------------------------------------------------------------------------------------------------------------------------
  3-ah
  3-ai
  3-aj
  3-ak
  3-al
------------------------------------------------------------------------------------------------------------------------------------
  3-am
  3-an
  3-ao
  3-ap
  3-aq
------------------------------------------------------------------------------------------------------------------------------------
  3-ar
  3-as
  3-at
  3-au
  3-av
------------------------------------------------------------------------------------------------------------------------------------
  3-aw
  3-ax
  3-ay
  3-az
  3-ba
------------------------------------------------------------------------------------------------------------------------------------
  3-bb
  3-bc
  3-bd
  3-be
  3-bf
------------------------------------------------------------------------------------------------------------------------------------
  3-bg
  3-bh
  3-bi
  3-bj
  3-bk
------------------------------------------------------------------------------------------------------------------------------------
  3-bl
  3-bm
  3-bn
  3-bo
  3-bp
------------------------------------------------------------------------------------------------------------------------------------
  3-bq
  3-br
  3-bs
  3-bt
  3-bu
------------------------------------------------------------------------------------------------------------------------------------
  3-bv
  3-bw
  3-bx
  3-by
  3-bz
------------------------------------------------------------------------------------------------------------------------------------
  3-ca
   4            6,552,890.64             546,074.22       656,162.21                58                Yes       Hard
   5            7,104,319.44             592,026.62       685,897.21                36                No        NAP
   6            6,873,821.52             572,818.46          NAP                    0                 Yes       Hard
   7            4,575,944.16             381,328.68          NAP                    58                Yes       Hard
------------------------------------------------------------------------------------------------------------------------------------
  7-a
  7-b
  7-c
   8            2,955,993.00             246,332.75          NAP                    60                Yes       Springing Hard
  8-a
------------------------------------------------------------------------------------------------------------------------------------
  8-b
  8-c
   9            2,692,313.04             224,359.42          NAP                    82                No        NAP
   10           2,290,577.76             190,881.48       230,843.75                55                Yes       Hard
   11           1,875,005.04             156,250.42          NAP                   119                Yes       Hard
------------------------------------------------------------------------------------------------------------------------------------
   12           1,907,885.40             158,990.45          NAP                   119                No        NAP
   13           1,998,577.80             166,548.15       195,160.23                23                No        NAP
   14           1,863,963.72             155,330.31       181,710.61                23                No        NAP
  14-a
  14-b
------------------------------------------------------------------------------------------------------------------------------------
  14-c
  14-d
  14-e
   15           1,724,219.40             143,684.95       168,143.55                82                Yes       Soft, Springing Hard
   16           1,564,139.04             130,344.92       155,312.22                59                Yes       Hard
------------------------------------------------------------------------------------------------------------------------------------
   17           1,484,130.60             123,677.55          NAP                   118                No        NAP
   18           1,434,652.80             119,554.40       144,467.02                59                Yes       Hard
   19           1,484,029.20             123,669.10          NAP                   119                No        NAP
   20           1,428,315.96             119,026.33       146,865.53                33                Yes       Hard
   21           1,662,439.08             138,536.59          NAP                    0                 No        NAP
------------------------------------------------------------------------------------------------------------------------------------
   22           1,365,252.12             113,771.01       136,841.19                23                No        NAP
   23           1,548,702.60             129,058.55       151,140.88                29                Yes       Hard
   24           1,315,216.68             109,601.39       132,618.87                57                Yes       Springing Hard
   25           1,472,531.64             122,710.97       142,167.78                34                No        NAP
   26           2,047,009.92             170,584.16          NAP                    0                 No        NAP
------------------------------------------------------------------------------------------------------------------------------------
  26-a
  26-b
  26-c
  26-d
  26-e
------------------------------------------------------------------------------------------------------------------------------------
  26-f
  26-g
  26-h
  26-i
  26-j
------------------------------------------------------------------------------------------------------------------------------------
   27           1,360,638.84             113,386.57       133,318.85                36                No        NAP
   28           1,397,290.92             116,440.91          NAP                    60                No        NAP
   29           1,332,858.36             111,071.53       129,437.24                23                No        NAP
   30           1,274,311.32             106,192.61          NAP                    58                Yes       Hard
   31           1,131,999.96              94,333.33       115,573.62                59                No        NAP
------------------------------------------------------------------------------------------------------------------------------------
   32           1,115,265.36              92,938.78          NAP                    56                Yes       Springing Hard
   33           1,189,215.60              99,101.30       117,100.46                59                No        NAP
   34           1,107,653.28              92,304.44       111,315.24                57                No        NAP
   35           1,125,122.64              93,760.22       112,191.49                58                No        NAP
   36           1,105,747.20              92,145.60       110,758.17                59                No        NAP
------------------------------------------------------------------------------------------------------------------------------------
   37           1,093,631.28              91,135.94          NAP                   119                Yes       Hard
   38           1,086,369.72              90,530.81       106,518.70                83                No        NAP
   39           1,351,753.68             112,646.14          NAP                    0                 Yes       Hard
  39-a
  39-b
------------------------------------------------------------------------------------------------------------------------------------
  39-c
  39-d
   40           1,275,373.44             106,281.12          NAP                    0                 No        NAP
   41           1,105,260.24              92,105.02          NAP                    0                 No        NAP
   42             909,914.64              75,826.22       90,848.04                 58                No        NAP
------------------------------------------------------------------------------------------------------------------------------------
   43             926,004.96              77,167.08          NAP                   118                No        NAP
   44           1,085,956.44              90,496.37          NAP                    0                 No        NAP
   45           1,170,642.12              97,553.51          NAP                    0                 Yes       Springing Hard
   46             897,108.36              74,759.03          NAP                   118                Yes       Hard
   47             876,064.92              73,005.41       87,027.33                 56                No        NAP
------------------------------------------------------------------------------------------------------------------------------------
   48             844,300.80              70,358.40          NAP                   119                No        NAP
   49             919,800.00              76,650.00          NAP                   119                No        NAP
   50             789,211.08              65,767.59       80,018.29                 58                Yes       Springing Hard
   51             938,762.64              78,230.22          NAP                    0                 No        NAP
   52             928,207.20              77,350.60       88,445.05                 34                No        NAP
------------------------------------------------------------------------------------------------------------------------------------
   53             828,651.84              69,054.32       81,879.42                 57                Yes       Hard
   54             791,411.28              65,950.94       79,056.98                 59                Yes       Hard
   55             780,187.56              65,015.63       78,354.06                 57                No        NAP
   56             745,030.92              62,085.91          NAP                   118                No        NAP
   57             786,711.84              65,559.32       77,466.46                 59                No        NAP
------------------------------------------------------------------------------------------------------------------------------------
   58             798,057.24              66,504.77       77,347.16                 47                Yes       Hard
   59             725,417.28              60,451.44       72,520.66                 21                No        NAP
   60             657,608.28              54,800.69          NAP                   118                Yes       Hard
   61             752,873.28              62,739.44       73,192.97                 59                No        NAP
   62             945,541.80              78,795.15          NAP                    0                 Yes       Hard
------------------------------------------------------------------------------------------------------------------------------------
   63             714,264.48              59,522.04       70,606.62                 59                No        NAP
   64             651,195.48              54,266.29          NAP                   117                No        NAP
   65             922,322.76              76,860.23          NAP                    0                 No        NAP
   66             921,464.64              76,788.72          NAP                    0                 No        NAP
   67             698,123.28              58,176.94          NAP                    94                No        NAP
------------------------------------------------------------------------------------------------------------------------------------
   68             661,993.44              55,166.12       66,309.17                 33                Yes       Springing Hard
   69             773,178.00              64,431.50          NAP                    0                 No        NAP
   70             668,574.60              55,714.55       66,170.39                 58                Yes       Springing Hard
   71             607,826.40              50,652.20          NAP                   118                Yes       Springing Hard
   72             643,738.32              53,644.86       63,751.21                 11                No        NAP
------------------------------------------------------------------------------------------------------------------------------------
   73             665,253.00              55,437.75       64,852.94                 59                Yes       Hard
   74             739,503.60              61,625.30          NAP                    0                 Yes       Springing Hard
   75             651,069.36              54,255.78          NAP                   118                No        NAP
  75-a
  75-b
------------------------------------------------------------------------------------------------------------------------------------
  75-c
   76             719,283.96              59,940.33          NAP                    0                 No        NAP
   77             722,867.16              60,238.93          NAP                    0                 No        NAP
   78             586,415.04              48,867.92       59,130.72                 58                No        NAP
   79             584,562.72              48,713.56          NAP                   118                Yes       Hard
------------------------------------------------------------------------------------------------------------------------------------
   80             614,976.36              51,248.03       60,718.51                 59                Yes       Springing Hard
   81             582,671.76              48,555.98          NAP                   117                No        NAP
   82             627,597.24              52,299.77       61,182.02                 35                No        NAP
  82-a
  82-b
------------------------------------------------------------------------------------------------------------------------------------
   83             706,397.88              58,866.49          NAP                    0                 No        NAP
   84             671,367.12              55,947.26          NAP                    0                 No        NAP
   85             577,483.20              48,123.60       60,512.43                 59                No        NAP
   86             618,118.32              51,509.86          NAP                    58                No        NAP
   87             691,332.84              57,611.07          NAP                    0                 No        NAP
------------------------------------------------------------------------------------------------------------------------------------
   88             577,941.00              48,161.75          NAP                    58                No        NAP
   89             559,362.48              46,613.54       54,714.05                 58                No        NAP
   90             699,150.24              58,262.52          NAP                    0                 No        NAP
   91             522,467.04              43,538.92       52,164.36                 31                No        NAP
   92             673,257.72              56,104.81          NAP                    0                 No        NAP
------------------------------------------------------------------------------------------------------------------------------------
  92-a
  92-b
   93             497,337.84              41,444.82       50,265.02                 58                Yes       Hard
   94             619,633.08              51,636.09          NAP                    0                 No        NAP
  94-a
------------------------------------------------------------------------------------------------------------------------------------
  94-b
   95             486,742.68              40,561.89       49,385.45                 81                No        NAP
   96             561,897.24              46,824.77       57,498.88                 23                No        NAP
   97             504,070.08              42,005.84       50,139.55                 3                 No        NAP
   98             669,713.76              55,809.48          NAP                    0                 No        NAP
------------------------------------------------------------------------------------------------------------------------------------
   99             540,816.48              45,068.04       52,351.39                 28                Yes       Springing Hard
  100             527,307.24              43,942.27          NAP                   118                No        NAP
 100-a
 100-b
 100-c
------------------------------------------------------------------------------------------------------------------------------------
 100-d
  101             625,680.12              52,140.01          NAP                    0                 No        NAP
  102             481,374.12              40,114.51          NAP                    81                No        NAP
  103             524,636.40              43,719.70       50,678.26                 35                No        NAP
  104             519,030.00              43,252.50       50,242.45                 58                No        NAP
------------------------------------------------------------------------------------------------------------------------------------
  105             477,312.48              39,776.04       47,415.70                 46                No        NAP
  106             475,311.12              39,609.26       47,246.35                 45                No        NAP
  107             451,221.12              37,601.76          NAP                   116                No        NAP
  108             486,666.72              40,555.56          NAP                    58                No        NAP
  109             430,354.56              35,862.88       44,789.22                 18                No        NAP
------------------------------------------------------------------------------------------------------------------------------------
  110             572,254.08              47,687.84          NAP                    0                 No        NAP
  111             542,692.44              45,224.37          NAP                    0                 Yes       Springing Hard
  112             446,364.60              37,197.05       44,341.37                 57                No        NAP
  113             552,678.72              46,056.56          NAP                    0                 No        NAP
  114             502,195.20              41,849.60          NAP                    0                 No        NAP
------------------------------------------------------------------------------------------------------------------------------------
  115             558,261.96              46,521.83          NAP                    0                 No        NAP
  116             435,516.00              36,293.00       42,796.59                 35                No        NAP
  117             476,942.76              39,745.23          NAP                    0                 Yes       Springing Hard
  118             526,420.80              43,868.40          NAP                    0                 No        NAP
 118-a
------------------------------------------------------------------------------------------------------------------------------------
 118-b
 118-c
 118-d
  119             421,301.28              35,108.44       41,339.65                 35                No        NAP
  120             401,946.12              33,495.51          NAP                   119                No        NAP
------------------------------------------------------------------------------------------------------------------------------------
  121             435,728.88              36,310.74       42,178.84                 60                No        NAP
 121-a
 121-b
  122             397,393.80              33,116.15       39,526.04                 34                No        NAP
  123             388,827.24              32,402.27          NAP                   119                No        NAP
------------------------------------------------------------------------------------------------------------------------------------
  124             382,094.16              31,841.18          NAP                   119                No        NAP
  125             382,895.16              31,907.93       38,180.35                 57                No        NAP
  126             364,675.56              30,389.63       36,821.81                 52                No        NAP
  127             389,361.72              32,446.81       37,948.94                 83                No        NAP
  128             491,253.96              40,937.83          NAP                    0                 No        NAP
------------------------------------------------------------------------------------------------------------------------------------
  129             349,806.84              29,150.57          NAP                   117                No        NAP
  130             387,432.24              32,286.02       37,644.95                 23                No        NAP
  131             358,095.36              29,841.28       35,753.10                 23                No        NAP
  132             356,387.04              29,698.92       35,537.10                 35                No        NAP
 132-a
------------------------------------------------------------------------------------------------------------------------------------
 132-b
 132-c
  133             355,875.00              29,656.25       35,396.45                 33                No        NAP
  134             366,825.00              30,568.75       36,088.84                 33                No        NAP
  135             420,172.44              35,014.37          NAP                    0                 No        NAP
------------------------------------------------------------------------------------------------------------------------------------
  136             355,059.96              29,588.33          NAP                    57                No        NAP
  137             340,372.68              28,364.39          NAP                   117                No        NAP
  138             402,654.12              33,554.51          NAP                    0                 No        NAP
  139             335,380.20              27,948.35       33,817.81                 58                No        NAP
  140             394,368.84              32,864.07       37,551.07                 58                No        NAP
------------------------------------------------------------------------------------------------------------------------------------
  141             337,543.92              28,128.66       32,064.57                 20                No        NAP
  142             361,477.80              30,123.15       35,323.97                 11                No        NAP
  143             403,981.20              33,665.10          NAP                    0                 No        NAP
  144             329,412.48              27,451.04       33,082.82                 57                No        NAP
  145             329,878.92              27,489.91          NAP                   119                No        NAP
------------------------------------------------------------------------------------------------------------------------------------
  146             339,531.12              28,294.26       33,502.86                 54                No        NAP
  147             317,930.16              26,494.18          NAP                   118                No        NAP
  148             345,178.44              28,764.87       33,650.11                 35                No        NAP
  149             377,229.12              31,435.76          NAP                    0                 No        NAP
  150             316,896.84              26,408.07          NAP                   117                Yes       Springing Hard
------------------------------------------------------------------------------------------------------------------------------------
  151             342,023.28              28,501.94       33,238.19                 11                No        NAP
  152             380,215.92              31,684.66          NAP                    0                 No        NAP
  153             308,445.24              25,703.77          NAP                   118                Yes       Springing Hard
  154             362,169.84              30,180.82          NAP                    0                 No        NAP
  155             288,451.44              24,037.62          NAP                   118                No        NAP
------------------------------------------------------------------------------------------------------------------------------------
  156             289,972.20              24,164.35          NAP                   119                No        NAP
  157             289,465.32              24,122.11       29,051.71                 34                No        NAP
  158             296,055.60              24,671.30       29,465.14                 33                No        NAP
  159             316,063.08              26,338.59       30,683.72                 34                Yes       Springing Hard
  160             291,087.48              24,257.29       29,044.27                 33                No        NAP
------------------------------------------------------------------------------------------------------------------------------------
  161             310,048.68              25,837.39          NAP                   118                No        NAP
 161-a
 161-b
  162             287,465.88              23,955.49       28,664.63                 58                No        NAP
  163             299,553.48              24,962.79       29,153.95                 35                Yes       Springing Hard
------------------------------------------------------------------------------------------------------------------------------------
  164             272,006.16              22,667.18       27,412.69                 32                Yes       Hard
  165             267,613.92              22,301.16       26,809.30                 57                Yes       Springing Hard
  166             266,159.52              22,179.96       26,663.59                 57                Yes       Springing Hard
  167             313,435.68              26,119.64          NAP                    0                 No        NAP
  168             268,959.36              22,413.28       26,676.75                 56                No        NAP
------------------------------------------------------------------------------------------------------------------------------------
  169             275,574.96              22,964.58       27,095.61                 59                Yes       Hard
  170             319,948.32              26,662.36          NAP                    0                 No        NAP
  171             257,982.00              21,498.50       25,595.86                 33                Yes       Springing Hard
  172             254,648.28              21,220.69          NAP                    82                No        NAP
  173             293,160.96              24,430.08          NAP                    0                 No        NAP
------------------------------------------------------------------------------------------------------------------------------------
  174             320,428.44              26,702.37          NAP                    0                 Yes       Springing Hard
  175             320,428.44              26,702.37          NAP                    0                 Yes       Springing Hard
  176             252,304.20              21,025.35       24,807.53                 47                No        NAP
  177             233,289.60              19,440.80       23,370.71                 57                Yes       Springing Hard
  178             283,171.68              23,597.64          NAP                    0                 No        NAP
------------------------------------------------------------------------------------------------------------------------------------
  179             281,335.92              23,444.66          NAP                    0                 No        NAP
  180             279,505.44              23,292.12          NAP                    0                 No        NAP
  181             216,292.92              18,024.41       22,070.42                 33                No        NAP
  182             247,745.52              20,645.46       23,989.58                 22                Yes       Springing Hard
  183             242,516.76              20,209.73          NAP                   118                No        NAP
------------------------------------------------------------------------------------------------------------------------------------
  184             267,559.32              22,296.61          NAP                    0                 No        NAP
  185             238,678.56              19,889.88       23,208.96                 58                Yes       Hard
  186             241,812.48              20,151.04       23,358.34                 23                No        NAP
  187             267,995.04              22,332.92          NAP                    0                 No        NAP
  188             279,411.36              23,284.28          NAP                    0                 No        NAP
------------------------------------------------------------------------------------------------------------------------------------
  189             214,091.16              17,840.93       21,447.44                 57                Yes       Springing Hard
  190             255,130.32              21,260.86          NAP                    0                 No        NAP
  191             222,501.96              18,541.83       21,764.03                 58                No        NAP
  192             205,946.40              17,162.20       20,631.50                 57                Yes       Springing Hard
  193             252,621.84              21,051.82          NAP                    0                 Yes       Springing Hard
------------------------------------------------------------------------------------------------------------------------------------
  194             217,874.64              18,156.22       21,257.50                 34                No        NAP
  195             259,428.60              21,619.05          NAP                    0                 No        NAP
 195-a
 195-b
 195-c
------------------------------------------------------------------------------------------------------------------------------------
 195-d
  196             199,578.96              16,631.58       19,710.97                 59                No        NAP
  197             194,727.48              16,227.29       19,404.90                 33                No        NAP
  198             206,672.16              17,222.68       20,162.25                 21                No        NAP
  199             225,590.40              18,799.20          NAP                    0                 Yes       Springing Hard
------------------------------------------------------------------------------------------------------------------------------------
  200             237,167.52              19,763.96          NAP                    0                 No        NAP
  201             185,186.76              15,432.23          NAP                   117                No        NAP
  202             187,853.28              15,654.44       18,755.72                 29                Yes       Springing Hard
  203             234,939.00              19,578.25          NAP                    0                 No        NAP
  204             233,024.52              19,418.71          NAP                    0                 No        NAP
------------------------------------------------------------------------------------------------------------------------------------
  205             212,149.32              17,679.11          NAP                    0                 No        NAP
 205-a
 205-b
  206             222,997.68              18,583.14          NAP                    0                 No        NAP
  207             181,034.16              15,086.18       17,994.95                 9                 No        NAP
------------------------------------------------------------------------------------------------------------------------------------
  208             214,913.28              17,909.44          NAP                    0                 No        NAP
  209             212,378.76              17,698.23          NAP                    0                 No        NAP
  210             175,808.28              14,650.69       17,564.40                 20                No        NAP
  211             203,501.52              16,958.46          NAP                    0                 No        NAP
  212             219,322.08              18,276.84          NAP                    0                 No        NAP
------------------------------------------------------------------------------------------------------------------------------------
  213             213,990.12              17,832.51          NAP                    0                 No        NAP
  214             208,488.12              17,374.01          NAP                    0                 No        NAP
  215             226,912.20              18,909.35          NAP                    0                 No        NAP
  216             219,502.20              18,291.85          NAP                    0                 Yes       Springing Hard
  217             219,273.60              18,272.80          NAP                    0                 No        NAP
------------------------------------------------------------------------------------------------------------------------------------
  218             180,476.76              15,039.73       17,613.61                 34                No        NAP
  219             186,798.84              15,566.57       17,845.48                 35                No        NAP
  220             211,379.76              17,614.98          NAP                    0                 No        NAP
  221             235,900.08              19,658.34          NAP                    0                 No        NAP
  222             167,161.92              13,930.16       16,554.51                 34                No        NAP
------------------------------------------------------------------------------------------------------------------------------------
  223             198,154.20              16,512.85          NAP                    0                 No        NAP
  224             195,460.32              16,288.36          NAP                    0                 No        NAP
  225             190,696.44              15,891.37          NAP                    0                 No        NAP
  226             163,974.96              13,664.58       16,224.05                 59                No        NAP
  227             155,626.92              12,968.91       15,645.16                 33                No        NAP
------------------------------------------------------------------------------------------------------------------------------------
  228             206,974.80              17,247.90          NAP                    0                 No        NAP
  229             187,325.88              15,610.49          NAP                    0                 No        NAP
  230             190,146.96              15,845.58          NAP                    0                 Yes       Springing Hard
  231             167,340.36              13,945.03          NAP                   118                No        NAP
  232             184,379.52              15,364.96          NAP                    0                 No        NAP
------------------------------------------------------------------------------------------------------------------------------------
  233             151,069.44              12,589.12       14,924.53                 23                No        NAP
  234             175,644.00              14,637.00          NAP                    0                 No        NAP
  235             186,207.24              15,517.27          NAP                    0                 No        NAP
  236             183,262.56              15,271.88          NAP                    0                 No        NAP
  237             143,783.64              11,981.97       14,302.97                 58                Yes       Hard
------------------------------------------------------------------------------------------------------------------------------------
  238             133,152.00              11,096.00       13,584.80                 57                No        NAP
  239             167,616.36              13,968.03          NAP                    0                 No        NAP
  240             132,048.84              11,004.07       13,077.17                 22                No        NAP
  241             125,195.04              10,432.92          NAP                   119                No        NAP
  242             123,791.76              10,315.98       12,297.34                 58                No        NAP
------------------------------------------------------------------------------------------------------------------------------------
  243             147,553.68              12,296.14          NAP                    0                 No        NAP
  244             141,432.72              11,786.06          NAP                    0                 No        NAP
  245             124,951.68              10,412.64          NAP                   118                No        NAP
  246             116,605.32               9,717.11       11,499.03                 10                No        NAP
  247             113,682.24               9,473.52       11,217.47                 58                Yes       Springing Hard
------------------------------------------------------------------------------------------------------------------------------------
  248             128,117.52              10,676.46          NAP                    0                 No        NAP
  249             137,792.64              11,482.72          NAP                    0                 Yes       Springing Hard
  250             108,232.68               9,019.39       10,604.91                 34                Yes       Springing Hard
  251             116,039.64               9,669.97       11,107.27                 10                No        NAP
  252             127,666.08              10,638.84          NAP                    0                 Yes       Springing Hard
------------------------------------------------------------------------------------------------------------------------------------
  253             125,871.84              10,489.32          NAP                    0                 No        NAP
  254             124,109.52              10,342.46          NAP                    0                 No        NAP
  255             112,835.16               9,402.93          NAP                    0                 No        NAP
  256              99,646.92               8,303.91          NAP                    0                 No        NAP
  257              98,628.00               8,219.00          NAP                    0                 No        NAP
------------------------------------------------------------------------------------------------------------------------------------
  258              86,706.00               7,225.50          NAP                    0                 No        NAP
  259              84,162.84               7,013.57          NAP                    0                 Yes       Springing Hard
  260              76,173.48               6,347.79        7,193.17                 11                No        NAP
  261              82,731.00               6,894.25          NAP                    0                 Yes       Springing Hard
  262              81,111.00               6,759.25          NAP                    0                 Yes       Springing Hard
------------------------------------------------------------------------------------------------------------------------------------
  263              63,894.24               5,324.52        6,058.18                 59                Yes       Springing Hard
  264              55,241.76               4,603.48        5,322.37                 23                No        NAP

           ARD      CROSSED
          LOAN        WITH          OWNERSHIP                                    PAYMENT GRACE PERIOD
   ID     (Y/N)   OTHER LOANS       INTEREST        DSCR (X) (5)               EVENT OF LATE FEE (DAYS)
--------------------------------------------------------------------------------------------------------------------------------

   1       No                          Fee              1.43                               7
  1-a                                  Fee
  1-b                                  Fee
  1-c                                  Fee
  1-d                                  Fee
--------------------------------------------------------------------------------------------------------------------------------
  1-e                                  Fee
  1-f                                  Fee
  1-g                                  Fee
  1-h                                  Fee
  1-i                                  Fee
--------------------------------------------------------------------------------------------------------------------------------
  1-j                                  Fee
  1-k                                  Fee
  1-l                                  Fee
  1-m                                  Fee
  1-n                                  Fee
--------------------------------------------------------------------------------------------------------------------------------
  1-o                                  Fee
  1-p                                  Fee
  1-q                                  Fee
  1-r                                  Fee
  1-s                                  Fee
--------------------------------------------------------------------------------------------------------------------------------
   2       No                     Fee/Leasehold         1.23       5 days once per calendar year or five times for the loan term
   3       No                     Fee/Leasehold         1.38                               0
  3-a                                  Fee
  3-b                                  Fee
  3-c                                  Fee
--------------------------------------------------------------------------------------------------------------------------------
  3-d                                  Fee
  3-e                                  Fee
  3-f                                  Fee
  3-g                                  Fee
  3-h                                  Fee
--------------------------------------------------------------------------------------------------------------------------------
  3-i                                  Fee
  3-j                                  Fee
  3-k                                  Fee
  3-l                                  Fee
  3-m                                  Fee
--------------------------------------------------------------------------------------------------------------------------------
  3-n                                  Fee
  3-o                                  Fee
  3-p                                  Fee
  3-q                                  Fee
  3-r                                  Fee
--------------------------------------------------------------------------------------------------------------------------------
  3-s                                  Fee
  3-t                                  Fee
  3-u                                  Fee
  3-v                                  Fee
  3-w                                  Fee
--------------------------------------------------------------------------------------------------------------------------------
  3-x                                  Fee
  3-y                                  Fee
  3-z                               Leasehold
  3-aa                                 Fee
  3-ab                                 Fee
--------------------------------------------------------------------------------------------------------------------------------
  3-ac                                 Fee
  3-ad                                 Fee
  3-ae                                 Fee
  3-af                                 Fee
  3-ag                                 Fee
--------------------------------------------------------------------------------------------------------------------------------
  3-ah                                 Fee
  3-ai                                 Fee
  3-aj                                 Fee
  3-ak                                 Fee
  3-al                                 Fee
--------------------------------------------------------------------------------------------------------------------------------
  3-am                                 Fee
  3-an                                 Fee
  3-ao                                 Fee
  3-ap                                 Fee
  3-aq                                 Fee
--------------------------------------------------------------------------------------------------------------------------------
  3-ar                                 Fee
  3-as                                 Fee
  3-at                                 Fee
  3-au                                 Fee
  3-av                                 Fee
--------------------------------------------------------------------------------------------------------------------------------
  3-aw                                 Fee
  3-ax                                 Fee
  3-ay                                 Fee
  3-az                                 Fee
  3-ba                                 Fee
--------------------------------------------------------------------------------------------------------------------------------
  3-bb                                 Fee
  3-bc                                 Fee
  3-bd                                 Fee
  3-be                                 Fee
  3-bf                                 Fee
--------------------------------------------------------------------------------------------------------------------------------
  3-bg                                 Fee
  3-bh                                 Fee
  3-bi                                 Fee
  3-bj                                 Fee
  3-bk                                 Fee
--------------------------------------------------------------------------------------------------------------------------------
  3-bl                                 Fee
  3-bm                                 Fee
  3-bn                                 Fee
  3-bo                                 Fee
  3-bp                                 Fee
--------------------------------------------------------------------------------------------------------------------------------
  3-bq                                 Fee
  3-br                                 Fee
  3-bs                                 Fee
  3-bt                                 Fee
  3-bu                                 Fee
--------------------------------------------------------------------------------------------------------------------------------
  3-bv                                 Fee
  3-bw                                 Fee
  3-bx                              Leasehold
  3-by                                 Fee
  3-bz                                 Fee
--------------------------------------------------------------------------------------------------------------------------------
  3-ca                                 Fee
   4       No                     Fee/Leasehold         1.06                               0
   5       No                          Fee              1.31                               1
   6       Yes                         Fee              1.39                               4
   7       No                     Fee/Leasehold         1.49                               0
--------------------------------------------------------------------------------------------------------------------------------
  7-a                             Fee/Leasehold
  7-b                               Leasehold
  7-c                                  Fee
   8       No                          Fee              1.24                               5
  8-a                                  Fee
--------------------------------------------------------------------------------------------------------------------------------
  8-b                                  Fee
  8-c                                  Fee
   9       No                          Fee              1.17                               5
   10      No                          Fee              1.24                               0
   11      No                       Leasehold           1.37                               0
--------------------------------------------------------------------------------------------------------------------------------
   12      No                          Fee              1.29                               0
   13      No                          Fee              1.15                               0
   14      No                          Fee              1.23                               0
  14-a                                 Fee
  14-b                                 Fee
--------------------------------------------------------------------------------------------------------------------------------
  14-c                                 Fee
  14-d                                 Fee
  14-e                                 Fee
   15      No                          Fee              1.07                               0
   16      No                          Fee              1.37                               0
--------------------------------------------------------------------------------------------------------------------------------
   17      No                          Fee              2.09                               5
   18      No                          Fee              1.43                               0
   19      No                          Fee              1.46                               2
   20      No                          Fee              1.22                               5
   21      No                          Fee              1.08                               5
--------------------------------------------------------------------------------------------------------------------------------
   22      No                          Fee              1.25                               0
   23      No                          Fee              1.26                               0
   24      Yes                         Fee              1.22                               5
   25      No                          Fee              1.13                               0
   26      No                          Fee              1.17                               2
--------------------------------------------------------------------------------------------------------------------------------
  26-a                                 Fee
  26-b                                 Fee
  26-c                                 Fee
  26-d                                 Fee
  26-e                                 Fee
--------------------------------------------------------------------------------------------------------------------------------
  26-f                                 Fee
  26-g                                 Fee
  26-h                                 Fee
  26-i                                 Fee
  26-j                                 Fee
--------------------------------------------------------------------------------------------------------------------------------
   27      No                          Fee              1.22                               0
   28      Yes                         Fee              1.23                               2
   29      No                       Leasehold           1.12                               5
   30      No                          Fee              1.23                               5
   31      No                          Fee              1.17                               5
--------------------------------------------------------------------------------------------------------------------------------
   32      No                          Fee              1.52                               0
   33      No                          Fee              1.16                               5
   34      No                     Fee/Leasehold         1.17                               5
   35      Yes                         Fee              1.15                               4
   36      No                          Fee              1.20                               2
--------------------------------------------------------------------------------------------------------------------------------
   37      No                          Fee              1.20                               0
   38      No                          Fee              1.16                               5
   39      No                          Fee              1.12                               5
  39-a                                 Fee
  39-b                                 Fee
--------------------------------------------------------------------------------------------------------------------------------
  39-c                                 Fee
  39-d                                 Fee
   40      No                          Fee              1.24                               0
   41      No                          Fee              1.17                               5
   42      No                          Fee              1.33                               0
--------------------------------------------------------------------------------------------------------------------------------
   43      No                          Fee              1.39                               0
   44      No                          Fee              1.17                               5
   45      No                          Fee              1.50                               5
   46      No                          Fee              1.25                               5
   47      No                          Fee              1.17                               0
--------------------------------------------------------------------------------------------------------------------------------
   48      No                          Fee              1.86                               0
   49      No                          Fee              1.32                               0
   50      Yes                         Fee              2.40                               5
   51      No                          Fee              2.60                               5
   52      No                          Fee              1.26                               0
--------------------------------------------------------------------------------------------------------------------------------
   53      No                          Fee              1.21                               5
   54      No                          Fee              1.22                               5
   55      No                          Fee              1.12                               0
   56      No                          Fee              2.89                               5
   57      No                          Fee              1.24                               5
--------------------------------------------------------------------------------------------------------------------------------
   58      No                          Fee              1.42                               5
   59      No                          Fee              1.19                               5
   60      No                          Fee              1.45                               5
   61      No                          Fee              1.04                               0
   62      No                          Fee              1.36                               0
--------------------------------------------------------------------------------------------------------------------------------
   63      No                          Fee              1.16                               0
   64      No                          Fee              1.50                               5
   65      No                          Fee              1.30                               0
   66      No                          Fee              1.41                               0
   67      No                          Fee              1.85                               0
--------------------------------------------------------------------------------------------------------------------------------
   68      No                     Fee/Leasehold         1.26                               5
   69      No                          Fee              1.12                               0
   70      No                          Fee              1.25                               5
   71      No                          Fee              1.53                               5
   72      No                          Fee              1.25                               0
--------------------------------------------------------------------------------------------------------------------------------
   73      No                          Fee              1.40                               0
   74      No                          Fee              1.20                               5
   75      No                          Fee              1.46                               0
  75-a                                 Fee
  75-b                                 Fee
--------------------------------------------------------------------------------------------------------------------------------
  75-c                                 Fee
   76      No                          Fee              1.39                               5
   77      No                          Fee              1.15                               5
   78      No                          Fee              1.19                               0
   79      No                          Fee              1.58                               5
--------------------------------------------------------------------------------------------------------------------------------
   80      No                          Fee              1.26                               5
   81      No                          Fee              1.22                               0
   82      No                          Fee              1.16                               0
  82-a                                 Fee
  82-b                                 Fee
--------------------------------------------------------------------------------------------------------------------------------
   83      No                     Fee/Leasehold         1.43                               0
   84      No                          Fee              1.94                               5
   85      No                          Fee              1.15                               0
   86      No                          Fee              1.30                               0
   87      No                          Fee              1.76                               0
--------------------------------------------------------------------------------------------------------------------------------
   88      No                       Leasehold           1.21                               5
   89      No                       Leasehold           1.26                               5
   90      No                          Fee              1.28                               5
   91      No                          Fee              1.27                               0
   92      No                          Fee              1.56                               2
--------------------------------------------------------------------------------------------------------------------------------
  92-a                                 Fee
  92-b                                 Fee
   93      No                          Fee              1.19                               5
   94      No                          Fee              1.16                               0
  94-a                                 Fee
--------------------------------------------------------------------------------------------------------------------------------
  94-b                                 Fee
   95      No                          Fee              1.17                               5
   96      No                          Fee              1.17                               5
   97      No                          Fee              1.24                               5
   98      No                          Fee              1.19                               0
--------------------------------------------------------------------------------------------------------------------------------
   99      No                          Fee              1.58                               0
  100      No                          Fee              1.46                               0
 100-a                                 Fee
 100-b                                 Fee
 100-c                                 Fee
--------------------------------------------------------------------------------------------------------------------------------
 100-d                                 Fee
  101      No                          Fee              1.66                               5
  102      No                          Fee              1.28                               0
  103      No                          Fee              1.18                               5
  104      No                          Fee              1.16                               5
--------------------------------------------------------------------------------------------------------------------------------
  105      No                          Fee              1.15                               0
  106      No                          Fee              1.11                               0
  107      No                          Fee              1.46                               0
  108      No                          Fee              1.20                               5
  109      No                          Fee              1.18                               0
--------------------------------------------------------------------------------------------------------------------------------
  110      No                          Fee              1.20                               0
  111      No                          Fee              1.21                               5
  112      No                          Fee              1.16                               0
  113      No                          Fee              3.12                               5
  114      No                          Fee              1.16                               5
--------------------------------------------------------------------------------------------------------------------------------
  115      No                          Fee              1.16                               5
  116      No                          Fee              1.25                               0
  117      No                          Fee              2.20                               5
  118      No                     Fee/Leasehold         1.16                               0
 118-a                              Leasehold
--------------------------------------------------------------------------------------------------------------------------------
 118-b                                 Fee
 118-c                              Leasehold
 118-d                                 Fee
  119      No                          Fee              1.17                               5
  120      No                          Fee              1.58                               5
--------------------------------------------------------------------------------------------------------------------------------
  121      No                          Fee              1.08                               0
 121-a                                 Fee
 121-b                                 Fee
  122      No                          Fee              1.05                               5
  123      No                          Fee              1.32                               5
--------------------------------------------------------------------------------------------------------------------------------
  124      No                          Fee              1.51                               5
  125      No                          Fee              1.57                               5
  126      No                          Fee              1.16                               0
  127      No                          Fee              1.17                               0
  128      No                          Fee              2.22                               0
--------------------------------------------------------------------------------------------------------------------------------
  129      No                          Fee              1.39                               0
  130      No                          Fee              1.20                               0
  131      No                          Fee              1.18                               0
  132      No                     Fee/Leasehold         1.65                               5
 132-a                                 Fee
--------------------------------------------------------------------------------------------------------------------------------
 132-b                                 Fee
 132-c                              Leasehold
  133      No                          Fee              1.16                               5
  134      No                          Fee              1.17                               0
  135      No                          Fee              1.23                               5
--------------------------------------------------------------------------------------------------------------------------------
  136      No                          Fee              1.43                               0
  137      No                          Fee              1.20                               0
  138      No                          Fee              1.10                               0
  139      No                          Fee              1.18                               0
  140      No                          Fee              1.12                               5
--------------------------------------------------------------------------------------------------------------------------------
  141      No                          Fee              1.21                               0
  142      No                          Fee              1.20                               5
  143      No                          Fee              1.17                               0
  144      No                          Fee              1.19                               5
  145      No                          Fee              1.63                               5
--------------------------------------------------------------------------------------------------------------------------------
  146      No                          Fee              1.28                               0
  147      No                       Leasehold           1.33                               5
  148      No                          Fee              1.17                               0
  149      No                          Fee              1.54                               5
  150      Yes                         Fee              1.39                               5
--------------------------------------------------------------------------------------------------------------------------------
  151      No                          Fee              1.28                               5
  152      No                          Fee              1.29                               0
  153      No                          Fee              1.37                               5
  154      No                          Fee              1.21                               0
  155      No                          Fee              4.03                               5
--------------------------------------------------------------------------------------------------------------------------------
  156      No                          Fee              2.03                               0
  157      No                          Fee              1.19                               0
  158      No                          Fee              1.19                               5
  159      No                          Fee              1.19                               5
  160      No                          Fee              1.24                               5
--------------------------------------------------------------------------------------------------------------------------------
  161      No                          Fee              1.47                               0
 161-a                                 Fee
 161-b                                 Fee
  162      No                          Fee              1.21                               5
  163      No                          Fee              1.21                               0
--------------------------------------------------------------------------------------------------------------------------------
  164      Yes                         Fee              1.22                               5
  165      Yes                         Fee              1.21                               5
  166      Yes                         Fee              1.22                               5
  167      No                          Fee              1.29                               5
  168      No                          Fee              3.24                               5
--------------------------------------------------------------------------------------------------------------------------------
  169      No                          Fee              1.13                               5
  170      No                          Fee              1.70                   5 days once per loan year
  171      No                          Fee              1.15                               5
  172      No                          Fee              1.36                               0
  173      No                          Fee              1.31                               5
--------------------------------------------------------------------------------------------------------------------------------
  174      No                          Fee              1.29                               5
  175      No                          Fee              1.29                               5
  176      No                          Fee              1.19                               0
  177      Yes                         Fee              1.21                               5
  178      No                          Fee              1.38                               0
--------------------------------------------------------------------------------------------------------------------------------
  179      No                          Fee              1.54                               5
  180      No                          Fee              1.39                               0
  181      No                          Fee              1.22                               0
  182      No                          Fee              1.15                               5
  183      No                          Fee              1.30                               0
--------------------------------------------------------------------------------------------------------------------------------
  184      No                          Fee              1.16                               5
  185      No                          Fee              1.13                               0
  186      No                          Fee              1.16                               0
  187      No                          Fee              1.15                               5
  188      No                          Fee              1.27                               5
--------------------------------------------------------------------------------------------------------------------------------
  189      Yes                         Fee              1.20                               5
  190      No                          Fee              1.47                               5
  191      No                          Fee              1.20                               5
  192      Yes                         Fee              1.20                               5
  193      Yes                         Fee              1.23                               0
--------------------------------------------------------------------------------------------------------------------------------
  194      No                          Fee              1.25                               5
  195      No                     Fee/Leasehold         1.11                               5
 195-a                                 Fee
 195-b                                 Fee
 195-c                              Leasehold
--------------------------------------------------------------------------------------------------------------------------------
 195-d                                 Fee
  196      No                          Fee              1.70                               5
  197      No                          Fee              1.33                               5
  198      No                          Fee              1.17                               5
  199      No                          Fee              1.94                               5
--------------------------------------------------------------------------------------------------------------------------------
  200      No                          Fee              1.24                               5
  201      No                          Fee              1.53                               5
  202      No                          Fee              1.22                               5
  203      No                          Fee              1.21                               0
  204      No                          Fee              1.20                               5
--------------------------------------------------------------------------------------------------------------------------------
  205      No                          Fee              1.40                               0
 205-a                                 Fee
 205-b                                 Fee
  206      No                          Fee              1.17                               0
  207      No                          Fee              1.16                               5
--------------------------------------------------------------------------------------------------------------------------------
  208      No                          Fee              2.02                               0
  209      No                          Fee              1.19                               0
  210      No                          Fee              1.32                               5
  211      No                          Fee              2.09                               5
  212      No                          Fee              1.39                               0
--------------------------------------------------------------------------------------------------------------------------------
  213      No                          Fee              1.21                               5
  214      No                          Fee              1.26                               5
  215      No                          Fee              1.21                               0
  216      No                          Fee              1.27                               5
  217      No                          Fee              1.15                               5
--------------------------------------------------------------------------------------------------------------------------------
  218      No                          Fee              1.15                               5
  219      No                          Fee              1.62                               5
  220      No                          Fee              1.14                               0
  221      No                          Fee              1.51                               0
  222      No                          Fee              1.20                               0
--------------------------------------------------------------------------------------------------------------------------------
  223      No                          Fee              1.15                               0
  224      No                          Fee              1.20                               5
  225      No                          Fee              2.81                               5
  226      No                          Fee              1.25                               5
  227      No                          Fee              1.30                               5
--------------------------------------------------------------------------------------------------------------------------------
  228      No                          Fee              1.11                               0
  229      No                          Fee              1.49                               0
  230      No                          Fee              1.20                               5
  231      No                          Fee              1.30                               0
  232      No                          Fee              1.20                               5
--------------------------------------------------------------------------------------------------------------------------------
  233      No                          Fee              1.55                               5
  234      No                          Fee              1.36                               5
  235      No                          Fee              1.20                               5
  236      No                          Fee              1.36                               0
  237      No                          Fee              1.11                               5
--------------------------------------------------------------------------------------------------------------------------------
  238      No                          Fee              1.51                               5
  239      No                          Fee              1.32                               5
  240      No                          Fee              1.23                               5
  241      No                          Fee              1.73                               5
  242      No                          Fee              1.21                               5
--------------------------------------------------------------------------------------------------------------------------------
  243      No                          Fee              1.25                               5
  244      No                          Fee              1.19                               5
  245      No                          Fee              1.30                               0
  246      No                          Fee              1.21                               5
  247      No                          Fee              1.35                               5
--------------------------------------------------------------------------------------------------------------------------------
  248      No                          Fee              1.44                               5
  249      No                          Fee              1.82                              16
  250      No                          Fee              1.41                               5
  251      No                          Fee              1.28                               5
  252      No                          Fee              1.20                               5
--------------------------------------------------------------------------------------------------------------------------------
  253      No                          Fee              1.23                               5
  254      No                          Fee              1.21                               5
  255      No                          Fee              1.21                               0
  256      No                          Fee              1.37                               5
  257      No                          Fee              1.22                               5
--------------------------------------------------------------------------------------------------------------------------------
  258      No                          Fee              1.36                               0
  259      No                          Fee              1.26                               5
  260      No                          Fee              1.17                               0
  261      No                          Fee              1.21                               5
  262      No                          Fee              1.20                               5
--------------------------------------------------------------------------------------------------------------------------------
  263      No                          Fee              1.20                               5
  264      No                          Fee              1.27                               5

                                                              CUT-OFF               LTV
          PAYMENT        APPRAISED       APPRAISAL           DATE LTV            RATIO AT
   ID      DATE       VALUE ($) (6)   AS-OF DATE (6)         RATIO (6)      MATURITY OR ARD (6)
--------------------------------------------------------------------------------------------------

   1        1st        933,100,000        Various              79.5%               79.5%
  1-a                  129,500,000       5/10/2007
  1-b                   98,900,000       5/16/2007
  1-c                   87,000,000       5/10/2007
  1-d                   77,000,000       5/11/2007
--------------------------------------------------------------------------------------------------
  1-e                   73,200,000       5/18/2007
  1-f                   58,500,000        6/1/2007
  1-g                   57,000,000       5/10/2007
  1-h                   46,300,000       5/11/2007
  1-i                   44,600,000       5/10/2007
--------------------------------------------------------------------------------------------------
  1-j                   34,500,000       5/18/2007
  1-k                   32,600,000       5/18/2007
  1-l                   31,300,000       5/11/2007
  1-m                   27,600,000       5/18/2007
  1-n                   28,600,000       5/18/2007
--------------------------------------------------------------------------------------------------
  1-o                   25,100,000       5/18/2007
  1-p                   25,000,000       5/17/2007
  1-q                   23,100,000       5/23/2007
  1-r                   17,500,000       5/10/2007
  1-s                   15,800,000       5/18/2007
--------------------------------------------------------------------------------------------------
   2        1st        373,000,000       7/20/2007             62.2%               62.2%
   3        1st        658,600,000        7/1/2007             70.6%               61.2%
  3-a                   55,800,000        7/1/2007
  3-b                   17,900,000        7/1/2007
  3-c                   20,400,000        7/1/2007
--------------------------------------------------------------------------------------------------
  3-d                   16,600,000        7/1/2007
  3-e                   18,900,000        7/1/2007
  3-f                   13,400,000        7/1/2007
  3-g                   11,400,000        7/1/2007
  3-h                   15,500,000        7/1/2007
--------------------------------------------------------------------------------------------------
  3-i                   13,200,000        7/1/2007
  3-j                   11,500,000        7/1/2007
  3-k                    8,900,000        7/1/2007
  3-l                   11,000,000        7/1/2007
  3-m                    9,300,000        7/1/2007
--------------------------------------------------------------------------------------------------
  3-n                    4,500,000        7/1/2007
  3-o                    8,100,000        7/1/2007
  3-p                   10,800,000        7/1/2007
  3-q                    9,100,000        7/1/2007
  3-r                   10,200,000        7/1/2007
--------------------------------------------------------------------------------------------------
  3-s                    8,600,000        7/1/2007
  3-t                    9,200,000        7/1/2007
  3-u                    8,800,000        7/1/2007
  3-v                    7,800,000        7/1/2007
  3-w                    8,500,000        7/1/2007
--------------------------------------------------------------------------------------------------
  3-x                    6,900,000        7/1/2007
  3-y                    8,400,000        7/1/2007
  3-z                    7,500,000        7/1/2007
  3-aa                   8,600,000        7/1/2007
  3-ab                   7,500,000        7/1/2007
--------------------------------------------------------------------------------------------------
  3-ac                  12,100,000        7/1/2007
  3-ad                   9,700,000        7/1/2007
  3-ae                   8,200,000        7/1/2007
  3-af                   7,500,000        7/1/2007
  3-ag                   8,500,000        7/1/2007
--------------------------------------------------------------------------------------------------
  3-ah                   8,100,000        7/1/2007
  3-ai                   7,600,000        7/1/2007
  3-aj                   7,000,000        7/1/2007
  3-ak                   5,900,000        7/1/2007
  3-al                  10,800,000        7/1/2007
--------------------------------------------------------------------------------------------------
  3-am                   4,900,000        7/1/2007
  3-an                   5,500,000        7/1/2007
  3-ao                   7,500,000        7/1/2007
  3-ap                   4,200,000        7/1/2007
  3-aq                   9,600,000        7/1/2007
--------------------------------------------------------------------------------------------------
  3-ar                   7,800,000        7/1/2007
  3-as                   4,100,000        7/1/2007
  3-at                   6,100,000        7/1/2007
  3-au                   4,400,000        7/1/2007
  3-av                   6,700,000        7/1/2007
--------------------------------------------------------------------------------------------------
  3-aw                   8,700,000        7/1/2007
  3-ax                   5,900,000        7/1/2007
  3-ay                   7,500,000        7/1/2007
  3-az                   5,100,000        7/1/2007
  3-ba                   7,100,000        7/1/2007
--------------------------------------------------------------------------------------------------
  3-bb                   4,500,000        7/1/2007
  3-bc                   8,200,000        7/1/2007
  3-bd                   5,400,000        7/1/2007
  3-be                   4,900,000        7/1/2007
  3-bf                   7,300,000        7/1/2007
--------------------------------------------------------------------------------------------------
  3-bg                   5,100,000        7/1/2007
  3-bh                   5,000,000        7/1/2007
  3-bi                   3,000,000        7/1/2007
  3-bj                   8,700,000        7/1/2007
  3-bk                   4,400,000        7/1/2007
--------------------------------------------------------------------------------------------------
  3-bl                   4,400,000        7/1/2007
  3-bm                   6,900,000        7/1/2007
  3-bn                   3,100,000        7/1/2007
  3-bo                   4,800,000        7/1/2007
  3-bp                   4,900,000        7/1/2007
--------------------------------------------------------------------------------------------------
  3-bq                   5,100,000        7/1/2007
  3-br                   4,300,000        7/1/2007
  3-bs                   4,200,000        7/1/2007
  3-bt                   5,400,000        7/1/2007
  3-bu                   3,700,000        7/1/2007
--------------------------------------------------------------------------------------------------
  3-bv                   5,000,000        7/1/2007
  3-bw                   5,300,000        7/1/2007
  3-bx                   5,200,000        7/1/2007
  3-by                   3,100,000        7/1/2007
  3-bz                   2,100,000        7/1/2007
--------------------------------------------------------------------------------------------------
  3-ca                   5,800,000        7/1/2007
   4        5th        320,400,000       11/1/2007             70.2%               65.6%
   5        1st        165,000,000       6/29/2007             66.7%               60.8%
   6        1st        202,000,000       6/26/2007             49.5%               41.5%
   7        1st         90,800,000        2/1/2008             77.4%               77.4%
--------------------------------------------------------------------------------------------------
  7-a                   47,500,000        2/1/2008
  7-b                   30,600,000        2/1/2008
  7-c                   12,700,000        2/1/2008
   8        1st         62,600,000        Various              78.3%               78.3%
  8-a                   46,250,000        4/3/2007
--------------------------------------------------------------------------------------------------
  8-b                    8,900,000       3/27/2007
  8-c                    7,450,000       3/30/2007
   9        1st         59,000,000       4/23/2007             79.3%               79.3%
   10       5th        535,000,000       1/24/2007             67.3%               62.7%
   11       1st         46,400,000       10/15/2006            71.1%               71.1%
--------------------------------------------------------------------------------------------------
   12       1st         52,000,000       5/16/2007             62.5%               62.5%
   13       5th         41,750,000       5/16/2007             76.6%               68.3%
   14       5th         41,600,000       4/27/2007             71.4%               63.6%
  14-a                  12,750,000       4/27/2007
  14-b                   9,400,000       4/27/2007
--------------------------------------------------------------------------------------------------
  14-c                   8,500,000       4/27/2007
  14-d                   7,500,000       4/27/2007
  14-e                   3,450,000       4/27/2007
   15       1st         44,100,000       5/16/2007             62.4%               60.3%
   16       1st         35,100,000       9/13/2006             74.8%               69.9%
--------------------------------------------------------------------------------------------------
   17       1st         56,000,000       5/10/2007             46.4%               46.4%
   18       1st         38,000,000        3/6/2007             65.8%               61.3%
   19       1st         37,500,000        3/5/2007             65.6%               65.6%
   20       1st         32,500,000        7/1/2007             75.4%               66.7%
   21       1st         30,300,000       10/25/2006            79.1%               66.6%
--------------------------------------------------------------------------------------------------
   22       1st         41,900,000       5/22/2007             56.1%               49.5%
   23       5th         30,250,000       5/23/2007             76.4%               71.9%
   24       1st         30,100,000        4/6/2007             76.4%               71.2%
   25       5th         32,000,000       5/16/2007             71.3%               64.9%
   26       1st         34,360,000        Various              65.9%               44.6%
--------------------------------------------------------------------------------------------------
  26-a                   7,860,000       5/31/2007
  26-b                   4,195,000       5/31/2007
  26-c                   3,795,000        6/4/2007
  26-d                   3,970,000       5/31/2007
  26-e                   3,290,000       5/31/2007
--------------------------------------------------------------------------------------------------
  26-f                   3,160,000        6/4/2007
  26-g                   2,650,000       5/31/2007
  26-h                   2,350,000       5/31/2007
  26-i                   1,700,000       5/31/2007
  26-j                   1,390,000       5/31/2007
--------------------------------------------------------------------------------------------------
   27       1st         27,500,000       11/15/2007            80.0%               72.5%
   28       1st         31,000,000       6/29/2007             69.4%               69.4%
   29       1st         29,800,000        2/1/2008             70.5%               62.9%
   30       1st         31,800,000       5/14/2007             64.5%               64.5%
   31       1st         27,160,000       5/17/2007             73.6%               68.7%
--------------------------------------------------------------------------------------------------
   32       1st         28,100,000        2/1/2007             70.6%               70.6%
   33       1st         26,600,000       6/20/2007             73.3%               68.7%
   34       1st         24,000,000       3/27/2007             80.0%               74.6%
   35       1st         25,200,000        7/7/2007             75.8%               70.8%
   36       1st         42,000,000       5/23/2007             45.2%               42.2%
--------------------------------------------------------------------------------------------------
   37       5th         22,900,000       5/10/2007             77.0%               77.0%
   38       1st         23,500,000       5/17/2007             74.9%               72.3%
   39       1st         24,200,000        5/1/2007             70.7%               55.5%
  39-a                   6,500,000        5/1/2007
  39-b                   6,200,000        5/1/2007
--------------------------------------------------------------------------------------------------
  39-c                   6,000,000        5/1/2007
  39-d                   5,500,000        5/1/2007
   40       1st         26,600,000       12/1/2006             62.6%               49.0%
   41       1st         20,000,000       10/25/2006            79.9%               67.2%
   42       5th         22,710,000       3/12/2007             68.3%               63.8%
--------------------------------------------------------------------------------------------------
   43       5th         20,300,000        4/4/2007             76.3%               76.3%
   44       1st         19,300,000        6/1/2007             79.8%               71.6%
   45       1st         24,900,000       6/10/2007             61.6%               47.7%
   46       1st         21,700,000        5/2/2007             67.8%               67.8%
   47       5th         18,500,000       2/23/2007             79.6%               74.4%
--------------------------------------------------------------------------------------------------
   48       1st         30,500,000       5/15/2007             47.5%               47.5%
   49       5th         19,010,000       6/12/2007             74.6%               74.6%
   50       1st         27,000,000        5/1/2007             51.9%               48.3%
   51       1st         42,500,000       4/17/2007             32.9%               27.5%
   52       1st         21,300,000        5/6/2007             64.8%               59.3%
--------------------------------------------------------------------------------------------------
   53       1st         19,400,000       4/20/2007             70.7%               66.2%
   54       1st         18,900,000       5/17/2007             71.4%               66.7%
   55       5th         17,100,000        4/9/2007             78.9%               73.6%
   56       1st         34,600,000       3/20/2007             38.4%               38.4%
   57       1st         19,600,000       6/20/2007             65.8%               61.7%
--------------------------------------------------------------------------------------------------
   58       1st         19,000,000        5/1/2007             65.8%               60.9%
   59       1st         20,000,000        4/5/2007             62.0%               54.8%
   60       1st         18,100,000        8/1/2007             66.3%               66.3%
   61       5th         15,000,000       5/31/2007             79.3%               74.5%
   62       5th         17,000,000       5/22/2007             69.9%               54.9%
--------------------------------------------------------------------------------------------------
   63       1st         15,850,000        6/1/2007             74.7%               69.9%
   64       1st         15,900,000       4/23/2007             72.3%               72.3%
   65       5th         15,400,000        3/1/2007             74.5%               58.8%
   66       5th         16,200,000        5/1/2007             70.8%               55.9%
   67       1st         17,900,000       5/31/2007             63.7%               63.7%
--------------------------------------------------------------------------------------------------
   68       1st         17,485,000        3/8/2007             65.1%               58.6%
   69       5th         16,500,000       4/10/2007             68.5%               61.5%
   70       1st         13,900,000       5/11/2007             80.0%               74.9%
   71       1st         14,300,000       3/20/2007             76.9%               76.9%
   72       1st         15,200,000       5/31/2007             70.6%               64.9%
--------------------------------------------------------------------------------------------------
   73       1st         17,700,000        7/1/2007             59.9%               56.2%
   74       1st         13,200,000       3/14/2007             79.8%               67.5%
   75       5th         16,700,000       3/25/2007             62.1%               62.1%
  75-a                   7,500,000       3/25/2007
  75-b                   4,700,000       3/25/2007
--------------------------------------------------------------------------------------------------
  75-c                   4,500,000       3/25/2007
   76       1st         14,000,000       4/30/2007             73.8%               62.2%
   77       1st         14,500,000        8/1/2007             71.0%               60.0%
   78       1st         13,125,000        5/1/2007             78.1%               72.8%
   79       1st         15,000,000        4/1/2007             68.0%               68.0%
--------------------------------------------------------------------------------------------------
   80       1st         12,700,000       5/18/2007             80.0%               74.9%
   81       1st         15,160,000       5/14/2007             66.6%               66.6%
   82       5th         14,900,000        6/6/2007             67.1%               61.0%
  82-a                   8,597,300        6/6/2007
  82-b                   6,302,700        6/6/2007
--------------------------------------------------------------------------------------------------
   83       1st         14,100,000       4/20/2007             70.9%               60.0%
   84       1st         23,500,000       4/25/2007             42.5%               35.5%
   85       1st         13,800,000        5/2/2007             72.3%               67.8%
   86       5th         16,000,000       5/23/2007             60.5%               60.5%
   87       1st         22,250,000       5/17/2007             41.7%               32.0%
--------------------------------------------------------------------------------------------------
   88       1st         12,600,000       4/20/2007             72.2%               72.2%
   89       1st         13,000,000       4/24/2007             69.2%               65.0%
   90       1st         13,460,000        9/1/2007             66.8%               52.0%
   91       5th         13,100,000        1/1/2007             67.9%               61.2%
   92       1st         15,250,000        5/7/2007             58.0%               52.3%
--------------------------------------------------------------------------------------------------
  92-a                  10,700,000        5/7/2007
  92-b                   4,550,000        5/7/2007
   93       1st         12,500,000        5/4/2007             70.0%               65.2%
   94       5th         10,890,000       4/12/2007             79.8%               67.8%
  94-a                   7,800,000       4/12/2007
--------------------------------------------------------------------------------------------------
  94-b                   3,090,000       4/12/2007
   95       1st         11,350,000       3/23/2007             76.2%               73.3%
   96       1st         12,995,000        5/1/2008             65.4%               55.2%
   97       1st         12,800,000       9/27/2006             66.4%               62.1%
   98       5th         12,100,000       6/23/2007             70.2%               54.9%
--------------------------------------------------------------------------------------------------
   99       1st         12,100,000        5/1/2007             69.8%               67.9%
  100       5th         14,800,000       3/25/2007             56.8%               56.8%
 100-a                   8,000,000       3/25/2007
 100-b                   3,700,000       3/25/2007
 100-c                   1,800,000       3/25/2007
--------------------------------------------------------------------------------------------------
 100-d                   1,300,000       3/25/2007
  101       1st         13,100,000        3/9/2007             63.3%               54.5%
  102       1st         11,400,000       4/25/2007             71.9%               71.9%
  103       1st         10,650,000       4/12/2007             76.4%               69.6%
  104       1st         11,000,000        5/4/2007             73.6%               69.3%
--------------------------------------------------------------------------------------------------
  105       5th         10,900,000       4/13/2007             73.6%               67.7%
  106       5th         11,390,000       3/24/2007             70.2%               64.6%
  107       1st         10,800,000       3/22/2007             74.1%               74.1%
  108       1st         10,230,000       5/28/2007             78.2%               78.2%
  109       1st         11,600,000       4/27/2007             65.8%               57.7%
--------------------------------------------------------------------------------------------------
  110       5th          9,800,000        6/1/2007             77.6%               66.7%
  111       1st          9,600,000       12/31/2007            79.1%               67.1%
  112       5th         10,500,000        4/3/2007             71.4%               66.8%
  113       1st         22,400,000       5/26/2007             33.4%               30.5%
  114       1st          9,390,000       4/18/2007             77.1%               64.9%
--------------------------------------------------------------------------------------------------
  115       1st         11,400,000        5/1/2007             63.0%               49.1%
  116       5th         11,750,000       7/12/2007             60.4%               54.7%
  117       1st         11,700,000       4/10/2007             59.7%               50.1%
  118       1st          8,840,000        Various              78.7%               60.9%
 118-a                   5,300,000       3/14/2007
--------------------------------------------------------------------------------------------------
 118-b                   2,130,000        1/1/2008
 118-c                   1,240,000        6/1/2007
 118-d                     170,000       3/14/2007
  119       1st          9,000,000       4/20/2007             76.0%               68.9%
  120       1st          9,400,000        5/2/2007             72.3%               72.3%
--------------------------------------------------------------------------------------------------
  121       5th          9,300,000        6/1/2007             73.1%               68.8%
 121-a                   4,900,000        6/1/2007
 121-b                   4,400,000        6/1/2007
  122       1st          8,700,000       5/16/2007             77.0%               75.2%
  123       1st          8,500,000       4/11/2007             78.3%               78.3%
--------------------------------------------------------------------------------------------------
  124       1st          8,510,000       4/21/2007             77.6%               77.6%
  125       1st          9,400,000       2/22/2007             69.1%               64.6%
  126       5th          8,000,000       11/1/2006             80.0%               74.6%
  127       1st          8,400,000       5/16/2007             73.8%               71.3%
  128       5th         16,300,000        7/2/2007             38.0%               29.8%
--------------------------------------------------------------------------------------------------
  129       5th          8,200,000       3/23/2007             75.0%               75.0%
  130       5th         10,500,000       5/15/2007             58.2%               52.0%
  131       1st          9,800,000        6/1/2007             62.2%               55.0%
  132       1st         10,880,000        Various              55.6%               50.2%
 132-a                   5,200,000        6/1/2007
--------------------------------------------------------------------------------------------------
 132-b                   3,100,000        6/5/2007
 132-c                   2,580,000        6/5/2007
  133       1st          8,200,000       12/31/2006            73.2%               66.0%
  134       5th          7,800,000       4/10/2007             76.9%               69.7%
  135       1st          7,650,000       3/21/2007             78.2%               66.2%
--------------------------------------------------------------------------------------------------
  136       5th          8,800,000       4/18/2007             67.1%               67.1%
  137       1st          8,500,000        5/9/2007             69.4%               69.4%
  138       5th          8,900,000       4/10/2007             66.1%               59.4%
  139       1st          7,410,000        5/1/2007             79.1%               73.8%
  140       1st          9,400,000       4/26/2007             62.2%               58.8%
--------------------------------------------------------------------------------------------------
  141       1st          8,525,000        3/1/2007             68.0%               62.5%
  142       1st          8,000,000       5/18/2007             72.5%               69.1%
  143       1st          7,300,000        6/1/2007             78.7%               66.5%
  144       1st          7,800,000        4/7/2007             73.1%               68.2%
  145       1st         10,300,000        6/4/2007             54.4%               54.4%
--------------------------------------------------------------------------------------------------
  146       5th          8,500,000       11/6/2006             65.9%               61.7%
  147       1st          7,400,000       3/22/2007             75.0%               75.0%
  148       5th          7,000,000        6/1/2007             78.6%               71.4%
  149       1st          9,600,000        4/1/2007             57.2%               48.1%
  150       1st          7,350,000       4/24/2007             74.4%               74.4%
--------------------------------------------------------------------------------------------------
  151       1st          8,700,000       5/18/2007             62.1%               59.2%
  152       1st          7,500,000       4/25/2007             71.8%               60.8%
  153       1st          6,860,000       5/22/2007             77.3%               77.3%
  154       1st          6,650,000       11/1/2007             78.1%               65.9%
  155       1st         20,300,000        5/8/2007             24.6%               24.6%
--------------------------------------------------------------------------------------------------
  156       1st         10,500,000       4/19/2007             47.6%               47.6%
  157       5th          8,250,000       4/16/2007             60.6%               54.6%
  158       1st          7,750,000       12/31/2006            64.5%               58.2%
  159       1st          6,800,000        1/1/2007             73.2%               66.6%
  160       1st          6,600,000       4/16/2007             75.0%               67.6%
--------------------------------------------------------------------------------------------------
  161       5th          8,200,000       3/25/2007             60.2%               60.2%
 161-a                   6,600,000       3/25/2007
 161-b                   1,600,000       3/25/2007
  162       1st          6,970,000       4/25/2007             70.0%               65.4%
  163       5th          6,800,000        7/1/2007             69.9%               63.5%
--------------------------------------------------------------------------------------------------
  164       1st          6,410,000       3/29/2007             74.1%               66.6%
  165       1st          5,870,000       4/18/2007             78.4%               73.1%
  166       1st          5,880,000       4/18/2007             77.8%               72.6%
  167       1st          6,700,000       2/14/2007             67.3%               56.8%
  168       1st         17,100,000        2/9/2007             26.3%               24.6%
--------------------------------------------------------------------------------------------------
  169       1st          6,100,000       4/20/2007             73.8%               69.1%
  170       1st          6,300,000        9/1/2007             71.4%               60.5%
  171       1st          5,450,000       3/21/2007             79.3%               75.3%
  172       1st          6,150,000       5/24/2007             68.3%               68.3%
  173       1st          5,600,000       10/2/2006             74.8%               63.2%
--------------------------------------------------------------------------------------------------
  174       1st          6,130,000        2/5/2007             68.2%               53.0%
  175       1st          6,125,000        2/5/2007             68.3%               53.0%
  176       1st          5,180,000       6/22/2007             79.5%               73.3%
  177       1st          5,100,000       4/17/2007             78.6%               73.4%
  178       1st          6,450,000        6/1/2007             62.0%               52.5%
--------------------------------------------------------------------------------------------------
  179       1st          7,780,000        6/1/2007             51.4%               43.4%
  180       1st          6,100,000       4/16/2007             65.5%               55.3%
  181       1st          5,400,000       3/22/2007             72.2%               64.7%
  182       1st          5,270,000        6/1/2007             73.4%               65.7%
  183       5th          5,700,000       5/17/2007             67.0%               67.0%
--------------------------------------------------------------------------------------------------
  184       1st          5,925,000        4/9/2007             64.0%               54.2%
  185       1st          5,700,000       4/20/2007             66.2%               62.2%
  186       5th          5,100,000       6/12/2007             73.5%               65.8%
  187       1st          5,120,000       4/25/2007             73.0%               62.1%
  188       1st          5,200,000       3/22/2007             71.7%               55.3%
--------------------------------------------------------------------------------------------------
  189       1st          4,670,000       4/18/2007             78.8%               73.5%
  190       1st          5,900,000       3/22/2007             60.9%               49.0%
  191       1st          4,490,000       5/11/2007             79.7%               74.8%
  192       1st          4,500,000       4/13/2007             78.7%               73.4%
  193       1st          4,825,000       5/18/2007             72.5%               68.0%
--------------------------------------------------------------------------------------------------
  194       1st          4,350,000        5/1/2008             80.0%               72.7%
  195       1st          4,335,000        Various              79.2%               68.3%
 195-a                   1,650,000        5/7/2007
 195-b                   1,250,000       4/26/2007
 195-c                     820,000       4/30/2007
--------------------------------------------------------------------------------------------------
 195-d                     615,000        5/7/2007
  196       1st          6,200,000        6/5/2007             53.2%               49.8%
  197       1st          5,300,000       12/31/2006            62.3%               56.2%
  198       1st          4,400,000       3/23/2007             75.0%               66.8%
  199       1st          7,100,000       6/22/2007             46.4%               39.0%
--------------------------------------------------------------------------------------------------
  200       1st          5,575,000        3/1/2007             59.0%               50.3%
  201       1st          7,250,000       3/16/2007             44.8%               44.8%
  202       1st          4,050,000       12/14/2006            79.0%               71.2%
  203       1st          4,450,000       6/28/2007             71.8%               61.5%
  204       1st          4,300,000        4/6/2007             74.2%               63.5%
--------------------------------------------------------------------------------------------------
  205       1st          5,840,000        6/4/2007             54.3%               48.6%
 205-a                   2,965,000        6/4/2007
 205-b                   2,875,000        6/4/2007
  206       1st          4,000,000       4/26/2007             78.6%               66.6%
  207       1st          3,920,000       3/28/2007             77.7%               67.3%
--------------------------------------------------------------------------------------------------
  208       1st          6,700,000        7/3/2007             44.8%               38.0%
  209       1st          4,400,000       5/17/2007             68.2%               57.7%
  210       1st          3,900,000        3/9/2007             76.9%               67.8%
  211       1st          6,990,000        4/3/2007             42.9%               35.9%
  212       1st          5,200,000       6/13/2007             57.6%               51.4%
--------------------------------------------------------------------------------------------------
  213       1st          4,000,000       4/11/2007             74.8%               63.6%
  214       1st          4,000,000       2/21/2007             74.7%               63.2%
  215       1st          4,650,000        6/6/2007             63.8%               55.2%
  216       1st          3,850,000       5/14/2007             75.2%               64.9%
  217       1st          4,000,000       5/21/2007             72.4%               62.5%
--------------------------------------------------------------------------------------------------
  218       1st          4,350,000       4/30/2007             66.3%               60.2%
  219       1st          4,000,000       3/16/2007             70.0%               64.0%
  220       1st          4,700,000       5/23/2007             59.5%               45.9%
  221       1st          6,650,000       5/23/2007             42.0%               27.5%
  222       1st          3,600,000       10/1/2006             77.4%               69.9%
--------------------------------------------------------------------------------------------------
  223       1st          3,550,000       1/17/2008             78.0%               66.3%
  224       1st          3,600,000       2/21/2007             76.8%               65.1%
  225       1st         10,500,000       4/20/2007             26.1%               23.6%
  226       1st          4,300,000       5/10/2007             63.4%               59.3%
  227       1st          4,000,000       4/23/2007             67.5%               60.7%
--------------------------------------------------------------------------------------------------
  228       1st          3,780,000        5/4/2007             71.2%               55.3%
  229       1st          4,350,000        4/3/2005             61.6%               52.9%
  230       1st          3,960,000        5/8/2007             67.1%               57.0%
  231       5th          3,700,000       5/23/2007             71.5%               71.5%
  232       1st          3,510,000       2/26/2007             72.7%               62.0%
--------------------------------------------------------------------------------------------------
  233       1st          3,480,000       1/15/2007             71.8%               63.7%
  234       1st          4,046,000       12/8/2006             61.5%               52.2%
  235       1st          4,150,000       4/21/2007             59.1%               51.0%
  236       5th          3,500,000       9/14/2006             69.4%               60.2%
  237       1st          3,250,000        5/4/2007             74.6%               69.8%
--------------------------------------------------------------------------------------------------
  238       1st          3,100,000       2/24/2007             77.4%               72.0%
  239       1st          3,370,000       3/15/2007             69.0%               58.8%
  240       1st          3,050,000       5/20/2007             72.1%               63.9%
  241       1st          3,300,000       5/18/2007             63.6%               63.6%
  242       1st          2,650,000       4/24/2007             78.5%               73.4%
--------------------------------------------------------------------------------------------------
  243       1st          2,850,000       1/29/2007             70.0%               60.0%
  244       1st          2,900,000       12/11/2006            68.8%               58.3%
  245       5th          3,200,000       5/23/2007             61.7%               61.7%
  246       1st          2,570,000       4/20/2007             74.7%               64.9%
  247       1st          2,500,000        5/9/2007             75.0%               70.2%
--------------------------------------------------------------------------------------------------
  248       1st          3,300,000        6/5/2007             54.5%               46.2%
  249       1st          3,760,000       6/12/2007             47.4%               41.1%
  250       1st          3,170,000       5/26/2007             55.2%               50.1%
  251       1st          2,450,000       5/18/2007             71.4%               62.9%
  252       1st          2,970,000       2/26/2007             58.8%               50.3%
--------------------------------------------------------------------------------------------------
  253       1st          2,250,000       4/23/2007             75.4%               64.7%
  254       1st          2,900,000       4/18/2007             56.9%               48.9%
  255       1st          2,450,000       5/18/2007             63.2%               53.9%
  256       1st          2,500,000        6/5/2007             56.0%               47.5%
  257       1st          2,640,000       5/11/2007             51.6%               44.0%
--------------------------------------------------------------------------------------------------
  258       1st          1,960,000        6/1/2007             61.2%               52.1%
  259       1st          1,800,000       4/13/2007             63.7%               54.5%
  260       1st          1,850,000        6/8/2007             59.5%               52.7%
  261       1st          1,820,000       5/22/2007             57.7%               50.2%
  262       1st          1,350,000       5/31/2007             77.0%               66.9%
--------------------------------------------------------------------------------------------------
  263       1st          1,570,000       5/25/2007             59.6%               56.3%
  264       1st          1,210,000        6/8/2007             70.2%               62.9%

   ID    ADDRESS
---------------------------------------------------------------------------------------------------------------------------------

   1     Various
  1-a    300, 400, 701, 801, 901 & 1001 International Parkway
  1-b    12301-4 Research Boulevard, Buildings III & IV
  1-c    100, 200 & 300 Colonial Center Parkway
  1-d    4300 & 4350 Cypress Street
---------------------------------------------------------------------------------------------------------------------------------
  1-e    3500, 3700 & 3800 Colonnade Parkway
  1-f    1355 Peachtree Street NE
  1-g    950 Market Promenade Avenue
  1-h    3501, 3503, 3505 & 3507 Frontage Road
  1-i    600 Colonial Center Parkway
---------------------------------------------------------------------------------------------------------------------------------
  1-j    2100, 2200 & 2300 Riverchase Center
  1-k    1800 & 1900 International Park Drive
  1-l    17757 US Highway 19 North
  1-m    3500 Blue Lake Drive
  1-n    3409-3443 Colonnade Parkway
---------------------------------------------------------------------------------------------------------------------------------
  1-o    2101 6th Avenue North
  1-p    2101 Rexford Road
  1-q    901 Lake Destiny Drive
  1-r    1000 Business Center Drive
  1-s    One Independence Drive
---------------------------------------------------------------------------------------------------------------------------------
   2     700 Louisiana Street
   3     Various
  3-a    162 E Ontario St
  3-b    5975 Richmond Hwy
  3-c    15 Meadowlands Pkwy
---------------------------------------------------------------------------------------------------------------------------------
  3-d    49 Industrial Highway
  3-e    1011 East Houston Street
  3-f    1309 W Main St
  3-g    1925 Davis Boulevard
  3-h    19 Commerce Way
---------------------------------------------------------------------------------------------------------------------------------
  3-i    3100 Cabot Blvd W
  3-j    3100 Lincoln Hwy
  3-k    5001 North US 301
  3-l    1006 West Calton Road
  3-m    8000 Washington Blvd
---------------------------------------------------------------------------------------------------------------------------------
  3-n    11314 Boardwalk Dr
  3-o    6170 Oxon Hill Rd
  3-p    4940 W Ina Rd
  3-q    188 Wolf Rd
  3-r    3500 SW 42nd Street
---------------------------------------------------------------------------------------------------------------------------------
  3-s    5823 Wilson Avenue
  3-t    603 Fellowship Rd
  3-u    146 Maple Dr
  3-v    7480 Northwoods Blvd
  3-w    4820 W Henrietta Rd
---------------------------------------------------------------------------------------------------------------------------------
  3-x    33 East I-65 Service Road South
  3-y    20 Weaver St
  3-z    10 Rowe Ave
  3-aa   1846 Catasauqua Road
  3-ab   20009 Route 19
---------------------------------------------------------------------------------------------------------------------------------
  3-ac   1113 Butterfield Rd
  3-ad   26300 Dequindre Rd
  3-ae   2651 Wilhite Dr
  3-af   3704 E Irvington Rd
  3-ag   12525 Laurel Bowie Rd
---------------------------------------------------------------------------------------------------------------------------------
  3-ah   9050 Lanham Severn Rd
  3-ai   42 Flint Rd
  3-aj   6614 N Thompson Road
  3-ak   4701 South Interstate Highway 35
  3-al   7535 Kingery Hwy
---------------------------------------------------------------------------------------------------------------------------------
  3-am   1813 S Saunders St
  3-an   7530 Remcon Circle
  3-ao   988 Hospitality Way
  3-ap   1800 Walnut St
  3-aq   24130 Michigan Ave
---------------------------------------------------------------------------------------------------------------------------------
  3-ar   2939 S Arlington Rd
  3-as   7580 Two Notch Rd
  3-at   5370 Camp Rd
  3-au   2101 W Meadowview Rd
  3-av   367 Turnpike Rd
---------------------------------------------------------------------------------------------------------------------------------
  3-aw   7434 E State St
  3-ax   400 Corporate Cir
  3-ay   15 Red Roof Ln
  3-az   9520 Valparaiso Court
  3-ba   2580 Crooks Rd
---------------------------------------------------------------------------------------------------------------------------------
  3-bb   2449 Brice Rd
  3-bc   9922 Hawaiian Court
  3-bd   520 Roberts Ct NW
  3-be   5190 US Rte 60 E
  3-bf   1980 Haggard Ct
---------------------------------------------------------------------------------------------------------------------------------
  3-bg   2902 Cassopolis Street
  3-bh   17555 Bagley Rd
  3-bi   510 Claridge Dr
  3-bj   22 W Algonquin Rd
  3-bk   3530 Executive Pkwy
---------------------------------------------------------------------------------------------------------------------------------
  3-bl   212 W Anthony Dr
  3-bm   3322 Red Roof Inn Pl
  3-bn   500 Putnam Village Dr
  3-bo   29595 Clemens Road
  3-bp   21230 Eureka Rd
---------------------------------------------------------------------------------------------------------------------------------
  3-bq   1718 North University Avenue
  3-br   5125 Post Rd
  3-bs   15701 Park Ten Pl
  3-bt   45501 N I 94 Service Dr
  3-bu   110 West Kieffer Road
---------------------------------------------------------------------------------------------------------------------------------
  3-bv   14701 Airport Entrance Road
  3-bw   39700 Ann Arbor Rd E
  3-bx   60 Forbes Blvd
  3-by   7370 Miller Lane
  3-bz   9330 Blairwood Rd
---------------------------------------------------------------------------------------------------------------------------------
  3-ca   8150 Esters Blvd
   4     1101 New York Avenue NW
   5     2001 6th Avenue
   6     346 Madison Ave
   7     Various
---------------------------------------------------------------------------------------------------------------------------------
  7-a    3 Appletree Square
  7-b    424 West Markham
  7-c    505 W. Superior Street
   8     Various
  8-a    3201-3281 North Pleasantburg Drive
---------------------------------------------------------------------------------------------------------------------------------
  8-b    3050 Middle Country Road
  8-c    2110 Middlefield Road
   9     2350 Bagby Street
   10    32 Sixth Avenue
   11    W. Hampden Avenue at Santa Fe Dr.
---------------------------------------------------------------------------------------------------------------------------------
   12    5037-5091 North High Street & 30-300 Graceland Boulevard
   13    9726 East 42nd Street
   14    Various
  14-a   214 Senate Avenue
  14-b   Two Meridian Boulevard
---------------------------------------------------------------------------------------------------------------------------------
  14-c   3901-3913 Hartzdale Drive
  14-d   275 Grandview Avenue
  14-e   2405 Park Drive
   15    115, 119 and 121 St. Mark's Place and 131 Avenue A
   16    1600 East 80th Street
---------------------------------------------------------------------------------------------------------------------------------
   17    800 W. El Camino Real
   18    10741 North Wolfe Road
   19    111 East Broadway
   20    3188 North Highway 97
   21    13555 West McDowell Road
---------------------------------------------------------------------------------------------------------------------------------
   22    One Silverline Drive
   23    101 Andrew Young International Blvd.
   24    8130 Porter Road
   25    5521 Fairlane Woods Drive
   26    Various
---------------------------------------------------------------------------------------------------------------------------------
  26-a   1120 East New Circle Road
  26-b   755 Newtown Pike
  26-c   1990 Midland Trail
  26-d   536 Stone Road
  26-e   248, 277 & 279 Big Run Road, 250, 273, 282 & 291 Gold Rush Road
---------------------------------------------------------------------------------------------------------------------------------
  26-f   9301 Storage Way
  26-g   620 & 685 Tennessee Avenue, 901 Winchester Road
  26-h   1183 & 1191 Brock McVey Drive
  26-i   1160 East New Circle Road
  26-j   2125 Christian Road
---------------------------------------------------------------------------------------------------------------------------------
   27    175 East Nawakwa Drive
   28    9840 Alternate A1A
   29    9305 W. Thomas Road
   30    734 15th Street, NW
   31    16184, 16192, 16212, 16232 Foothill Blvd. & 8023 Citrus Ave.
---------------------------------------------------------------------------------------------------------------------------------
   32    648 North Plankinton Avenue
   33    100 N. Green Valley Parkway
   34    203-309 NE Englewood Road
   35    165-175 Main Street
   36    347 West 36th Street
---------------------------------------------------------------------------------------------------------------------------------
   37    440 Middlesex Road
   38    103-12 Through 26A Roosevelt Avenue
   39    Various
  39-a   119-18 Liberty Avenue
  39-b   1151 - 1153 Liberty Avenue
---------------------------------------------------------------------------------------------------------------------------------
  39-c   5204 & 5208 Fifth Avenue
  39-d   122 East 125th Street
   40    8600 University City Boulevard
   41    10815 West McDowell Road
   42    5615, 5645, 5655, & 5665 Colleyville Blvd.
---------------------------------------------------------------------------------------------------------------------------------
   43    2825, 2875, 2885 Breckinridge Boulevard
   44    7561 Industrial Boulevard
   45    11701 Nall Avenue
   46    32 & 39 Knight Street
   47    1110 Montlimar Drive
---------------------------------------------------------------------------------------------------------------------------------
   48    6751 West Indian School Road
   49    600 S. Idaho Road
   50    550 Route 1 South
   51    2210-2245, 2280, 2290 Bellflower Boulevard & 5555, 5501-5561 Stearns Street
   52    1155 Canyon Boulevard
---------------------------------------------------------------------------------------------------------------------------------
   53    300 Stillwater Avenue
   54    180 E. Pulaski Rd.
   55    10346 E. US Highway 36
   56    8990, 8996, & 8998 Miramar Road
   57    1301 & 1401 N. Green Valley Parkway
---------------------------------------------------------------------------------------------------------------------------------
   58    373 Norwich Westerly Road
   59    4300 Design Center Drive
   60    92-94 Greene Street & 109 Mercer Street
   61    107-115 Corporate Boulevard
   62    2828 Southwest Freeway
---------------------------------------------------------------------------------------------------------------------------------
   63    Brighton Avenue and Route 65 (West Madison Street)
   64    6000 Palmetto Place
   65    3021 Advantage Way
   66    2981 Advantage Way
   67    46360 Fremont Boulevard
---------------------------------------------------------------------------------------------------------------------------------
   68    2310 E. Imperial Highway
   69    11507 Maple Brook Drive
   70    3960 Corsair Court
   71    317 Worth Avenue
   72    8704 Bollman Place
---------------------------------------------------------------------------------------------------------------------------------
   73    1450 East Touhy Avenue
   74    117-127 & 124-128 East Main Street
   75    Various
  75-a   836 Ritchie Highway
  75-b   8268 Veterans Highway
---------------------------------------------------------------------------------------------------------------------------------
  75-c   8894 Fort Smallwood Road
   76    701 SE Columbia Shores Blvd.
   77    20240 and 20244 Reed Lane
   78    5255-5375 South Florida Avenue
   79    16800 Georgia Avenue
---------------------------------------------------------------------------------------------------------------------------------
   80    1240 Annapolis Way
   81    3901 Los Feliz Boulevard
   82    900 West Franklin Street
  82-a   900 West Franklin Street
  82-b   900 West Franklin Street
---------------------------------------------------------------------------------------------------------------------------------
   83    3220 Leechburg Road
   84    1717 - 1795 South Victoria Avenue
   85    25316-25530 74th Avenue South
   86    923-965 E. Las Tunas Drive
   87    2400 Grand Avenue
---------------------------------------------------------------------------------------------------------------------------------
   88    1-6 Abbott Lane
   89    10833 Folsom Blvd.
   90    2740 South 6th Street
   91    150 East Sonterra Boulevard
   92    Various
---------------------------------------------------------------------------------------------------------------------------------
  92-a   N16 W23217 Stoneridge Drive
  92-b   N22 W23855 Ridgeview Parkway West
   93    600 Thornton Road
   94    Various
  94-a   5939 Rice Creek Parkway
---------------------------------------------------------------------------------------------------------------------------------
  94-b   2350 Helen Street
   95    3337, 3361, and 3381 G Street and 105, 127, and 139 West El Portal Drive
   96    5180 Golden Foothill Parkway
   97    1270 Gerard Avenue
   98    3584 West 9000 South
---------------------------------------------------------------------------------------------------------------------------------
   99    2041 North Bradley Fair Parkway
  100    Various
 100-a   7464 New Ridge Road
 100-b   1460B S. Crain Highway
 100-c   8424 Veterans Highway
---------------------------------------------------------------------------------------------------------------------------------
 100-d   8338 Veterans Highway
  101    700 Lackawanna Avenue
  102    5465 Morehouse Drive
  103    850 Hancock Ave., 1575 Iranistan Ave., 900 Norman St., 2240 E. Main St., 300 French St., 644-654 Park St.,
         85 Price St., 80 Granfield Ave., 30 Granfield Ave.
  104    1776 Summit Forest Drive
---------------------------------------------------------------------------------------------------------------------------------
  105    2455 Alft Lane
  106    3264 Santa Rosa Avenue
  107    2506 Country Club Boulevard
  108    3330 Dunes Drive
  109    5511 Skylab Road
---------------------------------------------------------------------------------------------------------------------------------
  110    101 Creek Crossing Blvd.
  111    1800 E. Interstate Ave.
  112    23920 Ironwood Avenue
  113    7040 Shawnee Drive
  114    655 Hilltop Drive
---------------------------------------------------------------------------------------------------------------------------------
  115    153 Northboro Road
  116    4310-4400 West Elm Street
  117    2706 West DeYoung Street
  118    Various
 118-a   30 and 36 North Union Road
---------------------------------------------------------------------------------------------------------------------------------
 118-b   4600 Main Street
 118-c   5454 Main Street
 118-d   4610 Main Street
  119    150 Oroyan Ave
  120    2508 S. 38th Street
---------------------------------------------------------------------------------------------------------------------------------
  121    Various
 121-a   5870 Highway 6 North
 121-b   15840 FM 529
  122    7425 N. Church Street
  123    8819-8859 Alondra Blvd
---------------------------------------------------------------------------------------------------------------------------------
  124    24270 Arnold Drive
  125    2100-2198 S. Sheridan Road
  126    1150 Kenly Avenue
  127    218 First Avenue
  128    711 E El Camino Real
---------------------------------------------------------------------------------------------------------------------------------
  129    10330 Argonne Woods Drive
  130    100, 300 & 700 Creekview Road & 100 Dean Drive
  131    20454 Northeast Sandy Boulevard
  132    Various
 132-a   5455 Ridge Road
---------------------------------------------------------------------------------------------------------------------------------
 132-b   21287 Highway 421
 132-c   4424 Fortuna Center Plaza
  133    18080 San Ramon Valley Blvd
  134    47 South Meridian Street
  135    29110 Inkster Rd
---------------------------------------------------------------------------------------------------------------------------------
  136    6751 Eastern Avenue
  137    21045 Vanowen Street
  138    3300 Aspen Valley Circle
  139    4525 South Florida Avenue
  140    8335 Sunset Boulevard
---------------------------------------------------------------------------------------------------------------------------------
  141    705 South Weller Street
  142    984 Sheridan Avenue
  143    1424 Mercantile Avenue
  144    8879-8939 N. Chestnut Ave.
  145    114 West Magnolia Street
---------------------------------------------------------------------------------------------------------------------------------
  146    3223 South Loop 289
  147    5312-5316 N Clark Avenue and 5105-5137 Candlewood Street
  148    5300 Baseline Road
  149    501 - 565 East Michigan Ave
  150    2635 East Magnolia Street
---------------------------------------------------------------------------------------------------------------------------------
  151    2544 Valentine Avenue
  152    8 East Broadway (300 South)
  153    123 North Reino Road
  154    390 Crystal Run Road
  155    15935 Spring Oaks Rd
---------------------------------------------------------------------------------------------------------------------------------
  156    1501-1598 Pleasant View Avenue & 504 South Smith Avenue
  157    10200 Linn Station Road
  158    2730 Watson Court
  159    4310 Buffalo Gap Road
  160    820 Kifer Road
---------------------------------------------------------------------------------------------------------------------------------
  161    Various
 161-a   750 Maryland Route 3 South
 161-b   8268 Veterans Highway
  162    10471 Grant Line Road
  163    5555 Redwood Street
---------------------------------------------------------------------------------------------------------------------------------
  164    24 Simon Street
  165    8360 South Saginaw Street
  166    5751 Clarkston Road
  167    2050 Kestrel Avenue
  168    680 8th Street
---------------------------------------------------------------------------------------------------------------------------------
  169    1890 Route 88
  170    1789 South Braddock Avenue
  171    14200 Gulf Freeway
  172    161 East Evelyn Avenue
  173    5105 Highway 153
---------------------------------------------------------------------------------------------------------------------------------
  174    1380 Barstow Road
  175    4976 S Harrison St
  176    1151 Roger Avenue
  177    42481 Thirteen Mile Road
  178    Various
---------------------------------------------------------------------------------------------------------------------------------
  179    507 Polk Street
  180    8810 South Emerson Avenue
  181    20941 & 20981 East Smoky Hill Road
  182    21 East Street
  183    824-890 Washington Avenue
---------------------------------------------------------------------------------------------------------------------------------
  184    1876 & 1896 East Hayden Road
  185    18 Eliot Street
  186    3749 South 2700 West
  187    3221 North 16th Street
  188    650 Montgomery Avenue
---------------------------------------------------------------------------------------------------------------------------------
  189    753 Grove Street
  190    1331 S. Mission Road
  191    2921 W. Clark Road
  192    431 West Lincoln Avenue
  193    3065 South Jones Boulevard
---------------------------------------------------------------------------------------------------------------------------------
  194    27300 Catherine Street
  195    Various
 195-a   10575 Culebra Road
 195-b   8189 Mayfield Road
 195-c   1204 East 1st Street
---------------------------------------------------------------------------------------------------------------------------------
 195-d   2305 West Stan Schlueter Loop
  196    901 Slaters Lane
  197    400 El Cerro Boulevard
  198    369 West 46th Street
  199    2121 Spring Street
---------------------------------------------------------------------------------------------------------------------------------
  200    1655-2033 25th Street Southeast
  201    15423 SE 272nd St.
  202    2400 Crooks Avenue
  203    350 Sentry Parkway
  204    33, 35-43 and 47 Bow Street
---------------------------------------------------------------------------------------------------------------------------------
  205    Various
 205-a   2810 Bunsen Avenue
 205-b   2201 Celsius Avenue
  206    3646-3662 Woodford Road
  207    116 S. Indiana Avenue
---------------------------------------------------------------------------------------------------------------------------------
  208    110 Melrich Road
  209    460 West 5th Street
  210    6801 Lake Plaza Dr.
  211    4116-4202 East Superior Avenue
  212    803 Gleneagles Court
---------------------------------------------------------------------------------------------------------------------------------
  213    460 Carson Plaza Drive
  214    7940 East Broad Street
  215    724 & 728 First Street North
  216    250 East 8th Street
  217    3 West Stonington Place, 18 East Stonington Place, 32 East Stonington Place and 50 East Stonington Place
---------------------------------------------------------------------------------------------------------------------------------
  218    3001-3003 N. San Fernando Blvd.
  219    2002 Woodland Ave
  220    325 East Chicago Street
  221    333 East Chicago Street
  222    8455-8467 Mason Montgomery Road
---------------------------------------------------------------------------------------------------------------------------------
  223    2616 Brian Drive
  224    2647 West Glendale Avenue
  225    950 Pacific Ave.
  226    110 Hidden Valley Parkway
  227    8150 Porter Road
---------------------------------------------------------------------------------------------------------------------------------
  228    222-228 and 250-282 East State Road 73
  229    4489-4519 North High Street
  230    760 Harrison Street and 37 Rizal Lane
  231    1055-1059 South Broxton Avenue
  232    3900 West Costco Dr.
---------------------------------------------------------------------------------------------------------------------------------
  233    835 St. Joseph Street
  234    1985 North Pointe Meadow Drive
  235    24301-24351 South Wilmington Avenue
  236    Southeast Corner of Griffin and Jackson Streets
  237    50 Memorial Plaza
---------------------------------------------------------------------------------------------------------------------------------
  238    365-377 Elm Street
  239    56 - 66 Merrimack Street
  240    203 W. Cottage Grove Road
  241    4210 Portsmouth Blvd.
  242    914 E. Gurley Street
---------------------------------------------------------------------------------------------------------------------------------
  243    3590 Oceanside Road
  244    5506 Grover Ave.
  245    1302,1304 & 1308 Pico Boulevard
  246    715 Cincinnati Batavia Pike
  247    250 West Crossroads Square
---------------------------------------------------------------------------------------------------------------------------------
  248    1515 Alice Street
  249    2012 North Main Street
  250    15810 West 67th Street
  251    1105 Palm Bay Road
  252    450-520 Linden Avenue
---------------------------------------------------------------------------------------------------------------------------------
  253    2320-2330 Cloud Drive Northeast
  254    307 - 309 Diablo Road
  255    501 California
  256    595 Merritt Avenue
  257    923-957 Baldwin Park Boulevard
---------------------------------------------------------------------------------------------------------------------------------
  258    21 Cortes Street
  259    7542 Skyway Boulevard
  260    2915 Pine Ridge Road
  261    9900 Ramona Street
  262    120 West Park Drive
---------------------------------------------------------------------------------------------------------------------------------
  263    1425 Highway 287 North
  264    931 & 933 4th Ave East

   ID    CITY                                                                             STATE        ZIP CODE
--------------------------------------------------------------------------------------------------------------------

   1     Various                                                                         Various       Various
  1-a    Lake Mary                                                                         FL           32746
  1-b    Austin                                                                            TX           78759
  1-c    Lake Mary                                                                         FL           32746
  1-d    Tampa                                                                             FL           33607
--------------------------------------------------------------------------------------------------------------------
  1-e    Birmingham                                                                        AL           35243
  1-f    Atlanta                                                                           GA           30309
  1-g    Lake Mary                                                                         FL           32746
  1-h    Tampa                                                                             FL           33607
  1-i    Lake Mary                                                                         FL           32746
--------------------------------------------------------------------------------------------------------------------
  1-j    Birmingham                                                                        AL           35244
  1-k    Birmingham                                                                        AL           35243
  1-l    Clearwater                                                                        FL           33764
  1-m    Birmingham                                                                        AL           35243
  1-n    Birmingham                                                                        AL           35243
--------------------------------------------------------------------------------------------------------------------
  1-o    Birmingham                                                                        AL           35203
  1-p    Charlotte                                                                         NC           28211
  1-q    Maitland                                                                          FL           32751
  1-r    Lake Mary                                                                         FL           32746
  1-s    Birmingham                                                                        AL           35209
--------------------------------------------------------------------------------------------------------------------
   2     Houston                                                                           TX           77002
   3     Various                                                                         Various       Various
  3-a    Chicago                                                                           IL           60611
  3-b    Alexandria                                                                        VA           22303
  3-c    Secaucus                                                                          NJ           07094
--------------------------------------------------------------------------------------------------------------------
  3-d    Essington                                                                         PA           19029
  3-e    San Antonio                                                                       TX           78205
  3-f    Charlottesville                                                                   VA           22903
  3-g    Naples                                                                            FL           34104
  3-h    Woburn                                                                            MA           01801
--------------------------------------------------------------------------------------------------------------------
  3-i    Langhorne                                                                         PA           19047
  3-j    Trevose                                                                           PA           19053
  3-k    Tampa                                                                             FL           33610
  3-l    Laredo                                                                            TX           78041
  3-m    Jessup                                                                            MD           20794
--------------------------------------------------------------------------------------------------------------------
  3-n    Baton Rouge                                                                       LA           70816
  3-o    Oxon Hill                                                                         MD           20745
  3-p    Tucson                                                                            AZ           85743
  3-q    Albany                                                                            NY           12205
  3-r    Gainesville                                                                       FL           32608
--------------------------------------------------------------------------------------------------------------------
  3-s    St. Louis                                                                         MO           63110
  3-t    Mount Laurel                                                                      NJ           08054
  3-u    Bowmansville                                                                      NY           14026
  3-v    North Charleston                                                                  SC           29406
  3-w    Henrietta                                                                         NY           14467
--------------------------------------------------------------------------------------------------------------------
  3-x    Mobile                                                                            AL           36606
  3-y    Utica                                                                             NY           13502
  3-z    Milford                                                                           CT           06460
  3-aa   Allentown                                                                         PA           18109
  3-ab   Cranberry Township                                                                PA           16066
--------------------------------------------------------------------------------------------------------------------
  3-ac   Downers Grove                                                                     IL           60515
  3-ad   Warren                                                                            MI           48091
  3-ae   Lexington                                                                         KY           40503
  3-af   Tucson                                                                            AZ           85714
  3-ag   Laurel                                                                            MD           20708
--------------------------------------------------------------------------------------------------------------------
  3-ah   Lanham                                                                            MD           20706
  3-ai   Amherst                                                                           NY           14226
  3-aj   Syracuse                                                                          NY           13206
  3-ak   Austin                                                                            TX           78744
  3-al   Willowbrook                                                                       IL           60527
--------------------------------------------------------------------------------------------------------------------
  3-am   Raleigh                                                                           NC           27603
  3-an   El Paso                                                                           TX           79912
  3-ao   Aberdeen                                                                          MD           21001
  3-ap   Cary                                                                              NC           27511
  3-aq   Dearborn                                                                          MI           48124
--------------------------------------------------------------------------------------------------------------------
  3-ar   Akron                                                                             OH           44312
  3-as   Columbia                                                                          SC           29223
  3-at   Hamburg                                                                           NY           14075
  3-au   Greensboro                                                                        NC           27403
  3-av   Southborough                                                                      MA           01772
--------------------------------------------------------------------------------------------------------------------
  3-aw   Rockford                                                                          IL           61108
  3-ax   Harrisburg                                                                        PA           17110
  3-ay   Salem                                                                             NH           03079
  3-az   Indianapolis                                                                      IN           46268
  3-ba   Rochester Hills                                                                   MI           48309
--------------------------------------------------------------------------------------------------------------------
  3-bb   Reynoldsburg                                                                      OH           43068
  3-bc   Orlando                                                                           FL           32819
  3-bd   Kennesaw                                                                          GA           30144
  3-be   Huntington                                                                        WV           25705
  3-bf   Lexington                                                                         KY           40505
--------------------------------------------------------------------------------------------------------------------
  3-bg   Elkhart                                                                           IN           46514
  3-bh   Middleburg Heights                                                                OH           44130
  3-bi   Nashville                                                                         TN           37214
  3-bj   Arlington Heights                                                                 IL           60005
  3-bk   Toledo                                                                            OH           43606
--------------------------------------------------------------------------------------------------------------------
  3-bl   Champaign                                                                         IL           61820
  3-bm   Louisville                                                                        KY           40218
  3-bn   Hurricane                                                                         WV           25526
  3-bo   Westlake                                                                          OH           44145
  3-bp   Taylor                                                                            MI           48180
--------------------------------------------------------------------------------------------------------------------
  3-bq   Lafayette                                                                         LA           70507
  3-br   Dublin                                                                            OH           43017
  3-bs   Houston                                                                           TX           77084
  3-bt   Belleville                                                                        MI           48111
  3-bu   Michigan City                                                                     IN           46360
--------------------------------------------------------------------------------------------------------------------
  3-bv   Jacksonville                                                                      FL           32218
  3-bw   Plymouth                                                                          MI           48170
  3-bx   Mansfield                                                                         MA           02048
  3-by   Dayton                                                                            OH           45414
  3-bz   Louisville                                                                        KY           40222
--------------------------------------------------------------------------------------------------------------------
  3-ca   Irving                                                                            TX           75063
   4     Washington                                                                        DC           20005
   5     Seattle                                                                           WA           98101
   6     New York                                                                          NY           10017
   7     Various                                                                         Various       Various
--------------------------------------------------------------------------------------------------------------------
  7-a    Bloomington                                                                       MN           55425
  7-b    Little Rock                                                                       AR           72201
  7-c    Duluth                                                                            MN           55802
   8     Various                                                                         Various       Various
  8-a    Greenville                                                                        SC           29609
--------------------------------------------------------------------------------------------------------------------
  8-b    Nesconset                                                                         NY           11767
  8-c    Redwood City                                                                      CA           94063
   9     Houston                                                                           TX           77006
   10    New York                                                                          NY           10013
   11    Englewood                                                                         CO           80110
--------------------------------------------------------------------------------------------------------------------
   12    Columbus                                                                          OH           43214
   13    Tulsa                                                                             OK           74146
   14    Various                                                                           PA          Various
  14-a   Camp Hill                                                                         PA           17011
  14-b   Wyomissing                                                                        PA           19610
--------------------------------------------------------------------------------------------------------------------
  14-c   Camp Hill                                                                         PA           17011
  14-d   Camp Hill                                                                         PA           17011
  14-e   Harrisburg                                                                        PA           17110
   15    New York                                                                          NY           10009
   16    Merrillville                                                                      IN           46410
--------------------------------------------------------------------------------------------------------------------
   17    Mountain View                                                                     CA           94040
   18    Cupertino                                                                         CA           94301
   19    Salt Lake City                                                                    UT           84111
   20    Bend                                                                              OR           97701
   21    Goodyear                                                                          AZ           85338
--------------------------------------------------------------------------------------------------------------------
   22    North Brunswiick                                                                  NJ           08902
   23    Atlanta                                                                           GA           30303
   24    Falls Church                                                                      VA           22042
   25    Dearborn                                                                          MI           48126
   26    Various                                                                           KY          Various
--------------------------------------------------------------------------------------------------------------------
  26-a   Lexington                                                                         KY           40505
  26-b   Lexington                                                                         KY           40511
  26-c   Shelbyville                                                                       KY           40065
  26-d   Lexington                                                                         KY           40511
  26-e   Lexington                                                                         KY           40509
--------------------------------------------------------------------------------------------------------------------
  26-f   Louisville                                                                        KY           40291
  26-g   Lexington                                                                         KY           40511
  26-h   Lexington                                                                         KY           40509
  26-i   Lexington                                                                         KY           40505
  26-j   Lexington                                                                         KY           40505
--------------------------------------------------------------------------------------------------------------------
   27    Rochester Hills                                                                   MI           48307
   28    Palm Beach Gardens                                                                FL           33410
   29    Phoenix                                                                           AZ           85037
   30    Washington                                                                        DC           20005
   31    Fontana                                                                           CA           92335
--------------------------------------------------------------------------------------------------------------------
   32    Milwaukee                                                                         WI           53203
   33    Henderson                                                                         NV           89074
   34    Kansas City                                                                       MO           64118
   35    Lodi                                                                              NJ           07644
   36    New York                                                                          NY           10018
--------------------------------------------------------------------------------------------------------------------
   37    Tyngsborough                                                                      MA           01879
   38    Corona                                                                            NY           11368
   39    Various                                                                           NY          Various
  39-a   Ozone Park                                                                        NY           11419
  39-b   Brooklyn                                                                          NY           11208
--------------------------------------------------------------------------------------------------------------------
  39-c   Brooklyn                                                                          NY           11220
  39-d   New York                                                                          NY           10035
   40    Charlotte                                                                         NC           28213
   41    Avondale                                                                          AZ           85323
   42    Colleyville                                                                       TX           76034
--------------------------------------------------------------------------------------------------------------------
   43    Duluth                                                                            GA           30096
   44    Upper Macungie Township                                                           PA           18106
   45    Shawnee Mission                                                                   KS           66211
   46    Norwalk                                                                           CT           06851
   47    Mobile                                                                            AL           36609
--------------------------------------------------------------------------------------------------------------------
   48    Phoenix                                                                           AZ           85033
   49    Apache Junction                                                                   AZ           85219
   50    Newark                                                                            NJ           07114
   51    Long Beach                                                                        CA           90815
   52    Boulder                                                                           CO           80302
--------------------------------------------------------------------------------------------------------------------
   53    Stamford                                                                          CT           06762
   54    Huntington Station                                                                NY           11746
   55    Avon                                                                              IN           46123
   56    San Diego                                                                         CA           92126
   57    Henderson                                                                         NV           89074
--------------------------------------------------------------------------------------------------------------------
   58    North Stonington                                                                  CT           06359
   59    Palm Beach Gardens                                                                FL           33410
   60    New York                                                                          NY           10012
   61    South Plainfield                                                                  NJ           07080
   62    Houston                                                                           TX           77098
--------------------------------------------------------------------------------------------------------------------
   63    Rochester                                                                         PA           15074
   64    Fort Mill                                                                         SC           29708
   65    Sacramento                                                                        CA           95834
   66    Sacramento                                                                        CA           95834
   67    Fremont                                                                           CA           94538
--------------------------------------------------------------------------------------------------------------------
   68    El Segundo                                                                        CA           90245
   69    Louisville                                                                        KY           40241
   70    Chantilly                                                                         VA           20151
   71    Stafford                                                                          VA           22556
   72    Savage                                                                            MD           20763
--------------------------------------------------------------------------------------------------------------------
   73    Des Plaines                                                                       IL           60018
   74    Newark                                                                            DE           19711
   75    Various                                                                           MD          Various
  75-a   Severna Park                                                                      MD           21146
  75-b   Millersville                                                                      MD           21108
--------------------------------------------------------------------------------------------------------------------
  75-c   Pasadena                                                                          MD           21122
   76    Vancouver                                                                         WA           98661
   77    Bend                                                                              OR           97702
   78    Lakeland                                                                          FL           33813
   79    Olney                                                                             MD           20832
--------------------------------------------------------------------------------------------------------------------
   80    Woodbridge                                                                        VA           22191
   81    Los Angeles                                                                       CA           90027
   82    Richmond                                                                          VA           23220
  82-a   Richmond                                                                          VA           23220
  82-b   Richmond                                                                          VA           23220
--------------------------------------------------------------------------------------------------------------------
   83    Lower Burrell                                                                     PA           15068
   84    Ventura                                                                           CA           93003
   85    Kent                                                                              WA           98032
   86    San Gabriel                                                                       CA           91776
   87    Santa Ana                                                                         CA           92705
--------------------------------------------------------------------------------------------------------------------
   88    Concord                                                                           MA           01742
   89    Rancho Cordova                                                                    CA           95670
   90    Klamath Falls                                                                     OR           97603
   91    San Antonio                                                                       TX           78216
   92    Pewaukee                                                                          WI           53188
--------------------------------------------------------------------------------------------------------------------
  92-a   Pewaukee                                                                          WI           53188
  92-b   Pewaukee                                                                          WI           53188
   93    Lithia Springs                                                                    GA           30122
   94    Various                                                                           MN          Various
  94-a   Shoreview                                                                         MN           55126
--------------------------------------------------------------------------------------------------------------------
  94-b   St. Paul                                                                          MN           55109
   95    Merced                                                                            CA           95340
   96    El Dorado Hills                                                                   CA           95762
   97    Bronx                                                                             NY           10452
   98    West Jordan                                                                       UT           84088
--------------------------------------------------------------------------------------------------------------------
   99    Wichita                                                                           KS           67206
  100    Various                                                                           MD          Various
 100-a   Hanover                                                                           MD           21076
 100-b   Glen Burnie                                                                       MD           21061
 100-c   Millersville                                                                      MD           21108
--------------------------------------------------------------------------------------------------------------------
 100-d   Millersville                                                                      MD           21108
  101    Scranton                                                                          PA           18503
  102    San Diego                                                                         CA           92121
  103    Bridgeport                                                                        CT           06850
  104    Marietta                                                                          GA           30068
--------------------------------------------------------------------------------------------------------------------
  105    Elgin                                                                             IL           60124
  106    Santa Rosa                                                                        CA           95407
  107    Stockton                                                                          CA           95204
  108    Marina                                                                            CA           93933
  109    Huntington Beach                                                                  CA           92647
--------------------------------------------------------------------------------------------------------------------
  110    Hainesport                                                                        NJ           08036
  111    Bismarck                                                                          ND           58503
  112    Moreno Valley                                                                     CA           92557
  113    Romulus                                                                           MI           48174
  114    Redding                                                                           CA           96003
--------------------------------------------------------------------------------------------------------------------
  115    Marlborough                                                                       MA           01752
  116    McHenry                                                                           IL           60050
  117    Marion                                                                            IL           62959
  118    Various                                                                           NY          Various
 118-a   Amherst                                                                           NY           14226
--------------------------------------------------------------------------------------------------------------------
 118-b   Amherst                                                                           NY           14226
 118-c   Williamsville                                                                     NY           14221
 118-d   Amherst                                                                           NY           14226
  119    Eugene                                                                            OR           97404
  120    Tacoma                                                                            WA           98409
--------------------------------------------------------------------------------------------------------------------
  121    Houston                                                                           TX           77084
 121-a   Houston                                                                           TX           77084
 121-b   Houston                                                                           TX           77084
  122    Yucca Valley                                                                      CA           92284
  123    Paramount                                                                         CA           90723
--------------------------------------------------------------------------------------------------------------------
  124    Sonoma                                                                            CA           95476
  125    Tulsa                                                                             OK           74129
  126    Hagerstown                                                                        MD           21740
  127    New York                                                                          NY           10009
  128    Sunnyvale                                                                         CA           94087
--------------------------------------------------------------------------------------------------------------------
  129    Woodbridge                                                                        IL           60517
  130    Newark                                                                            DE           19711
  131    Fairview                                                                          OR           97024
  132    Various                                                                         Various       Various
 132-a   Parma                                                                             OH           44129
--------------------------------------------------------------------------------------------------------------------
 132-b   Hyden                                                                             KY           41749
 132-c   Dumfries                                                                          VA           22025
  133    San Ramon                                                                         CA           94583
  134    Indianapolis                                                                      IN           46204
  135    Southfield                                                                        MI           48034
--------------------------------------------------------------------------------------------------------------------
  136    Baltimore                                                                         MD           21224
  137    Los Angeles                                                                       CA           91303
  138    Louisville                                                                        KY           40241
  139    Lakeland                                                                          FL           33813
  140    Los Angeles                                                                       CA           90069
--------------------------------------------------------------------------------------------------------------------
  141    Seattle                                                                           WA           98104
  142    Bronx                                                                             NY           10456
  143    Albuquerque                                                                       NM           87107
  144    Fresno                                                                            CA           93720
  145    Bellingham                                                                        WA           98225
--------------------------------------------------------------------------------------------------------------------
  146    Lubbock                                                                           TX           79423
  147    Lakewood                                                                          CA           90712
  148    Little Rock                                                                       AR           72209
  149    Saline                                                                            MI           48176
  150    Phoenix                                                                           AZ           85034
--------------------------------------------------------------------------------------------------------------------
  151    Bronx                                                                             NY           10458
  152    Salt Lake City                                                                    UT           84111
  153    Newbury Park                                                                      CA           91320
  154    Wallkill                                                                          NY           10941
  155    El Cajon                                                                          CA           92021
--------------------------------------------------------------------------------------------------------------------
  156    Corona                                                                            CA           92882
  157    Louisville                                                                        KY           40223
  158    Palo Alto                                                                         CA           94203
  159    Abilene                                                                           TX           79606
  160    Sunnyvale                                                                         CA           94086
--------------------------------------------------------------------------------------------------------------------
  161    Various                                                                           MD          Various
 161-a   Gambrills                                                                         MD           21054
 161-b   Millersville                                                                      MD           21108
  162    Elk Grove                                                                         CA           95624
  163    Las Vegas                                                                         NV           89118
--------------------------------------------------------------------------------------------------------------------
  164    Nashua                                                                            NH           03060
  165    Grand Blanc Township                                                              MI           48439
  166    Independence Township                                                             MI           48348
  167    DeSoto                                                                            TX           75115
  168    San Francisco                                                                     CA           94103
--------------------------------------------------------------------------------------------------------------------
  169    Brick                                                                             NJ           08724
  170    Pittsburgh                                                                        PA           15218
  171    Houston                                                                           TX           77034
  172    Mountain View                                                                     CA           94041
  173    Hixson                                                                            TN           37343
--------------------------------------------------------------------------------------------------------------------
  174    Barstow                                                                           CA           92311
  175    Coachella                                                                         CA           92236
  176    Swansea                                                                           IL           62220
  177    Novi                                                                              MI           48377
  178    Cincinnati/Fairfield/Dayton/Union Township/Amelia/Hamilton/Green Township         OH          Various
--------------------------------------------------------------------------------------------------------------------
  179    San Francisco                                                                     CA           94102
  180    Indianapolis                                                                      IN           46237
  181    Centennial                                                                        CO           80015
  182    Winchester                                                                        MA           01890
  183    Miami                                                                             FL           33139
--------------------------------------------------------------------------------------------------------------------
  184    Tempe                                                                             AZ           85281
  185    Cambridge                                                                         MA           02139
  186    West Valley City                                                                  UT           84119
  187    Phoenix                                                                           AZ           85016
  188    Narberth                                                                          PA           19072
--------------------------------------------------------------------------------------------------------------------
  189    Ypsilanti                                                                         MI           48198
  190    Fallbrook                                                                         CA           92028
  191    Ypsilanti                                                                         MI           48197
  192    Ionia                                                                             MI           48846
  193    Las Vegas                                                                         NV           89146
--------------------------------------------------------------------------------------------------------------------
  194    Okahumpka                                                                         FL           34762
  195    Various                                                                         Various       Various
 195-a   San Antonio                                                                       TX           78251
 195-b   Chesterland                                                                       OH           44026
 195-c   Vidalia                                                                           GA           30474
--------------------------------------------------------------------------------------------------------------------
 195-d   Killeen                                                                           TX           76549
  196    Alexandria                                                                        VA           22314
  197    Danville                                                                          CA           94526
  198    New York                                                                          NY           10036
  199    Paso Robles                                                                       CA           93446
--------------------------------------------------------------------------------------------------------------------
  200    Salem                                                                             OR           97301
  201    Kent                                                                              WA           98042
  202    Kaukauna                                                                          WI           54130
  203    Blue Bell                                                                         PA           19422
  204    Portsmouth                                                                        NH           03801
--------------------------------------------------------------------------------------------------------------------
  205    Various                                                                           CA          Various
 205-a   Ventura                                                                           CA           93003
 205-b   Oxnard                                                                            CA           93030
  206    Cincinnati                                                                        OH           45213
  207    Bloomington                                                                       IN           47408
--------------------------------------------------------------------------------------------------------------------
  208    Cranbury                                                                          NJ           08512
  209    San Pedro                                                                         CA           90731
  210    Indianapolis                                                                      IN           46220
  211    Phoenix                                                                           AZ           85040
  212    Towson                                                                            MD           21286
--------------------------------------------------------------------------------------------------------------------
  213    Carson                                                                            CA           90746
  214    Columbus                                                                          OH           43068
  215    Minneapolis                                                                       MN           55401
  216    Holland                                                                           MI           49423
  217    Fishersville                                                                      VA           22939
--------------------------------------------------------------------------------------------------------------------
  218    Burbank                                                                           CA           91504
  219    Des Moines                                                                        IA           50312
  220    Milwaukee                                                                         WI           53202
  221    Milwaukee                                                                         WI           53202
  222    Cincinnati                                                                        OH           45040
--------------------------------------------------------------------------------------------------------------------
  223    Cambridge                                                                         MD           21613
  224    Phoenix                                                                           AZ           85051
  225    Tacoma                                                                            WA           98402
  226    Norco                                                                             CA           92860
  227    Falls Church                                                                      VA           22042
--------------------------------------------------------------------------------------------------------------------
  228    Saratoga Springs                                                                  UT           84043
  229    Columbus                                                                          OH           43214
  230    San Francisco                                                                     CA           94107
  231    Westwood                                                                          CA           90024
  232    Marana                                                                            AZ           85741
--------------------------------------------------------------------------------------------------------------------
  233    New Orleans                                                                       LA           70113
  234    Lehi                                                                              UT           84043
  235    Carson                                                                            CA           90745
  236    Dallas                                                                            TX           75202
  237    Pleasantville                                                                     NY           10570
--------------------------------------------------------------------------------------------------------------------
  238    Gardner                                                                           MA           01440
  239    Haverhill                                                                         MA           01830
  240    Cottage Grove                                                                     WI           53527
  241    Chesapeake                                                                        VA           23321
  242    Prescott                                                                          AZ           86301
--------------------------------------------------------------------------------------------------------------------
  243    Oceanside                                                                         NY           11572
  244    Austin                                                                            TX           78756
  245    Santa Monica                                                                      CA           90405
  246    Cincinnati                                                                        OH           45245
  247    Salt Lake City                                                                    UT           84115
--------------------------------------------------------------------------------------------------------------------
  248    Oakland                                                                           CA           94612
  249    High Point                                                                        NC           27262
  250    Shawnee                                                                           KS           66217
  251    Melbourne                                                                         FL           32905
  252    Oxnard                                                                            CA           93033
--------------------------------------------------------------------------------------------------------------------
  253    Blaine                                                                            MN           55449
  254    Danville                                                                          CA           94526
  255    Lawrence                                                                          KS           66044
  256    Oakland                                                                           CA           94610
  257    Baldwin Park                                                                      CA           91706
--------------------------------------------------------------------------------------------------------------------
  258    Boston                                                                            MA           02116
  259    Paradise                                                                          CA           95969
  260    Oklahoma City                                                                     OK           73120
  261    Bellflower                                                                        CA           90706
  262    Birmingham                                                                        AL           35211
--------------------------------------------------------------------------------------------------------------------
  263    Mansfield                                                                         TX           76063
  264    Kalispell                                                                         MT           59901

                                                                                                                  CUT-OFF DATE
                                                                                 NET        UNITS              BALANCE PER NET
                       YEAR                      YEAR                       RENTABLE          OF                 RENTABLE AREA
   ID                  BUILT                   RENOVATED            AREA OR UNITS (7)      MEASURE                 OR UNITS ($)
-------------------------------------------------------------------------------------------------------------------------------

   1                  Various                   Various                    5,227,519         Sq Ft                      141.92
  1-a          1989, 1996, 1998-2001             2002                        835,201         Sq Ft
  1-b                  2001                       NAP                        357,689         Sq Ft
  1-c             2001-2002, 2006                 NAP                        458,259         Sq Ft
  1-d                1985-1986                    NAP                        371,473         Sq Ft
-------------------------------------------------------------------------------------------------------------------------------
  1-e             1988-1989, 1999                2004                        419,387         Sq Ft
  1-f                  1989                       NAP                        309,625         Sq Ft
  1-g                  2004                       NAP                        237,191         Sq Ft
  1-h                1982-1984                    NAP                        294,369         Sq Ft
  1-i                  2002                      2004                        199,585         Sq Ft
-------------------------------------------------------------------------------------------------------------------------------
  1-j               1987, 1990                    NAP                        306,143         Sq Ft
  1-k               1987, 1999                   2004                        210,984         Sq Ft
  1-l               1987, 1994                   1997                        212,882         Sq Ft
  1-m                  1982                      2005                        166,590         Sq Ft
  1-n                  1989                      2004                        125,462         Sq Ft
-------------------------------------------------------------------------------------------------------------------------------
  1-o                  1982                      2004                        170,850         Sq Ft
  1-p                  1981                      2005                        202,817         Sq Ft
  1-q                  1984                       NAP                        155,730         Sq Ft
  1-r                  1997                       NAP                         87,066         Sq Ft
  1-s                  1978                      2004                        106,216         Sq Ft
-------------------------------------------------------------------------------------------------------------------------------
   2                   1983                      2001                      1,268,480         Sq Ft                      182.90
   3                  Various                   Various                        9,423         Rooms                   49,347.34
  3-a                  2001                       NAP                            195         Rooms
  3-b                  1988                      2003                            115         Rooms
  3-c                  1986                      2005                            170         Rooms
-------------------------------------------------------------------------------------------------------------------------------
  3-d                  1985                      2001                            135         Rooms
  3-e                  1997                       NAP                            215         Rooms
  3-f                  1997                      2006                            135         Rooms
  3-g                  1995                       NAP                            157         Rooms
  3-h                  1995                      2006                            159         Rooms
-------------------------------------------------------------------------------------------------------------------------------
  3-i                  1987                      2004                             91         Rooms
  3-j                  1988                      2004                            162         Rooms
  3-k                  1983                      2004                            108         Rooms
  3-l                  1996                      2006                            150         Rooms
  3-m                  1988                      2003                            108         Rooms
-------------------------------------------------------------------------------------------------------------------------------
  3-n                  1986                       NAP                            109         Rooms
  3-o                  1988                      2003                            120         Rooms
  3-p                  1996                      2006                            133         Rooms
  3-q                  1984                      2005                            115         Rooms
  3-r                  1998                      2006                            129         Rooms
-------------------------------------------------------------------------------------------------------------------------------
  3-s                  1985                      2006                            110         Rooms
  3-t                  1981                      2004                            108         Rooms
  3-u                  1985                      2005                            109         Rooms
  3-v                  1985                      2006                            109         Rooms
  3-w                  1980                      2005                            108         Rooms
-------------------------------------------------------------------------------------------------------------------------------
  3-x                  1983                       NAP                            108         Rooms
  3-y                  1987                      2005                            112         Rooms
  3-z                  1989                      2005                            110         Rooms
  3-aa                 1984                      2005                            115         Rooms
  3-ab                 1982                      2006                            108         Rooms
-------------------------------------------------------------------------------------------------------------------------------
  3-ac                 1983                      2005                            134         Rooms
  3-ad                 1982                      2004                            136         Rooms
  3-ae                 1988                      2006                            117         Rooms
  3-af                 1995                      2004                            118         Rooms
  3-ag                 1987                      2003                            120         Rooms
-------------------------------------------------------------------------------------------------------------------------------
  3-ah                 1985                      2001                            102         Rooms
  3-ai                 1984                      2005                            108         Rooms
  3-aj                 1986                      2005                            114         Rooms
  3-ak                 1998                       NAP                            137         Rooms
  3-al                 1987                      2001                            109         Rooms
-------------------------------------------------------------------------------------------------------------------------------
  3-am                 1998                       NAP                            133         Rooms
  3-an                 1996                       NAP                            123         Rooms
  3-ao                 1985                      2004                            109         Rooms
  3-ap                 1996                       NAP                            129         Rooms
  3-aq                 1988                      2004                            111         Rooms
-------------------------------------------------------------------------------------------------------------------------------
  3-ar                 1990                      2005                            121         Rooms
  3-as                 1983                       NAP                            108         Rooms
  3-at                 1980                      2005                            108         Rooms
  3-au                 1983                       NAP                            108         Rooms
  3-av                 1982                      2006                            108         Rooms
-------------------------------------------------------------------------------------------------------------------------------
  3-aw                 1979                      2006                            108         Rooms
  3-ax                 1979                       NAP                            110         Rooms
  3-ay                 1986                      2005                            108         Rooms
  3-az                 1979                       NAP                            108         Rooms
  3-ba                 1988                      2004                            111         Rooms
-------------------------------------------------------------------------------------------------------------------------------
  3-bb                 1978                      2003                            108         Rooms
  3-bc                 1989                      2004                            134         Rooms
  3-bd                 1988                       NAP                            135         Rooms
  3-be                 1984                       NAP                            108         Rooms
  3-bf                 1980                      2006                            108         Rooms
-------------------------------------------------------------------------------------------------------------------------------
  3-bg                 1975                       NAP                             80         Rooms
  3-bh                 1981                      2004                            116         Rooms
  3-bi                 1990                       NAP                            120         Rooms
  3-bj                 1984                      2004                            136         Rooms
  3-bk                 1989                      2006                            117         Rooms
-------------------------------------------------------------------------------------------------------------------------------
  3-bl                 1987                       NAP                            112         Rooms
  3-bm                 1985                      2005                            110         Rooms
  3-bn                 1975                       NAP                             79         Rooms
  3-bo                 1983                      2004                             98         Rooms
  3-bp                 1988                      2004                            111         Rooms
-------------------------------------------------------------------------------------------------------------------------------
  3-bq                 1986                       NAP                            108         Rooms
  3-br                 1985                      2003                            106         Rooms
  3-bs                 1996                       NAP                            122         Rooms
  3-bt                 1988                      2004                            112         Rooms
  3-bu                 1974                       NAP                             79         Rooms
-------------------------------------------------------------------------------------------------------------------------------
  3-bv                 1982                      2006                            108         Rooms
  3-bw                 1975                      2004                            109         Rooms
  3-bx                 2000                       NAP                            134         Rooms
  3-by                 1976                      2006                            108         Rooms
  3-bz                 1978                      2005                            108         Rooms
-------------------------------------------------------------------------------------------------------------------------------
  3-ca                 1985                      2006                            156         Rooms
   4                   2006                       NAP                        390,994         Sq Ft                      575.46
   5                   1981                      2007                        400,263         Sq Ft                      274.82
   6                   1915                    2002-2007                     135,575         Sq Ft                      737.60
   7                  Various                   Various                          985         Rooms                   71,370.56
-------------------------------------------------------------------------------------------------------------------------------
  7-a                  1980                      2005                            430         Rooms
  7-b                  1971                      2003                            287         Rooms
  7-c                  1970                      2005                            268         Rooms
   8                  Various                     NAP                        402,937         Sq Ft                      121.61
  8-a                  2000                       NAP                        297,928         Sq Ft
-------------------------------------------------------------------------------------------------------------------------------
  8-b                  1986                       NAP                         55,580         Sq Ft
  8-c               1984 - 1988                   NAP                         49,429         Sq Ft
   9                   1998                       NAP                            419         Units                  111,694.51
   10                  1932                      2000                      1,144,489         Sq Ft                      314.55
   11                2001-2004                    NAP                        218,076         Sq Ft                      151.32
-------------------------------------------------------------------------------------------------------------------------------
   12                  1954                    2003-2007                     397,992         Sq Ft                       81.66
   13                  1975                      2007                        550,026         Sq Ft                       58.18
   14                 Various                   Various                      317,412         Sq Ft                       93.57
  14-a                 1978                      2004                         90,401         Sq Ft
  14-b                 1990                       NAP                         67,272         Sq Ft
-------------------------------------------------------------------------------------------------------------------------------
  14-c                 1980                       NAP                         73,694         Sq Ft
  14-d                 1973                      2004                         58,960         Sq Ft
  14-e                 1988                       NAP                         27,085         Sq Ft
   15                1900-1910                   1997                            116         Units                  237,068.97
   16                  1988                       NAP                        235,678         Sq Ft                      111.38
-------------------------------------------------------------------------------------------------------------------------------
   17                  1987                      1998                        115,479         Sq Ft                      225.15
   18                  1997                      2007                            165         Rooms                  151,515.15
   19                  1992                       NAP                        235,008         Sq Ft                      104.68
   20                  1979                    2005-2006                     252,503         Sq Ft                       97.03
   21                  2004                       NAP                        102,882         Sq Ft                      233.07
-------------------------------------------------------------------------------------------------------------------------------
   22            1940, 1978, 1999                1995                        772,072         Sq Ft                       30.44
   23                  1985                      2006                            260         Rooms                   88,846.15
   24                  1998                       NAP                            107         Rooms                  214,953.27
   25                  1989                       NAP                            288         Units                   79,166.67
   26                 Various                     NAP                        609,286         Sq Ft                       37.19
-------------------------------------------------------------------------------------------------------------------------------
  26-a        1987, 1996, 1999, 2005              NAP                        123,950         Sq Ft
  26-b           1985, 1997, 2001                 NAP                         51,965         Sq Ft
  26-c     1994, 1995, 2001, 2004, 2007           NAP                         98,415         Sq Ft
  26-d           1982, 1987, 1994                 NAP                         58,170         Sq Ft
  26-e               1974-2007                    NAP                         67,580         Sq Ft
-------------------------------------------------------------------------------------------------------------------------------
  26-f              1995, 2005                    NAP                         48,310         Sq Ft
  26-g               1980-2005                    NAP                         63,730         Sq Ft
  26-h              1998, 2000                    NAP                         50,118         Sq Ft
  26-i                 2004                       NAP                          8,250         Sq Ft
  26-j               1975-1976                    NAP                         38,798         Sq Ft
-------------------------------------------------------------------------------------------------------------------------------
   27                2004-2005                    NAP                            144         Units                  152,777.78
   28                  1989                       NAP                        181,822         Sq Ft                      118.25
   29                  2004                       NAP                        147,213         Sq Ft                      142.65
   30                  1930                      1983                         77,841         Sq Ft                      263.36
   31                  2006                       NAP                         73,373         Sq Ft                      272.58
-------------------------------------------------------------------------------------------------------------------------------
   32                  1887                      2001                            131         Rooms                  151,526.72
   33                  1997                       NAP                         81,423         Sq Ft                      239.49
   34                  1989                      2005                        206,544         Sq Ft                       92.96
   35                  2007                       NAP                         71,023         Sq Ft                      268.93
   36                  1928                      1988                        116,550         Sq Ft                      163.02
-------------------------------------------------------------------------------------------------------------------------------
   37                  1986                      2006                        136,206         Sq Ft                      129.40
   38                  1927                 1977, 2003-2005                   55,412         Sq Ft                      317.62
   39                 Various                   Various                       21,708         Sq Ft                      788.09
  39-a                 1924                      1994                          8,300         Sq Ft
  39-b                 1920                      2005                          4,644         Sq Ft
-------------------------------------------------------------------------------------------------------------------------------
  39-c                 1931                       NAP                          4,264         Sq Ft
  39-d                 2005                      2006                          4,500         Sq Ft
   40               1984, 2006                   2006                        147,025         Sq Ft                      113.23
   41                  2006                       NAP                         61,614         Sq Ft                      259.44
   42                  2007                       NAP                         77,506         Sq Ft                      199.98
-------------------------------------------------------------------------------------------------------------------------------
   43                  1986                       NAP                        183,477         Sq Ft                       84.37
   44                  2007                       NAP                        320,732         Sq Ft                       48.04
   45                  1997                       NAP                         75,224         Sq Ft                      203.79
   46               1940, 1944                2001, 2005                     113,215         Sq Ft                      130.02
   47                  1984                      2006                        173,204         Sq Ft                       84.99
-------------------------------------------------------------------------------------------------------------------------------
   48                  2001                       NAP                            344         Units                   42,151.16
   49                  1972                      2001                            683         Pads                    20,754.03
   50                  1969                   2005, 2007                         349         Rooms                   40,114.61
   51                  1963                      2005                        127,404         Sq Ft                      109.78
   52                  2007                       NAP                         57,884         Sq Ft                      238.41
-------------------------------------------------------------------------------------------------------------------------------
   53                  1958                   1974, 1976                     147,000         Sq Ft                       93.33
   54                  1992                      1997                         66,316         Sq Ft                      203.57
   55                  2001                       NAP                         99,916         Sq Ft                      135.11
   56                  1985                       NAP                        164,808         Sq Ft                       80.70
   57                  1998                       NAP                         76,066         Sq Ft                      169.59
-------------------------------------------------------------------------------------------------------------------------------
   58                  2000                      2002                            139         Rooms                   89,928.06
   59                  1965                       NAP                         44,381         Sq Ft                      279.40
   60                  2007                       NAP                          9,428         Sq Ft                    1,272.80
   61                  1984                       NAP                        150,192         Sq Ft                       79.23
   62                  1975                      2007                            216         Rooms                   55,026.20
-------------------------------------------------------------------------------------------------------------------------------
   63                  1960s                     1988                        195,980         Sq Ft                       60.41
   64               1996, 1998                    NAP                            184         Units                   62,500.00
   65                  2006                       NAP                            100         Rooms                  114,727.62
   66                  2006                       NAP                            100         Rooms                  114,727.07
   67                  1985                       NAP                        108,600         Sq Ft                      104.97
-------------------------------------------------------------------------------------------------------------------------------
   68                  1999                       NAP                         93,800         Sq Ft                      121.27
   69                  2005                       NAP                            200         Units                   56,489.15
   70                  2001                       NAP                             85         Rooms                  130,823.53
   71                  2000                       NAP                         77,100         Sq Ft                      142.67
   72                  1985                      2004                        171,138         Sq Ft                       62.67
-------------------------------------------------------------------------------------------------------------------------------
   73                  1969                    2006-2007                         246         Rooms                   43,089.43
   74                1997-1999                    NAP                         31,061         Sq Ft                      339.01
   75                 Various                     NAP                        133,270         Sq Ft                       77.84
  75-a                 1980                       NAP                         61,002         Sq Ft
  75-b                 1977                       NAP                         39,768         Sq Ft
-------------------------------------------------------------------------------------------------------------------------------
  75-c                 1990                       NAP                         32,500         Sq Ft
   76                  1997                       NAP                            104         Rooms                   99,339.61
   77                  2007                       NAP                            132         Units                   77,961.65
   78                  1977                      2005                         64,319         Sq Ft                      159.44
   79                  2007                       NAP                         28,072         Sq Ft                      363.35
-------------------------------------------------------------------------------------------------------------------------------
   80                  2000                      2005                             87         Rooms                  116,781.61
   81                  1970                      2002                             60         Units                  168,333.33
   82                 Various                    2006                            128         Units                   78,125.00
  82-a                 1904                      2006                             66         Units
  82-b                 1924                      2006                             62         Units
-------------------------------------------------------------------------------------------------------------------------------
   83                  1960                      1993                        233,970         Sq Ft                       42.70
   84             1968, 1981-1982                 NAP                        135,427         Sq Ft                       73.70
   85               1986, 1987                   1999                         93,715         Sq Ft                      106.44
   86            1961, 1966, 1999                1999                         67,538         Sq Ft                      143.28
   87                  1997                       NAP                        169,274         Sq Ft                       54.86
-------------------------------------------------------------------------------------------------------------------------------
   88                  2004                       NAP                             42         Units                  216,666.67
   89                1987-1989                    NAP                            174         Units                   51,724.14
   90                  1979                      2006                         89,216         Sq Ft                      100.75
   91                  2006                       NAP                         57,211         Sq Ft                      155.56
   92                 Various                     NAP                        120,020         Sq Ft                       73.66
-------------------------------------------------------------------------------------------------------------------------------
  92-a              1997, 1998                    NAP                         64,720         Sq Ft
  92-b              1999, 2000                    NAP                         55,300         Sq Ft
   93                  1994                      2006                         75,947         Sq Ft                      115.21
   94                 Various                   Various                       92,735         Sq Ft                       93.72
  94-a                 2006                       NAP                         47,935         Sq Ft
-------------------------------------------------------------------------------------------------------------------------------
  94-b                 1973                      1995                         44,800         Sq Ft
   95                2005-2006                    NAP                         37,397         Sq Ft                      231.30
   96                  2006                       NAP                         49,982         Sq Ft                      170.06
   97                  1927                       NAP                            116         Units                   73,275.86
   98                  2007                       NAP                         48,718         Sq Ft                      174.26
-------------------------------------------------------------------------------------------------------------------------------
   99                  2000                       NAP                            103         Rooms                   81,941.75
  100                 Various                   Various                      137,041         Sq Ft                       61.31
 100-a                 1987                       NAP                         84,935         Sq Ft
 100-b                 1992                       NAP                         26,567         Sq Ft
 100-c                 1979                      2006                         14,277         Sq Ft
-------------------------------------------------------------------------------------------------------------------------------
 100-d                 1974                       NAP                         11,262         Sq Ft
  101                  1908                1983, 1993, 2006                      146         Units                   56,807.50
  102                  1986                       NAP                         44,307         Sq Ft                      185.07
  103                1959-1975                    NAP                            174         Units                   46,758.62
  104                  1986                       NAP                            152         Units                   53,289.47
-------------------------------------------------------------------------------------------------------------------------------
  105                  2000                       NAP                         65,745         Sq Ft                      121.99
  106                  2006                       NAP                             73         Units                  109,589.04
  107               1978, 1979                    NAP                            184         Units                   43,478.26
  108                  1974                       NAP                             65         Pads                   123,076.92
  109                  2004                       NAP                         80,041         Sq Ft                       95.41
-------------------------------------------------------------------------------------------------------------------------------
  110                  2004                       NAP                         53,850         Sq Ft                      141.13
  111               1990, 1992                   2007                         75,000         Sq Ft                      101.25
  112                  1987                      2005                         58,592         Sq Ft                      128.00
  113                  1994                       NAP                            628         Pads                    11,925.90
  114                  1983                       NAP                            157         Units                   46,136.46
-------------------------------------------------------------------------------------------------------------------------------
  115                  1999                       NAP                        148,725         Sq Ft                       48.29
  116                  1966                      2004                        129,085         Sq Ft                       55.00
  117                  1997                      2004                            131         Rooms                   53,334.23
  118                 Various                   Various                       42,462         Sq Ft                      163.93
 118-a              1978, 2002                 2001-2002                      21,200         Sq Ft
-------------------------------------------------------------------------------------------------------------------------------
 118-b                 1988                    2001-2002                      10,235         Sq Ft
 118-c                 1940                    2003-2007                       8,555         Sq Ft
 118-d                 1946                      2007                          2,472         Sq Ft
  119                  2007                       NAP                         55,700         Sq Ft                      122.80
  120                  1994                       NAP                         32,020         Sq Ft                      212.37
-------------------------------------------------------------------------------------------------------------------------------
  121                 Various                     NAP                         92,911         Sq Ft                       73.19
 121-a                 1984                       NAP                         50,495         Sq Ft
 121-b                 1985                       NAP                         42,416         Sq Ft
  122                  1975                      2005                            165         Pads                    40,606.06
  123                  2006                       NAP                         15,772         Sq Ft                      422.14
-------------------------------------------------------------------------------------------------------------------------------
  124                  1999                      2002                         80,543         Sq Ft                       81.94
  125                  1965                      1989                        190,512         Sq Ft                       34.12
  126                  1988                      2006                             96         Units                   66,666.67
  127                  1900                   2005, 2006                          14         Units                  442,857.14
  128                  1985                      2007                            177         Rooms                   34,985.78
-------------------------------------------------------------------------------------------------------------------------------
  129                  2003                       NAP                         81,583         Sq Ft                       75.38
  130                  1893                      2001                         53,122         Sq Ft                      115.09
  131                  1997                       NAP                            107         Units                   57,009.35
  132                  2007                       NAP                         43,902         Sq Ft                      137.81
 132-a                 2007                       NAP                         14,564         Sq Ft
-------------------------------------------------------------------------------------------------------------------------------
 132-b                 2007                       NAP                         14,600         Sq Ft
 132-c                 2007                       NAP                         14,738         Sq Ft
  133                  1998                       NAP                         19,063         Sq Ft                      314.75
  134                  1919                      1999                         50,619         Sq Ft                      118.53
  135                  2004                       NAP                         40,060         Sq Ft                      149.35
-------------------------------------------------------------------------------------------------------------------------------
  136                  2003                       NAP                         72,505         Sq Ft                       81.45
  137                  1988                      2003                             42         Units                  140,476.19
  138                  2001                       NAP                             98         Units                   60,037.37
  139                  1985                       NAP                         41,965         Sq Ft                      139.76
  140                  1975                      2004                          5,630         Sq Ft                    1,039.08
-------------------------------------------------------------------------------------------------------------------------------
  141                  2006                       NAP                             40         Units                  145,000.00
  142                  1928                       NAP                             78         Units                   74,358.97
  143                  2006                       NAP                         30,358         Sq Ft                      189.24
  144                  2003                       NAP                         27,596         Sq Ft                      206.55
  145                  1927                      1992                         59,845         Sq Ft                       93.58
-------------------------------------------------------------------------------------------------------------------------------
  146                  1981                       NAP                         93,543         Sq Ft                       59.87
  147                  2006                       NAP                         19,008         Sq Ft                      291.98
  148                  1972                      1997                            240         Units                   22,916.67
  149                  1984                      2003                         83,836         Sq Ft                       65.48
  150                  1981                       NAP                        100,500         Sq Ft                       54.43
-------------------------------------------------------------------------------------------------------------------------------
  151                  1920                      2006                             74         Units                   72,972.97
  152                  1907                    1994-1995                      79,315         Sq Ft                       67.89
  153                  1970                      2007                         29,800         Sq Ft                      177.85
  154                  2006                       NAP                         29,674         Sq Ft                      174.92
  155                  1990                       NAP                            188         Pads                    26,595.74
-------------------------------------------------------------------------------------------------------------------------------
  156                  1963                     Various                          141         Units                   35,460.99
  157                  1978                      2007                         91,286         Sq Ft                       54.77
  158                1978-1979                   2006                         28,789         Sq Ft                      173.68
  159                  1978                      2005                         40,061         Sq Ft                      124.19
  160                  1985                       NAP                         47,407         Sq Ft                      104.41
-------------------------------------------------------------------------------------------------------------------------------
  161                 Various                     NAP                         65,086         Sq Ft                       75.90
 161-a                 1998                       NAP                         55,154         Sq Ft
 161-b                 2004                       NAP                          9,932         Sq Ft
  162                  2004                       NAP                         24,220         Sq Ft                      201.49
  163                  2006                       NAP                         26,941         Sq Ft                      176.31
-------------------------------------------------------------------------------------------------------------------------------
  164                  1964                      1997                         78,000         Sq Ft                       60.90
  165                  2006                       NAP                         11,180         Sq Ft                      411.45
  166                  2006                       NAP                         11,180         Sq Ft                      409.21
  167                  1985                       NAP                        235,480         Sq Ft                       19.14
  168                  1956                   1985, 2000                      72,177         Sq Ft                       62.35
-------------------------------------------------------------------------------------------------------------------------------
  169                  2000                       NAP                         13,905         Sq Ft                      323.62
  170                  1935                      1991                         93,068         Sq Ft                       48.31
  171                  1984                      2000                         31,570         Sq Ft                      136.84
  172                  1980                      2001                         18,693         Sq Ft                      224.68
  173                  2005                       NAP                             81         Rooms                   51,704.23
-------------------------------------------------------------------------------------------------------------------------------
  174                  2007                       NAP                         17,272         Sq Ft                      242.17
  175                  2007                       NAP                         17,272         Sq Ft                      242.17
  176                  1978                1987, 1997, 2007                      120         Units                   34,333.33
  177                  2006                       NAP                         11,180         Sq Ft                      358.68
  178                   NAP                       NAP                        287,966         Sq Ft                       13.88
-------------------------------------------------------------------------------------------------------------------------------
  179                  1910                      2005                         32,690         Sq Ft                      122.25
  180                  2002                       NAP                         33,880         Sq Ft                      117.85
  181                1999-2001                    NAP                         20,237         Sq Ft                      192.72
  182                  1966                    2004-2005                      40,000         Sq Ft                       96.75
  183                  1939                       NAP                         11,760         Sq Ft                      324.91
-------------------------------------------------------------------------------------------------------------------------------
  184                1983-1984                    NAP                             78         Units                   48,581.78
  185                  1993                       NAP                         12,350         Sq Ft                      305.67
  186                  1975                      2006                         36,500         Sq Ft                      102.74
  187                  1982                       NAP                         50,220         Sq Ft                       74.45
  188                  1998                       NAP                         13,260         Sq Ft                      281.19
-------------------------------------------------------------------------------------------------------------------------------
  189                  2006                       NAP                         14,564         Sq Ft                      252.68
  190                  1999                       NAP                         16,708         Sq Ft                      215.09
  191                  1986                       NAP                             85         Units                   42,117.65
  192                  2006                       NAP                         11,180         Sq Ft                      316.64
  193                  2002                       NAP                         18,942         Sq Ft                      184.62
-------------------------------------------------------------------------------------------------------------------------------
  194               2004, 2006                    NAP                         53,975         Sq Ft                       64.47
  195                 Various                     NAP                         26,774         Sq Ft                      128.17
 195-a                 2004                       NAP                          3,424         Sq Ft
 195-b                 2006                       NAP                          7,370         Sq Ft
 195-c                 2004                       NAP                          7,980         Sq Ft
-------------------------------------------------------------------------------------------------------------------------------
 195-d                 2006                       NAP                          8,000         Sq Ft
  196                  2005                       NAP                         14,883         Sq Ft                      221.73
  197                  1982                       NAP                         16,642         Sq Ft                      198.29
  198                  1920                    2006-2007                       5,560         Sq Ft                      593.53
  199                  1968                      2007                         36,000         Sq Ft                       91.49
-------------------------------------------------------------------------------------------------------------------------------
  200                  1978                      2002                         67,005         Sq Ft                       49.12
  201                  2006                       NAP                         18,570         Sq Ft                      175.01
  202                  1992                      2000                         45,639         Sq Ft                       70.12
  203                  1986                      2007                         26,155         Sq Ft                      122.15
  204                1815-1820                   2007                         18,493         Sq Ft                      172.59
-------------------------------------------------------------------------------------------------------------------------------
  205                 Various                     NAP                         56,238         Sq Ft                       56.39
 205-a                 1984                       NAP                         25,950         Sq Ft
 205-b                 1990                       NAP                         30,288         Sq Ft
  206                  1972                      2002                            120         Units                   26,204.64
  207                  2006                       NAP                         16,863         Sq Ft                      180.69
-------------------------------------------------------------------------------------------------------------------------------
  208                  1986                       NAP                        117,430         Sq Ft                       25.55
  209                  1991                      2005                         53,483         Sq Ft                       56.09
  210                  1979                      2006                         39,631         Sq Ft                       75.70
  211                  1987                      2005                         80,079         Sq Ft                       37.43
  212                  1969                      1991                         29,776         Sq Ft                      100.59
-------------------------------------------------------------------------------------------------------------------------------
  213                  1977                       NAP                         27,922         Sq Ft                      107.15
  214                  2006                       NAP                         17,730         Sq Ft                      168.56
  215                  1886                      1983                         40,310         Sq Ft                       73.63
  216                  2005                       NAP                         19,091         Sq Ft                      151.68
  217                  2006                       NAP                             29         Units                   99,853.68
-------------------------------------------------------------------------------------------------------------------------------
  218                  1980                       NAP                         20,012         Sq Ft                      144.16
  219                  1978                      2007                         18,000         Sq Ft                      155.56
  220                  1913                      1985                         35,298         Sq Ft                       79.22
  221                  1910                      1999                         35,587         Sq Ft                       78.52
  222                  2006                       NAP                          8,877         Sq Ft                      313.73
-------------------------------------------------------------------------------------------------------------------------------
  223                  1990                       NAP                             97         Pads                    28,559.82
  224                  1987                       NAP                         22,740         Sq Ft                      121.60
  225                  1920                    1986-1987                      85,839         Sq Ft                       31.98
  226                  2000                       NAP                          9,000         Sq Ft                      302.78
  227                  1998                       NAP                          5,600         Sq Ft                      482.14
-------------------------------------------------------------------------------------------------------------------------------
  228                  2004                       NAP                         18,634         Sq Ft                      144.52
  229                  2004                       NAP                         16,566         Sq Ft                      161.69
  230                  1958                      1996                         13,000         Sq Ft                      204.44
  231                  1937                      2004                          3,800         Sq Ft                      696.05
  232                  2006                       NAP                         11,519         Sq Ft                      221.65
-------------------------------------------------------------------------------------------------------------------------------
  233                  1943                      2002                         48,134         Sq Ft                       51.94
  234                  2005                       NAP                        100,812         Sq Ft                       24.68
  235                  1990                       NAP                         31,386         Sq Ft                       78.11
  236                  1975                       NAP                         43,856         Sq Ft                       55.41
  237                  1946                      1976                          6,903         Sq Ft                      351.30
-------------------------------------------------------------------------------------------------------------------------------
  238                  1974                       NAP                             60         Units                   40,000.00
  239                  1910                      1994                         26,100         Sq Ft                       89.03
  240                  1984                      2006                         27,440         Sq Ft                       80.17
  241                  1995                       NAP                         23,504         Sq Ft                       89.35
  242                  2001                       NAP                         10,062         Sq Ft                      206.72
-------------------------------------------------------------------------------------------------------------------------------
  243                  1964                       NAP                         31,650         Sq Ft                       63.03
  244                  1966                      2006                             48         Units                   41,551.28
  245                  1962                       NAP                          7,276         Sq Ft                      271.44
  246               2003, 2005                    NAP                         50,400         Sq Ft                       38.10
  247               1966, 1993                   2006                         35,890         Sq Ft                       52.24
-------------------------------------------------------------------------------------------------------------------------------
  248                  1912                      1993                             29         Units                   62,016.16
  249                  1998                       NAP                         11,200         Sq Ft                      159.27
  250                  2007                       NAP                          8,064         Sq Ft                      217.01
  251                  2006                       NAP                          9,000         Sq Ft                      194.44
  252                  1963                       NAP                             24         Units                   72,728.03
-------------------------------------------------------------------------------------------------------------------------------
  253                  2004                       NAP                         12,320         Sq Ft                      137.77
  254                  1979                      1997                          5,100         Sq Ft                      323.29
  255               1995, 1996                    NAP                             45         Units                   34,416.72
  256                  1926                      1993                             18         Units                   77,711.60
  257                  1973                      1996                         24,810         Sq Ft                       54.93
-------------------------------------------------------------------------------------------------------------------------------
  258                  1899                      1980                              6         Units                  199,835.97
  259                  1997                       NAP                          5,400         Sq Ft                      212.42
  260                  1980                       NAP                         12,000         Sq Ft                       91.67
  261                  1973                       NAP                             12         Units                   87,443.12
  262                  1997                       NAP                         12,000         Sq Ft                       86.61
-------------------------------------------------------------------------------------------------------------------------------
  263                  2007                       NAP                          5,200         Sq Ft                      179.81
  264                  1972                       NAP                             16         Units                   53,125.00

         PREPAYMENT
         PROVISIONS                                               CMSA                CMSA
   ID    (# OF PAYMENTS) (8)                                    LOAN NO.          PROPERTY NO.
---------------------------------------------------------------------------------------------------

   1     LO(26)/Defeasance(54)/Open(4)                             1
  1-a                                                                                 1-001
  1-b                                                                                 1-002
  1-c                                                                                 1-003
  1-d                                                                                 1-004
---------------------------------------------------------------------------------------------------
  1-e                                                                                 1-005
  1-f                                                                                 1-006
  1-g                                                                                 1-007
  1-h                                                                                 1-008
  1-i                                                                                 1-009
---------------------------------------------------------------------------------------------------
  1-j                                                                                 1-010
  1-k                                                                                 1-011
  1-l                                                                                 1-012
  1-m                                                                                 1-013
  1-n                                                                                 1-014
---------------------------------------------------------------------------------------------------
  1-o                                                                                 1-015
  1-p                                                                                 1-016
  1-q                                                                                 1-017
  1-r                                                                                 1-018
  1-s                                                                                 1-019
---------------------------------------------------------------------------------------------------
   2     LO(24)/Defeasance(94)/Open(2)                             2                  2-001
   3     LO(24)/Flex(92)/Open(4)                                   3
  3-a                                                                                 3-001
  3-b                                                                                 3-002
  3-c                                                                                 3-003
---------------------------------------------------------------------------------------------------
  3-d                                                                                 3-004
  3-e                                                                                 3-005
  3-f                                                                                 3-006
  3-g                                                                                 3-007
  3-h                                                                                 3-008
---------------------------------------------------------------------------------------------------
  3-i                                                                                 3-009
  3-j                                                                                 3-010
  3-k                                                                                 3-011
  3-l                                                                                 3-012
  3-m                                                                                 3-013
---------------------------------------------------------------------------------------------------
  3-n                                                                                 3-014
  3-o                                                                                 3-015
  3-p                                                                                 3-016
  3-q                                                                                 3-017
  3-r                                                                                 3-018
---------------------------------------------------------------------------------------------------
  3-s                                                                                 3-019
  3-t                                                                                 3-020
  3-u                                                                                 3-021
  3-v                                                                                 3-022
  3-w                                                                                 3-023
---------------------------------------------------------------------------------------------------
  3-x                                                                                 3-024
  3-y                                                                                 3-025
  3-z                                                                                 3-026
  3-aa                                                                                3-027
  3-ab                                                                                3-028
---------------------------------------------------------------------------------------------------
  3-ac                                                                                3-029
  3-ad                                                                                3-030
  3-ae                                                                                3-031
  3-af                                                                                3-032
  3-ag                                                                                3-033
---------------------------------------------------------------------------------------------------
  3-ah                                                                                3-034
  3-ai                                                                                3-035
  3-aj                                                                                3-036
  3-ak                                                                                3-037
  3-al                                                                                3-038
---------------------------------------------------------------------------------------------------
  3-am                                                                                3-039
  3-an                                                                                3-040
  3-ao                                                                                3-041
  3-ap                                                                                3-042
  3-aq                                                                                3-043
---------------------------------------------------------------------------------------------------
  3-ar                                                                                3-044
  3-as                                                                                3-045
  3-at                                                                                3-046
  3-au                                                                                3-047
  3-av                                                                                3-048
---------------------------------------------------------------------------------------------------
  3-aw                                                                                3-049
  3-ax                                                                                3-050
  3-ay                                                                                3-051
  3-az                                                                                3-052
  3-ba                                                                                3-053
---------------------------------------------------------------------------------------------------
  3-bb                                                                                3-054
  3-bc                                                                                3-055
  3-bd                                                                                3-056
  3-be                                                                                3-057
  3-bf                                                                                3-058
---------------------------------------------------------------------------------------------------
  3-bg                                                                                3-059
  3-bh                                                                                3-060
  3-bi                                                                                3-061
  3-bj                                                                                3-062
  3-bk                                                                                3-063
---------------------------------------------------------------------------------------------------
  3-bl                                                                                3-064
  3-bm                                                                                3-065
  3-bn                                                                                3-066
  3-bo                                                                                3-067
  3-bp                                                                                3-068
---------------------------------------------------------------------------------------------------
  3-bq                                                                                3-069
  3-br                                                                                3-070
  3-bs                                                                                3-071
  3-bt                                                                                3-072
  3-bu                                                                                3-073
---------------------------------------------------------------------------------------------------
  3-bv                                                                                3-074
  3-bw                                                                                3-075
  3-bx                                                                                3-076
  3-by                                                                                3-077
  3-bz                                                                                3-078
---------------------------------------------------------------------------------------------------
  3-ca                                                                                3-079
   4     LO(26)/Defeasance(92)/Open(2)                             4                  4-001
   5     LO(24)/Defeasance(92)/Open(4)                             5                  5-001
   6     LO(24)/Defeasance(92)/Open(4)                             6                  6-001
   7     LO(26)/Defeasance(27)/Open(7)                             7
---------------------------------------------------------------------------------------------------
  7-a                                                                                 7-001
  7-b                                                                                 7-002
  7-c                                                                                 7-003
   8     LO(24)/Flex(32)/Open(4)                                   8
  8-a                                                                                 8-001
---------------------------------------------------------------------------------------------------
  8-b                                                                                 8-002
  8-c                                                                                 8-003
   9     LO(35)/Defeasance(45)/Open(4)                             9                  9-001
   10    LO(48)/GRTR1% or YM(69)/Open(3)                           10                10-001
   11    LO(25)/Defeasance(91)/Open(4)                             11                11-001
---------------------------------------------------------------------------------------------------
   12    LO(25)/Flex(91)/Open(4)                                   12                12-001
   13    LO(26)/Defeasance(92)/Open(2)                             13                13-001
   14    LO(47)/GRTR1% or YM(71)/Open(2)                           14
  14-a                                                                               14-001
  14-b                                                                               14-002
---------------------------------------------------------------------------------------------------
  14-c                                                                               14-003
  14-d                                                                               14-004
  14-e                                                                               14-005
   15    GRTR3% or YM(24)/GRTR1% or YM(94)/Open(2)                 15                15-001
   16    LO(25)/Defeasance(92)/Open(3)                             16                16-001
---------------------------------------------------------------------------------------------------
   17    LO(35)/Defeasance(81)/Open(4)                             17                17-001
   18    GRTR1% or YM(118)/Open(2)                                 18                18-001
   19    LO(25)/Defeasance(93)/Open(2)                             19                19-001
   20    LO(54)/Defeasance(89)/Open(1)                             20                20-001
   21    LO(35)/Defeasance(81)/Open(4)                             21                21-001
---------------------------------------------------------------------------------------------------
   22    LO(25)/Defeasance(93)/Open(2)                             22                22-001
   23    LO(23)/GRTR1% or YM(58)/Open(3)                           23                23-001
   24    LO(35)/Defeasance(83)/Open(2)                             24                24-001
   25    LO(27)/Defeasance(91)/Open(2)                             25                25-001
   26    LO(25)/GRTR1% or YM(92)/Open(3)                           26
---------------------------------------------------------------------------------------------------
  26-a                                                                               26-001
  26-b                                                                               26-002
  26-c                                                                               26-003
  26-d                                                                               26-004
  26-e                                                                               26-005
---------------------------------------------------------------------------------------------------
  26-f                                                                               26-006
  26-g                                                                               26-007
  26-h                                                                               26-008
  26-i                                                                               26-009
  26-j                                                                               26-010
---------------------------------------------------------------------------------------------------
   27    LO(24)/Defeasance(92)/Open(4)                             27                27-001
   28    LO(24)/Defeasance(34)/Open(2)                             28                28-001
   29    LO(35)/Defeasance(81)/Open(4)                             29                29-001
   30    LO(26)/Defeasance(33)/Open(1)                             30                30-001
   31    LO(35)/Defeasance(80)/Open(5)                             31                31-001
---------------------------------------------------------------------------------------------------
   32    LO(28)/Defeasance(29)/Open(3)                             32                32-001
   33    LO(25)/Defeasance(91)/Open(4)                             33                33-001
   34    LO(27)/Defeasance(89)/Open(4)                             34                34-001
   35    LO(26)/Defeasance(92)/Open(2)                             35                35-001
   36    LO(25)/Defeasance(91)/Open(4)                             36                36-001
---------------------------------------------------------------------------------------------------
   37    LO(26)/Defeasance(92)/Open(2)                             37                37-001
   38    LO(25)/Defeasance(91)/Open(4)                             38                38-001
   39    LO(26)/Defeasance(92)/Open(2)                             39
  39-a                                                                               39-001
  39-b                                                                               39-002
---------------------------------------------------------------------------------------------------
  39-c                                                                               39-003
  39-d                                                                               39-004
   40    LO(59)/GRTR1% or YM(68)/Open(5)                           40                40-001
   41    LO(35)/Defeasance(81)/Open(4)                             41                41-001
   42    LO(27)/Defeasance(91)/Open(2)                             42                42-001
---------------------------------------------------------------------------------------------------
   43    LO(27)/Defeasance(90)/Open(3)                             43                43-001
   44    LO(35)/Defeasance(45)/Open(4)                             44                44-001
   45    LO(25)/Defeasance(93)/Open(2)                             45                45-001
   46    GRTR3% or YM(25)/GRTR1% or YM(91)/Open(4)                 46                46-001
   47    LO(47)/GRTR1% or YM(71)/Open(2)                           47                47-001
---------------------------------------------------------------------------------------------------
   48    LO(25)/Defeasance(92)/Open(3)                             48                48-001
   49    LO(26)/Defeasance(92)/Open(2)                             49                49-001
   50    LO(26)/Defeasance(90)/Open(4)                             50                50-001
   51    LO(35)/Defeasance(81)/Open(4)                             51                51-001
   52    LO(24)/GRTR1% or YM(94)/Open(2)                           52                52-001
---------------------------------------------------------------------------------------------------
   53    GRTR3% or YM(25)/GRTR1% or YM(91)/Open(4)                 53                53-001
   54    LO(25)/Defeasance(94)/Open(1)                             54                54-001
   55    LO(28)/Defeasance(90)/Open(2)                             55                55-001
   56    GRTR1% or YM(107)/Open(13)                                56                56-001
   57    LO(25)/Defeasance(91)/Open(4)                             57                57-001
---------------------------------------------------------------------------------------------------
   58    LO(25)/Defeasance(94)/Open(1)                             58                58-001
   59    LO(35)/Defeasance(83)/Open(2)                             59                59-001
   60    LO(26)/Defeasance(91)/Open(3)                             60                60-001
   61    LO(26)/Defeasance(92)/Open(2)                             61                61-001
   62    LO(26)/Defeasance(92)/Open(2)                             62                62-001
---------------------------------------------------------------------------------------------------
   63    LO(25)/Defeasance(91)/Open(4)                             63                63-001
   64    GRTR1% or YM(119)/Open(1)                                 64                64-001
   65    LO(27)/GRTR1% or YM(91)/Open(2)                           65                65-001
   66    LO(27)/GRTR1% or YM(91)/Open(2)                           66                66-001
   67    LO(26)/GRTR1% or YM(68)/Open(2)                           67                67-001
---------------------------------------------------------------------------------------------------
   68    LO(35)/Defeasance(84)/Open(1)                             68                68-001
   69    LO(27)/Defeasance(91)/Open(2)                             69                69-001
   70    LO(26)/Defeasance(92)/Open(2)                             70                70-001
   71    LO(26)/Flex(90)/Open(4)                                   71                71-001
   72    LO(25)/Defeasance(55)/Open(4)                             72                72-001
---------------------------------------------------------------------------------------------------
   73    GRTR1% or YM(118)/Open(2)                                 73                73-001
   74    LO(27)/Defeasance(91)/Open(2)                             74                74-001
   75    LO(27)/Defeasance(91)/Open(2)                             75
  75-a                                                                               75-001
  75-b                                                                               75-002
---------------------------------------------------------------------------------------------------
  75-c                                                                               75-003
   76    LO(26)/Defeasance(93)/Open(1)                             76                76-001
   77    LO(25)/Flex(91)/Open(4)                                   77                77-001
   78    LO(26)/Defeasance(90)/Open(4)                             78                78-001
   79    LO(26)/Defeasance(92)/Open(2)                             79                79-001
---------------------------------------------------------------------------------------------------
   80    LO(35)/Defeasance(83)/Open(2)                             80                80-001
   81    LO(27)/Defeasance(89)/Open(4)                             81                81-001
   82    LO(26)/Flex(92)/Open(2)                                   82
  82-a                                                                               82-001
  82-b                                                                               82-002
---------------------------------------------------------------------------------------------------
   83    LO(25)/Defeasance(90)/Open(5)                             83                83-001
   84    LO(35)/Defeasance(81)/Open(4)                             84                84-001
   85    LO(25)/Defeasance(93)/Open(2)                             85                85-001
   86    LO(47)/GRTR1% or YM(10)/Open(3)                           86                86-001
   87    GRTR1% or YM(118)/Open(2)                                 87                87-001
---------------------------------------------------------------------------------------------------
   88    LO(26)/GRTR1% or YM(31)/Open(3)                           88                88-001
   89    LO(35)/Defeasance(81)/Open(4)                             89                89-001
   90    LO(35)/Defeasance(81)/Open(4)                             90                90-001
   91    LO(30)/Defeasance(87)/Open(3)                             91                91-001
   92    LO(24)/GRTR1% or YM(32)/Open(4)                           92
---------------------------------------------------------------------------------------------------
  92-a                                                                               92-001
  92-b                                                                               92-002
   93    LO(26)/Defeasance(92)/Open(2)                             93                93-001
   94    LO(28)/Defeasance(90)/Open(2)                             94
  94-a                                                                               94-001
---------------------------------------------------------------------------------------------------
  94-b                                                                               94-002
   95    LO(35)/Defeasance(81)/Open(4)                             95                95-001
   96    LO(35)/Defeasance(81)/Open(4)                             96                96-001
   97    GRTR2% or YM(71)/Open(1)                                  97                97-001
   98    LO(26)/Defeasance(92)/Open(2)                             98                98-001
---------------------------------------------------------------------------------------------------
   99    LO(36)/GRTR1% or YM(20)/Open(4)                           99                99-001
  100    LO(27)/Defeasance(91)/Open(2)                            100
 100-a                                                                               100-001
 100-b                                                                               100-002
 100-c                                                                               100-003
---------------------------------------------------------------------------------------------------
 100-d                                                                               100-004
  101    LO(25)/Defeasance(94)/Open(1)                            101                101-001
  102    LO(27)/Defeasance(53)/Open(4)                            102                102-001
  103    LO(25)/Defeasance(91)/Open(4)                            103                103-001
  104    LO(26)/Defeasance(90)/Open(4)                            104                104-001
---------------------------------------------------------------------------------------------------
  105    LO(27)/Defeasance(89)/Open(4)                            105                105-001
  106    LO(28)/Defeasance(90)/Open(2)                            106                106-001
  107    LO(47)/Defeasance(69)/Open(4)                            107                107-001
  108    LO(11)/GRTR1% or YM(24)/Flex(21)/Open(4)                 108                108-001
  109    GRTR1% or YM(118)/Open(2)                                109                109-001
---------------------------------------------------------------------------------------------------
  110    LO(47)/GRTR1% or YM(71)/Open(2)                          110                110-001
  111    LO(35)/Defeasance(81)/Open(4)                            111                111-001
  112    LO(28)/Defeasance(90)/Open(2)                            112                112-001
  113    LO(25)/Defeasance(25)/Open(4)                            113                113-001
  114    LO(35)/Defeasance(81)/Open(4)                            114                114-001
---------------------------------------------------------------------------------------------------
  115    LO(26)/Defeasance(90)/Open(4)                            115                115-001
  116    LO(26)/Defeasance(92)/Open(2)                            116                116-001
  117    LO(35)/Defeasance(81)/Open(4)                            117                117-001
  118    LO(47)/GRTR1% or YM(68)/Open(5)                          118
 118-a                                                                               118-001
---------------------------------------------------------------------------------------------------
 118-b                                                                               118-002
 118-c                                                                               118-003
 118-d                                                                               118-004
  119    LO(35)/Defeasance(81)/Open(4)                            119                119-001
  120    LO(25)/Defeasance(90)/Open(5)                            120                120-001
---------------------------------------------------------------------------------------------------
  121    LO(25)/GRTR1% or YM(93)/Open(2)                          121
 121-a                                                                               121-001
 121-b                                                                               121-002
  122    LO(11)/GRTR1% or YM(24)/Flex(21)/Open(4)                 122                122-001
  123    LO(35)/Defeasance(81)/Open(4)                            123                123-001
---------------------------------------------------------------------------------------------------
  124    LO(35)/Defeasance(81)/Open(4)                            124                124-001
  125    LO(35)/Defeasance(83)/Open(2)                            125                125-001
  126    GRTR1% or YM(118)/Open(2)                                126                126-001
  127    LO(25)/GRTR1% or YM(91)/Open(4)                          127                127-001
  128    LO(26)/Defeasance(92)/Open(2)                            128                128-001
---------------------------------------------------------------------------------------------------
  129    LO(28)/Defeasance(88)/Open(4)                            129                129-001
  130    LO(26)/Defeasance(92)/Open(2)                            130                130-001
  131    LO(25)/GRTR1% or YM(93)/Open(2)                          131                131-001
  132    LO(35)/GRTR1% or YM(80)/Open(4)                          132
 132-a                                                                               132-001
---------------------------------------------------------------------------------------------------
 132-b                                                                               132-002
 132-c                                                                               132-003
  133    LO(27)/Flex(90)/Open(3)                                  133                133-001
  134    LO(47)/GRTR1% or YM(71)/Open(2)                          134                134-001
  135    LO(35)/Defeasance(81)/Open(4)                            135                135-001
---------------------------------------------------------------------------------------------------
  136    LO(28)/Defeasance(30)/Open(2)                            136                136-001
  137    LO(27)/Defeasance(89)/Open(4)                            137                137-001
  138    LO(27)/Defeasance(91)/Open(2)                            138                138-001
  139    LO(26)/Defeasance(90)/Open(4)                            139                139-001
  140    LO(26)/Defeasance(92)/Open(2)                            140                140-001
---------------------------------------------------------------------------------------------------
  141    LO(28)/Defeasance(90)/Open(2)                            141                141-001
  142    GRTR2% or YM(59)/Open(1)                                 142                142-001
  143    LO(25)/Defeasance(91)/Open(4)                            143                143-001
  144    LO(35)/Defeasance(81)/Open(4)                            144                144-001
  145    LO(35)/Defeasance(81)/Open(4)                            145                145-001
---------------------------------------------------------------------------------------------------
  146    LO(47)/GRTR1% or YM(71)/Open(2)                          146                146-001
  147    LO(35)/Flex(81)/Open(4)                                  147                147-001
  148    LO(26)/Defeasance(92)/Open(2)                            148                148-001
  149    LO(35)/Defeasance(81)/Open(4)                            149                149-001
  150    LO(47)/GRTR1% or YM(72)/Open(1)                          150                150-001
---------------------------------------------------------------------------------------------------
  151    GRTR2% or YM(59)/Open(1)                                 151                151-001
  152    LO(27)/Defeasance(89)/Open(4)                            152                152-001
  153    LO(26)/Defeasance(90)/Open(4)                            153                153-001
  154    LO(26)/Defeasance(92)/Open(2)                            154                154-001
  155    LO(35)/Defeasance(81)/Open(4)                            155                155-001
---------------------------------------------------------------------------------------------------
  156    LO(25)/Defeasance(91)/Open(4)                            156                156-001
  157    LO(47)/GRTR1% or YM(71)/Open(2)                          157                157-001
  158    LO(27)/Flex(90)/Open(3)                                  158                158-001
  159    LO(26)/Defeasance(90)/Open(4)                            159                159-001
  160    LO(35)/Flex(81)/Open(4)                                  160                160-001
---------------------------------------------------------------------------------------------------
  161    LO(27)/Defeasance(91)/Open(2)                            161
 161-a                                                                               161-001
 161-b                                                                               161-002
  162    LO(35)/Flex(81)/Open(4)                                  162                162-001
  163    LO(26)/GRTR1% or YM(92)/Open(2)                          163                163-001
---------------------------------------------------------------------------------------------------
  164    LO(28)/Defeasance(90)/Open(2)                            164                164-001
  165    LO(27)/Defeasance(89)/Open(4)                            165                165-001
  166    LO(27)/Defeasance(89)/Open(4)                            166                166-001
  167    LO(35)/Defeasance(81)/Open(4)                            167                167-001
  168    LO(35)/Defeasance(81)/Open(4)                            168                168-001
---------------------------------------------------------------------------------------------------
  169    LO(35)/Defeasance(81)/Open(4)                            169                169-001
  170    LO(49)/GRTR1% or YM(67)/Open(4)                          170                170-001
  171    LO(27)/Defeasance(53)/Open(4)                            171                171-001
  172    GRTR1% or YM(71)/Open(13)                                172                172-001
  173    LO(35)/Defeasance(81)/Open(4)                            173                173-001
---------------------------------------------------------------------------------------------------
  174    LO(35)/Defeasance(81)/Open(4)                            174                174-001
  175    LO(35)/Defeasance(81)/Open(4)                            175                175-001
  176    LO(23)GRTR1% or YM(93)/Open(4)                           176                176-001
  177    LO(27)/Defeasance(89)/Open(4)                            177                177-001
  178    LO(25)/Defeasance(90)/Open(5)                            178                178-001
---------------------------------------------------------------------------------------------------
  179    LO(35)/Flex(81)/Open(4)                                  179                179-001
  180    LO(47)/GRTR1% or YM(68)/Open(5)                          180                180-001
  181    LO(27)/Defeasance(89)/Open(4)                            181                181-001
  182    LO(26)/Defeasance(93)/Open(1)                            182                182-001
  183    LO(47)/GRTR1% or YM(70)/Open(3)                          183                183-001
---------------------------------------------------------------------------------------------------
  184    LO(35)/Flex(81)/Open(4)                                  184                184-001
  185    LO(26)/Defeasance(93)/Open(1)                            185                185-001
  186    LO(25)/GRTR1% or YM(93)/Open(2)                          186                186-001
  187    LO(35)/Flex(81)/Open(4)                                  187                187-001
  188    LO(28)/Defeasance(88)/Open(4)                            188                188-001
---------------------------------------------------------------------------------------------------
  189    LO(27)/Defeasance(89)/Open(4)                            189                189-001
  190    LO(35)/Flex(105)/Open(4)                                 190                190-001
  191    LO(35)/Defeasance(81)/Open(4)                            191                191-001
  192    LO(27)/Defeasance(89)/Open(4)                            192                192-001
  193    LO(25)/Defeasance(31)/Open(4)                            193                193-001
---------------------------------------------------------------------------------------------------
  194    LO(35)/Defeasance(81)/Open(4)                            194                194-001
  195    LO(26)/Defeasance(90)/Open(4)                            195
 195-a                                                                               195-001
 195-b                                                                               195-002
 195-c                                                                               195-003
---------------------------------------------------------------------------------------------------
 195-d                                                                               195-004
  196    LO(35)/Defeasance(83)/Open(2)                            196                196-001
  197    LO(27)/Flex(90)/Open(3)                                  197                197-001
  198    LO(23)/GRTR1% or YM(96)/Open(1)                          198                198-001
  199    LO(35)/Flex(81)/Open(4)                                  199                199-001
---------------------------------------------------------------------------------------------------
  200    LO(35)/Defeasance(81)/Open(4)                            200                200-001
  201    LO(35)/Defeasance(81)/Open(4)                            201                201-001
  202    LO(35)/Defeasance(81)/Open(4)                            202                202-001
  203    LO(26)/GRTR1% or YM(92)/Open(2)                          203                203-001
  204    LO(27)/Defeasance(92)/Open(1)                            204                204-001
---------------------------------------------------------------------------------------------------
  205    LO(26)/GRTR1% or YM(91)/Open(3)                          205
 205-a                                                                               205-001
 205-b                                                                               205-002
  206    LO(26)/Defeasance(90)/Open(4)                            206                206-001
  207    LO(35)/Defeasance(81)/Open(4)                            207                207-001
---------------------------------------------------------------------------------------------------
  208    LO(24)/GRTR1% or YM(94)/Open(2)                          208                208-001
  209    LO(24)/Defeasance(92)/Open(4)                            209                209-001
  210    LO(35)/Defeasance(81)/Open(4)                            210                210-001
  211    LO(35)/Flex(81)/Open(4)                                  211                211-001
  212    LO(26)/GRTR1% or YM(68)/Open(2)                          212                212-001
---------------------------------------------------------------------------------------------------
  213    LO(35)/Flex(81)/Open(4)                                  213                213-001
  214    LO(35)/Defeasance(81)/Open(4)                            214                214-001
  215    LO(25)/GRTR1% or YM(93)/Open(2)                          215                215-001
  216    LO(35)/Defeasance(81)/Open(4)                            216                216-001
  217    LO(35)/Defeasance(83)/Open(2)                            217                217-001
---------------------------------------------------------------------------------------------------
  218    LO(35)/Defeasance(81)/Open(4)                            218                218-001
  219    LO(35)/Defeasance(81)/Open(4)                            219                219-001
  220    LO(25)/Defeasance(91)/Open(4)                            220                220-001
  221    LO(25)/Defeasance(91)/Open(4)                            221                221-001
  222    LO(26)/Defeasance(90)/Open(4)                            222                222-001
---------------------------------------------------------------------------------------------------
  223    LO(26)/GRTR1% or YM(92)/Open(2)                          223                223-001
  224    LO(35)/Defeasance(81)/Open(4)                            224                224-001
  225    LO(35)/Flex(45)/Open(4)                                  225                225-001
  226    LO(35)/Flex(81)/Open(4)                                  226                226-001
  227    LO(35)/Defeasance(83)/Open(2)                            227                227-001
---------------------------------------------------------------------------------------------------
  228    LO(26)/Defeasance(90)/Open(4)                            228                228-001
  229    LO(28)/Defeasance(64)/Open(4)                            229                229-001
  230    LO(35)/Defeasance(81)/Open(4)                            230                230-001
  231    LO(47)/GRTR1% or YM(70)/Open(3)                          231                231-001
  232    LO(35)/Flex(81)/Open(4)                                  232                232-001
---------------------------------------------------------------------------------------------------
  233    LO(25)/Defeasance(91)/Open(4)                            233                233-001
  234    LO(35)/Defeasance(81)/Open(4)                            234                234-001
  235    LO(35)/Defeasance(81)/Open(4)                            235                235-001
  236    LO(29)/Defeasance(82)/Open(2)                            236                236-001
  237    LO(26)/Defeasance(90)/Open(4)                            237                237-001
---------------------------------------------------------------------------------------------------
  238    LO(27)/GRTR1% or YM(92)/Open(1)                          238                238-001
  239    LO(27)/Defeasance(92)/Open(1)                            239                239-001
  240    LO(35)/Defeasance(81)/Open(4)                            240                240-001
  241    LO(25)/Defeasance(90)/Open(5)                            241                241-001
  242    LO(35)/Defeasance(81)/Open(4)                            242                242-001
---------------------------------------------------------------------------------------------------
  243    LO(27)/Defeasance(92)/Open(1)                            243                243-001
  244    LO(35)/Defeasance(81)/Open(4)                            244                244-001
  245    LO(47)/GRTR1% or YM(70)/Open(3)                          245                245-001
  246    LO(35)/Defeasance(81)/Open(4)                            246                246-001
  247    LO(35)/Defeasance(81)/Open(4)                            247                247-001
---------------------------------------------------------------------------------------------------
  248    LO(35)/Flex(81)/Open(4)                                  248                248-001
  249    LO(35)/Defeasance(81)/Open(4)                            249                249-001
  250    LO(35)/Flex(81)/Open(4)                                  250                250-001
  251    LO(35)/Defeasance(83)/Open(2)                            251                251-001
  252    LO(35)/Flex(81)/Open(4)                                  252                252-001
---------------------------------------------------------------------------------------------------
  253    LO(35)/Defeasance(81)/Open(4)                            253                253-001
  254    LO(35)/Flex(81)/Open(4)                                  254                254-001
  255    LO(25)/GRTR1% or YM(93)/Open(2)                          255                255-001
  256    LO(35)/Flex(81)/Open(4)                                  256                256-001
  257    LO(35)/Flex(81)/Open(4)                                  257                257-001
---------------------------------------------------------------------------------------------------
  258    LO(25)/GRTR1% or YM(93)/Open(2)                          258                258-001
  259    LO(35)/Defeasance(81)/Open(4)                            259                259-001
  260    LO(25)/GRTR1% or YM(93)/Open(2)                          260                260-001
  261    LO(35)/Defeasance(81)/Open(4)                            261                261-001
  262    LO(35)/Defeasance(81)/Open(4)                            262                262-001
---------------------------------------------------------------------------------------------------
  263    LO(35)/Defeasance(81)/Open(4)                            263                263-001
  264    LO(35)/Flex(81)/Open(4)                                  264                264-001

                                                                                     THIRD      THIRD MOST                SECOND
                                                                               MOST RECENT      RECENT NOI           MOST RECENT
   ID    PROPERTY NAME (1)                                                          NOI ($)        DATE                   NOI ($)
---------------------------------------------------------------------------------------------------------------------------------

   1     DRA / Colonial Office Portfolio
  1-a    Heathrow Inter. Business Ctr.
  1-b    Research Office Park
  1-c    CC at Town Park
  1-d    Colonial Place I & II
---------------------------------------------------------------------------------------------------------------------------------
  1-e    CC at Colonnade
  1-f    Peachtree Street
  1-g    CP Town Park Combined
  1-h    Concourse Center
  1-i    CC at Town Park 600
---------------------------------------------------------------------------------------------------------------------------------
  1-j    Riverchase Center
  1-k    International Office Park
  1-l    Colonial Center at Bayside
  1-m    Colonial Center at Blue Lake
  1-n    Shops at Colonnade - Retail
---------------------------------------------------------------------------------------------------------------------------------
  1-o    Colonial Plaza
  1-p    Esplanade
  1-q    Maitland Office Building
  1-r    HIBC 1000 Building
  1-s    One Independence Plaza
---------------------------------------------------------------------------------------------------------------------------------
   2     Bank of America Center                                                                                       11,768,970
   3     RRI Hotel Portfolio                                                    42,449,286      12/31/2005            49,493,169
  3-a    Red Roof Inn Chicago Downtown
  3-b    Red Roof Inn Greater Washington Alexandria
  3-c    Red Roof Inn Meadowlands NYC
---------------------------------------------------------------------------------------------------------------------------------
  3-d    Red Roof Inn Philadelphia Airport
  3-e    Red Roof Inn San Antonio Downtown
  3-f    Red Roof Inn Charlottesville
  3-g    Red Roof Inn Naples
  3-h    Red Roof Inn Boston Woburn
---------------------------------------------------------------------------------------------------------------------------------
  3-i    Red Roof Inn Philadelphia Oxford Valley
  3-j    Red Roof Inn Philadelphia Trevose
  3-k    Red Roof Inn Tampa Fairgrounds
  3-l    Red Roof Inn Laredo
  3-m    Red Roof Inn Columbia Jessup
---------------------------------------------------------------------------------------------------------------------------------
  3-n    Red Roof Inn Baton Rouge
  3-o    Red Roof Inn Greater Washington
  3-p    Red Roof Inn Tucson North
  3-q    Red Roof Inn Albany
  3-r    Red Roof Inn Gainesville
---------------------------------------------------------------------------------------------------------------------------------
  3-s    Red Roof Inn St. Louis
  3-t    Red Roof Inn Mt Laurel Greater Philadelphia
  3-u    Red Roof Inn Buffalo Airport
  3-v    Red Roof Inn Charleston North
  3-w    Red Roof Inn Rochester Henrietta
---------------------------------------------------------------------------------------------------------------------------------
  3-x    Red Roof Inn Mobile North
  3-y    Red Roof Inn Utica
  3-z    Red Roof Inn Milford
  3-aa   Red Roof Inn Allentown Bethlehem
  3-ab   Red Roof Inn Pittsburgh Cranberry
---------------------------------------------------------------------------------------------------------------------------------
  3-ac   Red Roof Inn Chicago Downers Grove
  3-ad   Red Roof Inn Detroit Warren
  3-ae   Red Roof Inn Lexington South
  3-af   Red Roof Inn Tucson South
  3-ag   Red Roof Inn Greater Washington Laurel
---------------------------------------------------------------------------------------------------------------------------------
  3-ah   Red Roof Inn Greater Washington Lanham
  3-ai   Red Roof Inn Buffalo Amherst
  3-aj   Red Roof Inn Syracuse
  3-ak   Red Roof Inn Austin South
  3-al   Red Roof Inn Chicago Willowbrook
---------------------------------------------------------------------------------------------------------------------------------
  3-am   Red Roof Inn Raleigh Downtown NCSU
  3-an   Red Roof Inn El Paso West
  3-ao   Red Roof Inn Aberdeen
  3-ap   Red Roof Inn Raleigh Southwest Cary
  3-aq   Red Roof Inn Detroit Dearborn
---------------------------------------------------------------------------------------------------------------------------------
  3-ar   Red Roof Inn Akron South
  3-as   Red Roof Inn Columbia East
  3-at   Red Roof Inn Buffalo Hamburg
  3-au   Red Roof Inn Greensboro Coliseum
  3-av   Red Roof Inn Boston Southborough
---------------------------------------------------------------------------------------------------------------------------------
  3-aw   Red Roof Inn Rockford
  3-ax   Red Roof Inn Harrisburg North
  3-ay   Red Roof Inn Salem
  3-az   Red Roof Inn Indianapolis North
  3-ba   Red Roof Inn Detroit Rochester Hills
---------------------------------------------------------------------------------------------------------------------------------
  3-bb   Red Roof Inn Columbus East Reynoldsburg
  3-bc   Red Roof Inn Orlando Convention Center
  3-bd   Red Roof Inn Atlanta Town Center Mall
  3-be   Red Roof Inn Huntington
  3-bf   Red Roof Inn Lexington
---------------------------------------------------------------------------------------------------------------------------------
  3-bg   Red Roof Inn Elkhart
  3-bh   Red Roof Inn Cleveland Middleburg Heights
  3-bi   Red Roof Inn Nashville Airport
  3-bj   Red Roof Inn Chicago Arlington Heights
  3-bk   Red Roof Inn Toledo University
---------------------------------------------------------------------------------------------------------------------------------
  3-bl   Red Roof Inn Champaign
  3-bm   Red Roof Inn Louisville SE Fairgrounds
  3-bn   Red Roof Inn Charleston West Hurricane
  3-bo   Red Roof Inn Cleveland Westlake
  3-bp   Red Roof Inn Detroit Taylor
---------------------------------------------------------------------------------------------------------------------------------
  3-bq   Red Roof Inn LaFayette
  3-br   Red Roof Inn Columbus Dublin
  3-bs   Red Roof Inn Houston West
  3-bt   Red Roof Inn Detroit Airport Belleville
  3-bu   Red Roof Inn Michigan City
---------------------------------------------------------------------------------------------------------------------------------
  3-bv   Red Roof Inn Jacksonville Airport
  3-bw   Red Roof Inn Detroit Plymouth
  3-bx   Red Roof Inn Boston Mansfield Foxboro
  3-by   Red Roof Inn Dayton North
  3-bz   Red Roof Inn Louisville East
---------------------------------------------------------------------------------------------------------------------------------
  3-ca   Red Roof Inn Dallas Fort Worth Airport
   4     1101 New York Avenue
   5     Westin Building                                                        12,599,748      12/31/2004            11,910,394
   6     346 Madison Ave
   7     Logan Hotel Portfolio                                                   6,310,338      12/31/2005             7,735,886
---------------------------------------------------------------------------------------------------------------------------------
  7-a    Holiday Inn Select Minneapolis Airport
  7-b    Doubletree - Little Rock
  7-c    Radisson Hotel Duluth Harborview
   8     DRA Retail Portfolio                                                                                          3,793,251
  8-a    Cherrydale Point
---------------------------------------------------------------------------------------------------------------------------------
  8-b    Smithtown
  8-c    Redwood City
   9     AMLI Midtown                                                            3,170,056      12/31/2005             3,321,147
   10    32 Sixth Avenue                                                        21,015,788      12/31/2004            22,775,258
   11    City Center Englewood                                                   2,626,054      12/31/2005             2,700,840
---------------------------------------------------------------------------------------------------------------------------------
   12    Graceland Shopping Center                                               1,669,496      12/31/2004             2,071,424
   13    Tech Ridge Office Park                                                  2,095,922      12/31/2005             3,379,489
   14    Szeles Portfolio 2                                                      2,240,961      12/31/2004             2,565,506
  14-a   Westshore Office Center
  14-b   Treeview Corporate Center
---------------------------------------------------------------------------------------------------------------------------------
  14-c   Slate Hill Business Center
  14-d   Grandview Plaza
  14-e   Park Drive
   15    St. Mark's Place Apartments                                             1,666,627      12/31/2004             1,897,190
   16    Merrillville Plaza                                                      2,265,783      12/31/2005             2,319,263
---------------------------------------------------------------------------------------------------------------------------------
   17    800 El Camino Real                                                                                            2,150,440
   18    Hilton Garden Inn - Cupertino                                           2,345,720      12/31/2005             2,946,540
   19    Broadway Center                                                         1,799,510      12/31/2004             1,931,855
   20    Bend River Mall                                                           812,491      12/31/2005             1,361,370
   21    Palm Valley Medical Building
---------------------------------------------------------------------------------------------------------------------------------
   22    One Silverline Drive
   23    Holiday Inn - Atlanta Downtown                                          2,164,857      12/31/2005             2,727,161
   24    Homewood Suites Falls Church                                            2,054,300      12/31/2005             2,152,143
   25    Fairlane Woods                                                          2,176,759      12/31/2005             2,078,264
   26    Space Center Storage Portfolio                                          2,173,761      12/31/2004             2,310,244
---------------------------------------------------------------------------------------------------------------------------------
  26-a   1120 East New Circle Road
  26-b   755 Newtown Pike
  26-c   1990 Midland Trail
  26-d   536 Stone Road
  26-e   248, 277 & 279 Big Run Road, 250, 273, 282 & 291 Gold Rush Road
---------------------------------------------------------------------------------------------------------------------------------
  26-f   9301 Storage Way
  26-g   620 & 685 Tennessee Avenue, 901 Winchester Road
  26-h   1183 & 1191 Brock McVey Drive
  26-i   1160 East New Circle Road
  26-j   2125 Christian Road
---------------------------------------------------------------------------------------------------------------------------------
   27    All Seasons of Rochester Hills
   28    Promenade Shopping Center                                               1,967,690      12/31/2004             1,636,783
   29    Estrella Medical Plaza                                                                                          643,019
   30    The Walker Building                                                     1,271,362      12/31/2004             1,497,992
   31    Cardenas Market Fontana
---------------------------------------------------------------------------------------------------------------------------------
   32    Residence Inn Milwaukee                                                 1,367,820      12/31/2004             1,615,266
   33    ANC - Parkway Medical                                                   1,629,834      12/31/2004             1,734,623
   34    Creekwood Commons                                                                                             1,538,418
   35    165-175 Main Street
   36    347 West 36th Street                                                    1,203,110      12/31/2004             1,373,780
---------------------------------------------------------------------------------------------------------------------------------
   37    TJ Maxx Plaza                                                           1,587,187      12/31/2004             1,516,786
   38    Corona Plaza                                                                                                    954,892
   39    Fabco Stores Portfolio
  39-a   119-18 Liberty Avenue
  39-b   1151 & 1153 Liberty Avenue
---------------------------------------------------------------------------------------------------------------------------------
  39-c   5204 & 5208 Fifth Avenue
  39-d   122 East 125th Street
   40    Town Center Plaza
   41    Avondale Medical Building
   42    Town Center Colleyville
---------------------------------------------------------------------------------------------------------------------------------
   43    Breckinridge Portfolio                                                    101,228      12/31/2005               739,628
   44    Niagara Water
   45    AMC Leawood 20
   46    Lillian August Designs - Norwalk                                          987,403      12/31/2004             1,254,960
   47    Montlimar Place                                                         2,072,314      12/31/2004             1,233,058
---------------------------------------------------------------------------------------------------------------------------------
   48    Parkwood Apartments                                                                                           1,425,179
   49    Rock Shadows RV Park
   50    Ramada Newark Airport                                                   1,195,066      12/31/2005             2,635,471
   51    North Los Altos Shopping Center                                         2,228,638       3/31/2005             2,276,163
   52    One Boulder Plaza Phase V
---------------------------------------------------------------------------------------------------------------------------------
   53    300 Stillwater Avenue
   54    Huntington Medical Center                                                                                     1,217,541
   55    Shiloh Crossing                                                         1,245,876      12/31/2005             1,222,818
   56    Miramar Commercial Center                                               2,296,383      12/31/2005             2,422,102
   57    ANC - 1301 & 1401 GV Parkway                                            1,175,889      12/31/2004             1,161,728
---------------------------------------------------------------------------------------------------------------------------------
   58    Hilltop Inn & Suites                                                    1,988,646      12/31/2005             1,567,046
   59    PGA Professional Center
   60    Greene & Mercer Street Retail
   61    Middlesex Business Center                                                 682,076      12/31/2005               750,764
   62    Four Points by Sheraton Southwest Houston                               1,217,689      12/31/2005             1,532,787
---------------------------------------------------------------------------------------------------------------------------------
   63    Madison Square Shopping Center                                          1,228,918      12/31/2004             1,153,563
   64    Palmetto Place Apartments                                                 835,289      12/31/2005               914,553
   65    Hampton Inn and Suites - Natomas                                                                                472,833
   66    Holiday Inn Express - Natomas
   67    46360 Fremont Boulevard
---------------------------------------------------------------------------------------------------------------------------------
   68    Imperial Hornet Building                                                  960,271      12/31/2004               968,950
   69    Maple Brook Apartments                                                    207,775      12/31/2005               802,932
   70    Fairfield Inn - Chantilly, VA                                             926,451      12/31/2005             1,043,338
   71    Doc Stone Commons                                                         129,245      12/31/2005               862,246
   72    Coastal Sunbelt Warehouse                                                                                       998,998
---------------------------------------------------------------------------------------------------------------------------------
   73    Radisson Chicago O'Hare Airport                                                                                 708,536
   74    East Main St                                                              772,474      12/31/2004               817,011
   75    Severna Park Portfolio                                                    969,451      12/31/2005             1,032,851
  75-a   Severna Park Business Center
  75-b   Brightview Business Center
---------------------------------------------------------------------------------------------------------------------------------
  75-c   Elizabeth Station
   76    Homewood Suites Vancouver                                                 942,869      12/31/2005             1,051,303
   77    Eagle Landing Apartments
   78    Lakeland South Plaza                                                      593,551      12/31/2004               497,344
   79    Silo Shopping Center
---------------------------------------------------------------------------------------------------------------------------------
   80    Hampton Inn - Woodbridge, VA                                              818,596      12/31/2005               919,696
   81    The Summit at Los Feliz Apartments                                        623,621      12/31/2004               632,279
   82    Richmond Apartment Portfolio                                              424,111      12/31/2005               722,719
  82-a   The Chesterfield Apartments
  82-b   Stuart Court Apartments
---------------------------------------------------------------------------------------------------------------------------------
   83    Hillcrest Shopping Center                                                 918,018      12/31/2004               965,351
   84    The Ventura Shopping Center                                               934,308       3/31/2005               961,980
   85    Kent Business Center
   86    Lucky Center                                                                                                    758,970
   87    2400 Grand Avenue
---------------------------------------------------------------------------------------------------------------------------------
   88    Fairhaven Gardens Apartments                                              596,399      12/31/2005               804,864
   89    Zinfandel Ranch Apartments                                                824,369      12/31/2004               933,241
   90    Jefferson Square
   91    Stoneterra Medical Office
   92    Ridgeview Portfolio                                                       870,238      12/31/2004               946,745
---------------------------------------------------------------------------------------------------------------------------------
  92-a   Ridgeview Office Center I
  92-b   Ridgeview Business Center
   93    Village at Westfork                                                       712,823      12/31/2004               795,567
   94    Rice Creek/Aetrium Portfolio                                              220,977      12/31/2005               252,861
  94-a   Rice Creek Business Center III
---------------------------------------------------------------------------------------------------------------------------------
  94-b   Aetrium Office Building
   95    El Portal Office
   96    Foothill Corporate
   97    1270 Gerard Avenue                                                        471,718      12/31/2004               588,195
   98    Jordan Valley Medical Office                                                                                    110,235
---------------------------------------------------------------------------------------------------------------------------------
   99    Hilton Garden Inn - Wichita                                             1,048,287      12/31/2005             1,162,766
  100    Baltimore Commons Portfolio                                               879,530      12/31/2005               893,894
 100-a   Baltimore Commons
 100-b   Crain Professional Center
 100-c   Veterans Plaza
---------------------------------------------------------------------------------------------------------------------------------
 100-d   Severn Professional Center
  101    Radisson Scranton
  102    Fieldstone Plaza                                                                                                627,147
  103    Bridgeport Apartments                                                                                           712,192
  104    Silver Creek                                                              597,320      12/31/2005               628,728
---------------------------------------------------------------------------------------------------------------------------------
  105    2455 Alft Flex Building
  106    Malibu East Apartments
  107    Iron Horse Apartments                                                     736,397      12/31/2005               723,785
  108    Marina Dunes                                                              465,027       6/30/2005               582,629
  109    5511 Skylab Road
---------------------------------------------------------------------------------------------------------------------------------
  110    Creek Crossing Medical                                                     45,846      12/31/2004               232,548
  111    Aetna Building                                                                                                  753,323
  112    Ironwood Shopping Center                                                  609,894      12/31/2005               697,267
  113    Rudgate West                                                            1,811,445      12/31/2005             1,881,351
  114    Sandpointe Apartments                                                     643,472      12/31/2004               582,920
---------------------------------------------------------------------------------------------------------------------------------
  115    200 Tech                                                                  941,642      12/31/2005               674,683
  116    McHenry Plaza                                                             581,424      12/31/2004               671,450
  117    Drury Inn - Marion, IL                                                    837,590      12/31/2005             1,026,855
  118    Iskalo Office and Retail Portfolio
 118-a   30 and 36 North Union Road
---------------------------------------------------------------------------------------------------------------------------------
 118-b   4600 Main Street
 118-c   5454 Main Street
 118-d   4610 Main Street
  119    Ray's Food Place
  120    Borders Tacoma
---------------------------------------------------------------------------------------------------------------------------------
  121    Timbercreek Copperfield Portfolio                                         589,124      12/31/2005               597,187
 121-a   Timbercreek Atrium
 121-b   The Copperfield Building
  122    Aztec Mobile Home Park                                                    469,917      12/31/2005               455,260
  123    CVS - Starbucks Paramount
---------------------------------------------------------------------------------------------------------------------------------
  124    Carneros Self Storage - Napa                                              568,799      12/31/2005               666,463
  125    Alameda Shopping Center                                                   692,207      12/31/2005               795,565
  126    Kenley Square                                                             416,661      12/31/2005               529,351
  127    First Avenue Apartments
  128    Maple Tree Inn                                                                                                1,099,689
---------------------------------------------------------------------------------------------------------------------------------
  129    Argonne Flex Building                                                                                           113,711
  130    White Clay Office/Retail                                                  533,212      12/31/2004               592,844
  131    Courtyards at Fairview                                                                                          384,810
  132    Rite Aid Portfolio
 132-a   Rite Aid Parma-OH
---------------------------------------------------------------------------------------------------------------------------------
 132-b   Rite Aid Hyden-KY
 132-c   Rite Aid Dumfries-VA
  133    Bollinger Crossing                                                                                              542,968
  134    Opera House                                                               572,108      12/31/2004               627,398
  135    South Fountain View Office Center
---------------------------------------------------------------------------------------------------------------------------------
  136    Extra Space Storage                                                       495,252      12/31/2005               498,494
  137    Canoga Courtyard Apartments                                               311,969      12/31/2004               384,176
  138    Aspenwood Apartments                                                      401,147      12/31/2005               437,368
  139    Alamo Plaza                                                               426,454      12/31/2004               390,168
  140    8335 Sunset Boulevard                                                     163,071      12/31/2004               498,574
---------------------------------------------------------------------------------------------------------------------------------
  141    705 South Weller Apartments
  142    984 Sheridan Avenue                                                       444,860      12/31/2004               472,548
  143    PetSmart
  144    Shepherd Ranch Shopping Plaza
  145    Crown Plaza Office                                                        541,234      12/31/2004               509,977
---------------------------------------------------------------------------------------------------------------------------------
  146    Pyramid Plaza                                                             664,670      12/31/2004               615,783
  147    Lakewood Collection
  148    Quail Valley Apartments                                                   504,128      12/31/2005               479,740
  149    Saline Shopping Center                                                    651,558      12/31/2004               695,233
  150    Magnolia Industrial
---------------------------------------------------------------------------------------------------------------------------------
  151    2544 Valentine Avenue                                                     428,746      12/31/2004               456,257
  152    Judge Building                                                            305,355      12/31/2004               275,411
  153    CVS Pharmacy Newbury Park                                                                                       515,776
  154    Wallkill Medical Arts Commons
  155    Woodcreek Estates                                                       1,209,073      12/31/2005             1,182,325
---------------------------------------------------------------------------------------------------------------------------------
  156    Pleasant View Apartments                                                  548,971      12/31/2004               571,091
  157    Triad East Office Building                                                433,467      12/31/2004               415,046
  158    Watson Court                                                                                                    937,798
  159    4310 Buffalo Gap Road
  160    820 Kifer Road
---------------------------------------------------------------------------------------------------------------------------------
  161    Gambrills Business Center & Brightview II                                 484,324      12/31/2005               499,921
 161-a   Gambrills Business Park
 161-b   Brightview II
  162    10471 Grant Line
  163    Rainbow Diablo Office Building
---------------------------------------------------------------------------------------------------------------------------------
  164    24 Simon Street
  165    Rite Aid - Grand Blanc
  166    Rite Aid Independence
  167    2050 Kestrel Avenue Industrial
  168    Sobel Building                                                          1,261,367      12/31/2004             1,335,316
---------------------------------------------------------------------------------------------------------------------------------
  169    Walgreens - Brick, New Jersey
  170    Towne Centre Offices                                                                                            545,332
  171    Wells Fargo - Gulf Freeway
  172    161 East Evelyn Avenue
  173    Country Inn & Suites Hixson                                                                                     473,306
---------------------------------------------------------------------------------------------------------------------------------
  174    Rite Aid Barstow
  175    Rite Aid Coachella
  176    Willow Run Apartments
  177    Rite Aid Novi
  178    BrandiCorp Ground Leases                                                  100,651      12/31/2003               120,155
---------------------------------------------------------------------------------------------------------------------------------
  179    507 Polk Street                                                           240,287      12/31/2004               314,677
  180    County Line Crossing                                                      216,715      12/31/2004               144,851
  181    Bridges at Smoky Hill                                                     383,951      12/31/2004               339,532
  182    21 East Street
  183    Blackstone                                                                                                      291,220
---------------------------------------------------------------------------------------------------------------------------------
  184    Hayden Lane Apartments                                                                                          283,864
  185    18 Eliot Street                                                           354,628      12/31/2004               364,710
  186    West Valley City Retail                                                   367,166      12/31/2004               330,481
  187    Park 16 Office Building
  188    Rite Aid Narberth
---------------------------------------------------------------------------------------------------------------------------------
  189    Rite Aid - Ypsilanti, MI
  190    Rite Aid Fallbrook                                                                                              427,607
  191    Eastwood Terrace Apartments                                                                                     464,314
  192    Rite Aid Ionia
  193    FAL Building                                                              223,832      12/31/2004               252,160
---------------------------------------------------------------------------------------------------------------------------------
  194    Florida Secure Storage                                                                                          256,562
  195    VFI Southern Portfolio
 195-a   Compass Bank
 195-b   AutoZone - Chesterland
 195-c   Autozone - Vidalia
---------------------------------------------------------------------------------------------------------------------------------
 195-d   Autozone - Killeen
  196    Potomac Plaza Retail Center
  197    400 El Cerro Blvd                                                         317,017      12/31/2004               339,572
  198    369 West 46th Street
  199    Scolari's
---------------------------------------------------------------------------------------------------------------------------------
  200    Airport Business Park                                                     329,840      12/31/2004               338,099
  201    Lake Meridian Station
  202    Piggly Wiggly - Kaukauna, WI
  203    350 Sentry Parkway
  204    Bow Street
---------------------------------------------------------------------------------------------------------------------------------
  205    Bunsen Celsius I Portfolio                                                350,909      12/31/2004               366,956
 205-a   2810 Bunsen Avenue
 205-b   2201 Celsius Avenue
  206    Kennedy Crossing                                                          245,074      12/31/2004               225,341
  207    The Lewis Building
---------------------------------------------------------------------------------------------------------------------------------
  208    110 Melrich                                                               485,948      12/31/2004               494,195
  209    Auto Palace
  210    Lake Plaza Office Building                                                259,286      12/31/2004               289,051
  211    Superior Industrial Center                                                490,958      12/31/2005               464,450
  212    803 Gleneagles Court                                                      395,596      12/31/2004               419,105
---------------------------------------------------------------------------------------------------------------------------------
  213    Avalon Plaza                                                                                                    310,812
  214    Shops at Waggoner Road
  215    724 First Street North Office Building                                    278,765      12/31/2004               443,661
  216    Priority Health Office Building
  217    Trillium Townhomes Phase II
---------------------------------------------------------------------------------------------------------------------------------
  218    Total Roofing Building                                                    277,821      12/31/2004               282,693
  219    Gateway Market
  220    325 East Chicago Street Office
  221    333 East Chicago Street Office                                                                                  453,781
  222    Shoppes of Deerfield North
---------------------------------------------------------------------------------------------------------------------------------
  223    Southside Landing                                                         184,316      12/31/2004               204,857
  224    Black Canyon Plaza
  225    Rust Building                                                             509,770      12/31/2004               644,213
  226    Hidden Valley Parkway Shops                                               245,166      12/31/2004               252,260
  227    Silver Diner Falls Church                                                                                       203,256
---------------------------------------------------------------------------------------------------------------------------------
  228    Summer Village                                                                                                  164,087
  229    Beechwold Place
  230    760 Harrison Street                                                       135,981      12/31/2004               252,129
  231    1055 Broxton Avenue                                                                                             227,218
  232    The Shops at Costco Plaza
---------------------------------------------------------------------------------------------------------------------------------
  233    Howard and Baronne Self Storage                                           284,379      12/31/2005               341,998
  234    AA- Alpine-Jordan Point                                                    88,661      12/31/2005               257,532
  235    24341 S. Wilmington Avenue Industrial
  236    TerraPark Properties                                                      186,037      12/31/2005               166,817
  237    50 Memorial Plaza
---------------------------------------------------------------------------------------------------------------------------------
  238    365-377 Elm Street                                                        330,172      12/31/2004               326,380
  239    56 - 66 Merrimack Street
  240    203 W. Cottage Grove Retail Center
  241    Office Max Chesapeake
  242    Chicago Title Office Complex
---------------------------------------------------------------------------------------------------------------------------------
  243    3590 Oceanside Road                                                       152,491      12/31/2004               156,364
  244    Brentwood Townhomes - Austin, TX                                           82,961      12/31/2005               170,876
  245    1302 Pico                                                                                                       167,439
  246    Eastside Self Storage - Cincinnati, OH                                    109,258      12/31/2006               160,326
  247    Rocky Mountain Pies Industrial
---------------------------------------------------------------------------------------------------------------------------------
  248    1515 Alice Street                                                                                               201,141
  249    Eckerd - High Point, NC
  250    National Tire and Battery - Shawnee
  251    Palm Bay Commons
  252    Linden Avenue Apartments                                                  139,387      12/31/2005               187,833
---------------------------------------------------------------------------------------------------------------------------------
  253    Egret Plaza Retail
  254    Bank of the West Building - Danville                                      155,489      12/31/2004               151,884
  255    California Street Apartments                                              116,608      12/31/2004                99,830
  256    595 Merritt Avenue                                                                                              146,159
  257    923-957 Baldwin Park Industrial                                           130,847      12/31/2004               132,320
---------------------------------------------------------------------------------------------------------------------------------
  258    21 Cortes Street                                                          124,219      12/31/2004               105,239
  259    Autozone Paradise                                                         100,458      12/31/2004               100,458
  260    2915 Pine Ridge Road
  261    Ramona Park Apartments                                                     87,121      12/31/2005                98,146
  262    ADT Office Building
---------------------------------------------------------------------------------------------------------------------------------
  263    Sherwin Williams - Mansfield
  264    La Fortuna Apartments

             SECOND MOST                          MOST RECENT
             RECENT NOI            MOST RECENT        NOI             UNDERWRITTEN      UNDERWRITTEN        UNDERWRITTEN
   ID           DATE                    NOI ($)      DATE                   NOI ($)           EGI ($)        EXPENSES ($)
-------------------------------------------------------------------------------------------------------------------------

   1                                59,546,991    12/31/2006            68,842,703       108,269,932          39,427,229
  1-a
  1-b
  1-c
  1-d
-------------------------------------------------------------------------------------------------------------------------
  1-e
  1-f
  1-g
  1-h
  1-i
-------------------------------------------------------------------------------------------------------------------------
  1-j
  1-k
  1-l
  1-m
  1-n
-------------------------------------------------------------------------------------------------------------------------
  1-o
  1-p
  1-q
  1-r
  1-s
-------------------------------------------------------------------------------------------------------------------------
   2         12/31/2005             11,877,953    12/31/2006            18,075,928        32,572,851          14,496,923
   3         12/31/2006             51,119,199     5/31/2007            53,190,132       133,179,171          79,989,039
  3-a
  3-b
  3-c
-------------------------------------------------------------------------------------------------------------------------
  3-d
  3-e
  3-f
  3-g
  3-h
-------------------------------------------------------------------------------------------------------------------------
  3-i
  3-j
  3-k
  3-l
  3-m
-------------------------------------------------------------------------------------------------------------------------
  3-n
  3-o
  3-p
  3-q
  3-r
-------------------------------------------------------------------------------------------------------------------------
  3-s
  3-t
  3-u
  3-v
  3-w
-------------------------------------------------------------------------------------------------------------------------
  3-x
  3-y
  3-z
  3-aa
  3-ab
-------------------------------------------------------------------------------------------------------------------------
  3-ac
  3-ad
  3-ae
  3-af
  3-ag
-------------------------------------------------------------------------------------------------------------------------
  3-ah
  3-ai
  3-aj
  3-ak
  3-al
-------------------------------------------------------------------------------------------------------------------------
  3-am
  3-an
  3-ao
  3-ap
  3-aq
-------------------------------------------------------------------------------------------------------------------------
  3-ar
  3-as
  3-at
  3-au
  3-av
-------------------------------------------------------------------------------------------------------------------------
  3-aw
  3-ax
  3-ay
  3-az
  3-ba
-------------------------------------------------------------------------------------------------------------------------
  3-bb
  3-bc
  3-bd
  3-be
  3-bf
-------------------------------------------------------------------------------------------------------------------------
  3-bg
  3-bh
  3-bi
  3-bj
  3-bk
-------------------------------------------------------------------------------------------------------------------------
  3-bl
  3-bm
  3-bn
  3-bo
  3-bp
-------------------------------------------------------------------------------------------------------------------------
  3-bq
  3-br
  3-bs
  3-bt
  3-bu
-------------------------------------------------------------------------------------------------------------------------
  3-bv
  3-bw
  3-bx
  3-by
  3-bz
-------------------------------------------------------------------------------------------------------------------------
  3-ca
   4                                                                    17,664,256        25,924,812           8,260,555
   5         12/31/2005             12,191,979    12/31/2006            12,024,313        21,420,415           9,396,102
   6                                                                     9,612,620        12,525,916           2,913,296
   7         12/31/2006              7,752,915     6/30/2007             8,101,053        32,481,880          24,380,827
-------------------------------------------------------------------------------------------------------------------------
  7-a
  7-b
  7-c
   8         12/31/2005              3,984,625    12/31/2006             3,861,669         5,191,322           1,329,654
  8-a
-------------------------------------------------------------------------------------------------------------------------
  8-b
  8-c
   9         12/31/2006              3,617,760     5/31/2007             3,244,791         5,937,080           2,692,288
   10        12/31/2005             25,683,455    12/31/2006            32,828,876        47,721,707          14,892,831
   11        12/31/2006              2,743,456     3/31/2007             2,709,728         4,002,619           1,292,891
-------------------------------------------------------------------------------------------------------------------------
   12        12/31/2005              2,013,255    12/31/2006             2,613,627         3,667,733           1,054,106
   13        12/31/2006              3,478,860     4/30/2007             3,317,569         6,561,262           3,243,693
   14        12/31/2005              2,921,917    12/31/2006             3,099,115         5,078,355           1,979,240
  14-a
  14-b
-------------------------------------------------------------------------------------------------------------------------
  14-c
  14-d
  14-e
   15        12/31/2005              2,117,615    12/31/2006             2,216,904         3,111,218             894,314
   16        12/31/2006              2,285,467     6/30/2007             2,597,988         3,649,994           1,052,006
-------------------------------------------------------------------------------------------------------------------------
   17        12/31/2005              2,243,310    12/31/2006             3,356,218         4,931,881           1,575,663
   18        12/31/2006              2,902,880     5/31/2007             2,744,135         6,702,517           3,958,382
   19        12/31/2005              1,987,642    12/31/2006             2,334,307         4,377,156           2,042,849
   20        12/31/2006              1,690,680     4/30/2007             2,289,677         3,341,247           1,051,570
   21                                2,030,652    12/31/2006             1,870,283         2,902,534           1,032,251
-------------------------------------------------------------------------------------------------------------------------
   22                                                                    2,206,286         3,850,676           1,644,390
   23        12/31/2006              2,675,411     5/31/2007             2,573,874         7,926,472           5,352,598
   24        12/31/2006              2,140,975     2/28/2007             2,150,258         5,152,132           3,001,874
   25        12/31/2006              2,045,143     3/31/2007             2,002,446         3,814,324           1,811,878
   26        12/31/2005              2,392,660    12/31/2006             2,490,942         4,306,842           1,815,900
-------------------------------------------------------------------------------------------------------------------------
  26-a
  26-b
  26-c
  26-d
  26-e
-------------------------------------------------------------------------------------------------------------------------
  26-f
  26-g
  26-h
  26-i
  26-j
-------------------------------------------------------------------------------------------------------------------------
   27                                                                    1,982,181         4,387,689           2,405,508
   28        12/31/2005              1,653,022    12/31/2006             1,792,767         3,384,562           1,591,795
   29        12/31/2005              1,426,666    12/31/2006             1,971,064         3,531,381           1,560,317
   30        12/31/2005              1,510,565    12/31/2006             1,637,444         2,603,301             965,857
   31                                                                    1,667,842         2,094,043             426,201
-------------------------------------------------------------------------------------------------------------------------
   32        12/31/2005              1,822,880    12/31/2006             1,916,289         5,445,688           3,529,399
   33        12/31/2005              1,789,034    12/31/2006             1,744,455         2,673,439             928,984
   34        12/31/2005              1,617,636    12/31/2006             1,683,038         2,581,686             898,648
   35                                                                    1,575,486         1,922,894             347,408
   36        12/31/2005              1,504,847    12/31/2006             1,743,447         2,712,677             969,230
-------------------------------------------------------------------------------------------------------------------------
   37        12/31/2005              1,448,535    12/31/2006             1,448,569         2,057,744             609,176
   38        12/31/2005              1,182,971    12/31/2006             1,515,526         1,778,843             263,318
   39                                                                    1,545,851         1,740,108             194,257
  39-a
  39-b
-------------------------------------------------------------------------------------------------------------------------
  39-c
  39-d
   40                                                                    1,689,511         2,266,020             576,509
   41                                  728,305    12/31/2006             1,345,008         1,948,528             603,520
   42                                                                    1,517,034         2,010,671             493,637
-------------------------------------------------------------------------------------------------------------------------
   43        12/31/2006              1,401,080     3/31/2007             1,381,541         1,962,228             580,688
   44                                                                    1,341,777         1,805,543             463,766
   45                                1,926,677    12/31/2006             1,810,941         1,866,950              56,008
   46        12/31/2005              1,028,637    12/31/2006             1,198,357         1,453,639             255,282
   47        12/31/2005              1,463,329    12/31/2006             1,513,100         2,501,092             987,992
-------------------------------------------------------------------------------------------------------------------------
   48        12/31/2005              1,614,110    12/31/2006             1,643,550         2,785,647           1,142,097
   49                                1,218,550    12/31/2006             1,244,581         1,970,212             725,631
   50        12/31/2006              2,772,321     4/30/2007             2,644,865         8,603,922           5,959,058
   51         3/31/2006              2,160,301     3/31/2007             2,561,404         3,035,555             474,151
   52                                                                    1,406,414         1,946,437             540,023
-------------------------------------------------------------------------------------------------------------------------
   53                                1,240,201    12/31/2006             1,279,127         2,278,930             999,803
   54         4/30/2005              1,217,541     4/30/2007             1,224,455         1,660,198             435,743
   55        12/31/2006              1,225,996     3/30/2007             1,141,667         1,493,021             351,354
   56        12/31/2006              2,429,173     2/28/2007             2,345,901         3,237,622             891,721
   57        12/31/2005              1,212,104    12/31/2006             1,274,579         1,882,983             608,404
-------------------------------------------------------------------------------------------------------------------------
   58        12/31/2006              1,430,619     4/30/2007             1,465,295         3,625,213           2,159,918
   59                                                                    1,091,675         1,837,579             745,903
   60                                                                      984,506         1,093,849             109,343
   61        12/31/2006                746,688     5/31/2007             1,040,612         1,659,749             619,137
   62        12/31/2006              1,779,634     4/30/2007             1,444,678         4,079,690           2,635,012
-------------------------------------------------------------------------------------------------------------------------
   63        12/31/2005              1,229,823    12/31/2006             1,111,032         1,776,466             665,434
   64        12/31/2006                930,674     2/28/2007             1,019,729         1,741,607             721,878
   65        12/31/2006              1,507,717     3/31/2007             1,343,098         3,581,192           2,238,094
   66                                1,460,109     3/31/2007             1,442,129         3,585,248           2,143,119
   67                                                                    1,400,648         1,741,667             341,019
-------------------------------------------------------------------------------------------------------------------------
   68        12/31/2005              1,021,546    12/31/2006             1,049,561         1,338,158             288,597
   69        12/31/2006                889,158     3/31/2007               906,937         1,416,223             509,285
   70        12/31/2006              1,002,573     4/30/2007             1,118,111         3,064,329           1,946,218
   71        12/31/2006                926,213     4/30/2007               956,934         1,192,719             235,785
   72        12/31/2005                998,998    12/31/2006             1,058,577         1,337,678             279,101
-------------------------------------------------------------------------------------------------------------------------
   73        12/31/2006              1,178,478     5/31/2007             1,364,450         6,966,543           5,602,093
   74        12/31/2005                779,028    12/31/2006               925,933         1,243,256             317,323
   75        12/31/2006              1,047,248     3/31/2007             1,089,762         1,634,480             544,717
  75-a
  75-b
-------------------------------------------------------------------------------------------------------------------------
  75-c
   76        12/31/2006              1,050,543     6/30/2007             1,130,007         3,209,335           2,079,328
   77                                                                      855,885         1,244,265             388,380
   78        12/31/2005                705,271    12/31/2006               916,719         1,143,195             226,476
   79                                                                      945,710         1,166,680             220,970
-------------------------------------------------------------------------------------------------------------------------
   80        12/31/2006                940,522     5/31/2007             1,029,399         2,802,117           1,772,718
   81        12/31/2005                724,950    12/31/2006               733,841         1,112,700             378,859
   82        12/31/2006                821,844     5/31/2007               889,025         1,400,514             511,489
  82-a
  82-b
-------------------------------------------------------------------------------------------------------------------------
   83        12/31/2005                920,989    12/31/2006             1,144,694         1,666,889             522,195
   84         3/31/2006                854,613     3/31/2007             1,359,081         1,633,234             274,153
   85                                                                      856,285         1,177,642             321,357
   86        12/31/2005                796,619    12/31/2006               861,344         1,101,411             240,067
   87                                                                    1,288,646         1,655,862             367,216
-------------------------------------------------------------------------------------------------------------------------
   88        12/31/2006                550,837     5/31/2007               711,110         1,045,321             334,211
   89        12/31/2005                927,324    12/31/2006               869,565         1,648,462             778,897
   90                                                                      952,476         1,264,227             311,751
   91                                                                      848,140         1,331,040             482,900
   92        12/31/2005                957,996    12/31/2006             1,135,287         1,714,949             579,662
-------------------------------------------------------------------------------------------------------------------------
  92-a
  92-b
   93        12/31/2005                818,790    12/31/2006               760,470         1,003,723             243,253
   94        12/31/2006                262,946     4/30/2007               772,875         1,337,055             564,180
  94-a
-------------------------------------------------------------------------------------------------------------------------
  94-b
   95                                                                      748,324         1,008,414             260,089
   96                                                                      891,503         1,253,769             362,266
   97        12/31/2005                429,516     3/31/2007               776,515         1,202,966             426,451
   98        12/31/2006                 45,051     4/30/2007               828,517         1,149,764             321,248
-------------------------------------------------------------------------------------------------------------------------
   99        12/31/2006              1,202,067     5/31/2007             1,141,214         3,744,857           2,603,643
  100        12/31/2006                863,298     3/30/2007               883,845         1,426,758             542,913
 100-a
 100-b
 100-c
-------------------------------------------------------------------------------------------------------------------------
 100-d
  101                                1,014,712    12/31/2006             1,247,129         7,957,886           6,710,757
  102        12/31/2005                734,182    12/31/2006               670,604         1,047,752             377,148
  103        12/31/2005                686,900    12/31/2006               762,533         1,443,879             681,346
  104        12/31/2006                659,731     5/31/2007               743,188         1,286,905             543,716
-------------------------------------------------------------------------------------------------------------------------
  105                                  309,861    12/31/2006               690,584           861,798             171,215
  106                                                                      646,092           939,935             293,843
  107        12/31/2006                724,581     2/28/2007               706,047         1,265,999             559,952
  108        12/31/2006                597,241     4/30/2007               588,100           977,651             389,550
  109                                                                      660,384           907,835             247,451
-------------------------------------------------------------------------------------------------------------------------
  110        12/31/2005                498,517    12/31/2006               758,067           974,165             216,098
  111        12/31/2004                758,528    12/31/2005               713,885         1,184,348             470,462
  112        12/31/2006                808,680     3/31/2007               672,097         1,035,894             363,797
  113        12/31/2006              1,862,151     4/30/2007             1,754,632         2,625,071             870,439
  114        12/31/2005                620,440    12/31/2006               619,874         1,239,558             619,684
-------------------------------------------------------------------------------------------------------------------------
  115        12/31/2006                746,021     5/31/2007               702,842           931,805             228,962
  116        12/31/2005                721,024    12/31/2006               746,718         1,064,531             317,813
  117        12/31/2006              1,141,150     4/30/2007             1,156,422         2,706,823           1,550,401
  118                                                                      677,066           897,604             220,538
 118-a
-------------------------------------------------------------------------------------------------------------------------
 118-b
 118-c
 118-d
  119                                                                      596,799           776,110             179,311
  120                                                                      664,314           684,860              20,546
-------------------------------------------------------------------------------------------------------------------------
  121        12/31/2006                644,239     3/30/2007               629,765         1,423,867             794,103
 121-a
 121-b
  122        12/31/2006                477,425     3/31/2007               504,715           938,177             433,462
  123                                                                      517,748           711,308             193,560
-------------------------------------------------------------------------------------------------------------------------
  124        12/31/2006                661,325     6/30/2007               590,341           866,702             276,361
  125        12/31/2006                748,432     5/31/2007               803,768         1,426,764             622,996
  126        12/31/2006                447,141     6/30/2007               543,378           969,441             426,063
  127                                                                      538,649           682,595             143,946
  128        12/31/2006              1,230,803     5/31/2007             1,272,355         3,674,720           2,402,365
-------------------------------------------------------------------------------------------------------------------------
  129        12/31/2005                394,400    12/31/2006               503,928           668,774             164,846
  130        12/31/2005                552,396    12/31/2006               625,309           940,936             315,627
  131        12/31/2005                491,807    12/31/2006               549,170           920,902             371,732
  132                                                                      721,292           736,013              14,720
 132-a
-------------------------------------------------------------------------------------------------------------------------
 132-b
 132-c
  133        12/31/2005                561,721    12/31/2006               512,607           696,341             183,734
  134        12/31/2005                529,559    12/31/2006               575,839           847,139             271,301
  135                                                                      557,587           933,868             376,281
-------------------------------------------------------------------------------------------------------------------------
  136        12/31/2006                488,562     3/31/2007               514,124           863,784             349,659
  137        12/31/2005                404,088    12/31/2006               420,767           650,310             229,543
  138        12/31/2006                461,799     3/31/2007               464,307           820,329             356,022
  139        12/31/2005                435,545    12/31/2006               516,844           655,790             138,946
  140        12/31/2005                596,228    12/31/2006               521,682           954,579             432,897
-------------------------------------------------------------------------------------------------------------------------
  141                                                                      473,667           588,020             114,353
  142        12/31/2005                533,140    12/31/2006               529,968           813,028             283,060
  143                                                                      485,364           500,375              15,011
  144                                                                      498,364           624,057             125,693
  145        12/31/2005                572,942    12/31/2006               609,202           942,090             332,888
-------------------------------------------------------------------------------------------------------------------------
  146        12/31/2005                688,621    11/30/2006               649,263         1,327,134             677,871
  147                                                                      451,031           878,670             427,639
  148        12/31/2006                482,459     5/31/2007               545,496         1,229,996             684,500
  149        12/31/2005                697,806    12/31/2006               655,912         1,016,039             360,127
  150                                                                      471,299           485,876              14,576
-------------------------------------------------------------------------------------------------------------------------
  151        12/31/2005                479,857    12/31/2006               530,101           826,085             295,984
  152        12/31/2005                426,556    12/31/2006               604,066         1,062,645             458,579
  153        12/31/2006                509,806     4/30/2007               424,759           429,050               4,291
  154                                                                      472,658           639,129             166,471
  155        12/31/2006              1,178,591     3/31/2007             1,170,428         1,975,186             804,759
-------------------------------------------------------------------------------------------------------------------------
  156        12/31/2005                584,580    12/31/2006               617,320         1,167,985             550,665
  157        12/31/2005                511,421    12/31/2006               541,426           983,381             441,955
  158        12/31/2005                967,013    12/31/2006               462,973           746,040             283,067
  159                                                                      463,612           740,589             276,977
  160                                                                      457,285           592,515             135,229
-------------------------------------------------------------------------------------------------------------------------
  161        12/31/2006                476,909     3/31/2007               513,843           777,098             263,255
 161-a
 161-b
  162                                                                      436,399           560,794             124,395
  163                                                                      458,908           564,679             105,771
-------------------------------------------------------------------------------------------------------------------------
  164                                                                      431,262           444,600              13,338
  165                                                                      398,459           410,782              12,323
  166                                                                      399,198           411,544              12,346
  167                                                                      447,914           659,770             211,856
  168        12/31/2005              1,450,678    12/31/2006             1,123,809         1,672,494             548,685
-------------------------------------------------------------------------------------------------------------------------
  169                                                                      367,538           371,250               3,713
  170        12/31/2005                606,337    12/31/2006               641,864         1,330,547             688,683
  171                                                                      384,373           612,642             228,269
  172                                                                      363,258           556,605             193,347
  173        12/31/2006                504,346     4/30/2007               429,868         1,180,688             750,820
-------------------------------------------------------------------------------------------------------------------------
  174                                                                      423,787           432,435               8,649
  175                                                                      423,390           432,031               8,641
  176                                                                      379,610           676,677             297,067
  177                                                                      349,308           360,111              10,803
  178        12/31/2004                241,087    12/31/2005               390,876           442,431              51,555
-------------------------------------------------------------------------------------------------------------------------
  179        12/31/2005                397,228    12/31/2006               476,099           689,572             213,473
  180        12/31/2005                337,601    12/31/2006               416,970           549,552             132,582
  181        12/31/2005                359,995    12/31/2006               343,028           547,046             204,018
  182                                                                      347,814           430,564              82,750
  183        12/31/2005                292,715    12/31/2006               340,703           481,988             141,285
-------------------------------------------------------------------------------------------------------------------------
  184        12/31/2005                311,455    12/31/2006               330,993           536,555             205,561
  185        12/31/2005                306,618    12/31/2006               321,344           462,498             141,154
  186        12/31/2005                363,949    12/31/2006               347,648           447,488              99,840
  187                                  374,459    12/31/2006               360,415           698,219             337,804
  188                                                                      364,749           376,030              11,281
-------------------------------------------------------------------------------------------------------------------------
  189                                                                      317,892           327,724               9,832
  190        12/31/2005                404,340    12/31/2006               391,431           418,502              27,071
  191        12/31/2005                413,430    12/31/2006               335,083           605,470             270,387
  192                                                                      306,169           315,639               9,469
  193        12/31/2005                236,000    12/31/2006               334,983           418,576              83,593
-------------------------------------------------------------------------------------------------------------------------
  194         4/30/2007                311,308     4/30/2007               325,011           498,054             173,043
  195                                                                      291,425           325,481              34,056
 195-a
 195-b
 195-c
-------------------------------------------------------------------------------------------------------------------------
 195-d
  196                                  439,920    12/31/2006               421,031           563,703             142,672
  197        12/31/2005                343,550    12/31/2006               341,579           486,083             144,504
  198                                                                      293,400           400,650             107,250
  199                                                                      452,373           621,691             169,319
-------------------------------------------------------------------------------------------------------------------------
  200        12/31/2005                336,836    12/31/2006               339,023           523,845             184,821
  201                                                                      300,967           408,173             107,205
  202                                                                      296,798           438,650             141,852
  203                                                                      320,128           522,221             202,093
  204                                                                      291,256           410,767             119,511
-------------------------------------------------------------------------------------------------------------------------
  205        12/31/2005                468,214    12/31/2006               327,620           445,419             117,799
 205-a
 205-b
  206        12/31/2005                278,945    12/31/2006               289,828           600,902             311,074
  207                                                                      264,825           328,302              63,477
-------------------------------------------------------------------------------------------------------------------------
  208        12/31/2005                533,923    12/31/2006               481,666           692,788             211,122
  209                                  277,949    12/31/2006               256,077           485,714             229,637
  210        12/31/2005                321,956    12/31/2006               304,127           418,697             114,570
  211        12/31/2006                513,932     5/31/2007               454,209           601,787             147,578
  212        12/31/2005                448,344    12/31/2006               342,447           420,372              77,925
-------------------------------------------------------------------------------------------------------------------------
  213        12/31/2005                315,213    12/31/2006               291,410           475,020             183,610
  214                                                                      279,525           398,228             118,703
  215        12/31/2005                417,953    12/31/2006               328,185           627,512             299,327
  216                                                                      297,070           420,787             123,717
  217                                                                      258,819           348,460              89,641
-------------------------------------------------------------------------------------------------------------------------
  218        12/31/2005                269,255    12/31/2006               258,463           344,494              86,031
  219                                                                      359,574           456,122              96,548
  220                                  295,174    12/31/2006               282,629           558,659             276,030
  221        12/31/2005                462,852    12/31/2006               399,263           786,407             387,144
  222                                                                      249,956           289,358              39,402
-------------------------------------------------------------------------------------------------------------------------
  223        12/31/2005                258,165    12/31/2006               232,875           317,760              84,884
  224                                                                      256,775           344,853              88,078
  225        12/31/2005                622,437    12/31/2006               656,284         1,253,981             597,696
  226        12/31/2005                262,921    12/31/2006               254,791           364,751             109,960
  227        12/31/2005                203,302    12/31/2006               244,755           249,750               4,995
-------------------------------------------------------------------------------------------------------------------------
  228        12/31/2005                249,355    12/31/2006               248,575           306,487              57,912
  229                                  304,493    12/31/2006               295,431           420,920             125,489
  230        12/31/2005                134,615    12/31/2006               241,985           335,360              93,374
  231        12/31/2005                227,026    12/31/2006               226,515           274,588              48,073
  232                                                                      231,543           291,128              59,585
-------------------------------------------------------------------------------------------------------------------------
  233        12/31/2006                363,934     4/30/2007               286,458           704,947             418,489
  234        12/31/2006                258,166     7/30/2007               254,076           399,030             144,954
  235                                  257,302    12/31/2006               242,097           324,415              82,318
  236         7/31/2006                314,641     3/31/2007               253,674           335,414              81,740
  237                                                                      201,696           209,363               7,667
-------------------------------------------------------------------------------------------------------------------------
  238        12/31/2005                337,036    12/31/2006               261,733           464,520             202,787
  239                                                                      239,246           246,645               7,399
  240                                                                      213,332           281,838              68,506
  241                                                                      226,387           279,766              53,379
  242                                  178,786    12/31/2006               194,379           255,398              61,019
-------------------------------------------------------------------------------------------------------------------------
  243        12/31/2005                105,000    12/31/2006               199,813           348,940             149,127
  244        12/31/2006                165,160     2/28/2007               179,515           341,908             162,392
  245        12/31/2005                172,847    12/31/2006               173,788           211,989              38,201
  246         5/31/2007                198,263     5/31/2007               171,475           301,395             129,920
  247                                                                      197,040           219,224              22,183
-------------------------------------------------------------------------------------------------------------------------
  248        12/31/2005                196,131    12/31/2006               192,739           305,357             112,618
  249                                                                      262,554           270,973               8,419
  250                                                                      184,230           277,733              93,503
  251                                                                      180,196           239,753              59,558
  252        12/31/2006                196,296     3/31/2007               158,921           252,762              93,841
-------------------------------------------------------------------------------------------------------------------------
  253                                                                      162,941           247,697              84,756
  254        12/31/2005                153,558    12/31/2006               156,441           225,246              68,805
  255        12/31/2005                132,206    12/31/2006               152,355           268,757             116,402
  256        12/31/2005                142,654    12/31/2006               141,056           226,424              85,368
  257        12/31/2005                133,388    12/31/2006               129,864           168,697              38,833
-------------------------------------------------------------------------------------------------------------------------
  258        12/31/2005                112,607    12/31/2006               119,898           173,280              53,382
  259        12/31/2005                100,458    12/31/2006               108,868           111,090               2,222
  260                                                                      115,417           153,683              38,266
  261        12/31/2006                114,839     5/31/2007               104,322           153,017              48,695
  262                                                                      108,251           144,596              36,346
-------------------------------------------------------------------------------------------------------------------------
  263                                                                       92,139           115,089              22,950
  264                                   87,113    12/31/2006                85,452           118,000              32,548

                UNDERWRITTEN      UNDERWRITTEN
   ID       NET CASH FLOW ($)     RESERVES ($)                LARGEST TENANT (7)
-------------------------------------------------------------------------------------------------------------------------

   1              60,329,044      8,513,659
  1-a                                                         Symantec Corporation
  1-b                                                         Charles Schwab & Co., Inc.
  1-c                                                         Pershing, LLC
  1-d                                                         Blue Cross & Blue Shield
-------------------------------------------------------------------------------------------------------------------------
  1-e                                                         Infinity Insurance Company
  1-f                                                         Kurt Salmon Associates, Inc.
  1-g                                                         Albertson's # 4316
  1-h                                                         HealthPlan Services II
  1-i                                                         Fiserv, Inc.
-------------------------------------------------------------------------------------------------------------------------
  1-j                                                         BioHorizons Implant Systems
  1-k                                                         Command Alkon Inc.
  1-l                                                         Presidion Solutions/2
  1-m                                                         Colonial Properties Trust
  1-n                                                         Gold's Gym
-------------------------------------------------------------------------------------------------------------------------
  1-o                                                         Alabama Gas Corporation
  1-p                                                         Homecomings Financial Network, Inc.
  1-q                                                         Adventist Health System
  1-r                                                         The Sungard
  1-s                                                         Birmingham Gastroenterology Association
-------------------------------------------------------------------------------------------------------------------------
   2              18,075,928                                  Bank of America
   3              49,758,965      3,431,167
  3-a
  3-b
  3-c
-------------------------------------------------------------------------------------------------------------------------
  3-d
  3-e
  3-f
  3-g
  3-h
-------------------------------------------------------------------------------------------------------------------------
  3-i
  3-j
  3-k
  3-l
  3-m
-------------------------------------------------------------------------------------------------------------------------
  3-n
  3-o
  3-p
  3-q
  3-r
-------------------------------------------------------------------------------------------------------------------------
  3-s
  3-t
  3-u
  3-v
  3-w
-------------------------------------------------------------------------------------------------------------------------
  3-x
  3-y
  3-z
  3-aa
  3-ab
-------------------------------------------------------------------------------------------------------------------------
  3-ac
  3-ad
  3-ae
  3-af
  3-ag
-------------------------------------------------------------------------------------------------------------------------
  3-ah
  3-ai
  3-aj
  3-ak
  3-al
-------------------------------------------------------------------------------------------------------------------------
  3-am
  3-an
  3-ao
  3-ap
  3-aq
-------------------------------------------------------------------------------------------------------------------------
  3-ar
  3-as
  3-at
  3-au
  3-av
-------------------------------------------------------------------------------------------------------------------------
  3-aw
  3-ax
  3-ay
  3-az
  3-ba
-------------------------------------------------------------------------------------------------------------------------
  3-bb
  3-bc
  3-bd
  3-be
  3-bf
-------------------------------------------------------------------------------------------------------------------------
  3-bg
  3-bh
  3-bi
  3-bj
  3-bk
-------------------------------------------------------------------------------------------------------------------------
  3-bl
  3-bm
  3-bn
  3-bo
  3-bp
-------------------------------------------------------------------------------------------------------------------------
  3-bq
  3-br
  3-bs
  3-bt
  3-bu
-------------------------------------------------------------------------------------------------------------------------
  3-bv
  3-bw
  3-bx
  3-by
  3-bz
-------------------------------------------------------------------------------------------------------------------------
  3-ca
   4              16,742,507        921,749                   Ernst & Young
   5              10,794,037      1,230,276                   Switch & Data
   6               9,585,505         27,115                   Brooks Brothers
   7               6,801,778      1,299,275
-------------------------------------------------------------------------------------------------------------------------
  7-a
  7-b
  7-c
   8               3,676,131        185,538
  8-a                                                         Ingles Markets
-------------------------------------------------------------------------------------------------------------------------
  8-b                                                         Levitz
  8-c                                                         Orchard Supply Hardware
   9               3,140,041        104,750
   10             31,015,735      1,813,141                   AT&T Corporation
   11              2,571,943        137,785                   Ross Dress For Less
-------------------------------------------------------------------------------------------------------------------------
   12              2,460,190        153,437                   Kroger
   13              2,689,531        628,038                   West Telemarketing Corp
   14              2,690,241        408,874
  14-a                                                        Americana Program Underwriters
  14-b                                                        Carpenter Technology Co.
-------------------------------------------------------------------------------------------------------------------------
  14-c                                                        Prelude Systems, Inc.
  14-d                                                        Center For Schools/Comm
  14-e                                                        Federal Deposit Insurance
   15              2,168,174         48,729
   16              2,555,566         42,422                   JC Penny Co.
-------------------------------------------------------------------------------------------------------------------------
   17              3,095,102        261,116                   Pitney Bowes (Akami Subtenant)
   18              2,476,034        268,101
   19              2,173,016        161,291                   Salt Lake County
   20              2,153,733        135,944                   Macy's
   21              1,795,253         75,030                   Valley Radiologists LTD.
-------------------------------------------------------------------------------------------------------------------------
   22              2,059,592        146,694                   Silver Line Building Products LLC
   23              2,279,462        294,412
   24              1,944,173        206,085
   25              1,921,470         80,976
   26              2,387,876        103,066
-------------------------------------------------------------------------------------------------------------------------
  26-a
  26-b
  26-c
  26-d
  26-e
-------------------------------------------------------------------------------------------------------------------------
  26-f
  26-g
  26-h                                                        Begley Company
  26-i                                                        Sunbelt Rentals, Inc.
  26-j
-------------------------------------------------------------------------------------------------------------------------
   27              1,953,381         28,800
   28              1,721,495         71,272                   Publix
   29              1,743,145        227,918                   Samaritan Surgicenters of AZ
   30              1,568,275         69,169                   Covington & Burling
   31              1,618,532         49,311                   Cardenas Markets
-------------------------------------------------------------------------------------------------------------------------
   32              1,698,461        217,828
   33              1,634,176        110,280                   St. Ros Hospital Services
   34              1,562,796        120,242                   Hy-Vee Inc.
   35              1,547,078         28,408                   Inserra Supermarkets, Inc. (ShopRite)
   36              1,598,925        144,522                   Elizabeth Lange, LLC
-------------------------------------------------------------------------------------------------------------------------
   37              1,313,296        135,273                   TJ Maxx
   38              1,481,013         34,513                   Pentecostal Church
   39              1,514,924         30,927                   Fabco Enterprises, Inc.
  39-a                                                        Fabco Enterprises, Inc.
  39-b                                                        Fabco Enterprises, Inc.
-------------------------------------------------------------------------------------------------------------------------
  39-c                                                        Fabco Enterprises, Inc.
  39-d                                                        Fabco Enterprises, Inc.
   40              1,583,694        105,817                   Harris Teeter
   41              1,291,923         53,085                   Unified Surgical Partners
   42              1,452,410         64,624                   Borders
-------------------------------------------------------------------------------------------------------------------------
   43              1,283,081         98,460                   Choicepoint Services, Inc.
   44              1,270,365         71,412                   Niagara Bottling, LLC
   45              1,759,236         51,705                   AMC
   46              1,121,144         77,213                   Lillian August Designs, Inc.
   47              1,219,369        293,731                   Televox
-------------------------------------------------------------------------------------------------------------------------
   48              1,573,178         70,372
   49              1,210,431         34,150
   50              2,300,708        344,157
   51              2,437,821        123,583                   Big Lots
   52              1,336,953         69,461                   First National Bank of CO
-------------------------------------------------------------------------------------------------------------------------
   53              1,189,072         90,055                   ACMI Corporation
   54              1,152,917         71,538                   Huntington Medical Group, P.C.
   55              1,051,572         90,095                   Best Buy Co.
   56              2,156,768        189,132                   Plummer's
   57              1,151,183        123,396                   State of Nevada
-------------------------------------------------------------------------------------------------------------------------
   58              1,320,286        145,009
   59              1,032,906         58,770                   Catalfumo Construction Ltd
   60                953,658         30,848                   Uscote, Inc. dba COTELAC
   61                916,274        124,338                   Fry's Metals, Inc.
   62              1,281,491        163,187
-------------------------------------------------------------------------------------------------------------------------
   63                986,832        124,200                   Kmart
   64                973,729         46,000
   65              1,199,851        143,247
   66              1,298,719        143,410
   67              1,294,220        106,428                   Apogent Technologies, Inc.
-------------------------------------------------------------------------------------------------------------------------
   68              1,001,676         47,885                   Regal Rents Acquisition Corp.
   69                866,937         40,000
   70                995,538        122,573
   71                930,186         26,748                   Giant Food
   72                958,767         99,810                   Coastal Sunbelt Distribution
-------------------------------------------------------------------------------------------------------------------------
   73              1,085,789        278,662
   74                890,402         35,530                   The Learning Station
   75                948,410        141,352
  75-a                                                        Eastern Home Security (MTM)
  75-b                                                        CCHCC
-------------------------------------------------------------------------------------------------------------------------
  75-c                                                        Da Vita, Inc
   76              1,001,634        128,373
   77                829,485         26,400
   78                847,879         68,840                   Outback Steakhouse
   79                922,572         23,138
-------------------------------------------------------------------------------------------------------------------------
   80                917,314        112,085
   81                708,454         25,387
   82                850,449         38,576
  82-a
  82-b
-------------------------------------------------------------------------------------------------------------------------
   83              1,013,237        131,457                   Steve & Barry's
   84              1,299,646         59,435                   Wal-Mart
   85                832,440         23,845                   Rockwell Collins Sales & Services, Inc.
   86                800,539         60,805                   Albertsons (Lucky Market)
   87              1,214,166         74,480                   Heritage Paper Company
-------------------------------------------------------------------------------------------------------------------------
   88                700,610         10,500
   89                826,065         43,500
   90                891,894         60,582                   Ross
   91                794,434         53,706                   Sonterra Medical Management
   92              1,052,157         83,130
-------------------------------------------------------------------------------------------------------------------------
  92-a                                                        American Transmission Company, LLC
  92-b                                                        Walter USA, Inc.
   93                715,860         44,610                   Kroger
   94                719,286         53,589
  94-a                                                        UGS Corp.
-------------------------------------------------------------------------------------------------------------------------
  94-b                                                        Aetrium
   95                692,114         56,211                   Home Depot Inc.
   96                806,564         84,939                   CEMEX
   97                747,515         29,000
   98                797,998         30,519                   Surgery Center
-------------------------------------------------------------------------------------------------------------------------
   99                991,420        149,794
  100                770,545        113,300
 100-a                                                        Advent Automation, Inc.
 100-b                                                        Life Fitness Physical Therapy
 100-c                                                        American Healthcare Insurance
-------------------------------------------------------------------------------------------------------------------------
 100-d                                                        State Farm Insurance
  101              1,041,148        205,981
  102                617,435         53,169                   Sudberry Properties, Inc.
  103                719,033         43,500
  104                697,588         45,600
-------------------------------------------------------------------------------------------------------------------------
  105                651,840         38,744                   Stewart Associates
  106                631,492         14,600
  107                660,047         46,000
  108                584,850          3,250
  109                632,370         28,014                   Hardy Frames, Inc.
-------------------------------------------------------------------------------------------------------------------------
  110                683,926         74,141                   Deborah Heart & Lung
  111                655,994         57,891                   Aetna Life Ins.
  112                616,300         55,797                   Eastgate Markets, Inc.
  113              1,723,232         31,400
  114                580,624         39,250
-------------------------------------------------------------------------------------------------------------------------
  115                645,227         57,616                   Protonex Technology Group
  116                642,604        104,114                   Angelo's Fresh Market
  117              1,048,149        108,273
  118                612,872         64,194
 118-a                                                        Synergy Health/Caruana
-------------------------------------------------------------------------------------------------------------------------
 118-b                                                        Dr. Stolzenburg, et al.
 118-c                                                        Decorated By Plan
 118-d                                                        Vacant
  119                580,959         15,840                   Ray's Food Place
  120                636,331         27,983                   Borders
-------------------------------------------------------------------------------------------------------------------------
  121                547,626         82,139
 121-a                                                        Rigzone.com
 121-b                                                        Bank One
  122                496,465          8,250
  123                513,272          4,476                   CVS
-------------------------------------------------------------------------------------------------------------------------
  124                578,260         12,081
  125                721,276         82,492                   Casa Viva
  126                514,290         29,088
  127                532,735          5,914
  128              1,088,619        183,736
-------------------------------------------------------------------------------------------------------------------------
  129                487,293         16,635                   Components Express
  130                544,057         81,252                   Applied Control Engineering
  131                507,333         41,837
  132                701,912         19,380
 132-a                                                        Rite Aid - Parma, OH
-------------------------------------------------------------------------------------------------------------------------
 132-b                                                        Rite Aid - Hyden, KY
 132-c                                                        Rite Aid - Dumfries, VA
  133                491,443         21,164                   Chevy's (Real Mex Foods, Inc.)
  134                507,621         68,218                   Indiana State Republican Committee
  135                514,833         42,754                   JGA
-------------------------------------------------------------------------------------------------------------------------
  136                506,874          7,250
  137                407,881         12,886
  138                444,707         19,600
  139                478,802         38,042                   Sharky's Billiards
  140                506,139         15,543                   ESN Media
-------------------------------------------------------------------------------------------------------------------------
  141                465,667          8,000
  142                510,468         19,500
  143                471,680         13,684                   PetSmart, Inc.
  144                472,708         25,656                   In the Spot Light Dance Center
  145                538,694         70,508                   Executive Suites
-------------------------------------------------------------------------------------------------------------------------
  146                514,119        135,144                   Medical Equipment Distributors
  147                423,009         28,022                   Corner Bakery
  148                470,549         74,947
  149                581,331         74,581                   Market Development Corporation
  150                440,305         30,994                   Captive Plastics
-------------------------------------------------------------------------------------------------------------------------
  151                511,601         18,500
  152                489,270        114,796                   Suitter Axland
  153                421,779          2,980                   CVS/pharmacy
  154                438,523         34,135                   Woodhouse Wellness Spa
  155              1,161,028          9,400
-------------------------------------------------------------------------------------------------------------------------
  156                589,120         28,200
  157                413,151        128,275                   Insight Communications Company
  158                421,166         41,807                   Artiman Management LLC
  159                438,700         24,912                   Best Buy Stores, L.P.
  160                433,107         24,179                   DNS Electronics
-------------------------------------------------------------------------------------------------------------------------
  161                456,159         57,684
 161-a                                                        Versa-Tile & Marble
 161-b                                                        Van Dorn Pools and Spas
  162                414,878         21,521                   Floor To Ceiling, Inc
  163                423,778         35,130                   Verizon Wireless
-------------------------------------------------------------------------------------------------------------------------
  164                399,719         31,543                   Axsys Technologies IR Systems, Inc.
  165                388,684          9,775                   Perry Drug Stores, Inc. (Rite Aid)
  166                389,426          9,772                   Rite Aid of Michigan, Inc.
  167                404,655         43,259                   Steel Case, Inc.
  168              1,036,223         87,585                   Kreiss Collection
-------------------------------------------------------------------------------------------------------------------------
  169                366,147          1,391                   Walgreens Eastern Co., Inc.
  170                542,769         99,095                   John J. McMullen Associates
  171                352,896         31,477                   Wells Fargo
  172                346,434         16,824                   Duarte Design
  173                382,640         47,228
-------------------------------------------------------------------------------------------------------------------------
  174                414,019          9,767                   Rite Aid
  175                413,628          9,762                   Rite Aid
  176                355,610         24,000
  177                340,164          9,143                   Rite Aid of Michigan, Inc.
  178                390,876                                  Valvoline - West Ohio Pike
-------------------------------------------------------------------------------------------------------------------------
  179                433,384         42,715                   Jones Schiller & Co
  180                388,379         28,591                   That Place
  181                321,798         21,230                   Saddle Rock Liquor
  182                329,704         18,110                   Chase Corporation
  183                314,112         26,591                   Takara, Inc./Thai Toni
-------------------------------------------------------------------------------------------------------------------------
  184                311,376         19,618
  185                314,101          7,243                   I.H.O.P.
  186                325,798         21,850                   Office Depot
  187                307,193         53,222                   AZ Dept. of Economic Security
  188                356,147          8,602                   Rite Aid Corporation
-------------------------------------------------------------------------------------------------------------------------
  189                309,198          8,694                   Rite Aid
  190                375,891         15,541                   Rite Aid
  191                313,454         21,629
  192                297,439          8,731                   Rite Aid
  193                310,802         24,181                   Fair, Anderson, Langerman
-------------------------------------------------------------------------------------------------------------------------
  194                319,613          5,398
  195                289,123          2,303
 195-a                                                        Compass Bank
 195-b                                                        AutoZone
 195-c                                                        AutoZone
-------------------------------------------------------------------------------------------------------------------------
 195-d                                                        AutoZone
  196                401,738         19,293                   Rustico
  197                310,216         31,363                   Anthony R. Lizano DDS
  198                284,188          9,213                   Ritz Lounge (First Floor)
  199                437,058         15,315                   Scolari's Market of California, Inc.
-------------------------------------------------------------------------------------------------------------------------
  200                294,300         44,723                   PSI Acquisition LLC
  201                283,532         17,435                   Gonzos, LLC
  202                273,763         23,035                   Piggly Wiggly
  203                283,248         36,880                   Northwestern Management
  204                280,733         10,523                   Poco Diablo, Inc.
-------------------------------------------------------------------------------------------------------------------------
  205                296,690         30,930
 205-a                                                        Argon ST, Inc.
 205-b                                                        L-Acoustics US
  206                260,548         29,280
  207                249,630         15,195                   Indiana University
-------------------------------------------------------------------------------------------------------------------------
  208                434,695         46,971                   Brunswick Corp./Mercury Marine
  209                251,879          4,199                   Parking/Storage Spaces
  210                277,417         26,710                   Mortgage Info Services, Inc.
  211                426,038         28,172                   Artistic Stairs, Ltd.
  212                305,227         37,220                   TESST-KAP, LLC
-------------------------------------------------------------------------------------------------------------------------
  213                259,835         31,575                   El Nido
  214                263,495         16,030                   Mattress Gallery
  215                273,765         54,420                   The Foley Group
  216                279,425         17,645                   Priority Health
  217                251,569          7,250
-------------------------------------------------------------------------------------------------------------------------
  218                243,665         14,798                   Jefferson Smurfit
  219                346,454         13,120                   Gateway Market
  220                241,934         40,695                   Eppstein Uhen Architects, Inc.
  221                357,216         42,047                   Eppstein Uhen Architects, Inc.
  222                238,113         11,843                   FedEx Kinko's
-------------------------------------------------------------------------------------------------------------------------
  223                228,025          4,850
  224                235,016         21,760                   Dollar Store
  225                536,795        119,489                   Group Health Cooperative
  226                242,804         11,987                   Rubios Baja Grill
  227                244,755                                  Silver Diner Development, Inc.
-------------------------------------------------------------------------------------------------------------------------
  228                229,862         18,713                   IHC
  229                279,274         16,157                   Panera Bread
  230                227,922         14,064                   The City & County of San Francisco - Dept. of Public Health
  231                216,762          9,753                   Falafel King
  232                221,200         10,343                   Granite Shield Counter Tops (end cap)
-------------------------------------------------------------------------------------------------------------------------
  233                276,974          9,485
  234                238,963         15,113
  235                223,224         18,873                   Against all Odds
  236                248,404          5,270                   Parking Company of America
  237                191,146         10,550                   United States Postal Service
-------------------------------------------------------------------------------------------------------------------------
  238                246,733         15,000
  239                220,517         18,728                   Health & Education Services, Inc.
  240                192,749         20,583                   Ace Hardware
  241                216,934          9,453                   Office Max
  242                178,971         15,407                   Chicago Title Insurance Co
-------------------------------------------------------------------------------------------------------------------------
  243                184,068         15,745                   Public Service Lamp Corp.
  244                168,283         11,232
  245                161,827         11,961                   Yummy Foods, LLC
  246                166,435          5,040
  247                181,101         15,939                   Rocky Mtn. Pies, LLC
-------------------------------------------------------------------------------------------------------------------------
  248                184,947          7,792
  249                250,298         12,256                   Eckerd Corporation
  250                179,773          4,457                   National Tire & Battery
  251                169,962         10,234                   Mattress Giant
  252                152,753          6,168
-------------------------------------------------------------------------------------------------------------------------
  253                154,648          8,293                   G-Will Liquors
  254                149,584          6,857                   Bank of the West
  255                136,560         15,795
  256                136,375          4,682
  257                119,912          9,952                   Quality Electrical Co.
-------------------------------------------------------------------------------------------------------------------------
  258                117,558          2,340
  259                105,763          3,105                   AutoZone West, Inc.
  260                101,227         14,190                   U.S.A Dept of Vet. Affairs
  261                100,446          3,876
  262                 97,026         11,224                   ADT Security Service, Inc.
-------------------------------------------------------------------------------------------------------------------------
  263                 87,273          4,866                   The Sherwin-Williams Co.
  264                 81,410          4,042

                           LEASE                                                                                  LEASE
   ID             SF    EXPIRATION     2ND LARGEST TENANT (7)                                           SF      EXPIRATION
--------------------------------------------------------------------------------------------------------------------------------

   1
  1-a        118,734     1/31/2017     Fiserv Solutions, Inc.                                       93,557      6/30/2012
  1-b        270,126     3/31/2012     Charles Schwab & Co., Inc.                                   87,563      3/31/2009
  1-c         67,737    10/31/2016     Hartford Fire Insurance Com                                  64,865      4/30/2011
  1-d         72,328    10/31/2011     BPB America, Inc.                                            35,771      8/31/2017
--------------------------------------------------------------------------------------------------------------------------------
  1-e        153,783     3/31/2016     Newspaper Holdings, Inc.                                     28,095      10/15/2009
  1-f         67,165    12/31/2011     Swift, Currie, McGhee & Hiers, LLP                           49,907      12/31/2015
  1-g         52,443     2/28/2029     AmStar Theatre                                               48,903      10/31/2023
  1-h         73,180     3/31/2012     HealthPlan Services, Inc.                                    54,362      3/31/2012
  1-i        198,085     7/31/2012     Nature's Table Cafe                                           1,500      7/31/2012
--------------------------------------------------------------------------------------------------------------------------------
  1-j         44,228    11/30/2014     Faulkner University                                          29,277      12/31/2009
  1-k         44,782     5/31/2010     Northstar Communications Group                               27,538      10/31/2007
  1-l         38,983     4/30/2013     BayCare Health System, Inc.                                  32,201      10/31/2016
  1-m         33,294     1/31/2010     Gaines Wolter & Kinney PC                                    16,272      4/30/2015
  1-n         30,133     4/30/2016     Cracker Barrel Old Country Store, Inc.                       10,000      6/30/2015
--------------------------------------------------------------------------------------------------------------------------------
  1-o         60,613    11/30/2015     Hilb, Rogal & Hamilton of Alab                               30,278      10/31/2007
  1-p         24,442     4/30/2012     Peak Fitness V, LLC                                          20,919      8/31/2008
  1-q         24,922     2/14/2008     Grower, Ketcham, Rutherford, P.A.                            17,431      5/31/2014
  1-r         87,066     6/30/2011
  1-s         16,068     5/31/2015     McGriff, Seibels & Williams                                  15,964      7/31/2009
--------------------------------------------------------------------------------------------------------------------------------
   2         259,432     9/30/2019     KPMG LLP                                                    132,170      11/30/2008
   3
  3-a
  3-b
  3-c
--------------------------------------------------------------------------------------------------------------------------------
  3-d
  3-e
  3-f
  3-g
  3-h
--------------------------------------------------------------------------------------------------------------------------------
  3-i
  3-j
  3-k
  3-l
  3-m
--------------------------------------------------------------------------------------------------------------------------------
  3-n
  3-o
  3-p
  3-q
  3-r
--------------------------------------------------------------------------------------------------------------------------------
  3-s
  3-t
  3-u
  3-v
  3-w
--------------------------------------------------------------------------------------------------------------------------------
  3-x
  3-y
  3-z
  3-aa
  3-ab
--------------------------------------------------------------------------------------------------------------------------------
  3-ac
  3-ad
  3-ae
  3-af
  3-ag
--------------------------------------------------------------------------------------------------------------------------------
  3-ah
  3-ai
  3-aj
  3-ak
  3-al
--------------------------------------------------------------------------------------------------------------------------------
  3-am
  3-an
  3-ao
  3-ap
  3-aq
--------------------------------------------------------------------------------------------------------------------------------
  3-ar
  3-as
  3-at
  3-au
  3-av
--------------------------------------------------------------------------------------------------------------------------------
  3-aw
  3-ax
  3-ay
  3-az
  3-ba
--------------------------------------------------------------------------------------------------------------------------------
  3-bb
  3-bc
  3-bd
  3-be
  3-bf
--------------------------------------------------------------------------------------------------------------------------------
  3-bg
  3-bh
  3-bi
  3-bj
  3-bk
--------------------------------------------------------------------------------------------------------------------------------
  3-bl
  3-bm
  3-bn
  3-bo
  3-bp
--------------------------------------------------------------------------------------------------------------------------------
  3-bq
  3-br
  3-bs
  3-bt
  3-bu
--------------------------------------------------------------------------------------------------------------------------------
  3-bv
  3-bw
  3-bx
  3-by
  3-bz
--------------------------------------------------------------------------------------------------------------------------------
  3-ca
   4         126,992     6/30/2017     LeBoeuf Lamb Greene                                         120,115      6/30/2023
   5          35,253     8/31/2019     Global Crossing Telecom                                      20,587      8/31/2015
   6         135,575     8/31/2027
   7
--------------------------------------------------------------------------------------------------------------------------------
  7-a
  7-b
  7-c
   8
  8-a         65,000     9/30/2021     Goody's Family Clothing                                      35,000      8/31/2010
--------------------------------------------------------------------------------------------------------------------------------
  8-b         55,580     4/30/2014
  8-c         49,429     4/30/2009
   9
   10        215,324     7/31/2010     Qwest Communications Corporation                            166,034      8/31/2020
   11         30,186     1/31/2013     Bally's Total Fitness                                        27,216      5/31/2017
--------------------------------------------------------------------------------------------------------------------------------
   12        110,915     2/28/2019     Sears Paint and Hardware                                     20,640      11/30/2011
   13         52,661     4/30/2010     TCI Marketing                                                52,313      7/31/2010
   14
  14-a        17,233     7/31/2016     Dialysis Corporation                                         13,507      10/31/2012
  14-b        22,897    11/30/2011     Bingaman, Hess, Coblentz                                      7,901      2/28/2011
--------------------------------------------------------------------------------------------------------------------------------
  14-c        16,471     5/31/2010     Johnson Controls                                              7,435      9/30/2007
  14-d        20,424     6/30/2009     Liberty Mutual Insurance                                     19,646      11/30/2009
  14-e         4,214     4/30/2010     AFLAC                                                         4,125      1/31/2011
   15
   16         50,000     1/31/2013     OfficeMax Inc                                                26,157      7/31/2008
--------------------------------------------------------------------------------------------------------------------------------
   17         17,352     9/30/2008     NHN, Inc                                                     16,410      11/30/2007
   18
   19         55,831     9/30/2008     Durham Jones & Pinegar, P.C.                                 38,746      12/31/2014
   20        101,128    12/31/2021     Sears                                                        63,236       4/8/2010
   21         13,116     9/30/2014     Southwest Family Medicine                                    10,597      12/31/2021
--------------------------------------------------------------------------------------------------------------------------------
   22        772,072     6/30/2016
   23
   24
   25
   26
--------------------------------------------------------------------------------------------------------------------------------
  26-a
  26-b
  26-c
  26-d
  26-e
--------------------------------------------------------------------------------------------------------------------------------
  26-f
  26-g
  26-h        14,900     8/31/2008     ProSource of Lexington                                        9,000      3/31/2009
  26-i         8,250     9/30/2019
  26-j
--------------------------------------------------------------------------------------------------------------------------------
   27
   28         42,112     2/22/2009     Ben Franklin                                                 20,000      6/30/2010
   29         16,288     2/28/2015     Valley Radiologists Ltd                                       7,739      6/30/2015
   30         26,655     5/31/2016     Elias, Matz, Tiernan & Herrick LLP                           11,838      6/30/2010
   31         46,954     8/31/2026     Bank of America (ground lease)**                              4,500      10/31/2026
--------------------------------------------------------------------------------------------------------------------------------
   32
   33         24,066     9/30/2013     Parkway Surgery Center                                       15,910      9/30/2013
   34         77,000    12/31/2023     Gordmans                                                     55,695      3/31/2013
   35         71,023     6/30/2032
   36          6,650     7/31/2009     Midtown International Theater Festival                        6,600      8/31/2008
--------------------------------------------------------------------------------------------------------------------------------
   37         24,890     1/31/2012     Joann Fabrics                                                14,600      1/31/2010
   38         15,400     7/31/2013     Walgreens                                                    12,735      6/30/2051
   39         18,808
  39-a         5,400     6/30/2022
  39-b         4,644     6/30/2022
--------------------------------------------------------------------------------------------------------------------------------
  39-c         4,264     6/30/2022
  39-d         4,500     6/30/2022
   40         50,000    10/31/2025     Lifestyle Family Fitness                                     35,230      2/29/2016
   41         15,273     1/31/2022     Simon Medical Imaging                                         5,530      9/30/2016
   42         23,033    10/31/2016     Indigo Grill                                                  7,676      4/30/2026
--------------------------------------------------------------------------------------------------------------------------------
   43         80,450     9/30/2011     Atlanta Institute of Music                                   24,425      4/26/2017
   44        320,732     5/31/2019
   45         75,224    12/31/2012
   46        113,215     5/10/2011
   47         37,163     1/31/2012     GSA (IRS)                                                    16,044      10/31/2012
--------------------------------------------------------------------------------------------------------------------------------
   48
   49
   50
   51         18,600    11/30/2011     Rite Aid                                                     14,400      12/31/2020
   52         21,164     4/30/2017     Ehrhardt Keefe Steiner & Hottn                               12,344      5/31/2012
--------------------------------------------------------------------------------------------------------------------------------
   53        100,000    12/31/2009     BKM Enterprises                                              27,525      12/31/2010
   54         66,316     4/30/2020
   55         30,116     1/31/2012     Bed Bath & Beyond                                            28,006      1/31/2017
   56         34,840     3/31/2014     Copenhagen Designs                                           15,806      4/30/2010
   57         28,986     3/31/2009     Republic Mrtg                                                10,895      1/31/2008
--------------------------------------------------------------------------------------------------------------------------------
   58
   59         44,381     5/31/2022
   60          3,627     7/31/2016     Bestford USA Inc.                                             3,400      6/30/2017
   61         30,000     5/31/2013     Kodeo's Communications, Inc.                                 18,000      8/31/2009
   62
--------------------------------------------------------------------------------------------------------------------------------
   63         94,460     4/30/2013     Giant Eagle                                                  83,876      3/31/2013
   64
   65
   66
   67        108,600    12/31/2009
--------------------------------------------------------------------------------------------------------------------------------
   68         93,800     6/30/2012
   69
   70
   71         61,500     8/31/2027     Petco                                                        12,000      1/31/2012
   72        171,138     1/4/2022
--------------------------------------------------------------------------------------------------------------------------------
   73
   74         11,460     6/30/2008     Happy Harry's Inc.                                           10,900      10/31/2014
   75
  75-a         4,265        MTM        Cato Academy of Dance                                         4,075      6/30/2011
  75-b        13,210     3/31/2009     SpotLight Studio of Dan                                       3,110      7/31/2008
--------------------------------------------------------------------------------------------------------------------------------
  75-c         6,500     3/31/2009     Pasadena Child Care                                           6,500      2/28/2010
   76
   77
   78          7,680     4/14/2011     PPG/Porter Paints                                             4,250      4/30/2016
   79         16,000     5/31/2027     Wachovia Bank                                                 3,200      3/31/2017
--------------------------------------------------------------------------------------------------------------------------------
   80
   81
   82
  82-a
  82-b
--------------------------------------------------------------------------------------------------------------------------------
   83         80,000     1/31/2015     Community Market                                             39,219      1/31/2027
   84         97,298    11/30/2028     Trader Joe's Company                                         14,200      3/31/2012
   85         22,530     1/31/2011     Northwest Kidney Centers                                      8,606      5/31/2017
   86         34,693     2/28/2011     CSK Auto Inc. (Kragen Auto)                                   5,600      5/31/2014
   87        124,274     6/1/2022      Pioneer Packing, Inc.                                        45,000       6/1/2022
--------------------------------------------------------------------------------------------------------------------------------
   88
   89
   90         30,187     1/31/2015     Office Depot                                                 21,832      2/28/2018
   91         20,379     2/28/2021     SA Endoscopy                                                  8,834      1/31/2017
   92
--------------------------------------------------------------------------------------------------------------------------------
  92-a        23,757     4/30/2009     CorVel Corporation                                           12,528      12/31/2007
  92-b        45,261     8/31/2016     Norlight Telecommunications Inc.                             10,039      9/30/2011
   93         54,322     3/31/2015     Washington Mutual                                             4,200      11/30/2011
   94
  94-a        47,935     8/31/2011
--------------------------------------------------------------------------------------------------------------------------------
  94-b        44,800     2/28/2011
   95          4,908     4/1/2011      Chicago Title Company                                         4,800      6/24/2009
   96         38,093     6/30/2016
   97
   98         13,771     4/30/2027     Orthopods                                                    13,381       1/1/2017
--------------------------------------------------------------------------------------------------------------------------------
   99
  100
 100-a        16,911     8/31/2009     Commercial Interiors                                         10,497      8/31/2007
 100-b         2,242     7/31/2008     Anderson, Davis & Associates                                  2,130      4/30/2008
 100-c         3,600     8/31/2007     Laminate Floors and More                                      2,400      9/30/2007
--------------------------------------------------------------------------------------------------------------------------------
 100-d         2,071    10/31/2008     Arundel Improvements                                          1,287      2/28/2008
  101
  102         10,116     9/30/2012     Fieldstone Communities, Inc.                                  9,310      10/31/2008
  103
  104
--------------------------------------------------------------------------------------------------------------------------------
  105         30,000    10/31/2010     T-Mobile                                                     15,160      5/31/2017
  106
  107
  108
  109         80,041     3/31/2012
--------------------------------------------------------------------------------------------------------------------------------
  110         14,400     3/30/2012     RE/MAX                                                        4,400      2/28/2010
  111         75,000     6/30/2017
  112         22,000     9/30/2011     Ironwood Liquor                                               3,800      6/30/2017
  113
  114
--------------------------------------------------------------------------------------------------------------------------------
  115         31,294    12/31/2011     Genzyme Corp                                                 19,226      5/31/2015
  116         29,692     7/31/2013     Dollar Tree (sublease)                                       14,682      4/30/2030
  117
  118
 118-a         6,130     7/31/2012     Primary Care of Western NY                                    5,560      5/31/2012
--------------------------------------------------------------------------------------------------------------------------------
 118-b         3,117     7/31/2010     Dr. Buscaglia                                                 3,028         MTM
 118-c         4,725     6/30/2014     Spotted Giraffe                                               3,830      11/30/2010
 118-d                                 Vacant
  119         55,700     2/28/2032
  120         32,020     5/31/2014
--------------------------------------------------------------------------------------------------------------------------------
  121
 121-a         5,414     8/31/2009     Sun Builders Company                                          5,183      12/31/2009
 121-b         7,489     6/30/2008     Deep Sea Development Services, Inc.                           5,742      8/31/2013
  122
  123         13,972     2/9/2027      Starbucks                                                     1,800       4/9/2017
--------------------------------------------------------------------------------------------------------------------------------
  124
  125         26,065     1/31/2016     Salvation Army                                               25,515      9/30/2009
  126
  127
  128
--------------------------------------------------------------------------------------------------------------------------------
  129         23,838     7/31/2010     Goodyear Tire and Rubber Comp.                               18,735      6/30/2012
  130         20,800     4/30/2009     Timothy's of Newark                                           8,424      12/31/2015
  131
  132
 132-a        14,564     1/31/2027
--------------------------------------------------------------------------------------------------------------------------------
 132-b        14,600     1/31/2027
 132-c        14,738     7/31/2027
  133          7,547     9/30/2013     San Ramon Lighting                                            3,131      6/30/2010
  134         12,515    12/31/2014     Hard Rock Cafe International                                  7,967      3/13/2014
  135         15,700     6/30/2015     First Mercury Financial                                      14,830      4/30/2014
--------------------------------------------------------------------------------------------------------------------------------
  136
  137
  138
  139          7,020     3/31/2016     Kinko's                                                       4,900      8/24/2010
  140            680        MTM        Attaboy Productions                                             650       1/1/2008
--------------------------------------------------------------------------------------------------------------------------------
  141
  142
  143         30,358     4/6/2016
  144          3,500     9/30/2011     Leslie's Swimming Pools                                       2,800      7/21/2008
  145         14,908    12/31/2009     VECO                                                          7,319      8/31/2008
--------------------------------------------------------------------------------------------------------------------------------
  146         10,261     1/31/2012     Texas Tech University Health S                                8,448      2/28/2010
  147          2,974    11/30/2016     Rubio's Fish Tacos                                            2,400      9/30/2016
  148
  149         37,335    11/30/2008     Busch's Inc                                                  10,220      11/30/2008
  150        100,500     6/30/2011
--------------------------------------------------------------------------------------------------------------------------------
  151
  152          4,794     4/30/2010     Logan Simpson Design                                          4,769      2/28/2012
  153         29,800    10/31/2025
  154          3,850    12/31/2011     Beacon Medical Realty Advisors, L.L.C.                        3,462      1/31/2013
  155
--------------------------------------------------------------------------------------------------------------------------------
  156
  157         43,000     9/30/2012     A Technological Advantage, Inc.                              11,000      2/28/2011
  158          5,666     8/31/2010     Seriosity, Inc                                                5,648      2/29/2008
  159         24,315     1/31/2016     Books-A-Million, Inc.                                        15,746      1/31/2016
  160         28,368     2/28/2010     Mugahat Enterprises                                           9,646      3/31/2011
--------------------------------------------------------------------------------------------------------------------------------
  161
 161-a        10,796    12/31/2008     Tuesday Morning                                               6,000      7/15/2009
 161-b         2,500     2/28/2008     Christina Josephs Salon                                       2,432      3/31/2009
  162          8,098     5/31/2013     ICI Paints                                                    3,516      3/31/2010
  163         15,064     6/11/2012     Century 21 Advantage Gold                                     7,077       8/7/2016
--------------------------------------------------------------------------------------------------------------------------------
  164         78,000     4/17/2022
  165         11,180     3/31/2027
  166         11,180     1/31/2027
  167        110,600     3/15/2010     Sitco Lumber Co.                                             90,000      9/30/2016
  168          9,450     4/9/2009      Studiobecker                                                  7,700      3/31/2012
--------------------------------------------------------------------------------------------------------------------------------
  169         13,905     3/31/2021
  170         16,310     5/31/2008     Oxford Construction - storage                                10,000         MTM
  171         31,570    12/31/2012
  172         18,693     3/31/2013
  173
--------------------------------------------------------------------------------------------------------------------------------
  174         17,272     2/28/2027
  175         17,272     2/28/2027
  176
  177         11,180     1/31/2027
  178         64,817     7/31/2025     FCN Bank - Ring Road                                         57,325      3/30/2027
--------------------------------------------------------------------------------------------------------------------------------
  179          6,050    12/31/2018     Golden One Credit Union                                       5,611      12/31/2009
  180          6,400     2/28/2014     Pet Supplies Plus                                             6,400      10/31/2007
  181          4,022     4/30/2008     Body Image Physical Therapy                                   2,792      4/30/2012
  182         25,000    12/31/2009     Wise Construction Corporation                                15,000      6/30/2022
  183          3,200     3/31/2009     Planet Sushi, LLC                                             2,000      5/31/2016
--------------------------------------------------------------------------------------------------------------------------------
  184
  185          4,000     4/30/2026     Smile Thai, Inc.                                              4,000      11/30/2011
  186         23,500     1/31/2015     Party City                                                   13,000      1/31/2009
  187         33,761    11/30/2009     Maricopa County Vital Record                                 11,294      1/31/2011
  188         13,260     8/15/2019
--------------------------------------------------------------------------------------------------------------------------------
  189         14,564     9/30/2026
  190         16,708     1/31/2019
  191
  192         11,180    11/15/2026
  193          7,586     5/31/2017     MDL Group                                                     7,061      5/31/2017
--------------------------------------------------------------------------------------------------------------------------------
  194
  195         26,774
 195-a         3,424    12/31/2023
 195-b         7,370     8/27/2026
 195-c         7,980     3/31/2019
--------------------------------------------------------------------------------------------------------------------------------
 195-d         8,000     5/3/2021
  196          4,911    10/21/2015     Buzz                                                          2,079      1/14/2016
  197          2,495     8/31/2008     M.T.O Holistic Health Center                                  2,494      4/30/2008
  198          1,900     6/30/2016     Ritz Lounge (Second Floor)                                    1,200      6/30/2016
  199         36,000    12/31/2023
--------------------------------------------------------------------------------------------------------------------------------
  200         12,000        MTM        RC Plus                                                      12,000      9/30/2010
  201          4,876     7/31/2011     Parker Paint                                                  3,059      3/31/2012
  202         45,639     5/31/2017
  203         14,238     7/31/2022     Penntex Construction                                          4,880      7/31/2022
  204          6,174     2/28/2021     CMA Engineers, Inc.                                           3,779      4/30/2008
--------------------------------------------------------------------------------------------------------------------------------
  205
 205-a        25,950     1/31/2012
 205-b        12,460     9/30/2009     Advanced Composite Tooling                                   11,108      12/31/2007
  206
  207         11,229     4/30/2016     Qdoba                                                         2,411      5/31/2011
--------------------------------------------------------------------------------------------------------------------------------
  208         58,900     3/31/2008     Fitzpak, Inc                                                 37,000      5/31/2009
  209         47,983      Various      R.T. Wolfenden Co.                                            5,500      6/30/2019
  210          5,937    12/31/2009     Harborside Admin Services, LLC                                4,035      6/30/2009
  211         14,196     1/31/2008     Monarca Countertops                                           7,540      3/31/2010
  212         29,776    11/30/2014
--------------------------------------------------------------------------------------------------------------------------------
  213          3,282    10/31/2011     Children's Bureau                                             2,748      9/30/2008
  214          4,000     6/30/2012     Scrambler Marie's Breakfast                                   3,800      6/30/2017
  215         14,466     6/30/2008     Gamestop                                                     11,712      2/14/2012
  216         19,091    12/31/2015
  217
--------------------------------------------------------------------------------------------------------------------------------
  218         13,400     1/31/2011     Total Roofing, Inc.                                           6,612      5/31/2020
  219         18,000     3/31/2022
  220         14,024    12/31/2010     Eppstein Uhen Architects, Inc.                                9,316      3/31/2027
  221         35,587    12/31/2024
  222          2,252    11/30/2011     Starbucks                                                     1,849      11/1/2016
--------------------------------------------------------------------------------------------------------------------------------
  223
  224          6,388     6/30/2011     Laserfax Inc/Abacus Office Solutions                          4,084      9/30/2007
  225         13,826     3/31/2011     Putnam Collins Scott Assoc, Inc                              10,882      4/30/2009
  226          2,000     6/30/2010     Papa John's Pizza                                             1,400      8/31/2012
  227          5,600     2/29/2012
--------------------------------------------------------------------------------------------------------------------------------
  228          3,254     1/1/2008      Cafe El Lago                                                  2,280       6/1/2009
  229          5,099    11/30/2014     Chipotle                                                      2,529      10/31/2014
  230         13,000     6/30/2012
  231          2,400     5/15/2009     PQ Westwood d/b/a Le Pain Quot                                1,400      11/8/2014
  232          3,400     3/31/2012     JPC Construction (end cap)                                    1,984      5/24/2012
--------------------------------------------------------------------------------------------------------------------------------
  233
  234
  235         13,835     3/31/2012     Man B & W Diesel                                             11,351      6/30/2016
  236         43,856     9/30/2021
  237          6,903     2/28/2018
--------------------------------------------------------------------------------------------------------------------------------
  238
  239         26,100     5/14/2022
  240         19,472     2/28/2022     Landmark Services Cooperative- Offices                        5,568      12/31/2007
  241         23,504     9/15/2015
  242          6,240     3/31/2011     Arizona Land  & Ranches                                       2,380      9/30/2011
--------------------------------------------------------------------------------------------------------------------------------
  243         12,650     4/30/2008     SR Components                                                10,000      4/30/2027
  244
  245          4,583     2/23/2009     Innovations Successful Salon                                  2,038      11/30/2011
  246
  247         35,890    10/31/2012
--------------------------------------------------------------------------------------------------------------------------------
  248
  249         11,200     8/24/2018
  250          8,064     2/28/2032
  251          4,500     9/30/2011     Hot Rayz                                                      3,000      4/28/2017
  252
--------------------------------------------------------------------------------------------------------------------------------
  253          6,150    11/30/2012     Neptune cafe                                                  2,500      12/31/2015
  254          3,480     3/14/2012     Contra Costa                                                  1,620      2/28/2009
  255
  256
  257          8,365     5/31/2008     ANCA Electrical                                               6,325      7/31/2008
--------------------------------------------------------------------------------------------------------------------------------
  258
  259          5,400     5/31/2017
  260         12,000     9/30/2014
  261
  262         12,000     5/31/2012
--------------------------------------------------------------------------------------------------------------------------------
  263          5,200     2/28/2017
  264

                                                                                             LEASE                   PERCENT
   ID    3RD LARGEST TENANT (7)                                                    SF      EXPIRATION                 LEASED
-----------------------------------------------------------------------------------------------------------------------------

   1                                                                                                                   93.9%
  1-a    American Pioneer Life Ins. Co.                                        62,931      9/30/2015                   84.5%
  1-b                                                                                                                 100.0%
  1-c    Bank of New York                                                      62,893      7/31/2011                   98.2%
  1-d    Checkers "Dark"                                                       22,649      2/29/2008                   97.3%
-----------------------------------------------------------------------------------------------------------------------------
  1-e    Ceridian Corp-Arbitron                                                23,427      6/30/2011                   99.7%
  1-f    Ashe, Rafuse & Hill, LLP                                              27,996      2/28/2011                   91.5%
  1-g    Colonial Properties Trust                                             11,144      10/31/2009                  96.4%
  1-h    State of Florida/Attorney General                                     40,943      3/14/2013                   99.6%
  1-i                                                                                                                 100.0%
-----------------------------------------------------------------------------------------------------------------------------
  1-j    Progressive Insurance Company                                         24,234      7/31/2009                   93.6%
  1-k    Intermark Group, Inc.                                                 25,843      9/30/2013                   99.3%
  1-l    Brown & Brown, Inc.                                                   16,193      3/14/2010                   98.8%
  1-m    Nexity Financial                                                      15,499         MTM                      99.2%
  1-n    Fox & Hound Pub & Grille                                               9,000      5/31/2015                   98.3%
-----------------------------------------------------------------------------------------------------------------------------
  1-o    Colonial Properties Trust                                             20,431      7/31/2009                   84.7%
  1-p    Metrocities Mortgage, LLC                                             11,951      5/31/2009                   81.7%
  1-q    Avaya, Inc.                                                           15,299      5/31/2009                   77.3%
  1-r                                                                                                                 100.0%
  1-s    Attenta, Inc.                                                         15,439      7/31/2009                   90.7%
-----------------------------------------------------------------------------------------------------------------------------
   2     Mayer, Brown, Rowe & Maw LLP                                          75,424      2/28/2016                   94.3%
   3                                                                                                                   61.5%
  3-a                                                                                                                  67.4%
  3-b                                                                                                                  71.2%
  3-c                                                                                                                  68.2%
-----------------------------------------------------------------------------------------------------------------------------
  3-d                                                                                                                  75.9%
  3-e                                                                                                                  60.6%
  3-f                                                                                                                  70.1%
  3-g                                                                                                                  59.3%
  3-h                                                                                                                  58.1%
-----------------------------------------------------------------------------------------------------------------------------
  3-i                                                                                                                  76.3%
  3-j                                                                                                                  60.5%
  3-k                                                                                                                  74.4%
  3-l                                                                                                                  54.1%
  3-m                                                                                                                  64.8%
-----------------------------------------------------------------------------------------------------------------------------
  3-n                                                                                                                  69.8%
  3-o                                                                                                                  60.4%
  3-p                                                                                                                  60.0%
  3-q                                                                                                                  63.4%
  3-r                                                                                                                  63.1%
-----------------------------------------------------------------------------------------------------------------------------
  3-s                                                                                                                  62.7%
  3-t                                                                                                                  82.1%
  3-u                                                                                                                  70.8%
  3-v                                                                                                                  73.5%
  3-w                                                                                                                  73.1%
-----------------------------------------------------------------------------------------------------------------------------
  3-x                                                                                                                  67.6%
  3-y                                                                                                                  65.6%
  3-z                                                                                                                  72.3%
  3-aa                                                                                                                 67.4%
  3-ab                                                                                                                 65.8%
-----------------------------------------------------------------------------------------------------------------------------
  3-ac                                                                                                                 55.2%
  3-ad                                                                                                                 54.4%
  3-ae                                                                                                                 69.8%
  3-af                                                                                                                 64.9%
  3-ag                                                                                                                 56.3%
-----------------------------------------------------------------------------------------------------------------------------
  3-ah                                                                                                                 65.1%
  3-ai                                                                                                                 64.5%
  3-aj                                                                                                                 67.4%
  3-ak                                                                                                                 64.6%
  3-al                                                                                                                 62.5%
-----------------------------------------------------------------------------------------------------------------------------
  3-am                                                                                                                 67.5%
  3-an                                                                                                                 60.4%
  3-ao                                                                                                                 70.7%
  3-ap                                                                                                                 65.4%
  3-aq                                                                                                                 61.4%
-----------------------------------------------------------------------------------------------------------------------------
  3-ar                                                                                                                 58.7%
  3-as                                                                                                                 79.4%
  3-at                                                                                                                 63.5%
  3-au                                                                                                                 61.6%
  3-av                                                                                                                 53.0%
-----------------------------------------------------------------------------------------------------------------------------
  3-aw                                                                                                                 60.8%
  3-ax                                                                                                                 54.3%
  3-ay                                                                                                                 51.6%
  3-az                                                                                                                 62.7%
  3-ba                                                                                                                 53.3%
-----------------------------------------------------------------------------------------------------------------------------
  3-bb                                                                                                                 64.1%
  3-bc                                                                                                                 43.6%
  3-bd                                                                                                                 56.4%
  3-be                                                                                                                 62.6%
  3-bf                                                                                                                 56.3%
-----------------------------------------------------------------------------------------------------------------------------
  3-bg                                                                                                                 64.2%
  3-bh                                                                                                                 57.5%
  3-bi                                                                                                                 65.1%
  3-bj                                                                                                                 61.5%
  3-bk                                                                                                                 49.1%
-----------------------------------------------------------------------------------------------------------------------------
  3-bl                                                                                                                 52.6%
  3-bm                                                                                                                 53.5%
  3-bn                                                                                                                 76.8%
  3-bo                                                                                                                 56.0%
  3-bp                                                                                                                 54.5%
-----------------------------------------------------------------------------------------------------------------------------
  3-bq                                                                                                                 50.6%
  3-br                                                                                                                 54.1%
  3-bs                                                                                                                 57.5%
  3-bt                                                                                                                 56.5%
  3-bu                                                                                                                 56.3%
-----------------------------------------------------------------------------------------------------------------------------
  3-bv                                                                                                                 54.1%
  3-bw                                                                                                                 52.8%
  3-bx                                                                                                                 39.0%
  3-by                                                                                                                 64.0%
  3-bz                                                                                                                 42.5%
-----------------------------------------------------------------------------------------------------------------------------
  3-ca                                                                                                                 48.4%
   4     BP Corporation                                                        31,091      10/31/2017                  92.4%
   5     Sprint Communications Co., L.P.                                       17,517      4/30/2010                   94.2%
   6                                                                                                                  100.0%
   7                                                                                                                   72.2%
-----------------------------------------------------------------------------------------------------------------------------
  7-a                                                                                                                  77.9%
  7-b                                                                                                                  79.2%
  7-c                                                                                                                  55.5%
   8                                                                                                                   98.4%
  8-a    TJ Maxx                                                               30,300      8/31/2010                   97.8%
-----------------------------------------------------------------------------------------------------------------------------
  8-b                                                                                                                 100.0%
  8-c                                                                                                                 100.0%
   9                                                                                                                   99.5%
   10    AMFM Operating, Inc.                                                 121,356      9/30/2022                   94.7%
   11    Gart Sports                                                           25,377      1/31/2013                   93.8%
-----------------------------------------------------------------------------------------------------------------------------
   12    Psychological Corporation                                             19,440         MTM                      66.5%
   13    Dollar Thrify Auto Group                                              28,858      11/30/2008                  88.1%
   14                                                                                                                  91.3%
  14-a   Merrill Lynch                                                         11,295      5/30/2015                   93.2%
  14-b   Stanford Feinberg                                                      7,036      7/31/2013                   92.3%
-----------------------------------------------------------------------------------------------------------------------------
  14-c   Trader Publishing Company                                              4,846      10/31/2011                  91.1%
  14-d   Express Financial Service                                              6,693      12/31/2009                  97.1%
  14-e   Penn Live, LLC                                                         3,325      7/31/2012                   70.2%
   15                                                                                                                  96.2%
   16    TJX Companies Inc.                                                    25,200      1/31/2009                   94.8%
-----------------------------------------------------------------------------------------------------------------------------
   17    HQ Global Workplace                                                   15,233      8/30/2011                   95.1%
   18                                                                                                                  72.8%
   19    Salt Lake Film Society                                                22,482      4/30/2011                   97.0%
   20    TJ Maxx                                                               28,250      5/31/2016                   98.7%
   21    Hospital Development of West Phoenix, Inc.                             8,118      7/21/2013                  100.0%
-----------------------------------------------------------------------------------------------------------------------------
   22                                                                                                                 100.0%
   23                                                                                                                  63.3%
   24                                                                                                                  74.5%
   25                                                                                                                  95.8%
   26                                                                                                                  85.3%
-----------------------------------------------------------------------------------------------------------------------------
  26-a                                                                                                                 85.4%
  26-b                                                                                                                 93.8%
  26-c                                                                                                                 70.8%
  26-d                                                                                                                 96.6%
  26-e                                                                                                                 88.5%
-----------------------------------------------------------------------------------------------------------------------------
  26-f                                                                                                                 92.8%
  26-g                                                                                                                 83.5%
  26-h   Unifirst Corp.                                                         6,360      10/31/2009                  80.2%
  26-i                                                                                                                100.0%
  26-j                                                                                                                 84.9%
-----------------------------------------------------------------------------------------------------------------------------
   27                                                                                                                  90.3%
   28    The A. Team, LLC                                                      13,600      11/30/2010                  97.4%
   29    Spooner Physical Therapy                                               6,729      1/31/2016                   79.6%
   30    International Economic Development Council                             7,426      7/31/2010                   98.0%
   31    Cingular Wireless                                                      2,709      12/31/2011                  91.3%
-----------------------------------------------------------------------------------------------------------------------------
   32                                                                                                                  86.3%
   33    GV OBGYN L.L.P.                                                        5,655      7/31/2009                   92.5%
   34    24 Hour Fitness                                                       17,500      4/30/2020                  100.0%
   35                                                                                                                 100.0%
   36    AJ Industries, LLC                                                     5,810      6/30/2009                   97.3%
-----------------------------------------------------------------------------------------------------------------------------
   37    The Dollar Tree Store                                                 13,200      3/31/2010                   90.3%
   38    Medical and Health Research Association of New York City, Inc.         4,216      1/31/2016                   95.6%
   39                                                                                                                 100.0%
  39-a                                                                                                                100.0%
  39-b                                                                                                                100.0%
-----------------------------------------------------------------------------------------------------------------------------
  39-c                                                                                                                100.0%
  39-d                                                                                                                100.0%
   40    Eckerd                                                                 8,640      9/30/2009                   88.3%
   41    Southwest Family Medicine                                              5,357      1/31/2022                  100.0%
   42    Alamo Title                                                            5,542      4/30/2012                   80.6%
-----------------------------------------------------------------------------------------------------------------------------
   43    Pitney Bowes, Inc.                                                    13,950      2/13/2012                   92.9%
   44                                                                                                                 100.0%
   45                                                                                                                 100.0%
   46                                                                                                                 100.0%
   47    Compass Bank                                                           9,041      12/31/2009                  91.3%
-----------------------------------------------------------------------------------------------------------------------------
   48                                                                                                                  90.7%
   49                                                                                                                 100.0%
   50                                                                                                                  76.0%
   51    Trader Joes                                                           12,050      1/31/2016                   94.8%
   52    AMG National Trust                                                     7,539      4/30/2012                  100.0%
-----------------------------------------------------------------------------------------------------------------------------
   53    World Wrestling Entertainment                                         18,209      12/31/2011                  99.1%
   54                                                                                                                 100.0%
   55    Michael's Stores                                                      23,752      12/31/2011                 100.0%
   56    MOR Furniture For Less                                                14,299      5/31/2009                   97.7%
   57    Western Alliance                                                      10,158         MTM                      95.6%
-----------------------------------------------------------------------------------------------------------------------------
   58                                                                                                                  55.3%
   59                                                                                                                 100.0%
   60                                                                                                                  74.5%
   61    GEO Global Partners                                                   15,000      4/30/2010                  100.0%
   62                                                                                                                  68.2%
-----------------------------------------------------------------------------------------------------------------------------
   63    Dollar General                                                         7,857      2/28/2010                  100.0%
   64                                                                                                                  98.4%
   65                                                                                                                  72.3%
   66                                                                                                                  70.9%
   67                                                                                                                 100.0%
-----------------------------------------------------------------------------------------------------------------------------
   68                                                                                                                 100.0%
   69                                                                                                                  90.5%
   70                                                                                                                  75.6%
   71    Subway                                                                 1,200      11/30/2010                 100.0%
   72                                                                                                                 100.0%
-----------------------------------------------------------------------------------------------------------------------------
   73                                                                                                                  68.8%
   74    Eric Aber and Sasha Temko Aber dba Home Grown Cafe                     4,875      1/31/2010                  100.0%
   75                                                                                                                  97.7%
  75-a   Arnold Service Center                                                  3,775      9/30/2008                   95.7%
  75-b   Chesapeake Furnishings                                                 2,950      9/30/2007                  100.0%
-----------------------------------------------------------------------------------------------------------------------------
  75-c   Fifer's Seafood                                                        3,900      5/31/2012                  100.0%
   76                                                                                                                  75.6%
   77                                                                                                                  93.2%
   78    Ybor Cigars & Spirits                                                  4,000      1/31/2012                   96.6%
   79    Bark                                                                   3,200      5/31/2017                  100.0%
-----------------------------------------------------------------------------------------------------------------------------
   80                                                                                                                  80.6%
   81                                                                                                                 100.0%
   82                                                                                                                 100.0%
  82-a                                                                                                                100.0%
  82-b                                                                                                                100.0%
-----------------------------------------------------------------------------------------------------------------------------
   83    Fashion Bug                                                           12,800      3/31/2010                   89.2%
   84    USA Petroleum                                                          8,000      7/31/2012                  100.0%
   85    Performance Heating & Air Conditioning                                 7,528      9/30/2011                   86.1%
   86    Tokyo Lobby                                                            5,040      12/31/2008                  96.5%
   87                                                                                                                 100.0%
-----------------------------------------------------------------------------------------------------------------------------
   88                                                                                                                  97.6%
   89                                                                                                                  94.3%
   90    Petco                                                                 15,300      1/31/2018                  100.0%
   91    North Hills Family Medicine                                            7,148      6/30/2017                   88.3%
   92                                                                                                                 100.0%
-----------------------------------------------------------------------------------------------------------------------------
  92-a   Chortek & Gottschalk, LLP                                             11,615      12/31/2012                 100.0%
  92-b                                                                                                                100.0%
   93    Beauty 7 Mart                                                          3,600      7/31/2014                   94.4%
   94                                                                                                                 100.0%
  94-a                                                                                                                100.0%
-----------------------------------------------------------------------------------------------------------------------------
  94-b                                                                                                                100.0%
   95    Education Empl Credit Union; a CA Corp.                                4,553      11/10/2015                  96.7%
   96                                                                                                                  76.2%
   97                                                                                                                  97.4%
   98    Mountain West Cardiovascular                                           7,020      10/31/2016                 100.0%
-----------------------------------------------------------------------------------------------------------------------------
   99                                                                                                                  80.7%
  100                                                                                                                  85.9%
 100-a   IAN International                                                      7,950      4/30/2008                   89.8%
 100-b   MSJC                                                                   2,008      1/31/2008                   67.3%
 100-c   ND Institute of Criminal Justice                                       2,377      8/31/2008                  100.0%
-----------------------------------------------------------------------------------------------------------------------------
 100-d   First Advantage                                                        1,184      10/31/2008                  88.9%
  101                                                                                                                  67.2%
  102    Kofax Image Products, Inc.                                             6,902      2/28/2010                   94.4%
  103                                                                                                                  93.1%
  104                                                                                                                  95.4%
-----------------------------------------------------------------------------------------------------------------------------
  105    DRH Cambridge Homes                                                   10,222      5/31/2012                   87.1%
  106                                                                                                                  93.2%
  107                                                                                                                  95.1%
  108                                                                                                                  94.5%
  109                                                                                                                 100.0%
-----------------------------------------------------------------------------------------------------------------------------
  110    Visiting Nurses                                                        3,600      3/31/2010                  100.0%
  111                                                                                                                 100.0%
  112    EES Medical Management                                                 3,222      3/31/2012                  100.0%
  113                                                                                                                  92.5%
  114                                                                                                                  96.8%
-----------------------------------------------------------------------------------------------------------------------------
  115    American Tower                                                        13,892      2/28/2010                   74.2%
  116    The Salvation Army                                                    14,109      5/31/2009                   94.3%
  117                                                                                                                  77.7%
  118                                                                                                                  94.2%
 118-a   Buffalo Orthopedic Group                                               5,200      7/31/2014                  100.0%
-----------------------------------------------------------------------------------------------------------------------------
 118-b   Drs. Kopin & Bechtel                                                   2,175      7/31/2010                  100.0%
 118-c                                                                                                                100.0%
 118-d                                                                                                                  0.0%
  119                                                                                                                 100.0%
  120                                                                                                                 100.0%
-----------------------------------------------------------------------------------------------------------------------------
  121                                                                                                                  96.8%
 121-a   RE/MAX Houston                                                         4,271      4/30/2009                   98.4%
 121-b   Harvey Home Health Services, Inc.                                      4,386      10/31/2010                  95.0%
  122                                                                                                                  97.0%
  123                                                                                                                 100.0%
-----------------------------------------------------------------------------------------------------------------------------
  124                                                                                                                  99.4%
  125    Consolidated Stores d/b/a Big Lots                                    25,002      1/31/2011                   88.0%
  126                                                                                                                  94.8%
  127                                                                                                                 100.0%
  128                                                                                                                  56.2%
-----------------------------------------------------------------------------------------------------------------------------
  129    Midwest Office Interiors                                              15,548      4/30/2015                  100.0%
  130    Greenhouse International (New)                                         5,970      8/31/2012                   94.8%
  131                                                                                                                  96.0%
  132                                                                                                                 100.0%
 132-a                                                                                                                100.0%
-----------------------------------------------------------------------------------------------------------------------------
 132-b                                                                                                                100.0%
 132-c                                                                                                                100.0%
  133    Carpenter/Turner                                                       2,052      10/31/2009                 100.0%
  134    Backhaul Direct                                                        4,441      5/30/2012                   88.5%
  135    Michigan Cosmetic and Reconstructive Surgery                           4,790      4/30/2017                   88.7%
-----------------------------------------------------------------------------------------------------------------------------
  136                                                                                                                  88.3%
  137                                                                                                                 100.0%
  138                                                                                                                  91.8%
  139    Family Martial Arts Center                                             4,800      5/30/2010                  100.0%
  140    Blindlight, LLC                                                          623       1/1/2008                   97.4%
-----------------------------------------------------------------------------------------------------------------------------
  141                                                                                                                 100.0%
  142                                                                                                                  97.4%
  143                                                                                                                 100.0%
  144    Donald Burgess Contracting, Inc.                                       2,656      2/28/2012                  100.0%
  145    Cabochon Construction                                                  4,823      12/31/2010                  98.1%
-----------------------------------------------------------------------------------------------------------------------------
  146    Pyramid Fitness Center                                                 8,035      1/31/2008                   91.7%
  147    Pick Up Stix                                                           2,223      11/30/2016                 100.0%
  148                                                                                                                  89.6%
  149    Front Row Video                                                        6,000      3/31/2009                  100.0%
  150                                                                                                                 100.0%
-----------------------------------------------------------------------------------------------------------------------------
  151                                                                                                                  94.6%
  152    Pappas & Associates                                                    4,354      2/28/2013                   84.5%
  153                                                                                                                 100.0%
  154    Crystal Run Pharmacy, LLC                                              3,300      10/31/2016                  97.0%
  155                                                                                                                 100.0%
-----------------------------------------------------------------------------------------------------------------------------
  156                                                                                                                  95.2%
  157    Kinney Automation, Inc.                                                9,732      2/28/2012                   99.0%
  158    Jack Nadel Inc                                                         5,302      12/31/2008                 100.0%
  159                                                                                                                 100.0%
  160                                                                                                                  80.2%
-----------------------------------------------------------------------------------------------------------------------------
  161                                                                                                                  93.7%
 161-a   Md. Pennysaver Group                                                   5,700      2/28/2008                   94.8%
 161-b   Stansbury Audio/Video                                                  1,250      5/31/2008                   87.4%
  162    Interactive Home, Inc.                                                 3,498      6/30/2012                   86.7%
  163    Life Baptist Church                                                    3,755      7/31/2012                   96.1%
-----------------------------------------------------------------------------------------------------------------------------
  164                                                                                                                 100.0%
  165                                                                                                                 100.0%
  166                                                                                                                 100.0%
  167                                                                                                                  85.2%
  168    SF Fashion Collective                                                  5,500      9/30/2007                   99.8%
-----------------------------------------------------------------------------------------------------------------------------
  169                                                                                                                 100.0%
  170    Interim HealthCare of Pgh.                                             7,274      6/30/2011                   87.2%
  171                                                                                                                 100.0%
  172                                                                                                                 100.0%
  173                                                                                                                  53.3%
-----------------------------------------------------------------------------------------------------------------------------
  174                                                                                                                 100.0%
  175                                                                                                                 100.0%
  176                                                                                                                  96.7%
  177                                                                                                                 100.0%
  178    White Castle - Williams Drive                                         41,600      10/31/2015                 100.0%
-----------------------------------------------------------------------------------------------------------------------------
  179    Consulate of El Salvador                                               3,750      6/14/2011                  100.0%
  180    El Meson Restaurant                                                    3,600      8/31/2010                   84.7%
  181    Arapahoe Orthodontics                                                  2,076      1/31/2012                  100.0%
  182                                                                                                                 100.0%
  183    South Beach Divers, Inc                                                1,800      2/28/2011                  100.0%
-----------------------------------------------------------------------------------------------------------------------------
  184                                                                                                                  97.4%
  185    Kun Jin Kim d/b/a Takemura                                             2,350      6/30/2008                  100.0%
  186                                                                                                                 100.0%
  187    Dr. Hall                                                                 678         MTM                      91.1%
  188                                                                                                                 100.0%
-----------------------------------------------------------------------------------------------------------------------------
  189                                                                                                                 100.0%
  190                                                                                                                 100.0%
  191                                                                                                                  96.4%
  192                                                                                                                 100.0%
  193    Fair, Anderson (basement)                                              4,295      5/31/2017                  100.0%
-----------------------------------------------------------------------------------------------------------------------------
  194                                                                                                                  76.1%
  195                                                                                                                 100.0%
 195-a                                                                                                                100.0%
 195-b                                                                                                                100.0%
 195-c                                                                                                                100.0%
-----------------------------------------------------------------------------------------------------------------------------
 195-d                                                                                                                100.0%
  196    JW Salons & Day Spas                                                   1,964      10/28/2010                 100.0%
  197    Adam Wallach, MD, a Professional Corp.                                 2,494      9/30/2013                  100.0%
  198    Beauty Salon (Second Floor)                                              300      5/31/2012                   72.7%
  199                                                                                                                 100.0%
-----------------------------------------------------------------------------------------------------------------------------
  200    Rick D. Williams - Indoor Guard                                        6,000      9/20/2010                  100.0%
  201    Jesus & Catalina Martinez                                              1,623      4/30/2012                   68.1%
  202                                                                                                                 100.0%
  203    Kelley & Murphy                                                        3,655      7/31/2022                  100.0%
  204    Apartment Lease                                                        2,611      4/30/2009                   94.9%
-----------------------------------------------------------------------------------------------------------------------------
  205                                                                                                                 100.0%
                                205-a                                                                                 100.0%
 205-b   Child Development Resources                                            6,720      6/30/2008                  100.0%
  206                                                                                                                 100.0%
  207    Dagwoods Sandwich Shop                                                 1,812      3/31/2011                  100.0%
-----------------------------------------------------------------------------------------------------------------------------
  208                                                                          17,000      11/1/2012                  100.0%
  209                                                                                                                  89.7%
  210    Interactions Tech Services Corp                                        2,018      6/30/2008                   84.7%
  211    Artistic Stairs, Ltd.                                                  7,098      11/30/2007                  88.7%
  212                                                                                                                 100.0%
-----------------------------------------------------------------------------------------------------------------------------
  213    World Savings Bank                                                     1,850      12/31/2008                  97.3%
  214    My Family Dental                                                       2,400      3/31/2012                  100.0%
  215    Night Owl                                                              7,066      6/30/2012                   82.5%
  216                                                                                                                 100.0%
  217                                                                                                                  96.6%
-----------------------------------------------------------------------------------------------------------------------------
  218                                                                                                                 100.0%
  219                                                                                                                 100.0%
  220    Thiel Visual Design, Inc.                                              6,361      12/31/2013                 100.0%
  221                                                                                                                 100.0%
  222    Noble Romans                                                           1,800      6/30/2017                   81.5%
-----------------------------------------------------------------------------------------------------------------------------
  223                                                                                                                  97.9%
  224    Banquet Hall/Imperio Productions                                       3,445      2/28/2010                  100.0%
  225    Chamber of Commerce                                                   10,333      2/28/2013                   81.6%
  226    Hong Kong Express                                                      1,260      8/31/2010                  100.0%
  227                                                                                                                 100.0%
-----------------------------------------------------------------------------------------------------------------------------
  228    Five Buck Plaza                                                        1,800      1/16/2009                  100.0%
  229    School Closet Ltd.                                                     1,660      2/28/2011                   75.0%
  230                                                                                                                 100.0%
  231                                                                                                                 100.0%
  232    Jabez Hair and Nails                                                   1,312      3/30/2012                   90.0%
-----------------------------------------------------------------------------------------------------------------------------
  233                                                                                                                  93.3%
  234                                                                                                                  79.7%
  235    Masakazu Nishimura                                                     6,200      6/30/2010                  100.0%
  236                                                                                                                 100.0%
  237                                                                                                                 100.0%
-----------------------------------------------------------------------------------------------------------------------------
  238                                                                                                                  95.0%
  239                                                                                                                 100.0%
  240    Landmark Services Cooperative- Retail                                  2,400      12/31/2011                 100.0%
  241                                                                                                                 100.0%
  242    Beneficial Arizona Inc                                                 1,442      6/30/2011                  100.0%
-----------------------------------------------------------------------------------------------------------------------------
  243    Olympian Gymnastics                                                    7,500       7/1/2011                  100.0%
  244                                                                                                                  97.9%
  245    Andy's Cleaners                                                          655      4/14/2015                  100.0%
  246                                                                                                                  87.2%
  247                                                                                                                 100.0%
-----------------------------------------------------------------------------------------------------------------------------
  248                                                                                                                 100.0%
  249                                                                                                                 100.0%
  250                                                                                                                 100.0%
  251    Jimmy John's                                                           1,500      1/27/2017                  100.0%
  252                                                                                                                  95.8%
-----------------------------------------------------------------------------------------------------------------------------
  253    Martinizing                                                            1,870      11/30/2015                 100.0%
  254                                                                                                                 100.0%
  255                                                                                                                 100.0%
  256                                                                                                                 100.0%
  257    Ron Trejo Enterprises                                                  5,520         MTM                     100.0%
-----------------------------------------------------------------------------------------------------------------------------
  258                                                                                                                 100.0%
  259                                                                                                                 100.0%
  260                                                                                                                 100.0%
  261                                                                                                                 100.0%
  262                                                                                                                 100.0%
-----------------------------------------------------------------------------------------------------------------------------
  263                                                                                                                 100.0%
  264                                                                                                                  93.8%

                                       UPFRONT
                  LEASED           REPLACEMENT
   ID         AS-OF DATE       RESERVES ($) (9)
-----------------------------------------------

   1            6/1/2007
  1-a           6/1/2007
  1-b           6/1/2007
  1-c           6/1/2007
  1-d           6/1/2007
-----------------------------------------------
  1-e           6/1/2007
  1-f           6/1/2007
  1-g           6/1/2007
  1-h           6/1/2007
  1-i           6/1/2007
-----------------------------------------------
  1-j           6/1/2007
  1-k           6/1/2007
  1-l           6/1/2007
  1-m           6/1/2007
  1-n           6/1/2007
-----------------------------------------------
  1-o           6/1/2007
  1-p           6/1/2007
  1-q           6/1/2007
  1-r           9/1/2007
  1-s           6/1/2007
-----------------------------------------------
   2            8/8/2007             2,842,500
   3           5/31/2007
  3-a          5/31/2007
  3-b          5/31/2007
  3-c          5/31/2007
-----------------------------------------------
  3-d          5/31/2007
  3-e          5/31/2007
  3-f          5/31/2007
  3-g          5/31/2007
  3-h          5/31/2007
-----------------------------------------------
  3-i          5/31/2007
  3-j          5/31/2007
  3-k          5/31/2007
  3-l          5/31/2007
  3-m          5/31/2007
-----------------------------------------------
  3-n          5/31/2007
  3-o          5/31/2007
  3-p          5/31/2007
  3-q          5/31/2007
  3-r          5/31/2007
-----------------------------------------------
  3-s          5/31/2007
  3-t          5/31/2007
  3-u          5/31/2007
  3-v          5/31/2007
  3-w          5/31/2007
-----------------------------------------------
  3-x          5/31/2007
  3-y          5/31/2007
  3-z          5/31/2007
  3-aa         5/31/2007
  3-ab         5/31/2007
-----------------------------------------------
  3-ac         5/31/2007
  3-ad         5/31/2007
  3-ae         5/31/2007
  3-af         5/31/2007
  3-ag         5/31/2007
-----------------------------------------------
  3-ah         5/31/2007
  3-ai         5/31/2007
  3-aj         5/31/2007
  3-ak         5/31/2007
  3-al         5/31/2007
-----------------------------------------------
  3-am         5/31/2007
  3-an         5/31/2007
  3-ao         5/31/2007
  3-ap         5/31/2007
  3-aq         5/31/2007
-----------------------------------------------
  3-ar         5/31/2007
  3-as         5/31/2007
  3-at         5/31/2007
  3-au         5/31/2007
  3-av         5/31/2007
-----------------------------------------------
  3-aw         5/31/2007
  3-ax         5/31/2007
  3-ay         5/31/2007
  3-az         5/31/2007
  3-ba         5/31/2007
-----------------------------------------------
  3-bb         5/31/2007
  3-bc         5/31/2007
  3-bd         5/31/2007
  3-be         5/31/2007
  3-bf         5/31/2007
-----------------------------------------------
  3-bg         5/31/2007
  3-bh         5/31/2007
  3-bi         5/31/2007
  3-bj         5/31/2007
  3-bk         5/31/2007
-----------------------------------------------
  3-bl         5/31/2007
  3-bm         5/31/2007
  3-bn         5/31/2007
  3-bo         5/31/2007
  3-bp         5/31/2007
-----------------------------------------------
  3-bq         5/31/2007
  3-br         5/31/2007
  3-bs         5/31/2007
  3-bt         5/31/2007
  3-bu         5/31/2007
-----------------------------------------------
  3-bv         5/31/2007
  3-bw         5/31/2007
  3-bx         5/31/2007
  3-by         5/31/2007
  3-bz         5/31/2007
-----------------------------------------------
  3-ca         5/31/2007
   4           6/15/2007
   5           7/31/2007
   6            8/8/2007
   7           6/30/2007               102,276
-----------------------------------------------
  7-a          6/30/2007
  7-b          6/30/2007
  7-c          6/30/2007
   8            3/9/2007
  8-a           3/9/2007
-----------------------------------------------
  8-b           9/1/2007
  8-c           9/1/2007
   9            6/4/2007
   10           3/1/2007
   11          4/12/2007
-----------------------------------------------
   12          7/16/2007
   13          7/23/2007
   14           7/3/2007
  14-a          7/3/2007
  14-b          7/3/2007
-----------------------------------------------
  14-c          7/3/2007
  14-d          7/3/2007
  14-e          7/3/2007
   15          5/14/2007                 2,526
   16           7/9/2007                 3,535
-----------------------------------------------
   17           7/1/2007
   18          5/23/2007               890,731
   19          7/10/2007
   20          7/31/2007
   21          7/12/2007
-----------------------------------------------
   22           7/3/2007
   23          5/31/2007                19,481
   24          2/28/2007
   25          5/23/2007
   26            Various
-----------------------------------------------
  26-a         7/13/2007
  26-b         7/13/2007
  26-c         7/13/2007
  26-d         7/13/2007
  26-e         7/13/2007
-----------------------------------------------
  26-f         7/13/2007
  26-g         7/13/2007
  26-h         7/13/2007
  26-i         7/13/2007
  26-j         7/13/2007
-----------------------------------------------
   27          7/10/2007
   28          8/21/2007               272,800
   29          6/25/2007
   30           5/1/2007                 1,291
   31           3/6/2007
-----------------------------------------------
   32         12/31/2006               217,853
   33          5/31/2007
   34          3/15/2007
   35          6/18/2007
   36           7/2/2007
-----------------------------------------------
   37           7/5/2007
   38           7/1/2007                   741
   39           9/1/2007                   271
  39-a          9/1/2007
  39-b          9/1/2007
-----------------------------------------------
  39-c          9/1/2007
  39-d          9/1/2007
   40           6/1/2007
   41          4/15/2007
   42          4/30/2007
-----------------------------------------------
   43          6/21/2007
   44           9/1/2007
   45           9/1/2007
   46          5/30/2007                 1,415
   47           4/1/2007
-----------------------------------------------
   48           7/2/2007
   49          6/15/2007
   50          4/30/2007
   51          4/25/2007
   52          6/18/2007
-----------------------------------------------
   53          4/18/2007                 1,838
   54           9/1/2007                 1,105
   55           5/1/2007
   56           3/2/2007
   57          5/31/2007
-----------------------------------------------
   58          4/30/2007                12,081
   59           9/1/2007
   60          3/13/2007                   132
   61          7/20/2007
   62          4/30/2007
-----------------------------------------------
   63          6/12/2007
   64           4/9/2007                 3,833
   65          3/31/2007
   66          3/31/2007
   67          6/18/2007
-----------------------------------------------
   68           9/1/2007
   69           6/4/2007
   70          4/30/2007             1,200,000
   71          5/29/2007
   72           9/1/2007
-----------------------------------------------
   73          6/21/2007
   74          7/17/2007
   75           6/1/2007
  75-a          6/1/2007
  75-b          6/1/2007
-----------------------------------------------
  75-c          6/1/2007
   76          6/30/2007                10,183
   77          7/11/2007
   78           6/4/2007
   79          4/24/2007                   351
-----------------------------------------------
   80          5/31/2007               445,781
   81          5/23/2007
   82           7/9/2007
  82-a          7/9/2007
  82-b          7/9/2007
-----------------------------------------------
   83           7/1/2007
   84          4/24/2007
   85          7/26/2007                82,000
   86          6/11/2007
   87          6/26/2007
-----------------------------------------------
   88          6/19/2007                   875
   89           3/1/2007
   90          6/13/2007
   91          7/31/2007
   92          6/29/2007
-----------------------------------------------
  92-a         6/29/2007
  92-b         6/29/2007
   93           8/1/2007                   949
   94          4/18/2007
  94-a         4/18/2007
-----------------------------------------------
  94-b         4/18/2007
   95          5/25/2007
   96           5/5/2007
   97           6/7/2007                 2,250
   98          6/12/2007
-----------------------------------------------
   99          5/31/2007
  100            Various
 100-a          6/1/2007
 100-b         6/19/2007
 100-c          6/1/2007
-----------------------------------------------
 100-d          6/1/2007
  101         12/31/2006                13,242
  102          5/31/2007                 2,000
  103           4/3/2007                 3,583
  104          5/31/2007
-----------------------------------------------
  105          5/14/2007
  106          5/14/2007
  107          2/28/2007
  108          4/30/2007
  109           6/8/2007
-----------------------------------------------
  110           8/7/2007
  111           9/1/2007
  112          5/25/2007
  113          6/26/2007
  114           6/1/2007
-----------------------------------------------
  115          6/21/2007                 1,500
  116          4/11/2007
  117          4/30/2007
  118           4/9/2007
 118-a          4/9/2007
-----------------------------------------------
 118-b          4/9/2007
 118-c          4/9/2007
 118-d          4/9/2007
  119           9/1/2007
  120           9/1/2007
-----------------------------------------------
  121           8/2/2007
 121-a          8/2/2007
 121-b          8/2/2007
  122          5/31/2007
  123           4/3/2007
-----------------------------------------------
  124          6/30/2007
  125          4/20/2007
  126          5/31/2007
  127           5/9/2007                   292
  128          5/31/2007
-----------------------------------------------
  129          4/23/2007
  130          7/18/2007
  131          7/16/2007
  132           9/1/2007
 132-a          9/1/2007
-----------------------------------------------
 132-b          9/1/2007
 132-c          9/1/2007
  133          3/31/2007
  134          6/21/2007
  135           3/1/2007
-----------------------------------------------
  136          3/31/2007
  137          5/23/2007
  138           6/3/2007
  139           6/4/2007
  140           5/1/2007                   167
-----------------------------------------------
  141          4/20/2007
  142          7/23/2007                 1,625
  143           9/1/2007
  144           4/4/2007
  145          7/11/2007
-----------------------------------------------
  146           7/1/2007                 6,232
  147           4/1/2007
  148          5/31/2007               416,619
  149          3/14/2007
  150           9/1/2007
-----------------------------------------------
  151          5/17/2007                 1,542
  152          5/11/2007
  153           9/1/2007
  154          6/15/2007
  155           5/1/2007
-----------------------------------------------
  156           6/1/2007
  157           6/1/2007
  158          3/31/2007
  159          1/16/2007                   501
  160           5/3/2007
-----------------------------------------------
  161           6/1/2007
 161-a          6/1/2007
 161-b          6/1/2007
  162           7/1/2007
  163           5/3/2007
-----------------------------------------------
  164           9/1/2007
  165           9/1/2007
  166           9/1/2007
  167         10/31/2006
  168           4/1/2007
-----------------------------------------------
  169           9/1/2007
  170           6/1/2007
  171           9/1/2007
  172          6/14/2007
  173          3/31/2007
-----------------------------------------------
  174           9/1/2007
  175           9/1/2007
  176          7/13/2007
  177           9/1/2007
  178           6/1/2007
-----------------------------------------------
  179          7/13/2007
  180           6/1/2007
  181          5/17/2007
  182           9/1/2007                   733
  183           3/1/2007
-----------------------------------------------
  184          5/23/2007
  185           5/1/2007
  186          5/25/2007
  187          5/25/2007
  188           9/1/2007                   166
-----------------------------------------------
  189           9/1/2007
  190           9/1/2007
  191          5/15/2007
  192           9/1/2007
  193           6/1/2007
-----------------------------------------------
  194          5/31/2007
  195           9/1/2007
 195-a          9/1/2007
 195-b          9/1/2007
 195-c          9/1/2007
-----------------------------------------------
 195-d          9/1/2007
  196           2/1/2007
  197          2/28/2007
  198           5/4/2007                   180
  199           9/1/2007
-----------------------------------------------
  200          5/14/2007
  201           5/9/2007
  202           9/1/2007
  203          6/28/2007
  204          3/26/2007                   231
-----------------------------------------------
  205          6/29/2007
 205-a         6/29/2007
 205-b         6/29/2007
  206          7/12/2007
  207          5/15/2007
-----------------------------------------------
  208          8/10/2007
  209          6/30/2007
  210           4/2/2007               235,000
  211          6/23/2007
  212          6/28/2007
-----------------------------------------------
  213          4/16/2007
  214          4/24/2007
  215           7/5/2007
  216          6/15/2007
  217           6/1/2007
-----------------------------------------------
  218           4/3/2007
  219           9/1/2007
  220           7/1/2007
  221           7/1/2007
  222           6/5/2007
-----------------------------------------------
  223           6/6/2007
  224          4/12/2007
  225          5/30/2007
  226           7/2/2007
  227           9/1/2007
-----------------------------------------------
  228          6/18/2007
  229         11/27/2006
  230           9/1/2007
  231          6/19/2007
  232          4/27/2007
-----------------------------------------------
  233          6/15/2007
  234          6/30/2007
  235          6/11/2007
  236           9/1/2006
  237           9/1/2007                   175
-----------------------------------------------
  238           1/8/2007                 1,250
  239           9/1/2007                   326
  240          6/27/2007           12,348 (LOC)
  241           9/1/2007
  242          4/13/2007
-----------------------------------------------
  243          4/30/2007                   501
  244           3/1/2007
  245          6/11/2007
  246           4/5/2007
  247           9/1/2007
-----------------------------------------------
  248           7/9/2007
  249           9/1/2007
  250           9/1/2007
  251           6/4/2007
  252          5/30/2007
-----------------------------------------------
  253          4/27/2007
  254          6/29/2007
  255          7/23/2007                 1,125
  256           5/2/2007
  257           4/5/2007
-----------------------------------------------
  258          7/10/2007
  259           9/1/2007
  260           7/2/2007
  261          6/21/2007
  262           9/1/2007
-----------------------------------------------
  263           9/1/2007
  264          6/13/2007

                                                                                                                    MONTHLY
                                                                                                                REPLACEMENT
   ID                                                                                                           RESERVES ($)
----------------------------------------------------------------------------------------------------------------------------

   1
  1-a
  1-b
  1-c
  1-d
----------------------------------------------------------------------------------------------------------------------------
  1-e
  1-f
  1-g
  1-h
  1-i
----------------------------------------------------------------------------------------------------------------------------
  1-j
  1-k
  1-l
  1-m
  1-n
----------------------------------------------------------------------------------------------------------------------------
  1-o
  1-p
  1-q
  1-r
  1-s
----------------------------------------------------------------------------------------------------------------------------
   2
   3
  3-a
  3-b
  3-c
----------------------------------------------------------------------------------------------------------------------------
  3-d
  3-e
  3-f
  3-g
  3-h
----------------------------------------------------------------------------------------------------------------------------
  3-i
  3-j
  3-k
  3-l
  3-m
----------------------------------------------------------------------------------------------------------------------------
  3-n
  3-o
  3-p
  3-q
  3-r
----------------------------------------------------------------------------------------------------------------------------
  3-s
  3-t
  3-u
  3-v
  3-w
----------------------------------------------------------------------------------------------------------------------------
  3-x
  3-y
  3-z
  3-aa
  3-ab
----------------------------------------------------------------------------------------------------------------------------
  3-ac
  3-ad
  3-ae
  3-af
  3-ag
----------------------------------------------------------------------------------------------------------------------------
  3-ah
  3-ai
  3-aj
  3-ak
  3-al
----------------------------------------------------------------------------------------------------------------------------
  3-am
  3-an
  3-ao
  3-ap
  3-aq
----------------------------------------------------------------------------------------------------------------------------
  3-ar
  3-as
  3-at
  3-au
  3-av
----------------------------------------------------------------------------------------------------------------------------
  3-aw
  3-ax
  3-ay
  3-az
  3-ba
----------------------------------------------------------------------------------------------------------------------------
  3-bb
  3-bc
  3-bd
  3-be
  3-bf
----------------------------------------------------------------------------------------------------------------------------
  3-bg
  3-bh
  3-bi
  3-bj
  3-bk
----------------------------------------------------------------------------------------------------------------------------
  3-bl
  3-bm
  3-bn
  3-bo
  3-bp
----------------------------------------------------------------------------------------------------------------------------
  3-bq
  3-br
  3-bs
  3-bt
  3-bu
----------------------------------------------------------------------------------------------------------------------------
  3-bv
  3-bw
  3-bx
  3-by
  3-bz
----------------------------------------------------------------------------------------------------------------------------
  3-ca
   4                                                                                                                  9,775
   5                                                                                                                  6,671
   6
   7                                                                                                                102,276
----------------------------------------------------------------------------------------------------------------------------
  7-a
  7-b
  7-c
   8
  8-a
----------------------------------------------------------------------------------------------------------------------------
  8-b
  8-c
   9                                                                                                                  6,893
   10
   11
----------------------------------------------------------------------------------------------------------------------------
   12
   13                                                                                                                11,920
   14
  14-a
  14-b
----------------------------------------------------------------------------------------------------------------------------
  14-c
  14-d
  14-e
   15                                                                                                                 2,526
   16                                                                                                                 3,535
----------------------------------------------------------------------------------------------------------------------------
   17                                                                                                                 1,926
   18                                                                       1/12th of 4% of TGR - Currently $22,353 / month
   19
   20
   21                                                                                                                 1,715
----------------------------------------------------------------------------------------------------------------------------
   22
   23         Payments 1-12 - $19,481, Payments 13-24 - 3% of Monthly Gross Revenue, thereafter 4% of Monthly Gross Revenue
   24                                                                                                                17,174
   25                                                                                                                 6,748
   26
----------------------------------------------------------------------------------------------------------------------------
  26-a
  26-b
  26-c
  26-d
  26-e
----------------------------------------------------------------------------------------------------------------------------
  26-f
  26-g
  26-h
  26-i
  26-j
----------------------------------------------------------------------------------------------------------------------------
   27
   28
   29
   30                                                                                                                 1,291
   31
----------------------------------------------------------------------------------------------------------------------------
   32                                                                                                                18,154
   33                                                                                                                 1,357
   34
   35
   36
----------------------------------------------------------------------------------------------------------------------------
   37                                                                                                                 1,711
   38                                                                                                                   741
   39                                                                                                                   271
  39-a
  39-b
----------------------------------------------------------------------------------------------------------------------------
  39-c
  39-d
   40
   41                                                                                                                 1,043
   42
----------------------------------------------------------------------------------------------------------------------------
   43
   44
   45
   46                                                                                                                 1,415
   47                                                                                                                 1,140
----------------------------------------------------------------------------------------------------------------------------
   48
   49
   50
   51
   52
----------------------------------------------------------------------------------------------------------------------------
   53                                                                                                                 1,838
   54                                                                                                                 1,105
   55
   56
   57                                                                                                                 1,268
----------------------------------------------------------------------------------------------------------------------------
   58                                                                                                                12,081
   59
   60                                                                                                                   132
   61                                                                                                                 2,506
   62                                                          14,697 until 4/5/08, 1/12 of 4% of Gross Revenues thereafter
----------------------------------------------------------------------------------------------------------------------------
   63
   64                                                                                                                 3,833
   65                                                                                                                11,937
   66                                                                                                                11,951
   67
----------------------------------------------------------------------------------------------------------------------------
   68                                                                                                                 1,954
   69                                                                                                                 3,267
   70                                                                                                                 7,694
   71
   72                                                                                                                 1,426
----------------------------------------------------------------------------------------------------------------------------
   73                                                                       1/12th of 4% of TGR - Currently $23,050 / month
   74                                                                                                                 1,097
   75
  75-a
  75-b
----------------------------------------------------------------------------------------------------------------------------
  75-c
   76                                                                                                                10,183
   77
   78                                                                                                                 1,286
   79                                                                                                                   351
----------------------------------------------------------------------------------------------------------------------------
   80                                                                                                                 9,340
   81                                                                                                                 1,250
   82                                                                                                                 2,685
  82-a
  82-b
----------------------------------------------------------------------------------------------------------------------------
   83
   84
   85
   86
   87
----------------------------------------------------------------------------------------------------------------------------
   88                                                                                                                   875
   89
   90
   91                                                                                                                   954
   92
----------------------------------------------------------------------------------------------------------------------------
  92-a
  92-b
   93                                                                                                                   949
   94
  94-a
----------------------------------------------------------------------------------------------------------------------------
  94-b
   95                                                                                                                   623
   96                                                                                                                   833
   97                                                                                                                 2,250
   98
----------------------------------------------------------------------------------------------------------------------------
   99
  100
 100-a
 100-b
 100-c
----------------------------------------------------------------------------------------------------------------------------
 100-d
  101                                                                                                                13,242
  102
  103                                                                                                                 3,583
  104                                                                                                                 3,800
----------------------------------------------------------------------------------------------------------------------------
  105
  106
  107                                                                                                                 3,833
  108
  109
----------------------------------------------------------------------------------------------------------------------------
  110                                                                                                                   897
  111
  112                                                                                                                 1,844
  113
  114                                                                                                                 3,271
----------------------------------------------------------------------------------------------------------------------------
  115                                                                                                                 2,480
  116                                                                                                                 1,569
  117
  118
 118-a
----------------------------------------------------------------------------------------------------------------------------
 118-b
 118-c
 118-d
  119
  120
----------------------------------------------------------------------------------------------------------------------------
  121                                                                                                                 2,702
 121-a
 121-b
  122
  123
----------------------------------------------------------------------------------------------------------------------------
  124                                                                                                                 1,003
  125                                                                                                                 2,381
  126                                                                                                                 2,633
  127                                                                                                                   292
  128
----------------------------------------------------------------------------------------------------------------------------
  129
  130                                                                                                                   887
  131
  132
 132-a
----------------------------------------------------------------------------------------------------------------------------
 132-b
 132-c
  133                                                                                                                   429
  134                                                                                                                   763
  135                                                                                                                   670
----------------------------------------------------------------------------------------------------------------------------
  136                                                                                                                   604
  137                                                                                                                   875
  138                                                                                                                 1,631
  139                                                                                                                   839
  140                                                                                                                   167
----------------------------------------------------------------------------------------------------------------------------
  141
  142                                                                                                                 1,625
  143
  144
  145
----------------------------------------------------------------------------------------------------------------------------
  146                                                                                                                 1,557
  147
  148
  149
  150
----------------------------------------------------------------------------------------------------------------------------
  151                                                                                                                 1,542
  152
  153
  154
  155
----------------------------------------------------------------------------------------------------------------------------
  156
  157
  158                                                                                                                   600
  159                                                                                                                   501
  160                                                                                                                   790
----------------------------------------------------------------------------------------------------------------------------
  161
 161-a
 161-b
  162
  163                                                                                                                   200
----------------------------------------------------------------------------------------------------------------------------
  164
  165
  166
  167                                                                                                                 1,963
  168
----------------------------------------------------------------------------------------------------------------------------
  169
  170
  171
  172
  173                                                                                                                 4,028
----------------------------------------------------------------------------------------------------------------------------
  174
  175
  176
  177
  178
----------------------------------------------------------------------------------------------------------------------------
  179
  180
  181
  182                                                                                                                   733
  183
----------------------------------------------------------------------------------------------------------------------------
  184
  185
  186                                                                                                                   608
  187
  188                                                                                                                   166
----------------------------------------------------------------------------------------------------------------------------
  189
  190
  191                                                                                                                 1,803
  192
  193                                                                                                                   316
----------------------------------------------------------------------------------------------------------------------------
  194                                                                                                                   450
  195
 195-a
 195-b
 195-c
----------------------------------------------------------------------------------------------------------------------------
 195-d
  196
  197                                                                                                                   277
  198                                                                                                                   180
  199
----------------------------------------------------------------------------------------------------------------------------
  200                                                                                                                   838
  201
  202
  203
  204                                                                                                                   231
----------------------------------------------------------------------------------------------------------------------------
  205
 205-a
 205-b
  206
  207
----------------------------------------------------------------------------------------------------------------------------
  208
  209
  210                                                                                                                   331
  211
  212
----------------------------------------------------------------------------------------------------------------------------
  213
  214
  215
  216
  217                                                                                                                   604
----------------------------------------------------------------------------------------------------------------------------
  218
  219
  220
  221
  222                                                                                                                   110
----------------------------------------------------------------------------------------------------------------------------
  223
  224
  225
  226
  227
----------------------------------------------------------------------------------------------------------------------------
  228                                                                                                                   233
  229                                                                                                                   207
  230
  231
  232
----------------------------------------------------------------------------------------------------------------------------
  233                                                                                                                   790
  234
  235
  236                                                                                                                   439
  237                                                                                                                   175
----------------------------------------------------------------------------------------------------------------------------
  238                                                                                                                 1,250
  239                                                                                                                   326
  240
  241
  242
----------------------------------------------------------------------------------------------------------------------------
  243                                                                                                                   501
  244                                                                                                                   936
  245
  246                                                                                                                   652
  247
----------------------------------------------------------------------------------------------------------------------------
  248
  249                                                                                                                   289
  250
  251                                                                                                                   113
  252
----------------------------------------------------------------------------------------------------------------------------
  253                                                                                                                   154
  254
  255                                                                                                                 1,125
  256
  257
----------------------------------------------------------------------------------------------------------------------------
  258
  259
  260
  261                                                                                                                   323
  262                                                                                                                   150
----------------------------------------------------------------------------------------------------------------------------
  263
  264

              UPFRONT           MONTHLY           MONTHLY TAX           MONTHLY INSURANCE                     UPFRONT
   ID        TI/LC ($)         TI/LC ($)            ESCROW ($)                 ESCROW ($)        OTHER ESCROW ($) (9)
---------------------------------------------------------------------------------------------------------------------

   1
  1-a
  1-b
  1-c
  1-d
---------------------------------------------------------------------------------------------------------------------
  1-e
  1-f
  1-g
  1-h
  1-i
---------------------------------------------------------------------------------------------------------------------
  1-j
  1-k
  1-l
  1-m
  1-n
---------------------------------------------------------------------------------------------------------------------
  1-o
  1-p
  1-q
  1-r
  1-s
---------------------------------------------------------------------------------------------------------------------
   2                                                  439,515
   3                                                  559,889                     129,839                    228,657
  3-a
  3-b
  3-c
---------------------------------------------------------------------------------------------------------------------
  3-d
  3-e
  3-f
  3-g
  3-h
---------------------------------------------------------------------------------------------------------------------
  3-i
  3-j
  3-k
  3-l
  3-m
---------------------------------------------------------------------------------------------------------------------
  3-n
  3-o
  3-p
  3-q
  3-r
---------------------------------------------------------------------------------------------------------------------
  3-s
  3-t
  3-u
  3-v
  3-w
---------------------------------------------------------------------------------------------------------------------
  3-x
  3-y
  3-z
  3-aa
  3-ab
---------------------------------------------------------------------------------------------------------------------
  3-ac
  3-ad
  3-ae
  3-af
  3-ag
---------------------------------------------------------------------------------------------------------------------
  3-ah
  3-ai
  3-aj
  3-ak
  3-al
---------------------------------------------------------------------------------------------------------------------
  3-am
  3-an
  3-ao
  3-ap
  3-aq
---------------------------------------------------------------------------------------------------------------------
  3-ar
  3-as
  3-at
  3-au
  3-av
---------------------------------------------------------------------------------------------------------------------
  3-aw
  3-ax
  3-ay
  3-az
  3-ba
---------------------------------------------------------------------------------------------------------------------
  3-bb
  3-bc
  3-bd
  3-be
  3-bf
---------------------------------------------------------------------------------------------------------------------
  3-bg
  3-bh
  3-bi
  3-bj
  3-bk
---------------------------------------------------------------------------------------------------------------------
  3-bl
  3-bm
  3-bn
  3-bo
  3-bp
---------------------------------------------------------------------------------------------------------------------
  3-bq
  3-br
  3-bs
  3-bt
  3-bu
---------------------------------------------------------------------------------------------------------------------
  3-bv
  3-bw
  3-bx
  3-by
  3-bz
---------------------------------------------------------------------------------------------------------------------
  3-ca
   4       19,583,542                                 170,561                                              6,097,819
   5                                                   58,562
   6                                                  120,392
   7                                                   77,884                      23,381                 22,450,000
---------------------------------------------------------------------------------------------------------------------
  7-a
  7-b
  7-c
   8
  8-a
---------------------------------------------------------------------------------------------------------------------
  8-b
  8-c
   9                                                   99,176                      17,157
   10      15,719,720                                                                                      6,000,000
   11           8,333             8,333
---------------------------------------------------------------------------------------------------------------------
   12       3,750,000                                  33,828                                                250,000
   13                            40,000                46,667                       7,494                    161,652
   14                                                  38,357
  14-a
  14-b
---------------------------------------------------------------------------------------------------------------------
  14-c
  14-d
  14-e
   15                                                  37,107
   16       1,500,000             9,250                37,693
---------------------------------------------------------------------------------------------------------------------
   17         750,000                                  26,416                       1,827
   18                                                  21,060                       5,040
   19
   20         350,000                                                                                        695,852
   21         288,000                                  26,582                       1,450
---------------------------------------------------------------------------------------------------------------------
   22
   23                                                  27,946                       7,190
   24                                                  10,674                       4,688
   25                                                  46,981                       5,875
   26                                                  17,455                                                539,933
---------------------------------------------------------------------------------------------------------------------
  26-a
  26-b
  26-c
  26-d
  26-e
---------------------------------------------------------------------------------------------------------------------
  26-f
  26-g
  26-h
  26-i
  26-j
---------------------------------------------------------------------------------------------------------------------
   27                                                  26,262                       6,441                  3,500,000
   28
   29                            13,336                31,768                                              5,600,000
   30         100,000                                  28,830                       1,763                    200,000
   31         248,703                                   3,224                         977
---------------------------------------------------------------------------------------------------------------------
   32                                                  23,180                       2,168                  1,821,038
   33
   34                                                  32,041
   35
   36                                                  27,385
---------------------------------------------------------------------------------------------------------------------
   37                             5,133                16,180                       3,457                    148,100
   38                                                   9,097
   39                                                   8,247                                              1,200,000
  39-a
  39-b
---------------------------------------------------------------------------------------------------------------------
  39-c
  39-d
   40                             3,000                                                                    2,202,315
   41         188,000                                   1,065                       1,029                     70,403
   42                             4,156                19,582                       3,877                  1,634,260
---------------------------------------------------------------------------------------------------------------------
   43                                                  18,262                       2,064                    600,000
   44
   45
   46          55,000             5,000                 7,662                                                200,000
   47                            14,434                13,625                       6,508
---------------------------------------------------------------------------------------------------------------------
   48
   49
   50
   51
   52         250,000                                   6,348                                                956,760
---------------------------------------------------------------------------------------------------------------------
   53                                                  23,587                                                  5,540
   54          86,667             3,333                21,776                       1,372                      7,512
   55                             4,692
   56
   57
---------------------------------------------------------------------------------------------------------------------
   58                                                   5,167                       4,451
   59
   60                                                   5,119                         347                  2,505,604
   61                                                                                                        859,270
   62                                                  13,363                       4,861
---------------------------------------------------------------------------------------------------------------------
   63
   64
   65                                                   2,769                       1,945
   66                                                   2,894                       2,330
   67       1,086,000                                  16,963                       1,058
---------------------------------------------------------------------------------------------------------------------
   68         400,000                                   7,335                       1,391
   69
   70                                                   7,414                       1,208
   71
   72                                                  10,002                       3,372
---------------------------------------------------------------------------------------------------------------------
   73       1,190,000                                  49,586                       5,589
   74                                                   4,209                       1,659
   75                                                   8,012
  75-a
  75-b
---------------------------------------------------------------------------------------------------------------------
  75-c
   76                                                   4,635                       3,708                    484,000
   77                                                                                                        300,000
   78                             3,484                 3,145                       4,037
   79
---------------------------------------------------------------------------------------------------------------------
   80                                                   5,885                       1,316
   81                                                   5,711                       1,109
   82                                                   7,625                       3,539                      5,000
  82-a
  82-b
---------------------------------------------------------------------------------------------------------------------
   83
   84
   85         630,000             4,700
   86
   87
---------------------------------------------------------------------------------------------------------------------
   88                                                   5,741                       1,619                     13,333
   89                                                   8,688                       2,518
   90          63,000                                   6,393                       1,216                    435,992
   91         250,866             3,036                15,085                       1,149
   92
---------------------------------------------------------------------------------------------------------------------
  92-a
  92-b
   93           2,917             2,917                 1,574                         280
   94                                                                                                        335,000
  94-a
---------------------------------------------------------------------------------------------------------------------
  94-b
   95                             4,070                 2,184                         837                     28,360
   96         645,925             6,245                 1,229                         911                    730,000
   97                                                   4,659                       4,558                    768,350
   98         200,000                                   8,120
---------------------------------------------------------------------------------------------------------------------
   99
  100                                                   6,834
 100-a
 100-b
 100-c
---------------------------------------------------------------------------------------------------------------------
 100-d
  101                                                  15,115                       9,508
  102         200,000             1,875                 7,085                         563
  103                                                  16,613                       4,356
  104                                                   8,033                       3,128
---------------------------------------------------------------------------------------------------------------------
  105         310,000                                                                                        603,216
  106
  107                                                   6,059                       3,048
  108                                                   5,538                         556
  109                                                  11,115                         462
---------------------------------------------------------------------------------------------------------------------
  110         150,000                                   8,611                         925                    150,000
  111       1,500,000
  112                                                   5,864                         870                    115,000
  113
  114                                                   6,446                       2,381
---------------------------------------------------------------------------------------------------------------------
  115                                                                                                          1,500
  116                             7,300                13,754                       1,163                    350,000
  117
  118                                                                                                        200,000
 118-a
---------------------------------------------------------------------------------------------------------------------
 118-b
 118-c
 118-d
  119
  120
---------------------------------------------------------------------------------------------------------------------
  121         700,000                                  15,995                       2,931                    104,724
 121-a
 121-b
  122                                                   4,230                         809
  123
---------------------------------------------------------------------------------------------------------------------
  124                                                   2,563                       1,194
  125                             1,786                 5,610                       2,315
  126                                                   8,672                       2,036                    350,000
  127                                                   5,321
  128                                                  10,923
---------------------------------------------------------------------------------------------------------------------
  129         235,000                                                                                         78,415
  130                                                   4,925                       2,924
  131
  132
 132-a
---------------------------------------------------------------------------------------------------------------------
 132-b
 132-c
  133                             1,334                 5,720                         520
  134                             4,659                 3,412                       2,134
  135                                                  11,920                         233                    200,000
---------------------------------------------------------------------------------------------------------------------
  136                                                   2,227                       1,214
  137                                                   5,000                         637
  138
  139                             2,273                 3,096                       2,789
  140          40,000                                   1,287                         258
---------------------------------------------------------------------------------------------------------------------
  141                                                   1,172                       3,839
  142                                                   1,455                       2,926                      7,200
  143
  144          18,500                                                                                        185,000
  145                             4,785                 4,232                         688                    209,000
---------------------------------------------------------------------------------------------------------------------
  146         205,394                                   8,758                       1,767
  147                                                   7,706                         584
  148                                                   6,310                       2,815
  149                             3,768                13,432                       1,259
  150                                                                                                         14,472
---------------------------------------------------------------------------------------------------------------------
  151                                                   3,325                       3,371                      9,800
  152
  153
  154         369,765                                   4,059                         442
  155
---------------------------------------------------------------------------------------------------------------------
  156
  157                             9,333                 4,800                       1,087                     37,087
  158                             2,879                 5,104                         918
  159           1,662             1,662                10,377
  160                             1,786                 5,344                                                225,000
---------------------------------------------------------------------------------------------------------------------
  161                                                   4,401
 161-a
 161-b
  162
  163          50,000             2,167                 4,567                         587                    744,000
---------------------------------------------------------------------------------------------------------------------
  164
  165
  166
  167                                                  10,004                       1,074
  168
---------------------------------------------------------------------------------------------------------------------
  169
  170         500,000                                  14,418
  171                             2,054
  172
  173                                                   8,112                       1,177
---------------------------------------------------------------------------------------------------------------------
  174
  175
  176
  177
  178
---------------------------------------------------------------------------------------------------------------------
  179
  180
  181
  182                                                   2,020                       1,280
  183
---------------------------------------------------------------------------------------------------------------------
  184                                                   2,572                       2,195
  185
  186                             1,800                 3,627                         295                    200,000
  187                             3,598                10,015                         857
  188
---------------------------------------------------------------------------------------------------------------------
  189
  190
  191                                                   7,276                       1,924
  192
  193                                                   2,089                         418
---------------------------------------------------------------------------------------------------------------------
  194                                                   1,524                       1,037                    405,000
  195
 195-a
 195-b
 195-c
---------------------------------------------------------------------------------------------------------------------
 195-d
  196
  197                             2,136                 3,201                         430
  198             335               335                 2,505                         965                      6,000
  199
---------------------------------------------------------------------------------------------------------------------
  200                             2,838                                             1,630
  201                                                   1,562                         340
  202                                                                                                        250,000
  203                                                   3,496                       1,797
  204                                                   5,907                       1,125
---------------------------------------------------------------------------------------------------------------------
  205
 205-a
 205-b
  206
  207                                                   2,952                         343
---------------------------------------------------------------------------------------------------------------------
  208
  209                                                   2,413
  210                             2,480                 2,177                         263
  211
  212         119,104
---------------------------------------------------------------------------------------------------------------------
  213                             3,375                 2,201                         508
  214                             1,108                 5,386                         482                     75,229
  215         150,000                                   9,429                       1,258
  216                                                   4,444                         296
  217                                                     966                         684
---------------------------------------------------------------------------------------------------------------------
  218                                                   4,031                         420
  219
  220
  221
  222                               442                                                                      405,550
---------------------------------------------------------------------------------------------------------------------
  223                                                   1,519                         472                    200,000
  224                                                   3,753                         240
  225
  226                                                   3,018                         341                     80,000
  227
---------------------------------------------------------------------------------------------------------------------
  228                             1,553                 1,718                         406
  229
  230                                                     619
  231
  232                               677                   549                         558                     11,000
---------------------------------------------------------------------------------------------------------------------
  233                                                   5,572                       7,171
  234                                                   3,006                         866
  235                                                   3,634                         503
  236                                                   3,575
  237                                                                                 299
---------------------------------------------------------------------------------------------------------------------
  238                                                   2,201                       2,081
  239                                                   2,318                         280
  240     65,000 (LOC)                                  2,263                         351
  241
  242                                                     905                         265
---------------------------------------------------------------------------------------------------------------------
  243                                                   8,379                       1,340                     15,000
  244                                                   3,659                       1,318
  245
  246                                                   2,116                         498
  247                                                   1,331                         593
---------------------------------------------------------------------------------------------------------------------
  248
  249
  250
  251                             1,050                 2,352                         624
  252                                                   1,587                         575
---------------------------------------------------------------------------------------------------------------------
  253                               621                 4,621                         420
  254                                                   1,107                         137
  255                                                   2,922                       1,223
  256
  257
---------------------------------------------------------------------------------------------------------------------
  258                                                   2,001                         412
  259
  260           3,000             3,000                   901                         581
  261                                                   1,022                         220
  262                               837                 1,151                         185
---------------------------------------------------------------------------------------------------------------------
  263
  264                                                     964                         438

         OTHER ESCROW
   ID    DESCRIPTION (9)
------------------------------------------------------------------------------------------------------------------------------------

   1
  1-a
  1-b
  1-c
  1-d
------------------------------------------------------------------------------------------------------------------------------------
  1-e
  1-f
  1-g
  1-h
  1-i
------------------------------------------------------------------------------------------------------------------------------------
  1-j
  1-k
  1-l
  1-m
  1-n
------------------------------------------------------------------------------------------------------------------------------------
  1-o
  1-p
  1-q
  1-r
  1-s
------------------------------------------------------------------------------------------------------------------------------------
   2
   3     Environmental Holdback ($144,650); Ground Lease Holdback ($84,007); Springing Deferred Maintenance; Springing Ground
         Lease Holdback
  3-a
  3-b
  3-c
------------------------------------------------------------------------------------------------------------------------------------
  3-d
  3-e
  3-f
  3-g
  3-h
------------------------------------------------------------------------------------------------------------------------------------
  3-i
  3-j
  3-k
  3-l
  3-m
------------------------------------------------------------------------------------------------------------------------------------
  3-n
  3-o
  3-p
  3-q
  3-r
------------------------------------------------------------------------------------------------------------------------------------
  3-s
  3-t
  3-u
  3-v
  3-w
------------------------------------------------------------------------------------------------------------------------------------
  3-x
  3-y
  3-z
  3-aa
  3-ab
------------------------------------------------------------------------------------------------------------------------------------
  3-ac
  3-ad
  3-ae
  3-af
  3-ag
------------------------------------------------------------------------------------------------------------------------------------
  3-ah
  3-ai
  3-aj
  3-ak
  3-al
------------------------------------------------------------------------------------------------------------------------------------
  3-am
  3-an
  3-ao
  3-ap
  3-aq
------------------------------------------------------------------------------------------------------------------------------------
  3-ar
  3-as
  3-at
  3-au
  3-av
------------------------------------------------------------------------------------------------------------------------------------
  3-aw
  3-ax
  3-ay
  3-az
  3-ba
------------------------------------------------------------------------------------------------------------------------------------
  3-bb
  3-bc
  3-bd
  3-be
  3-bf
------------------------------------------------------------------------------------------------------------------------------------
  3-bg
  3-bh
  3-bi
  3-bj
  3-bk
------------------------------------------------------------------------------------------------------------------------------------
  3-bl
  3-bm
  3-bn
  3-bo
  3-bp
------------------------------------------------------------------------------------------------------------------------------------
  3-bq
  3-br
  3-bs
  3-bt
  3-bu
------------------------------------------------------------------------------------------------------------------------------------
  3-bv
  3-bw
  3-bx
  3-by
  3-bz
------------------------------------------------------------------------------------------------------------------------------------
  3-ca
   4     Free Rent Reserve
   5
   6
   7     Capital Improvement Reserve, Springing Excess Cash Reserve
------------------------------------------------------------------------------------------------------------------------------------
  7-a
  7-b
  7-c
   8
  8-a
------------------------------------------------------------------------------------------------------------------------------------
  8-b
  8-c
   9
   10    Identified Rollover Space Reserve
   11
------------------------------------------------------------------------------------------------------------------------------------
   12    Environmental Reserve
   13    West  Telemarketing Corp TI Reserve
   14
  14-a
  14-b
------------------------------------------------------------------------------------------------------------------------------------
  14-c
  14-d
  14-e
   15
   16
------------------------------------------------------------------------------------------------------------------------------------
   17
   18
   19
   20    Rent Holdback
   21
------------------------------------------------------------------------------------------------------------------------------------
   22
   23
   24
   25
   26    Completion of Construction Items (LOC)
------------------------------------------------------------------------------------------------------------------------------------
  26-a
  26-b
  26-c
  26-d
  26-e
------------------------------------------------------------------------------------------------------------------------------------
  26-f
  26-g
  26-h
  26-i
  26-j
------------------------------------------------------------------------------------------------------------------------------------
   27    Earn Out Reserve
   28
   29    Occupancy Impound/Springing Impound for Special Parking Assessment
   30    Debt Service Reserve
   31
------------------------------------------------------------------------------------------------------------------------------------
   32    PIP Work
   33
   34
   35
   36
------------------------------------------------------------------------------------------------------------------------------------
   37    First DEP Reserve (112,000), Second DEP Reserve (36,100)
   38
   39    Debt Service Reserve
  39-a
  39-b
------------------------------------------------------------------------------------------------------------------------------------
  39-c
  39-d
   40    TI/LC and Construction Escrow (1,302,315), Debt Service/Construction Completion Holdback (900,000 LOC)
   41    Occupancy Impound
   42    Occupancy Reserve (1,300,000), Unpaid TI Reserve (334,260)
------------------------------------------------------------------------------------------------------------------------------------
   43    Leasing Reserve (500,000 LOC), Replacement Reserve (100,000 LOC)
   44
   45
   46    Environmental Holdback Reserve
   47
------------------------------------------------------------------------------------------------------------------------------------
   48
   49
   50    Springing Debt Service Reserve and Minimum Account Balance Impounds
   51
   52    Operating & Free Rent Reserve
------------------------------------------------------------------------------------------------------------------------------------
   53    Gyrus ACMI Rollover Reserve
   54    Ground Rent
   55
   56
   57
------------------------------------------------------------------------------------------------------------------------------------
   58
   59
   60    New Tenant Holdback / Condo Charges
   61    Tax (110,000 LOC), Fry's Rent Reserve (348,800), Genewiz Rent Reserve (22,214), Radiant Rent Reserve (18,256), Fry's TI
         Reserve (360,000)
   62
------------------------------------------------------------------------------------------------------------------------------------
   63
   64
   65
   66
   67
------------------------------------------------------------------------------------------------------------------------------------
   68
   69
   70    Springing Debt Service Reserve and Minimum Account Balance Impounds
   71
   72
------------------------------------------------------------------------------------------------------------------------------------
   73
   74    Springing Cash Collateral Impound
   75
  75-a
  75-b
------------------------------------------------------------------------------------------------------------------------------------
  75-c
   76    Renovation Reserve Fund
   77    Holdback
   78
   79
------------------------------------------------------------------------------------------------------------------------------------
   80
   81
   82    Chesterfield Tank Closing Reserve
  82-a
  82-b
------------------------------------------------------------------------------------------------------------------------------------
   83
   84
   85
   86
   87
------------------------------------------------------------------------------------------------------------------------------------
   88    Ground Rent
   89
   90    Office Depot Minimum Occupancy and Tenant Improvement Holdback Impound
   91
   92
------------------------------------------------------------------------------------------------------------------------------------
  92-a
  92-b
   93
   94    Rice Creek Leasing Reserve (215,000), Aetrium Leasing Reserve (120,000)
  94-a
------------------------------------------------------------------------------------------------------------------------------------
  94-b
   95    Golden Valley Health Center / Mail Media Impounds
   96    Stabilization Impound
   97    Debt Service Reserve (750,000); Violations (18,350)
   98
------------------------------------------------------------------------------------------------------------------------------------
   99
  100
 100-a
 100-b
 100-c
------------------------------------------------------------------------------------------------------------------------------------
 100-d
  101
  102
  103
  104
------------------------------------------------------------------------------------------------------------------------------------
  105    T-Mobile Holdback Reserve (420,000), T-Mobile Rent Reserve (183,216)
  106
  107
  108
  109
------------------------------------------------------------------------------------------------------------------------------------
  110    Deborah Reserve
  111    Springing Debt Service Reserve and Minimum Account Balance Impounds
  112    First Year Repair Work Reserve
  113
  114
------------------------------------------------------------------------------------------------------------------------------------
  115    Parking Lot Impound
  116    Environmental Reserve
  117
  118    The holdback is for two tenants that are vacating from 4600 Main Street property.
 118-a
------------------------------------------------------------------------------------------------------------------------------------
 118-b
 118-c
 118-d
  119
  120
------------------------------------------------------------------------------------------------------------------------------------
  121    TI Holdback Reserve (90,974), ADA Reserve (13,750)
 121-a
 121-b
  122
  123
------------------------------------------------------------------------------------------------------------------------------------
  124
  125
  126    Holdback Reserve
  127
  128
------------------------------------------------------------------------------------------------------------------------------------
  129    Prepaid Rent Reserve (59,153.15), Goodyear Rent Reserve (19,262)
  130
  131
  132
 132-a
------------------------------------------------------------------------------------------------------------------------------------
 132-b
 132-c
  133
  134
  135    First Mercury Holdback Impound (LOC)
------------------------------------------------------------------------------------------------------------------------------------
  136
  137
  138
  139
  140
------------------------------------------------------------------------------------------------------------------------------------
  141
  142    Environmental ($1,500); Violations ($5,700)
  143
  144    Occupancy Impound
  145    Seismic Retrofitting Impound
------------------------------------------------------------------------------------------------------------------------------------
  146
  147
  148
  149
  150    Rent Bump Escrow
------------------------------------------------------------------------------------------------------------------------------------
  151    Violations holdback
  152
  153    Springing Debt Service Reserve and Minimum Account Balance Impounds
  154
  155
------------------------------------------------------------------------------------------------------------------------------------
  156
  157    Unpaid Obligations Reserve
  158
  159
  160    Minimum Occupancy Holdback Impound
------------------------------------------------------------------------------------------------------------------------------------
  161
 161-a
 161-b
  162
  163    Life Baptist Church Reserve (700,000), Verizon TI Reserve (44,000)
------------------------------------------------------------------------------------------------------------------------------------
  164
  165
  166
  167
  168
------------------------------------------------------------------------------------------------------------------------------------
  169
  170
  171
  172
  173
------------------------------------------------------------------------------------------------------------------------------------
  174    Springing Debt Service Reserve Impound and Minimum Account Balance Impound
  175    Springing Debt Service Reserve Impound and Minimum Account Balance Impound
  176
  177
  178
------------------------------------------------------------------------------------------------------------------------------------
  179
  180    Springing Occupancy Reserve (LOC)
  181
  182
  183
------------------------------------------------------------------------------------------------------------------------------------
  184
  185
  186    Office Depot Tenant Improvement Holdback
  187
  188
------------------------------------------------------------------------------------------------------------------------------------
  189
  190
  191
  192
  193
------------------------------------------------------------------------------------------------------------------------------------
  194    Occupancy and DSCR Threshold Holdbacks
  195
 195-a
 195-b
 195-c
------------------------------------------------------------------------------------------------------------------------------------
 195-d
  196
  197
  198    Salon Rent Reserve
  199
------------------------------------------------------------------------------------------------------------------------------------
  200
  201
  202    Credit Enhancement Letter of Credit in Lieu of Holdback
  203
  204
------------------------------------------------------------------------------------------------------------------------------------
  205
                                                               205-a
                                                               205-b
  206
  207
------------------------------------------------------------------------------------------------------------------------------------
  208
  209
  210
  211
  212
------------------------------------------------------------------------------------------------------------------------------------
  213
  214    Holdback Reserve ("Vacancy" impound)
  215
  216
  217
------------------------------------------------------------------------------------------------------------------------------------
  218
  219
  220
  221
  222    LOC for 350,000. Tenant Escrow of TI 55,550 for Noble Romans.
------------------------------------------------------------------------------------------------------------------------------------
  223    Additional Security
  224
  225
  226    Cingular / Homefleet Occupancy Impounds
  227
------------------------------------------------------------------------------------------------------------------------------------
  228
  229
  230
  231
  232    Rent Holdback
------------------------------------------------------------------------------------------------------------------------------------
  233
  234
  235
  236
  237
------------------------------------------------------------------------------------------------------------------------------------
  238
  239
  240
  241
  242
------------------------------------------------------------------------------------------------------------------------------------
  243    ALTA Survey holdback.
  244
  245
  246
  247
------------------------------------------------------------------------------------------------------------------------------------
  248
  249
  250
  251
  252    Springing Minimum Account Balance and Debt Service Reserve
------------------------------------------------------------------------------------------------------------------------------------
  253
  254
  255
  256
  257
------------------------------------------------------------------------------------------------------------------------------------
  258
  259
  260
  261    Springing Debt Service Reserve and Minimum Account Balance Impounds
  262
------------------------------------------------------------------------------------------------------------------------------------
  263    Springing Debt Service Reserve and Minimum Account Balance Impounds
  264

          ENVIRONMENTAL    ENGINEERING
   ID    REPORT DATE (10)  REPORT DATE  LOAN SPONSOR (10)
-----------------------------------------------------------------------------------------------------------------------------------

   1         4/5/2007        Various    DRA G&I Fund VI and Colonial Properties Trust
  1-a        4/5/2007       4/23/2007
  1-b        4/5/2007       4/5/2007
  1-c        4/5/2007       4/5/2007
  1-d        4/5/2007       4/5/2007
-----------------------------------------------------------------------------------------------------------------------------------
  1-e        4/5/2007       4/5/2007
  1-f        4/5/2007       4/5/2007
  1-g        4/5/2007       4/5/2007
  1-h        4/5/2007       4/5/2007
  1-i        4/5/2007       4/5/2007
-----------------------------------------------------------------------------------------------------------------------------------
  1-j        4/5/2007       4/5/2007
  1-k        4/5/2007       4/5/2007
  1-l        4/5/2007       4/5/2007
  1-m        4/5/2007       4/5/2007
  1-n        4/5/2007       4/5/2007
-----------------------------------------------------------------------------------------------------------------------------------
  1-o        4/5/2007       4/5/2007
  1-p        4/5/2007       4/5/2007
  1-q        4/5/2007       4/5/2007
  1-r        4/5/2007       4/5/2007
  1-s        4/5/2007       4/5/2007
-----------------------------------------------------------------------------------------------------------------------------------
   2        7/26/2007       8/2/2007    General Electric Pension Trust
   3         Various         Various    Citigroup Global Special Situations Group, Westmont
                                        Hospitality Group and Westbridge Hospitality Fund II, L.P.
  3-a       6/11/2007       6/11/2007
  3-b        6/4/2007       6/4/2007
  3-c       6/11/2007       6/11/2007
-----------------------------------------------------------------------------------------------------------------------------------
  3-d       6/11/2007       6/11/2007
  3-e       6/11/2007       6/11/2007
  3-f        6/4/2007       6/4/2007
  3-g       6/11/2007       6/11/2007
  3-h       6/11/2007       6/11/2007
-----------------------------------------------------------------------------------------------------------------------------------
  3-i       6/11/2007       6/11/2007
  3-j       6/11/2007       6/11/2007
  3-k       6/11/2007       6/11/2007
  3-l       6/11/2007       6/11/2007
  3-m        6/4/2007       6/4/2007
-----------------------------------------------------------------------------------------------------------------------------------
  3-n       5/28/2007       6/11/2007
  3-o        6/4/2007       6/4/2007
  3-p       6/11/2007       6/11/2007
  3-q       6/11/2007       6/11/2007
  3-r       6/11/2007       6/11/2007
-----------------------------------------------------------------------------------------------------------------------------------
  3-s       6/11/2007       6/11/2007
  3-t       6/11/2007       6/11/2007
  3-u       6/11/2007       6/11/2007
  3-v       6/11/2007       6/11/2007
  3-w       6/11/2007       6/11/2007
-----------------------------------------------------------------------------------------------------------------------------------
  3-x       6/11/2007       6/11/2007
  3-y       6/11/2007       6/11/2007
  3-z       6/11/2007       6/11/2007
  3-aa       6/4/2007       6/4/2007
  3-ab       6/4/2007       6/4/2007
-----------------------------------------------------------------------------------------------------------------------------------
  3-ac      5/27/2007       5/27/2007
  3-ad      6/11/2007       6/11/2007
  3-ae       6/4/2007       6/4/2007
  3-af      6/11/2007       6/11/2007
  3-ag       6/4/2007       6/4/2007
-----------------------------------------------------------------------------------------------------------------------------------
  3-ah       6/4/2007       6/4/2007
  3-ai      6/11/2007       6/11/2007
  3-aj      6/11/2007       6/11/2007
  3-ak      6/11/2007       6/11/2007
  3-al      5/27/2007       5/27/2007
-----------------------------------------------------------------------------------------------------------------------------------
  3-am      6/11/2007       6/11/2007
  3-an      6/11/2007       6/11/2007
  3-ao       6/4/2007       6/4/2007
  3-ap      6/11/2007       6/11/2007
  3-aq      6/11/2007       6/11/2007
-----------------------------------------------------------------------------------------------------------------------------------
  3-ar      6/11/2007       6/11/2007
  3-as      6/11/2007       6/11/2007
  3-at      6/11/2007       6/11/2007
  3-au      6/11/2007       6/11/2007
  3-av      6/11/2007       6/11/2007
-----------------------------------------------------------------------------------------------------------------------------------
  3-aw      6/11/2007       6/11/2007
  3-ax       6/4/2007       6/4/2007
  3-ay      6/11/2007       6/11/2007
  3-az      6/11/2007       6/11/2007
  3-ba      6/11/2007       6/11/2007
-----------------------------------------------------------------------------------------------------------------------------------
  3-bb      6/11/2007       6/11/2007
  3-bc      6/11/2007       6/11/2007
  3-bd      6/11/2007       6/11/2007
  3-be      6/11/2007       6/11/2007
  3-bf       6/4/2007       6/4/2007
-----------------------------------------------------------------------------------------------------------------------------------
  3-bg       6/4/2007       6/4/2007
  3-bh      6/11/2007       6/11/2007
  3-bi      6/11/2007       6/11/2007
  3-bj      6/11/2007       6/11/2007
  3-bk      6/11/2007       6/11/2007
-----------------------------------------------------------------------------------------------------------------------------------
  3-bl      6/11/2007       6/11/2007
  3-bm       6/4/2007       6/4/2007
  3-bn      6/11/2007       6/11/2007
  3-bo      6/11/2007       6/11/2007
  3-bp      6/11/2007       6/11/2007
-----------------------------------------------------------------------------------------------------------------------------------
  3-bq      5/28/2007       6/11/2007
  3-br      6/11/2007       6/11/2007
  3-bs      6/11/2007       6/11/2007
  3-bt      6/11/2007       6/11/2007
  3-bu       6/4/2007       6/4/2007
-----------------------------------------------------------------------------------------------------------------------------------
  3-bv      6/11/2007       6/11/2007
  3-bw      6/11/2007       6/11/2007
  3-bx      6/11/2007       6/11/2007
  3-by      6/11/2007       6/11/2007
  3-bz       6/4/2007       6/4/2007
-----------------------------------------------------------------------------------------------------------------------------------
  3-ca      6/11/2007       6/11/2007
   4        6/12/2007       6/13/2007   Louis Dreyfus Property Group, LLC
   5         7/5/2007       6/28/2007   Clise Properties, Inc., Digital Realty Trust, L.P.
   6         2/5/2007       8/7/2007    Del Vecchio, Claudio
   7         Various         Various    Trinity Hotel Investors and BayNorth Capital LLC
-----------------------------------------------------------------------------------------------------------------------------------
  7-a        1/7/2007       2/2/2007
  7-b        2/3/2007       2/2/2007
  7-c        2/2/2007       2/6/2007
   8         Various         Various    DRA Growth & Income Fund IV, LLC
  8-a        4/2/2007       4/2/2007
-----------------------------------------------------------------------------------------------------------------------------------
  8-b        4/3/2007       4/3/2007
  8-c        4/3/2007       5/4/2007
   9         4/5/2007       4/30/2007   CMS Private REIT Master Subpartnership, L.P.
   10        3/9/2007       2/12/2007   Jack Rudin, Beth Rudin DeWoody, Eric C. Rudin, Madeline Rudin
                                        Johnson, William C. Rudin, Katherine L. Rudin
   11        5/1/2007       5/3/2007    Samuel Ginsburg and Martin Ginsburg
-----------------------------------------------------------------------------------------------------------------------------------
   12        6/5/2007       6/5/2007    Toledo's Great Eastern Shoppers City, Inc.
   13       5/23/2007       5/22/2007   Kamyar Mateen
   14        Various        4/25/2007   A. Richard Szeles, Brian J. Szeles
  14-a      6/18/2007       4/25/2007
  14-b      6/19/2007       4/25/2007
-----------------------------------------------------------------------------------------------------------------------------------
  14-c      6/18/2007       4/25/2007
  14-d      6/18/2007       4/25/2007
  14-e      6/19/2007       4/25/2007
   15       5/25/2007       5/24/2007   Nathan Halegua, Ira Z. Fishman and Martin Newman
   16       9/25/2006       9/25/2006   Acadia Realty Limited Partnership
-----------------------------------------------------------------------------------------------------------------------------------
   17       5/22/2007       5/22/2007   El Camino Equity Manager, Inc
   18       3/22/2007       3/30/2007   Heil, Kelly; Bob Longinetti; Pete Danna
   19       6/21/2007       6/26/2007   HP Broadway Centre
   20        7/3/2007       7/2/2007    Richard Pachulski and Nathan Rubin
   21       4/13/2007       4/12/2007   John Hopkins, Mark Lonquist, John Dover, Michael J. Ruiz
-----------------------------------------------------------------------------------------------------------------------------------
   22       6/13/2007       6/27/2007   Silverman, Kenneth
   23       5/24/2007       5/31/2007   ABR Properties III, LLC and Robert N. Baldwin
   24       4/18/2007       4/18/2007   Norman R. Pozez
   25       4/20/2007       4/20/2007   Nicholas M. Ryan, Bruno N. Bottarelli
   26        Various         Various    Rourk-Sutherland, Debbie; Robert Sutherland
-----------------------------------------------------------------------------------------------------------------------------------
  26-a       7/3/2007       7/2/2007
  26-b       7/3/2007       7/3/2007
  26-c       7/6/2007       7/3/2007
  26-d       7/3/2007       7/3/2007
  26-e       7/5/2007       7/3/2007
-----------------------------------------------------------------------------------------------------------------------------------
  26-f       7/5/2007       7/3/2007
  26-g       7/3/2007       7/3/2007
  26-h       7/5/2007       7/3/2007
  26-i       7/3/2007       7/2/2007
  26-j       7/3/2007       7/2/2007
-----------------------------------------------------------------------------------------------------------------------------------
   27       7/13/2007       7/17/2007   Norman Beznos
   28       7/12/2007       7/30/2007   Wolfe, Harvey
   29       2/19/2007       2/20/2007   Oliver J. Harper, Harold E. Gries, Sharon J. Harper
   30       5/17/2007       5/17/2007   Frank Kenny and Bruce Beswick
   31       5/22/2007       5/23/2007   Steve Glusker, Edward Franklin
-----------------------------------------------------------------------------------------------------------------------------------
   32       1/31/2007       1/31/2007   Investcorp Properties Limited
   33       6/25/2007       6/25/2007   Silver Springs, Inc.
   34       1/18/2007       1/19/2007   CWB/KCVG Real Estate Venture Fund I, LLC
   35       3/30/2007       6/18/2007   Marino, Joseph; Kanter, Douglas
   36        4/9/2007       4/18/2007   Winoker, David; James H. Ross
-----------------------------------------------------------------------------------------------------------------------------------
   37       6/14/2007       6/11/2007   Wolf Kraus, Joseph Brachfeld
   38       5/30/2007       5/30/2007   Robert Zelman and Martin Zelman
   39       5/15/2007        Various    David Weinman, Ken Lustbader and Ned Lustbader
  39-a      5/15/2007       5/16/2007
  39-b      5/15/2007       5/15/2007
-----------------------------------------------------------------------------------------------------------------------------------
  39-c      5/15/2007       5/14/2007
  39-d      5/15/2007       5/15/2007
   40       12/6/2005       5/22/2007   Crosland, LLC
   41       4/16/2007       4/12/2007   John Hopkins, Mark Lonquist, John Dover
   42       3/27/2007       3/27/2007   Charles M. Hodges, Robert M. Farrell
-----------------------------------------------------------------------------------------------------------------------------------
   43        5/3/2007       5/3/2007    Michael Mammon, Anthony Mammon, Laurence Mammon
   44       5/23/2007       5/14/2007   Andrew Peykoff, II, Daniel Peykoff
   45        7/5/2007       6/13/2007   Entertainment Properties Trust and EPT Downreit, Inc.
   46       5/10/2007       5/9/2007    Robert Epstein and Stanley Seligson
   47       4/24/2007       2/28/2007   Fred Kolber, Paul S. Gerwin
-----------------------------------------------------------------------------------------------------------------------------------
   48        5/3/2007       5/2/2007    Heers, Charles M.: Marilyn C. Heers
   49       6/27/2007       6/28/2007   William Corrigan, Sr.
   50       5/21/2007       6/13/2007   Richard . Born
   51       4/24/2007       4/24/2007   Mitchell Lauford, Mideb Noiminees, Inc., Mitchell Lauford Trust
   52       5/29/2007       6/12/2007   Reynolds, William; Henry Eaton; John Wittemyer; Nancy Maron; Larry Soll; Gerald Lee
-----------------------------------------------------------------------------------------------------------------------------------
   53        5/1/2007       4/16/2007   Greg Manocherian and Clay Fowler
   54       5/21/2007       5/18/2007   Winston R. DeBlanc and Doak C. Procter III
   55       6/12/2007       4/18/2007   Ronald B. Russ
   56       3/12/2007       3/14/2007   Gene C. Hanken, Charles R. Cono
   57       6/25/2007       6/25/2007   Silver Springs, Inc.
-----------------------------------------------------------------------------------------------------------------------------------
   58        6/4/2007       6/1/2007    David Scharf, Alexander Scharf and Jay Eisenstadt
   59       5/11/2007       5/11/2007   Daniel S. Catafulmo
   60       3/27/2007       5/8/2007    Amir Chaluts
   61        6/8/2007       6/6/2007    Robert C. Baker
   62        6/7/2007       6/6/2007    Rajesh Khanna, Ravi Khanna
-----------------------------------------------------------------------------------------------------------------------------------
   63       6/28/2007       6/25/2007   Richard A. Zappala, Ronald  A. Rosenfeld
   64       5/10/2007       5/15/2007   Palmetto Charlotte, LLC and Capital Realty Trust, Inc.
   65       4/20/2007       4/19/2007   Daryl Geweke
   66       4/23/2007       4/20/2007   Daryl Geweke
   67       6/21/2007       6/22/2007   Stephens, Lane; Donald Stephens
-----------------------------------------------------------------------------------------------------------------------------------
   68       3/23/2007       3/23/2007   Thomas Shapiro, Maury Rice and Dudley Pepp
   69       4/18/2007       4/19/2007   David Carney
   70       5/24/2007       5/24/2007   Nimesh Vesuwala, Hemangini Khatiwala, Mayur Khatiwala, Jaybala Khatiwala,
                                        Pravin Khatiwala, Niranjan Khatiwala
   71        4/3/2007       5/30/2007   Kimco Realty Corporation and GE Pension Trust
   72       6/22/2007       6/22/2007   Coastal Sunbelt Real Estate, L.L.C.
-----------------------------------------------------------------------------------------------------------------------------------
   73       6/24/2007       7/18/2007   Panichi, Richard M.; Daniel D. Corrado; Rolf Tweeten; Steve E Bader
   74       3/26/2007       3/26/2007   John Christopher Brown, Jeffrey E. Lang, David J. Grayson
   75        Various         Various    George W. Stone Family Trust, George Stone, Jr.
  75-a       4/5/2007       4/9/2007
  75-b      4/13/2007       4/10/2007
-----------------------------------------------------------------------------------------------------------------------------------
  75-c      4/12/2007       4/9/2007
   76        6/4/2007       6/4/2007    Paul Christensen and John Turner
   77       4/25/2007       4/25/2007   Carey M. Sheldon
   78        5/9/2007       5/9/2007    Jeffrey K. Holden
   79       12/4/2006       12/1/2006   Marc Solomon and Audrey Solomon
-----------------------------------------------------------------------------------------------------------------------------------
   80       5/24/2007       5/24/2007   Nimesh Vesuwala, Hemanjini Khatiwala, Mayur Khatiwala, Jaybala Khatiwala,
                                        Pravin Khatiwala, Niranjan Khatiwala
   81       5/22/2007       5/21/2007   Botsford, Steven; David Hotchkin
   82       5/31/2007       5/31/2007   Nickolas W. Jekogian, III
  82-a      5/31/2007       5/31/2007
  82-b      5/31/2007       5/31/2007
-----------------------------------------------------------------------------------------------------------------------------------
   83       5/30/2007       5/15/2007   Hillcrest Shopping Center Inc.
   84       6/19/2007       4/25/2007   Mideb Noiminees, Inc.
   85       5/17/2007       5/15/2007   Drever, Maxwell; Argus Realty Investors LP
   86       6/15/2007       5/24/2007   Eri S. Kroh
   87       5/31/2007       5/29/2007   Blower, Mike; Ron Scagliotti
-----------------------------------------------------------------------------------------------------------------------------------
   88       4/25/2007       4/26/2007   Steven Astrove and Gilbert G. Menna
   89       5/11/2007       5/11/2007   J. Todd Stone, Ray Stone Incorporated
   90        6/6/2007       6/6/2007    Noreen Dickerhoof, Matthew Dickerhoof, Marion Eugene Dickerhoof, Darren Dickerhoof
   91       6/20/2007      10/23/2006   Paul D. Pace, Sergio Viroslav
   92       5/18/2007       6/11/2007   Interstate Partners, LLC; MJM Partnership LLP; LAAKA No. 2 LLC; Zilber Ltd
-----------------------------------------------------------------------------------------------------------------------------------
  92-a      5/18/2007       6/11/2007
  92-b      5/18/2007       6/11/2007
   93        5/7/2007       5/4/2007    Steven Fogel and Howard Banchik
   94        Various        4/20/2007   Gary T. Mulcahy, Sr.
  94-a      4/17/2007       4/20/2007
-----------------------------------------------------------------------------------------------------------------------------------
  94-b      4/20/2007       4/20/2007
   95        4/3/2007       4/3/2007    Leonard Oesteicher
   96       6/18/2007       6/18/2007   Donald H. Mac Millan, David L. Mac Millan
   97       8/11/2006       7/31/2006   Marilyn Finkelstein, Ilene Morgan and Richard Finkelstein
   98       6/18/2007       6/15/2007   The Boyer Company, L.C.
-----------------------------------------------------------------------------------------------------------------------------------
   99       5/21/2007       5/23/2007   RockBridge Real Estate Fund III LLC
  100        Various         Various    Charles S. Snyder, George W. Stone Family Trust, George Stone, Jr.
 100-a      4/11/2007       4/10/2007
 100-b      4/12/2007       4/9/2007
 100-c      4/11/2007       4/10/2007
-----------------------------------------------------------------------------------------------------------------------------------
 100-d      4/12/2007       4/10/2007
  101       3/12/2007       3/12/2007   Ketan Vakil, Bhavnna Shah and Jitendra Patel
  102        5/5/2007       5/22/2007   Menlo Equities III LLC; Menlo Realty Partners II, LLC
  103        5/1/2007       4/27/2007   Wilfredo Santos
  104       5/15/2007       5/15/2007   Donald Lippman, Matthew Hicks
-----------------------------------------------------------------------------------------------------------------------------------
  105       4/27/2007       4/27/2007   John Shaffer, Robert Smietana, Melissa S. Pielet, Ronald T. Frain
  106        4/6/2007       4/4/2007    Marvin DeAngelis, Lori DeAngelis
  107       3/20/2007       3/20/2007   Charles G Patmon III and Cheryl Lynn Patmon
  108       5/23/2007       5/23/2007   Patrick O'Malley, Marina RV, LLC
  109       5/17/2007       6/4/2007    Morgan, Mark
-----------------------------------------------------------------------------------------------------------------------------------
  110       4/19/2007       4/20/2007   Robert Dugan
  111       6/13/2007       6/14/2007   Randy I Westby, Bismarck Interstate INREIT, L.L.C.
  112       3/20/2007       4/25/2007   Khosrow Roy Hifai
  113       6/14/2007       7/10/2007   Joseph H Orley, Graham A. Orley, Rudgate West Company Limited Partnership
  114       4/24/2007       4/27/2007   Allen Orwitz and Benjamin Eisler
-----------------------------------------------------------------------------------------------------------------------------------
  115       6/21/2007       5/15/2007   Paul J. Maggiore
  116       11/27/2006     11/22/2006   Rick E. Heidner
  117        4/6/2007       4/9/2007    Drury Development Corporation
  118       3/30/2007        Various    Paul B. Iskalo
 118-a      3/30/2007       3/31/2007
-----------------------------------------------------------------------------------------------------------------------------------
 118-b      3/30/2007       4/2/2007
 118-c      3/30/2007       4/2/2007
 118-d      3/30/2007       4/2/2007
  119       4/26/2007       4/26/2007   Melodie K Petry, Glenn H Petry
  120       5/15/2007       5/15/2007   Arthur Gilbert and Rosalinde Gilbert 1982 Trust
-----------------------------------------------------------------------------------------------------------------------------------
  121        Various        7/16/2007   Anand Julka
 121-a      5/10/2007       7/16/2007
 121-b      5/11/2007       7/16/2007
  122       5/22/2007       5/22/2007   Robert Miller, Patrick O'Malley, Shamrock Millco-Aztec, LLC
  123        7/6/2007       4/16/2007   Larry Lake
-----------------------------------------------------------------------------------------------------------------------------------
  124       4/24/2007       4/24/2007   Gerald Cuff, Jeanette Dodds, Robert Ham
  125       4/19/2007       3/2/2007    Igal Namdar
  126       12/27/2006      11/9/2006   Vidya N. Singh
  127       5/24/2007       5/23/2007   Serge B. Hoyda
  128       6/27/2007       6/27/2007   Alyn T. Beals et al.
-----------------------------------------------------------------------------------------------------------------------------------
  129       3/30/2007       3/30/2007   Melissa S. Pielet, Robert E. Smietana, John E. Shaffer, Ronald T. Frain, Carl M.
                                        Manofsky, and Timothy J. Luby
  130       5/14/2007       5/14/2007   Brock J. Vinton, Dave Grayson, Jeffrey E. Lang
  131       5/31/2007       5/31/2007   Gionet, Leonard
  132        6/8/2007        Various    John Wirum
 132-a       6/8/2007       6/6/2007
-----------------------------------------------------------------------------------------------------------------------------------
 132-b       6/8/2007       6/11/2007
 132-c       6/8/2007       6/11/2007
  133       3/27/2007       3/28/2007   Nearon Enterprises, LLC
  134       4/13/2007       4/12/2007   Bruce A. Bodner
  135       3/19/2007       3/19/2007   Ron Jona
-----------------------------------------------------------------------------------------------------------------------------------
  136       6/21/2007       4/27/2007   David Rhodes
  137       5/22/2007       5/21/2007   Botsford, Steven; David Hotchkin
  138       4/18/2007       4/19/2007   David Carney
  139        5/9/2007       5/9/2007    Jeffrey K. Holden
  140       5/30/2007       5/31/2007   Arthur Johnson and Jeff Vance
-----------------------------------------------------------------------------------------------------------------------------------
  141       2/23/2007       4/19/2007   King, Ronald; Diane King
  142        6/7/2007       6/7/2007    Marilyn Finkelstein
  143        6/5/2007       6/5/2007    John Sedberry
  144        4/6/2007       4/9/2007    Donald L. Burgess, Marvin Smith
  145        6/5/2007       6/5/2007    Dennis Wayne Morgan, Robert McConchie, Sherman H. Bronsink
-----------------------------------------------------------------------------------------------------------------------------------
  146       1/30/2007       11/8/2006   Fred Kolber, Paul S. Gerwin
  147       3/29/2007       4/3/2007    Steven G. Speno, Drew Gibson
  148       6/14/2007       6/14/2007   Debra J. Pyzyk
  149       1/23/2007       1/23/2007   K&K Developers, LP
  150        5/3/2007       5/2/2007    John Bertram, Greg Sackler and T. Sackler Krouse
-----------------------------------------------------------------------------------------------------------------------------------
  151        6/7/2007       6/7/2007    David Kaplan and Aaron Eiges
  152        5/9/2007       5/8/2007    Glen Saxton, Wayne G. Petty
  153       5/22/2007       5/24/2007   Yafa Cohan, Parviz Cohan, Peter Cohen
  154       5/14/2007       5/29/2007   Gordon, Barry
  155          NAP          5/4/2007    Jerry L Conway, Rose Mary Conway
-----------------------------------------------------------------------------------------------------------------------------------
  156       6/21/2007       3/22/2007   Victor G. Tessier; Catherine B. Tessier
  157        7/2/2007       4/16/2007   Paul S. Gerwin, Fred Kolber
  158       3/26/2007       3/27/2007   Nearon Enterprises, LLC
  159       12/28/2006      1/9/2007    Daniel Friedman and David Schonberger
  160        5/1/2007       4/20/2007   David Dollinger
-----------------------------------------------------------------------------------------------------------------------------------
  161        Various         Various    George W. Stone Family Trust
 161-a      4/13/2007       4/11/2007
 161-b      4/12/2007       4/9/2007
  162          NAP          5/4/2007    Susan Mendell, Richard Mendell
  163        5/8/2007       5/5/2007    Gary Frey
-----------------------------------------------------------------------------------------------------------------------------------
  164       4/17/2007       4/6/2007    The Hampshire Generational Fund, LLC
  165        5/1/2007       4/20/2007   Arkan Jonna
  166        5/1/2007       4/20/2007   Arkan Jonna
  167       3/23/2007       2/20/2007   Arsalan Gozini, B.H. Properties, LLC
  168       7/13/2007       2/27/2007   Sheron S. Sugarman, Joanne Cohen Liss, Cynthia Morris
-----------------------------------------------------------------------------------------------------------------------------------
  169        5/2/2007       4/25/2007   Joseph Todino
  170        7/9/2007       6/21/2007   L&M Associates
  171       3/28/2007       3/26/2007   Michael Shah
  172       5/31/2007       5/31/2007   Mair, James D.; Scott Trobbe; Mark Regoli
  173       11/20/2006     11/20/2006   Leo M Sand
-----------------------------------------------------------------------------------------------------------------------------------
  174          NAP          3/16/2007   Arne Youngman, Arn Youngman, Dennis Berryman, Robert Lewis, James
                                        Costanzo, Pacific Development Group II
  175          NAP          3/16/2007   Pacific Development Group II; James Costanzo; Susan Costanzo; Robert Lewis;
                                        Dennis Berryman; Arn Youngman; Arne Youngman
  176        6/8/2007       7/12/2007   Willow Run Apartments, LLC.
  177       4/20/2007       4/20/2007   Arkan Jonna
  178        Various           NAP      Michael Brandy
-----------------------------------------------------------------------------------------------------------------------------------
  179          NAP          5/31/2007   John B Jones, Jr.
  180        5/4/2007       5/7/2007    William L. Schrage, Dennis R. Wetzel
  181        4/5/2007      11/28/2006   Bradley P. Brooks
  182       5/25/2007       5/21/2007   John Wise
  183       5/25/2007       5/23/2007   Eri S. Kroh
-----------------------------------------------------------------------------------------------------------------------------------
  184          NAP          4/12/2007   Cathy Capper, Dave Capper, Sue Kuenster, Jerome B Kuenster, The Capper Family Trust,
                                        The Kuenster Family Trust
  185       4/11/2007       4/11/2007   Bruce Gorsky
  186        6/8/2007       6/7/2007    Robert L. Galanis, Jr.
  187          NAP          4/30/2007   Michael M Taylor
  188       3/26/2007       3/26/2007   Alan Scott Fagan and Judith Goldstein
-----------------------------------------------------------------------------------------------------------------------------------
  189        5/1/2007       4/20/2007   Arkan Jonna
  190          NAP          3/23/2007   Diana Lynn Grannis, Michael L. Grannis
  191          NAP          5/24/2007   Mary Bogdasarian, Ronald Bogdasarian, J. Greg Anderson, John Bogdasarian
  192       4/30/2007       4/20/2007   Arkan Jonna
  193       6/19/2007       6/20/2007   Curt Anderson, Carol Cline-Ong, Jill Langerman
-----------------------------------------------------------------------------------------------------------------------------------
  194          NAP          4/27/2007   Elizabeth Nader, Kerry Mihalek
  195        Various        5/30/2007   Volk Family Investments LLC and Ronald G. Volk
 195-a      5/30/2007       5/30/2007
 195-b      5/14/2007       5/30/2007
 195-c      5/14/2007       5/30/2007
-----------------------------------------------------------------------------------------------------------------------------------
 195-d      5/30/2007       5/30/2007
  196       6/26/2007       6/11/2007   Elm Street Development Entities, Elm Street Development Inc.
  197       3/27/2007       3/29/2007   Nearon Enterprises, LLC
  198        4/5/2007       4/5/2007    Gordon Kessler and James Glenn
  199          NAP          4/30/2007   Joseph Gordon Scolari
-----------------------------------------------------------------------------------------------------------------------------------
  200          NAP          3/6/2007    Michael M. Truax, Michael J. Shea, Sharon T. Douglas, Bruce E. Douglas
  201          NAP          3/30/2007   Brian S. Pounder, Dennis Buchanan
  202       12/12/2006     12/12/2006   Timothy Carey, Matthew E. Lund, Michael Lee
  203       6/20/2007       6/15/2007   Kelley, Jr, Joseph T.; Joseph T. Kelley, III; Partrick Murphy; Brian Belcher; John Pregmon
  204       4/10/2007       4/9/2007    Anthony DiLorenzo
-----------------------------------------------------------------------------------------------------------------------------------
  205       6/13/2007       6/29/2007   Moen, Greg; Debbie Moen
            6/13/2007       6/29/2007
            6/13/2007       6/29/2007
  206        5/4/2007       5/15/2007   Mark Allegree
  207          NAP          4/11/2007   Elliot Lewis
-----------------------------------------------------------------------------------------------------------------------------------
  208       8/13/2007       7/9/2007    Quick, Jason; Heather Quick Allison; Wendy Quick McClain; Richard Greene
  209        8/2/2007       7/18/2007   Robert T. Wolfenden
  210          NAP          3/13/2007   Rick Sass, William Eiseman, Eiseman Manager, LLC
  211        5/1/2007       4/4/2007    Wilbur V Mills
  212       6/14/2007       6/26/2007   Mullan III, Thomas F.
-----------------------------------------------------------------------------------------------------------------------------------
  213          NAP          4/19/2007   Samaan Baker
  214          NAP          3/9/2007    Leon Khoury, Isam Khoury
  215       5/31/2007       5/31/2007   Dahl, Chris; Steve Wallack; Richard Perkins
  216          NAP          5/16/2007   Leon P. DeVisser
  217          NAP          5/24/2007   Pamela I. Rutherford, A. Troy Rutherford
-----------------------------------------------------------------------------------------------------------------------------------
  218          NAP          5/1/2007    Steve Bark
  219          NAP          4/30/2007   Darrell Ball, Richard Ball, Jon D Garnaas, Paul I. Rottenberg, Ball Development,
                                        LLC, Ladco Development, Inc.
  220       6/12/2007       6/11/2007   Gregory Uhen, Cynthia Uhen
  221       6/12/2007       6/11/2007   Gregory Uhen, Cynthia Uhen
  222       11/8/2006      11/21/2006   J. Robert Smyjunas, Steven P. Miller
-----------------------------------------------------------------------------------------------------------------------------------
  223       5/25/2007       7/26/2007   Zentgraf, Duane
  224          NAP          2/28/2007   Omid Ebizadeh, John F Rastegar
  225          NAP          5/1/2007    Theodore M. Johnson, Jr., Herb Simon, Simon Johnson, LLC
  226          NAP          5/15/2007   Marie Proctor, Barbara Caravella, John Caravella, The Caravella Living Trust
  227       4/18/2007          NAP      Norman R. Pozez
-----------------------------------------------------------------------------------------------------------------------------------
  228       5/24/2007       5/23/2007   Ut Hguyen, Thuy Tran
  229       6/23/2005       6/23/2005   Kenneth J. Rosenthal, Daniel Kanter, Fred Kanter, Scott Katz, Mark S. Kanter
  230       5/23/2007       5/10/2007   Vera Cort
  231       5/24/2007       5/25/2007   Eri S. Kroh
  232          NAP          2/28/2007   Melissa Fina, Colleen L. Fina, David Fina, John Fina
-----------------------------------------------------------------------------------------------------------------------------------
  233          NAP          1/22/2007   Ricky Jenkins
  234          NAP          12/6/2006   Douglas D. Yates, Ronald L. Peck, Roman M. Frazier, Aaron B. Frazier
  235       5/22/2007       4/30/2007   John Lasiter, Trana Schulenberg, Thomas Lasiter, Yvette Lasiter, Claudia Lasiter, Frank
                                        Hillebrand, Larry Lasiter, Matthew Schulenberg
  236       9/13/2006       9/13/2006   Thad (Fred) Baker, Parking Systems of America I, L.P., parking Company of
                                        America-Dallas, Inc., Belclair Realty, Ltd.
  237       5/15/2007       5/14/2007   Seymour Escava and Hyman Escava
-----------------------------------------------------------------------------------------------------------------------------------
  238       2/22/2007       2/21/2007   Thomas Jaffe and Edward Jennings
  239       3/26/2007       3/26/2007   Edward Rudolph and Douglas Locke
  240        6/7/2007       6/7/2007    Richard Stern, Steven Doran
  241          NAP          6/4/2007    Arthur Gilbert and Rosalinde Gilbert 1982 Trust
  242          NAP          4/19/2007   Lucille Chauncey, Ilene Berman, David Chauncey, Stuart Berman
-----------------------------------------------------------------------------------------------------------------------------------
  243       1/10/2007       1/11/2007   Scott Russell
  244          NAP         12/18/2006   Steve Beuerlein
  245       5/31/2007       5/25/2007   Eri S. Kroh
  246          NAP          4/30/2007   Ronald Singleton
  247          NAP          5/16/2007   Reginald Winssinger, RW Partners, LLC
-----------------------------------------------------------------------------------------------------------------------------------
  248          NAP          5/31/2007   John B Jones, Jr., Glennis Jones, John C. Dean, Jr., Mark Roemer, James Lewis
  249        7/3/2007       6/20/2007   Squeaker Bootsma, Ike Bootsma
  250          NAP          5/30/2007   Carmen Santos Siegel, David H Siegel
  251          NAP          5/30/2007   Ronald C. Robbins, Harvey A. Ford, John E Anderson, Stephenson
                                        Anderson, Triann Holdings, LLC
  252          NAP          3/15/2007   Gary Nicholson; Lisa Nicholson
-----------------------------------------------------------------------------------------------------------------------------------
  253        5/2/2007       5/2/2007    Ronald G Stratton, John R Peterson, Ronald G Stratton Trust
  254          NAP          4/30/2007   Gary Riele, Julie Z. Riele
  255       5/22/2007       5/21/2007   Rubenstein, Robert
  256          NAP          5/31/2007   John C. Dean, Jr., James Lewis, Patrica M. Dean, Glennis Jones,
                                        John B Jones, Jr., Mark Roemer
  257       5/14/2007       5/8/2007    Yolanda Nichols, Judith A. Nichols, John L. Nichols, Charles F. Nichols
-----------------------------------------------------------------------------------------------------------------------------------
  258        6/8/2007       6/7/2007    Nawaz, Mumtaz Shah
  259          NAP          4/20/2007   Robert J. Siska
  260        7/2/2007       7/9/2007    Pardo, Robert; Andrew Raines
  261          NAP          5/30/2007   Carole Anne Harris
  262          NAP          6/1/2007    Matthew Lemak, Lawrence Lemak
-----------------------------------------------------------------------------------------------------------------------------------
  263          NAP          6/8/2007    Ruth Lieberman, Loretta Lieberman, Avery Lieberman, The Martin and
                                        Ruth Lieberman Family Trust, dated April 29, 1992
  264          NAP          6/12/2007   Matthew Moran

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR17

APPENDIX C - CERTAIN CHARACTERISTICS OF THE MULTIFAMILY AND MANUFACTURED
             HOUSING COMMUNITY LOANS

                                                                                                                 % OF
             CMSA              CMSA               MORTGAGE                                                   INITIAL POOL
   ID      LOAN NO.        PROPERTY NO.        LOAN SELLER (2)    PROPERTY NAME (1)                            BALANCE
-----------------------------------------------------------------------------------------------------------------------------

   9           9              9-001                  WFB          AMLI Midtown                                   1.4%
   15         15              15-001                BSCMI         St. Mark's Place Apartments                    0.8%
   25         25              25-001                PMCF          Fairlane Woods                                 0.7%
   27         27              27-001                NLIC          All Seasons of Rochester Hills                 0.7%
   48         48              48-001                PCFII         Parkwood Apartments                            0.4%
-----------------------------------------------------------------------------------------------------------------------------
   64         64              64-001                BSCMI         Palmetto Place Apartments                      0.4%
   69         69              69-001                PMCF          Maple Brook Apartments                         0.3%
   77         77              77-001                 WFB          Eagle Landing Apartments                       0.3%
   81         81              81-001                PCFII         The Summit at Los Feliz Apartments             0.3%
   82         82                                    PMCF          Richmond Apartment Portfolio                   0.3%
-----------------------------------------------------------------------------------------------------------------------------
  82-a                        82-001                PMCF          The Chesterfield Apartments                    0.2%
  82-b                        82-002                PMCF          Stuart Court Apartments                        0.1%
   88         88              88-001                BSCMI         Fairhaven Gardens Apartments                   0.3%
   89         89              89-001                 WFB          Zinfandel Ranch Apartments                     0.3%
   97         97              97-001                BSCMI         1270 Gerard Avenue                             0.3%
-----------------------------------------------------------------------------------------------------------------------------
  103         103            103-001                BSCMI         Bridgeport Apartments                          0.2%
  104         104            104-001                 WFB          Silver Creek                                   0.2%
  106         106            106-001                PMCF          Malibu East Apartments                         0.2%
  107         107            107-001                BSCMI         Iron Horse Apartments                          0.2%
  108         108            108-001                 WFB          Marina Dunes                                   0.2%
-----------------------------------------------------------------------------------------------------------------------------
  113         113            113-001                 WFB          Rudgate West                                   0.2%
  114         114            114-001                 WFB          Sandpointe Apartments                          0.2%
  122         122            122-001                 WFB          Aztec Mobile Home Park                         0.2%
  126         126            126-001                PMCF          Kenley Square                                  0.2%
  127         127            127-001                BSCMI         First Avenue Apartments                        0.2%
-----------------------------------------------------------------------------------------------------------------------------
  131         131            131-001                PCFII         Courtyards at Fairview                         0.2%
  137         137            137-001                PCFII         Canoga Courtyard Apartments                    0.2%
  138         138            138-001                PMCF          Aspenwood Apartments                           0.2%
  141         141            141-001                PCFII         705 South Weller Apartments                    0.2%
  142         142            142-001                BSCMI         984 Sheridan Avenue                            0.2%
-----------------------------------------------------------------------------------------------------------------------------
  148         148            148-001                PMCF          Quail Valley Apartments                        0.2%
  151         151            151-001                BSCMI         2544 Valentine Avenue                          0.2%
  155         155            155-001                 WFB          Woodcreek Estates                              0.2%
  156         156            156-001                NLIC          Pleasant View Apartments                       0.2%
  176         176            176-001                NLIC          Willow Run Apartments                          0.1%
-----------------------------------------------------------------------------------------------------------------------------
  184         184            184-001                 WFB          Hayden Lane Apartments                         0.1%
  191         191            191-001                 WFB          Eastwood Terrace Apartments                    0.1%
  206         206            206-001                NLIC          Kennedy Crossing                               0.1%
  217         217            217-001                 WFB          Trillium Townhomes Phase II                    0.1%
  223         223            223-001                PCFII         Southside Landing                              0.1%
-----------------------------------------------------------------------------------------------------------------------------
  238         238            238-001                BSCMI         365-377 Elm Street                             0.1%
  244         244            244-001                 WFB          Brentwood Townhomes - Austin, TX               0.1%
  248         248            248-001                 WFB          1515 Alice Street                              0.1%
  252         252            252-001                 WFB          Linden Avenue Apartments                       0.1%
  255         255            255-001                PCFII         California Street Apartments                   0.0%
-----------------------------------------------------------------------------------------------------------------------------
  256         256            256-001                 WFB          595 Merritt Avenue                             0.0%
  258         258            258-001                PCFII         21 Cortes Street                               0.0%
  261         261            261-001                 WFB          Ramona Park Apartments                         0.0%
  264         264            264-001                 WFB          La Fortuna Apartments                          0.0%

                             % OF APPLICABLE                 GENERAL                            DETAILED
            LOAN GROUP         LOAN GROUP          # OF      PROPERTY                           PROPERTY
   ID      (ONE OR TWO)         BALANCE         PROPERTIES   TYPE                               TYPE
-----------------------------------------------------------------------------------------------------------------------------------

   9             2               12.8%              1        Multifamily                        Garden
   15            2                7.5%              1        Mixed Use                          Multifamily/Retail
   25            2                6.3%              1        Multifamily                        Garden
   27            2                6.0%              1        Multifamily                        Senior Housing
   48            2                4.0%              1        Multifamily                        Garden
-----------------------------------------------------------------------------------------------------------------------------------
   64            2                3.2%              1        Multifamily                        Low-Rise
   69            2                3.1%              1        Multifamily                        Garden
   77            2                2.8%              1        Multifamily                        Garden
   81            2                2.8%              1        Multifamily                        Mid-Rise
   82            2                2.7%              2        Multifamily                        Garden
-----------------------------------------------------------------------------------------------------------------------------------
  82-a                            1.6%              1        Multifamily                        Garden
  82-b                            1.2%              1        Multifamily                        Garden
   88            2                2.5%              1        Multifamily                        Garden
   89            2                2.5%              1        Multifamily                        Garden
   97            2                2.3%              1        Multifamily                        Mid-Rise
-----------------------------------------------------------------------------------------------------------------------------------
  103            2                2.2%              1        Multifamily                        Garden
  104            2                2.2%              1        Multifamily                        Garden
  106            2                2.2%              1        Multifamily                        Garden
  107            2                2.2%              1        Multifamily                        Garden
  108            1                0.3%              1        Manufactured Housing Community     Manufactured Housing Community
-----------------------------------------------------------------------------------------------------------------------------------
  113            2                2.1%              1        Manufactured Housing Community     Manufactured Housing Community
  114            2                2.0%              1        Multifamily                        Garden
  122            2                1.8%              1        Manufactured Housing Community     Manufactured Housing Community
  126            2                1.8%              1        Multifamily                        Garden
  127            2                1.7%              1        Mixed Use                          Multifamily/Retail
-----------------------------------------------------------------------------------------------------------------------------------
  131            2                1.7%              1        Multifamily                        Garden
  137            2                1.6%              1        Multifamily                        Garden
  138            2                1.6%              1        Multifamily                        Garden
  141            2                1.6%              1        Multifamily                        Mid-Rise
  142            2                1.6%              1        Multifamily                        Mid-Rise
-----------------------------------------------------------------------------------------------------------------------------------
  148            2                1.5%              1        Multifamily                        Garden
  151            2                1.5%              1        Multifamily                        Mid-Rise
  155            2                1.4%              1        Manufactured Housing Community     Manufactured Housing Community
  156            2                1.4%              1        Multifamily                        Garden
  176            2                1.1%              1        Multifamily                        Garden
-----------------------------------------------------------------------------------------------------------------------------------
  184            2                1.0%              1        Multifamily                        Garden
  191            2                1.0%              1        Multifamily                        Garden
  206            2                0.9%              1        Multifamily                        Garden
  217            2                0.8%              1        Multifamily                        Garden
  223            2                0.8%              1        Manufactured Housing Community     Manufactured Housing Community
-----------------------------------------------------------------------------------------------------------------------------------
  238            2                0.7%              1        Multifamily                        Garden
  244            2                0.5%              1        Multifamily                        Garden
  248            2                0.5%              1        Multifamily                        Low-Rise
  252            2                0.5%              1        Multifamily                        Garden
  255            2                0.4%              1        Multifamily                        Garden
-----------------------------------------------------------------------------------------------------------------------------------
  256            2                0.4%              1        Multifamily                        Low-Rise
  258            2                0.3%              1        Multifamily                        Mid-Rise
  261            2                0.3%              1        Multifamily                        Garden
  264            2                0.2%              1        Multifamily                        Garden

   ID    STREET ADDRESS                                                                                            CITY
------------------------------------------------------------------------------------------------------------------------------------

   9     2350 Bagby Street                                                                                         Houston
   15    115, 119 and 121 St. Mark's Place and 131 Avenue A                                                        New York
   25    5521 Fairlane Woods Drive                                                                                 Dearborn
   27    175 East Nawakwa Drive                                                                                    Rochester Hills
   48    6751 West Indian School Road                                                                              Phoenix
------------------------------------------------------------------------------------------------------------------------------------
   64    6000 Palmetto Place                                                                                       Fort Mill
   69    11507 Maple Brook Drive                                                                                   Louisville
   77    20240 and 20244 Reed Lane                                                                                 Bend
   81    3901 Los Feliz Boulevard                                                                                  Los Angeles
   82    900 West Franklin Street                                                                                  Richmond
------------------------------------------------------------------------------------------------------------------------------------
  82-a   900 West Franklin Street                                                                                  Richmond
  82-b   900 West Franklin Street                                                                                  Richmond
   88    1-6 Abbott Lane                                                                                           Concord
   89    10833 Folsom Blvd.                                                                                        Rancho Cordova
   97    1270 Gerard Avenue                                                                                        Bronx
------------------------------------------------------------------------------------------------------------------------------------
  103    850 Hancock Ave., 1575 Iranistan Ave., 900 Norman St., 2240 E. Main St., 300 French St.,                  Bridgeport
         644-654 Park St., 85 Price St., 80 Granfield Ave., 30 Granfield Ave.
  104    1776 Summit Forest Drive                                                                                  Marietta
  106    3264 Santa Rosa Avenue                                                                                    Santa Rosa
  107    2506 Country Club Boulevard                                                                               Stockton
  108    3330 Dunes Drive                                                                                          Marina
------------------------------------------------------------------------------------------------------------------------------------
  113    7040 Shawnee Drive                                                                                        Romulus
  114    655 Hilltop Drive                                                                                         Redding
  122    7425 N. Church Street                                                                                     Yucca Valley
  126    1150 Kenly Avenue                                                                                         Hagerstown
  127    218 First Avenue                                                                                          New York
------------------------------------------------------------------------------------------------------------------------------------
  131    20454 Northeast Sandy Boulevard                                                                           Fairview
  137    21045 Vanowen Street                                                                                      Los Angeles
  138    3300 Aspen Valley Circle                                                                                  Louisville
  141    705 South Weller Street                                                                                   Seattle
  142    984 Sheridan Avenue                                                                                       Bronx
------------------------------------------------------------------------------------------------------------------------------------
  148    5300 Baseline Road                                                                                        Little Rock
  151    2544 Valentine Avenue                                                                                     Bronx
  155    15935 Spring Oaks Rd                                                                                      El Cajon
  156    1501-1598 Pleasant View Avenue & 504 South Smith Avenue                                                   Corona
  176    1151 Roger Avenue                                                                                         Swansea
------------------------------------------------------------------------------------------------------------------------------------
  184    1876 & 1896 East Hayden Road                                                                              Tempe
  191    2921 W. Clark Road                                                                                        Ypsilanti
  206    3646-3662 Woodford Road                                                                                   Cincinnati
  217    3 West Stonington Place, 18 East Stonington Place, 32 East Stonington Place and 50 East Stonigton Place   Fishersville
  223    2616 Brian Drive                                                                                          Cambridge
------------------------------------------------------------------------------------------------------------------------------------
  238    365-377 Elm Street                                                                                        Gardner
  244    5506 Grover Ave.                                                                                          Austin
  248    1515 Alice Street                                                                                         Oakland
  252    450-520 Linden Avenue                                                                                     Oxnard
  255    501 California                                                                                            Lawrence
------------------------------------------------------------------------------------------------------------------------------------
  256    595 Merritt Avenue                                                                                        Oakland
  258    21 Cortes Street                                                                                          Boston
  261    9900 Ramona Street                                                                                        Bellflower
  264    931 & 933 4th Ave East                                                                                    Kalispell

                                                                               CUT-OFF DATE                        ORIGINAL
                                                          CUT-OFF DATE              BALANCE       NOTE         TERM TO MATURITY
   ID    COUNTY              STATE     ZIP CODE         BALANCE ($) (3)         PER UNIT ($)      DATE           OR ARD (MOS.)
-----------------------------------------------------------------------------------------------------------------------------------

   9     Harris                TX        77006              46,800,000           111,694.51    6/11/2007              84
   15    New York              NY        10009              27,500,000           237,068.97    6/27/2007              120
   25    Wayne                 MI        48126              22,800,000            79,166.67    6/22/2007              120
   27    Oakland               MI        48307              22,000,000           152,777.78     8/2/2007              120
   48    Maricopa              AZ        85033              14,500,000            42,151.16     7/2/2007              120
-----------------------------------------------------------------------------------------------------------------------------------
   64    York                  SC        29708              11,500,000            62,500.00    5/17/2007              120
   69    Jefferson             KY        40241              11,297,830            56,489.15    6/11/2007              120
   77    Deschutes             OR        97702              10,290,938            77,961.65    7/19/2007              120
   81    Los Angeles           CA        90027              10,100,000           168,333.33    5/31/2007              120
   82    Richmond City         VA        23220              10,000,000            78,125.00    7/19/2007              120
-----------------------------------------------------------------------------------------------------------------------------------
  82-a   Richmond City         VA        23220               5,770,000
  82-b   Richmond City         VA        23220               4,230,000
   88    Middlesex             MA        01742               9,100,000           216,666.67    6/29/2007              60
   89    Sacramento            CA        95670               9,000,000            51,724.14    6/15/2007              120
   97    Bronx                 NY        10452               8,500,000            73,275.86    11/6/2006              72
-----------------------------------------------------------------------------------------------------------------------------------
  103    Fairfield             CT        06850               8,136,000            46,758.62    7/19/2007              120
  104    Cobb                  GA        30068               8,100,000            53,289.47    6/29/2007              120
  106    Sonoma                CA        95407               8,000,000           109,589.04    5/15/2007              120
  107    San Joaquin           CA        95204               8,000,000            43,478.26    4/25/2007              120
  108    Monterey              CA        93933               8,000,000           123,076.92    6/18/2007              60
-----------------------------------------------------------------------------------------------------------------------------------
  113    Wayne                 MI        48174               7,489,464            11,925.90    7/10/2007              54
  114    Shasta                CA        96003               7,243,424            46,136.46     7/1/2007              120
  122    San Bernardino        CA        92284               6,700,000            40,606.06     6/5/2007              60
  126    Washington            MD        21740               6,400,000            66,666.67    12/28/2006             120
  127    New York              NY        10009               6,200,000           442,857.14     7/5/2007              120
-----------------------------------------------------------------------------------------------------------------------------------
  131    Multnomah             OR        97024               6,100,000            57,009.35    7/16/2007              120
  137    Los Angeles           CA        91303               5,900,000           140,476.19    5/31/2007              120
  138    Jefferson             KY        40241               5,883,662            60,037.37    6/11/2007              120
  141    King                  WA        98104               5,800,000           145,000.00    4/20/2007              120
  142    Bronx                 NY        10456               5,800,000            74,358.97    7/25/2007              60
-----------------------------------------------------------------------------------------------------------------------------------
  148    Pulaski               AR        72209               5,500,000            22,916.67    7/30/2007              120
  151    Bronx                 NY        10458               5,400,000            72,972.97    7/25/2007              60
  155    San Diego             CA        92021               5,000,000            26,595.74     6/5/2007              120
  156    Riverside             CA        92882               5,000,000            35,460.99     7/5/2007              120
  176    St. Clair             IL        62220               4,120,000            34,333.33    7/17/2007              120
-----------------------------------------------------------------------------------------------------------------------------------
  184    Maricopa              AZ        85281               3,789,379            48,581.78    5/17/2007              120
  191    Washtenaw             MI        48197               3,580,000            42,117.65    6/29/2007              120
  206    Hamilton              OH        45213               3,144,556            26,204.64    6/15/2007              120
  217    Augusta               VA        22939               2,895,757            99,853.68    6/12/2007              120
  223    Dorchester            MD        21613               2,770,303            28,559.82     6/6/2007              120
-----------------------------------------------------------------------------------------------------------------------------------
  238    Worcester             MA        01440               2,400,000            40,000.00    5/11/2007              120
  244    Travis                TX        78756               1,994,461            41,551.28     5/1/2007              120
  248    Alameda               CA        94612               1,798,469            62,016.16     7/3/2007              120
  252    Ventura               CA        93033               1,745,473            72,728.03    5/29/2007              120
  255    Douglas               KS        66044               1,548,752            34,416.72    7/25/2007              120
-----------------------------------------------------------------------------------------------------------------------------------
  256    Alameda               CA        94610               1,398,809            77,711.60     7/3/2007              120
  258    Suffolk               MA        02116               1,199,016           199,835.97    7/10/2007              120
  261    Los Angeles           CA        90706               1,049,317            87,443.12    6/28/2007              120
  264    Flathead              MT        59901                 850,000            53,125.00     7/3/2007              120

            STATED REMAINING          ORIGINAL             REMAINING            REMAINING                             CUT-OFF
            TERM TO MATURITY        AMORTIZATION         AMORTIZATION         INTEREST ONLY                           DATE LTV
   ID        OR ARD (MOS.)        TERM (MOS.) (4)       TERM (MOS.) (4)       PERIOD (MOS.)       DSCR (X) (5)       RATIO (6)
----------------------------------------------------------------------------------------------------------------------------------

   9               82                    0                     0                   82                 1.17             79.3%
   15             118                   360                   360                  82                 1.07             62.4%
   25             118                   360                   360                  34                 1.13             71.3%
   27             120                   360                   360                  36                 1.22             80.0%
   48             119                    0                     0                   119                1.86             47.5%
----------------------------------------------------------------------------------------------------------------------------------
   64             117                    0                     0                   117                1.50             72.3%
   69             118                   420                   418                   0                 1.12             68.5%
   77             119                   360                   359                   0                 1.15             71.0%
   81             117                    0                     0                   117                1.22             66.6%
   82             119                   360                   360                  35                 1.16             67.1%
----------------------------------------------------------------------------------------------------------------------------------
  82-a                                                                                                                 67.1%
  82-b                                                                                                                 67.1%
   88              58                    0                     0                   58                 1.21             72.2%
   89             118                   360                   360                  58                 1.26             69.2%
   97              63                   360                   360                   3                 1.24             66.4%
----------------------------------------------------------------------------------------------------------------------------------
  103             119                   360                   360                  35                 1.18             76.4%
  104             118                   360                   360                  58                 1.16             73.6%
  106             117                   360                   360                  45                 1.11             70.2%
  107             116                    0                     0                   116                1.46             74.1%
  108              58                    0                     0                   58                 1.20             78.2%
----------------------------------------------------------------------------------------------------------------------------------
  113              53                   300                   299                   0                 3.12             33.4%
  114             119                   360                   359                   0                 1.16             77.1%
  122              58                   360                   360                  34                 1.05             77.0%
  126             112                   360                   360                  52                 1.16             80.0%
  127             119                   360                   360                  83                 1.17             73.8%
----------------------------------------------------------------------------------------------------------------------------------
  131             119                   360                   360                  23                 1.18             62.2%
  137             117                    0                     0                   117                1.20             69.4%
  138             118                   420                   418                   0                 1.10             66.1%
  141             116                   420                   420                  20                 1.21             68.0%
  142              59                   360                   360                  11                 1.20             72.5%
----------------------------------------------------------------------------------------------------------------------------------
  148             119                   360                   360                  35                 1.17             78.6%
  151              59                   360                   360                  11                 1.28             62.1%
  155             118                    0                     0                   118                4.03             24.6%
  156             119                    0                     0                   119                2.03             47.6%
  176             119                   360                   360                  47                 1.19             79.5%
----------------------------------------------------------------------------------------------------------------------------------
  184             117                   360                   357                   0                 1.16             64.0%
  191             118                   360                   360                  58                 1.20             79.7%
  206             118                   360                   358                   0                 1.17             78.6%
  217             118                   360                   358                   0                 1.15             72.4%
  223             118                   360                   358                   0                 1.15             78.0%
----------------------------------------------------------------------------------------------------------------------------------
  238             117                   360                   360                  57                 1.51             77.4%
  244             117                   360                   357                   0                 1.19             68.8%
  248             119                   360                   359                   0                 1.44             54.5%
  252             117                   360                   357                   0                 1.20             58.8%
  255             119                   360                   359                   0                 1.21             63.2%
----------------------------------------------------------------------------------------------------------------------------------
  256             119                   360                   359                   0                 1.37             56.0%
  258             119                   360                   359                   0                 1.36             61.2%
  261             119                   360                   359                   0                 1.21             57.7%
  264             119                   360                   360                  23                 1.27             70.2%

                     LTV                                               STUDIOS                         1 BEDROOM
                   RATIO AT           UTILITIES                        NO. OF         AVG RENT          NO. OF          AVG RENT
   ID        MATURITY OR ARD (6)      PAID BY TENANT                    UNITS       PER MO. ($)          UNITS        PER MO. ($)
------------------------------------------------------------------------------------------------------------------------------------

   9                79.3%             Electric, Sewer, Water                                              241             991
   15               60.3%             Electric, Gas                                                       37             1,287
   25               64.9%             Electric, Sewer, Water                                              72              875
   27               72.5%             Electric                                                            96             2,500
   48               47.5%             Sewer, Water                                                        48              590
------------------------------------------------------------------------------------------------------------------------------------
   64               72.3%             Electric, Sewer, Water                                              50              670
   69               61.5%             Electric                                                            96              600
   77               60.0%             Electric, Gas, Sewer, Water                                         20              680
   81               66.6%             Electric, Gas                                                       27             1,500
   82               61.0%             None                                4             525               57              699
------------------------------------------------------------------------------------------------------------------------------------
  82-a              61.0%             None                                3             500               24              698
  82-b              61.0%             None                                1             600               33              700
   88               72.2%             Electric, Gas                                                        2             1,399
   89               65.0%             Electric, Gas                                                       66              740
   97               62.1%             Electric                            7             650               76              795
------------------------------------------------------------------------------------------------------------------------------------
  103               69.6%             None                               34             656               128             755
  104               69.3%             Electric, Gas, Sewer, Water                                         96              635
  106               64.6%             Electric, Sewer, Water                                              22              917
  107               74.1%             Electric, Gas                      79             555               98              623
  108               78.2%             None
------------------------------------------------------------------------------------------------------------------------------------
  113               30.5%             Electric, Gas, Sewer, Water
  114               64.9%             Electric, Gas, Sewer, Water                                         76              635
  122               75.2%             Electric, Gas, Sewer, Water
  126               74.6%             Electric
  127               71.3%             Electric                            2            1,873               2             2,548
------------------------------------------------------------------------------------------------------------------------------------
  131               55.0%             Electric                                                            20              629
  137               69.4%             Electric, Gas                                                       21             1,196
  138               59.4%             Electric                                                            52              700
  141               62.5%             Electric, Sewer, Water             20            1,034              20             1,226
  142               69.1%             Electric, Gas                       6             717               38              795
------------------------------------------------------------------------------------------------------------------------------------
  148               71.4%             Electric                                                            96              420
  151               59.2%             Electric, Gas                       6             561               31              812
  155               24.6%             Electric, Gas, Sewer, Water
  156               47.6%             Electric, Gas, Water                4             575               132             775
  176               73.3%             Electric, Sewer, Water                                              60              455
------------------------------------------------------------------------------------------------------------------------------------
  184               54.2%             Electric                                                            22              575
  191               74.8%             Electric, Gas                                                       48              620
  206               66.6%             Electric, Gas, Sewer, Water                                         84              417
  217               62.5%             Electric, Gas, Sewer, Water
  223               66.3%             Electric, Sewer, Water
------------------------------------------------------------------------------------------------------------------------------------
  238               72.0%             Electric                            2             500               10              600
  244               58.3%             Electric, Sewer, Water                                              24              650
  248               46.2%             Electric, Gas                       2             757               27              907
  252               50.3%             Electric, Gas                                                       16              925
  255               53.9%             Electric, Gas, Sewer, Water         3             400               22              460
------------------------------------------------------------------------------------------------------------------------------------
  256               47.5%             Electric, Gas                       3             773               15             1,097
  258               52.1%             Electric, Gas                                                        1             1,450
  261               50.2%             Electric                                                             4              950
  264               62.9%             Electric, Gas

            2 BEDROOM                    3 BEDROOM                   4 BEDROOM                      GREATER THAN 4 BEDROOM
             NO. OF         AVG RENT       NO. OF      AVG RENT        NO. OF        AVG RENT              NO. OF
   ID         UNITS       PER MO. ($)       UNITS    PER MO. ($)        UNITS      PER MO. ($)              UNITS
-----------------------------------------------------------------------------------------------------------------------------

   9          166            1,345           12         1,756
   15          67            1,942
   25         180            1,180           36         1,400
   27          48            2,925
   48         192             684           104          753
-----------------------------------------------------------------------------------------------------------------------------
   64          86             780            48          984
   69          96             760            8          1,065
   77          92             780            20          960
   81          33            1,900
   82          57            1,044           8          1,425            2            1,650
-----------------------------------------------------------------------------------------------------------------------------
  82-a         33            1,037           6          1,433
  82-b         24            1,054           2          1,400            2            1,650
   88          32            1,974           8          3,088
   89         108             866
   97          13             991            12         1,255
-----------------------------------------------------------------------------------------------------------------------------
  103          10             895
  104          56             742
  106          51            1,089
  107          5              836            2          1,048
  108
-----------------------------------------------------------------------------------------------------------------------------
  113
  114          81             735
  122
  126          96             845
  127                                        8          3,821
-----------------------------------------------------------------------------------------------------------------------------
  131          82             746            5           991
  137          21            1,399
  138          46             900
  141
  142          28             974            5          1,182            1            1,637
-----------------------------------------------------------------------------------------------------------------------------
  148         144             489
  151          25            1,020           10         1,119
  155
  156          5              905
  176          60             575
-----------------------------------------------------------------------------------------------------------------------------
  184          56             675
  191          37             722
  206          36             525
  217          29             878
  223
-----------------------------------------------------------------------------------------------------------------------------
  238          48             700
  244          24             750
  248
  252          8             1,050
  255          16             575            4           920
-----------------------------------------------------------------------------------------------------------------------------
  256
  258                                        1          2,500            4            3,100
  261          8             1,178
  264          16             603

                             OTHER UNITS
             AVG RENT          NO. OF          AVG RENT     DESCRIPTION  OF                           TOTAL NUMBER
   ID      PER MO. ($)          UNITS         PER MO. ($)   OTHER UNITS                                 OF UNITS
---------------------------------------------------------------------------------------------------------------------

   9                                                                                                      419
   15                            12                         Retail (27% of U/W GPI)                       116
   25                                                                                                     288
   27                                                                                                     144
   48                                                                                                     344
---------------------------------------------------------------------------------------------------------------------
   64                                                                                                     184
   69                                                                                                     200
   77                                                                                                     132
   81                                                                                                      60
   82                                                                                                     128
---------------------------------------------------------------------------------------------------------------------
  82-a                                                                                                     66
  82-b                                                                                                     62
   88                                                                                                      42
   89                                                                                                     174
   97                             8                         Retail (7% of U/W GPI)                        116
---------------------------------------------------------------------------------------------------------------------
  103                             2                         Management Offices (1% of U/W GPI)            174
  104                                                                                                     152
  106                                                                                                      73
  107                                                                                                     184
  108                                                                                                      65
---------------------------------------------------------------------------------------------------------------------
  113                                                                                                     628
  114                                                                                                     157
  122                                                                                                     165
  126                                                                                                      96
  127                             2                         Retail (32% of U/W GPI)                        14
---------------------------------------------------------------------------------------------------------------------
  131                                                                                                     107
  137                                                                                                      42
  138                                                                                                      98
  141                                                                                                      40
  142                                                                                                      78
---------------------------------------------------------------------------------------------------------------------
  148                                                                                                     240
  151                             2                         Retail (6% of U/W GPI)                         74
  155                                                                                                     188
  156                                                                                                     141
  176                                                                                                     120
---------------------------------------------------------------------------------------------------------------------
  184                                                                                                      78
  191                                                                                                      85
  206                                                                                                     120
  217                                                                                                      29
  223                                                                                                      97
---------------------------------------------------------------------------------------------------------------------
  238                                                                                                      60
  244                                                                                                      48
  248                                                                                                      29
  252                                                                                                      24
  255                                                                                                      45
---------------------------------------------------------------------------------------------------------------------
  256                                                                                                      18
  258                                                                                                      6
  261                                                                                                      12
  264                                                                                                      16

                              MHC                             MHC
              NO. OF        NO. OF        AVG RENT          NO. OF          AVG RENT
   ID       ELEVATORS        PADS        PER MO. ($)       RV SITES       PER MO. ($)
------------------------------------------------------------------------------------------

   9
   15
   25
   27           2
   48
------------------------------------------------------------------------------------------
   64
   69
   77
   81           1
   82           6
------------------------------------------------------------------------------------------
  82-a          2
  82-b          4
   88
   89
   97           2
------------------------------------------------------------------------------------------
  103
  104
  106
  107
  108                                                         65             1,285
------------------------------------------------------------------------------------------
  113                         628            387
  114
  122                         165            367
  126
  127
------------------------------------------------------------------------------------------
  131
  137
  138
  141           1
  142           2
------------------------------------------------------------------------------------------
  148
  151
  155                         188            724
  156
  176
------------------------------------------------------------------------------------------
  184           2
  191
  206
  217
  223                         97             251
------------------------------------------------------------------------------------------
  238
  244
  248           1
  252
  255
------------------------------------------------------------------------------------------
  256           1
  258
  261
  264

BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., SERIES 2007-PWR17

FOOTNOTES TO APPENDIX B & APPENDIX C

1     Fitch, Inc. and Standard and Poor's Ratings Services have confirmed that
      Loan ID#51 (North Los Altos Shopping Center) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AAA" / "AAA", respectively. Fitch, Inc. and Standard and
      Poor's Ratings Services have confirmed that Loan ID#56 (Miramar Commercial
      Center) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "A" / "AAA", respectively. Fitch, Inc. and Standard and Poor's Ratings Services have confirmed that Loan ID#84 (The Ventura Shopping Center) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB+" / "A-", respectively. Fitch, Inc.
      and Standard and Poor's Ratings Services have confirmed that Loan ID#87
      (2400 Grand Avenue) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AA" /
      "AAA", respectively. Fitch, Inc. and Standard and Poor's Ratings Services
      have confirmed that Loan ID#113 (Rudgate West) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AAA" / "AAA", respectively. Fitch, Inc. and Standard and
      Poor's Ratings Services have confirmed that Loan ID#155 (Woodcreek
      Estates) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "AAA" / "AAA", respectively. Standard and Poor's Ratings Services has confirmed that Loan
      ID#50 (Ramada Newark Airport) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated
      "BBB-". Standard and Poor's Ratings Services has confirmed that Loan
      ID#156 (Pleasant View Apartments) has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB-".

2     WFB - Wells Fargo Bank, National Association; BSCMI - Bear Stearns
      Commercial Mortgage, Inc.; PCFII - Principal Commercial Funding II, LLC;
      PMCF - Prudential Mortgage Capital Funding, LLC; NLIC - Nationwide Life
      Insurance Company

3     For Loan ID#1 (DRA / Colonial Office Portfolio), the $247,302,419 pooled mortgage loan represented as Note A-2, represents an approximate 33.3%
      pari passu interest in a $741,907,256 first mortgage loan, which is split into three pari passu notes. Note A-1 is not included in the trust and was included in the Merrill Lynch Mortgage Trust 2007-C1 transaction and the
      $247,302,418 Note A-3 is not included in the trust and will be included in a future transaction. All LTV, DSCR and Cut-off Date Balance per Net
      Rentable Area numbers presented are based on the entire $741,907,256 first mortgage loan.

      For Loan ID#3 (RRI Hotel Portfolio), the $186,000,000 pooled mortgage loan, represents a 40% pari passu interest in the $465,000,000 RRI Hotel
      Portfolio Whole Loan, which is split into three, pari passu notes. All
      LTV, DSCR and Cut-off Date Balance per Unit numbers presented are based on the entire $465,000,000 first mortgage loan.

      For Loan ID#4 (1101 New York Avenue), the $112,500,000 pooled mortgage loan represented as Note A-2 represents an approximate 50% pari passu interest in a $225,000,000 first mortgage loan, which is split into two pari passu notes. Note A-1 is not included in the trust and was included in the Merrill Lynch Mortgage Trust 2007-C1 transaction. All LTV, DSCR and
      Cut-off Date Balance per Net Rentable Area numbers presented are based on the entire $225,000,000 first mortgage loan.

      For Loan ID#10 (32 Sixth Avenue), the $40,000,000 pooled mortgage loan represented as Note A-2 represents an approximate 11.1% pari passu interest in a $360,000,000 first mortgage loan, which is split into two pari passu notes. Note A-1 is not included in the trust and has been securitized pursuant to the Bear Stearns Commercial Mortgage Securities
      Trust 2007-PWR16 transaction. All LTV, DSCR and Cut-off Date Balance per
      Net Rentable Area numbers presented are based on the entire $360,000,000 first mortgage loan.

      For Loan ID#12 (Graceland Shopping Center), the $32,500,000 mortgage loan represents an A-Note portion ("A-Note") of a $33,000,000 first mortgage loan split into an A-Note and a B-Note. The $500,000 B-Note portion
      ("B-Note") is not included in the trust. All LTV, DSCR and Cut-off Date
      Balance per Rentable Area or Unit numbers presented are based on the
      $32,500,000 A-Note financing. The aggregate DSCR including such A-Note and
      B-Note is 1.26x. The total aggregate Cut-Off Date LTV Ratio based on the
      $33,000,000 first mortgage debt is 63.5%.

      For Loan ID#25 (Fairlane Woods), the $22,800,000 pooled mortgage loan represents an A-Note portion ("A-Note") of a $24,450,000 first mortgage split into an A-Note and a B-Note. The $1,650,000 B-Note portion
      ("B-Note") is not included in the trust. All LTV, DSCR and Cut-off Date
      Balance per Unit numbers presented are based on the $22,800,000 A-Note financing. The aggregate DSCR, including such A-Note and B-Note, is 1.22x, during the interest-only period and 1.05x based on the principal and interest payment. The total aggregate Cut-Off Date LTV Ratio based on the
      $24,450,000 first mortgage debt is 76.4%.

      For Loan ID#48 (Parkwood Apartments), the $14,500,000 mortgage loan represents an A-Note portion ("A-Note") of a $15,000,000 first mortgage loan split into an A-Note and a B-Note. The $500,000 B-Note portion
      ("B-Note") is not included in the trust. All LTV, DSCR and Cut-off Date
      Balance per Unit numbers presented are based on the $14,500,000 A-Note financing. The aggregate DSCR including such A-Note and B-Note is 1.79x.
      The total aggregate Cut-Off Date LTV Ratio based on the $15,000,000 first mortgage debt is 49.2%.

      For Loan ID#70 (Fairfield Inn - Chantilly, VA), the $11,120,000 mortgage loan represents an A-Note portion ("A-Note") of a $11,815,000 first mortgage split into an A-Note and a B-Note. The $695,000 B-Note portion
      ("B-Note") is not included in the trust. All LTV, DSCR and Cut-off Date
      Balance per Net Rentable Area SF/Unit numbers presented are based on the
      $11,120,000 A-Note financing. The aggregate DSCR, including such A-Note and B-Note, is 1.32x during the interest-only period and 1.13x based on the principal and interest payment. The total aggregate Cut-Off Date LTV
      Ratio based on the $11,815,000 first mortgage debt is 85.0%.

      For Loan ID#80 (Hampton Inn - Woodbridge, VA), the $10,160,000 mortgage loan represents an A-Note portion ("A-Note") of a $10,795,000 first mortgage split into an A-Note and a B-Note. The $635,000 B-Note portion
      ("B-Note") is not included in the trust. All LTV, DSCR and Cut-off Date
      Balance per Net Rentable Area SF/Unit numbers presented are based on the
      $10,160,000 A-Note financing. The aggregate DSCR, including such A-Note and B-Note, is 1.32x during the interest-only period and 1.13x based on the principal and interest payment. The total aggregate Cut-Off Date LTV
      Ratio based on the $10,795,000 first mortgage debt is 85.0%.

4     For Loan ID#31 (Cardenas Market Fontana), the loan is presented with a
      30/360 interest accrual basis for the interest only period from September
      1, 2007 through August 1, 2012. Beginning September 1, 2012 until the maturity date of August 1, 2017, interest accrues on an Actual/360 basis.

      For Loan ID#40 (Town Center Plaza), an initial loan amount of $12,488,388 was funded on December 21, 2005. Subsequent to this initial funding and subject to certain conditions met by the borrower, an additional advance was funded on July 12, 2007 in the amount of $4,311,612. The loan is presented with an original balance of $16,800,000, an original term of 132 months with a first payment date of February 1, 2006, and a weighted average interest rate of 5.808%. The initial loan pays 12 months of interest-only starting on February 1, 2006, then begins amortizing on a
      300 month schedule starting February 1, 2007 while the additional funding is scheduled to amortize on a 300 month schedule beginning with the payment due on September 1, 2007. The loan is presented with a remaining amortization of 292 months which is reflective of the initial funding schedule. All LTV and DSCR numbers are based on the total $16,800,000 loan amount. For details please refer to the amortization schedules in the Free
      Writing Prospectus on Schedule I.

      For Loan ID#85 (Kent Business Center), the interest only payments will be based on an interest rate of 5.71% from September 1, 2007 through August
      1, 2009. Beginning September 1, 2009 through August 1, 2012, the interest-only payments will be based on an interest rate of 6.11%, then beginning September 1, 2012 until the maturity date of August 1, 2017, principal and interest payments of $60,512.43 will be made based on an interest rate of 6.11% and a 30-year amortization schedule.

      For Loan ID#91 (Stoneterra Medical Office), an initial principal amount of
      $7,300,000 was funded on March 16, 2007. Subsequent to this initial funding, an additional advance was funded on July 18, 2007 in the amount of $1,600,000, resulting in an aggregate principal balance as of that date of $8,900,000. For purposes of Appendix B, the pooled mortgage loan is reflected with an original balance of $8,900,000, an original loan term of
      120 months and an interest-only period of 36 months.

      For Loan ID#96 (Foothill Corporate) the pooled mortgage loan allows for an early termination of its interest only period, whereby, if prior to the interest-only period expiration the mortgaged property achieves a stabilized DSCR of 1.17x, and borrower provides lender notification of such fact together with supporting documentation that is acceptable to lender, then the interest only period shall expire on the last day of the calendar month in which borrower provides such notice and documentation to lender and principal and interest payments shall commence with the first day of the following calendar month.

      For Loan ID#109 (5511 Skylab Road), the principal and interest payments of
      $44,789.22 are based on a 30-year amortization schedule from August 1,
      2007 though September 1, 2010. Beginning October 1, 2010 through March 1,
      2012 the loan will require interest only payments. Beginning April 1, 2012 until the maturity date of July 1, 2017 the loan will again require principal and interest payments of $44,789.22 are based on a 30-year amortization schedule.

      For Loan ID#229 (Beechwold Place), an initial loan amount of $3,180,000 with a 120-month term and 360-month amortization schedule was funded on
      June 28, 2005. At the time of origination, the loan was structured with a
      $400,000 letter of credit. Effective July 1, 2007, the lender has applied the $400,000 letter of credit at par against the existing loan balance due under the note which reduced the loan balance to $2,684,494. This loan is presented with an original balance of $2,684,494, an original term of 96 months and an amortization schedule of 336 months, with a first payment of
      August 1, 2007, and a monthly payment of $15,610.49. All LTV and DSCR numbers are based on the total $2,684,494 loan amount.

      For Loan ID#236 (TerraPark Properties), an initial principal amount of
      $2,450,000 was funded on October 5, 2006. The initial principal amount was comprised of a $550,000 loan bearing interest at a floating rate (the
      "Floating Rate Loan") and a $1,900,000 loan bearing interest at a fixed rate (the "Fixed Rate Loan"). Payments made from the first payment date of
      November 5, 2006 to May 5, 2007 (the "Conversion Date") were on an interest-only basis for the Floating Rate Loan and on an amortizing basis for the Fixed Rate Loan (based on a 6.35% rate and a 360 month term). From and after the Conversion Date, the principal balance of $2,450,000, minus applicable principal payments made to the Fixed Rate Loan, is being amortized based on the remaining schedule of 353 months. For purposes of
      Appendix B, the pooled mortgage loan is reflected with an

      original balance of $2,438,111, a first payment date of June 5, 2007, the current principal and interest payment due through maturity, an original loan term of 113 months, original amortization term of 353 months, and an updated prepayment/lockout description with a lockout term of 111 months.

5     Annual Debt Service Payments and Monthly Debt Service Payments for loans are defined in the Prospectus Supplement. These numbers reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

6     For Loan ID#4 (1101 New York Avenue), the Appraised Value and LTV are
      based on the "As Stabilized" value of $320,400,000 as of November 1, 2007.
      The "As Stabilized" value assumes completion of tenant improvements, that tenants will be in occupancy and paying rent and that occupancy has stabilized at 95%. The occupancy as of June 15, 2007 was 92.4%. At loan origination, an occupancy and TI reserve of $19,583,542 and a free rent reserve of $6,097,819 were held back and shall not be fully released unless, among other things, all TI work has been completed and all tenants are open for business and paying rent. The "As-Is" value was $282,750,000 as of May 1, 2007.

      For Loan ID#7 (Logan Hotel Portfolio), the Appraised Value and LTV for the
      loan are based on the "As-Renovated" values of $47,500,000, $30,600,000 and $12,700,000 for the Holiday Inn Select Minneapolis Airport, Doubletree
      - Little Rock and Radisson Duluth Harborview (each as of February 1,
      2008), respectively, for a total portfolio appraised value of $90,800,000.
      The "As-Renovated" values assume the completion of scheduled renovations for each of the three hotels. BSCMI held back $22,450,000 as a capital improvement reserve at funding. The "As-Is" values were $39,400,000,
      $16,700,000, and $11,800,000 for the Holiday Inn Select Minneapolis
      Airport (as of January 23, 2007), Doubletree - Little Rock (as of January
      25, 2007) and Radisson Duluth Harborview (as of January 21, 2007),
      respectively, for a total portfolio appraised value of $67,900,000. The stabilized values were $49,100,000, $32,300,000 and $13,200,000 for the
      Holiday Inn Select Minneapolis Airport, Doubletree - Little Rock and
      Radisson Duluth Harborview (each as of February 1, 2009), respectively, for a total portfolio appraised value of $94,600,000.

      For Loan ID#26a (1120 East New Circle Road), the Appraised Value and LTV
      are based on the "Stabilized" value of $7,860,000 as of May 31, 2007 and assumes an occupancy of 88%. The occupancy as of July 13, 2007 was 85.4%.
      No "As-Is" value was provided by the appraiser. For Loan ID#26d (536 Stone
      Road), the Appraised Value and LTV are based on the "Stabilized" value of
      $3,970,000 as of May 31, 2007 and assume an occupancy of 95%. The occupancy as of July 13, 2007 was 96.6%. No "As-Is" value was provided by the appraiser. For Loan ID#26g (620 & 685 Tennessee Avenue, 901 Winchester
      Road), the Appraised Value and LTV are based on the "Stabilized" value of
      $2,650,000 as of May 31, 2007 and assume an occupancy of 85%. The occupancy as of July 13, 2007 was 83.5%. No "As-Is" value was provided by the appraiser. For Loan ID#26j (2125 Christian Road), the Appraised Value
      and LTV are based on the "Stabilized" value of $1,390,000 as of May 31,
      2007 and assume an occupancy of 85%. The occupancy as of July 13, 2007 was
      84.9%. No "As-Is" value was provided by the appraiser.

      For Loan ID#27 (All Seasons of Rochester Hills), the Appraised Value and
      LTV are based on the "Stabilized" value of $27,500,000 as of November 15,
      2007. The "Stabilized" value assumes occupancy has stabilized at 96%. The occupancy as of July 10, 2007 was 90.3%. A holdback of $3,500,000 was escrowed at loan origination. The "As-Is" value was $27,350,000 as of May
      15, 2007.

      For Loan ID#29 (Estrella Medical Plaza), the Appraised Value and LTV are
      based on the "As Stabilized" value of $29,800,000 as of February 1, 2008.
      The "As Stabilized" value assumes completion of tenant improvements and occupancy has stabilized at 91%. The occupancy as of June 25, 2007 was
      79.6%. At loan origination, an occupancy reserve of $5,600,000 was held back and shall not be fully released unless, among other things, the property achieves an occupancy of 91%. The "As-Is" value was $27,600,000 as of February 21, 2007.

      For Loan ID#35 (165-175 Main Street), the Appraised Value and LTV are
      based on the "Stabilized" value of $25,200,000 as of July 7, 2007 and assumes completion of construction and the property operating on a stabilized basis with an occupancy of 98%. The occupancy as of June 18,
      2007 was 100%. The "As-Is" Value as of May 3, 2007 was $24,600,000.

      For Loan ID#40 (Town Center Plaza), the Appraised Value and LTV are based on the "Stabilized" value of $26,600,000 as of December 1, 2006. The
      "Stabilized" value assumes renovation and construction are complete and the property is operating on a stabilized basis. The appraiser's stabilized occupancy is 95%. The construction has been completed and the property is 88.3% occupied as of June 1, 2007. The pooled mortgage loan is structured with a tenant improvement/leasing commission escrow of
      $1,302,315 and a $900,000 letter of credit which shall be released when the occupancy rate of subject property is equal to or greater than 95% and the annualized net operating income is at least 1.25 times as great as the annual amortizing debt service on the initial funding of the mortgage loan for a period of three consecutive months. The "As-Is" value was
      $20,000,000 as of December 11, 2005.

      For Loan ID#60 (Greene & Mercer Street Retail), the Appraised Value and
      LTV are based on the "Stabilized" value of $18,100,000 as of August 1,
      2007. The "Stabilized" value assumes the occupancy has stabilized at 94%.
      As of March 13, 2007, the property was 74.5% leased. BSCMI held back
      $2,500,000 as a new tenant holdback at funding. The "As-Is" value was
      $17,900,000 as of March 23, 2007.

      For Loan ID#77 (Eagle Landing Apartments), the Appraised Value and LTV are
      based on the "As Stabilized" value of $14,500,000 as of August 1, 2007.
      The "As Stabilized" value assumes completion of construction and occupancy has stabilized at 95%. The occupancy as of July 11, 2007 was 93.2%. At loan origination, a debt service reserve of $300,000 was held back and shall not be fully released unless, among other things, the property achieves a DSCR of 1.15x. The "As-Is" value was $14,415,000 as of June 11,
      2007.

      For Loan ID#79 (Silo Shopping Center), the Appraised Value and LTV are
      based on the "Stabilized" value of $15,000,000 as of April 1, 2007. The
      "Stabilized" value assumes the occupancy has stabilized at 98%. As of
      April 24, 2007, the property was 100.0% leased. The "As-Is" value was
      $12,700,000 as of November 27, 2006.

      For Loan ID#82 (Richmond Apartment Portfolio), the Appraised Value of
      $14,900,000 was reported on a portfolio basis. For purposes of Appendix B and Appendix C, The Chesterfield Apartments and Stuart Court Apartments
      individual appraised values are allocated based on their respective original allocated loan amount.

      For Loan ID#90 (Jefferson Square), the Appraised Value and LTV are based on the "As Stabilized" value of $13,460,000 as of September 1, 2007. The
      "As Stabilized" value assumes completion of tenant improvements and commencement of rent payments by Office Depot. The occupancy as of June
      13, 2007 was 100.0%. At loan origination, an occupancy reserve of $435,992 was held back and shall not be fully released unless, among other things,
      Office Depot takes occupancy and commences paying rent. The "As-Is" value was $12,700,000 as of June 8, 2007.

      For Loan ID#96 (Foothill Corporate), the Appraised Value and LTV are based on the "As Stabilized" value of $12,995,000 as of May 1, 2008. The "As
      Stabilized" value assumes completion of tenant improvements and occupancy has stabilized at 95%. The occupancy as of May 5, 2007 was 76.2%. At loan origination, occupancy and stabilization reserves totaling $1,645,925 were held back and shall not be fully released unless, among other things, completion of tenant improvements and the property achieves occupancy of
      95%. The "As-Is" value was $11,855,000 as of May 30, 2007.

      For Loan ID#110 (Creek Crossing Medical), the Appraised Value and LTV are
      based on the "Stabilized" value of $9,800,000 as of June 1, 2007. The
      "Stabilized" value assumes the completion of construction and 100%
      occupancy. At loan origination, a reserve in the amount of $150,000 was established and will be released once the Deborah Heart & Lung tenant is in occupancy, open for business, and paying rent. The "As-Is" value is
      $9,400,000 as of April 9, 2007. Occupancy is represented at 100% as of
      August 7, 2007 with the Deborah Heart & Lung tenant scheduled to take occupancy and commence rent payments no later than October 1, 2007.

      For Loan ID#111 (Aetna Building), the Appraised Value and LTV are based on the "As Stabilized" value of $9,600,000 as of December 31, 2007. The "As
      Stabilized" value assumes completion of tenant improvements and renovation. At loan origination, a TI reserve of $1,500,000 was held back and shall not be fully released unless, among other things, completion of tenant improvements and the renovation. The "As-Is" value was $8,100,000 as of June 14, 2007.

      For Loan ID#118 (Iskalo Office and Retail Portfolio), the Appraised Value
      and LTV for two of the four properties are based on the "Stabilized"
      value. For 4600 Main Street, the Appraised Value and LTV is based upon the
      "Stabilized" value of $2,130,000 as of January 1, 2008. The "Stabilized"
      value assumes market rents for two tenants vacating the subject property.
      The pooled mortgage loan is structured with a $200,000 escrow which shall be released if the space is leased and has achieved stabilization by
      February 1, 2008. The "As-Is" value was $2,010,000 as of March 14, 2007.
      For 5454 Main Street, the Appraised Value and LTV is based upon the "As
      Completed" value of $1,240,000 as of June 1, 2007. The `Stabilized" value assumes renovations are complete and tenants have taken occupancy. The building is fully occupied as the last tenant is in and paying rent as of
      June 2007. The "As-Is" value was $1,090,000 as of March 14, 2007.

      For Loan ID#141 (705 South Weller Apartments), the Appraised Value and LTV
      are based on the "Stabilized" value of $8,525,000 as of March 1, 2007 and assumes completion of construction and the property operating on a stabilized basis with an occupancy of 95%. The occupancy as of April 20,
      2007 was 100%. The "As-Is" Value as of October 19, 2006 was $1,060,000.

      For Loan ID#153 (CVS Pharmacy Newbury Park), the Appraised Value and LTV
      are based on the "As Stabilized" value of $6,860,000 as of May 22, 2007.
      The "As Stabilized" value assumes completion of tenant improvements and renovation. Tenant improvements and renovation are now complete. The
      "As-Is" value was $6,580,000 as of May 22, 2007.

      For Loan ID#154 (Wallkill Medical Arts Commons), the Appraised Value and
      LTV are based on the "Stabilized" value of $6,650,000 as of November 1,
      2007 and assumes completion of tenant improvements and the property operating on a stabilized basis. The percent spaced leased as of June 15,
      2007 was 97%. The "As-Is" Value as of May 2, 2007 was $6,450,000.

      For Loan ID#164 (Rainbow Diablo Office Building), the Appraised Value and
      LTV are based on the "Stabilized" value of $6,800,000 as of July 1, 2007.
      The "Stabilized" value assumes 100% occupancy and the completion of all tenant improvements. The occupancy as of May 3, 2007 was 96.1%. At loan origination. a reserve in the amount of $700,000 was established and all but $75,000 will be released once the Life Baptist Church tenant is in occupancy, open for business, and paying rent. As the conditions for release have been satisfied, $625,000 of the $700,000 reserve is expected to be released to the borrower by September 28, 2007, with the remainder held in the form of a letter of credit. The "As-Is" value was $5,585,000 as of March 30, 2007.

      For Loan ID#170 (Towne Centre Offices), the Appraised Value and LTV are
      based on the "Stabilized" value of $6,300,000 as of September 1, 2007. The
      "Stabilized" value assumes completion of tenant improvement and occupancy of Venturi Staffing Partners. The improvements are completed and Venturi
      Staffing is in occupancy and paying rent. The occupancy as of June 1, 2007 was 87.17%. The "As-Is" value was $6,225,000 as of June 20, 2007.

      For Loan ID#194 (Florida Secure Storage), the Appraised Value and LTV are
      based on the "As Stabilized" value of $4,350,000 as of May 1, 2008. The
      "As Stabilized" value assumes occupancy has stabilized at 86%. The occupancy as of May 31, 2007 was 76.1%. At loan origination, an occupancy reserve of $405,000 was held back and shall not be fully released unless, among other things, the property achieves an occupancy of 86%. The "As-Is"
      value was $3,970,000 as of April 30, 2007.

      For Loan ID#199 (Scolari's), the Appraised Value and LTV are based on the
      "As Stabilized" value of $7,100,000 as of June 22, 2007. The "As
      Stabilized" value assumes completion of tenant improvements. Tenant improvements are now complete. The "As-Is" value was $6,600,000 as of
      April 21, 2007.

      For Loan ID#222 (Shoppes of Deerfield North), the Appraised Value and LTV
      are based on the "Stabilized" value of $3,600,000 as of October 1, 2006.
      The "Stabilized" value assumes completion of construction and the property has achieved a stabilized occupancy of 93%. The construction is complete and the occupancy as of June 5, 2007 was 81.5%. The pooled mortgage loan is structured with a $350,000 Letter of Credit which shall be released when the aggregated 3-month annualized net operating income level of
      $238,385 is achieved and the subject is at least 94.5% occupied. The
      "As-Is" value was $900,000 (vacant land) as of May 19, 2006.

      For Loan ID#223 (Southside Landing), the Appraised Value and LTV are based on the "Stabilized" value of $3,550,000 as of January 17, 2008 and assumes a planned rental rate increase from $3,000 (current) to $3,060 (plan) per unit per year. The "As-Is" Value as of May 17, 2007 was $3,300,000.

      For Loan ID#232 (The Shops at Costco Plaza), the Appraised Value and LTV
      are based on the "As Stabilized" value of $3,510,000 as of February 26,
      2007. The "As Stabilized" value assumes completion of tenant improvements and occupancy has stabilized at 95%. The occupancy as of April 27, 2007 was 90%. The "As-Is" value was $3,425,000 as of February 26, 2007.

7     Certain of the mortgage loans that are secured by retail properties include in-line and/or anchor tenant ground lease parcels in the calculation of the total square footage of the property.

      For Loan ID#10 (32 Sixth Avenue), the largest tenant at the property, AT&T
      Corporation ("AT&T"), surrendered approximately 48,001 square feet of its space consisting of the entire seventh floor of the building effective on
      July 1, 2007. AT&T was required to pay to the borrower approximately
      $2,300,000 as consideration for the borrower's accepting the surrender of such space. Simultaneously, CRG West 32 Avenue of the Americas (the
      "replacement tenant") signed a new lease for such space consisting of the entire seventh floor of the building (totaling approximately 49,303 square feet) at an initial base rent of $46.50 per square foot (with 6 months free rent), for an initial term of 15 years and 6 months (with two 5-year renewal options). The replacement tenant was required to deliver to the borrower as security for its obligations a letter of credit in the original amount of $8,000,000, which is subject to reduction by $1,000,000 per year for 5 years, commencing after the fifth anniversary of the replacement tenant's rent commencement date. On August 7, 2007, New York
      University signed a new lease for approximately 32,554 square feet consisting of a portion of the twelfth floor of the building at an initial base rent of $39.00 per square foot (with 6 months free rent), for an initial term of 15 years and 6 months (with one 5-year renewal option).
      AT&T's partial surrender of its space and new leasing activity are not reflected in AT&T's square footage and space percentage, nor the property's Percent Leased, Net Rentable Area or Units, and Cut-off Balance
      per Net Rentable Area or Units, nor included in lender's underwriting. The property is 97.8% leased as of August 7, 2007.

      For Loan ID#11 (City Center Englewood), the pooled mortgage loan is structured with a master lease on 27,216 square feet of the property that is occupied by Bally's Total Fitness (12.5% of the NRA) . As of July 2,
      2007, Bally's Total Fitness had announced its restructuring plan, but had not officially filed for Chapter 11. The master lease from the carveout indemnitor is for the same terms as the Bally's lease (rent of $13.86 and lease expiration date of May 31, 2017). The master lease will cease making rent payments if, among other things, Bally's emerges from Chapter 11 and affirms its lease at the property or a replacement tenant has executed a lease for the space and is in-place, open for business, and paying full, unabated rent. The income from such master lease was included in the underwriting. As of April 12, 2007, the property was 94.8% leased and

      93.8% occupied; the underwritten occupancy was 93.6%.

      For Loan ID#34 (Creekwood Commons), the pooled mortgage loan is structured with a master lease on 15,620 square feet of the property (7.6% of the
      NRA) at the annual gross rate of $17.71 per square foot and terminating on
      April 30, 2010. The lender escrowed $829,793 at closing; monthly payments of $23,049.75 will be disbursed until the master leased space is leased to a third party. Income from such master lease was included in the underwriting. As of March 15, 2007, the property was 100% leased and 93.4%
      occupied; the underwritten occupancy was 94.0%.

      For Loan ID#220 (325 East Chicago Street Office), the pooled mortgage loan is structured with a master lease on 14,024 square feet of space (39.7% of the NRA) at the subject property on a lease at $17.80 per square foot or
      $249,666 annually which expires on December 31, 2010. The 14,024 square feet of space is currently leased to Eppstein Uhen Architects, Inc. (an affiliate of the borrower) and while they are still paying rent, they are not occupying the space. The income from the 14,024 square feet of vacant
      Eppstein Uhen Architects, Inc. space was included in the underwriting. As of July 1, 2007, the property was 100% leased and 60.3% occupied; the underwritten occupancy is 94.0%.

8     For Loan ID#1 (DRA / Colonial Office Portfolio), the prepayment provisions are as follows: after an initial period of the earlier of (a) three (3)
      years from the closing date or (b) two (2) years from the "startup day"
      (within the meaning of Section 860G(a)(9) of the Internal Revenue Code) of
      the REMIC Trust of the last securitization of any portion of the DRA /
      Colonial Office Portfolio, the borrower is permitted to defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage. For purposes of the prepayment provisions, it is assumed that this securitization is the last securitization.

      For Loan ID#3 (RRI Hotel Portfolio), the prepayment provisions are as follows: after an initial period of the earlier of (i) three (3) years from the closing date or (ii) two (2) years from the "startup day" (within the meaning of Section 860G(a)(9) of the Internal Revenue Code) of the
      REMIC Trust of the last securitization of any portion of the RRI Hotel
      Portfolio, the borrower is permitted to prepay the loan based on either
      (a) the greater of 1% or yield maintenance or (b) defease the pooled mortgage loan by pledging certain government securities and obtaining the release of the mortgaged property from the lien of the mortgage. For purposes of the prepayment provisions, it is assumed that this securitization is the last securitization.

      For Loan ID#10 (32 Sixth Avenue), the prepayment provisions are as follows: at any time following 48 payments from the first payment date for the following 69 payments, full prepayment of the pooled mortgage loan is permitted, together with a prepayment premium equal to the greater of (i)
      1% of the outstanding principal balance or (ii) yield maintenance (based on the U.S. Treasury issue with an equivalent term to that of the remaining term of the pooled mortgage loan). The pooled mortgage loan is open to prepayment without premium thereafter through the maturity date.

      For Loan ID#26 (Space Center Storage Portfolio), at any time before the indebtedness is paid in full, the borrower has a one time right to request the release one or more of the premises if they meet the specific requirements in the mortgage loan documents including in part (i) the remaining premises must have a LTV that does not exceed 75%, (ii) the remaining premises have at least a 1.20x DSCR and (iii) the loan amount is paid down 115% of the value attributable to the released parcel per the mortgage loan documents (release price) plus a make whole premium.

      For Loan ID#118 (Iskalo Office and Retail Portfolio), the prepayment provisions are as follows: At any time following the date which is 48 months from the note date, full prepayment of the loan is permitted by the borrower delivering to the lender at least 10 days prior written notice of the borrower's intent to prepay the mortgage loan in full, together with a prepayment premium equal to the greater of (i) 1% of the outstanding principal balance, or (ii) a discounted yield maintenance amount based on the U.S. Treasury note or bond rate, plus fifty (50) basis points.

9     For Loan ID#18 (Hilton Garden Inn - Cupertino), the pooled mortgage loan is structured with a performance holdback of $528,485, which is subject to achievement of certain release conditions, including but not limited to, the lender being provided (i) lien waivers; (ii) title endorsements; and
      (iii) documents that represent the final billing from the contractor. The amount of the reserve can be applied to the balance of the pooled mortgage loan with a make whole premium by November 14, 2007, if the items identified in the property condition assessment have not been completed and evidence is not provided in accordance with the terms of the respective reserve agreement.

      For Loan ID#18 (Hilton Garden Inn - Cupertino), the pooled mortgage loan is structured with a performance holdback of $362,246, which is subject to achievement of certain release conditions, including but not limited to, the lender being provided (i) lien waivers; (ii) title endorsements; (iii)
      all permits, bonds, licenses, approvals required by law whether for commencement, performance, completion, occupancy, use or otherwise; a copy of the construction contract and any change orders and a statement from an architect, contractor or engineering consultant to the extent and cost of the work completed; and (iv) the lender has inspected or waived right to inspection. The amount of the reserve can be applied to the balance of the pooled mortgage loan with a make whole premium by November 14, 2007, if the items identified in the property condition assessment have not been completed and evidence is not provided in accordance with the terms of the respective reserve agreement.

      For Loan ID#26 (Space Center Storage Portfolio), the pooled mortgage loan is structured with a performance holdback of $539,933 in the form of a letter of credit, which is subject to achievement of certain release conditions, including but not limited to, (i) all permits, bonds, licenses, approvals required by law whether for commencement, performance, completion, occupancy, use or otherwise; (ii) a copy of the construction contract and any change orders and a statement from an architect, contractor or engineering consultant to the extent and cost of the work completed. The proceeds of the letter of credit can be applied to the balance of the pooled mortgage loan (with a make whole premium) 30 days prior to the expiration of the letter of credit (if the letter of credit is not renewed) if tenant improvement and leasing commissions have not been completed and evidence is not provided in accordance with the respective reserve agreement.

      For Loan ID#27 (All Seasons of Rochester Hills), the pooled mortgage loan is structured with a performance holdback of $3,500,000, which is subject to achievement of certain release conditions, including, but not limited to (i) on a quarterly basis and in increments of no less than $200,000 per quarter, over the first 5 years of the loan term, the lender or escrow agent shall upon the borrower's request accompanied with evidence that property has produced an annualized net operating income of at least 1.20 times the annual debt service payment for a period of at least three prior consecutive months; (ii) borrower is not in default. If any of the holdback remains in the reserve after the pooled mortgage loan has been paid in full and all other obligations of borrower under the loan documents have been satisfied, then the remaining holdback and or interest shall be paid to borrower.

      For Loan ID#29 (Estrella Medical Plaza), the pooled mortgage loan is structured with a performance holdback of $5,600,000, which is subject to achievement of certain release conditions, including, but not limited to,
      (i) satisfaction of occupancy milestones ($50 per square foot between
      76-80% occupancy; $300 per square foot between 80-91% occupancy and the remaining balance after achieving 91% occupancy), or a net cash flow sufficient to produce an actual DSCR of 1.13x and a 0.84x DSCR based on a
      10% mortgage constant. At the lender's option, the amount of the reserve may be applied to the balance of the pooled mortgage loan, with a yield maintenance premium, if release conditions are not satisfied on or before
      August 1, 2010.

      For Loan ID#40 (Town Center Plaza), the pooled mortgage loan is structured with a construction escrow of $1,302,315, of which $528,450 is allocated to the Lifestyle Fitness improvements and $773,865 is allocated to the in-line tenant space, which is subject to certain release conditions, including, but not limited to, the occupancy rate of the property being equal to or greater than 95% and borrower not in default.

      For Loan ID#40 (Town Center Plaza), the pooled mortgage loan is structured with a $900,000 letter of credit, which is subject to certain release conditions, including but not limited to, (i) the construction escrow
      (approximately $1,302,315) has been fully disbursed; (ii) the annualized net operating income is at least 1.25 times as great as the annual amortizing debt service on the initial funding of the mortgage loan for a period of three consecutive months. The borrower may request a release of a portion of the letter of credit after July 1, 2006. If the requirements to release the letter of credit are not satisfied by June 21, 2007 or if there is a default by the borrower under the terms of the loan documents, the lender may apply the proceeds to the repayment of any amounts owed by borrower to lender under the terms of the loan documents. The $900,000 letter of credit is still in place.

      For Loan ID#67 (46360 Fremont Boulevard), the pooled mortgage loan is structured with a performance holdback of $91,613, which is subject to achievement of certain release conditions, including but not limited to, the lender being provided (i) lien waivers; (ii) title endorsements; (iii)
      all permits, bonds, licenses, approvals required by law whether for commencement, performance, completion, occupancy, use or otherwise; a copy of the construction contract and any change orders and a statement from an architect, contractor or engineering consultant to the extent and cost of the work completed; and (iv) the lender has inspected or waived right to inspection. The amount of the reserve can be applied to the balance of the pooled mortgage loan with a make whole premium by July 1, 2008, if the items identified in the property condition assessment have not been completed and evidence is not provided in accordance with the terms of the respective reserve agreement.

      For Loan ID#77 (Eagle Landing Apartments), the pooled mortgage loan is structured with a performance holdback of $300,000, which is subject to achievement of certain release conditions, including but not limited to,
      (i) a certified operating statement which supports a DSCR of 1.15x and
      (ii) no material adverse change in the financial condition of the borrower. At the lender's option, the amount of the reserve may be applied to the balance of the pooled mortgage loan, with a yield maintenance premium, if release conditions are not satisfied on or before September
      17, 2007.

      For Loan ID#96 (Foothill Corporate), the pooled mortgage loan is structured with a performance holdback of $730,000, which is subject to achievement of certain release conditions, including but not limited to,
      (i) achievement of a DSCR of 1.17x. At the lender's option, the amount of the reserve may be applied to the balance of the mortgage loan, with a yield maintenance premium, if release conditions are not satisfied by
      August 1, 2009.

      For Loan ID#118 (Iskalo Office and Retail Portfolio), the pooled mortgage loan is structured with an initial rental achievement deposit of $200,000 for two tenants that are vacating from the 4600 Main Street property. The escrow deposit is subject to certain release conditions, including, but not limited to, the borrower has re-leased the space and property is stabilized by February 1, 2008. In the event that property is not stabilized on or before February 1, 2008, the borrower must deliver to the lender cash or a letter of credit that is the greater of (a) an amount which, when subtracted from the original principal amount of the loan ($7,000,000), will result in an outstanding principal balance that causes the net operating income from the property to be at least 1.22 times greater than the annual debt service or (b) a sum equal to the result of the following formula; (i) the difference between $645,000 and the actual net operating income as of February 1, 2008; (ii) divided by eight percent (8%) ; (iii) multiplied by 80% and (iv) minus $200,000 on account of the initial rental achievement deposit. If the borrower fails to deliver stabilization documentation to the lender on or before August
      1, 2009 or if the borrower is in default, the lender shall have the right to apply the initial rental achievement deposit and the debt service coverage deposit to the outstanding principal balance of the pooled mortgage loan at par, with no prepayment premium, or to the payment of any other amounts owed by the borrower to the lender under the terms of the loan documents.

      For Loan ID#135 (South Fountain View Office Center), the pooled mortgage loan is structured with a performance holdback of $200,000, in the form or cash or letter of credit, which is subject to achievement of certain release conditions, including but not limited to (i) the tenant First
      Mercury has delivered an estoppel indicating that it has have paid their rent at the rate set forth in their lease for a period of 12 consecutive months and (ii) a minimum 1.20x DSCR (including but not limited to the trailing 12 month financial statements). $100,000 is eligible for partial disbursement if all criteria other than tenant's paying full rent are satisfied. At the lender's option, the amount of the reserve may be applied to the balance of the pooled mortgage loan, with a yield maintenance premium, if release conditions are not satisfied on or before
      June 1, 2009.

      For Loan ID#194 (Florida Secure Storage), the pooled mortgage loan is structured with a performance holdback of $405,000, which is subject to achievement of certain release conditions, including but not limited to,
      (i) a minimum occupancy of 86%; (ii) minimum DSCR of 1.25x (based on trailing 6 month financial statements and amortizing payment) and 0.90x underwritten DSCR based on a 10% mortgage constant. At the lender's option, the amount of the reserve may be applied to the balance of the pooled mortgage loan, with a yield maintenance premium, if release conditions are not satisfied on or before June 22, 2008.

      For Loan ID#212 (803 Gleneagles Court), the pooled mortgage loan is structured with a performance holdback of $16,875, which is subject to achievement of certain release conditions, including but not limited to, the lender being provided (i) lien waivers; and (ii) satisfactory photographs. The amount of the reserve can be applied to the balance of the pooled mortgage loan with a make whole premium by July 1, 2008, if the items identified in the property condition assessment have not been completed and evidence is not provided in accordance with the terms of the respective reserve agreement.

      For Loan ID#214 (Shops at Waggoner Road), the pooled mortgage loan is structured with a performance holdback of $75,229, which is subject to achievement of certain release conditions, including but not limited to,
      (i) minimum 93% physical occupancy with approved leases and evidenced by estoppels that tenants are open for business and paying rent. At the lender's option, the amount of the reserve may be applied to the balance of the pooled mortgage loan, with a yield maintenance premium, if release conditions are not satisfied on or before December 1, 2007.

      For Loan ID#222 (Shoppes of Deerfield North), the pooled mortgage loan is structured with a $350,000 letter of credit, which is subject to certain release conditions, including but not limited to the property achieving an annualized net operating income level of $238,385 for a period of three consecutive months on or before April 1, 2008 and at least 94.5% occupied.
      If the requirements to release the letter of credit are not satisfied on or before April 1, 2008 or if there is a default by the borrower under the terms of the loan documents, the lender may apply the proceeds at par to the repayment of any amounts owed by the borrower to the lender under the terms of the loan documents.

      For Loan ID#222 (Shoppes of Deerfield North), the pooled mortgage loan is structured with a escrow deposit of $55,550 for tenant improvements owed to the tenant, Noble, which is subject to certain release conditions, including, but not limited to (i) the Noble lease is in full force and effect; (ii) confirmation from the borrower that it has received the first months rent and CAM reimbursements from Noble. In the event the escrow deposit has not been disbursed, the amount of the escrow deposit can be applied to the balance of the mortgage loan upon occurrence of default by the borrower or after February 14, 2008.

      For Loan ID#260 (2915 Pine Ridge Road), the pooled mortgage loan is structured with a performance holdback of $37,500, which is subject to achievement of certain release conditions, including but not limited to, the lender being provided (i) lien waivers; (ii) title endorsements; (iii)
      all permits, bonds, licenses, approvals required by law whether for commencement, performance, completion, occupancy, use or otherwise; a copy of the construction contract and any change orders and a statement from an architect, contractor or engineering consultant to the extent and cost of the work completed; and (iv) the lender has inspected or waived right to inspection. The amount of the reserve can be applied to the balance of the pooled mortgage loan with a make whole premium by January 1, 2008, if the items identified in the property condition assessment have not been completed and evidence is not provided in accordance with the terms of the respective reserve agreement.

10    For LoanID#128 (Maple Tree Inn), the sponsors are Alyn T. Beals as an individual and a Trustee, Marjorie Martin, as an individual and a Trustee,
      Lee C. Scheuer as an individual and a CoTrustee, Kimberly A. Fraedrick as an individual and as a Co-Trustee, Gordon Knapp, and Brian Kelly.

      For Loan ID#178 (BrandiCorp Ground Leases), the collateral is the fee interest in seven different ground leases. An environmental site assessment was performed for each of the seven different locations from
      June 16, 2007 to July 16, 2007.

                                   APPENDIX D
             MORTGAGE LOAN NO. 1 -- DRA / COLONIAL OFFICE PORTFOLIO

                  [3 PHOTOS OF DRA / COLONIAL OFFICE PORTFOLIO]

                                       D-1

             MORTGAGE LOAN NO. 1 -- DRA / COLONIAL OFFICE PORTFOLIO

                  [4 MAPS OF DRA / COLONIAL OFFICE PORTFOLIO]

                                       D-2

--------------------------------------------------------------------------------
             MORTGAGE LOAN NO. 1 -- DRA / COLONIAL OFFICE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   WFB
LOAN PURPOSE:                           Acquisition
ORIGINAL BALANCE: (1)                   $247,302,419
CUT-OFF DATE BALANCE: (1)               $247,302,419
FIRST PAYMENT DATE:                     08/01/2007
INTEREST RATE:                          5.61000%
AMORTIZATION TERM:                      Interest Only
ARD:                                    No
ANTICIPATED REPAYMENT DATE:             NAP
MATURITY DATE:                          07/01/2014
EXPECTED MATURITY BALANCE: (1)          $247,302,419
SPONSORS:                               DRA G&I Fund VI, Colonial Properties
                                        Trust

INTEREST CALCULATION:                   Actual/360
CALL PROTECTION:                        26-payment lockout from the first
                                        payment date, with U.S. Treasury
                                        defeasance permitted for the following
                                        54 payments, and open to prepayment
                                        without premium thereafter through
                                        maturity

CUT-OFF DATE BALANCE PER SF: (1)        $141.92

UP-FRONT RESERVES:                      None

ONGOING RESERVES:                       RE Taxes: (2)             Springing
                                        Insurance: (2)            Springing
                                        TI/LC: (2)                Springing
                                        Replacement: (2)          Springing

LOCKBOX:                                Springing Hard (2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):              NAP
SINGLE ASSET/PORTFOLIO:                 Portfolio
PROPERTY TYPE:                          Various - See Table
PROPERTY SUB-TYPE:                      Various
LOCATION:                               Various - See Table
YEAR BUILT/RENOVATED:                   Various - See Table
PERCENT LEASED (AS OF):                 93.9% (06/01/2007)
NET RENTABLE AREA:                      5,227,519
THE COLLATERAL:                         17 Class A suburban office buildings,
                                        one Class A anchored shopping center,
                                        and one Class A mixed-use office /
                                        retail property

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Colonial Properties Services, Inc.

3RD MOST RECENT NOI (AS OF):            NAP
2ND MOST RECENT NOI (AS OF):            NAP
MOST RECENT NOI (AS OF):                $59,546,991 (TTM 12/31/2006)
U/W NET OP. INCOME:                     $68,842,703
U/W NET CASH FLOW:                      $60,329,044
U/W OCCUPANCY:                          93.2%
APPRAISED VALUE (AS OF):                $933,100,000 (Various)
CUT-OFF DATE LTV RATIO: (1)             79.5%
LTV RATIO AT MATURITY: (1)              79.5%
U/W DSCR: (1)                           1.43x
--------------------------------------------------------------------------------

(1)   The subject $247,302,419 loan represents the 33.3% pari passu A-2 Note interest in a $741,907,256 whole loan. The initial $247,302,419 A-1 Note was included in the Merrill Lynch Mortgage Trust 2007-C1 pool, while the
      $247,302,418 A-3 Note will be included in a future transaction. All Loan per SF, LTV and DSCR numbers in the table are based on the whole loan amount.

(2)   Ongoing reserves and hard lockbox are required following the occurrence of an event of default or the quarterly DSCR test falls below 1.15x.

THE DRA / COLONIAL OFFICE PORTFOLIO LOAN.

      THE LOAN. The largest loan (the "DRA / Colonial Office Portfolio Loan") is secured by the borrower's fee interest in 17 Class A office buildings, one Class
A anchored shopping center and one Class A mixed-used office / retail property
(collectively, the "DRA / Colonial Office Portfolio Properties") located in the
Birmingham, Alabama; Orlando, Florida; Tampa, Florida; Atlanta, Georgia;
Charlotte, North Carolina and Austin, Texas markets. The first mortgage loan of
$741,907,256 is split into three pari passu notes, Note A-1 with an original principal balance of $247,302,419, Note A-2 with an original principal balance of $247,302,419 and Note A-3 with an original principal balance of $247,302,418.
Note A-2 will be included in the Trust. Note A-1 was included in the Merrill
Lynch Mortgage Trust 2007-C-1 transaction. The Note A-3 will be included in a future transaction. The pooling and servicing agreement for the Merrill Lynch
Mortgage Trust Commercial Pass-Through Certificates Series 2007-C1 transaction will govern the servicing of the DRA / Colonial Office Portfolio Loan.

      THE BORROWERS. The borrowers are 19 single purpose entities (collectively, the "DRA / Colonial Office Portfolio Borrowers"), which own no material assets other than their respective DRA / Colonial Office Portfolio Properties and related ownership interests. The DRA / Colonial Office Portfolio Borrowers are
Delaware limited liability companies or partnerships, with an independent manager. A non-consolidation opinion regarding each of the DRA / Colonial Office
Portfolio Borrowers was delivered at origination. The DRA / Colonial Office
Portfolio Borrowers are indirectly controlled by DRA G&I Fund VI Real Estate
Investment Trust ("DRA") and Colonial Properties Trust ("Colonial"), (together, the "DRA / Colonial Office Portfolio Sponsors"). The DRA / Colonial Office
Portfolio Sponsors, or their affiliates, own the majority beneficial interest in the DRA / Colonial Office Portfolio Borrowers.

                                       D-3

      DRA is a registered investment advisor and manages over $8 billion in assets. Since inception in 1994, DRA has acquired more than 80 shopping centers
(totaling over 18 million square feet), over 60 office properties (totaling over
12 million square feet), and 60 multifamily investments (comprised of over
16,000 units in more than 10 markets).

      Colonial, originally incorporated in 1970, completed its initial public offering in September 1993. Over the last 37 years, through a series of acquisitions and joint ventures, Colonial has grown into a fully-integrated, publicly traded REIT with market capitalization over $5.6 billion. Colonial is a self-administered and self-managed real estate investment trust that, as of
September 30, 2006, directly owned or managed approximately 39,104 apartment units, approximately 17.6 million square feet of office space and approximately
12.1 million square feet of retail shopping space throughout the Sunbelt regions of the United States.

      THE PROPERTIES. The DRA / Colonial Office Portfolio Loan is secured by a fee interest in 17 office properties consisting of 4,864,866 square feet and located in Birmingham, Alabama; Orlando, Florida; Tampa, Florida; Atlanta,
Georgia; Charlotte, North Carolina and Austin, Texas markets; one 125,462 square foot shopping center located in Birmingham, Alabama and one 237,191 square foot office/retail mixed use property in Lake Mary, Florida. The DRA / Colonial
Office Portfolio Properties have occupancies that range between 77.3% and
100.0%. As of June 1, 2007, the DRA / Colonial Office Portfolio Properties are
approximately 93.9% occupied by 618 tenants.

      More specific information about the DRA / Colonial Office Portfolio properties is set forth in the tables below:

-----------------------------------------------------------------------------------------------------------------------

                                                                    ALLOCATED                       YEAR
PROPERTY                        LOCATION          PROPERTY TYPE    LOAN AMOUNT     YEAR BUILT     RENOVATED      SF
-----------------------------------------------------------------------------------------------------------------------

                                                                                  1989 / 1996 /
Heathrow Inter. Business Ctr.   Lake Mary, FL        Office        $ 34,630,982     1998-2001       2002        835,201
Research Office Park            Austin, TX           Office        $ 26,447,908       2001           NAP        357,689
                                                                                    2001-2002
CC at Town Park                 Lake Mary, FL        Office        $ 23,265,602      / 2006          NAP        458,259
Colonial Place I & II           Tampa, FL            Office        $ 20,379,333     1985-1986        NAP        371,473
                                                                                    1988-1989
CC at Colonnade                 Birmingham, AL       Office        $ 19,575,196      / 1999         2004        419,387
Peachtree Street                Atlanta, GA          Office        $ 15,561,000       1989           NAP        309,625
CP Town Park Combined           Lake Mary, FL    Office / Retail   $ 14,764,167       2004           NAP        237,191
Concourse Center                Tampa, FL            Office        $ 12,254,067     1982-1984        NAP        294,369
CC at Town Park 600             Lake Mary, FL        Office        $ 11,926,964       2002          2004        199,585
Riverchase Center               Birmingham, AL       Office        $  9,226,014    1987 / 1990       NAP        306,143
International Office Park       Birmingham, AL       Office        $  8,717,915    1987 / 1999      2004        210,984
Colonial Center at Bayside      Clearwater, FL       Office        $  8,370,268    1987 / 1994      1997        212,882
Colonial Center at Blue Lake    Birmingham, AL       Office        $  7,380,812       1982          2005        166,590
Shops at Colonnade - Retail     Birmingham, AL       Retail        $  7,225,554       1989          2004        125,462
Colonial Plaza                  Birmingham, AL       Office        $  6,712,260       1982          2004        170,850

Esplanade                       Charlotte, NC        Office        $  6,685,518       1981          2005        202,817
Maitland Office Building        Maitland, FL         Office        $  5,273,750       1984           NAP        155,730
HIBC 1000 Building              Lake Mary, FL        Office        $  4,679,862       1997           NAP         87,066

One Independence Plaza          Birmingham, AL       Office        $  4,225,247       1978           NAP        106,216
-----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                             $247,302,419                               5,227,519
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                % OF
                                TOTAL                                               APPRAISED
PROPERTY                         SF     OCCUPANCY   PRIMARY TENANT                    VALUE
-----------------------------------------------------------------------------------------------

Heathrow Inter. Business Ctr.    16%      84.5%     Symantec Corporation           $129,500,000
Research Office Park              7%     100.0%     Charles Schwab & Co., Inc.     $ 98,900,000
CC at Town Park                   9%      98.2%     Pershing, LLC                  $ 87,000,000
Colonial Place I & II             7%      97.3%     Blue Cross & Blue Shield       $ 77,000,000
CC at Colonnade                   8%      99.7%     Infinity Insurance Company     $ 73,200,000
Peachtree Street                  6%      91.5%     Kurt Salmon Associates, Inc.   $ 58,500,000
CP Town Park Combined             4%      96.4%     Albertson's # 4316             $ 57,000,000
Concourse Center                  6%      99.6%     HealthPlan Services II         $ 46,300,000
CC at Town Park 600               4%     100.0%     Fiserv, Inc.                   $ 44,600,000
Riverchase Center                 6%      93.6%     BioHorizons Implant Systems    $ 34,500,000
International Office Park         4%      99.3%     Command Alkon Inc.             $ 32,600,000
Colonial Center at Bayside        4%      98.8%     Presidion Solutions/2          $ 31,300,000
Colonial Center at Blue Lake      3%      99.2%     Colonial Properties Trust      $ 27,600,000
Shops at Colonnade - Retail       2%      98.3%     Gold's Gym                     $ 28,600,000
Colonial Plaza                    3%      84.7%     Alabama Gas Corporation        $ 25,100,000
                                                    Homecomings Financial
Esplanade                         4%      81.7%     Network, Inc.                  $ 25,000,000
Maitland Office Building          3%      77.3%     Adventist Health System        $ 23,100,000
HIBC 1000 Building                2%     100.0%     The Sungard                    $ 17,500,000
                                                    Birmingham Gastroenterology
One Independence Plaza            2%      90.7%     Association                    $ 15,800,000
-----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE          100%      93.9%                                    $933,100,000
-----------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                                                  % OF TOTAL     ANNUALIZED
                             CREDIT RATING                        ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                             (FITCH/MOODY'S    TENANT     % OF   UNDERWRITTEN    UNDERWRITTEN    BASE RENT        LEASE
TENANT NAME                    /S&P) (1)         NRA       NRA   BASE RENT ($)    BASE RENT     ($ PER NRA)    EXPIRATION
--------------------------------------------------------------------------------------------------------------------------

Charles Schwab & Co., Inc.      A/A2/A+         357,689     7%      $7,945,735         8%          $22.21      Various (2)
Fiserv, Inc.                  --/Baa/BBB+       291,642     6%      $5,968,436         6%          $20.46      Various (3)
Infinity Insurance Company       A/A3/A         153,783     3%      $3,306,392         3%          $21.50      03/31/2016
Bank of New York               AA-/Aaa/A+       130,630     2%      $2,797,890         3%          $21.42      Various (4)
--------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          933,744    18%     $20,018,454        21%          $21.44
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
Other Tenants                   Various       3,972,655    76%     $76,644,924        79%          $19.29        Various
Vacant Space                      NAP           321,120     6%              $0         0%           $0.00          NAP
--------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        5,227,519   100%     $96,663,378       100%          $19.70
--------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)   Charles Schwab & Co., Inc. currently subleases 100% of this space to other tenants and has leases containing 87,563 square feet of space expiring
      03/31/2009, while 270,126 square feet of space expires 03/31/2012.

(3)   Fiserv, Inc. has leases containing 93,557 square feet of space expiring
      06/30/2012, while 198,085 square feet expires 07/31/2012.

(4)   Bank of New York has leases containing 62,893 square feet of space expiring 07/31/2011, while 67,737 square feet expires 10/31/2016.

                                       D-4

-----------------------------------------------------------------------------------------------------------------------
                                              LEASE ROLLOVER SCHEDULE (1)
-----------------------------------------------------------------------------------------------------------------------
             # OF LEASES                       % OF TOTAL    CUMULATIVE TOTAL   CUMULATIVE % OF   AVERAGE U/W BASE RENT
   YEAR       EXPIRING     TOTAL SF EXPIRING   SF EXPIRING     SF EXPIRING        SF EXPIRING        PER SF EXPIRING
-----------------------------------------------------------------------------------------------------------------------

  Vacant          --            321,120             6%            321,120              6%                 $0.00
   MTM            54            175,971             3%            497,091             10%                $18.90
   2007           51            241,612             5%            738,703             14%                $19.74
   2008          118            524,610            10%          1,263,313             24%                $20.41
   2009          113            628,671            12%          1,891,984             36%                $19.47
   2010           92            426,178             8%          2,318,162             44%                $20.29
   2011           86            787,736            15%          3,105,898             59%                $20.27
   2012           42            890,783            17%          3,996,681             77%                $20.40
   2013           18            231,456             4%          4,228,137             81%                $20.06
   2014            9            134,676             3%          4,362,813             84%                $16.51
   2015           12            274,537             5%          4,637,350             89%                $19.58
   2016           14            318,037             6%          4,955,387             95%                $19.57
-----------------------------------------------------------------------------------------------------------------------
Thereafter         9            272,131             5%          5,227,519            100%                $16.06
-----------------------------------------------------------------------------------------------------------------------

(1)   The information in the table is based on the underwritten rent roll.

      PROPERTY MANAGEMENT. The DRA / Colonial Office Portfolio properties are managed by Colonial Properties Services, Inc., an affiliate of the DRA /
Colonial Office Portfolio Sponsors.

      ADDITIONAL INDEBTEDNESS. The DRA / Colonial Office Portfolio Loan is pari passu with two (2) other promissory notes (collectively, the "DRA / Colonial
Office Portfolio Pari Passu Notes") and, together with the DRA / Colonial Office
Portfolio Loan (the "DRA / Colonial Office Portfolio Loan Group") has an
aggregate principal balance of $741,907,256. The DRA / Colonial Office Portfolio
Pari Passu Notes are secured by the same mortgage as the DRA / Colonial Office
Portfolio Loan. The DRA / Colonial Office Portfolio Pari Passu Notes are pari passu in right of payment and in other respects to the DRA / Colonial Office
Portfolio Loan, and have the same interest rate, maturity date and original term to maturity as the DRA / Colonial Office Portfolio Loan. The DRA / Colonial
Office Portfolio Pari Passu Notes will be held outside of the trust. The initial
$247,302,419 A-1 Note was included in the Merrill Lynch Mortgage Trust 2007-C1 pool, while the $247,302,418 A-3 Note will be included in a future transaction.

      The DRA / Colonial Office Portfolio Loan permits the DRA / Colonial Office
Portfolio Borrowers to incur mezzanine debt, subject to the satisfaction of certain conditions, including, but not limited to: (i) no event of default has occurred and is continuing; (ii) the net operating income, as determined by lender, is sufficient to satisfy an aggregate debt service coverage ratio of at least 1.20x; (iii) the loan to value ratio following the incurrence of mezzanine debt is not greater than 80% (iv) the maturity date of the mezzanine loan shall be on or after the maturity date of the DRA / Colonial Office Portfolio Loan;
(v) an intercreditor agreement has been delivered; and (vi) rating agency confirmation of no downgrade has been obtained.

      GROUND LEASE. None.

      RELEASE OF PROPERTIES. After the expiration of the lockout period, an individual property may be released from the DRA / Colonial Office Portfolio, subject to the satisfaction of certain conditions, including: (i) the DRA /
Colonial Office Portfolio Loan Group is partially defeased in an amount equal to either (a) 105% of the allocated loan amount for the individual property being released, if the sum of the allocated loan amounts for all of the individual properties which have been and are being released is less than or equal to 20%
of the original principal balance of the DRA / Colonial Office Portfolio Loan
Group, or (b) 110% of the allocated loan amount for the individual property being released, if the sum of the allocated loan amounts for all of the individual properties which have been and are being released is greater than 20%
of the original principal balance of the DRA / Colonial Office Portfolio Loan
Group; (ii) the debt service coverage ratio after the release is at least equal to 1.41x, (iii) the loan to value ratio after the release is not greater than
79.5%, (iv) no event of default has occurred and is continuing, and (v) other customary provisions set forth in the loan documents. If the debt service coverage ratio and/or loan to value ratio tests above would not be satisfied, the DRA / Colonial Office Portfolio Borrowers, may either (a) increase the release price to an amount which would cause the debt service coverage ratio and/or loan to value ratio tests to be satisfied or (b) deposit cash or a letter of credit in an amount which, if applied to the outstanding principal balance of the DRA / Colonial Office Portfolio Loan Group, would cause the debt service coverage ratio and/or loan to value ratio tests to be satisfied.

      At any time prior to December 1, 2008, the residential portion of the individual property located at 950 Market Promenade Avenue, Lake Mary, Florida
(the "Colonial Town Park Property") may be released from the DRA / Colonial
Office Portfolio, subject to the satisfaction of certain conditions, including:
(i) a legal subdivision is completed between the residential portion and remaining portion of the Colonial Town Park Property, (ii) a condominium regime is established in which the residential portion of the Colonial Town Park
Property is separated into multiple residential condominium units and the remainder of the Colonial Town Park Property is separated into one or more commercial condominium units, (iii) no event of default has occurred and is continuing, and (iv) other customary provisions set forth in the loan documents.
The Colonial Town Park Property residential component was not viewed as collateral for the DRA / Colonial Office Portfolio Loan Group for underwriting purposes and was not included in the property's valuation.

      At any time, the portion of the Colonial Town Park Property which contains the Ruth's Chris restaurant (the "Ruth's Chris Property") may be released from the DRA / Colonial Office Portfolio mortgage, subject to the satisfaction of certain conditions, including: (i) the DRA / Colonial Office Portfolio Borrowers pay to the lender an amount equal to the sum of (a) the greater of (1) the net

                                       D-5

proceeds for the sale of the Ruth's Chris Property and (2) $2,160,000, and (b)
any additional amount which would be required to purchase defeasance securities to partially defease the amount of the DRA / Colonial Office Portfolio Loan
Group being prepaid, (ii) a legal subdivision is completed between the Ruth's
Chris Property and the remainder of the Colonial Town Park Property, (iii) no event of default has occurred and is continuing, and (iv) other customary provisions set forth in the loan documents.

      At any time, the residential apartment portion and vacant land portion of the individual properties located at 100/200/300 and 600 Colonial Center
Parkway, Lake Mary, Florida (the "Lake Mary Properties") may be released from the DRA / Colonial Office Portfolio, subject to the satisfaction of certain conditions, including (i) a legal subdivision is completed between (a) the residential apartment portion and the vacant land portion and (b) the remainder of the Lake Mary Properties, (ii) no event of default has occurred and is continuing, and (iii) other customary provisions set forth in the loan documents. The Lake Mary Properties' residential and vacant land component was not viewed as collateral for the DRA / Colonial Office Portfolio Loan Group for
underwriting purposes and was not included in the property's valuation.

      SUBSTITUTION PROVISIONS. An individual property may be released from the
DRA / Colonial Office Portfolio Loan mortgage and a comparable property substituted in its place, subject to the satisfaction of certain conditions, including (i) the loan to value ratio following the substitution is not greater than 79.5%, (ii) the debt service coverage ratio following the substitution is equal to or greater than 1.41x, (iii) the sum of the allocated loan amount of the individual property plus the allocated loan amounts of all other individual properties which have previously been substituted does not exceed 50% of the original principal balance of the DRA / Colonial Office Portfolio Loan Group,
(iv) no more than 50% of the individual properties may be substituted, (v) no event of default has occurred and is continuing, and (vi) other customary provisions set forth in the loan documents.

      ASSUMPTION PROVISIONS. The DRA / Colonial Office Portfolio Loan Group may
be partially assumed by a third party purchaser that is acquiring one or more individual properties (the "Partial Loan Assumption"), subject to the satisfaction of certain conditions, including (i) prior to the Partial Loan
Assumption, the DRA / Colonial Office Portfolio Loan Group will be severed into
(a) a new loan in a principal amount equal to the allocated loan amounts of the individual properties to be acquired by such third party purchaser (the "Partial
Assumption Loan") and (b) the remaining DRA / Colonial Office Portfolio Group debt, reduced by the amount of the Partial Assumption Loan, (ii) the principal amount of the Partial Assumption Loan may not exceed $55,643,044 (following the
Future Advance and $44,116,711 prior to the Future Advance), (iii) the debt service coverage ratio for the individual properties securing the remaining DRA
/ Colonial Office Portfolio Loan Group is equal to or greater than 1.41x, (iv)
the loan to value ratio for the individual properties securing the remaining DRA
/ Colonial Office Portfolio Loan Group is not greater than 79.5%, (v) the debt service coverage ratio for the individual properties securing the Partial
Assumption Loan is equal to or greater than 1.20x, (vi) the loan to value ratio for the individual properties securing the Partial Assumption Loan is not greater than 75%, (vii) the loan-to-cost ratio for the individual properties securing the Partial Assumption Loan is not greater than 75%, (viii) the lender receives an assumption fee, (ix) the third party purchaser satisfies the qualification provisions set forth in the loan documents or otherwise satisfies the lender's credit review and underwriting standards, (x) no event of default has occurred and is continuing, and (xi) other customary provisions set forth in the loan documents.

                                       D-6

                  MORTGAGE LOAN NO. 2 -- BANK OF AMERICA CENTER

                      [3 PHOTOS OF BANK OF AMERICA CENTER]

                                       D-7

                  MORTGAGE LOAN NO. 2 -- BANK OF AMERICA CENTER

                        [MAP OF BANK OF AMERICA CENTER]

                                       D-8

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 2 -- BANK OF AMERICA CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   PCFII
LOAN PURPOSE:                           Acquisition
ORIGINAL BALANCE:                       $232,000,000
CUT-OFF DATE BALANCE:                   $232,000,000
FIRST PAYMENT DATE:                     10/01/2007
INTEREST RATE:                          6.25000%
AMORTIZATION TERM:                      Interest Only
ARD:                                    No
ANTICIPATED REPAYMENT DATE:             NAP
MATURITY DATE:                          09/01/2017
EXPECTED MATURITY BALANCE:              $232,000,000
SPONSOR:                                General Electric Pension Trust
INTEREST CALCULATION:                   Actual/360
CALL PROTECTION:                        24-payment lockout from the first
                                        payment date, with U.S. Treasury
                                        defeasance permitted for the following
                                        94 payments, and open to prepayment
                                        without premium thereafter through
                                        the maturity date

CUT-OFF DATE BALANCE PER SF:            $182.90

UP-FRONT RESERVES:                      RE Taxes:             $3,955,364
                                        Replacement: (1)      $2,842,500

ONGOING RESERVES:                       RE Taxes:             $439,515 / month
                                        Insurance: (2)        Springing
                                        Replacement: (1)      Springing
                                        TI/LC: (3)            Springing

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):              NAP
SINGLE ASSET/PORTFOLIO:                 Single Asset
PROPERTY TYPE:                          Office
PROPERTY SUB-TYPE:                      Urban
LOCATION:                               Houston, TX
YEAR BUILT/RENOVATED:                   1983 / 2001
PERCENT LEASED (AS OF):                 94.3% (08/08/2007)
NET RENTABLE AREA:                      1,268,480
THE COLLATERAL:                         56-story, 1,268,480 square foot
                                        multi-tenant office building and
                                        structured parking garage in Houston,
                                        TX

OWNERSHIP INTEREST:                     Fee / Leasehold
PROPERTY MANAGEMENT:                    Novati Management Services, L.L.C.&
                                        Hines Interests Limited Partnership

3RD MOST RECENT NOI (AS OF):            NAP
2ND MOST RECENT NOI (AS OF):            $11,768,970 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):                $11,877,953 (TTM 12/31/2006)
U/W NET OP. INCOME:                     $18,075,928
U/W NET CASH FLOW:                      $18,075,928
U/W OCCUPANCY:                          93.5%
APPRAISED VALUE (AS OF):                $373,000,000 (07/20/2007)
CUT-OFF DATE LTV RATIO:                 62.2%
LTV RATIO AT MATURITY:                  62.2%
U/W DSCR:                               1.23x
--------------------------------------------------------------------------------

(1)   The Bank of America Center Borrower deposited $2,842,500 at closing to cover the cost of curtain wall repairs. Upon the date which is 36 months from the origination date, if the curtain wall repairs are not completed per the engineer of record's scope of work, the Bank of America Borrower will deposit with lender funds sufficient to complete the repairs over the estimated timeframe to complete, which shall not exceed two years. In addition, upon the occurrence and continuation of an event of default, the
      Bank of America Borrower is required to deposit with the lender on a monthly basis, sums reasonably calculated by the lender for capital improvements. After the third event of default occurs the escrow payments shall continue until loan maturity.

(2)   Upon occurrence of an event of default, the Bank of America Center
      Borrower is required to deposit monthly 1/12 of the estimated annual insurance.

(3)   In the event the Bank of America Center Borrower is to receive certain extraordinary rental payments in excess of $500,000, those payments are required to be directed to the lender for TI/LC's.

THE BANK OF AMERICA CENTER LOAN.

      THE LOAN. The second largest loan (the "Bank of America Center Loan") is a
$232,000,000 mortgage loan secured by the borrower's fee/leasehold interest in the office property containing 1,268,480 square feet known as the Bank of
America Center, located in Houston, Texas (the "Bank of America Center
Property").

      THE BORROWER. The borrower is Houston PT BAC Office Limited Partnership
(the "Bank of America Center Borrower"). One percent of Houston PT BAC Office,
Limited Partnership is owned by Houston PT BAC Office, LLC as the general partner with General Electric Pension Trust as its sole member, and General
Electric Pension Trust and an affiliate of The Novati Group each own 94% and 5%
respectively as the limited partners.

      THE PROPERTY. The Bank of America Center Property consists of a 56-story,
1,268,480 square foot multi-tenant central business district office building and
13 stories of the Alley Theatre garage, a structured parking garage. The property was constructed in 1983. Two hundred and ninety-five parking spaces are located on four below-grade parking levels. However, the majority of the parking
(966 spaces) is located a block away in the Alley Theatre garage (13 stories of which is part of the Bank of America Center Property). The Bank of America
Center has a granite and glass curtain wall. Starting on floor 21, there are a series of 30 private balconies extending through the top of the tower. Floor plates range from 30,000 square feet on the lower floors to 7,000 square feet at the top. The building

                                       D-9

is connected to the Houston central business district's underground tunnel system. The building's central plant and elevator mechanicals were replaced and updated in 2001. The Bank of America Center Property is located in the north section of the Houston, Texas central business district and is located in the
Houston theatre district. The Bank of America Center Property is also in close proximity to the 130,000 square foot Bayou Place dining and entertainment complex, the Federal Courthouse, two parks/plazas, and City Hall. The Bank of
America Center Property is three blocks from the Houston light rail system.
Access to all parts of Houston is provided by I-45, 1-10, US Highway 59, and the
Hardy Toll Road, which are all in close proximity.

      More specific information about the Bank of America Center Property is set forth in the tables below:

---------------------------------------------------------------------------------------------------------------------------------
                                                                                         % OF TOTAL     ANNUALIZED
                                  CREDIT RATING                          ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                     (FITCH/                     % OF   UNDERWRITTEN    UNDERWRITTEN    BASE RENT        LEASE
TENANT NAME                      MOODY'S/S&P) (1)   TENANT NRA   NRA    BASE RENT ($)    BASE RENT     ($ PER NRA)    EXPIRATION
-------------------------------------------------------------------------------------------------------------------------- ------

Bank of America                     AA-/Aa2/AA        259,432     20%     $3,891,481         22%          $15.00      09/30/2019
KPMG LLP                             --/--/--         132,170     10%     $1,819,209         10%          $13.76      Various (2)
Mayer, Brown, Rowe and Maw LLP       --/--/--          75,424      6%       $955,560          5%          $12.67      02/29/2016
Weil, Gotshal & Manges               --/--/--          52,069      4%       $766,580          4%          $14.72      09/30/2017
Dewey Ballantine                     --/--/--          44,576      4%       $713,216          4%          $16.00      Various (3)
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                563,671     44%     $8,146,046         47%          $14.45
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Other Tenants                        Various          632,440     50%     $9,248,514         53%          $14.62        Various
Vacant Space                           NAP             72,369      6%             $0          0%           $0.00          NAP
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                              1,268,480    100%    $17,394,560        100%          $14.54
---------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)   For KPMG LLP, 131,245 square feet expire on November 30, 2008 and 925 square feet expire on December 31, 2007.

(3)   For Dewey Ballantine 30,793 square feet expire on April 30, 2011 and
      13,783 square feet expire on April 30, 2008.

-----------------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER SCHEDULE (1)
-----------------------------------------------------------------------------------------------------------------------------
             # OF LEASES                       % OF TOTAL SF   CUMULATIVE TOTAL   CUMULATIVE % OF          AVERAGE U/W
   YEAR       EXPIRING     TOTAL SF EXPIRING      ROLLING        SF EXPIRING        SF EXPIRING     BASE RENT PER SF EXPIRING
-----------------------------------------------------------------------------------------------------------------------------

  Vacant         --              72,369              6%              72,369              6%                    --
   2007           3               1,837              0%              74,206              6%                   $6.46
   2008          23             253,648             20%             327,854             26%                  $14.64
   2009          12              84,247              7%             412,101             32%                  $17.79
   2010           4              14,270              1%             426,371             34%                  $12.78
   2011          12             154,176             12%             580,547             46%                  $14.85
   2012           7              70,297              6%             650,844             51%                  $12.32
   2013           6              98,225              8%             749,069             59%                  $14.34
   2014           5              63,554              5%             812,623             64%                  $11.95
   2015           6              48,373              4%             860.996             68%                  $12.31
   2016           7              95,837              8%             956,833             75%                  $14.70
-----------------------------------------------------------------------------------------------------------------------------
Thereafter        6             311,647             25%           1,268,480            100%                  $14.95
-----------------------------------------------------------------------------------------------------------------------------

(1)   The information in the table is based on the underwritten rent roll.

      PROPERTY MANAGEMENT. The Bank of America Center Property is managed by
Novati Management Services, L.L.C., an affiliate of the Borrower. Novati
Management Services, L.L.C. will manage the Bank of America Center Property with
Hines Interests Limited Partnership sub-managing their day-to-day property management responsibilities. Hines Interests Limited Partnership developed the
Bank of America Center Property in 1983 and has managed it since that time.

      ADDITIONAL INDEBTEDNESS. Future mezzanine financing is permitted subject to various conditions including: (i) the financing will not result in a combined loan to value ratio greater than 80% or debt service coverage ratio less than
1.10x; and (ii) the mortgage lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with the mezzanine lender.

      GROUND LEASE. The Bank of America Center Borrower has fee interest in a portion of the Bank of America Property and leasehold interest in the remaining portion of the Bank of America Property. The ground lease on the Bank of America
Center office tower site expires on December 31, 2080. The ground lease on the parking garage expires on December 20, 2046 and has two, 10-year renewal options. The ground leases are not subordinate to the mortgage.

      RELEASE OF PARCELS. Not allowed.

                                      D-10

                   MORTGAGE LOAN NO. 3 -- RRI HOTEL PORTFOLIO

                       [5 PHOTOS OF RRI HOTEL PORTFOLIO]

                                      D-11

                   MORTGAGE LOAN NO. 3 -- RRI HOTEL PORTFOLIO

                          [MAP OF RRI HOTEL PORTFOLIO]

                                      D-12

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 3 -- RRI HOTEL PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   BSCMI
LOAN PURPOSE:                           Acquisition
ORIGINAL BALANCE: (1)                   $186,000,000
CUT-OFF DATE BALANCE: (1)               $186,000,000
FIRST PAYMENT DATE:                     10/01/2007
INTEREST RATE:                          6.72300%
AMORTIZATION TERM:                      360 months
ARD:                                    No
ANTICIPATED REPAYMENT DATE:             NAP
MATURITY DATE:                          09/01/2017
EXPECTED MATURITY BALANCE: (1)          $161,294,606

SPONSORS:                               Citigroup Global Special Situations
                                        Group, Westmont Hospitality Group,
                                        Westbridge Hospitality Fund II, L.P.

INTEREST CALCULATION:                   Actual/360
CALL PROTECTION:                        Lockout until the earlier of the date
                                        that is 36 months after the first
                                        payment date or 24 months after the
                                        securitization of all loans comprising
                                        the RRI Hotel Portfolio Loan Group,
                                        with either (i) U.S. Treasury
                                        defeasance or (ii) the greater of 1%
                                        or yield maintenance permitted
                                        thereafter, and open to prepayment
                                        without premium during the last 4
                                        payments including the maturity date

CUT-OFF DATE BALANCE PER ROOM: (1)      $49,347

UP-FRONT RESERVES:                      RE Taxes:              $3,642,975
                                        Insurance:             $259,678
                                        Deferred Maintenance:  $4,895,669
                                        Environmental:         $144,650
                                        Ground Lease:          $84,007

ONGOING RESERVES:                       RE Taxes:              $559,889 / month
                                        Insurance:             $129,839 / month
                                        FF&E: (2)              Springing
                                        Ground Lease: (3)      Springing
                                        Deferred
                                        Maintenance: (4)       Springing

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):              NAP
SINGLE ASSET/PORTFOLIO:                 Portfolio
PROPERTY TYPE:                          Hospitality
PROPERTY SUB-TYPE:                      Limited Service
LOCATION:                               Various
YEAR BUILT/RENOVATED:                   Various
OCCUPANCY (AS OF):                      61.5% (05/31/2007)
ADR (AS OF):                            $60.00 (05/31/2007)
REVPAR (AS OF):                         $36.92 (05/31/2007)
ROOMS:                                  9,423
THE COLLATERAL:                         Interests in 79 limited service hotels
                                        located in 24 states

OWNERSHIP INTEREST:                     Fee / Leasehold (5)

PROPERTY MANAGEMENT:                    RRI West Management, LLC

3RD MOST RECENT NOI (AS OF):            $42,449,286 (TTM 12/31/2005)
2ND MOST RECENT NOI (AS OF):            $49,493,169 (TTM 12/31/2006)
MOST RECENT NOI (AS OF):                $51,119,199 (TTM 05/31/2007)
U/W NET OP. INCOME:                     $53,190,132
U/W NET CASH FLOW:                      $49,758,965
U/W OCCUPANCY:                          61.8%
U/W ADR:                                $60.95
U/W REVPAR:                             $37.64
APPRAISED VALUE (AS OF):                $658,600,000 (07/01/2007)
CUT-OFF DATE LTV RATIO: (1)             70.6%
LTV RATIO AT MATURITY: (1)              61.2%
U/W DSCR: (1)                           1.38x
--------------------------------------------------------------------------------

(1)   The $186,000,000 pooled mortgage loan represents a 40% pari passu interest in a $465,000,000 first mortgage whole loan, which is split into three pari passu notes. All LTV, DSCR and Loan Per Room numbers presented are based on the total $465,000,000 financing.

(2)   There is a $24 million FF&E shortfall guaranty in favor of the lender provided by Citigroup Financial Products, Inc. and Westbridge Hospitality
      Fund, L.P. to support renovation plans. In the event that the balance of the guaranty is reduced to less than 4% of the total gross revenues, the borrower will be required to escrow 1/12th of the difference between (a)
      4% of total gross revenue on a trailing 12-month basis and (b) the remaining balance of the FF&E guaranty.

(3)   A 3-month ground rent was established at origination and borrowers'
      obligation to make monthly ground rent reserve deposits is waived so long as the borrowers provide evidence of payment upon lender's request and lender has not received a notice of non-payment of ground rent from a ground lessor.

(4)   If the borrowers have not completed immediate and short term repairs prior to the 12-month anniversary of loan origination, the borrowers are required to deposit 110% of estimated cost to complete the remaining immediate and short term repairs.

(5)   Two out of the 79 properties are leasehold interests without the related fee interest representing approximately $3.46 million, or 1.86%, of the allocated loan balance.

                                      D-13

THE RRI HOTEL PORTFOLIO LOAN.

      THE LOAN. The third largest loan (the "RRI Hotel Portfolio Loan") is a
$186,000,000 pari passu portion of a $465,000,000 first mortgage secured by the borrowers' fee interests and leasehold interests in 79 Red Roof Inn hotels (the
"RRI Hotel Portfolio Properties"). With respect to five properties, the borrower has mortgaged its ground lease interest and an affiliate of the borrower has also mortgaged its fee interest. The pari passu interests in the RRI Hotel
Portfolio Loan are governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement of the
Bear Stearns Commercial Mortgage Securities Trust 2007-PWR17 transaction.

      THE BORROWERS. The borrowers, R-Roof I LLC, R-Roof II LLC and R-Roof III
LLC, each a Delaware limited liability company, are single purpose entities, each with an independent director, that own no material assets other than its respective properties in the RRI Hotel Portfolio Loan. A non-consolidation opinion was delivered at origination. The sponsors of the RRI Hotel Portfolio
Loan are Citigroup Global Special Situations Group ("GSSG"), Westbridge
Hospitality Fund II, L.P. ("Westbridge II") and Westmont Hospitality Group
("Westmont"). GSSG is independently managed as a stand alone entity within the
Citigroup Markets and Banking division and has a mandate to invest Citigroup's proprietary capital. As of 12/31/06, Citigroup Financial Products, Inc. reported total stockholder equity of approximately $15.1 billion. Westbridge Hospitality
Fund, L.P. is an investment vehicle consisting of approximately $375 million and was formed by the principals of Westmont (6.7%), Caisse de Depot et Placement du
Quebec (86.4%) and Regime de Rentes du Mouvement Desjardens (6.9%). Westbridge
II is a $412 million investment vehicle that was formed in 2007 as a successor fund to Westbridge Hospitality Fund L.P. Westmont is one of the largest owner/operators of hotels in the United States and Canada with equity interests of approximately $5.2 billion. Currently, Westmont owns/manages over 400 hotels on three continents totaling over 60,000 rooms.

      THE COMPANY AND PROPERTIES. Red Roof Inn seeks to provide a mid-scale product at an economy price. Red Roof Inn reports that approximately 60% of its guests are traveling on some form of business and approximately 51% of its guests stay at a Red Roof Inn more than 15 times per year. Red Roof Inn reports that approximately 77% of their guests have incomes of over $50,000 per year.
The RRI Hotel Portfolio Properties are comprised of 79 limited service hotels encompassing 9,423 rooms across 24 states. The largest five state concentrations represent 45.2% of the appraised value and are located in Illinois (11.4%),
Pennsylvania (10.1%), New York (9.2%), Texas (7.6%) and Florida (6.9%). No other state represents more than 6.8% of the appraised value. Red Roof Inn guest amenities include such features as T-Mobile Hot Spot wireless internet access in all rooms, a gourmet coffee bar in all lobbies, and updated bathrooms. The sponsors have guaranteed capital expenditures across the portfolio of at least
$24 million.

      More specific information about the RRI Hotel Portfolio Properties is set forth in the tables below:

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION

                            OCCUPANCY       ADR        REVPAR      NET CASH FLOW
--------------------------------------------------------------------------------
Full Year (12/31/2005)        63.0%        $54.26      $34.18       $37,631,780
Full Year (12/31/2006)        61.8%        $59.06      $36.48       $44,338,229
TTM (05/31/2007)              61.5%        $60.00      $36.92       $45,891,884
Underwritten                  61.8%        $60.95      $37.64       $49,758,965
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                  SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, AND REVPAR

           COMPETITIVE SET (1)         RRI HOTEL PORTFOLIO (2)         PENETRATION FACTOR

YEAR    ADR     OCCUPANCY   REVPAR    ADR     OCCUPANCY   REVPAR    ADR    OCCUPANCY   REVPAR
---------------------------------------------------------------------------------------------

2001   $56.84     56.7%     $34.12   $51.84     68.5%     $35.57   91.2%    120.7%     104.3%
2002   $57.64     56.4%     $33.47   $50.48     67.1%     $33.80   87.6%    119.0%     101.0%
2003   $57.04     55.9%     $32.98   $50.14     64.5%     $32.21   87.9%    115.4%      97.7%
2004   $57.71     57.6%     $34.42   $51.37     63.7%     $32.65   89.0%    110.5%      94.9%
2005   $60.81     59.2%     $37.31   $54.24     63.0%     $34.17   89.2%    106.3%      91.6%
2006   $64.86     59.6%     $40.04   $58.78     61.8%     $36.48   90.6%    103.6%      91.1%
---------------------------------------------------------------------------------------------

(1)   Based on data provided by STR Reports.

(2)   Based on the borrower provided operating statements.

      PROPERTY MANAGEMENT. Property management is provided by RRI West
Management, LLC, an affiliate of the Westmont Hospitality Group, for an annual fee of 3.0% of revenue. In addition, certain front and back office services will be provided by Accor North America, Inc. ("Accor"), through an agreement with
Red Roof Inns, for an annual services fee of 3.5% of revenue. After the first year, if the borrowers elect to have the front and back office services provided by the property manager rather than Accor, the services fee would be reduced to
3.0% of revenue.

      ADDITIONAL INDEBTEDNESS. The RRI Hotel Portfolio Loan is pari passu with two other promissory notes (collectively, the "RRI Hotel Portfolio Pari Passu
Notes") and together with the RRI Hotel Portfolio Loan (the "RRI Hotel Portfolio
Whole Loan") have an aggregate principal balance of $465,000,000. The RRI Hotel
Portfolio Pari Passu Notes will be held outside of the trust. The pari passu interests in the RRI Hotel Portfolio Whole Loan are governed by an intercreditor and servicing agreement, and will be serviced pursuant to the terms of the pooling and servicing agreement of the Bear Stearns Commercial Mortgage
Securities Trust 2007-PWR17 transaction.

                                      D-14

      The sponsors have incurred a single mezzanine loan in the amount of
$164,000,000, which is secured by the indirect equity interest in the borrowers under the RRI Hotel Portfolio Whole Loan and indirectly by (a) additional Red
Roof Inn hotels and (b) related interests owned by the sponsors neither of which is part of the RRI Hotel Portfolio Properties. Additionally, the mezzanine debt is subordinate to the mortgage debt on such other properties. A default under the mezzanine debt may result in the change in the control of the borrower under the RRI Hotel Portfolio Loan Group and such default may arise from circumstances that are unrelated to the operation of the mortgaged properties that secure the
RRI Hotel Portfolio Loan. The estimated allocation of such mezzanine debt to the
RRI Hotel Portfolio Properties is approximately $66,000,000; such allocation is based on the allocated cost to each separate asset with respect to the acquisition of the Company. In addition, the parents of the borrower under the
RRI Hotel Portfolio's Loan Group have incurred $1 in the form of a mezzanine debt directly secured by the equity interest of the borrower under the RRI Hotel
Portfolio Whole Loan.

      GROUND LEASES. Two of the mortgaged properties are subject to a ground lease. The borrowers own a leasehold interest in two of the mortgaged properties pursuant to a ground lease. The ground lease related to the Red Roof Inn Milford mortgaged property expires on August 31, 2028, and the ground lease related to the Red Roof Inn Boston Mansfield Foxboro mortgaged property expires on November
29, 2007. With respect to the ground lease related to the Red Roof Inn Boston
Mansfield Foxboro mortgaged property, the borrowers have exercised extension options that expire on November 29, 2027, and have further extension options to extend the ground lease until November 29, 2042. Additionally, with respect to five properties, the borrowers have a ground lease interest and an affiliate of the related borrower owns and has pledged its fee interest in the related properties. The lender's collateral for these properties consists of a mortgage on both the fee and the leasehold interests.

      RELEASE OF PARCELS. The RRI Hotel Portfolio Loan permits the release of properties in whole or in part subject to compliance with certain conditions, including but not limited to the following: (1) no event of default has occurred and is continuing; (2) after giving effect to any partial release, the debt service coverage ratio for the remaining properties following the release shall equal or exceed the greater of (a) the debt service coverage ratio utilizing a net cash flow of $45,235,125 at origination and (b) the debt service coverage ratio for all properties subject to the liens of the mortgages for the trailing twelve months immediately preceding the release; (3) after giving effect to any partial release, the debt-yield shall not be less than the greater of (a) (i)
9.73%, multiplied by (ii) the sum of the allocated loan amounts of all properties, including the property subject to the release, and the allocated mezzanine loan amounts divided by the sum of the current amortized loan amount of all properties, including the property subject to the release, and the current amortized mezzanine loan amount and (b) the lender calculated debt-yield immediately prior to such release; (4) the amount of the outstanding principal balance of the RRI Hotel Portfolio Loan to be prepaid or defeased with the release of each individual property shall equal or exceed the greater of (a) the related 115% of the allocated loan amount and (b) an amount which would result in a debt-yield immediately after the proposed release of such individual property to be equal to or greater than (i) (A) 9.73%, multiplied by (B) the sum of the allocated loan amounts of all properties, including the property subject to the release, and the allocated mezzanine loan amounts divided by the sum of the current amortized loan amount of all properties, including the property subject to the release, and the current amortized mezzanine loan amount and (ii)
the lender calculated debt-yield immediately prior to such release and; (5)
concurrent with the payment and/or defeasance, the mezzanine borrower shall make a partial prepayment on the mezzanine loan equal to the mezzanine adjusted release price as defined in the related mezzanine loan agreement.

      PROPERTY SUBSTITUTION. On or after a date that is two years after the issue date of the series 2007-PWR17 certificates, the borrower may also obtain a release of an individual property by substituting another hotel of like kind, quality and cash flow to the substituted property provided borrower complies with certain conditions, including but not limited to the following: (1) no event of default has occurred and is continuing; (2) no more than 15 properties have been substituted in the aggregate; (3) the fair market value of the substitute property equals or exceeds the greater of (a) the fair market value of the substituted property as of the origination date and (b) the fair market value at the date immediately preceding substitution; (4) after giving effect to the substitution, (a) the substitution debt service coverage ratio shall not be less than the greater of (i) the debt service coverage ratio utilizing a net cash flow of $45,235,125 for all of the properties at origination and (ii) the lender's underwritten debt service coverage ratio immediately prior to such substitution and (b) the debt-yield shall not be less than the greater of (i)
the debt-yield utilizing a net cash flow of $45,235,125 and the original principal balance of the loan and the mezzanine loan direct secured by the equity interest of the borrower at origination and (ii) the lender calculated debt-yield immediately prior to such substitution; (5) the net operating income for the substitute property for the trailing twelve months immediately preceding substitution is greater than 100% of the net operating income for the substituted property over the same period; and (6) rating agency confirmation that the substitution will not result in a downgrade, withdrawal or qualification of the ratings assigned to the series 2007-PWR17 certificates and any other securities secured by an interest in the RRI Hotel Portfolio Whole
Loan.

      GUARANTY. There is a $24 million FF&E shortfall guaranty in favor of the lender provided by Citigroup Financial Products, Inc. and Westbridge Hospitality
Fund, L.P. to support renovation plans.

                                      D-15

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      D-16

                   MORTGAGE LOAN NO. 4 -- 1101 NEW YORK AVENUE

                       [2 PHOTOS OF 1101 NEW YORK AVENUE]

                                      D-17

                   MORTGAGE LOAN NO. 4 -- 1101 NEW YORK AVENUE

                         [MAP OF 1101 NEW YORK AVENUE]

                                      D-18

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 4 -- 1101 NEW YORK AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   WFB
LOAN PURPOSE:                           Refinance
ORIGINAL BALANCE: (1)                   $112,500,000
CUT-OFF DATE BALANCE: (1)               $112,500,000
FIRST PAYMENT DATE:                     08/05/2007
INTEREST RATE:                          5.74500%
AMORTIZATION TERM:                      Months 1-60: Interest Only
                                        Months 61-120: 360 months

ARD:                                    No
ANTICIPATED REPAYMENT DATE:             NAP
MATURITY DATE:                          07/05/2017
EXPECTED MATURITY BALANCE: (1)          $105,030,570
SPONSOR:                                Louis Dreyfus Property Group, LLC
INTEREST CALCULATION:                   Actual/360
CALL PROTECTION:                        26-payment lockout from the first
                                        payment date, with U.S. Treasury
                                        defeasance permitted for the following
                                        92 payments, and open to prepayment
                                        without premium thereafter through the
                                        maturity date

CUT-OFF DATE BALANCE PER SF: (1)        $575.46

UP-FRONT RESERVES:                      TI/LC: (2)             $19,583,542
                                        Free Rent:             $6,097,819
                                        Debt Service:          $751,000

ONGOING RESERVES:                       RE Taxes:              $170,561 / month
                                        Replacement:           $9,775 / month
                                        Leasing Rollover: (3)  Springing
                                        TI/LC: (4)             Springing

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):              NAP
SINGLE ASSET/PORTFOLIO:                 Single Asset
PROPERTY TYPE:                          Office
PROPERTY SUB-TYPE:                      Urban
LOCATION:                               Washington, DC
YEAR BUILT/RENOVATED:                   2006 / NAP
PERCENT LEASED (AS OF):                 92.4% (06/15/2007)
NET RENTABLE AREA:                      390,994
THE COLLATERAL:                         A 12-story urban office building in
                                        Washington, DC

OWNERSHIP INTEREST:                     Fee / Leasehold

PROPERTY MANAGEMENT:                    Louis Dreyfus Properties, LLC

3RD MOST RECENT NOI (AS OF):            NAP
2ND MOST RECENT NOI (AS OF):            NAP
MOST RECENT NOI (AS OF):                NAP
U/W NET OP. INCOME:                     $17,664,256
U/W NET CASH FLOW:                      $16,742,507
U/W OCCUPANCY:                          96.8%
APPRAISED VALUE (AS OF):                $320,400,000 (11/01/2007)
CUT-OFF DATE LTV RATIO: (1)             70.2%
LTV RATIO AT MATURITY: (1)              65.6%
U/W DSCR: (1)(5)                        1.06x
--------------------------------------------------------------------------------

(1)   The $112,500,000 pooled mortgage loan represents a 50% pari passu interest in a $225,000,000 first mortgage whole loan, which is split into two pari passu notes. Note A-1 was included in the Merrill Lynch Mortgage Trust
      2007-C1. All LTV, DSCR and Cut-off Date Balance per SF numbers presented in the table are based on the total $225,000,000 financing.

(2)   The TI/LC Reserve consists of an Existing Contractual Costs TI Reserve of
      $16,936,827 for tenant improvement and leasing commission costs for which the 1101 New York Avenue Borrower has any obligation remaining as of the disbursement date and a general TI/LC reserve of $2,646,715.

(3)   The 1101 New York Avenue Borrower will be required to deposit $68,665 on each principal and interest due date commencing on the earlier of (i) July
      5, 2009 and (ii) the first due date following the complete disbursement of funds in the general TI/LC Reserve. The impound will be capped at
      $2,850,000 and monthly impounds of $68,665 will resume if the balance falls below the capped amount. In the event the balance in the Leasing
      Rollover impound equals or exceeds $2,850,000, no deposits will be required.

(4)   The 1101 New York Avenue Borrower is required to deposit all excess cash flow into the springing TI Reserve until a total amount equal to $30 per square foot multiplied by the total square footage vacated by the following tenants: Ernst & Young, BP Corporation, Albright Capital Group
      or Albright Capital Management (the "Impound Tenants"). The 1101 New York
      Avenue Borrower must deposit on the first to occur of the following: (i)
      18 months prior to the expiration of any of the Impound Tenants, if the
      1101 New York Avenue Borrower has failed to deliver evidence that the lease has been extended or renewed, (ii) 30 days after the occurrence of any default by an Impound Tenant for the payment of rent, (iii) 15 days after the 1101 New York Avenue Borrower learns of any right or commencement of any action by Impound Tenant to terminate the lease or
      (iv) the termination of any Impound Tenant's lease.

(5)   The debt service coverage ratio shown above is calculated based on a debt service of principal and interest (after any applicable interest only period).

THE 1101 NEW YORK AVENUE LOAN.

      THE LOAN. The fourth largest loan (the "1101 New York Avenue Loan") is secured by the borrower's fee and leasehold interest in a 12-story, 390,994 square foot office building located in Washington, DC (the "1101 New York Avenue
Property"). The first mortgage loan of $225,000,000 (the "1101 New York Avenue
Whole Loan") was split into a $112,500,000 A-1 pari passu note ("Note A-1") and a $112,500,000 A-2 pari passu note. Note A-2 will be included in the Trust. Note
A-1 was included in the Merrill Lynch Mortgage Trust 2007 C-1 transaction. The pooling and servicing agreement for the Merrill Lynch Mortgage Trust Commercial
Pass-Through Certificates Series 2007-C1 transaction will govern the servicing of the 1101 New York Avenue Loan and the 1101 New York Avenue Whole Loan.

                                      D-19

      THE BORROWER. The borrower, 1101 New York Holdings LLC, a Delaware limited liability company (the "1101 New York Avenue Borrower") is a single member special purpose entity that owns no material assets other than the 1101 New York
Avenue Property and related interests. The 1101 New York Avenue Borrower is 100%
owned by 1101 New York Mezz LLC. 1101 New York Mezz LLC is a joint venture between W.R. Berkley Corporation (64% in total held by 3 different wholly owned subsidiaries) and Louis Dreyfus Property (36% in total held by two different wholly owned entities) A non-consolidation opinion was delivered at origination.
The sponsor of the 1101 New York Avenue Loan is Louis Dreyfus Property Group
LLC. Louis Dreyfus Property Group ("LDPG") has developed or acquired over eight million square feet of office space since inception. As of December 31, 2006 the
Louis Dreyfus Property Group, LLC showed $175.4 million in assets with $35.4 million cash liquidity and a net worth of $173.2 million. W.R. Berkley
Corporation is an insurance holding company whose subsidiaries conduct business in all markets of the commercial property casualty insurance industry. WR
Berkley Corporation is rated BBB+ by S&P and A- by Fitch, both with stable outlooks. As of December 31, 2006 the company reports assets of $15.7 billion, cash liquidity of $1.2 billion and net worth of $3.4 billion.

      THE PROPERTY. The 1101 New York Avenue Property is secured by the fee and leasehold interest in a Class A, newly constructed, 12-story multi-tenant office building with 390,994 square feet of net rentable area. It is located on New
York Avenue in downtown Washington, DC. The 1101 New York Avenue Property is
currently 92.4% leased to seven office tenants and has 5,793 square feet of retail space, 13,045 square feet of storage space, and a 203 space, three-level underground parking garage. Prior to construction, the building was pre-leased to the law firm LeBoeuf Lamb Greene (30.7% NRA) and Ernst & Young (32.5% NRA),
totaling 63.2% of the NRA.

      The property has a state-of-the-art building structure whereby support columns are recessed 20 feet inside of the external shell (cantilevered)
allowing for unobstructed perimeter office spaces. Amenities include a roof top terrace with a conference center, concierge service, 24-hour lobby attendant and free lower level fitness facility for all tenants. The building has street frontage on three sides and is free standing on four sides. The lobby is finished with granite and marble floors and anigre wood finish on the walls.

      More specific information about the 1101 New York Avenue Property is set forth in the tables below:

-----------------------------------------------------------------------------------------------------------------------------
                                                                                  % OF TOTAL     ANNUALIZED
                          CREDIT RATING                           ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                             (FITCH/                      % OF   UNDERWRITTEN    UNDERWRITTEN    BASE RENT         LEASE
TENANT NAME              MOODY'S/S&P) (1)   TENANT NRA    NRA    BASE RENT ($)    BASE RENT     ($ PER NRA)      EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------

Ernst & Young                --/--/--       126,992 (2)    32%     $5,765,663         33%          $45.40        06/30/2017
LeBoeuf Lamb Greene          --/--/--       120,115 (3)    31%     $5,717,374         33%          $47.60      06/30/2023 (4)
BP Corporation             AA+/Aa1/AA+        31,091        8%     $1,830,355         11%          $58.87        10/31/2017
-----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       278,198       71%    $13,313,392         77%          $47.86
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Other Tenants                Various          82,927       21%     $3,915,868         23%          $47.22         Various
Vacant Space                   NAP            29,869        8%             $0          0%           $0.00           NAP
-----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                       390,994      100%    $17,229,260        100%          $47.71
-----------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)   1,974 square feet of storage space is included in this calculation, for which the tenant pays $21.29 per square foot.

(3)   715 square feet of storage space is included in this calculation, for which the tenant pays $19.00 per square foot.

(4)   6,520 square feet of LeBoeuf's space expires 4/30/2012.

----------------------------------------------------------------------------------------------------------------------
                                             LEASE ROLLOVER SCHEDULE (1)

             # OF LEASES                       % OF TOTAL    CUMULATIVE TOTAL   CUMULATIVE % OF     AVERAGE U/W BASE
   YEAR       EXPIRING     TOTAL SF EXPIRING   SF EXPIRING     SF EXPIRING        SF EXPIRING     RENT PER SF EXPIRING
----------------------------------------------------------------------------------------------------------------------

  Vacant         --             29,869              8%            29,869               8%                  --
   2007          --               --               --             29,869               8%                  --
   2008          --               --               --             29,869               8%                  --
   2009          --               --               --             29,869               8%                  --
   2010          --               --               --             29,869               8%                  --
   2011          --               --               --             29,869               8%                  --
   2012           1              6,520              2%            36,389               9%                $43.63
   2013           1              6,520              2%            42,909              11%                $43.00
   2014          --               --               --             42,909              11%                  --
   2015          --               --               --             42,909              11%                  --
   2016          --               --               --             42,909              11%                  --
----------------------------------------------------------------------------------------------------------------------
Thereafter       14             348,085            89%           390,994             100%                $47.87
----------------------------------------------------------------------------------------------------------------------

(1)   The information in the table is based on the underwritten rent roll.

      PROPERTY MANAGEMENT. The 1101 New York Avenue Property is managed by Louis
Dreyfus Properties LLC, an affiliate of the 1101 New York Avenue Borrower. Louis
Dreyfus Properties LLC handles all aspects of management and leasing.

                                      D-20

      ADDITIONAL INDEBTEDNESS. Not allowed.

      GROUND LEASE. The 1101 New York Avenue Property is encumbered by a ground lease that expires on 08/31/2102. There are no extension options. Annual rent payments are $400,000 and will increase to $500,000 in 2012, with 30% of consumer price index escalations every five years. The ground lessor is George
D. Stamoulis. Lessee has an option to purchase the ground leased parcel in the
50th lease year (July 2054), based on a formula tied to a rent multiple at the time.

      RELEASE OF PARCELS. Not allowed.

                                      D-21

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      D-22

                     MORTGAGE LOAN NO. 5 -- WESTIN BUILDING

                         [5 PHOTOS OF WESTIN BUILDING]

                                      D-23

                     MORTGAGE LOAN NO. 5 -- WESTIN BUILDING

                            [MAP OF WESTIN BUILDING]

                                      D-24

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 5 -- WESTIN BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   NLIC
LOAN PURPOSE:                           Refinance
ORIGINAL BALANCE:                       $110,000,000
CUT-OFF DATE BALANCE:                   $110,000,000
FIRST PAYMENT DATE:                     10/01/2007
INTEREST RATE:                          6.37000%
AMORTIZATION TERM:                      Months 1-36: Interest Only
                                        Months 37-120: 360 months

ARD:                                    No
ANTICIPATED REPAYMENT DATE:             NAP
MATURITY DATE:                          09/01/2017
EXPECTED MATURITY BALANCE:              $100,241,223
SPONSORS:                               Clise Properties, Inc., Digital Realty
                                        Trust, L.P.

INTEREST CALCULATION:                   Actual/360
CALL PROTECTION:                        24-payment lockout from the first
                                        payment date, with U.S. Treasury
                                        defeasance permitted for the following
                                        92 payments, and open to prepayment
                                        without premium thereafter through the
                                        maturity date

CUT-OFF DATE BALANCE PER SF:            $274.82

UP-FRONT RESERVES:                      RE Taxes:              $292,810

ONGOING RESERVES:                       RE Taxes:              $58,562 / month
                                        Insurance: (1)         Springing
                                        Replacement:           $6,671 / month
                                        TI/LC: (2)             Springing

LOCKBOX:                                None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):              NAP
SINGLE ASSET/PORTFOLIO:                 Single Asset
PROPERTY TYPE:                          Office
PROPERTY SUB-TYPE:                      Urban
LOCATION:                               Seattle, Washington
YEAR BUILT/RENOVATED:                   1981 / 2007
PERCENT LEASED (AS OF):                 94.2% (07/31/2007)
NET RENTABLE AREA:                      400,263
THE COLLATERAL:                         A 34-story urban office building in
                                        Seattle, Washington

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Clise Properties

3RD MOST RECENT NOI (AS OF):            $12,599,748 (TTM 12/31/2004)
2ND MOST RECENT NOI (AS OF):            $11,910,394 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):                $12,191,979 (TTM 12/31/2006)
U/W NET OP. INCOME:                     $12,024,313
U/W NET CASH FLOW:                      $10,794,036
U/W OCCUPANCY:                          95.0%
APPRAISED VALUE (AS OF):                $165,000,000 (06/29/2007)
CUT-OFF DATE LTV RATIO:                 66.7%
LTV RATIO AT MATURITY:                  60.8%
U/W DSCR: (3)                           1.31x
--------------------------------------------------------------------------------

(1)   Insurance reserves will spring if an event of default, late payment, transfer, untimely notice, or a change in the standard lease form occurs under the loan documents.

(2)   The Tenant Improvements and Leasing Commissions Escrow will spring if the general purpose office space (as defined on the 2001 Sixth Borrower's certified rent roll) shall at any time fall below 80%. The 2001 Sixth
      Borrower shall, on or before the first business day of the next calendar month after such occupancy falls below 80%, deliver to the lender a letter of credit equal to $15.00 per square foot times the square footage needed to be leased to return the general purpose occupancy to 90%.

(3)   The debt service coverage ratio shown above is calculated based on a debt service of principal and interest (after any applicable interest only period).

THE WESTIN BUILDING LOAN.

      THE LOAN. The fifth largest loan (the "Westin Building Loan") is a
$110,000,000 first mortgage loan secured by the borrower's fee interest in a
34-story, approximately 400,263 square foot office/telecom building and seven-story, above-grade parking garage located in Seattle, Washington (the
"Westin Building Property").

      THE BORROWER. The borrower, 2001 Sixth LLC, is a Delaware limited liability company (the "2001 Sixth Borrower") and is a single purpose entity that owns no material assets other than the Westin Building. The sole member of the 2001 Sixth Borrower is a single member Delaware limited liability company that is structured with one independent manager. A non-consolidation opinion was delivered at origination. The sponsors of the Westin Building Loan are Clise
Properties ("Clise") and Digital Realty Trust, LP ("Digital"). Clise is a fourth generation, family-owned real estate company based in Seattle. Digital is the operating partnership of Digital Realty Trust, Inc., a REIT traded on the New
York Stock Exchange (NYSE: DLR). Digital Realty Trust owns 62 properties containing applications and operations critical to the technology industry comprising approximately 11.8 million square feet.

      THE PROPERTY. The Westin Building Property is a 34-story office building containing approximately 400,263 rentable square feet and includes a seven-story, above-grade parking garage with approximately 426 parking spaces.
The Westin Building Property is located between 5th and 6th Avenue on the north side of Virginia Street in downtown Seattle. The building consists of approximately

                                      D-25

183,869 square feet of data center space, approximately 24,871 square feet of telecom space known as FP(2), approximately 147,623 square feet of office space, approximately 17,745 square feet of storage space, and approximately 2,983 square feet of retail space. As of July 31, 2007, the Westin Building Property was approximately 94.2% leased. The Westin Building Property is ranked as the number three data center facility in the country (by the number of network providers) with over 250 network providers on site.

      More specific information about the Westin Building Property is set forth in the tables below:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                          % OF TOTAL     ANNUALIZED
                                   CREDIT RATING                          ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                      (FITCH/                     % OF   UNDERWRITTEN    UNDERWRITTEN    BASE RENT         LEASE
TENANT NAME                       MOODY'S/S&P) (1)   TENANT NRA   NRA    BASE RENT ($)    BASE RENT     ($ PER NRA)     EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Switch & Data                         --/--/--         35,253       9%    $ 1,590,827        11%           $45.13      08/31/2019
Global Crossings Telecom              --/--/--         20,587       5%    $   810,469         6%           $39.37      08/31/2015
Sprint Communications Co., L.P.     BBB/Baa3/BBB       17,517       4%    $   743,256         5%           $42.43      04/30/2010
Semaphore Corporation                 --/--/--         14,725       4%    $   443,886         3%           $30.15      12/31/2009(2)
Wiltel, Inc.                          --/--/--         12,431       3%    $   438,924         3%           $35.31      12/31/2009
Swift Ventures, Inc.                  --/--/--         11,589       3%    $   403,173         3%           $34.79      07/31/2014(3)
FiberCloud, Inc.                      --/--/--         11,003       3%    $   420,252         3%           $38.19      04/30/2008(4)
Infoseek Corporation                  --/--/--         13,670       3%    $   443,626         3%           $32.45      03/31/2010
The Mead Group/Colocenters Inc.       --/--/--          8,805       2%    $   305,352         2%           $34.68      12/31/2008
GCI Communication Corp.               --/A3/A-          7,305       2%    $   355,140         2%           $48.62      11/30/2008
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                152,885      38%    $ 5,954,905        42%           $38.95
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Other Tenants                         Various         224,206      56%    $ 8,087,736        58%           $36.07         Various
Vacant Space                            NAP            23,172       6%    $         0         0%           $ 0.00           NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                400,263     100%    $14,042,641       100%           $37.24
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)   3,284 square feet of space on a MTM lease and 11,441 square feet expires
      12/31/2009.

(3)   2,931 square feet of space on a MTM lease and 8,658 square feet expires
      07/31/2014.

(4)   3,242 square feet expires 04/30/2008, 2,456 square feet expires 10/31/08,
      3,079 square feet expires 03/31/10, and 2,226 square feet expires
      12/31/2010.

-------------------------------------------------------------------------------------------------------------------------
                                             LEASE ROLLOVER SCHEDULE (1) (2)

             # OF LEASES                       % OF TOTAL SF   CUMULATIVE TOTAL   CUMULATIVE % OF   AVERAGE U/W BASE RENT
   YEAR       EXPIRING     TOTAL SF EXPIRING   EXPIRING (3)      SF EXPIRING      SF EXPIRING (3)      PER SF EXPIRING
------------------------------------------------------------------------------------------ --------------------- --------

  Vacant         --             23,172               6%             23,172               6%                  --
   MTM           35             27,835               7%             51,007              13%                $44.80
   2007          12             10,494               3%             61,501              15%                $25.60
   2008          19             35,097               9%             96,598              24%                $38.55
   2009          26             53,282              13%            149,880              37%                $29.76
   2010          23             83,745              21%            233,625              58%                $37.14
   2011           9             28,362               7%            261,987              65%                $26.27
   2012           2              3,428               1%            265,415              66%                $34.88
   2013           5             15,245               4%            280,660              70%                $32.39
   2014           8             21,764               5%            302,424              75%                $31.69
   2015           4             20,587               5%            323,011              81%                $39.37
   2016          --               --                 --            323,011              81%                  --
-------------------------------------------------------------------------------------------------------------------------
Thereafter        4             35,253               9%            358,264              89%                $45.13
-------------------------------------------------------------------------------------------------------------------------

(1)   The information in the table is based on the underwritten rent roll.

(2)   Excludes square footage of FP(2) space that totals 24,871 square feet (6%
      of total NRA) because FP(2) is leased on a per cabinet or per cage basis rather than per square foot of rentable area and measured by the percentage of income expiring in any one year rather than square footage.
      There are 65 FP(2) tenants with lease expirations ranging from a MTM basis to 2024. The rollover schedule also excludes 17,128 square feet of storage, server, and office space used by the 2001 Sixth Borrower and not leased to third party tenants.

(3)   The percentages are based on the total NRA of 400,263 square feet for the
      Westin Building Property, inclusive of the FP(2), storage, server, and office space.

      PROPERTY MANAGEMENT. The Westin Building Property is managed by Clise
Properties, an affiliate of the 2001 Sixth Borrower.

      ADDITIONAL INDEBTEDNESS. Mezzanine financing is permitted after the end of the second loan year so long as the net cash flow from the Westin Building
Property is 1.20x times the combined debt service on the first mortgage and mezzanine financing, the aggregate loan to value ratio does not exceed 80%, and the borrower is not in default under any of the terms, covenants, and conditions of the loan documents.

      GROUND LEASE. None.

      RELEASE OF PARCELS. Not allowed.

                                      D-26

                     MORTGAGE LOAN NO. 6 -- 346 MADISON AVE

                         [2 PHOTOS OF 346 MADISON AVE]

                                      D-27

                     MORTGAGE LOAN NO. 6 -- 346 MADISON AVE

                            [MAP OF 346 MADISON AVE]

                                      D-28

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 6 -- 346 MADISON AVE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   PCFII
LOAN PURPOSE:                           Acquisition
ORIGINAL BALANCE:                       $100,000,000
CUT-OFF DATE BALANCE:                   $100,000,000
FIRST PAYMENT DATE:                     10/01/2007
INTEREST RATE:                          5.58000%
AMORTIZATION TERM:                      360 months
ARD:                                    Yes
ANTICIPATED REPAYMENT DATE:             09/01/2017
MATURITY DATE:                          09/01/2037
EXPECTED ARD BALANCE:                   $83,918,247
SPONSOR:                                Claudio Del Vecchio
INTEREST CALCULATION:                   Actual/360
CALL PROTECTION:                        24-payment lockout from the first
                                        payment date, with U.S. Treasury
                                        defeasance permitted for the following
                                        92 payments, and open to prepayment
                                        without premium thereafter through the
                                        maturity date

CUT-OFF DATE BALANCE PER SF:            $737.60

UP-FRONT RESERVES:                      RE Taxes:          $361,176

ONGOING RESERVES:                       RE Taxes:          $120,392 / month

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):              NAP
SINGLE ASSET/PORTFOLIO:                 Single Asset
PROPERTY TYPE:                          Mixed Use
PROPERTY SUB-TYPE:                      Office/Retail
LOCATION:                               New York, NY
YEAR BUILT/RENOVATED:                   1915 / 2002-2007
PERCENT LEASED (AS OF):                 100.0% (08/08/2007)
NET RENTABLE AREA:                      135,575
THE COLLATERAL:                         10-story office and retail building
                                        located in New York, NY

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Retail Brand Alliance, Inc.

3RD MOST RECENT NOI (AS OF):            NAP
2ND MOST RECENT NOI (AS OF):            NAP
MOST RECENT NOI (AS OF):                NAP
U/W NET OP. INCOME:                     $9,612,620
U/W NET CASH FLOW:                      $9,585,505
U/W OCCUPANCY:                          97.0%
APPRAISED VALUE (AS OF):                $202,000,000 (06/26/2007)
CUT-OFF DATE LTV RATIO:                 49.5%
ARD LTV RATIO:                          41.5%
U/W DSCR:                               1.39x
-------------------------------------------------------------------------------

THE 346 MADISON AVE LOAN.

      THE LOAN. The sixth largest loan (the "346 Madison Ave Loan") is a
$100,000,000 mortgage loan secured by the borrower's fee interest in the office/retail property containing 135,575 square feet known as the 346 Madison
Ave, located in New York, New York (the "346 Madison Ave Property").

      THE BORROWER. The borrower is 346 Madison Avenue LLC and is 100% owned by
DV Family, LLC which is 100% owned by Del Vecchio Family Trust with Claudio Del
Vecchio serving as the trustee (the "346 Madison Ave Borrower"). Claudio Del
Vecchio also serves as the carveout guarantor and reported a net worth of approximately $3.27 billion as of June 11, 2007.

      THE PROPERTY. The 346 Madison Ave Property consists of a 10-story,
135,575 square foot retail and office building. The improvements were constructed in 1915 and were most recently renovated from 2002 to 2007. During that time, the property has undergone a $7.2 million modernization, which included the HVAC systems, fire alarms, sprinklers, elevators, electrical, chillers, lighting, tenant improvements, and asbestos abatement. The property's predominant facade system on all elevations consists of red face brick. There is a limestone bulkhead with granite base system along the first three stories of the building and limestone finish at the ninth and tenth floors. The building is fully sprinklered. The building is served by three gearless traction passenger elevators, two freight elevators and a sidewalk lift. There are six escalators between the first through third floors. Floor plates for the building are approximately 13,000 square feet. The property is 100.0% leased to
Retail Brand Alliance (RBA), parent of Brooks Brothers. Brooks Brothers uses the first six floors as retail space and floors 7 through 10 as office space.
Brooks Brothers has been located in this building for 92 years, since the building was built in 1915. The property is the global headquarters for Brooks
Brothers. The 346 Madison Ave Property is located on the westerly block front of Madison Avenue between East 44th and East 45th streets. The 346 Madison Ave
Property is surrounded by some of New York's landmarks including Grand Central
Terminal, the Met Life Building, the Helmsley Building, Bryant Park, the NYC
Public Library, and the Chrysler Building. Grand Central Terminal is located one block to the east from the 346 Madison Ave Property. Grand Central Terminal offers access to subway lines 4, 5, 6, 7, the Times Square Shuttle,

                                      D-29

and rail service to Westchester, Putnam and Dutchess counties in New York and
Western Connecticut. In addition, subway lines B, D, F, N, Q, R, S, W, and V are located in close proximity to the property.

      More specific information about the 346 Madison Ave Property is set forth in the tables below:

-------------------------------------------------------------------------------------------------------------------------
                                                                                  % OF TOTAL     ANNUALIZED
                          CREDIT RATING                          ANNUALIZED       ANNUALIZED    UNDERWRITTEN
                             (FITCH/                     % OF    UNDERWRITTEN    UNDERWRITTEN    BASE RENT       LEASE
TENANT NAME              MOODY'S/S&P) (1)   TENANT NRA    NRA    BASE RENT ($)    BASE RENT     ($ PER NRA)    EXPIRATION
-------------------------------------------------------------------------------------------------------------------------

Brooks Brothers              --/--/--         135,575     100%   $ 10,000,000        100%          $73.76      08/31/2027
-------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        135,575     100%   $ 10,000,000        100%          $73.76
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Other Tenants                  NAP                  0       0%   $          0          0%          $ 0.00         NAP
Vacant Space                   NAP                  0       0%   $          0          0%          $ 0.00         NAP
-------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        135,575     100%   $ 10,000,000        100%          $73.76
-------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

------------------------------------------------------------------------------------------
                               LEASE ROLLOVER SCHEDULE (1)

                                                   CUMULATIVE   CUMULATIVE    AVERAGE U/W
             # OF LEASES   TOTAL SF   % OF TOTAL    TOTAL SF     % OF SF     BASE RENT PER
   YEAR       EXPIRING     EXPIRING   SF ROLLING    EXPIRING     EXPIRING     SF EXPIRING
------------------------------------------------------------------------------------------

  Vacant         --           --          --           --           --            --
   2007          --           --          --           --           --            --
   2008          --           --          --           --           --            --
   2009          --           --          --           --           --            --
   2010          --           --          --           --           --            --
   2011          --           --          --           --           --            --
   2012          --           --          --           --           --            --
   2013          --           --          --           --           --            --
   2014          --           --          --           --           --            --
   2015          --           --          --           --           --            --
   2016          --           --          --           --           --            --
------------------------------------------------------------------------------------------
Thereafter        1        135,575       100%       135,575        100%         $73.76
------------------------------------------------------------------------------------------

(1)   The information in the table is based on the underwritten rent roll.

      PROPERTY MANAGEMENT. The 346 Madison Ave Property is managed by Retail
Brand Alliance, Inc., an affiliate of the 346 Madison Ave Borrower.

      ADDITIONAL INDEBTEDNESS. Not allowed.

      GROUND LEASE. None.

      RELEASE OF PARCELS. Not allowed.

                                      D-30

                  MORTGAGE LOAN NO. 7 -- LOGAN HOTEL PORTFOLIO

                      [7 PHOTOS OF LOGAN HOTEL PORTFOLIO]

                                      D-31

                  MORTGAGE LOAN NO. 7 -- LOGAN HOTEL PORTFOLIO

                       [4 MAPS OF LOGAN HOTEL PORTFOLIO]

                                      D-32

-------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 7 -- LOGAN HOTEL PORTFOLIO
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                LOAN INFORMATION
-------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   BSCMI
LOAN PURPOSE:                           Acquisition
ORIGINAL BALANCE:                       $70,300,000
CUT-OFF DATE BALANCE:                   $70,300,000
FIRST PAYMENT DATE:                     08/01/2007
INTEREST RATE:                          6.42000%
AMORTIZATION TERM:                      Interest Only
ARD:                                    No
ANTICIPATED REPAYMENT DATE:             NAP
MATURITY DATE:                          07/01/2012
EXPECTED MATURITY BALANCE:              $70,300,000
SPONSORS:                               Trinity Hotel Investors, BayNorth
                                        Capital LLC
INTEREST CALCULATION:                   Actual/360
CALL PROTECTION:                        26-payment lockout from the first
                                        payment date, with U.S. Treasury
                                        defeasance permitted for the following
                                        27 payments, and open to prepayment
                                        without premium thereafter through the
                                        maturity date

CUT-OFF DATE BALANCE PER ROOM:          $71,370.56

UP-FRONT RESERVES:                      RE Taxes:              $311,534
                                        Insurance:             $46,761
                                        Replacement:           $102,276
                                        Deferred Maintenance:  $83,600
                                        Capital Improvement:   $22,450,000

ONGOING RESERVES:                       RE Taxes:              $77,883 / month
                                        Insurance:             $23,380 / month
                                        Replacement:           $102,276 / month
                                        Excess Cash: (1)       Springing

LOCKBOX:                                Hard
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):              NAP
SINGLE ASSET/PORTFOLIO:                 Portfolio
PROPERTY TYPE:                          Hospitality
PROPERTY SUB-TYPE:                      Full Service
LOCATION:                               Various
YEAR BUILT/RENOVATED:                   Various
OCCUPANCY (AS OF):                      72.2% (06/30/2007)
ADR (AS OF):                            $87.46 (06/30/2007)
REVPAR (AS OF):                         $63.13 (06/30/2007)
ROOMS:                                  985
THE COLLATERAL:                         Three full service hotels located in
                                        Minnesota and Arkansas

OWNERSHIP INTEREST:                     Fee / Leasehold

PROPERTY MANAGEMENT:                    Associated Hotels, LLC

3RD RECENT NOI (AS OF):                 $6,310,338 (TTM 12/31/2005)
2ND RECENT NOI (AS OF):                 $7,735,886 (TTM 12/31/2006)
MOST RECENT NOI (AS OF):                $7,752,915 (TTM 06/30/2007)
U/W NET OP. INCOME:                     $8,101,053
U/W NET CASH FLOW:                      $6,801,778
U/W OCCUPANCY:                          70.9%
U/W ADR:                                $89.80
U/W REVPAR:                             $63.68
APPRAISED VALUE (AS OF): (2)            $90,800,000 (02/01/2008)
CUT-OFF DATE LTV RATIO:                 77.4%
LTV RATIO AT MATURITY:                  77.4%
U/W DSCR:                               1.49x
-------------------------------------------------------------------------------

(1)   Following a "Cash Sweep Event" and prior to the occurrence of the related
      Cash Sweep Event Cure, on each payment date all excess cash remaining in the Cash Management Account following the required transfer of funds to various sub-accounts for property operating expenses, among other things, are required to be deposited with the lender to be held by the Lender as additional security for the Loan. A "Cash Sweep Event" consists of an occurrence of an event of default, any bankruptcy action of the borrower, any bankruptcy action of the property manager, or a DSCR trigger event
      (DSCR<1.00x on or before June 1, 2008 and DSCR<1.05x thereafter).

(2)   The appraisal's As-Renovated value as of February 1, 2008 is shown above and was used in all loan to value calculations. The sponsors' preliminary budget for the cost of these renovations is $22,450,000, which was held back in escrow at origination. The As-Is value for the portfolio as of
      January 2007 is $67,900,000. The stabilized value for the portfolio as of
      February 1, 2009 is $94,600,000.

THE LOGAN HOTEL PORTFOLIO LOAN.

      THE LOAN. The seventh largest loan (the "Logan Hotel Portfolio Loan") is a $70,300,000 first mortgage loan secured by the borrowers' fee and leasehold interest in three full service hotels located in Minnesota and Arkansas.

      THE BORROWERS. The borrowers, TB Bloomington LLC, TB Little Rock LLC and
TB Duluth LLC, each a Delaware limited liability company, are single purpose entities each with an independent director that own no material assets other than its respective property in the Logan Hotel Portfolio Loan and related interests. A non-consolidation opinion was delivered at origination. The borrowers are principally owned and controlled by Trinity Hotel Investors LLC
("Trinity") and BayNorth Capital LLC ("BayNorth"). Trinity was established in
2002 to invest in hotels in the United States and Europe. Trinity's principals have consummated over $8.5 billion in global real estate transactions. To date, the BayNorth team has invested approximately $1.7 billion of capital for five distinct funds and

                                      D-33

currently manages approximately $900 million of equity assets. The BayNorth fund associated with the subject portfolio, BayNorth Realty Fund VI, has capital commitments of approximately $430 million and a net worth $43,252,018 as of June 30, 2005.

      THE PROPERTIES. The Logan Hotel Portfolio consists of three full service hotels with a total of 985 rooms: the DoubleTree Little Rock located in Little
Rock, Arkansas, the Radisson Duluth located in Duluth, Minnesota and the
Holiday Inn Select Minneapolis Airport located in Bloomington, Minnesota. The portfolio has undergone approximately $2.95 million in renovations between 2005 and 2006, with an additional $22.45 million ($22,792/room) anticipated to be spent in 2007-2008.

      More specific information about each of the Logan Hotel Portfolio
Properties is set forth in the tables below:

------------------------------------------------------------------------------------------------------------------------
                                                                          ALLOCATED
                                                           YEAR BUILT/   CUT-OFF DATE                         APPRAISED
PROPERTY                                 LOCATION           RENOVATED    LOAN BALANCE   ROOMS   U/W NCF       VALUE (1)
------------------------------------------------------------------------------------------------------------------------

Holiday Inn Select Minneapolis Airport   Bloomington, MN   1980 / 2005   $ 39,475,000    430    $3,516,741   $47,500,000
Doubletree - Little Rock                 Little Rock, AR   1971 / 2003   $ 21,825,000    287    $2,030,433   $30,600,000
Radisson Hotel Duluth Harborview         Duluth, MN        1970 / 2005   $  9,000,000    268    $1,254,605   $12,700,000
------------------------------------------------------------------------------------------------------------------------
TOTAL                                                                    $ 70,300,000    985    $6,801,778   $90,800,000
------------------------------------------------------------------------------------------------------------------------

(1)   The appraisal's As-Renovated value as of February 1, 2008 is shown above and was used in all loan to value calculations. The sponsor's preliminary budget for the cost of these renovations is $22,450,000, which was held back in escrow at origination. The As-Is value for the portfolio as of
      January 2007 is $67,900,000. The stabilized value for the portfolio as of
      February 1, 2009 is $94,600,000.

      The Holiday Inn Select Minneapolis Airport is a 15-story, 430-room full service hotel property built in 1980. The hotel is located 14 miles south of the Minneapolis central business district and three miles south of the
Minneapolis-St. Paul International Airport. A major attraction, located 1.3 miles west of the property, is the Mall of America, the country's largest indoor shopping mall, which encompasses approximately 4.2 million square feet and employs approximately 10,000 people. Hotel guest amenities include an indoor pool, fitness center, gift shop, whirlpool and sauna, business center and seven meeting rooms totaling 12,825 square feet. During 2005 and 2006, approximately $1.7 million (approximately $4,000/room) was spent in renovations. Additionally, the subject is scheduled to undergo a comprehensive
$8.625 million renovation (approximately $20,000/room), which is planned to commence in late 2007 and include upgrading all guestrooms and additional work in public areas.

      More specific information about the Holiday Inn Select Minneapolis
Airport is set forth in the table below:

------------------------------------------------------------------------------------------------------------
                          SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, AND REVPAR

                                                       HOLIDAY INN SELECT
                       COMPETITIVE SET (1)          MINNEAPOLIS AIRPORT (2)          PENETRATION FACTOR

     YEAR           ADR     OCCUPANCY   REVPAR     ADR     OCCUPANCY   REVPAR     ADR     OCCUPANCY   REVPAR
------------------------------------------------------------------------------------------------------------

     2004         $ 85.47     72.1%     $61.63   $78.55      79.5%     $62.44    91.9%      110.3%    101.3%
     2005         $ 90.92     72.2%     $65.67   $82.62      74.2%     $61.23    90.9%      102.7%     93.2%
     2006         $ 95.42     72.7%     $69.34   $83.03      77.9%     $64.66    87.0%      107.1%     93.3%
------------------------------------------------------------------------------------------------------------
TTM 06/2007 (3)   $114.55     71.3%     $81.62   $84.34      77.9%     $65.72    73.6%      109.3%     80.5%
------------------------------------------------------------------------------------------------------------

(1)   Based on data provided by STR Reports.

(2)   Based on the borrower provided operating statements.

(3)   Smith Travel Research changed the competitive set for the trailing 12 months ended 06/2007. The competitive set used by Smith Travel Research changed from the 2006 reported numbers to the TTM 06/2007 reported numbers.

      The DoubleTree Little Rock is a 287-room full service hotel built in
1971. The hotel is located in downtown Little Rock in the northeast quadrant formed by the intersection of West Markham Street and Broadway Street within the City of Little Rock. In addition to being located near Little Rock's downtown businesses, the property is also located 0.6 miles west of the Clinton
Presidential Library and Center. The Little Rock Airport is approximately seven miles southeast of the hotel as well. Guest amenities include a restaurant and lounge, an outdoor pool, fitness room, gift shop, business center and 12,583 square feet of meeting space. Over the past two years, $616,030 ($2,147/room)
was spent in renovations which included roof and water line repairs, fire protection, corridor and guest room carpeting and tile, repair and replacement of laundry/restaurant equipment. Additionally, the subject is scheduled to undergo a comprehensive $13.125 million (approximately $45,700/room) which is planned to commence in late 2007.

                                      D-34

      More specific information about the DoubleTree Little Rock is set forth in the table below:

-------------------------------------------------------------------------------------------------------------
                          SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, AND REVPAR

                       COMPETITIVE SET (1)         DOUBLETREE LITTLE ROCK (2)        PENETRATION FACTOR

    YEAR            ADR     OCCUPANCY   REVPAR      ADR    OCCUPANCY    REVPAR    ADR     OCCUPANCY    REVPAR
-------------------------------------------------------------------------------------------------------------

    2004          $ 94.16     60.4%     $ 56.89   $82.48     68.2%     $ 56.25   87.6%     112.9%       98.9%
    2005          $ 96.07     66.1%     $ 63.54   $81.61     78.2%     $ 63.82   85.0%     118.3%      100.4%
    2006          $106.38     66.8%     $ 71.11   $88.59     78.1%     $ 69.20   83.3%     117.0%       97.3%
-------------------------------------------------------------------------------------------------------------
TTM 6/2007 (3)    $110.73     64.7%     $ 71.60   $92.12     79.2%     $ 72.94   83.2%     122.4%      101.9%
-------------------------------------------------------------------------------------------------------------

(1)   Based on data provided by STR Reports.

(2)   Based on the borrower provided operating statements.

(3)   Smith Travel Research changed the competitive set for the trailing 12 months ended 06/2007.

      The Radisson Hotel Duluth Harborview is a 268-room full service hotel built in 1970. The hotel is located in the City of Duluth, Minnesota in an area comprised of a mixture of commercial and retail properties. Additionally, the hotel is located 0.3 miles southeast of the Duluth Entertainment and Convention
Center and 8.4 miles northwest of the Duluth International Airport. Hotel guest amenities include the Top of the Harbor revolving restaurant (offering views of
Lake Superior and Duluth), a lounge, a fitness room, an indoor pool and 9,278 square feet of meeting space. During 2005, the property was renovated at a cost of $570,242 ($2,128/room) which included guestroom renovations, work in the public areas and exterior signage. Additionally, the hotel is scheduled for a renovation of $700,000 which is planned to commence in late 2007, which would include additional guest room improvements and the renovation the Top of the
Harbor restaurant.

      More specific information about the Radisson Hotel Duluth Harborview is set forth in the table below:

-------------------------------------------------------------------------------------------------------------
                          SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, AND REVPAR

                                                     RADISSON HOTEL DULUTH
                       COMPETITIVE SET (1)               HARBORVIEW (2)              PENETRATION FACTOR

    YEAR           ADR      OCCUPANCY    REVPAR    ADR     OCCUPANCY   REVPAR     ADR     OCCUPANCY   REVPAR
-------------------------------------------------------------------------------------------------------------

    2004          $ 89.44     58.4%     $ 52.27   $75.45     59.0%     $ 44.52   84.4%     101.0%      85.2%
    2005          $ 90.95     59.9%     $ 54.49   $82.07     51.5%     $ 42.28   90.2%      86.0%      77.6%
    2006          $ 93.36     63.2%     $ 58.98   $86.44     54.4%     $ 47.00   92.6%      86.0%      79.7%
-------------------------------------------------------------------------------------------------------------
TTM 6/2007 (3)    $ 95.18     64.6%     $ 61.48   $87.38     55.5%     $ 48.48   91.8%      85.9%      78.9%
-------------------------------------------------------------------------------------------------------------

(1)   Based on data provided by STR Reports.

(2)   Based on the borrower provided operating statements.

(3)   Smith Travel Research changed the competitive set for the trailing 12 months ended 06/2007.

      PROPERTY MANAGEMENT. The Logan Hotel Portfolio Property is managed by
Associated Hotels, LLC, which owns and/or operates six franchised hotels containing 1,920 guestrooms with annual revenues in excess of $50 million.

      ADDITIONAL INDEBTEDNESS. Not allowed.

      GROUND LEASES. The DoubleTree Little Rock and the Holiday Inn Select
Minneapolis Airport are subject to ground leases. The DoubleTree Little Rock's ground lease expires in September of 2044. With respect to the Holiday Inn
Select Minneapolis Airport, there is a ground lease on an adjacent parking lot, which is part of the collateral. This ground lease expires in November of 2041.

      RELEASE OF PROPERTIES. The Logan Hotel Portfolio Loan permits releases of properties in whole or in part subject to compliance with certain conditions, including but not limited to the following: (1) no event of default has occurred and is continuing; (2) after giving effect to any partial release, the loan to value ratio on the remaining properties does not exceed the lesser of
(a) 74.31% multiplied by the principal balance of the loan immediately after the release and divided by the sum of the allocated loan amounts of the properties subject to the lien immediately after the release and (b) the loan to value ratio prior to release; (3) after giving effect to any partial release, the debt service coverage ratio for the remaining properties following the release equals or exceeds the greater of (a) 1.40 multiplied by the allocated loan amount of the properties subject to the lien immediately after the release and divided by the principal balance of the loan immediately after release and (b) the debt service coverage ratio for the trailing twelve months immediately prior to release; (4) if on or prior to December 31, 2011, defeasance of an amount equal to 110% of the allocated loan amount for the released property; and if after December 31, 2011, upon payment of an amount equal to 110% of the individual allocated loan amount; and (5) in the case of a partial defeasance, the lender receives written confirmation from the rating agencies that the release will not result in a downgrade, withdrawal or qualification of the ratings assigned to the series 2007-PWR17 certificates.

                                      D-35

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      D-36

                  MORTGAGE LOAN NO. 8 -- DRA RETAIL PORTFOLIO

                      [2 PHOTOS OF DRA RETAIL PORTFOLIO]

                                      D-37

                  MORTGAGE LOAN NO. 8 -- DRA RETAIL PORTFOLIO

                        [4 MAPS OF DRA RETAIL PORTFOLIO]

                                      D-38

-------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 8 -- DRA RETAIL PORTFOLIO
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                LOAN INFORMATION
-------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   WFB
LOAN PURPOSE:                           Refinance
ORIGINAL BALANCE:                       $49,000,000
CUT-OFF DATE BALANCE:                   $49,000,000
FIRST PAYMENT DATE:                     10/01/2007
INTEREST RATE:                          5.95000%
AMORTIZATION TERM:                      Interest Only
ARD:                                    No
ANTICIPATED REPAYMENT DATE:             NAP
MATURITY DATE:                          09/01/2012
EXPECTED MATURITY BALANCE:              $49,000,000
SPONSOR:                                DRA Growth & Income Fund IV, LLC
INTEREST CALCULATION:                   Actual/360
CALL PROTECTION:                        24-payment lockout from the first
                                        payment date, followed by either (i)
                                        U.S. Treasury defeasance or (ii) the
                                        greater of 1% or yield maintenance
                                        permitted for the next 32 payments, and
                                        open to prepayment without premium
                                        thereafter through maturity

CUT-OFF DATE BALANCE PER SF:            $121.61

UP-FRONT RESERVES:                      None

ONGOING RESERVES:                       RE Taxes: (1)                Springing
                                        Insurance: (1)               Springing
                                        TI/LC: (1)                   Springing
                                        Replacement: (1)             Springing
                                        Low Debt Service: (2)        Springing
                                        Levitz TI: (3)               Springing
                                        Orchard Supply TI: (4)       Springing

LOCKBOX:                                Springing Hard
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):              NAP
SINGLE ASSET/PORTFOLIO:                 Portfolio
PROPERTY TYPE:                          Various
PROPERTY SUB-TYPE:                      Various
LOCATION:                               Various - See Table
YEAR BUILT/RENOVATED:                   Various - See Table
PERCENT LEASED (AS OF):                 98.4% (03/09/2007)
NET RENTABLE AREA:                      402,937

THE COLLATERAL:                         Three retail properties located in
                                        South Carolina, California and New York

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    KRC Property Management I, Inc.

3RD MOST RECENT NOI (AS OF):            NAP
2ND MOST RECENT NOI (AS OF):            $3,793,251 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):                $3,984,625 (TTM 12/31/2006)
U/W NET OP. INCOME:                     $3,861,669
U/W NET CASH FLOW:                      $3,676,131
U/W OCCUPANCY:                          92.4%
APPRAISED VALUE (AS OF):                $62,600,000 (03/2007 - 04/2007)
CUT-OFF DATE LTV RATIO:                 78.3%
LTV RATIO AT MATURITY:                  78.3%
U/W DSCR:                               1.24x
-------------------------------------------------------------------------------

(1)   The borrower will not be required to make monthly deposits for these impounds unless and until a trigger event occurs or there is an assignment of the borrower's obligations under the loan documents to, and assumption of such obligations by, a successor borrower in accordance with the note. A trigger event is defined as the earlier to occur of the following: (i) the occurrence of a default, (ii) the debt service coverage ratio as of the most recent testing date is less than 1.10x (a
      "DSCR Trigger Event") or (iii) the occurrence of any events which would trigger the Orchard Supply TI Reserve. A testing date shall mean March
      31, June 30, September 30 and December 31 of each calendar year, with the first such testing date commencing as of December 31, 2007. The borrower shall be entitled to avoid a DSCR Trigger Event upon satisfaction of the following conditions: (a) borrower has delivered to lender either (i)
      cash or (ii) an acceptable letter of credit (the "Trigger Event Threshold
      Collateral") and (b) the Trigger Event Threshold Collateral is in an
      amount which, if applied to the outstanding principal balance of the loan, would cause borrower not to be subject to a trigger event.

(2)   Upon a trigger event, all excess funds after payment of interest on the loan, funding of any impounds, and payment of operating expenses defined in the cash management agreement, will be deposited into the low debt service reserve as additional collateral for the loan, to be dispersed by lender in its discretion in future months for the regular monthly payment of interest owing on the loan, and for the funding of any impounds to the extent other amounts received by lender are insufficient to pay the same.

(3)   Unless the Smithtown property has been released, the borrower is required to deposit either cash or a letter of credit in an amount equal to $15 per square foot multiplied by the total square footage of the Levitz space ($834,000) on the first to occur of the following events: (i) 15 days after borrower learns of a monetary or material non-monetary default by Levitz, (ii) 15 days after borrower learns of the exercise of any right to terminate the lease, (iii) borrower's exercise of any right or commencement to terminate the Levitz lease, (iv) the existence of a
      Levitz bankruptcy and a default or (v) the termination of the Levitz lease.

(4)   Unless the Redwood property has been released, the borrower is required to deposit either all excess cash flow until an amount equal to $15 per square foot multiplied by the total square footage of the Orchard Supply space ($741,000) has been deposited or a letter of credit in the amount of $741,000 on the first to occur of the following events: (i) October
      15, 2008, if borrower has failed to deliver evidence that Orchard Supply has exercised its option to extend the lease for an additional 10 years,
      (ii) upon borrower learning of the exercise of any right of Orchard
      Supply to terminate the lease, (iii) borrower's exercise of any right or commencement to terminate the Orchard Supply lease, (iv) the termination of the Orchard Supply lease.

                                      D-39

THE DRA RETAIL PORTFOLIO LOAN.

      THE LOAN. The eighth largest loan (the "DRA Retail Portfolio Loan") is a
$49,000,000 first mortgage loan secured by the borrower's fee interest in
Cherrydale Point located in Greenville, SC, Smithtown located in Nesconset, NY and Redwood City located in Redwood City, CA (the "DRA Retail Portfolio
Properties").

      THE BORROWER. The borrowers, PL Smithtown LLC, PL Cherrydale Point LLC, and PL Redwood City LP (the "DRA Retail Portfolio Borrower"), are
single-purpose entities that own no material assets other than the DRA Retail
Portfolio Properties and related interests. The sponsor, Price Legacy
Corporation, is a subsidiary of PL Retail LLC, a joint venture between Kimco
Realty Corporation and clients of DRA Advisors LLC. DRA Advisors LLC currently own 120 shopping centers totaling over 30 million square feet and Kimco Realty
Corporation's assets exceed $7.8 billion.

      THE PROPERTY. The DRA Retail Portfolio Properties consist of three cross-collateralized and cross-defaulted retail centers totaling 402,937 square feet, which are located in South Carolina, California, and New York. One of the
properties, Cherrydale Point, is located in Greenville, SC, contains 297,928 square feet, and is occupied by 34 tenants. The two other properties, Redwood
City located in Redwood, CA, containing 49,429 square feet and the Smithtown located in Nesconset, NY, containing 55,580 square feet are both 100% occupied by single tenants. The Orchard Supply Hardware (Redwood City) owns the improvements to the property and leases the land from the borrower through a ground lease, which expires on April 14, 2009 with two, additional 10-year renewal options. On a combined basis, the portfolio is 98.4% occupied.

      More specific information about each of the DRA Retail Portfolio
Properties is set forth in the tables below:

-----------------------------------------------------------------------------------------------------------------------------------
                                                 YEAR BUILT /   ALLOCATED CUT-OFF             PERCENTAGE                 APPRAISED
PROPERTY                      LOCATION            RENOVATED       LOAN BALANCE        NRA       LEASED      U/W NCF        VALUE
-----------------------------------------------------------------------------------------------------------------------------------

Cherrydale Point              Greenville, SC      2000 / NAP       $36,768,750      297,928      97.8%     $2,691,107   $46,250,000
Redwood City                  Redwood City, CA   1984 / 1988       $ 5,587,500       49,429     100.0%     $  453,459   $ 7,450,000
Smithtown                     Nesconset, NY       1986 / NAP       $ 6,643,750       55,580     100.0%     $  531,564   $ 8,900,000
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL PORTFOLIO / WTD. AVG.                                        $49,000,000      402,937      98.4%     $3,676,131   $62,600,000
-----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                                                     % OF TOTAL     ANNUALIZED
                           CREDIT RATING                             ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                              (FITCH/                      % OF     UNDERWRITTEN    UNDERWRITTEN    BASE RENT       LEASE
TENANT NAME               MOODY'S/S&P) (1)   TENANT NRA    NRA     BASE RENT ($)     BASE RENT     ($ PER NRA)    EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

Ingles Markets                --/--/BB-          65,000     16%      $  406,250          10%          $ 6.25      09/30/2021
Levitz                        --/--/--           55,580     14%      $  605,822          15%          $10.90      04/30/2014
Orchard Supply Hardware       --/--/--           49,429     12%      $  475,013          11%          $ 9.61      04/30/2009
Goody's Family Clothing       --/--/--           35,000      9%      $  302,750           7%          $ 8.65      08/31/2010
TJ Maxx                        --/A3/A           30,300      8%      $  243,006           6%          $ 8.02      08/31/2010
Ross Stores                   --/--/BBB          30,187      7%      $  286,777           7%          $ 9.50      01/31/2012
Old Navy                     BB+/Ba1/BB+         24,900      6%      $  286,350           7%          $11.50      01/31/2011
Shoe Carnival                 --/--/--           12,000      3%      $  144,000           3%          $12.00      01/31/2011
Dollar Tree                   --/--/--           10,150      3%      $  116,725           3%          $11.50      03/31/2011
Dress Barn                    --/--/--            9,000      2%      $  139,770           3%          $15.53      01/30/2011
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          321,546     80%      $3,006,463          72%          $ 9.35
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Other Tenants                  Various           66,331     16%      $1,170,755          28%          $17.65       Various
Vacant Space                     NAP             15,060      4%              $0           0%          $ 0.00         NAP
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          402,937    100%      $4,177,218         100%          $10.77
----------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

                                      D-40

-----------------------------------------------------------------------------------------------------
                                     LEASE ROLLOVER SCHEDULE (1)

                                                       CUMULATIVE   CUMULATIVE %        AVERAGE U/W
             # OF LEASES    TOTAL SF     % OF TOTAL     TOTAL SF       OF SF             BASE RENT
   YEAR        EXPIRING     EXPIRING     SF EXPIRING    EXPIRING      EXPIRING        PER SF EXPIRING
-----------------------------------------------------------------------------------------------------

  Vacant         --         15,060           4%           15,060          4%                --
   2007           4          6,700           2%           21,760          5%              $21.41
   2008           1          1,400           0% (2)       23,160          6%              $16.25
   2009           5 (3)     57,293 (3)      14%           80,453         20%              $10.93
   2010           6         76,100          19%          156,553         39%              $ 9.53
   2011          16         91,617          23%          248,170         62%              $14.17
   2012           2         34,187           8%          282,357         70%              $10.23
   2013          --           --             --          282,357         70%                --
   2014           1         55,580          14%          337,937         84%              $10.90
   2015          --           --             --          337,937         84%                --
   2016          --           --             --          337,937         84%                --
-----------------------------------------------------------------------------------------------------
Thereafter        1         65,000          16%          402,937        100%              $ 6.25
-----------------------------------------------------------------------------------------------------

(1)   The information in the table is based on the underwritten rent roll.

(2)   Lease rolling comprises 0.35% of total square footage.

(3)   Orchard Supply Hardware (49,429 square feet): The improvements are not owned by the DRA Retail Portfolio Borrower.

      PROPERTY MANAGEMENT. The DRA Retail Portfolio Properties are managed by
KRC Property Management I, Inc., an affiliate of the DRA Retail Portfolio
Borrower.

      ADDITIONAL INDEBTEDNESS. Not allowed.

      GROUND LEASE. None.

      RELEASE OF PARCELS. At any time after the lockout period of the DRA
Retail Portfolio Loan, the DRA Retail Portfolio Borrower is permitted to obtain a partial release of the Smithtown Property and the Redwood Property, subject to certain conditions including, but not limited to: (i) no event of default may have occurred, (ii) either (a) prepayment of 110% of the allocated loan amount for the partial release property, and payment of the prepayment fee with respect to the principal of the loan prepaid and the other amounts due in connection with the prepayment of the principal of the loan, or (b) a partial defeasance of a portion of the loan in an amount equal to 110% of the allocated loan amount for the partial release property, (iii) the debt service coverage ratio for the remaining properties immediately following such partial release will not be less than 1.25x, (iv) the loan to value ratio for the remaining properties as of the date of the partial release, is equal to or less than the loan to value ratio for the properties (inclusive of the partial release property and any other partial release property) on the disbursement date, (v)
the DRA Retail Portfolio Borrower can also satisfy loan to value ratio and debt service coverage ratio requirements by posting a letter of credit in an amount that would cause the loan to value ratio and debt service coverage ratio requirements to be satisfied and (vi) confirmation from applicable rating agencies that the release will not result in a downgrade, withdrawal or qualification of the ratings.

                                      D-41

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                      D-42

                       MORTGAGE LOAN NO. 9 -- AMLI MIDTOWN

                          [3 PHOTOS OF AMLI MIDTOWN]

                                      D-43

                       MORTGAGE LOAN NO. 9 -- AMLI MIDTOWN

                             [MAP OF AMLI MIDTOWN]

                                      D-44

-------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 9 -- AMLI MIDTOWN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                LOAN INFORMATION
-------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   WFB
LOAN PURPOSE:                           Acquisition
ORIGINAL BALANCE:                       $46,800,000
CUT-OFF DATE BALANCE:                   $46,800,000
FIRST PAYMENT DATE:                     08/01/2007
INTEREST RATE:                          5.67400%
AMORTIZATION TERM:                      Interest Only
ARD:                                    No
ANTICIPATED REPAYMENT DATE:             NAP
MATURITY DATE:                          07/01/2014
EXPECTED MATURITY BALANCE:              $46,800,000
SPONSOR:                                CMS Private REIT Master Subpartnership,
                                        L.P.
INTEREST CALCULATION:                   Actual/360
CALL PROTECTION:                        35-payment lockout from the first
                                        payment date, with U.S. treasury
                                        defeasance permitted for the following
                                        45 payments, and open to prepayment
                                        without premium thereafter through
                                        maturity

CUT-OFF DATE BALANCE PER UNIT:          $111,695

UP-FRONT RESERVES:                      RE Taxes:               $694,232

ONGOING RESERVES:                       RE Taxes:               $99,176 / month
                                        Insurance:              $17,157 / month

                                        Replacement: (1)        $6,893 / month

LOCKBOX:                                None
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):              NAP
SINGLE ASSET/PORTFOLIO:                 Single Asset
PROPERTY TYPE:                          Multifamily
PROPERTY SUB-TYPE:                      Garden
LOCATION:                               Houston, TX
YEAR BUILT/RENOVATED:                   1998 / NAP
PERCENT LEASED (AS OF):                 99.5% (06/04/2007)
UNITS:                                  419
THE COLLATERAL:                         Multifamily property comprised of 16
                                        buildings located in Houston, TX

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Rockwell Management Corp.

3RD MOST RECENT NOI (AS OF):            $3,170,056 (TTM 12/31/2005)
2ND MOST RECENT NOI (AS OF):            $3,321,147 (TTM 12/31/2006)
MOST RECENT NOI (AS OF):                $3,617,760 (TTM 05/31/2007)
U/W NET OP. INCOME:                     $3,244,791
U/W NET CASH FLOW:                      $3,140,041
U/W OCCUPANCY:                          94.3%
APPRAISED VALUE (AS OF):                $59,000,000 (04/23/2007)
CUT-OFF DATE LTV RATIO:                 79.3%
LTV RATIO AT MATURITY:                  79.3%
U/W DSCR:                               1.17x
-------------------------------------------------------------------------------

(1)   Ongoing monthly Replacement reserves are required until the borrower has deposited $167,600 (the "Maximum Replacement Amount"). In the event the
      Replacement reserve balance is less than the Maximum Replacement Amount, monthly reserves will again be required until the Maximum Replacement
      Amount is reserved.

THE AMLI MIDTOWN LOAN.

      THE LOAN. The ninth largest loan (the "AMLI Midtown Loan") is a
$46,800,000 mortgage loan secured by the borrower's fee interest in a multifamily property containing 419 units known as AMLI Midtown, located in
Houston, Texas (the "AMLI Midtown Property").

      THE BORROWER. The borrower, Metro Midtown Partners, LP (the "AMLI Midtown
Borrower"), is 99.5% owned by CMS Stonepost Midtown JV, L.P. The carveout guaranty is provided by CMS Private REIT Master Subpartnership, L.P. ("CMS").
Founded in 1969, CMS is a Philadelphia based multifaceted financial services company that has been investing in real estate since the mid 1980's. Since
1992, CMS has invested in excess of $600 million of capital and currently owns interests in 24,000 multifamily units through a series of seven different funds. The total real estate portfolio under management through related CMS funds is valued at approximately $2 billion. Additional real estate assets include 17 hotels containing 7,000 rooms, 5 retail centers, 6 condominium developments of approximately 1,300 units, 6 self storage facilities, as well as other commercial real estate projects.

      THE PROPERTY. The AMLI Midtown Property consists of a 419-unit, Class A, garden-style multifamily property. The AMLI Midtown Property was constructed in
1998 and consists of 16 mid-rise apartment buildings and a four-level,
653-space parking structure. Property amenities include a clubhouse, fitness facility, two swimming pools, grill and picnic areas, a business center with an executive conference room, and controlled access gates. The AMLI Midtown
Property is located approximately three blocks southwest of the Houston central business district, in the Midtown area of the Montrose / Museum District.

                                      D-45

      The following table outlines the unit types at the AMLI Midtown Property:

--------------------------------------------------------------------------------------
UNIT TYPE                  NUMBER OF UNITS   AVERAGE SF   AVERAGE MONTHLY MARKET RENTS
--------------------------------------------------------------------------------------

1 Bedroom                        241             734                 $  991
2 Bedroom                        166           1,041                 $1,345
3 Bedroom                         12           1,378                 $1,756
--------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE         419             874                 $1,153
--------------------------------------------------------------------------------------

      PROPERTY MANAGEMENT. The AMLI Midtown Property is managed by Rockwell
Management Corp. ("RMC"), an unrelated third-party management company.
Headquartered in Houston, RMC is a full-service property management firm that provides services in due diligence, construction management, renovation, marketing, bookkeeping, and property and asset management. RMC currently manages 21 multifamily properties with approximately 6,200 units and 4 office buildings totaling 445,000 square feet throughout Texas.

      ADDITIONAL INDEBTEDNESS. Future mezzanine financing is permitted subject to various conditions including: (i) the financing will not result in a combined loan to value ratio greater than 85% or debt service coverage ratio less than 1.20x; and (ii) the mortgage lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with the mezzanine lender.

      GROUND LEASE. None.

      RELEASE OF PARCELS. Not allowed.

                                      D-46

                    MORTGAGE LOAN NO. 10 -- 32 SIXTH AVENUE

                         [2 PHOTOS OF 32 SIXTH AVENUE]

                                      D-47

                    MORTGAGE LOAN NO. 10 -- 32 SIXTH AVENUE

                            [MAP OF 32 SIXTH AVENUE]

                                      D-48

-------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 10 -- 32 SIXTH AVENUE
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                LOAN INFORMATION
-------------------------------------------------------------------------------
MORTGAGE LOAN SELLER:                   PMCF
LOAN PURPOSE:                           Refinance
ORIGINAL BALANCE: (1)                   $40,000,000
CUT-OFF DATE BALANCE: (1)               $40,000,000
FIRST PAYMENT DATE:                     05/05/2007
INTEREST RATE:                          5.64800%
AMORTIZATION TERM:                      Months 1-60: Interest Only
                                        Months 61-120: 360 months
ARD:                                    No
ANTICIPATED REPAYMENT DATE:             NAP
MATURITY DATE:                          04/05/2017
EXPECTED MATURITY BALANCE: (1)          $37,288,284
SPONSORS:                               Jack Rudin, Beth Rudin DeWoody, Eric C.
                                        Rudin, Madeleine Rudin Johnson, William
                                        C. Rudin, Katherine L. Rudin

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        48-payment lockout from the first
                                        payment date, with the greater of 1% or
                                        yield maintenance for the following 69
                                        payments, and open to prepayment
                                        without premium thereafter through the
                                        maturity date

CUT-OFF DATE BALANCE PER SF: (1)        $314.55

UP-FRONT RESERVES:                      TI/LC: (2) (3)           $15,719,720
                                        Other: (4)               $6,000,000

ONGOING RESERVES:                       RE Taxes: (5)            Springing
                                        Insurance: (5)           Springing

LOCKBOX:                                Hard
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------
SHADOW RATING (FITCH/S&P):              NAP
SINGLE ASSET/PORTFOLIO:                 Single Asset
PROPERTY TYPE:                          Office
PROPERTY SUB-TYPE:                      Urban
LOCATION:                               New York, NY
YEAR BUILT/RENOVATED:                   1932 / 2000
PERCENT LEASED (AS OF): (6)             94.7% (03/01/2007)
NET RENTABLE AREA:                      1,144,489
THE COLLATERAL:                         A 28-story urban office building in New
                                        York, NY

OWNERSHIP INTEREST:                     Fee

PROPERTY MANAGEMENT:                    Rudin Management Co., Inc.

3RD MOST RECENT NOI (AS OF):            $21,015,788 (TTM 12/31/2004)
2ND MOST RECENT NOI (AS OF):            $22,775,258 (TTM 12/31/2005)
MOST RECENT NOI (AS OF):                $25,683,455 (TTM 12/31/2006)
U/W NET OP. INCOME: (7)                 $32,828,876
U/W NET CASH FLOW:                      $31,015,735
U/W OCCUPANCY:                          94.1%
APPRAISED VALUE (AS OF):                $535,000,000 (01/24/2007)
CUT-OFF DATE LTV RATIO: (1)             67.3%
LTV RATIO AT MATURITY: (1)              62.7%
U/W DSCR: (1)(8)                        1.24x
-------------------------------------------------------------------------------

(1)   The $40,000,000 pooled mortgage loan represents an 11.1% pari passu interest in a $360,000,000 first mortgage loan, which is split into two pari passu notes. All LTV, debt service coverage ratio and Cut-off Date
      Balance per SF numbers presented in the table are based on the total
      $360,000,000 financing.

(2)   The borrower deposited $9,719,720 into a current lease obligations reserve in connection with (i) the remaining leasing costs and leasing commission obligations under existing leases at the property as of the origination date, including, without limitation, under the AMFM
      Operating, Inc. ("AMFM") lease, and (ii) free rent under the AMFM lease
      (collectively, the "Current Lease Obligations"). Provided that no event of default under the loan is continuing, the funds will be released to reimburse borrower for Current Lease Obligations incurred by the borrower, subject to the terms and conditions set forth in the mortgage loan documents.

(3)   The borrower deposited $6,000,000 into an identified rollover space reserve in connection with the space currently leased to AT&T Corporation
      ("AT&T") under a lease consisting of 215,324 square feet (the "Identified
      Rollover Space"). Provided no event of default under the loan is continuing, all or a portion of the funds in this reserve will be disbursed to the borrower as follows: (i) in the event the AT&T lease is renewed for a term of at least 10 years and at market rental rates, all of the funds in this reserve then being held by lender will be released to the borrower, (ii) in the event that the AT&T lease is not renewed in accordance with the requirements set forth in clause (i) above, upon the borrower's entering into replacement leases covering all or a portion of the Identified Rollover Space (including, without limitation, any renewal lease with AT&T for a renewal term of at least 10 years), the funds in this reserve in an amount equal to the actual leasing costs (including, without limitation, free rent) and leasing commissions incurred by the borrower in connection with such replacement lease up to a cap of
      $30/square foot will be released to the borrower, and (iii) if at any time the borrower has entered into new leases covering all but 40,000 square feet of the Identified Rollover Space, all of the remaining funds in this reserve then being held by lender will be released to the borrower, subject to the terms and conditions set forth in the mortgage loan documents.

(4)   The borrower deposited $6,000,000 into a vacant space reserve to be used to pay for anticipated future leasing costs and leasing commissions associated with space remaining to be leased at the property as of the origination date. So long as no event of default under the loan is continuing, in the event the borrower enters into new leases covering all but 20,000 square feet of the vacant space, all of the remaining funds in this reserve then being held will be released to the borrower, subject to the terms and conditions set forth in the mortgage loan documents.

(5)   Real estate taxes and insurance reserves will spring if (i) an event of default under the loan occurs, or (ii) the debt service coverage ratio for each of the two immediately preceding calendar quarters is less than
      1.10x until such time as the debt service coverage ratio equals or exceeds 1.15x for two consecutive quarters and no event of default under the loan exists, subject however to the borrower's right to provide cash collateral to supplement net operating income when calculating the debt service coverage ratio.

(6)   AT&T surrendered approximately 48,001 square feet of AT&T's space effective on July 1, 2007, while new leases were signed by CRG West 32
      Avenue of the Americas and New York University for 49,303 square feet and
      32,554 square feet, respectively. See "The Property" herein for additional information. The property is 97.8% leased as of August 7,
      2007.

(7)   The increase in U/W Net Op. Income from the Most Recent NOI (TTM
      12/31/2006) is primarily attributed to recent leasing activity at the property, which included new leases, representing 14% of the total NRA and 14% of the total annualized underwritten base rent, that were signed since October 2006.

(8)   The debt service coverage ratio shown above is calculated based on a debt service of principal and interest (after any applicable interest only period).

                                      D-49

THE 32 SIXTH AVENUE LOAN.

      THE LOAN. The tenth largest loan (the "32 Sixth Avenue Loan") is a
$40,000,000 portion of a first mortgage loan secured by the borrower's fee interest in a 28-story, 1,144,489 square foot office building located in New
York, New York (the "32 Sixth Avenue Property"). The first mortgage loan of
$360,000,000 (the "32 Sixth Avenue Whole Loan") was split into a $320,000,000
A-1 pari passu note ("Note A-1") and a $40,000,000 A-2 pari passu note ("Note
A-2"). Note A-1, which has the same interest rate, maturity date and amortization as the 32 Sixth Avenue Loan, will not be included in the Trust and has been securitized pursuant to the Bear Stearns Commercial Mortgage
Securities Trust 2007-PWR16 transaction.

      THE BORROWER. The borrower, 32 Sixth Avenue Company LLC, is a Delaware limited liability company (the "32 Sixth Avenue Borrower") and is a single purpose entity that owns no material assets other than the 32 Sixth Avenue
Property and related interests. The sole member of the 32 Sixth Avenue Borrower is a single member Delaware limited liability company that is structured with two independent managers. A non-consolidation opinion was delivered at origination. The sponsors of the 32 Sixth Avenue Loan are members of the Rudin family: Jack Rudin, Beth Rudin DeWoody, Eric C. Rudin, Madeleine Rudin Johnson,
William C. Rudin and Katherine L. Rudin. The Rudin organization is a family-run, private company, with more than 70 years of experience owning and operating commercial real estate in New York City.

      THE PROPERTY. The 32 Sixth Avenue Property is a 28-story office building containing approximately 1,144,489 rentable square feet, and occupies the entire city block bounded by the Avenue of the Americas (Sixth Avenue), Church
Street, Walker Street, and Lispenard Street in New York City. The building consists of 32,797 square feet of grade-level space, 1,106,573 square feet of office/telecom space (approximately 65% office and 35% telecom), and 5,119 square feet of rentable space in the basement and sub-basement levels. The general office space and dedicated telecom space are intermingled throughout the building, and a large portion of the building is leased to tenants occupying full floors. In addition, the 32 Sixth Avenue Property contains
27,328 square feet (2% of total NRA) of meet-me-room or hub space (also known as the Hub at 32 Sixth), where lines from different telecommunication carriers and network service providers can meet to cross-connect and access multiple data networks from one location. As of March 1, 2007, the 32 Sixth Avenue
Property was approximately 94.7% leased by 23 tenants. Since that time, additional leasing activity has transpired at the 32 Sixth Avenue Property, including AT&T Corporation surrendering approximately 48,001 square feet of its space, and CRG West 32 Avenue of the Americas and New York University signing new leases for 49,303 square feet and 32,554 square feet, respectively. As of
August 7, 2007, the 32 Sixth Avenue Property was approximately 97.8% leased.
Originally constructed in 1932 as the headquarters for AT&T, the building was sold by AT&T to the Rudin family in 1999. Since acquiring the 32 Sixth Avenue
Property, the Rudins have invested approximately $92 million in building upgrades, which positioned the building for office and
telecommunications/technology tenants.

      More specific information about the 32 Sixth Avenue Property is set forth in the tables below:

--------------------------------------------------------------------------------------------------

                                              CREDIT RATING                           ANNUALIZED
                                                 (FITCH/         TENANT     % OF     UNDERWRITTEN
TENANT NAME                                 MOODY'S/S&P) (1)    NRA (2)    NRA (3)   BASE RENT ($)
--------------------------------------------------------------------------------------------------

AT&T Corporation (4)                            A/A2/A           215,324      19%     $ 6,685,002
Qwest Communications Corporation              BB+/Ba3/BB         166,034      15%     $ 7,570,523
AMFM Operating, Inc.                         BB-/Baa3/B+         121,356      11%     $ 4,272,864
MCI Metro Access Transmission Services         A+/A3/A           104,373       9%     $ 3,879,158
Syndicate of the Press/Univ. of Cambridge      --/--/--           64,256       6%     $ 1,867,524
VSNL Telecommunications (US) Inc.              --/--/--           60,759       5%     $ 4,059,246
Bartle Bogle Hegarty LLC                       --/--/--           43,030       4%     $ 1,322,255
T-Mobile USA, Inc.                             --/--/--           40,382       4%     $ 1,460,834
Bell Canada                                  BB-/Baa2/A-          39,111       3%     $ 1,858,596
T-Systems, Inc.                                A-/A3/A-           36,178       3%     $ 1,343,450
--------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                           890,803      78%     $34,319,452
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
Other Tenants                                  Various           165,678      14%     $ 5,653,183
Vacant Space                                     NAP              60,680       5%     $         0
--------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                         1,117,161      98%     $39,972,635
--------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                                             % OF TOTAL     ANNUALIZED
                                             ANNUALIZED    UNDERWRITTEN
                                            UNDERWRITTEN    BASE RENT        LEASE
TENANT NAME                                  BASE RENT     ($ PER NRA)    EXPIRATION
-------------------------------------------------------------------------------------

AT&T Corporation (4)                             17%          $31.05      07/31/2010
Qwest Communications Corporation                 19%          $45.60      08/31/2020
AMFM Operating, Inc.                             11%          $35.21      09/30/2022
MCI Metro Access Transmission Services           10%          $37.17      09/30/2015
Syndicate of the Press/Univ. of Cambridge         5%          $29.06      01/31/2022
VSNL Telecommunications (US) Inc.                10%          $66.81      04/30/2016
Bartle Bogle Hegarty LLC                          3%          $30.73      11/30/2021
T-Mobile USA, Inc.                                4%          $36.18      12/31/2018
Bell Canada                                       5%          $47.52      04/30/2016
T-Systems, Inc.                                   3%          $37.13      01/31/2015
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           86%          $38.53
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
Other Tenants                                    14%          $34.12        Various
Vacant Space                                      0%          $ 0.00          NAP
-------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          100%          $37.84
-------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company, whether or not the parent guarantees the lease.

(2)   Excludes square footage of hub space that totals 27,328 square feet (2%
      of total NRA) because rental revenue generated by hub tenants is not underwritten as base rent but rather underwritten as other income. There are 40 hub tenants with lease expirations ranging from a MTM basis to
      2022.

(3)   The percentages are based on the total NRA of 1,144,489 square feet for the property, inclusive of the hub space.

(4)   AT&T has surrendered approximately 48,001 square feet of AT&T's space consisting of the entire seventh floor of the building effective on July
      1, 2007. AT&T was required to pay to the borrower approximately
      $2,300,000 as consideration for the borrower's accepting the surrender of such space. Simultaneously, CRG West 32 Avenue of the Americas (the
      "replacement tenant") signed a new lease for such space consisting of the entire seventh floor of the building (totaling approximately 49,303 square feet) at an initial base rent of $46.50/square foot (with 6 months free rent), for an initial term of 15 years and 6 months (with two 5-year renewal options). The replacement tenant was required to deliver to the borrower as security for its obligations a letter of credit in the original amount of $8,000,000, which is subject to reduction by
      $1,000,000 per year for 5 years, commencing after the fifth anniversary of the replacement tenant's rent commencement date. On August 7, 2007,
      New York University signed a new lease for approximately 32,554 square feet consisting of a portion of the twelfth floor of the building at an initial base rent of $39.00/square foot (with 6 months free rent), for an initial term of 15 years and 6 months (with one 5-year renewal option).
      AT&T's partial surrender of its space and new leasing activity are not reflected in the table above nor included in lender's underwriting. The property is 97.8% leased as of August 7, 2007.

                                      D-50

----------------------------------------------------------------------------------------------------------------
                                        LEASE ROLLOVER SCHEDULE (1) (2)

             # OF LEASES   TOTAL SF   % OF TOTAL SF      CUMULATIVE       CUMULATIVE % OF     AVERAGE U/W BASE
   YEAR       EXPIRING     EXPIRING   EXPIRING (3)    TOTAL SF EXPIRING   SF EXPIRING (3)   RENT PER SF EXPIRING
----------------------------------------------------------------------------------------------------------------

  Vacant         --          60,680         5%               60,680              5%                  --
   MTM            1           1,230         0%               61,910              5%                $23.93
   2007          --              --         0%               61,910              5%                  --
   2008           1           1,100         0%               63,010              6%                $38.36
   2009          --              --         0%               63,010              6%                  --
   2010           1         215,324        19%              278,334             24%                $31.05
   2011          --              --         0%              278,334             24%                  --
   2012          --              --         0%              278,334             24%                  --
   2013           1          17,170         2%              295,504             26%                $30.50
   2014          --              --         0%              295,504             26%                  --
   2015           4         153,931        13%              449,435             39%                $38.11
   2016           4         117,426        10%              566,861             50%                $54.84
----------------------------------------------------------------------------------------------------------------
Thereafter       11         550,300        48%            1,117,161             98%                $37.05
----------------------------------------------------------------------------------------------------------------

(1)   The information in the table is based on the underwritten rent roll.

(2)   Excludes square footage of hub space that totals 27,328 square feet (2%
      of total NRA) because rental revenue generated by hub tenants is not underwritten as base rent but rather underwritten as other income. There are 40 hub tenants with lease expirations ranging from a MTM basis to
      2022.

(3)   The percentages are based on the total NRA of 1,144,489 square feet for the property, inclusive of the hub space.

      PROPERTY MANAGEMENT. The 32 Sixth Avenue Property is managed by Rudin
Management Co., Inc., an affiliate of the 32 Sixth Avenue Borrower.

      ADDITIONAL INDEBTEDNESS. Note A-1 (not included in the Trust) represents an 88.9% pari passu interest in the 32 Sixth Avenue Whole Loan. The pari passu interests in the 32 Sixth Avenue Whole Loan are governed by an intercreditor agreement and are serviced pursuant to the terms of the pooling and servicing agreement relating to the Bear Stearns Commercial Mortgage Securities Trust
2007-PWR16.

      The 32 Sixth Avenue Borrower is permitted to obtain unsecured loans from related Rudin family entities not to exceed $5,000,000 in the aggregate.
Additionally, mezzanine financing secured by direct or indirect equity interests in the 32 Sixth Avenue Borrower (other than those of its single purpose member) in an amount up to $10,000,000 is permitted on a one-time only basis, provided that (i) the debt service coverage ratio of the 32 Sixth Avenue
Whole Loan is at least 1.35x and the combined debt service coverage ratio, inclusive of the entire 32 Sixth Avenue Whole Loan and the proposed mezzanine debt, is at least 1.25x and (ii) the lender has received written confirmation from each of the rating agencies then rating the Bear Stearns Commercial
Mortgage Securities Trust 2007-PWR16, series 2007-PWR16 Commercial Mortgage
Pass-Through Certificates (the "series 2007-PWR16 certificates") or the series
2007-PWR17 certificates that the incurrence of such debt will not result in the qualification, downgrade, or withdrawal of any of the ratings on the series
2007-PWR16 certificates or the series 2007-PWR17 certificates.

      GROUND LEASE. None.

      RELEASE OF PARCELS. Not allowed.

                                      D-51

                                   APPENDIX E

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in limited circumstances, the globally offered series 2007-PWR17
Commercial Mortgage Pass-Through Certificates, class A-1, A-2, A-3, A-AB, A-4,
A-1A, A-M and A-J will be available only in book-entry form.

      The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

      Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

      As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

      All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

      Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

      Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

                                      E-1

      Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including September 1, 2007) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

      Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including September 1, 2007) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or
Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of
Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

                                       E-2

      Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      o     borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
            Euroclear accounts, in accordance with the clearing system's customary procedures;

      o     borrowing the book-entry certificates in the United States from a
            DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

      o     staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the certificate administrator or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S.
withholding agent receives:

      1.    from a non-U.S. holder that is classified as a corporation for U.S.
            federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS
            Form W-8BEN (or any successor form);

      2.    from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

      3.    from a non-U.S. holder that is classified as a partnership for U.S.
            federal income tax purposes, a duly completed and executed IRS Form
            W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

      4.    from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

            (a)   if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
                  Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute
                  form)--

                  (i)   stating the name, permanent residence address and
                        qualified intermediary employer identification number of
                        the qualified intermediary and the country under the
                        laws of which the qualified intermediary is created,
                        incorporated or governed,

                  (ii)  certifying that the qualified intermediary has provided, or will provide, a withholding statement as required
                        under section 1.1441-1(e)(5)(v) of the U.S. Treasury
                        Regulations,

                  (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary
                        is not acting for its own account but is acting as a
                        qualified intermediary, and

                                       E-3

                  (iv)  providing any other information, certifications, or
                        statements that may be required by the IRS Form W-8IMY
                        or accompanying instructions in addition to, or in lieu
                        of, the information and certifications described in
                        section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the
                        U.S. Treasury Regulations; or

            (b)   if the intermediary is not a qualified intermediary (a
                  "nonqualified intermediary"), a duly completed and executed
                  IRS Form W-8IMY (or any successor or substitute form)--

                  (i)   stating the name and permanent residence address of the
                        nonqualified intermediary and the country under the laws
                        of which the nonqualified intermediary is created,
                        incorporated or governed,

                  (ii)  certifying that the nonqualified intermediary is not acting for its own account,

                  (iii) certifying that the nonqualified intermediary has
                        provided, or will provide, a withholding statement that
                        is associated with the appropriate IRS Forms W-8 and W-9
                        required to substantiate exemptions from withholding on
                        behalf of such nonqualified intermediary's beneficial
                        owners, and

                  (iv)  providing any other information, certifications or
                        statements that may be required by the IRS Form W-8IMY
                        or accompanying instructions in addition to, or in lieu
                        of, the information, certifications, and statements
                        described in section 1.1441-1(e)(3)(iii) or (iv) of the
                        U.S. Treasury Regulations; or

      5.    from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or
            W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

      All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

      In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

      o     provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a
            non-U.S. holder;

      o     provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

      o     can be treated as an "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
            corporation or a financial institution such as a bank).

      This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                       E-4

PROSPECTUS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                (ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES)

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                   (DEPOSITOR)

      Consider carefully the risk factors beginning on page 2 in this prospectus.

      The securities to be issued are mortgage-backed certificates issued by one or more issuing entities that are a trust. The securities represent interests only in the related trust fund and do not represent interests in or obligations of Bear Stearns Commercial Mortgage Securities Inc.

      The applicable prospectus supplement may provide that either the certificates or the underlying assets may be insured or guaranteed by a governmental agency or other person.

      This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

THE TRUST FUNDS--

      (1) A new trust fund will be established to issue each series of certificates.

      (2) Each trust fund will consist primarily of loans secured by pledges of commercial, multifamily residential or mixed use properties.

      (3)A new trust fund may also include letters of credit, insurance policies, guarantees, reserve funds, and interest rate swap agreements, interest rate cap or floor agreements or currency swap agreements.

THE CERTIFICATES--

      (1) Each series of certificates will be issued as part of a designated series that may include one or more classes.

      (2) Each series of certificates will represent the entire beneficial ownership interest in the related trust fund and will be paid only from the related trust fund assets.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT
THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                   The date of this prospectus is May 29, 2007

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
               PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT

      We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:

      o     this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

      o     the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

      You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

      We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the table of contents on the preceding page.

      You can find the definitions of capitalized terms that are used in this prospectus beginning on page 109 of this prospectus under the caption
"Glossary."

                                        i

     Distributions on the Certificates in Respect of Prepayment Premiums or in Respect

                                       ii

                                       iii

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                              SUMMARY OF PROSPECTUS

      This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

TITLE OF CERTIFICATES............   Commercial/Multifamily Mortgage Pass-Through
                                    Certificates, issuable in series.

DEPOSITOR........................   Bear Stearns Commercial Mortgage Securities
                                    Inc., a Delaware corporation. Our telephone
                                    number is (212) 272-2000.

DESCRIPTION OF CERTIFICATES;
RATINGS..........................   The certificates of each series will be
                                    issued pursuant to a pooling and servicing
                                    agreement and may be issued in one or more
                                    classes. The certificates of each series
                                    will represent in the aggregate the entire
                                    beneficial ownership interest in the
                                    property of the related trust fund. Each
                                    trust fund will consist primarily of a
                                    segregated pool of commercial or multifamily
                                    mortgage loans, or mortgage-backed
                                    securities that evidence interests in, or
                                    that are secured by commercial or
                                    multifamily mortgage loans. Each class or
                                    certificate will be rated not lower than
                                    investment grade by one or more nationally
                                    recognized statistical rating agencies at
                                    the date of issuance.

      The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

                                    (1)   the name of the servicer and special
                                          servicer, the circumstances when a
                                          special servicer will be appointed and
                                          their respective obligations (if any)
                                          to make advances to cover delinquent
                                          payments on the assets of the trust
                                          fund, taxes, assessments or insurance
                                          premiums;

                                    (2)   the assets in the trust fund,
                                          including a description of the pool of
                                          mortgage loans or mortgage-backed
                                          securities;

                                    (3)   the identity and attributes of each
                                          class within a series of certificates,
                                          including whether (and to what extent)
                                          any credit enhancement benefits any
                                          class of a series of certificates;

                                    (4)   the tax status of certificates; and

                                    (5)   whether the certificates will be
                                          eligible to be purchased by investors
                                          subject to ERISA or will be mortgage
                                          related securities for purposes of
                                          SMMEA.

                                  RISK FACTORS

      You should carefully consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in the trust fund. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

RISKS RELATING TO THE CERTIFICATES

      LACK OF A SECONDARY MARKET FOR THE CERTIFICATES MAY MAKE IT DIFFICULT FOR
YOU TO RESELL YOUR CERTIFICATES AT ALL OR AT AN ATTRACTIVE PRICE. We cannot assure you that a secondary market will develop for certificates. Even if a secondary market develops, we cannot assure you that it will provide you with liquidity of investment or will continue for as long as the offered certificates remain outstanding. The absence of a secondary market for your certificates means that you may not be able to find a buyer for your certificates or, if you find a buyer, that the selling price may be less than it would have been if a secondary market existed for the certificates. The underwriter for a series of certificates will not be obligated to make a market for that series of certificates even if it intends to do so. Even if a secondary market for your certificates develops, it may provide less liquidity than any comparable market for securities that evidence interests in single-family mortgage loans.

      Insofar as a secondary market does develop with respect to any series of offered certificates or class of any series of offered certificates, other factors may affect their market value. These include:

      o     the perceived liquidity of the offered certificates;

      o     their anticipated cash flow, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans; and

      o     prevailing interest rates.

      For example, small fluctuations in prevailing interest rates may affect at any given time the price payable of some of the classes of offered certificates.
In particular, a class with a relatively long average life, a companion class or a class of stripped interest certificates or stripped principal certificates may be extremely sensitive to small fluctuations in prevailing interest rates. In addition, the relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the offered certificate in response to an equal but opposite movement in the rates. Accordingly, you may only be able to sell your certificates at a discount from the price that you paid for them even if a secondary market develops for the certificates. We are not aware of any source through which holders of the certificates may obtain price information about the offered certificates on an ongoing basis.

      You will have no right to redeem your certificates except to the extent described in this prospectus and the related prospectus supplement. Offered certificates are subject to early retirement only under some specified circumstances described in this prospectus and in the related prospectus supplement.

      You will be entitled to receive periodic reports pursuant to the related pooling and servicing agreement regarding the status of the related mortgage assets and any credit support for your certificates and any subordination of your certificates to other classes of certificates. The periodic reports will be the primary source of ongoing information regarding the offered certificates of any series. The certificateholders may not receive any additional information from any other source. The limited nature of the information may adversely affect the liquidity of your certificates, even if a secondary market does develop for them.

                                        2

      SINCE THE MORTGAGE LOANS WILL NOT BE GUARANTEED, YOU MAY NOT RECEIVE FULL
PAYMENT ON YOUR CERTIFICATES TO THE EXTENT THERE IS A SHORTFALL IN PAYMENT ON
THE ASSETS OR THE RELATED TRUST FUND. The only sources of funds for payment on a series of certificates will generally be the assets of the related trust fund and, to the extent provided in the applicable prospectus supplement, any credit enhancement. The certificates will not be guaranteed by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity unless otherwise stated in the related prospectus supplement. A portion of the amounts remaining in some funds or accounts constituting part of a trust fund, including any certificate account and any accounts maintained as credit support, may be withdrawn under conditions described in the applicable prospectus supplement for purposes other than the payment of principal or interest in the related series of certificates. A series of certificates will have no claim against or security interest in the trust fund for any other series. As a result, you may suffer a loss on your certificates if the sources for payment are insufficient to pay all the principal of and interest on the certificates of your series. If you are a holder of a subordinate certificate, you may bear a portion of the amount of the losses or shortfalls in collections on the mortgage assets before the holders of the remaining classes of certificates in the priority and manner and subject to the limitations specified in the applicable prospectus supplement.

      THE RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS AND THE RATE OF
REPURCHASES OF THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE YIELD ON YOUR
INVESTMENT. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The pre-tax return on your investment will change from time to time for a number of reasons, including the following:

      o     The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether we or the servicer purchases the underlying mortgage loans.

      o     Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans are made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While one prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

      In addition, to the extent described in this prospectus and in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, the servicer or a special servicer will be permitted, within prescribed limits, to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery than liquidation, we can give you no assurance that any extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

      We or the mortgage loan seller or sellers named in the applicable prospectus supplement will be required to repurchase a mortgage loan from the trust, or if so specified in the applicable prospectus supplement, substitute another mortgage loan, if we or such seller or sellers breach the representations and warranties made with respect to that mortgage loan. In addition, the servicer may have the option to purchase the mortgage loans in the trust fund and may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

      If you buy your certificates at a premium or discount your yield to maturity will be sensitive to prepayments on the mortgage loans in the related trust fund. If the amount of interest payable with respect to your class is disproportionately large, as compared to the amount of principal, as with some classes of stripped interest certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of your certificates may vary from the anticipated yield will depend in part upon the degree to which you purchased them at a discount or premium and the amount and timing of distributions on those certificates. If you purchase a certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield, and if you purchase a certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to you that is lower than the anticipated yield.

                                        3

For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Yield and Maturity Considerations."

      Average Life of Certificates. The terms of your certificates will determine the extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates. For example, a class of certificates, including a class of offered certificates, may provide that on any distribution date you are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to all or a disproportionately large share of the prepayments, or to none or a disproportionately small share of the prepayments.
A class of certificates that entitles you to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. A class of certificates that entitles you to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. Entitlements of the various classes of certificateholders of any series to receive payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

      Controlled Amortization Classes and Companion Classes. A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment of the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for the certificates. However, prepayment risk will not disappear.

      The stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A companion class absorbs some, but not all, of the risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

      Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement. Ratings assigned by a rating agency to a class of certificates reflect the rating agency's assessment of the likelihood that the holders of certificates of that class will receive all payments to which they are entitled. The ratings are based on the structural, legal and issuer-related aspects associated with these certificates, the nature of the underlying mortgage loans and the extent and quality of any credit enhancement. Ratings will not constitute an assessment of the following:

      o     the likelihood that principal prepayments on the related mortgage loans will be made;

      o     the degree to which the rate of prepayments might differ from that originally anticipated;

      o     the likelihood of early optional termination of the related trust fund; or

      o     the possibility that prepayment of the related mortgage loans may be made at any particular rate.

      The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of the series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any related actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. These criteria may also be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. For more detailed information

                                        4

regarding these risks, you should refer to the section in this prospectus titled
"Description of Credit Support" and "Ratings."

      ERISA IMPOSES LIMITATIONS ON WHO CAN PURCHASE THE CERTIFICATES; FAILURE TO
COMPLY WITH ERISA MAY MATERIALLY AND ADVERSELY AFFECT THE TRUST FUND AND RESULT
IN REDUCED PAYMENTS ON YOUR CERTIFICATES. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. In addition, some other retirement plans and arrangements, including individual retirement accounts and Keogh plans, are subject to Section
4975 of the Internal Revenue Code. Due to the complexity of regulations that govern the plans, if you are subject to ERISA or Section 4975 of the Internal
Revenue Code you are urged to consult your own counsel regarding the consequences under ERISA or the Internal Revenue Code of acquisition, ownership and disposition of the offered certificates of any series.

      For more detailed information regarding ERISA restrictions, you should review the section in this prospectus titled "Certain ERISA Considerations."

      IF YOU ACQUIRE RESIDUAL CERTIFICATES YOU MAY BE SUBJECT TO ADVERSE TAX
CONSEQUENCES. If you are a holder of residual certificates that represents a residual interest in a real estate investment conduit or "REMIC," you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, if any. Accordingly, you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the economic income, if any, attributable to your certificate during that period. While you will have a corresponding amount of the losses later in the term of the REMIC, the present value of phantom income may significantly exceed tax losses. Therefore, the after-tax yield on the residual certificate that you receive may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. A residual certificate may have negative value.

      All or a portion of your share of the REMIC taxable income may be treated under the Internal Revenue Code as an "excess inclusion." You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. Excess inclusion income:

      o     generally will not be subject to offset by losses from other activities;

      o     will be treated as unrelated business taxable income for a tax-exempt holder; and

      o     will not qualify for exemption from withholding tax for a foreign holder.

      In addition, residual certificates are subject to numerous restrictions on transfer.

      INDIVIDUALS AND SOME OTHER ENTITIES SHOULD NOT INVEST IN CERTIFICATES THAT
ARE RESIDUAL INTERESTS. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC.
However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for:

      o     individuals;

      o     estates;

      o     trusts beneficially owned by any individual or estate; and

      o     pass-through entities having any individual, estate or trust as a shareholder, member or partner.

      In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to sell a
REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a "United States person" within the meaning of the Internal Revenue Code.

                                        5

      IF YOUR CERTIFICATES ARE ISSUED IN BOOK-ENTRY FORM, YOU WILL ONLY BE ABLE
TO EXERCISE YOUR RIGHTS INDIRECTLY THROUGH DTC AND YOU MAY ALSO HAVE LIMITED
ACCESS TO INFORMATION REGARDING THOSE CERTIFICATES. One or more classes of the offered certificates of any series may be issued as book-entry certificates.
Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding definitive certificates are issued, you will be able to exercise your rights only indirectly through DTC and its participating organizations. In addition, your access to information regarding the book-entry certificates may be limited. Conveyance of notices and other communications by
DTC to its participating organizations, and directly and indirectly through these organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described in this prospectus, you may suffer delays in the receipt of payments on the book-entry certificates. In addition, your ability to pledge or otherwise take actions with respect to your interest in the book-entry certificates may be limited due to the lack of a physical certificate evidencing that interest.

      For more detailed information regarding book-entry registration, you should review the section in this prospectus titled "Description of the
Certificates--Book-Entry Registration and Definitive Certificates."

RISKS RELATING TO THE MORTGAGE LOANS

      MORTGAGE LOANS ARE SUSCEPTIBLE TO NUMEROUS RISKS THAT MAY RESULT IN LOSSES
TO YOU.

      (1)   Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from that property. If the net operating income of the property is reduced--for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase--the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including the following:

      o     changes in general or local economic conditions and/or specific industry segments;

      o     declines in real estate values;

      o     declines in rental or occupancy rates;

      o     increases in interest rates, real estate tax rates and other operating expenses;

      o     changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

      o     acts of God and other factors beyond the control of the servicer.

      (2)   The type and use of a particular mortgaged property may present additional risks. For instance, mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to

                                        6

the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

      (3)   Other multifamily and commercial properties located in the areas of the mortgaged properties and of the same types as the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. The lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgaged property may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, the renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

      (4)   Some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any related mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we can give you no assurance that enforcement of the recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

      (5)   The concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans. Mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

      OFFICE PROPERTIES HAVE PARTICULAR RISKS. In addition to risks generally associated with real estate, office properties are also affected significantly by:

      o     adverse changes in population and employment growth, which generally creates demand for office space,

      o     local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings,

      o     the quality and management philosophy of management,

      o     the attractiveness of the properties to tenants and their customers or clients,

      o     the attractiveness of the surrounding neighborhood, and

      o     the need to make major repairs or improvements to the property to satisfy the needs of major tenants.

      Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, office properties may be adversely affected by an economic decline in the businesses operated by their tenants. A decline of this sort may result in one or more significant tenants ceasing operations at the related locations, which may occur on account of:

      o     a tenant's voluntary decision not to renew a lease,

      o     bankruptcy or insolvency of these tenants, or

      o     these tenant's general cessation of business activities or for other reasons.

      The risk of an economic decline as described above is greater if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

                                        7

      MORTGAGE LOANS SECURED BY RETAIL PROPERTIES MAY BE ADVERSELY AFFECTED BY
CHANGES IN CONSUMER SPENDING PATTERNS, ALTERNATIVE FORMS OF RETAILING AND
CHANGES IN TENANTS OCCUPYING THE RETAIL PROPERTIES. In addition to risks generally associated with real estate, mortgage loans secured by retail properties are also affected significantly by a number of factors, including:

      o     adverse changes in consumer spending patterns;

      o     local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;

      o     alternative forms of retailing, including direct mail, television shopping networks and Internet based sales, which reduce the need for retail space by retail companies;

      o     the quality and management philosophy of management;

      o     the attractiveness of the properties and the surrounding
            neighborhood to tenants and their customers;

      o     the public perception of the safety of customers, at shopping malls and shopping centers, for example;

      o     the need to make major repairs or improvements to satisfy the needs of major tenants; and

      o     if an anchor or other significant tenant ceases operations at the locations, which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the property. In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the property.

      SOME RISKS THAT AFFECT OCCUPANCY AND RENT LEVELS OF MULTIFAMILY RENTAL
PROPERTIES SUCH AS ADVERSE ECONOMIC CONDITIONS, CONSTRUCTION OF ADDITIONAL
HOUSING, MILITARY BASE CLOSINGS, COMPANY RELOCATIONS AND RENT CONTROL LAWS MAY
AFFECT THE ABILITY OF THE BORROWER TO MEET ITS OBLIGATIONS UNDER THE MORTGAGE
LOAN. Adverse economic conditions, either local, regional or national, may limit or reduce the following:

      o     the amount of rent that can be charged for rental units;

      o     tenants' ability to pay rent;

      o     timeliness of rent payments;

      o     occupancy levels without a corresponding decrease in
            expenses--occupancy and rent levels may also be affected by construction of additional housing units;

      o     local military base closings;

      o     construction of additional housing units;

      o     company relocations and closings; and

      o     national and local politics, including current or future rent stabilization and rent control laws and agreements.

      Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs

                                        8

of required capital expenditures. Also, rent control laws could impact the future cash flows of multifamily rental properties that are subject to rental control laws.

      Some multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code.
However, Section 42 properties are subject to some restrictions that may affect a borrower's ability to meet its obligations under a mortgage loan. This includes the following:

      o     rent limitations associated with those properties may adversely affect the ability of the applicable borrowers to increase rents to maintain those properties in proper condition during periods of rapid inflation or declining market value of those properties;

      o     the income restrictions on tenants imposed by Section 42 of the
            Internal Revenue Code may reduce the number of eligible tenants;

      o     some eligible tenants may not find any differences in rents between the Section 42 properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a
            Section 42 property; and

      o     a Section 42 property may also have fewer amenities or otherwise be less attractive as a residence making it less attractive to eligible tenants.

      All of the foregoing conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

      MORTGAGE LOANS SECURED BY COOPERATIVELY OWNED APARTMENT BUILDINGS ARE
SUBJECT TO THE RISK THAT TENANT-SHAREHOLDERS OF A COOPERATIVELY OWNED APARTMENT
BUILDING WILL BE UNABLE TO MAKE THE REQUIRED MAINTENANCE PAYMENTS. Generally, a
tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the apartment building representing that tenant-shareholder's pro rata share of the corporation's payments in respect of the mortgage loan secured by that apartment building. The tenant-shareholder must also pay its pro rata share of all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to that apartment building, less any other income that the cooperative corporation may realize.

      Adverse economic conditions, either local, regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because adverse economic conditions have impaired the individual financial conditions of the tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by that building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares allocated to a large number of the apartment units, any lender secured by a mortgage on the building will be subject to a risk associated with the sponsor's creditworthiness.

      SELF-STORAGE PROPERTIES HAVE PARTICULAR RISKS. Warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the Storage Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors, such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the Storage
Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as are building design and location.

      HOTEL AND MOTEL PROPERTIES HAVE PARTICULAR RISKS. Hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things:

      o     a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated,

                                        9

      o     competition from other hotels and motels,

      o     increases in operating costs, which increases may not necessarily in the future be offset by increased room rates and

      o     dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions.

      These factors could adversely affect the related borrower's ability to make payments on the related mortgage loans. Since limited service hotels and motels are relatively quick and inexpensive to construct, an over-building of hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on that hotel's quality of service and economic performances. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

      A hotel or motel property may present additional risks as compared to other commercial property types in that:

      o     hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator;

      o     the transferability of any operating, liquor and other licenses to the entity acquiring the related hotel and motel, either through purchase or foreclosure, is subject to local law requirements;

      o     it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of the related property; and

      o     future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

      Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain these standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels or motels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the related hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

      MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
HAVE PARTICULAR RISKS. The successful operation of a manufactured housing community or recreational vehicle park will generally depend upon the number of competing manufactured housing communities or recreational vehicle parks in the local market, as well as upon other factors, including its age, appearance, reputation, management and the types of facilities and services it provides.

      Manufactured housing communities also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.

                                       10

      MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
ARE "SPECIAL PURPOSE" PROPERTIES THAT CANNOT BE READILY CONVERTED TO GENERAL
RESIDENTIAL, RETAIL OR OFFICE USE. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

      MORTGAGE LOANS WITH BALLOON PAYMENTS INVOLVE THE RISK THAT BORROWERS MAY
NOT BE ABLE TO REFINANCE THE LOAN OR SELL THE RELATED PROPERTY. Mortgage loans may be non-amortizing or only partially amortizing over their terms to maturity.
Those mortgage loans will require substantial principal payments--that is, balloon payments--at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

      o     value of the related mortgaged property;

      o     the level of available mortgage rates at the time of sale or refinancing;

      o     the borrower's equity in the related mortgaged property;

      o     the financial condition and operating history of the borrower and the related mortgaged property;

      o     tax laws and rent control laws, with respect to some residential properties;

      o     Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes; and

      o     prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally.

      Neither we nor any of our affiliates will be required to refinance any mortgage loan.

      CREDIT SUPPORT FOR A SERIES OF CERTIFICATES MAY COVER SOME OF YOUR LOSSES
OR RISKS BUT MAY NOT COVER ALL POTENTIAL RISKS TO YOU. The prospectus supplement for a series of certificates will describe any credit support provided for these certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, the available credit support may not cover all potential losses or risks. For example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

      A series of certificates may include one or more classes of subordinate certificates, which may, in turn, include offered certificates. Subordination is intended to reduce the risk to holders of each more senior class of certificates of delinquent distributions or ultimate losses on the mortgage assets. However, the amount of subordination will be limited and may decline. Since the senior certificateholders are paid principal before subordinate certificateholders, subordinate certificateholders may not be paid any principal if the available credit support is exhausted. As a result, if you are a holder of subordinate certificates, you will primarily experience the impact of losses and shortfalls.
Moreover, if the available credit support covers more than one series of certificates, you will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

      Rating agencies rating the certificates will determine the level of credit support based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and some other factors. We cannot, however, assure you that the loss experience on the related mortgage assets will not exceed the assumed levels.

      For more detail information regarding credit support of certificates you should review the sections in this prospectus titled "--Risks Relating to the
Certificates--Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement," "Description of the
Certificates" and "Description of Credit Support."

                                       11

      IF THE MORTGAGED PROPERTY IS SUBJECT TO A LEASE, THE LENDER IS SUBJECT TO
THE RISK THAT IF THE BORROWER DEFAULTS, THE MORTGAGE LENDER MAY HAVE TO OBTAIN A
COURT ORDER APPOINTING A RECEIVER BEFORE BEING ABLE TO COLLECT RENTS. Each
mortgage loan secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents. This means that the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from it, as further security for the related mortgage loan. The borrower may continue to collect rents for so long as there is no default. If the borrower defaults, the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

      For more detailed information regarding leases and rents, you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Leases and Rents."

      OWNERS AND OPERATORS OF A MORTGAGED PROPERTY AND MORTGAGE LENDERS MAY
BECOME LIABLE FOR THE COSTS OF ENVIRONMENTAL CLEANUP. Under federal law and the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in, beneath, or emanating from that property. The owner may become liable without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances on the property. The cost of any required remediation and the owner or operator's liability as to any property could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, owners or operators of mortgaged properties that generate hazardous substances that are disposed of at off-site locations may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where the hazardous substances were disposed.

      Lenders whose primary indicia of ownership in a particular property is the holding of a security interest are exempted from the definition of owner under the federal Comprehensive Environmental Response, Compensation, and Liability
Act of 1980. However, lenders may forfeit their secured creditor exemption, as a result of their actions with respect to particular borrowers, and be deemed an owner or operator of property so that they are liable for remediation costs. A lender also risks liability for remediation costs on foreclosure of the mortgage. Unless otherwise specified in the related prospectus supplement, if a trust fund includes mortgage loans, then the related pooling and servicing agreement will contain provisions generally to the effect that the servicer, acting on behalf of the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so. We cannot assure you that any requirements of a pooling and servicing agreement will effectively insulate the related trust fund from potential liability for a materially adverse environmental condition at a mortgaged property.

      For more detailed information regarding environmental risks, you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Environmental Risks."

      HAZARD INSURANCE POLICIES ON MORTGAGED PROPERTIES MAY NOT FULLY COVER ALL
TYPES OF DAMAGE TO THE MORTGAGED PROPERTIES. Unless otherwise specified in a prospectus supplement, the servicer will be required to cause the borrower on each mortgage loan to maintain insurance coverage in respect of the related mortgaged property, including hazard insurance. However, the servicer may be able to satisfy its obligation to cause hazard insurance to be maintained through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The insurance policies will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Most insurance policies, however, typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from causes not typically covered by

                                       12

an insurance policy, then, to the extent any consequent losses are not covered by the available credit support, you may in part bear the resulting losses.

      For more detailed information regarding insurance policies, you should review the section in this prospectus titled "Description of the Pooling and
Servicing Agreements--Hazard Insurance Policies."

      THE YIELD ON YOUR CERTIFICATES MAY BE ADVERSELY AFFECTED TO THE EXTENT
THAT THE RELATED TRUST FUND MAY INCLUDE DELINQUENT MORTGAGE LOANS BECAUSE THE
AVAILABLE CREDIT SUPPORT MAY NOT COVER ALL LOSSES RELATED TO THE DELINQUENT
MORTGAGE LOANS. The trust fund for a particular series of certificates may include mortgage loans that are past-due, i.e., beyond any applicable grace period. However, delinquent mortgage loans may only constitute up to, but not including, 20% (by principal balance) of the trust fund. A special servicer may perform the servicing of delinquent mortgage loans. When a mortgage loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related mortgaged property. In these cases, the related borrower may not have an incentive to continue to perform under that mortgage loan. In addition, when the debt service coverage ratio of a mortgage loan is below 1.0x, the revenue derived from the use and operation of the related mortgaged property is insufficient to cover the operating expenses of the mortgaged property and to pay debt service on that mortgage loan and all mortgage loans senior to that mortgage loan. In those cases, the related borrower will be required to pay from sources other than cash flow from the related mortgaged property. If the related borrower ceases to use alternative cash sources at a time when operating revenue from the related mortgaged property is still insufficient to cover all expenses and debt service, deferred maintenance at the related mortgaged property and/or a default under the subject mortgage loan may occur. Available credit may not cover all losses related to delinquent mortgage loans. You should therefore consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on the offered certificates.

      For more detailed information regarding delinquent mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans--General."

      A WORD ABOUT FORWARD LOOKING STATEMENTS. Whenever we use words like
"intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

      The primary assets of each trust fund will consist of the following:

      o     various types of multifamily or commercial mortgage loans;

      o     pass-through certificates or other mortgage-backed securities
            ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

      o     a combination of the foregoing, which we call mortgage assets.

      We will establish each trust fund. We will select each mortgage asset for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which may or may not be the originator of a mortgage loan or the issuer of a MBS and may be our affiliate. Unless otherwise provided in the related prospectus supplement, neither we nor any of our affiliates and no governmental agency or instrumentality or any other person will guarantee or insure any of the mortgage assets included in a trust fund.
The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

                                       13

MORTGAGE LOANS

      General. The mortgage loans will be evidenced by promissory notes or other evidences of indebtedness called mortgage notes, secured by liens on fee or leasehold estates in properties called mortgaged properties consisting of the following:

      o     residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, called multifamily properties, and manufactured housing community properties;

      o     commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, convenience and gasoline stores, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants, or any cooperatively owned units therein; and

      o     mixed use properties--that is, any combination of the foregoing--and unimproved land, both called commercial properties.

      The multifamily properties may include mixed commercial and residential structures, and apartment buildings owned by a private cooperative housing corporation, with shares of the cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. The liens may be created by mortgages, deeds of trust and similar security instruments. Each mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any leasehold will exceed the term of the mortgage note by at least two years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, the originator may be or may have been one of our affiliates.

      Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, some of the mortgage loans included in the trust fund for a particular series of certificates may be delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth available information as to the period of the delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

      Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends, which may change towards options such as telecommuting, tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the businesses operated by their tenants. The risk of an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

      Office properties are also subject to competition with other office properties in the same market. Competition is affected by various factors affecting a building, including:

      o     its age;

      o     its condition;

      o     its design, including floor sizes and layout;

                                       14

      o     its access to transportation; and

            o     the availability of parking and the owner's ability to offer certain amenities to its tenants, including sophisticated
                  building systems such as

            o     fiber optic cables,

            o     satellite communications or

      o     other base building technological features.

      Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

      The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by an array of factors including:

      o     labor cost and quality;

      o     tax environment; and

      o     quality of life matters, such as schools and cultural amenities.

      A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

      Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited, to the following:

      o     the ability to lease space in the properties;

      o     the ability of tenants to meet their lease obligations;

      o     the possibility of a significant tenant becoming bankrupt or insolvent; and

      o     fundamental aspects of real estate such as location and market demographics.

      The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause these tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

      Whether a shopping center is anchored or unanchored is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant--notwithstanding any continued payment of rent--can have a material negative effect on the

                                       15

economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

      Retail properties, including quick service restaurants and convenience and gasoline facilities in particular, can also be significantly dependent on operational factors, such as the availability of trained labor and changes in prices for key commodities. In addition, such uses may be subject to franchise agreement restrictions on transfers or other operational aspects.

      Unlike some other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the retail properties.

      Mortgage Loans Secured by Multifamily Rental Properties. Significant
factors determining the value and successful operation of a multifamily rental property include the following:

      o     location of the property;

      o     the number of competing residential developments in the local market, such as apartment buildings, manufactured housing
            communities and site-built single family homes;

      o     the physical attributes of the multifamily building, such as its age and appearance; and

      o     state and local regulations affecting the property.

      In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

      Some states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

      In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.
These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair the borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

      Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements.

      Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy

                                       16

level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

      Mortgage Loans Secured by Cooperatively Owned Apartment Buildings. A
cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements. The proprietary leases and occupancy agreements confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing the tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, including all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by the cooperative corporation, less any other income that the cooperative corporation may realize.
Payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

      A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by the cooperative corporation, as well as all other operating expenses of the property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by the cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither we nor any other person will have any obligation to provide refinancing for any of the mortgage loans.

      In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants have a fixed period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

      Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are so-called "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to that apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to that subtenancy. The subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

      Mortgage Loans Secured by Industrial Properties. Significant factors that affect the value of industrial properties are:

      o     the quality of tenants;

      o     building design and adaptability; and

      o     the location of the property.

      Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.
Furthermore, industrial properties may be adversely affected by

                                       17

the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any related property is heavily dependent on the success of the tenant's business.

      Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include ceiling heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

      Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.
Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

      Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage
Facilities. Because of relatively low acquisition costs and break-even occupancy rates, warehouse, mini-warehouse and self-storage properties ("Storage
Properties") are considered vulnerable to competition. Despite their relatively low acquisition costs, and because of their particular building characteristics,
Storage Properties would require substantial capital investments in order to adapt them to alternative uses. Limited adaptability to other uses may substantially reduce the liquidation value of a Storage Property. In addition to competition, factors that affect the success of a Storage Property include the location and visibility of the facility, its proximity to apartment complexes or commercial users, trends of apartment tenants in the area moving to single-family homes, services provided, including security and accessibility, age of improvements, the appearance of the improvements and the quality of management.

      Mortgage Loans Secured by Hotel and Motel Properties. Hotel and motel properties may include full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives.
Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

      The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any related hotel or motel property, the consent of the franchisor for the continued use of the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of the related hotel or motel property would be entitled to the rights under any associated liquor license, and the purchaser would be required to apply in its own right for that license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

      Mortgage Loans Secured by Manufactured Housing Community Properties and
Recreational Vehicle Parks. Manufactured housing community properties consist of land that is divided into "spaces" or "homesites" that are primarily leased to manufactured housing community unit owners. Accordingly, the related mortgage loans will be secured by mortgage liens on the real estate, or a leasehold interest therein, upon which the manufactured housing community units are situated, but not the units themselves. The manufactured housing community unit owner often

                                       18

invests in site-specific improvements, including carports, steps, fencing, skirts around the base of the unit, and landscaping. The park owner typically provides private roads within the park, common facilities and, in many cases, utilities. Park amenities may include:

      o     driveways;

      o     visitor parking;

      o     recreational vehicle and pleasure boat storage;

      o     laundry facilities;

      o     community rooms;

      o     swimming pools;

      o     tennis courts;

      o     security systems; and

      o     health clubs.

      Due to relocation costs and, in some cases, demand for manufactured housing community unit spaces, the value of a unit in place in a park is generally higher, and can be significantly higher, than the value of the same unit not placed in a park. As a result, a well-operated manufactured housing community that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the unit of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the mobile home can be resold in place, rather than to allow the unit to be removed from the park.

      Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

      Mortgage loans secured by liens on manufactured housing community properties and recreational vehicle parks are affected by factors not associated with loans secured by liens on other types of income-producing real estate. The successful operation of these types of properties will generally depend upon the number of competing parks, as well as upon other factors, including its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of facilities and services it provides.
Manufactured housing community properties also compete against alternative forms of residential housing, including:

      o     multifamily rental properties;

      o     cooperatively-owned apartment buildings;

      o     condominium complexes; and

      o     single-family residential developments.

      Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.
Manufactured housing community properties and recreational vehicle parks are
"special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the manufactured housing community may be substantially

                                       19

less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing community or recreational vehicle park were readily adaptable to other uses.

      Certain states regulate the relationship of a manufactured housing community owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Manufactured housing community owners have been the subject of suits under state "Unfair and
Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a unit owner's tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's unit. Certain states also regulate changes in manufactured housing community use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

      In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws either do not provide for decontrol of rental rates upon vacancy of individual units or permit decontrol only in the relatively rare event that the unit is removed from the unit site. Any limitations on a borrower's ability to raise property rents may impair the related borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

      Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property--that is, its ability to generate income. Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans. Absent special facts, recourse in the case of default of non-recourse loans will be limited to the mortgaged property and the other assets, if any, that were pledged to secure repayment of the mortgage loan.

      Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. The Net Operating Income of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income--and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative--may be affected by the condition of the applicable real estate market and/or the economy of the area in which the mortgaged property is located or the industry that it services. In addition, properties typically leased, occupied or used on a short-term basis, such as some healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

      Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Net Operating
Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

                                       20

      Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property. This in turn has the following effects:

      o     it increases the incentive of the borrower to perform under the terms of the related mortgage loan, in order to protect the equity;
            and

      o     it increases the cushion provided to the lender against loss on liquidation following a default.

      Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

      o     the market comparison method, i.e., recent resale value of comparable properties at the date of the appraisal;

      o     the cost replacement method, i.e., the cost of replacing the property at the date;

      o     the income capitalization method, i.e., a projection of value based upon the property's projected net cash flow; or

      o     upon a selection from or interpolation of the values derived from the foregoing methods.

      Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

      While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of the foregoing factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. For additional information regarding risks associated with mortgage loans, you should review the sections in this prospectus titled
"Risk Factors--Risks Relating to the Mortgage Loans--Mortgage Loans are
susceptible to numerous risks that may result in losses to you" and "--Mortgage loans with balloon payments involve the risk that borrowers may not be able to refinance the loan or sell the related property."

      Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will have the following characteristics:

      o     have had individual principal balances at origination of not less than $25,000;

      o     have had original terms to maturity of not more than 40 years; and

      o     provide for scheduled payments of principal, interest or both, to be made on specified dates, known as due dates, that occur monthly, quarterly, semi-annually or annually.

      A mortgage loan may also have the following characteristics:

      o     provide for no accrual of interest or for accrual of interest thereon at an interest rate, known as a mortgage rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

                                       21

      o     provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of some events, and may permit negative amortization;

      o     be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date; and

      o     prohibit over its term or for a certain period prepayments (the period of the prohibition is known as a lock-out period and its date of expiration is known as a lock-out date) and/or require payment of a premium or a yield maintenance penalty, more commonly known as a prepayment premium) in connection with some prepayments, in each case as described in the related prospectus supplement.

      A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of the related mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an equity participation in addition to payments of interest on and/or principal of the offered certificates, the related prospectus supplement will describe the equity participation and the method or methods by which distributions relating to the equity participation will be made to the holders.

      Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement. To the extent then applicable and specifically known to us, the prospectus supplement will include the following:

      1.    the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

      2.    the type or types of property that provide security for repayment of the mortgage loans;

      3.    the earliest and latest origination date and maturity date of the mortgage loans;

      4.    the original and remaining terms to maturity of the mortgage loans, or the respective ranges those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

      5.    the original Loan-to-Value Ratios of the mortgage loans, or the range of those Loan-to-Value Ratios, and the weighted average original
Loan-to-Value Ratio of the mortgage loans;

      6.    the mortgage rates borne by the mortgage loans, or range of those mortgage rates, and the weighted average mortgage rate borne by the mortgage loans;

      7.    with respect to mortgage loans with adjustable mortgage rates ("ARM
Loans"), the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the ARM Loan;

      8.    information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, lock-out periods and prepayment premiums;

      9.    the Debt Service Coverage Ratios of the mortgage loans, either at origination or as of a more recent date, or the range of those Debt Service
Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios;
and

      10.   the geographic distribution of the mortgaged properties on a state-by-state basis.

      In appropriate cases, the related prospectus supplement will also contain some information available to us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, more

                                       22

general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following their issuance.

MBS

      Mortgage-backed securities included in a trust fund may include:

      o     mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

      o     certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

      Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement.
The issuer of the MBS and/or the servicer of the underlying mortgage loans will have entered into the MBS agreement, generally with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

      The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.
Distributions in respect of the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

      The MBS either will have been previously registered under the Securities
Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2)
neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

      Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" in this prospectus may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the
MBS.

      The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available, the following:

      1.    the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund;

      2.    the original and remaining term to stated maturity of the MBS, if applicable;

      3.    the pass-through or bond rate of the MBS or the formula for determining those rates;

      4.    the payment characteristics of the MBS;

      5.    the MBS issuer, MBS servicer and MBS trustee, as applicable;

      6.    a description of the credit support, if any;

                                       23

      7.    the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

      8.    the terms on which mortgage loans may be substituted for those originally underlying the MBS;

      9.    the type of mortgage loans underlying the MBS and, to the extent available to us and appropriate under the circumstances, any other information in respect of the underlying mortgage loans described under "--Mortgage
Loans--Mortgage Loan Information in Prospectus Supplements";

      10.   the characteristics of any cash flow agreements that relate to the
MBS;

      11.   the market price of the MBS and the basis on which the market price was determined; and

      12.   if the issuer of the MBS is required to file reports under the
Exchange Act of 1934, as amended, how to locate such reports of the MBS issuer.

CERTIFICATE ACCOUNTS

      Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in some obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

      If so provided in the prospectus supplement for a series of certificates, partial or full protection against some defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of the series or by credit support arrangements that may include cross-support provisions, letters of credit, insurance policies, guarantees, certificate insurance or surety bonds or reserve funds, or a combination. The amount and types of credit support, the identification of the entity providing it, if applicable, and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. For additional information regarding credit support, you should review the sections in this prospectus titled " Risk
Factors--Risks Relating to the Mortgage Loans--Credit support for a series of certificates may cover some of your losses or risks but may not cover all potential risks to you" and "Description of Credit Support."

CASH FLOW AGREEMENTS

      If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust fund may also include interest rate swap agreements, interest rate cap or floor agreements, or currency swap agreements, which agreements are designed to reduce the effects of interest rate or currency swap rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or interest rate swap agreement or interest rate cap or floor agreement or currency exchange agreement, and the identity of an obligor or counterparty under the agreement, will be described in the prospectus supplement for a series of certificates.

                                       24

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

      The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

      The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate the prospectus supplement will specify, the method of determining the pass-through rate. The prospectus supplement will also discuss the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a guaranteed investment contract or other agreement.

PAYMENT DELAYS

      With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST AS A RESULT OF PREPAYMENTS OF MORTGAGE
LOANS

      When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest to the due date for the mortgage loan in the related Due Period, then the interest charged to the borrower, net of servicing and administrative fees, may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any shortfall is allocated to a class of offered certificates, the yield on those certificates will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement for a series of certificates, the servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The related prospectus supplement will also describe any other amounts available to offset shortfalls.

      For additional information regarding prepayment interest shortfalls, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."

                                       25

YIELD AND PREPAYMENT CONSIDERATIONS

      A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those payments to reduce the principal balance--or notional amount, if applicable--of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by their amortization schedules, the dates on which any balloon payments are due, and the rate of voluntary and/or involuntary principal prepayments. You should note that the amortization schedule of an ARM Loan may change periodically to accommodate adjustments to the mortgage rate thereon and that these changes may affect the rate of principal payments on an ARM loan. Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to the rate at which any one will prepay.

      The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on the certificates of that series or, in the case of a class of stripped interest certificates, result in the reduction of its notional amount. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount, or a premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower, or faster, than the rate anticipated by you during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase, or decrease, in the rate of principal payments.

      A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on the date, to a disproportionately large share--which, in some cases, may be all--of the prepayments, or to a disproportionately small share--which, in some cases, may be none--of the prepayments. As and to the extent described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

      In general, the notional amount of a class of stripped interest certificates will either:

      o     be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

      o     equal the certificate balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on stripped interest certificates will be inversely related to the rate at which payments and other collections of principal are received on mortgage assets or distributions are made in reduction of the certificate balances of the certificates, as the case may be.

      Consistent with the foregoing, if a class of certificates of any series consists of stripped interest certificates or stripped principal certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in stripped principal certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in stripped interest certificates. If the offered certificates of a series include any of those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. The tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

                                       26

      We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which the provisions may be practicably enforced.

      The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either:

      o     converting to a fixed rate loan and thereby locking in the rate; or

      o     taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws--which are subject to change--to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to their relative importance, as to the percentage of the principal balance of mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

      The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of the instrument is repaid to the investor.

      The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments--for this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund--is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate ("CPR")
prepayment model or the standard prepayment assumption ("SPA") prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans for the life of the related mortgage loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of
SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

                                       27

      The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series. The prospectus supplement will also contain the percentage of the initial certificate balance or notional amount of each class of offered certificates that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

      A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule. The principal payment schedule is supported by creating priorities, as and to the extent described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a prepayment collar--that is, a range of prepayment rates that can be sustained without disruption--that determines the principal cash flow of the certificates. A prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb excesses or shortfalls in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing the schedule. A targeted amortization class will generally afford the holders some protection against early retirement or some protection against an extended average life, but not both.

      Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of certificates in that class to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle those holders to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, known as call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, known as extension risk, if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related prospectus supplement, a companion class absorbs some, but not all, of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

                                       28

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

      Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

      Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on those mortgage loan would be expected during a period of increasing interest rates to amortize at a slower rate, and perhaps not at all, than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. Negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on those certificates, which deferred interest may be added to the certificate balance of those certificates.
Accordingly, the weighted average lives of mortgage loans that permit negative amortization, and that of the classes of certificates to which any related negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans, may increase as a result of this feature.

      Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate, provides that its scheduled payment will adjust less frequently than its mortgage rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage rate. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule thereby resulting in the accelerated amortization of the mortgage loan.
Any related acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on the mortgage loan.

      The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon:

      o     whether the offered certificate was purchased at a premium or a discount; and

      o     the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on the certificate, or, in the case of a stripped interest certificate, delay or accelerate the amortization of its notional amount.

      For additional information on the effects of negative amortization on the yield of certificates, you should review the section titled "--Yield and
Prepayment Considerations" above.

      Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of

                                       29

mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

      Losses and Shortfalls on the Mortgage Loans. The yield to holders of the offered certificates of any series will directly depend on the extent to which the holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of the losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

      The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses and shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

      The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

      Additional Certificate Amortization. In addition to entitling the holders to a specified portion--which may during specified periods range from none to all--of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of the series, may provide for distributions of principal. Distributions may be provided from:

      o     amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates;

      o     Excess Funds; or

      o     any other amounts described in the related prospectus supplement.

      The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of the certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of any of the foregoing sources would have any material effect on the rate at which the certificates are amortized.

      Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, under the circumstances and in the manner set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of the certificates and, if the certificates were purchased at premium, reduce the yield on those certificates.

                                  THE DEPOSITOR

      We are Bear Stearns Commercial Mortgage Securities Inc., a Delaware
corporation organized on April 20, 1987, and we function as the depositor. Our primary business is to acquire mortgage loans, mortgage-backed securities and related assets and sell interests therein or bonds secured thereby. We are an affiliate of Bear, Stearns & Co. Inc. We maintain our principal office at 383
Madison Avenue, New York, New York 10179. Our telephone number is (212)
272-2000. We do not have, nor do we expect in the future to have, any significant assets.

                                       30

                                   THE SPONSOR

OVERVIEW

      The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. The related prospectus supplement may identify a sponsor to be Bear Stearns Commercial Mortgage, Inc. ("BSCMI").
BSCMI is a wholly-owned subsidiary of The Bear Stearns Companies Inc. (NYSE:
BSC), and is a New York corporation and an affiliate of Bear, Stearns & Co. Inc.
The principal offices of BSCMI are located at 383 Madison Avenue, New York, New
York 10179. BSCMI's telephone number is (212) 272-2000.

      BSCMI's primary business is the underwriting, origination and sale of mortgage loans secured by commercial or multifamily properties. BSCMI sells the great majority of the mortgage loans that it originates through commercial mortgage backed securities ("CMBS") securitizations. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996.

      The commercial mortgage loans originated by BSCMI include both fixed and floating rate loans and both conduit loans and large loans. BSCMI primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. BSCMI originates loans in every state and in Puerto Rico, the U.S.
Virgin Islands and Mexico.

      As a sponsor, BSCMI originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with Bear,
Stearns & Co. Inc. and other underwriters, BSCMI works with rating agencies, loan sellers and servicers in structuring the securitization transaction. BSCMI acts as sponsor, originator or mortgage loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which BSCMI has participated to date include each of the prior series of certificates issued under the "TOP" program, in which BSCMI,
Wells Fargo Bank, National Association, Principal Commercial Funding, LLC and
Morgan Stanley Mortgage Capital Inc. ("MSMC") generally are mortgage loan sellers and sponsors, and Bear Stearns Commercial Mortgage Securities Inc., an
affiliate of BSCMI (the "BSCMSI Depositor"), and Morgan Stanley Capital I Inc.,
which is an affiliate of MSMC, have alternately acted as depositor and the "PWR"
program, in which BSCMI, Prudential Mortgage Capital Funding, LLC, Wells Fargo
Bank, National Association, Principal Commercial Funding, LLC and Nationwide
Life Insurance Company generally are mortgage loan sellers, and the BSCMSI
Depositor acts as depositor.

      Neither BSCMI nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, BSCMI sells the right to be appointed servicer of its securitized mortgage loans to rating-agency approved servicers, including Wells Fargo Bank, National Association, the master servicer in this transaction, and Bank of America, N.A.

BSCMI'S UNDERWRITING STANDARDS

      General. All of the BSCMI mortgage loans were originated by BSCMI or an affiliate of BSCMI, in each case, generally in accordance with the underwriting criteria summarized below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, tenancy and location of the real estate collateral, the sponsorship of the borrower, will impact the extent to which the general criteria are applied to a specific mortgage loan. The underwriting criteria are general, and there is no assurance that every mortgage loan will comply in all respects with the criteria.

      Mortgage Loan Analysis. The BSCMI credit underwriting team for each mortgage loan is comprised of real estate professionals from BSCMI. The underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit and background of the borrower and certain key principals of the borrower are examined prior to approval of the mortgage loan. This analysis includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. A member of the BSCMI underwriting team visits and inspects each property to confirm occupancy rates and to analyze the property's market and utility within the market.

                                       31

      Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from BSCMI and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and LTV Ratio. BSCMI's underwriting criteria generally require the following minimum debt service coverage ratios and maximum loan to value ratios for each indicated property type:

          PROPERTY TYPE                DSCR GUIDELINE   LTV RATIO GUIDELINE
  ------------------------------       --------------   -------------------
  Multifamily                               1.20x               80%
  Office                                    1.25x               75%
  Anchored Retail                           1.20x               80%
  Unanchored Retail                         1.30x               75%
  Self-storage                              1.30x               75%
  Hotel                                     1.40x               70%
  Industrial                                1.25x               70%
  Manufactured Housing Community            1.25x               75%

      Debt service coverage ratios are calculated based on anticipated
Underwritten Net Cash Flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination.

      Escrow Requirements. BSCMI generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses.
Generally, the required escrows for mortgage loans originated by BSCMI are as follows:

      Taxes and Insurance - Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

  REPLACEMENT RESERVES - MONTHLY DEPOSITS GENERALLY BASED ON THE GREATER OF THE
     AMOUNT RECOMMENDED PURSUANT TO A BUILDING CONDITION REPORT PREPARED FOR
                     BSCMI OR THE FOLLOWING MINIMUM AMOUNTS:

                PROPERTY TYPE                   DSCR GUIDELINE
---------------------------------------------   ------------------------------
Multifamily                                     $250 per unit
Office                                          $0.20 per square foot
Retail                                          $0.15 per square foot
Self-storage                                    $0.15 per square foot
Hotel                                           5% of gross revenue
Industrial                                      $0.10 - $0.15 per square foot
Manufactured Housing Community                  $50 per pad

      Deferred Maintenance/Environmental Remediation - An initial deposit, upon funding of the mortgage loan, in an amount generally equal to 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

                                       32

      Re-tenanting - In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the certificates of any series will be applied by us to the purchase of trust assets or will be used by us for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of any series, may consist of one or more classes of certificates that, among other things:

      o     provide for the accrual of interest thereon at a fixed, variable or adjustable rate;

      o     are senior or subordinate to one or more other classes of
            certificates in entitlement to distributions on the certificates;

      o     are stripped principal certificates;

      o     are stripped interest certificates;

      o     provide for distributions of interest or principal that commence only after the occurrence of some events, such as the retirement of one or more other classes of certificates of the series;

      o     provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster--and, in some cases, substantially faster--or slower--and, in some cases, substantially slower--than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

      o     provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

      o     provide for distributions based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums and equity participations.

      Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of some classes of stripped interest certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement.
As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series, if issued as definitive certificates, may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with the transfer.
Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

                                       33

DISTRIBUTIONS

      Distributions on the certificates of each series will be made by or on behalf of the related trustee or servicer on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. The particular components of the Available
Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

      Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs. The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor or by check mailed to the address of the certificateholder as it appears in the certificate register. Payment will be made by wire transfer if the certificateholder has provided the person required to make payments with wiring instructions, which may be provided in the form of a standing order applicable to all subsequent distributions, no later than the date specified in the related prospectus supplement, and, if so provided in the related prospectus supplement, the certificateholder holds certificates in the requisite amount or denomination specified therein. If the certificateholder does not provide any wiring instructions, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. The final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

      Each class of certificates of each series, other than some classes of stripped principal certificates and some classes of residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      Distributions of interest in respect of any class of certificates, other than some classes of accrual certificates, and other than any class of stripped principal certificates or residual certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the
Accrued Certificate Interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. Reference to a notional amount with respect to a class of stripped interest certificates is solely for convenience in making appropriate calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of those certificates--one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans," exceed the amount of any sums--including, if and to the extent specified in the related prospectus supplement, all or a portion of the servicer's or special servicer's servicing compensation--that are applied to offset the amount of the shortfalls. The particular manner in which shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of
Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of--a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of
Accrued Certificate Interest otherwise distributable on a class of certificates by reason of

                                       34

the allocation to the class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

      Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of residual certificates, will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of the class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made from time to time and, if so provided in the related prospectus supplement, will be further reduced by any losses incurred in respect of the related mortgage assets allocated to these certificates from time to time. In turn, the outstanding certificate balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to them from time to time, and will be increased, in the case of a class of accrual certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any
Accrued Certificate Interest, reduced as described above. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable cut-off date, after application of scheduled payments due on or before the date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of the series who are entitled to receive those distributions until the certificate balances of the certificates have been reduced to zero.
Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of one or more specified events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates--each such class is known as a controlled amortization class--may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates--each such class is known as a companion class--may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

      If so provided in the related prospectus supplement, prepayment premiums or payments in respect of equity participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series who are entitled in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

      The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses or shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among classes of certificates.

                                       35

ADVANCES IN RESPECT OF DELINQUENCIES

      If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, the amount may be advanced from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for the distribution date.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates who are entitled, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which the advances were made--as to any mortgage loan, more commonly known as related proceeds. Advances may also be reimbursed from other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those subordinate certificates. No advance will be required to be made by the servicer, a special servicer or the trustee if, in the good faith judgment of the servicer, a special servicer or the trustee, as the case may be, the advance would not be recoverable from related proceeds or another specifically identified source--any such advance is known as a nonrecoverable advance. If an advance was previously made by the servicer, a special servicer or the trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

      If advances have been made by the servicer, special servicer, trustee or other entity from excess funds in a certificate account, the servicer, special servicer, trustee or other entity, as the case may be, will be required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of the servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any related surety bond, will be set forth in the related prospectus supplement.

      If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances made by that entity. Interest will be payable for the period that the advances are outstanding at the rate specified in the related prospectus supplement, and the entity making advances will be entitled to payment of interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related pooling and servicing agreement and prospectus supplement.

      The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

REPORTS TO CERTIFICATEHOLDERS

      On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, the servicer, the trustee, or such other party as may be specified in the related prospectus supplement, will forward or make available to each holder a distribution date statement that will set forth the items set forth in the related prospectus supplement, which could include, among other things, in each case to the extent applicable:

      1.    the amount of distribution to holders of the class of offered certificates that was applied to reduce the certificate balance of those certificates;

      2.    the amount of distribution to holders of the class of offered certificates that is allocable to Accrued Certificate Interest;

                                       36

      3.    the amount, if any, of distribution to holders of that class of offered certificates that is allocable to both prepayment premiums and payments on account of equity participations;

      4.    the amount, if any, by which the distribution is less than the amounts to which holders of a class of offered certificates are entitled;

      5.    if the related trust fund includes mortgage loans, the aggregate amount of advances included in the distribution;

      6.    if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related servicer, and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer, and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

      7.    information regarding the aggregate principal balance of the related mortgage assets on or about the distribution date;

      8.    if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees, including specific identification of mortgage loans that are more than 60 days delinquent or in foreclosure;

      9.    if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the related period. The related period is generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

      10.   the certificate balance or notional amount, as the case may be, of each class of certificates, including any class of certificates not offered hereby, at the close of business on a distribution date, separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, in the event that Accrued Certificate Interest has been added to the balance;

      11.   if a class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the applicable pass-through rate for the distribution date and, if determinable, for the next succeeding distribution date;

      12.   the amount deposited in or withdrawn from any reserve fund on the distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on the distribution date;

      13.   if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each instrument as of the close of business on the distribution date; and

      14.   to the extent not otherwise reflected through the information furnished pursuant to subclauses 10 and 13 above, the amount of credit support being afforded by any classes of subordinate certificates.

      In the case of information furnished pursuant to subclauses 1-3 above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of the minimum denomination. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of a series.

      Within a reasonable period of time after the end of each calendar year, the servicer or trustee for a series of certificates, as the case may be, will be required to furnish or make available to you at any time during the calendar year you were a holder of an offered certificate of a series a statement containing the information set forth in subclauses 1-3 above. The information will be aggregated for that calendar year or the applicable portion of that calendar year during which the person was a certificateholder. The obligation to furnish information to a

                                       37

certificateholder will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code as are from time to time in force.

      For other information regarding information provided to a
certificateholder, you should review the section in the prospectus titled
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates."

      If the trust fund for a series of certificates includes MBS, the ability of the related servicer, the trustee or such other party as may be specified in the applicable prospectus supplement, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received with respect to the MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date Statements that will be forwarded or made available to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

      The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

      You will generally not have a right to vote, except with respect to required consents to some amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. For additional information, you should review the section in this prospectus titled
"Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of some events which if continuing would constitute an event of default on the part of the related servicer. For further information, you should also review the section in this prospectus titled "Description of the Pooling and Servicing
Agreements--Events of Default," "--Rights upon Event of Default" and
"--Resignation and Removal of the Trustee."

TERMINATION

      The obligations created by the pooling and servicing agreement for each series of certificates will terminate following:

      o     the final payment or other liquidation of the last mortgage asset or the disposition of all property acquired upon foreclosure of any mortgage loan; and

      o     the payment to the certificateholders of that series of all amounts required to be paid to them pursuant to that pooling and servicing agreement.

      Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

      If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in that prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in that prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the related class or classes.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

      If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of DTC, and each class will be represented by one or more global certificates registered in the name of DTC or its nominee.

                                       38

      DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Internal Revenue Code, and a
"clearing agency" registered pursuant to the provisions of Section 17A of the
Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the
American Stock Exchange, Inc. and the National Association of Securities
Dealers, Inc. Access to DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with SEC.

      Purchases of book-entry certificates under DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. Your ownership interest of a book-entry certificate is in turn to be recorded on the direct and indirect participants'
records. You will not receive written confirmation from DTC of your purchases, but you are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which you into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on your behalf. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

      To facilitate subsequent transfer, all offered certificates deposited by participants with DTC are registered in the name of DTC's partnership nominee,
Cede & Co. The deposit of offered certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of the distributions by participants to you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of each participant--and not of DTC, us as the depositor, any trustee or servicer--subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, you may receive payments after the related distribution date.

      Unless otherwise provided in the related prospectus supplement, the only certificateholder, as the term is used in the related pooling and servicing agreement, will be the nominee of DTC, and you will not be recognized as certificateholders under the pooling and servicing agreement. You will be permitted to exercise your rights under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. We will be informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

      Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and some of you, your ability to pledge your interest in book-entry certificates to persons or entities that do not participate in DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

                                       39

      Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to you or your nominees, rather than to DTC or its nominee, only if:

      o     we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor; or

      o     we, at our option, notify DTC of our intent to terminate the book-entry system through DTC with respect to those certificates and, upon receipt of notice of such intent from DTC, the
            participants holding beneficial interests in those certificates agree to initiate the termination.

      Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in our instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

      If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports to certificateholders as if you were a registered certificateholder, provided that you deliver a written certification to the trustee or another party to the pooling and servicing agreement for the related series in a prescribed form confirming your beneficial ownership in the offered certificates and you agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, if ever, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the internet website of the trustee or another party to the pooling and servicing agreement. The parties to each pooling and servicing agreement are required to recognize as certificateholders only those persons in whose names the certificates of a series are registered on the books and records of the trustee or another certificate registrar.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

      The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include us, the trustee, the servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement may include a mortgage asset seller as a party, and a pooling and servicing agreement that relates to a trust fund that consists solely of MBS may not include the servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, our affiliate, or the mortgage asset seller or its affiliate, may perform the functions of servicer or special servicer. Any party to a pooling and servicing agreement may own certificates issued under that pooling and servicing agreement. However, except with respect to required consents to some amendments to a pooling and servicing agreement, certificates that are held by the servicer or a special servicer for the related series will not be allocated voting rights.

      A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe some provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. If the related trust fund includes MBS, it will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to the description of the provisions in the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate refers to all of the

                                       40

certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. We will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to Bear Stearns Commercial Mortgage
Securities Inc., 383 Madison Avenue, New York, New York 10179, Attention: J.
Christopher Hoeffel.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

      At the time of issuance of any series of certificates, we will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust fund. Unless otherwise specified in the related prospectus supplement, we will assign, or cause to be assigned, all principal and interest to be received on or with respect to those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for the series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund. The information will typically include the address of the related mortgaged property and type of the property; the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

      We will deliver, or cause to be delivered, to the related trustee, or to a custodian appointed by the trustee, some loan documents with respect to each mortgage loan to be included in a trust fund. Unless otherwise specified in the related prospectus supplement, the loan documents will include the following:

      o     the original mortgage note endorsed, without recourse, to the order of the trustee or a copy of that note together with a lost note affidavit and indemnity;

      o     the original or a copy of the mortgage instrument together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

      o     the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office
            (subject to certification and certain timing requirements), with evidence of recording on the document;

      o     an executed assignment of the related mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument;

      o     an executed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents;

      o     original or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been materially modified or the mortgage loan has been assumed;

      o     an original or copy of the lender's title insurance policy or, if a title insurance policy has not been issued (subject to certain timing requirements), a written commitment "marked up" at the closing of the mortgage loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue a policy;
            and

      o     in those cases where applicable, the original or a copy of the related ground lease.

                                       41

      Unless otherwise provided in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will require that we or another party to the pooling and servicing agreement promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.

      The trustee, or a custodian appointed by the trustee, for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt. The trustee, or the custodian, will hold the mortgage loan documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if any document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee, or custodian, will be required to notify the servicer and us, and one of us will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.
If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon the occurrence of conditions, and/or within a specified period, specified in the pooling and servicing agreement, after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation. Neither we nor, unless it is the mortgage asset seller, the servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.
Notwithstanding the foregoing, if a document has not been delivered to the related trustee, or to a custodian appointed by the trustee, because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the mortgage asset seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or a certified copy of that document.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      Unless otherwise provided in the prospectus supplement for a series of certificates, we will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, some representations and warranties covering, by way of example:

      o     the accuracy of the information set forth for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

      o     the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

      o     the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

      o     the payment status of the mortgage loan.

      It is expected that in most cases the warranting party will be the mortgage asset seller. However, the warranting party may also be an affiliate of the mortgage asset seller, the servicer, a special servicer or another person acceptable to us, or us or our affiliate. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

      Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will provide that the servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects your interests. If a warranting party cannot cure the breach within a specified period following the date on which it was notified of that breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to

                                       42

repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon some conditions and/or within a specified period after initial issuance of a series of certificates, to replace the related mortgage loan with one or more other mortgage loans. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to you or to the related trustee on your behalf for a breach of representation and warranty by a warranting party.
Neither we nor the servicer, in either case unless we or the servicer is the warranting party, will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

      In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued. Consequently, those representations and warranties may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

      The servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in a trust fund. The servicer will be required to follow collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in the trust fund and held for its own account, provided the procedures are consistent with:

      o     the terms of the related pooling and servicing agreement and any related instrument of credit support included in the trust fund;

      o     applicable law; and

      o     the servicing standard specified in the related pooling and servicing agreement and prospectus supplement.

      The servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in the trust fund various other customary functions of a servicer of comparable loans. These obligations include the following:

      o     maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

      o     attempting to collect delinquent payments; supervising foreclosures;
            negotiating modifications; conducting property inspections on a periodic or other basis;

      o     managing, or overseeing the management of, mortgaged properties acquired on behalf of the trust fund through foreclosure,
            deed-in-lieu of foreclosure or otherwise, each of which is called an
            REO property; and

      o     maintaining servicing records relating to the mortgage loans.

Unless otherwise specified in the related prospectus supplement, the servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.

      For additional information regarding credit support, you should review the section in this prospectus titled "Description of Credit Support."

                                       43

SUB-SERVICERS

      The servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers. However, unless otherwise specified in the related prospectus supplement, the servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates may be our affiliate or an affiliate of the servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between the servicer and a sub-servicer will provide that, if for any reason the servicer is no longer acting in that capacity, the trustee or any successor servicer may assume the servicer's rights and obligations under the sub-servicing agreement. The servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal of the sub-servicer to be in your best interest.

      Unless otherwise provided in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay the sub-servicer's fees.
Each sub-servicer will be reimbursed by the servicer that retained it for some expenditures which it makes, generally to the same extent the servicer would be reimbursed under a pooling and servicing agreement.

      For additional information regarding payment of fees and expenses to a sub-servicer, you should review the sections in this prospectus titled
"--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

      To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the servicer or another specified party. A special servicer for any series of certificates may be our affiliate or an affiliate of the servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of the servicer including the ability to appoint sub-servicers to the extent specified in the related prospectus supplement. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the related prospectus supplement.

CERTIFICATE ACCOUNT

      General. The servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of the mortgage loans. Those certificate accounts will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account. The funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related servicer, special servicer or mortgage asset seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing. Any entity that maintains a certificate account must comply with applicable rating agency standards. If permitted by the applicable rating agency or Agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related servicer or special servicer, if any, or serviced by either on behalf of others.

      Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt, in the case of collections on or in respect of the mortgage loans, or otherwise as provided in the related pooling
and

                                       44

servicing agreement, the following payments and collections received or made by the servicer, the trustee or any special servicer subsequent to the cut-off date, other than payments due on or before the cut-off date:

      1.    all payments on account of principal, including principal
prepayments, on the mortgage loans;

      2.    all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the servicer or any special servicer as its servicing compensation or as compensation to the trustee;

      3.    all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the servicer, or, if applicable, a special servicer, and/or the terms and conditions of the related Mortgage (collectively, insurance and condemnation proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired with respect to the liquidation, by foreclosure or otherwise (collectively, liquidation proceeds) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

      4.    any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

      5.    any advances made as described under "Description of the
Certificates--Advances in Respect of Delinquencies";

      6.    any amounts paid under any cash flow agreement, as described under
"Description of the Trust Funds--MBS--Cash Flow Agreements";

      7.    all proceeds of the purchase of any mortgage loan, or property acquired with respect to the liquidation, by us, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans;
Repurchases" and "--Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization
Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates--Termination" (all of the
foregoing, also liquidation proceeds);

      8.    any amounts paid by the servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under
"--Servicing Compensation and Payment of Expenses";

      9.    to the extent that any related item does not constitute additional servicing compensation to the servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations with respect to the mortgage loans;

      10.   all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

      11.   any amount required to be deposited by the servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the certificate account; and

      12.   any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the related prospectus supplement.

      Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

      1.    to make distributions to you on each distribution date;

                                       45

      2.    to pay the servicer, the trustee or a special servicer any servicing fees not previously retained thereby, the payment to be made out of payments on the particular mortgage loans as to which the fees were earned;

      3.    to reimburse the servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies",
the reimbursement to be made out of amounts received that were identified and applied by the servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any instrument of credit support with respect to those mortgage loans;

      4.    to reimburse the servicer, the trustee or a special servicer for unpaid servicing fees earned by it and unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, the reimbursement to be made out of amounts that represent liquidation proceeds and insurance and condemnation proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which their fees were earned or their expenses were incurred or out of amounts drawn under any instrument of credit support with respect to the mortgage loans and properties;

      5.    to reimburse the servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

      6.    if and to the extent described in the related prospectus supplement, to pay the servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while the advances remain outstanding and unreimbursed;

      7.    to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on the mortgaged properties, as described under "--Realization Upon Defaulted Mortgage
Loans";

      8.    to reimburse the servicer, the special servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Some Matters Regarding the Servicer and the
Depositor";

      9.    if and to the extent described in the related prospectus supplement, to pay the fees of trustee;

      10.   to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Regarding the Fees, Indemnities and Powers of the Trustee";

      11.   if and to the extent described in the related prospectus supplement, to pay the fees of any provider of credit support;

      12.   if and to the extent described in the related prospectus supplement, to reimburse prior draws on any instrument of credit support;

      13.   to pay the servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

      14.   to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

                                       46

      15.   if one or more elections have been made to treat the trust fund or its designated portions as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC
Pool";

      16.   to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired with respect to a defaulted mortgage loan in connection with the liquidation of the mortgage loan or property;

      17.   to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

      18.   to make any other withdrawals permitted by the related pooling and servicing agreement and described in the related prospectus supplement; and

      19.   to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

      The servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard set forth in the related pooling and servicing agreement. However, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will not do the following:

      o     affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

      o     in the judgment of the servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on that mortgage loan; and

      o     adversely affect the coverage under any applicable instrument of credit support.

      Unless otherwise provided in the related prospectus supplement, the servicer also may agree to any other modification, waiver or amendment if, in its judgment:

      o     a material default on the mortgage loan has occurred or a payment default is imminent;

      o     the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

      o     the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related mortgaged property. In general, the special servicer for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, contact the borrower concerning the default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take the other actions as are consistent with the servicing standard set forth in the pooling and servicing agreement. A significant period of time may elapse before the special servicer is able to assess the success of any related corrective action or the need for additional initiatives.

                                       47

      The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged property in lieu of foreclosure on your behalf may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related mortgaged property for a considerable period of time, and the mortgage loan may be restructured in the resulting bankruptcy proceedings. For additional information regarding the restructuring of a mortgage loan, you should review the Section in this prospectus titled "Legal
Aspects of Mortgage Loans".

      A pooling and servicing agreement may grant to the servicer, a special servicer, a provider of credit support and/or the holder or holders of one or more classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments are delinquent. If the predetermined purchase price is insufficient to fully fund the entitlements of certificateholders to principal and interest, it will be so specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with the applicable servicing standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will require that the special servicer accept the highest cash bid received from any person, including itself, us or any affiliate of either of us or any certificateholder, that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling and servicing agreement to be fair, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion below.

      If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time do the following so long as it is consistent with the servicing standard:

      o     institute foreclosure proceedings;

      o     exercise any power of sale contained in the related Mortgage;

      o     obtain a deed in lieu of foreclosure; or

      o     otherwise acquire title to the related mortgaged property.

      Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or an operator of the mortgaged property within the meaning of some federal environmental laws. The special servicer may do so only if the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that:

      o     either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking the actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions; and

      o     there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if the circumstances or conditions are present for which any related action could be required, taking the actions with respect to the mortgaged property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions.

                                       48

      For additional information regarding environmental risks associated with mortgage loans, you should review the section in this prospectus titled "Legal
Aspects of Mortgage Loans--Environmental Risks".

      Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which one or more
REMIC elections have been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition, unless one of the following events occurs:

      o     the Internal Revenue Service grants an extension of time to sell the property or

      o     the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than the period described above will not result in the imposition of a tax on the trust fund or cause the trust fund or any of its designated portions to fail to qualify as a REMIC under the Internal
            Revenue Code at any time that any certificate is outstanding.

      Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for the property. The special servicer will be required to assure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section
860G(a)(8) of the Internal Revenue Code at all times. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage that mortgaged property in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement.

      In general, the special servicer will be obligated to operate and manage any mortgaged property acquired as REO property in a manner consistent with the servicing standard. After the special servicer reviews the operation of that property and consults with the trustee to determine the trustee's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from that property, the special servicer could determine, particularly in the case of REO properties that are operating businesses, such as hotels, that it would not be consistent with the servicing standard, to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code (an "REO Tax"). To the
extent that income the trust fund receives from an REO property is subject to an
REO Tax, such income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. For additional information you should review the section in this prospectus titled "Material Federal Income Tax
Consequences."

      The limitations imposed by the related pooling and servicing agreement and, if applicable, the REMIC provisions of the Internal Revenue Code on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. For additional information you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Foreclosure."

      If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan.

      If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan and the aggregate amount of reimbursable expenses incurred by the special servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of liquidation proceeds to you. The reimbursement amount will represent unpaid servicing compensation in respect of the mortgage loan,

                                       49

unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

      If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the special servicer will not be required to expend its own funds to effect the restoration unless, and to the extent not otherwise provided in the related prospectus supplement, it determines:

      o     that the restoration will increase the proceeds to
            certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer for its expenses; and

      o     that the expenses will be recoverable by it from related insurance and condemnation proceeds or liquidation proceeds.

HAZARD INSURANCE POLICIES

      Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will require the servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage. Alternatively, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the hazard insurance policy coverage should be consistent with the requirements of the servicing standard.
Unless otherwise specified in the related prospectus supplement, the hazard insurance policy coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the servicer under any policy will be deposited in the related certificate account. Amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note will be otherwise distributed. The pooling and servicing agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If a blanket policy contains a deductible clause, the servicer will be required, in the event of a casualty covered by that blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for the deductible clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
The policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions.
Nevertheless, most of the policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits its holder to require, that type of coverage.

      The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of:

      o     the replacement cost of the improvements less physical depreciation;
            and

      o     the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

                                       50

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent.
Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the servicer will determine whether to exercise any right the trustee may have under any related provision in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.

      For additional information regarding due-on-sale and due-on-encumbrance clauses relating to mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      Unless otherwise specified in the related prospectus supplement, the servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Any special servicer's compensation with respect to a series of certificates will come from payments or other collections on or with respect to specially serviced mortgage loans and REO properties. Because compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the servicer's compensation as its sub-servicing compensation.

      In addition to amounts payable to any sub-servicer, the servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation some expenses incurred in connection with the administration of the related trust fund. Those expenses may include, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Some other expenses, including some expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

      If and to the extent provided in the related prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls. For further information regarding prepayment interest shortfalls, you should review the section in the prospectus titled "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans".

EVIDENCE AS TO COMPLIANCE

      The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfull any such obligation, specifying such failure known to the officer and the nature and status of the failure.

      In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a

                                       51

report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR
229.1122) that contains the following:

      (a)   a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      (b)   a statement that the party used the criteria in Item 1122(d) of
            Regulation AB to assess compliance with the applicable servicing criteria;

      (c)   the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

      (d)   a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

SOME MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

      The entity serving as servicer under a pooling and servicing agreement may be our affiliate and may have other normal business relationships with us or our affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will permit the servicer to resign from its obligations only upon the following conditions:

      o     the appointment of, and the acceptance of the appointment by, a successor to it and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by the rating agency to any class of certificates of the series; or

      o     a determination that the servicer's obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.

      No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to some limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related pooling and servicing agreement.

      Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that none of the servicer, any special servicer, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment. However, none of the servicer, us or any other person will be protected against any of the following:

      o     breach of a representation, warranty or covenant made in the pooling and servicing agreement;

      o     any expense or liability that that person is specifically required to bear pursuant to the terms of the pooling and servicing agreement; and

      o     any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties or by reason of reckless disregard of the obligations and duties.

                                       52

      Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement or the related series of certificates.
However, indemnification will not extend to any loss, liability or expense:

      o     that the person is specifically required to bear pursuant to the terms of the agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to the pooling and servicing agreement;

      o     those that are incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement;

      o     that are incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the pooling and servicing agreement, or by reason of reckless disregard of the obligations or duties; or

      o     that are incurred in connection with any violation of any state or federal securities law.

      In addition, each pooling and servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. However, each of the servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the servicer or the depositor, as the case may be, will be entitled to charge the related certificate account for those expenses, costs and liabilities.

      Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

      Unless otherwise provided in the prospectus supplement for a series of certificates, events of default under the related pooling and servicing agreement will include the following:

      o     any failure by the servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series;

      o     any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related pooling and servicing agreement, which failure continues unremedied for sixty days after written notice of the failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series; and

      o     some events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the servicer and some actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

                                       53

      Material variations to the foregoing events of default, other than to add to it or shorten cure periods or eliminate notice requirements, will be specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

      If an Event of Default occurs with respect to the servicer under a pooling and servicing agreement and remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. Upon termination of the servicer's rights and obligations, the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. However, if the servicer is required to make advances under the pooling and servicing agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make the advances. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may, or, at the written request of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, it will be required to, appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that, unless otherwise provided in the related prospectus supplement, is acceptable to each applicable rating agency to act as successor to the servicer under the pooling and servicing agreement. Pending appointment of a successor, the trustee will be obligated to continue to act in that capacity.

      You will not have the right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement.
You may do so only if the following conditions have been met:

      o     you previously have given to the trustee written notice of default and other certificateholders of the same series entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series shall have made written request upon the trustee to institute the proceeding in its own name as trustee;

      o     you shall have offered to the trustee reasonable indemnity; and

      o     the trustee for sixty days, or the other period specified in the related prospectus supplement, shall have neglected or refused to institute any related proceeding.

      The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the related pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

      Each pooling and servicing agreement may be amended by the respective parties to it, without your consent, to do the following:

      o     to cure any ambiguity;

      o     to correct a defective provision therein or to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in the pooling and servicing agreement;

      o     to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with its provisions;

      o     to comply with any requirements imposed by the Internal Revenue
            Code; or

                                       54

      o     for any other purpose; provided that the amendment, other than an amendment for the specific purpose referred to in clause 4 above, may not, as evidenced by an opinion of counsel to the effect satisfactory to the trustee, adversely affect in any material respect your interests; and provided further that the amendment, other than an amendment for one of the specific purposes referred to in clauses 1 through 4 above, must be acceptable to each applicable rating agency.

      Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement may also be amended by the respective parties to the pooling and servicing agreement, with the consent of the holders of the related series of certificates entitled to not less than 51%, or another percentage specified in the related prospectus supplement, of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, no amendment may:

      o     reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any Certificate without the consent of the holder of that certificate;

      o     adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in the immediately preceding clause, without the consent of the holders of all certificates of that class; or

      o     modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.

      However, unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or any of its designated portions, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

      Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford the certificateholders access during normal business hours to the most recent list of certificateholders of that series held by the person. If the list is of a date more than 90 days prior to the date of receipt of the certificateholders' request, then the person, if not the registrar for that series of certificates, will be required to request from the registrar a current list and to afford the requesting certificateholders access to it promptly upon receipt.

CERTAIN LIMITATIONS ON THE RIGHTS OF CERTIFICATEHOLDERS

      Except as otherwise specified in the prospectus supplement for a series, no certificateholders of a series will have the right under the related pooling and servicing agreement to institute any proceeding with respect to that agreement unless:

      o     that holder previously has given to the trustee written notice of default;

      o     except in the case of a default by the trustee, certificateholders entitled to not less than 25% of the voting rights for that series have made written request upon the trustee to institute that proceeding in its own name as trustee under the related pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

      o     the trustee for 60 days has neglected or refused to institute any such proceeding.

      No trustee, however, will be under any obligations to exercise any of the trusts or powers vested in it by a pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute,

                                       55

conduct or defend any litigation under or in relation to that agreement at the request, order or direction of any of the certificateholders for the related series, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

THE TRUSTEE

      The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking and/or trustee relationships with us or our affiliates and with any servicer or special servicer and its affiliates. If and to the extent specified under the related pooling and servicing agreement, some functions of the trustee may be performed by a fiscal agent under some circumstances.

ELIGIBILITY OF THE TRUSTEE

      Unless otherwise specified in the related prospectus supplement, the trustee under each pooling and servicing agreement each must at all times be a corporation, bank, trust company or association that:

      o     is organized and doing business under the laws of the U.S. or any state of the U.S. or the District of Columbia;

      o     has a combined capital and surplus of at least $50,000,000; and

      o     is subject to supervision or examination by federal or state authority.

If that corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with applicable law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

      The trustee for each series and any of its respective affiliates may hold certificates of the related series in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, each trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee for a series will be conferred or imposed upon that trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which that trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who will exercise and perform its rights, powers, duties and obligations solely at the direction of that trustee.

DUTIES OF THE TRUSTEE

      The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage loan or related document. The trustee will not be accountable for the use or application by or on behalf of the servicer for that series of any funds paid to the servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the servicer or any special servicer.
If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement.
However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

REGARDING THE FEES, INDEMNITIES AND POWERS OF THE TRUSTEE

      As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related servicer or other specified person or may be required to be borne by the related trust fund.

                                       56

      Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series. The trustee may be indemnified for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement. However, the indemnification will not extend to any loss, liability or expense that:

      o     constitutes a specific liability imposed on the trustee pursuant to the related pooling and servicing agreement,

      o     constitutes loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties or by reason of its reckless disregard of its obligations or duties; or

      o     may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.

      Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any other agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      A trustee will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice to us. Upon receiving a notice of resignation, we, or any other person as may be specified in the related prospectus supplement, will be required to use our best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

      If at any time a trustee ceases to be eligible to continue as the trustee under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, we will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series may at any time, with cause, or if so specified in the related prospectus supplement, without cause, remove the trustee under the related pooling and servicing agreement and appoint a successor trustee.

      Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

      Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any instrument of credit support may provide credit enhancement for more than one series of certificates to the extent described in that instrument.

      Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by the credit support, you will bear the share of

                                       57

deficiencies allocable to your certificates. Moreover, if an instrument of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that that credit support will be exhausted by the claims of the holders of certificates of one or more other series before they receive their intended share of the credit support coverage.

      If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates, the related prospectus supplement will include a description of the following:

      o     the nature and amount of coverage under the credit support;

      o     any conditions to payment thereunder not otherwise described in this prospectus;

      o     the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced; and

      o     the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth some information with respect to the obligor under any instrument of credit support, including the following:

      o     a brief description of its principal business activities;

      o     its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

      o     if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

      o     its total assets, and its stockholders' equity or policyholders'
            surplus, if applicable, as of a date that will be specified in the prospectus supplement.

SUBORDINATE CERTIFICATES

      If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

CROSS-SUPPORT PROVISIONS

      If the mortgage loans or mortgage backed securities in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans or mortgage backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or mortgage backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

      If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for some default risks by insurance policies or guarantees. To the extent deemed by us to

                                       58

be material, a copy of each instrument will accompany the Current Report on Form
8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuing bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any related letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any insurance policies and/or surety bonds. A copy of any insurance policy or surety bond will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

      If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or some classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds. Cash, a letter of credit, permitted investments, a demand note or a combination of the following will be deposited into the reserve funds, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against some types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

      If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to that reserve fund. However, any reinvestment income or gain from investments may be payable to any related servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

                                       59

CREDIT SUPPORT WITH RESPECT TO MBS

      If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each credit support instrument, the information indicated above, to the extent the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.

      For additional information regarding legal aspects of mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans". For purposes of the following discussion, the term mortgage loan includes a mortgage loan underlying an MBS.

GENERAL

      Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as mortgages. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      There are two parties to a mortgage: a mortgagor, the borrower and usually the owner of the subject property, and a mortgagee, the lender. In contrast, a deed of trust is a three-party instrument, among a trustor, the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor, the borrower, conveys title to the real property to the grantee, the lender, generally with a power of sale, until the time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, some federal laws, including, without limitation, the
Servicemembers Civil Relief Act, as amended, and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

      Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license

                                       60

to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

      In most states, hotel and motel room revenues are considered accounts receivable under the UCC; in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of its security interest. Even if the lender's security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default.

      For additional information regarding foreclosure action with respect to revenue from income-producing properties, you should also review the section in the prospectus titled "--Bankruptcy Laws".

PERSONAL PROPERTY

      In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

      General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

      Foreclosure Procedures Vary from State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

      Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Public sales of mortgaged property are made in accordance with procedures that vary from state to state.

      Equitable Limitations on Enforceability of Some Provisions. United States
courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on the principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or

                                       61

remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan.
In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

      Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.
A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation.
In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

      Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the
United States Court of Appeals for the Fifth Circuit in Durrett v. Washington
National Insurance Company and other decisions that have followed its reasoning.
The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code and, therefore, could be rescinded in favor of the bankrupt's estate, if:

      o     the foreclosure sale was held while the debtor was insolvent; and

      o     the price paid for the foreclosed property did not represent
            (reasonably equivalent value).

      Although the reasoning and result of Durrett in respect of the Bankruptcy
Code was rejected by the United States Supreme Court decision of BFP v.
Resolution Trust Corporation in 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

      Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make any repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or

                                       62

hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations.
The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings.
Furthermore, a few states require that any environmental contamination at some types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. Generally state law controls the amount of foreclosure expenses and costs, including attorneys'
fees, that may be recovered by a lender.

      For additional information regarding environmental costs associated with a mortgaged property, you should review the section in this prospectus titled
"--Environmental Risks".

      The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

      The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default.
Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by the holders.

      Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

      The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without

                                       63

first exhausting that security. However, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

LEASEHOLD RISKS

      Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened under some circumstances such as the following:

      o     if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

      o     if the ground lease permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

      o     if the ground lease contains some other protective provisions typically included in a mortgageable ground lease.

      The ground leases that secure the mortgage loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the following:

      o     the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease;

      o     the right of the leasehold mortgagee to cure the defaults, with adequate cure periods;

      o     if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise;

      o     the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder;
            and

      o     the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

      In addition to the foregoing protections, a leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease in the lessor's bankruptcy case, although this provision may not be enforceable. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject the lease in a ground lessee bankruptcy case, such a provision may not be enforceable. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although some rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.

                                       64

COOPERATIVE SHARES

      Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant to those shares, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. The loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

      Under the laws applicable in many states, foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency.

      For additional information regarding payment of deficiencies, you should review the sections in this prospectus titled "--Anti-Deficiency Legislation."

BANKRUPTCY LAWS

      Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

      Under the Bankruptcy Code, provided some substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the outstanding amount of the secured loan may be reduced to the then-current value of the property, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, a reduction in the rate of interest and/or an alteration of the repayment schedule and an extension (or shortening) of the term to maturity. The lien of the lender may be transferred to other collateral or collateral may be released from the lien of the lender. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

      The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses. A trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of the sale.

      The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition rents and hotel revenues, unless a bankruptcy court orders to the contrary

                                       65

based on the equities of the case. Thus, if the borrower has executed an assignment of leases, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute cash collateral under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties is adequately protected.
It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

      Bankruptcies of tenants of the mortgaged properties could have an adverse impact on the borrowers' ability to meet their obligations. For example, rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or some other similar events. In addition, there is an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the borrower's exercise of the remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

      A trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to the executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. Moreover, the claim of a lessor for the damages from the termination of a lease of real property will be limited to the sum of:

      1.    the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the leased property was surrendered; and

      2.    any unpaid rent due under that lease, without acceleration, on the earlier of those dates.

      If a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision in that executory contract or unexpired lease or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes the following:

      o     adequate assurance of the source of rent due under the lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease;

      o     that any percentage rent due under the lease will not decline substantially;

      o     that the assumption and assignment of the lease is subject to all the provisions in that lease, including, but not limited to, provisions such as a radius, location, use or exclusivity provision, and will not breach any provision contained in any other lease, financing agreement, or master agreement relating to that shopping center; and

      o     that the assumption or assignment of the lease will not disrupt the tenant mix or balance in that shopping center.

      Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy
Code with respect to the lessee.

                                       66

      If a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat that lease as terminated by that rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term of the lease and for any renewal or extension of that term that is enforceable by the lessee under applicable nonbankruptcy law. The
Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease, for the balance of the term after the date of rejection of the lease and any renewal or extension thereof, the value of any damages occurring after the date of rejection caused by the nonperformance of any obligation of the lessor after that date.

      In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the related trust fund. Payments may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a fraudulent conveyance, regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent or otherwise meets the statutory criteria for fraudulent transfer.

      A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In some circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to some tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

      Pursuant to the doctrines of substantive consolidation or piercing the corporate veil, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property that is ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. The application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the certificateholders.

      On February 5, 2001, the United States Bankruptcy Court for the Northern
District of Ohio entered an order refusing to modify an interim cash collateral order that treated inventory and receivables sold by a chapter 11 debtor to two special purpose subsidiaries, not in chapter 11, as property of the debtor's estate. In re LTV Steel Company, case no 0043866 (Bankr. N.D. Ohio). In the
February 5 opinion, the court states, "To suggest that Debtor lacks some ownership interest in products that it creates with its own labor, as well as the proceeds to be derived from that labor, is difficult to accept." Entry of a similar order in a bankruptcy case in which an originator of certain mortgage loans was the debtor could result in a material impairment of the rights of the
Certificateholders.

      For each mortgagor that is described as a special purpose entity, single purpose entity or bankruptcy-remote entity in the prospectus supplement, the activities that may be conducted by the mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of that mortgagor. The activities of the mortgagor are restricted in a manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against that mortgagor remote, and that mortgagor has been organized and is designed to operate in a manner that makes it reasonably likely that its separate existence will be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of that mortgagor. However, we make no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

                                       67

ENVIRONMENTAL RISKS

      A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the mortgage loans. The environmental risks may give rise to:

      o     a diminution in value of property securing a mortgage loan or the inability to foreclose against the property; or

      o     in some circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan.

      Under federal law and the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of the mortgage for any mortgage loan may lose its priority to that type of lien.

      Under the federal Comprehensive Response, Compensation, and Liability Act,
a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, or
PRPs, including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.

      Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. Court decisions applying the secured-creditor exemption have in the past been inconsistent and confusing.
On September 30, 1996, President Clinton signed into law the "Asset
Conservation, Lender Liability and Deposit Insurance Protection Act of 1996,"
which includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act attempts to clarify the activities in which a lender can engage and still have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower.
The Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental compliance or all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Act are subject to terms and conditions that have not been clarified by the courts. Moreover, the
CERCLA secured-creditor exemption does not necessarily affect the potential for liability under other laws that may also impose liability on "owners or operators".

      Environment clean-up costs may be substantial. It is possible that environmental clean-up costs could become a liability of the related trust fund and occasion a loss to certificateholders if remedial costs were incurred.

      In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

      The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that the costs of remediating hazardous substance contamination at a property could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

                                       68

      To reduce the likelihood of such a loss, and unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will provide that the servicer, acting on behalf of the related trust fund, may not acquire title to a mortgaged property or take over its operation unless the servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and
Servicing Agreements--Realization Upon Defaulted Mortgage Loans." There can be
no assurance that any environmental site assessment obtained by the servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

      Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

      If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance may entail some expense.

      In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. The disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce the clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982, effective
October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans made after the effective date of the Garn Act are enforceable, within some limitations, as set forth in the Garn Act and the regulations promulgated thereunder, the servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, regardless of the servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

      Some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

                                       69

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

      Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

ADJUSTABLE RATE LOANS

      The laws of some states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In that event, the related trust fund will not be deemed to be a holder in due course within the meaning of the UCC and may take a mortgage note subject to restrictions on the ability to foreclose and to contractual defenses available to a mortgagor.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, as amended, provides that state usury limitations shall not apply to some types of residential (including multifamily) first mortgage loans originated by some lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust fund unless:

      o     the mortgage loan provides for an interest rate, discount points and charges as are permitted under the laws of the state; or

      o     the mortgage loan provides that the terms of that mortgage loan are to be construed in accordance with the laws of another state under which its interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

SERVICEMEMBERS CIVIL RELIEF ACT

      Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, we cannot give you any information as to the number of loans with individuals as borrowers that may be affected by the Relief Act.
Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates. The shortfalls would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any instrument of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three-month period

                                       70

thereafter. Thus, in the event a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

TYPE OF MORTGAGED PROPERTY

      The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulation of the condominium association. Mortgaged properties which are hotels or motels may present additional risk to the lender in that:

      o     hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

      o     the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

In addition, mortgaged properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

AMERICANS WITH DISABILITIES ACT

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable" within the meaning of the ADA. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portion is readily accessible to and usable by individuals with disabilities. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                                       71

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks and insurance companies, may be subject to special rules. Except as noted below, this discussion applies to United
States persons who hold the certificates as capital assets. The authorities on which this discussion is based are subject to change or differing interpretations, and any related change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the
Internal Revenue Code of 1986, as amended, as well as the REMIC regulations promulgated by the U.S. Department of Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

      For purposes of this discussion, references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets, and, where the applicable prospectus supplement provides for a retained yield
(the "Retained Interest") with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a holder or certificateholder in this discussion generally mean the beneficial owner of a certificate.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

      With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Internal Revenue Code Section 860D.
A trust fund or any of its portions as to which a REMIC election will be made will be referred to as a REMIC pool. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as REMIC certificates and will consist of one or more classes of regular certificates and one class of residual certificates in the case of each
REMIC pool. Qualification as a REMIC requires ongoing compliance with some conditions. With respect to each series of REMIC certificates, Cadwalader,
Wickersham & Taft LLP, our counsel, has advised us that in the firm's opinion, assuming:

      o     the making of such an election;

      o     compliance with the pooling and servicing agreement; and

      o     compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury regulations thereunder,

each REMIC pool will qualify as a REMIC. The regular certificates will be considered to be "regular interests" in the REMIC pool within the meaning of
Internal Revenue Code Section 860D and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificates will be considered to be the sole class of "residual interests" in the REMIC pool within the meaning of Internal Revenue Code Section
860D. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made with respect to the related trust fund, in which event references to REMIC or REMIC pool herein shall be deemed to refer to each such REMIC pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes.

      For additional information regarding federal income tax consequences of holding the certificates, you should also review the section in this prospectus titled "--Federal Income Tax Consequences for Certificates as to Which No REMIC
Election Is Made."

                                       72

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

      In general, unless otherwise provided in the related prospectus supplement, the REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code and assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or other prescribed purposes, the REMIC certificates will not be treated as assets qualifying under Section
7701(a)(19)(C) of the Internal Revenue Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the regular certificates and income allocated to the residual certificates will be interest described in Section
856(c)(3)(B) of the Internal Revenue Code to the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B)
of the Internal Revenue Code. In addition, the regular certificates will be, if transferred to a REMIC on its startup day in exchange for an interest in such
REMIC, "qualified mortgages" within the meaning of Section 860G(a)(3) of the
Internal Revenue Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the
Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The special servicer, servicer, or the trustee, as required under the pooling and servicing agreement will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

      The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section
856(c)(5)(B) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(B) of the Internal
Revenue Code.

TIERED REMIC STRUCTURES

      For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs
("Tiered REMICs") for federal income tax purposes. The Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC Provisions.

      Solely for purposes of determining whether the REMIC certificates will be
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal
Revenue Code and, "loans secured by an interest in real property" under Section
7701(a)(19)(C) of the Internal Revenue Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Internal
Revenue Code, the Tiered REMICs will be treated as one REMIC.

QUALIFICATION AS A REMIC

      In order for the REMIC pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC pool with the requirements set forth in the
Internal Revenue Code. The REMIC pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC pool, as of the close of the third calendar month beginning after the startup day, which for purposes of this discussion is the date of issuance of the REMIC certificates, and at all times thereafter, may consist of assets other than qualified mortgages and permitted investments. The REMIC regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that

                                       73

it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide reasonable arrangements to prevent its residual interest from being held by Disqualified Organizations and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each Series will contain a provision designed to meet this requirement.

      For further information, you should review the section in this prospectus titled "--Taxation of Residual Certificates--Tax-Related Restrictions on
Transfer of Residual Certificates--Disqualified Organizations."

      A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates or is either purchased by the REMIC pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in either case pursuant to a fixed price contract in effect on the startup day.

      Qualified mortgages include the following:

      o     whole mortgage loans, such as the mortgage loans;

      o     certificates of beneficial interest in a grantor trust that holds mortgage loans, including some of the MBS;

      o     regular interests in another REMIC, such as MBS issued by a trust as to which a REMIC election has been made;

      o     loans secured by timeshare interests; and

      o     loans secured by shares held by a tenant stockholder in a
            cooperative housing corporation.

However, in general:

      o     the fair market value of the real property securing the mortgage
            (including any buildings and structural components) must be at least
            80% of the principal balance of the related mortgage loan or of the mortgage loan underlying any related MBS either at origination of the relevant loan or as of the startup day; or

      o     substantially all the proceeds of the mortgage loan or the underlying mortgage loan must have been used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the real property value test described in the preceding sentence as of the date of the last modification or as of the REMIC startup day. A qualified mortgage includes a qualified replacement mortgage, which is any mortgage loan that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the startup day and that is received either:

      o     in exchange for any qualified mortgage within a three-month period thereafter; or

      o     in exchange for a mortgage loan that is a defective obligation, as defined immediately below, within a two-year period thereafter.

      A defective obligation includes the following:

      1.    a mortgage in default or as to which default is reasonably foreseeable;

      2.    a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached;

      3.    a mortgage that was fraudulently procured by the mortgagor; and

                                       74

      4.    a mortgage that was not in fact principally secured by real property
(but only if the mortgage is disposed of within 90 days of discovery).

      A mortgage loan that is defective as described in clause 4 in the immediately preceding sentence that is not sold or, if within two years of the startup day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period. A qualified mortgage includes any asset described above that is transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates, or that is purchased by the REMIC pool within three months after the startup day pursuant to a fixed price contract in effect on the startup day.

      Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the
REMIC pool to provide for payments of expenses of the REMIC pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and some other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC's initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgage pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC pool in connection with the default or imminent default of a qualified mortgage.
Foreclosure property generally may not be held beyond the close of the third calendar year following the acquisition of the property by a REMIC pool, with possible extensions granted by the Internal Revenue Service of up to an additional three years.

      In addition to the foregoing requirements, the various interests in a
REMIC pool also must meet certain requirements. All of the interests in a REMIC pool must be either of the following:

      o     one or more classes of regular interests; or

      o     a single class of residual interests on which distributions, if any, are made pro rata.

      A regular interest is an interest in a REMIC pool that is issued on the startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A regular interest in a REMIC pool may have payments of principal that are subordinated to payments on other regular interests or the residual interest in the REMIC pool, and that are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC pool or prepayment interest shortfalls. A REMIC pool may issue multiple classes of regular interests.

      A residual interest is an interest in a REMIC pool other than a regular interest that is issued on the startup day and that is designated as a residual interest. A REMIC may issue only one class of residual interests on which distributions, if any, are made pro rata.

      If an entity, such as the REMIC pool, fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the regular certificates may be treated as equity interests therein. The Internal Revenue
Code, however, authorizes

                                       75

the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC pool would occur absent regulatory relief. You should be aware, however, that the
Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act")
indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

      General. A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest and original issue discount on a regular certificate will be treated as ordinary income to a holder of the regular certificate as they accrue, and principal payments on a regular certificate in excess of accrued market discount will be treated as a return of capital to the extent of the regular certificateholder's basis in the regular certificate. Regular certificateholders must use the accrual method of accounting with regard to regular certificates, regardless of the method of accounting otherwise used by the regular certificateholders.

      Original Issue Discount. Accrual certificates, interest only, and principal-only certificates will be, and other Classes of regular certificates may be, issued with original issue discount within the meaning of Internal
Revenue Code Section 1273(a). Holders of any Class of regular certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on Treasury regulations under Internal
Revenue Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act, referred to in this document as OID regulations. Regular certificateholders should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the regular certificates. To the extent the issues are not addressed in the regulations, we intend to apply the methodology described in the Conference
Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID regulations. Moreover, the OID regulations include an anti-abuse rule allowing the Service to apply or depart from the OID regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. You are advised to consult your own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the regular certificates.

      Each regular certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a regular certificateholder's income. The total amount of original issue discount on a regular certificate is the excess of the stated redemption price at maturity of the regular certificate over its issue price. The issue price of a Class of regular certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of regular certificates of that class is sold to the public, excluding bond houses, brokers and underwriters.
Although unclear under the OID regulations, we intend to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by us as the fair market value of that Class as of the issue date.
The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the issue date of the regular certificate, unless the regular certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a regular certificate always includes the original principal amount of the regular certificate, but generally will not include distributions of stated interest if the interest distributions constitute qualified stated interest. Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate, as described below, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a regular certificate, it is possible that no interest on any Class of regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the regular certificates as qualified stated interest. Distributions of interest on an accrual certificate, or on other regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated
redemption price at maturity of the regular certificates

                                       76

includes all distributions of interest as well as principal thereon. Likewise, we intend to treat an interest only class, or a class on which interest is substantially disproportionate to its principal amount, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

      Under a de minimis rule, original issue discount on a regular certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made, presumably taking into account the prepayment assumption, by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate. The Conference Committee Report to the
1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. The prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and the income will be capital gain if the regular certificate is held as a capital asset. However, under the OID regulations, regular certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.

      For additional information regarding an election to treat interest under the constant yield method, you should review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method."

      A regular certificateholder generally must include in gross income for any taxable year the sum of the daily portions, as defined below, of the original issue discount on the regular certificate accrued during an accrual period for each day on which it holds the regular certificate, including the date of purchase but excluding the date of disposition. We will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each regular certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the regular certificate. The Conference Committee
Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the prepayment assumption. Other than as discussed below with respect to a random lot certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

      (a)   the sum of:

            o     the present value of all of the remaining distributions to be made on the regular certificate as of the end of that accrual period that are included in the regular certificate's stated
                  redemption price at maturity; and

            o     the distributions made on the regular certificate during the accrual period that are included in the regular certificate's stated redemption price at maturity;

      over:

      (b)   the adjusted issue price of the regular certificate at the beginning of the accrual period.

      The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

      o     the yield to maturity of the regular certificate at the issue date;

      o     events, including actual prepayments, that have occurred prior to the end of the accrual period; and

      o     the prepayment assumption.

                                       77

      For these purposes, the adjusted issue price of a regular certificate at the beginning of any accrual period equals the issue price of the regular certificate, increased by the aggregate amount of original issue discount with respect to the regular certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the regular certificate's stated redemption price at maturity that were made on the regular certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

      Under the method described above, the daily portions of original issue discount required to be included in income by a regular certificateholder generally will increase to take into account prepayments on the regular certificates as a result of prepayments on the mortgage loans that exceed the prepayment assumption. The daily portions generally will decrease, but not below zero for any period, if the prepayments are slower than the prepayment assumption. An increase in prepayments on the mortgage loans with respect to a series of regular certificates can result in both a change in the priority of principal payments with respect to some classes of regular certificates and either an increase or decrease in the daily portions of original issue discount with respect to the regular certificates.

      The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of regular certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, regular certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any regular certificate issued after the date the final regulations are published in the Federal Register.

      Acquisition Premium. A purchaser of a regular certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the regular certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.
Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading
"--Election to Treat All Interest Under the Constant Yield Method."

      Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally:

      o     the issue price does not exceed the original principal balance by more than a specified de minimis amount; and

      o     the interest compounds or is payable at least annually at current values of;

      o     one or more qualified floating rates;

      o     a single fixed rate and one or more qualified floating rates;

      o     a single objective rate; or

      o     a single fixed rate and a single objective rate that is a qualified inverse floating rate.

      A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Two or more qualified floating rates will be treated as a single qualified floating rate if all the qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all the qualified floating rates are within 0.25% of each other on the issue

                                       78

date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not within the control of the issuer or a related party or unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of regular certificates may be issued under this
Prospectus that does not have a variable rate under the OID regulations. For example, a class may be issued that bears different rates at different times during the period it is outstanding such that it is considered significantly front-loaded or back-loaded within the meaning of the OID regulations. It is possible that the class may be considered to bear contingent interest within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to regular certificates. However, if final regulations dealing with contingent interest with respect to regular certificates apply the same principles as the OID regulations, the final regulations may lead to different timing of income inclusion than would be the case under the OID regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest regular certificates as ordinary income. You should consult your tax advisors regarding the appropriate treatment of any regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

      Under the REMIC regulations, a regular floating-rate certificate qualifies as a regular interest in a REMIC if:

      o     it bears a rate that qualifies as a variable rate under the OID regulations:

            o     that is tied to current values of a variable rate (or the
                  highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative
                  multiple of the rate (plus or minus a specified number of
                  basis points); or

            o     that represents a weighted average of rates on some or all of the mortgage loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC regulations,
                  including the rate that is subject to one or more caps or
                  floors;

      or:

      o     it bears one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

      Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

      The amount of original issue discount with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that regular certificate generally to be determined by assuming that interest will be payable for the life of the regular certificate based on the initial rate. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated
interest, other than variable interest on an interest-only or super-premium
Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

      Although unclear under the OID regulations, unless required otherwise by applicable final regulations, we intend to treat regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest. The yield on the regular certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the issue date, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each

                                       79

accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the regular certificates.

      Deferred Interest. Under the OID regulations, all interest on a regular certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity. Accordingly, any Deferred Interest that accrues with respect to a class of regular certificates will constitute income to the holders of those regular certificates prior to the time distributions of cash with respect to the Deferred Interest are made.

      Market Discount. A purchaser of a regular certificate also may be subject to the market discount rules of Internal Revenue Code Sections 1276 through
1278. Under these Internal Revenue Code sections and the principles applied by the OID regulations in the context of original issue discount, market discount is the amount by which the purchaser's original basis in the regular certificate:

      o     is exceeded by the then-current principal amount of the regular certificate; or

      o     in the case of a regular certificate having original issue discount, is exceeded by the adjusted issue price of the regular certificate at the time of purchase.

      The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the regular certificate as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any related distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment assumption.

      The Conference Committee Report to the 1986 Act provides that until the
Treasury regulations are issued, market discount would accrue either:

      o     on the basis of a constant interest rate or

      o     in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of the period, or in the case of a regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.

      The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the regular certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a regular certificate over the interest distributable on that certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the regular certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the regular certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the regular certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by that regular certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

      For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the election may be deemed to be made.

      Market discount with respect to a regular certificate will be considered to be de minimis if the market discount is less than 0.25% of the remaining stated redemption price at maturity of that regular certificate multiplied by the weighted average maturity of the regular certificate (determined as described above in the third paragraph under "--Original Issue Discount")
remaining after the date of purchase, presumably taking into account prepayment assumptions. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "--Original Issue
Discount" above. Treasury regulations implementing the market

                                       80

discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

      Premium. A regular certificate purchased at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the regular certificateholder holds the regular certificate as a capital asset within the meaning of Internal Revenue Code
Section 1221, the regular certificateholder may elect under Internal Revenue
Code Section 171 to amortize the premium under the constant yield method. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The
1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Internal Revenue Code Section 171 on installment obligations such as the regular certificates, although it is unclear whether the alternatives to the constant yield method described above under "--Market
Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a regular certificate rather than as a separate deduction item.

      For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the Internal Revenue Code
Section 171 election may be deemed to be made.

      Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a regular certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

      o     interest includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

      o     the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

      It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments.
However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter.
The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. You should consult your own tax advisors regarding the advisability of making such an election.

      Sale or Exchange of Regular Certificates. If a regular certificateholder sells or exchanges a regular certificate, the regular certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the regular certificate. The adjusted basis of a regular certificate generally will equal the cost of the regular certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the regular certificate and reduced by amounts included in the stated redemption price at maturity of the regular certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

      Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a regular certificate realized by an investor who holds the regular certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the regular certificate has been held for the long-term capital gain holding period, currently more than one year. The gain will be treated as ordinary income in the following instances:

                                       81

      o     if a regular certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the regular
            certificateholder's net investment in the conversion transaction at
            120% of the appropriate applicable Federal rate under Internal
            Revenue Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction;

      o     in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4)
            to have net capital gains taxed as investment income at ordinary rates; or

      o     to the extent that the gain does not exceed the excess, if any, of:

            o     the amount that would have been includible in the gross income of the holder if its yield on the regular certificate were
                  110% of the applicable Federal rate as of the date of
                  purchase; over

            o     the amount of income actually includible in the gross income of the holder with respect to the regular certificate.

      In addition, gain or loss recognized from the sale of a regular certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c). Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than is the ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

      Holders that recognize a loss on a sale or exchange of a regular certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

      Treatment of Losses. Holders of regular certificates will be required to report income with respect to regular certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of regular certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a regular certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction
(subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, you are cautioned that while you may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the bad debt rules of Internal Revenue Code Section 166. Under
Internal Revenue Code Section 166, it appears that holders of regular certificates that are corporations or that otherwise hold the regular certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless. In general, holders of regular certificates that are not corporations and do not hold the regular certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the regular certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of regular certificates should be allowed a bad debt deduction at the time as the principal balance of any class or subclass of the regular certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or the class of regular certificates has been otherwise retired. The Service could also assert that losses on the regular certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating negative original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of regular certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the regular certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Service may take the position that losses attributable to accrued original

                                       82

issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on regular certificates.

TAXATION OF RESIDUAL CERTIFICATES

      Taxation of REMIC Income. Generally, the daily portions of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of residual certificates, and will not be taxed separately to the REMIC pool. The daily portions of REMIC taxable income or net loss of a residual certificateholder are determined by allocating the
REMIC pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the residual certificateholders in proportion to their respective holdings of residual certificates in the REMIC pool on the day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except for the following:

      o     the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

      o     all bad loans will be deductible as business bad debts; and

      o     the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

      The REMIC pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the regular certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the regular certificates. The REMIC pool's deductions include interest and original issue discount expense on the regular certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC pool and realized losses on the mortgage loans. The requirement that residual certificateholders report their pro rata share of taxable income or net loss of the REMIC pool will continue until there are no certificates of any class of the related series outstanding.

      The taxable income recognized by a residual certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the regular certificates or income from amortization of issue premium on the regular certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC pool at a discount, and one or more of the mortgage loans is prepaid, the residual certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular certificates and the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those regular certificates on account of any unaccrued original issue discount relating to those regular certificates. When there is more than one class of regular certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates when distributions in reduction of principal are being made in respect of earlier classes of regular certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to the mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of regular certificates are made.
Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of regular certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular certificates, whereas to the extent that the
REMIC pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, residual certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching. In general, unrelated deductions will not be available to offset some or all of such "phantom" income, as discussed below under "--Limitations on Offset or
Exemption of REMIC Income." The timing of the

                                       83

mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the residual certificateholder's after-tax rate of return. In addition, a residual certificateholder's taxable income during some periods may exceed the income reflected by the residual certificateholder for the periods in accordance with generally accepted accounting principles. You should consult your own accountants concerning the accounting treatment of your investment in residual certificates.

      Basis and Losses. The amount of any net loss of the REMIC pool that may be taken into account by the residual certificateholder is limited to the adjusted basis of the residual certificate as of the close of the quarter (or time of disposition of the residual certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a residual certificate is the amount paid for that residual certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC pool reportable by the residual certificateholder and will be decreased, but not below zero, first, by a cash distribution from the REMIC pool and, second, by the amount of loss of the REMIC pool reportable by the residual certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the residual certificateholder as to whom the loss was disallowed and may be used by the residual certificateholder only to offset any income generated by the same REMIC pool.

      A residual certificateholder will not be permitted to amortize directly the cost of its residual certificate as an offset to its share of the taxable income of the related REMIC pool. However, that taxable income will not include cash received by the REMIC pool that represents a recovery of the REMIC pool's basis in its assets. The recovery of basis by the REMIC pool will have the effect of amortization of the issue price of the residual certificates over their life. However, in view of the possible acceleration of the income of residual certificateholders described above under "Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the residual certificates.

      A residual certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the
REMIC pool's basis in its assets. Regulations have been issued addressing the tax treatment of "inducement fees" received by transferees of no economic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b)
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If a residual certificateholder sells or otherwise disposes of its residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of REMIC residual certificates should consult with their own tax advisors regarding the effect of these regulations.

      Further, to the extent that the initial adjusted basis of a residual certificateholder (other than an original holder) in the residual certificate is greater that the corresponding portion of the REMIC pool's basis in the mortgage loans, the residual certificateholder will not recover a portion of the basis until termination of the REMIC pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.
The REMIC regulations currently in effect do not so provide.

      You should review the sections titled "--Treatment of Certain Items of
REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC pool as a capital loss.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

      Although we intend to compute REMIC income and expense in accordance with the Internal Revenue Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that we will use for reporting income with respect to the mortgage loans and expenses with respect to the regular certificates, and

                                       84

different methods could result in different timing of reporting of taxable income or net loss to residual certificateholders or differences in capital gain versus ordinary income.

      Original Issue Discount and Premium. Generally, the REMIC pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on regular certificates as described above under "Taxation of Regular
Certificates--Original Issue Discount" and "--Variable Rate Regular
Certificates," without regard to the de minimis rule described therein, and
"--Premium."

      Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC pool will constitute income to the REMIC pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to regular certificates as described above under
"Taxation of Regular Certificates--Deferred Interest."

      Market Discount. The REMIC pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after its transfer to the REMIC pool. The REMIC regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC pool, or its fair market value at the Closing Date, in the case of a retained class. In respect of mortgage loans that have market discount to which Internal Revenue Code Section
1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount, regardless of whether any payments of amounts included in the stated
redemption price are received. The computation of accrued market discount income generally should be made in the manner described above under "Taxation of
Regular Certificates--Market Discount."

      Premium. Generally, if the basis of the REMIC pool in the mortgage loans exceeds their unpaid principal balances, the REMIC pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess.
As stated above, the REMIC pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices, or the fair market value of retained Classes, of the regular and residual interests in the REMIC pool immediately after their transfer to the REMIC pool. In a manner analogous to the discussion above under "Taxation of Regular
Certificates--Premium," a REMIC pool that holds a mortgage loan as a capital asset under Internal Revenue Code Section 1221 may elect under Internal Revenue
Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Internal Revenue Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

      A portion, and often all, of the REMIC taxable income includible in determining the federal income tax liability of a residual certificateholder will be subject to special treatment. That portion, referred to as the excess inclusion, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a residual certificate over the daily accruals for the quarterly period of:

      o     120% of the long-term applicable Federal rate that would have applied to the residual certificate, if it were a debt instrument, on the startup day under Internal Revenue Code Section 1274(d);
            multiplied by

      o     the adjusted issue price of the residual certificate at the beginning of the quarterly period.

For this purpose, the adjusted issue price of a residual certificate at the beginning of a quarter is the issue price of the residual certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that residual certificate prior to the beginning of the quarterly period.
Accordingly, the portion of the REMIC pool's taxable income that will be treated as excess

                                       85

inclusions will be a larger portion of the income as the adjusted issue price of the residual certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the residual certificates is zero.

      The portion of a residual certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the residual certificateholder's return. However, net operating loss carryforwards are determined without regard to excess inclusion income. Further, if the residual certificateholder is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the residual certificateholder's excess inclusions will be treated as unrelated business taxable income of that residual certificateholder for purposes of Internal
Revenue Code Section 511. In addition, REMIC taxable income is subject to 30%
withholding tax with respect to some persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual
Certificates--Foreign Investors", and its portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Foreign Investors--Residual
Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a residual certificate, a portion (allocated under
Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to some persons who are not U.S. Persons.

      In addition, three rules determine the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, alternative minimum taxable income for a residual certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a residual certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules have the effect of preventing non-refundable tax credits reducing a taxpayer's income tax to an amount less than the alternative minimum tax on excess inclusions.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

      Disqualified Organizations. If any legal or beneficial interest in a residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

      o     the present value of the total anticipated excess inclusions with respect to the residual certificate for periods after the transfer;
            and

      o     the highest marginal federal income tax rate applicable to corporations.

The REMIC regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable Federal rate under Internal Revenue Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the residual certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a
Disqualified Organization, the tax would instead be imposed on the agent.
However, a transferor of a residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the
Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the residual certificate is actually held by the
Disqualified Organization.

      In addition, if a Pass-Through Entity has excess inclusion income with respect to a residual certificate during a taxable year and a Disqualified
Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of the amount of excess inclusions on the residual certificate that are allocable to the interest in the
Pass-Through Entity during the period the interest is held by the Disqualified
Organization, and the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through
Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a
Disqualified Organization or stating

                                       86

the holder's taxpayer identification number and, during the period the person is the record holder of the residual certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

      If an electing large partnership holds a residual certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on Pass-Through Entities described in the preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides the affidavit mentioned in the prior paragraph.

      The pooling and servicing agreement with respect to a series of certificates will provide that no legal or beneficial interest in a residual certificate may be transferred unless the following occurs:

      o     the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the residual certificate, is not a Disqualified Organization and is not purchasing the residual certificates on behalf of a Disqualified
            Organization (i.e., as a broker, nominee or middleman on its behalf); and

      o     the transferor provides a statement in writing to us and the trustee that it has no actual knowledge that the affidavit is false.

      Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each residual certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each residual certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related pooling and servicing agreement required under the Internal Revenue Code or applicable Treasury regulations to effectuate the foregoing restrictions.
Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and we or the trustee may charge a fee for computing and providing the information.

      Noneconomic Residual Interests. The REMIC regulations would disregard some transfers of residual certificates, in which case the transferor would continue to be treated as the owner of the residual certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC pool. Under the REMIC regulations, a transfer of a noneconomic residual interest, as defined below, to a residual certificateholder, other than a residual certificateholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a noneconomic residual interest unless, at the time of the transfer:

      o     the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs;
            and

      o     the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The
REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

      o     the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

                                       87

      o     the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

      o     the transferee represents that it will not cause the income with respect to the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of a transferee or of any other United
            States Person.

The pooling and servicing agreement with respect to each series of certificates will require the transferee of a residual certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations." The transferor must have no actual knowledge or reason to know that the statements are false.

      In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, a fourth requirement must be satisfied in one of two alternative ways. The first way such fourth requirement may be satisfied is that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

      o     the present value of any consideration given to the transferee to acquire the interest;

      o     the present value of the expected future distributions on the interest; and

      o     the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest corporate tax rate (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Internal Revenue Code Section 1274(d) at the time of the transfer and the compounding method of the transferee.

The second way such fourth requirement may be satisfied is:

      o     the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years, excluding certain related party obligations);

      o     the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for this safe harbor transfer; and

      o     the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

      Foreign Investors. The REMIC regulations provide that the transfer of a residual certificate that has tax avoidance potential to a foreign person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless the transferee's income is effectively connected with the conduct of a trade or business within the United
States. A residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

      o     the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer; and

      o     the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

                                       88

If the non-U.S. Person transfers the residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

      In addition, under temporary and final Treasury regulations, effective
August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Unless otherwise stated in the related prospective supplement, a residual certificate may not be purchased by or transferred to any person that is not a U.S. Person.

SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

      Upon the sale or exchange of a residual certificate, the residual certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "Taxation of Residual Certificates--Basis and Losses," of the residual certificateholder in the residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC pool, a residual certificateholder will have taxable income to the extent that any cash distribution to it from the
REMIC pool exceeds the adjusted basis on that distribution date. The income will be treated as gain from the sale or exchange of the residual certificate. It is possible that the termination of the REMIC pool may be treated as a sale or exchange of a residual certificateholder's residual certificate, in which case, if the residual certificateholder has an adjusted basis in the residual certificateholder's residual certificate remaining when its interest in the
REMIC pool terminates, and if the residual certificateholder holds the residual certificate as a capital asset under Internal Revenue Code Section 1221, then the residual certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

      Any gain on the sale of a residual certificate will be treated as ordinary income if one or both of the following conditions are met:

      o     if a residual certificate is held as part of a conversion
            transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the residual certificateholder's net investment in the conversion transaction at
            120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction;
            or

      o     in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4)
            to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a residual certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c).

      The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of
Internal Revenue Code Section 1091 will apply to dispositions of residual certificates where the seller of the residual certificate, during the period beginning six months before the sale or disposition of the residual certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a taxable mortgage pool (such as a non-REMIC owner trust) that is economically comparable to a residual certificate.

MARK-TO-MARKET REGULATIONS

      Regulations under Internal Revenue Code Section 475, relating to the requirement that a securities dealer mark-to-market securities held for sale to customers, provide that, for purposes of the mark-to-market requirement, a residual certificate is not treated as a security and thus may not be marked-to-market.

                                       89

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

      Prohibited Transactions. Income from some transactions by the REMIC pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual certificateholders, but rather will be taxed directly to the REMIC pool at a
100% rate. Prohibited transactions generally include:

      1.    the disposition of a qualified mortgage other than pursuant to:

            o     a substitution within two years of the startup day for a
                  defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted)
                  obligation at any time) or for any qualified mortgage within three months of the startup day;

            o     foreclosure, default or imminent default of a qualified
                  mortgage;

            o     bankruptcy or insolvency of the REMIC pool; or

            o     qualified (complete) liquidation;

      2.    the receipt of income from assets that are not the type of mortgages or investments that the REMIC pool is permitted to hold;

      3.    the receipt of compensation for services; or

      4.    the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

      Notwithstanding (1) and (4), it is not a prohibited transaction to sell
REMIC pool property to prevent a default on regular certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

      Contributions to the REMIC Pool After the Startup Day. In general, the
REMIC pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC pool after the startup day. Exceptions are provided for cash contributions to the REMIC pool made under the following circumstances:

      o     during the three months following the startup day;

      o     if made to a qualified reserve fund by a residual certificateholder;

      o     if in the nature of a guarantee;

      o     if made to facilitate a qualified liquidation or clean-up call; and

      o     if as otherwise permitted in Treasury regulations yet to be issued.

      Net Income from Foreclosure Property. The REMIC pool will be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as foreclosure property until the close of the third calendar year following the year of acquisition, with possible extensions of up to an additional three years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

      It is not anticipated that the REMIC pool will receive income or gain subject to prohibited transactions taxes or contributions subject to tax. As described in "Description of the Pooling and Servicing Agreements -- Realization

                                       90

upon Defaulted Mortgage Loans" with respect to net income from foreclosure property from a property that secured a mortgage loan, in some circumstances income from such a property may be subject to taxation when it is held by the
REMIC pool.

      Liquidation of the REMIC Pool. If a REMIC pool adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section
860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the
REMIC pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to holders of regular certificates and residual certificateholders within the 90-day period.

      Administrative Matters. The REMIC pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit
Income Tax Return. The trustee will be required to sign the REMIC pool's returns. Treasury regulations provide that, except where there is a single residual certificateholder for an entire taxable year, the REMIC pool will be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The residual certificateholder owning the largest percentage interest in the residual certificates will be obligated to act as tax matters person, as defined in the applicable Treasury regulations, with respect to the REMIC pool. Each residual certificateholder will be deemed, by acceptance of the residual certificates, to have agreed to:

      o     the appointment of the tax matters person as provided in the preceding sentence; and

      o     the irrevocable designation of the servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF SOME EXPENSES

      An investor who is an individual, estate or trust will be subject to limitation with respect to some itemized deductions described in Internal
Revenue Code Section 67, to the extent that the itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after
December 31, 2009 the overall limitation on itemized deductions is repealed.

      In the case of a REMIC pool, the deductions may include deductions under
Internal Revenue Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC pool, or any similar expenses allocated to the REMIC pool with respect to a regular interest it holds in another REMIC.
Investors who hold REMIC certificates either directly or indirectly through pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of residual certificates in the case of a REMIC pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable portion of the expenses to holders of regular certificates, as well as holders of residual certificates, where regular certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC certificateholder's income, determined on a daily basis, bears to the income of all holders of regular certificates and residual certificates with respect to a REMIC pool. As a result, individuals, estates or trusts holding REMIC certificates, either directly or indirectly through a grantor trust, partnership, S corporation,
REMIC, or other pass-through entities described in the foregoing

                                       91

temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on regular certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on residual certificates. Unless otherwise indicated in the applicable prospectus supplement, all the expenses will be allocable to the residual certificates.

TAXATION OF FOREIGN INVESTORS

      A regular certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a regular certificate To avoid withholding tax, that holder must provide certain documentation. The appropriate documentation includes Form W-8BEN, if the foreign person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the foreign person is eligible for an exemption on the basis of its income from the REMIC certificate being effectively connected to a United States trade or business; Form W-8BEN or Form
W-8IMY if the foreign person is a trust, depending on whether such trust is classified as the beneficial owner of the regular certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the foreign person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A
"qualified intermediary" must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section
1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders' status without including each beneficial owner's certification. A non-"qualified intermediary" must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term "intermediary" means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a regular certificate. A
"qualified intermediary" is generally a foreign financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS. For these purposes, "United States Person" means a citizen or resident of the United States, a corporation or partnership (except as may be provided in Treasury regulations) created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a regular certificate held by a residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

      In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United
States shareholder's allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States Person and owns 10% or more of one or more underlying mortgagors or, if the holder is a controlled foreign corporation, it is related to one or more underlying mortgagors.

      Further, it appears that a regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United
States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

                                       92

      Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that:

      o     are not United States Persons; or

      o     are United States Persons and classified as partnerships under the
            Internal Revenue Code, if any of their direct or indirect beneficial owners (other than through a U.S. corporation) are (or are permitted to be under the related partnership agreement) not United States
            Persons,

will be prohibited under the related pooling and servicing agreement.

      Backup Withholding. Distributions made on the regular certificates, and proceeds from the sale of the regular certificates to or through some brokers, may be subject to a backup withholding tax under Internal Revenue Code Section
3406 at a rate of 28% (increasing to 31% after 2010) on reportable payments
(including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the regular certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides IRS Form W-8BEN identifying the
Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or
can be treated as an exempt recipient within the meaning of Treasury Regulations
Section 1.6049-4(c)(1)(ii). Information reporting requirements may also apply regardless of whether withholding is required. Any amounts to be withheld from distribution on the regular certificates would be refunded by the Service or allowed as a credit against the regular certificateholder's federal income tax liability.

      Reporting Requirements. Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the regular certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of regular certificates or beneficial owners who own regular certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of regular certificates
(including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of regular certificates. Holders through nominees must request information from the nominee.

      The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC pool to each residual certificateholder by the end of the month following the close of each calendar quarter, 41 days after the end of a quarter under proposed
Treasury regulations, in which the REMIC pool is in existence.

      Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to residual certificateholders, furnished annually, if applicable, to holders of regular certificates, and filed annually with the Service concerning Internal Revenue
Code Section 67 expenses (see "Limitations on Deduction of Some Expenses" above)
allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to residual certificateholders, furnished annually to holders of regular certificates, and filed annually with the Service concerning the percentage of the REMIC pool's assets meeting the qualified asset tests described above under "--Federal Income Tax Consequences for REMIC
Certificates--Qualification as a REMIC."

      FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC
                                ELECTION IS MADE

STANDARD CERTIFICATES

      General. In the event that no election is made to treat a trust fund or a segregated pool of assets therein with respect to a series of certificates that are not designated as stripped certificates, or as a REMIC, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as a partnership, an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue
Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the standard certificates, the holder of each standard certificate in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its standard certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Premium and Discount--Recharacterization of
Servicing Fees." Accordingly, the

                                       93

holder of a standard certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its standard certificate, including interest at the coupon rate on the mortgage loans, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the standard certificateholder's method of accounting. A standard certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that trust fund.
However, investors who are individuals, estates or trusts who own standard certificates, either directly or indirectly through some pass-through entities, will be subject to limitation with respect to some itemized deductions described in Internal Revenue Code Section 67, including deductions under Internal Revenue
Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition,
Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. Under current law, the applicable limitation is reduced by one third for taxable years beginning in 2006 and 2007, and by two thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after
December 31, 2009 the overall limitation on itemized deductions is repealed. As a result, investors holding standard certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the standard certificates with respect to interest at the pass-through rate on the standard certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of standard certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the stripped bond and stripped coupon rules of the Internal Revenue Code, as described below under "Stripped
Certificates" and "--Premium and Discount--Recharacterization of Servicing
Fees," respectively.

      Tax Status.

      Standard certificates will have the following status for federal income tax purposes:

      1.    A standard certificate owned by a domestic building and loan association within the meaning of Internal Revenue Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue
Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that standard certificate is of the type described in the section of the Internal Revenue Code.

      2.    A standard certificate owned by a real estate investment trust will be considered to represent real estate assets within the meaning of Internal
Revenue Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on the assets will be considered interest on obligations secured by mortgages on real property to the extent within the meaning of Internal Revenue Code Section 856(c)(3)(B).

      3.    A standard certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Internal Revenue Code Section 860G(a)(3)(A)
to the extent that the assets of the related trust fund consist of qualified mortgages within the meaning of Internal Revenue Code Section 860G(a)(3).

      Premium and Discount

      Standard certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of standard certificates or thereafter.

      Premium. The treatment of premium incurred upon the purchase of a standard certificate will be determined generally as described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

                                       94

      Original Issue Discount. The original issue discount rules will be applicable to a standard certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Internal Revenue Code provisions or, under some circumstances, by the presence of teaser rates on the mortgage loans.

      Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income.
Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However,
Internal Revenue Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a standard certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

      Market Discount. Standard certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be generally reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Market Discount," except that it is unclear whether a prepayment assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual.

      Recharacterization of Servicing Fees. If the servicing fee paid to the servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to certificateholders.
In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the standard certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis.
If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation, known as excess servicing, will cause the mortgage loans to be treated under the stripped bond rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

      Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.
Under the rules of Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as stripped coupons and stripped bonds. Subject to the de minimis rule discussed below under
"--Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the standard certificates, and the original issue discount rules of the Internal Revenue Code would apply to its holder. While standard certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, the recharacterization should not have any significant effect upon the timing or amount of income reported by a standard certificateholder, except that the income reported by a cash method holder may be slightly accelerated.

                                       95

      You should also review "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

      Sale or Exchange of Standard Certificates. Upon sale or exchange of a standard certificate, a standard certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the standard certificate. In general, the aggregate adjusted basis will equal the standard certificateholder's cost for the standard certificate, increased by the amount of any income previously reported with respect to the standard certificate and decreased by the amount of any losses previously reported with respect to the standard certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for some financial institutions subject to the provisions of Internal Revenue Code Section 582(c), any related gain or loss would be capital gain or loss if the standard certificate was held as a capital asset. However, gain on the sale of a standard certificate will be treated as ordinary income:

      o     if a standard certificate is held as part of a conversion
            transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the standard certificateholder's net investment in the conversion transaction at
            120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction;
            or

      o     in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4)
            to have net capital gains taxed as investment income at ordinary income rates.

      Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

      Holders that recognize a loss on a sale or exchange of a standard certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED CERTIFICATES

      General. Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as stripped certificates. Stripped certificates include stripped interest certificates and stripped principal certificates as to which no REMIC election is made.

      The certificates will be subject to those rules if the following occur:

      o     we retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

      o     the servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard
            Certificates--Recharacterization of Servicing Fees" above); and

      o     certificates are issued in two or more classes or subclasses representing the right to non-pro rata percentages of the interest and principal payments on the mortgage loans.

      In general, a holder of a stripped certificate will be considered to own stripped bonds with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or stripped coupons with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the stripped certificate's allocable share of the servicing fees paid to the servicer, to the extent that the fees represent reasonable

                                       96

compensation for services rendered. See discussion above under "--Standard
Certificates--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to stripped certificateholders, the servicing fees will be allocated to the stripped certificates in proportion to the respective entitlements to distributions of each class or subclass of stripped certificates for the related period or periods. The holder of a stripped certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Certificates--General,"
subject to the limitation described therein.

      Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of stripped certificates for federal income tax purposes is not clear in some respects at this time, particularly where the stripped certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP, our counsel that the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section
7701(i).

      Each stripped certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Internal
Revenue Code Section 1286, Internal Revenue Code Sections 1272 through 1275, and the OID regulations. While under Internal Revenue Code Section 1286 computations with respect to stripped certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative
Characterizations," the OID regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The pooling and servicing agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

      Furthermore, Treasury regulations assume that a stripped certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of the stripped certificate would be treated as qualified stated
interest under the OID regulations. Further pursuant to these final regulations the purchaser of the stripped certificate will be required to account for any discount as market discount rather than original issue discount unless either:

      o     the initial discount with respect to the stripped certificate was treated as zero under the de minimis rule of Internal Revenue Code
            Section 1273(a)(3); or

      o     no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any related market discount would be reportable as described under "--Federal Income Tax
            Consequences for REMIC Certificates--Taxation of Regular
            Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in the computation.

      Status of Stripped Certificates. No specific legal authority exists as to whether the character of the stripped certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, our counsel has advised us that stripped certificates owned by applicable holders should be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(5)(B), "obligation[s]
principally secured by an interest in real property" within the meaning of
Internal Revenue Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest
(including original issue discount) income attributable to stripped certificates should be considered to represent interest on obligations secured by mortgages on real property within the meaning of Internal Revenue Code Section
856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for that treatment.

      Original Issue Discount. Except as described above under "--General," each stripped certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a stripped certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID regulations and the amendments to the original issue discount sections of the Internal Revenue Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a stripped certificate, referred to in this discussion as a stripped

                                       97

certificateholder, in any taxable year likely will be computed generally as described above under "--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Original Issue Discount" and
"--Variable Rate Regular Certificates." However, with the apparent exception of a stripped certificate qualifying as a market discount obligation, as described above under "--General," the issue price of a stripped certificate will be the purchase price paid by each holder of a stripped certificate, and the stated
redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the stripped certificate to the stripped certificateholder, presumably under the prepayment assumption.

      If the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a stripped certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the stripped certificateholder's stripped certificate. While the matter is not free from doubt, the holder of a stripped certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in the stripped certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

      As an alternative to the method described above, the fact that some or all of the interest payments with respect to the stripped certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are contingent within the meaning of the OID regulations. The
OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the stripped certificates. However, if final regulations dealing with contingent interest with respect to the stripped certificates apply the same principles as the OID regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest stripped certificates as ordinary income. You should consult your tax advisors regarding the appropriate tax treatment of stripped certificates.

      Sale or Exchange of Stripped Certificates. Sale or exchange of a stripped certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the stripped certificateholder's adjusted basis in the stripped certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Sale or Exchange of Regular Certificates." To the
extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the stripped certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a stripped certificateholder other than an original stripped certificateholder should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

      Holders that recognize a loss on a sale or exchange of a stripped certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

      Purchase of More than One Class of Stripped Certificates. Where an investor purchases more than one class of stripped certificates, it is currently unclear whether for federal income tax purposes the classes of stripped certificates should be treated separately or aggregated for purposes of the rules described above.

      Possible Alternative Characterizations. The characterizations of the stripped certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, the stripped certificateholder may be treated as the owner of any of the following:

      o     one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the
            Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan;

      o     as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

                                       98

      o     a separate installment obligation for each mortgage loan,
            representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect to it.

      Alternatively, the holder of one or more classes of stripped certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of stripped certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Internal Revenue Code Section 1286.

      Because of these possible varying characterizations of stripped certificates and the resultant differing treatment of income recognition, stripped certificateholders are urged to consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.

      Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

      o     the amount of servicing compensation received by a master servicer or special servicer, and

      o     all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

      The reporting party will furnish comparable information to the IRS as and when required by law to do so.

      Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

      The IRS has published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury regulation section
301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and
(iii) a broker holding an interest for a customer in street name. The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust fund in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee
(or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the
IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

      The trustee will furnish, within a reasonable time after the end of each calendar year, to each standard certificateholder or stripped certificateholder at any time during the year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable the certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue

                                       99

price. In particular, in the case of stripped certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of stripped certificates. The trustee will also file the original issue discount information with the Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a rate of 28%
(increasing to 31% after 2010) may be required in respect of any reportable payments, as described above under "--Federal Income Tax Consequences for REMIC
Certificates--Backup Withholding."

TAXATION OF FOREIGN INVESTORS

      To the extent that a Certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section
1441 or 1442 to nonresident aliens, foreign corporations, or other Non-United
States Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty.
Accrued original issue discount recognized by the standard certificateholder or stripped certificateholder on original issue discount recognized by the standard certificateholder or stripped certificateholders on the sale or exchange of the
Certificate also will be subject to federal income tax at the same rate.

      Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-United States Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be portfolio interest and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Foreign
Investors--Regular Certificates."

                       STATE AND OTHER TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code impose certain requirements on employee benefit plans, and on other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which the plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

      ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and Section 4975 of the Internal Revenue
Code prohibit a broad range of transactions involving assets of a Plan and parties in interest who have specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Internal Revenue
Code. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to the assets, we, the servicer, a special servicer or any sub-servicer or the trustee or an affiliate thereof, either:

                                       100

      o     has discretionary authority or control with respect to the investment of the assets of the Plan; or

      o     has authority or responsibility to give, or regularly gives, investment advice with respect to the assets of the Plan for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

      Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to the purchase under the requirements of ERISA, whether any statutory exemption, any prohibited transaction class exemption or any individual prohibited transaction exemption, as described below, applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to the series of certificates.

      Some employee benefit plans, such as governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d)
of the Internal Revenue Code, church plans, as defined in Section 3(33) of
ERISA, are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to the foregoing provisions of ERISA and the Internal Revenue Code. Moreover, any governmental or church plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue
Code.

PLAN ASSET REGULATIONS

      A Plan's investment in offered certificates may cause the trust assets to be deemed plan assets. Section 2510.3-101 of the regulations of the Department of Labor, as modified by Section 3(42) of ERISA, provides that, when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable to this discussion apply, or unless the equity participation in the entity by benefit plan investors, i.e.,
Plans, that are subject to ERISA or Section 4975 of the Code, and entities whose underlying assets include plan assets, is not significant. For this purpose, the plan asset regulations provide, in general, that participation in an entity, such as a trust fund, is significant if, immediately after the most recent acquisition of any equity interest, 25% or more of any class of equity interests, such as certificates, is held by benefit plan investors. Unless restrictions on ownership of and transfer to plans apply with respect to a series of certificates, we cannot assure you that benefit plan investors will not own at least 25% of a class of certificates.

      Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing
Plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a servicer, a special servicer or any sub-servicer, may be deemed to be a Plan fiduciary with respect to the investing Plan, and thus, except as described above in the case of governmental plans and church plans, subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve one or more prohibited transactions under ERISA, Section 4975 of the Internal Revenue Code or Similar
Law.

ADMINISTRATIVE EXEMPTIONS

      Several underwriters of mortgage-backed securities have applied for and obtained from the Department of Labor individual prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the exemption's applicability.

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UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

      The purchase of a residual certificate by any employee benefit plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code Section, including most Plans, may give rise to unrelated business taxable income as described in
Sections 511-515 and 860E of the Internal Revenue Code. Further, prior to the purchase of residual certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a residual certificate on behalf of, a Disqualified Organization, which term as defined above includes some tax-exempt entities not subject to Section 511 of the Internal Revenue Code including some governmental plans, as discussed above under the caption "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual
Certificates--Tax-Related Restrictions on Transfer of Residual
Certificates--Disqualified Organizations."

      Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA, Section 4975 of the Internal Revenue
Code and Similar Law, of their acquisition and ownership of certificates.

                                LEGAL INVESTMENT

      If so specified in the Prospectus Supplement, certain classes of certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA").

      Generally, only classes of offered certificates that meet the following criteria will be "mortgage related securities" for purposes of SMMEA:

      o     are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations;

      o     are part of a series evidencing interests in a trust fund consisting of loans originated by those types of originators specified in
            SMMEA; and

      o     are part of a series evidencing interests in a trust fund consisting of mortgage loans each of which is secured by a first lien on real estate.

      The appropriate characterization of those certificates not qualifying as
"mortgage related securities" for purposes of SMMEA ("Non-SMMEA Certificates)
under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or regulatory review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the non-SMMEA certificates constitute legal investments for them.

      Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

      Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the

                                       102

definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for
"mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates.
Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

      o     federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities"
            without limitation as to the percentage of their assets represented thereby;

      o     federal credit unions may invest in those securities; and

      o     national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.

In this connection, the Office of the Comptroller of the Currency, called the
OCC, has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any class of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks.

      The National Credit Union Administration, or NCUA, has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities" other than stripped mortgage related securities
(unless the credit union complies with the requirements of 12 C.F.R. ss.
703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices;
however, credit unions approved for the NCUA's "investment pilot program" under
12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss.
742.4(b)(2).

      The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 13a
(December 1, 1998), "Management of Interest Rate Risk, Investment Securities,
and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001),
"Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

      All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of
the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit
Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the
NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

                                       103

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any class of the offered certificates, as some classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in some instances irrespective of SMMEA.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying", and, with regard to any class of the offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of some classes of offered certificates as
"mortgage related securities", no representations are made as to the proper characterization of any class of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. The uncertainties described above--and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates--may adversely affect the liquidity of any class of offered certificates.

      Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to you.

                             METHOD OF DISTRIBUTION

      The certificates offered hereby and by related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to us from that sale.

      We intend that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of offered certificates may be made through a combination of two or more of these methods.
The methods are as follows:

      o     by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

      o     by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

      o     through direct offerings by us.

      If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any other person or persons specified in the prospectus supplement (including originators of mortgage loans)
may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. Pursuant to this prospectus and the related prospectus supplement, a purchaser may thereafter from time to time offer and sell some or all of the certificates directly, or through one or more underwriters to be designated at the time of the offering of the certificates, or through dealers (whether acting as agent or as principal) or in any other manner that may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the related prospectus supplement.
The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

                                       104

      If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefore. The underwriters may be broker-dealers affiliated with us whose identities and relationships to us will be as set forth in the related prospectus supplement.
The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

      In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates will be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from us and any profit on the resale of certificates by them will be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

      It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to some conditions precedent, including the following:

      o     that the underwriters will be obligated to purchase all certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

      o     that we will indemnify the several underwriters, and each person, if any, who controls any related underwriters within the meaning of
            Section 15 of the Securities Act, against some civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of the Securities Act.

      The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of certificates of those series.

      In no event will 10% or more of any trust fund include mortgage loans secured by properties located outside of the United States or its territories or possessions.

      We anticipate that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, may, depending on the facts and circumstances of their purchases, and in the case of purchasers that are dealers, will, be deemed to be underwriters within the meaning of the
Securities Act in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any related reoffer or sale.

      As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby.
Any unrated class may be initially retained by us, and may be sold by us at any time to one or more institutional investors.

      If and to the extent required by applicable law or regulation, this prospectus will be used by Bear, Stearns & Co. Inc., our affiliate, in connection with offers and sales related to market-making transactions in the offered certificates previously offered hereunder in transactions in which Bear,
Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the SEC a registration statement, including this prospectus and a form of the prospectus supplement, under the Securities Act of
1933, as amended, with respect to the offered certificates. This prospectus and the applicable prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to, but do not contain all of the information contained in the registration

                                       105

statement. For further information regarding the documents referred to in this prospectus and the applicable prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. Copies of the Registration Statement and other filed materials, including annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, may be read and copied at the Public Reference Section of the Securities and
Exchange Commission, 450 Fifth Street N.W., Washington, D.C. 20549. Information
regarding the operation of the Public Reference Section may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities
and Exchange Commission also maintains a site on the World Wide Web at
"http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The
Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange
Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

      If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D,
Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

                 INCORPORATION OF SOME INFORMATION BY REFERENCE

      The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement. Information that we file later with the SEC (other than annual reports on Form 10-K) will automatically update the information in this prospectus and the applicable prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: Bear Stearns
Commercial Mortgage Securities Inc., 383 Madison Avenue, New York, New York
10179, Attention: J. Christopher Hoeffel (212) 272-2000. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     REPORTS

      We have not authorized anybody to give you any information or to make any representation not contained in this prospectus and any related prospectus supplement and you should not rely on any related information or representation that is not contained in this document. This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates being offered pursuant to the related prospectus supplement. They also do not constitute an offer of the offered certificates to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus to you at any time does not imply that information contained in this document is correct as of any time subsequent to the date of this document; however, if any material change occurs while this prospectus is required by law to be delivered, we will amend or supplement this prospectus accordingly.

      The servicer or trustee for each series will be required to mail to holders of the certificates of each series periodic unaudited reports concerning the related trust fund. If holders of beneficial interests in a class of offered certificates are holding and transferring in book-entry form through the facilities of DTC, then unless otherwise provided in the related prospectus supplement, the reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through the participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We will file or cause to be filed with the
SEC the periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

                                       106

                              FINANCIAL INFORMATION

      A new trust fund will be formed with respect to each series of certificates. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                  LEGAL MATTERS

      The validity of the certificates of each series will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York, or other counsel identified in the prospectus supplement for that series.

                                     RATINGS

      It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by you of all collections on the underlying mortgage assets to which you are entitled. Ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                       107

                                    GLOSSARY

      Accrued Certificate Interest -- With respect to each class of certificates
(other than some classes of stripped interest certificates and some classes of residual certificates), the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally equal to the time period between distribution dates)
on the outstanding certificate balance of the class of certificates immediately prior to the distribution date. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be similarly calculated except that it will accrue on a notional amount that is either based on the principal balances of some or all of the mortgage assets in the related trust fund or equal to the certificate balances of one or more other classes of certificates of the same series.

      ARM Loans -- mortgage loans with adjustable mortgage rates.

      Available Distribution Amount -- Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of the series on the date.

      Debt Service Coverage Ratio -- Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income derived from the related mortgaged property for a twelve-month period to the annualized scheduled payments on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

      Disqualified Organization -- any of the following:

      o     the United States, any of its state or political subdivisions;

      o     any foreign government;

      o     any international organization;

      o     any agency or instrumentality of any of the foregoing, provided that the term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal
            Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any related governmental entity;

      o     any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Internal
            Revenue Code Section 1381(a)(2)(C); and

      o     any organization, other than a farmers' cooperative described in
            Internal Revenue Code Section 521, that is exempt from taxation under the Internal Revenue Code unless the organization is subject to the tax on unrelated business income imposed by Internal Revenue
            Code Section 511.

      Due Period -- Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date, called the determination date, or otherwise advanced by the related servicer or other specified person, be distributed to the holders of the certificates of the series on the next succeeding distribution date.

      ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

      Excess Funds -- Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any

                                       108

distribution date that represent interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates or prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest or principal.

      Internal Revenue Code -- The Internal Revenue Code of 1986, as amended.

      Loan-to-Value Ratio -- Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan and any other loans senior to it that are secured by the related mortgaged property to the Value of the related mortgaged property.

      MBS -- pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans.

      Net Operating Income -- Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a mortgaged property during the period, minus the total operating expenses incurred in respect of the mortgaged property during the period other than non-cash items such as depreciation and amortization, capital expenditures, and debt service on the related mortgage loan or on any other loans that are secured by the mortgaged property.

      Non-U.S. Person -- The term "Non-U.S. Person" means any person who is not a U.S. Person.

      Pass-Through Entity -- "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and some corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

      Plan -- Any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA, Section 4975 of the Internal Revenue Code or
applicable Similar Law.

      Service -- The Internal Revenue Service.

      Similar Law -- Any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

      SMMEA -- The Secondary Market Mortgage Enhancement Act of 1984, as
amended.

      U.S. Person -- The term "U.S. Person" means a citizen or resident of the
United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if:

      o     for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

      o     for all other taxable years, the trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, some trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

      Value -- The "Value" of a mortgaged property is generally its fair market value determined in an appraisal obtained by the originator at the origination of the loan.

                                       109

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is a Microsoft
Excel(1) file. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Mortgage Pool"
in, and on Appendix B and Appendix C to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement.
Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

________________________

(1) Microsoft Excel is a registered trademark of Microsoft Corporation